EXECUTION VERSION

HERTZ VEHICLE FINANCING II LP,

as Issuer,
THE HERTZ CORPORATION,
as Group I Administrator,
DEUTSCHE BANK AG, NEW YORK BRANCH,
as Administrative Agent,
CERTAIN COMMITTED NOTE PURCHASERS,
CERTAIN CONDUIT INVESTORS,
CERTAIN FUNDING AGENTS FOR THE INVESTOR GROUPS,
and

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.,
as Trustee and Securities Intermediary

_____________
SIXTH AMENDED AND RESTATED SERIES 2013-A SUPPLEMENT
dated as of February 21, 2020

to

AMENDED AND RESTATED GROUP I SUPPLEMENT
dated as of October 31, 2014

to

AMENDED AND RESTATED BASE INDENTURE
dated as of October 31, 2014

______________

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i

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EXHIBITS, SCHEDULES AND ANNEXES

Schedule I	List of Defined Terms

Schedule II	Class A Conduit Investors and Class A Committed Note Purchasers

Schedule III	Series 2013-A Interest Rate Cap Amortization Schedule

Schedule IV	Class B Conduit Investors and Class B Committed Note Purchasers

Schedule V	Class C Conduit Investors and Class C Committed Note Purchasers

Schedule VI	Class D Conduit Investors and Class D Committed Note Purchasers

Schedule VII	Class RR Committed Note Purchaser

Schedule VIII	Initial Advances Following the Sixth Restatement Effective Date

Exhibit A-1	Form of Series 2013-A Variable Funding Rental Car Asset Backed Note, Class A

Exhibit A-2	Form of Series 2013-A Variable Funding Rental Car Asset Backed Note, Class B

Exhibit A-3	Form of Series 2013-A Variable Funding Rental Car Asset Backed Note, Class C

Exhibit A-4	Form of Series 2013-A Variable Funding Rental Car Asset Backed Note, Class D

Exhibit A-5	Form of Series 2013-A Variable Funding Rental Car Asset Backed Note, Class RR

Exhibit B-1	Form of Demand Note

Exhibit B-2	Form of Demand Notice

Exhibit C	Form of Series 2013-A Letter of Credit Reduction Notice

Exhibit D	Form of Lease Payment Deficit Notice

Exhibit E-1	Form of Class A Purchaser’s Letter

Exhibit E-2	Form of Class B Purchaser’s Letter

Exhibit E-3	Form of Class C Purchaser’s Letter

Exhibit E-4	Form of Class D Purchaser’s Letter

Exhibit E-5	Form of Class RR Purchaser’s Letter

Exhibit F	[Reserved]

Exhibit G-1	Form of Class A Assignment and Assumption Agreement

Exhibit G-2	Form of Class B Assignment and Assumption Agreement

Exhibit G-3	Form of Class C Assignment and Assumption Agreement

Exhibit G-4	Form of Class D Assignment and Assumption Agreement

Exhibit G-5	Form of Class RR Assignment and Assumption Agreement

Exhibit H-1	Form of Class A Investor Group Supplement

Exhibit H-2	Form of Class B Investor Group Supplement

Exhibit H-3	Form of Class C Investor Group Supplement

Exhibit H-4	Form of Class D Investor Group Supplement

Exhibit I	Form of Series 2013-A Letter of Credit

Exhibit J-1	Form of Class A/B/C Advance Request

Exhibit J-2	Form of Class D Advance Request

Exhibit J-3	Form of Class RR Advance Request

Exhibit K-1	Form of Class A Addendum

(continued)

Exhibit K-2	Form of Class B Addendum

Exhibit K-3	Form of Class C Addendum

Exhibit K-4	Form of Class D Addendum

Exhibit L	Additional UCC Representations

Exhibit M-1	Form of Class A Investor Group Maximum Principal Increase Addendum

Exhibit M-2	Form of Class B Investor Group Maximum Principal Increase Addendum

Exhibit M-3	Form of Class C Investor Group Maximum Principal Increase Addendum

Exhibit M-4	Form of Class D Investor Group Maximum Principal Increase Addendum

Exhibit M-5	Form of Class RR Maximum Principal Increase Addendum

Exhibit N	Form of Required Invoice

Exhibit O	Address Information

Annex 1	Representations and Warranties

Annex 2	Covenants

Annex 3	Closing Conditions

Annex 4	Risk Retention Representations and Undertakings

v

SIXTH AMENDED AND RESTATED SERIES 2013-A SUPPLEMENT, dated as of February 21, 2020 (“Series 2013-A Supplement”), among HERTZ VEHICLE FINANCING II LP, a special purpose limited partnership established under the laws of Delaware (“HVF II”), THE HERTZ CORPORATION, a Delaware corporation (“Hertz” or, in its capacity as administrator with respect to the Group I Notes, the “Group I Administrator”), the several financial institutions that serve as committed note purchasers set forth on Schedule II hereto (each a “Class A Committed Note Purchaser”), the several commercial paper conduits listed on Schedule II hereto (each a “Class A Conduit Investor”), the financial institution set forth opposite the name of each Class A Conduit Investor, or if there is no Class A Conduit Investor with respect to any Class A Investor Group, the Class A Committed Note Purchaser with respect to such Class A Investor Group, on Schedule II hereto (with respect to such Class A Conduit Investor or Class A Committed Note Purchaser, the “Class A Funding Agent”), the several financial institutions that serve as committed note purchasers set forth on Schedule IV hereto (each a “Class B Committed Note Purchaser”), the several commercial paper conduits listed on Schedule IV hereto (each a “Class B Conduit Investor”), the financial institution set forth opposite the name of each Class B Conduit Investor, or if there is no Class B Conduit Investor with respect to any Class B Investor Group, the Class B Committed Note Purchaser with respect to such Class B Investor Group, on Schedule IV hereto (with respect to such Class B Conduit Investor or Class B Committed Note Purchaser, the “Class B Funding Agent”), the several financial institutions that serve as committed note purchasers set forth on Schedule V hereto (each a “Class C Committed Note Purchaser”), the several commercial paper conduits listed on Schedule V hereto (each a “Class C Conduit Investor”), the financial institution set forth opposite the name of each Class C Conduit Investor, or if there is no Class C Conduit Investor with respect to any Class C Investor Group, the Class C Committed Note Purchaser with respect to such Class C Investor Group, on Schedule V hereto (with respect to such Class C Conduit Investor or Class C Committed Note Purchaser, the “Class C Funding Agent”), the one or more financial institutions that serve as committed note purchasers set forth on Schedule VI hereto (each a “Class D Committed Note Purchaser”), the one or more commercial paper conduits listed on Schedule VI hereto (each a “Class D Conduit Investor”, and together with the Class A Conduit Investors, the Class B Conduit Investors and the Class C Conduit Investors, the “Conduit Investors”), the financial institution set forth opposite the name of each Class D Conduit Investor, or if there is no Class D Conduit Investor with respect to any Class D Investor Group, the Class D Committed Note Purchaser with respect to such Class D Investor Group, on Schedule VI hereto (with respect to such Class D Conduit Investor or Class D Committed Note Purchaser, the “Class D Funding Agent”, and together with the Class A Funding Agents, the Class B Funding Agents and the Class C Funding Agents, the “Funding Agents”), Hertz, as the Class RR committed note purchaser (the “Class RR Committed Note Purchaser” and together with the Class A Committed Note Purchasers, the Class B Committed Note Purchasers, the Class C Committed Note Purchasers and the Class D Committed Note Purchasers, the “Committed Note Purchasers”), Deutsche Bank AG, New York Branch, in its capacity as administrative agent for the Conduit Investors, the Committed Note Purchasers, and the Funding Agents (the “Administrative Agent”), and THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., a national banking association, as trustee (together with its successors in trust thereunder as provided in the Base Indenture referred to below, the “Trustee”), and as securities intermediary (in such capacity, the “Securities Intermediary”), to the Amended and Restated Group I

Supplement, dated as of October 31, 2014 (as amended by Amendment No. 1 thereto, dated as of June 17, 2015, and as further amended, modified or supplemented from time to time, exclusive of Series Supplements, the “Group I Supplement”), to the Amended and Restated Base Indenture, dated as of October 31, 2014 (as amended, modified or supplemented from time to time, exclusive of Group Supplements and Series Supplements, the “Base Indenture”), each between HVF II and the Trustee.
PRELIMINARY STATEMENT
WHEREAS, Sections 2.2 and 10.1 of the Group I Supplement provide, among other things, that HVF II and the Trustee may at any time and from time to time enter into a supplement to the Group I Supplement for the purpose of authorizing the issuance of one or more Series of Group I Notes;
WHEREAS, HVF II, Hertz, certain of the Class A Committed Note Purchasers, certain of the Class B Committed Note Purchasers, certain of the Class C Committed Note Purchasers, the Class D Committed Note Purchasers, the Class RR Committed Note Purchaser, certain of the Conduit Investors, certain of the Funding Agents, the Administrative Agent, the Trustee and the Securities Intermediary entered into the Fourth Amended and Restated Series 2013-A Supplement, dated as of November 2, 2017 (the “Fourth Series 2013-A Supplement”), and the Fifth Amended and Restated Series 2013-A Supplement, dated as of February 22, 2019 (the "Fifth Series 2013-A Supplement"), pursuant to which HVF II issued the Series 2013-A Notes in favor of such Conduit Investors, or if there was no Conduit Investor with respect to any Investor Group, the Committed Note Purchaser with respect to such Investor Group, and obtained the agreement of such Conduit Investors or such Committed Note Purchasers, as applicable, to make Class A Advances, Class B Advances, Class C Advances, Class D Advances and Class RR Advances, as applicable, from time to time for the purchase of Class A Principal Amounts, Class B Principal Amounts, Class C Principal Amounts, Class D Principal Amounts or Class RR Principal Amounts, as applicable, all of which Class A Advances, Class B Advances, Class C Advances, Class D Advances or Class RR Advances, as applicable, are evidenced by the Series 2013-A Notes purchased in connection therewith and constitute purchases of Class A Principal Amounts, Class B Principal Amounts, Class C Principal Amounts, Class D Principal Amounts or Class RR Principal Amounts, as applicable, corresponding to the amount of such Class A Advances, Class B Advances, Class C Advances, Class D Advances or Class RR Advances, as applicable;
WHEREAS, the Fifth Series 2013-A Supplement permits HVF II to make amendments to the Fifth Series 2013-A Supplement subject to certain conditions set forth therein;
WHEREAS, HVF II, Hertz, the Committed Note Purchasers, the Conduit Investors, the Funding Agents, the Administrative Agent, the Trustee and the Securities Intermediary, in each case party to the Fifth Series 2013-A Supplement, in accordance with the Fifth Series 2013-A Supplement, desire to amend and restate the Fifth Series 2013-A Supplement as set forth herein to, among other things, (i) amend the definition of “Non-Extending Noteholder” and (ii) amend the definition of “Series 2013-A Commitment Termination Date”;

WHEREAS, subject to the terms and conditions of this Series 2013-A Supplement, each Class A Conduit Investor may make Class A Advances from time to time and each Class A Committed Note Purchaser is willing to commit to make Class A Advances from time to time, to fund purchases of Class A Principal Amounts in an aggregate outstanding amount up to the Class A Maximum Investor Group Principal Amount for the related Class A Investor Group during the Series 2013-A Revolving Period;
WHEREAS, subject to the terms and conditions of this Series 2013-A Supplement, each Class B Conduit Investor may make Class B Advances from time to time and each Class B Committed Note Purchaser is willing to commit to make Class B Advances from time to time, to fund purchases of Class B Principal Amounts in an aggregate outstanding amount up to the Class B Maximum Investor Group Principal Amount for the related Class B Investor Group during the Series 2013-A Revolving Period;
WHEREAS, subject to the terms and conditions of this Series 2013-A Supplement, each Class C Conduit Investor may make Class C Advances from time to time and each Class C Committed Note Purchaser is willing to commit to make Class C Advances from time to time, to fund purchases of Class C Principal Amounts in an aggregate outstanding amount up to the Class C Maximum Investor Group Principal Amount for the related Class C Investor Group during the Series 2013-A Revolving Period;
WHEREAS, subject to the terms and conditions of this Series 2013-A Supplement, each Class D Conduit Investor may make Class D Advances from time to time and each Class D Committed Note Purchaser is willing to commit to make Class D Advances from time to time, to fund purchases of Class D Principal Amounts in an aggregate outstanding amount up to the Class D Maximum Investor Group Principal Amount for the related Class D Investor Group during the Series 2013-A Revolving Period;
WHEREAS, subject to the terms and conditions of this Series 2013-A Supplement, the Class RR Committed Note Purchaser is willing to commit to make Class RR Advances from time to time, to fund purchases of Class RR Principal Amounts in an aggregate outstanding amount up to the Class RR Maximum Principal Amount during the Series 2013-A Revolving Period;
WHEREAS, HVF II previously requested an extension of the Series 2013-A Commitment Termination Date (as defined in the Fifth Series 2013-A Supplement) and the Non-Extending Noteholder exercised its right to refuse such request, at which time the Non-Extending Noteholder became a Non-Extending Purchaser;
WHEREAS, Hertz, in its capacity as Group I Administrator, has joined in this Series 2013-A Supplement to confirm certain representations, warranties and covenants made by it in such capacity for the benefit of each Conduit Investor and each Committed Note Purchaser;
NOW, THEREFORE, in consideration of the mutual agreements herein contained, and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

DESIGNATION
There was created a Series of Group I Notes issued pursuant to the Initial Group I Indenture, and such Series of Group I Notes was designated as Series 2013-A Variable Funding Rental Car Asset Backed Notes. On and after the Fourth Restatement Effective Date, five classes of Series 2013-A Variable Funding Rental Car Asset Backed Notes were issued, one of which was referred to and shall continue to be referred to herein as the “Class A Notes”, one of which was referred to and shall continue to be referred to herein as the “Class B Notes”, one of which was referred to and shall continue to be referred to herein as the “Class C Notes”, one of which was referred to and shall continue to be referred to herein as the “Class D Notes” and one of which was referred to and shall continue to be referred to herein as the “Class RR Notes”. The Class A Notes, the Class B Notes, the Class C Notes and the Class D Notes, together with the Class RR Notes, are referred to herein as the “Series 2013-A Notes”.
ARTICLE I
DEFINITIONS AND CONSTRUCTION
Section 1.1.    Defined Terms and References. Capitalized terms used herein shall have the meanings assigned to such terms in Schedule I hereto, and if not defined therein, shall have the meanings assigned thereto in the Group I Supplement. All Article, Section or Subsection references herein (including, for the avoidance of doubt, in Schedule I hereto) shall refer to Articles, Sections or Subsections of this Series 2013-A Supplement, except as otherwise provided herein. Unless otherwise stated herein, as the context otherwise requires or if such term is otherwise defined in the Group I Supplement, each capitalized term used or defined herein shall relate only to the Series 2013-A Notes and not to any other Series of Notes issued by HVF II.
Section 1.2.    Rules of Construction. In this Series 2013-A Supplement, including the preamble, recitals, attachments, schedules, annexes, exhibits and joinders hereto unless the context otherwise requires:
(a)    the singular includes the plural and vice versa;
(b)    references to an agreement or document shall include the preamble, recitals, all attachments, schedules, annexes, exhibits and joinders to such agreement or document, and are to such agreement or document (including all such attachments, schedules, annexes, exhibits and joinders to such agreement or document) as amended, supplemented, restated and otherwise modified from time to time and to any successor or replacement agreement or document, as applicable (unless otherwise stated);
(c)    reference to any Person includes such Person’s successors and assigns but, if applicable, only if such successors and assigns are not prohibited by this Series 2013-A Supplement, and reference to any Person in a particular capacity only refers to such Person in such capacity;

(d)    reference to any gender includes the other gender;
(e)    reference to any Requirement of Law means such Requirement of Law as amended, modified, codified or reenacted, in whole or in part, and in effect from time to time;
(f)    “including” (and with correlative meaning “include”) means including without limiting the generality of any description preceding such term;
(g)    with respect to the determination of any period of time, “from” means “from and including” and “to” means “to but excluding”;
(h)    references to sections of the Code also refer to any successor sections; and
(i)    the language used in this Series 2013-A Supplement will be deemed to be the language chosen by the parties hereto to express their mutual intent, and no rule of strict construction will be applied against any party.
Section 1.3.    Acknowledgement and Consent to Bail-In of Affected Financial Institutions. Notwithstanding anything to the contrary in any Series 2013-A Related Document, each party hereto acknowledges that any liability of any Funding Agent, Conduit Investor or Committed Note Purchaser that is an Affected Financial Institution arising under any Series 2013-A Related Document, to the extent such liability is unsecured (all such liabilities, other than any Excluded Liability, the “Covered Liabilities”), may be subject to the Write-Down and Conversion Powers and agrees and consents to, and acknowledges and agrees to be bound by:
(a)    the application of any Write-Down and Conversion Powers to any such Covered Liability arising hereunder which may be payable to it by any Funding Agent, Conduit Investor or Committed Note Purchaser that is an Affected Financial Institution; and
(b)    the effects of any Bail-In Action on any such Covered Liability, including, if applicable:
(i)    a reduction in full or in part or cancellation of any such Covered Liability;
(ii)    a conversion of all, or a portion of, such Covered Liability into shares or other instruments of ownership in such Affected Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such Covered Liability under this Agreement or any other Series 2013-A Related Document; or
(iii)    the variation of the terms of such Covered Liability in connection with the exercise of the Write-Down and Conversion Powers.
Notwithstanding anything to the contrary herein, nothing contained in this Section 1.3 shall modify or otherwise alter the rights or obligations with respect to any liability that is not a Covered Liability.

Upon the application of any Write-Down and Conversion Powers to any Covered Liability, HVF II shall provide a written notice to the Series 2013-A Noteholders as soon as practicable regarding such Write-Down and Conversion Powers to any Covered Liability. HVF II shall also deliver a copy of such notice to the Trustee for information purposes.
The parties hereto waive, to the extent permitted by law, any and all claims against the Trustee for, and agree not to initiate a suit against the Trustee in respect of, and agree that the Trustee shall not be liable for, any action that the Trustee takes, or abstains from taking, in either case at the direction of HVF II or any other party as permitted by the Indenture in connection with the application of any Write-Down and Conversion Powers to any Covered Liability.

ARTICLE II
INITIAL ISSUANCE; INCREASES AND DECREASES
OF PRINCIPAL AMOUNT OF SERIES 2013-A NOTES
Section 2.1.    Initial Purchase; Additional Series 2013-A Notes.
(a)    Initial Purchase. On the terms and conditions set forth in the Fourth Series 2013-A Supplement and Fifth Series 2013-A Supplement as applicable, HVF II issued, and caused the Trustee to authenticate, the initial Class A Notes, the initial Class B Notes, the initial Class C Notes, the initial Class D Notes, and the initial Class RR Note on and after the Fourth Restatement Effective Date.
(b)    Additional Investor Groups.
(i)    Additional Class A Investor Groups. Subject only to compliance with this Section 2.1(b)(i), Section 2.1(d)(i) and Section 2.1(e)(i), on any Business Day during the Series 2013-A Revolving Period, HVF II from time to time may increase the Class A Maximum Principal Amount by entering into a Class A Addendum with each member of a Class A Additional Investor Group and the Class A Funding Agent with respect to such Class A Additional Investor Group, and upon execution of any such Class A Addendum, such related Class A Funding Agent, the Class A Conduit Investors, if any, and the Class A Committed Note Purchasers in such Class A Additional Investor Group shall become parties to this Series 2013-A Supplement from and after the date of such execution; provided that, contemporaneously with any such increase, HVF II shall enter into a Class B Addendum and a Class C Addendum with each member of the Class A Additional Investor Group and the Class A Funding Agent with respect to such Class A Additional Investor Group providing for the addition of each member of the Class A Additional Investor Group and the Class A Funding Agent with respect to such Class A Additional Investor Group as (x) a member of the Class B Additional Investor Group and the Class B Funding Agent with respect to such Class B Additional Investor Group pursuant to such Class B Addendum and (y) a member of the Class C Additional Investor Group and the Class C Funding Agent with respect to such Class C Additional Investor Group pursuant to such Class C Addendum, which Class B Addendum and Class C Addendum will effect a pro rata increase in the Class B Maximum Principal Amount pursuant to Section 2.1(b)(ii) and the Class C Maximum Principal Amount pursuant to Section 2.1(b)(iii), respectively. HVF II shall provide at least one (1) Business Day’s prior written notice to each Class A Funding Agent party hereto as of the date of such notice, the Administrative Agent and each Rating Agency, of any such addition, setting forth (i) the names of the Class A Conduit Investors, if any, and the Class A Committed Note Purchasers that are members of such Class A Additional Investor Group and the Class A Funding Agent with respect to such Class A Additional Investor Group, (ii) the Class A Maximum Investor Group Principal Amount and the Class A Additional Investor Group Initial Principal Amount, in each case with respect to such Class A Additional Investor Group, (iii) the Class A Maximum Principal Amount and each Class A Committed Note Purchaser’s Class A Committed Note Purchaser Percentage in each case after giving effect to such addition and (iv) the desired effective date of such addition. On the effective date of each such addition, the Administrative Agent shall revise Schedule II hereto in accordance with the information provided in the notice described above relating to such addition.
(ii)    Additional Class B Investor Groups. Subject only to compliance with this Section 2.1(b)(ii), Section 2.1(d)(ii) and Section 2.1(e)(ii), on any Business Day during the Series 2013-A Revolving Period, HVF II from time to time may increase the Class B Maximum Principal Amount by entering into a Class B Addendum with each member of a Class B Additional Investor Group and the Class B Funding Agent with respect to such Class B Additional Investor Group, and upon execution of any such Class B Addendum, such related Class B Funding Agent, the Class B Conduit Investors, if any, and the Class B Committed Note Purchasers in such Class B Additional Investor Group shall become parties to this Series 2013-A Supplement from and after the date of such execution; provided that, contemporaneously with any such increase, HVF II shall enter into a Class A Addendum and a Class C Addendum with each member of the Class B Additional Investor Group and the Class B Funding Agent with respect to such Class B Additional Investor Group providing for the addition of each member of the Class B Additional Investor Group and the Class B Funding Agent with respect to such Class B Additional Investor Group as (x) a member of the Class A Additional Investor Group and the Class A Funding Agent with respect to such Class A Additional Investor Group pursuant to such Class A Addendum and (y) a member of the Class C Additional Investor Group and the Class C Funding Agent with respect to such Class C Additional Investor Group pursuant to such Class C Addendum, which Class A Addendum and Class C Addendum will effect a pro rata increase in the Class A Maximum Principal Amount pursuant to Section 2.1(b)(i) and the Class C Maximum Principal Amount pursuant to Section 2.1(b)(iii), respectively. HVF II shall provide at least one (1) Business Day’s prior written notice to each Class B Funding Agent party hereto as of the date of such notice, the Administrative Agent and each Rating Agency, of any such addition, setting forth (i) the names of the Class B Conduit Investors, if any, and the Class B Committed Note Purchasers that are members of such Class B Additional Investor Group and the Class B Funding Agent with respect to such Class B Additional Investor Group, (ii) the Class B Maximum Investor Group Principal Amount and the Class B Additional Investor Group Initial Principal Amount, in each case with respect to such Class B Additional Investor Group, (iii) the Class B Maximum Principal Amount and each Class B Committed Note Purchaser’s Class B Committed Note Purchaser Percentage in each case after giving effect to such addition and (iv) the desired effective date of such addition. On the effective date of each such addition, the Administrative Agent shall revise Schedule IV hereto in accordance with the information provided in the notice described above relating to such addition.
(iii)    Additional Class C Investor Groups. Subject only to compliance with this Section 2.1(b)(iii), Section 2.1(d)(iii) and Section 2.1(e)(iii), on any Business Day during the Series 2013-A Revolving Period, HVF II from time to time may increase the Class C Maximum Principal Amount by entering into a Class C Addendum with each member of a Class C Additional Investor Group and the Class C Funding Agent with respect to such Class C Additional Investor Group, and upon execution of any such Class C Addendum, such related Class C Funding Agent, the Class C Conduit Investors, if any, and the Class C Committed Note Purchasers in such Class C Additional Investor Group shall become parties to this Series 2013-A Supplement from and after the date of such execution; provided that, contemporaneously with any such increase, HVF II shall enter into a Class A Addendum and a Class B Addendum with each member of the Class C Additional Investor Group and the Class C Funding Agent with respect to such Class C Additional Investor Group providing for the addition of each member of the Class C Additional Investor Group and the Class C Funding Agent with respect to such Class C Additional Investor Group as (x) a member of the Class A Additional Investor Group and the Class A Funding Agent with respect to such Class A Additional Investor Group pursuant to such Class A Addendum and (y) a member of the Class B Additional Investor Group and the Class B Funding Agent with respect to such Class B Additional Investor Group pursuant to such Class B Addendum, which Class A Addendum and Class B Addendum will effect a pro rata increase in the Class A Maximum Principal Amount pursuant to Section 2.1(b)(i) and the Class B Maximum Principal Amount pursuant to Section 2.1(b)(ii), respectively. HVF II shall provide at least one (1) Business Day’s prior written notice to each Class C Funding Agent party hereto as of the date of such notice, the Administrative Agent and each Rating Agency, of any such addition, setting forth (i) the names of the Class C Conduit Investors, if any, and the Class C Committed Note Purchasers that are members of such Class C Additional Investor Group and the Class C Funding Agent with respect to such Class C Additional Investor Group, (ii) the Class C Maximum Investor Group Principal Amount and the Class C Additional Investor Group Initial Principal Amount, in

each case with respect to such Class C Additional Investor Group, (iii) the Class C Maximum Principal Amount and each Class C Committed Note Purchaser’s Class C Committed Note Purchaser Percentage in each case after giving effect to such addition and (iv) the desired effective date of such addition. On the effective date of each such addition, the Administrative Agent shall revise Schedule V hereto in accordance with the information provided in the notice described above relating to such addition.
(iv)    Additional Class D Investor Groups. Subject only to compliance with this Section 2.1(b)(iv), Section 2.1(d)(iv) and Section 2.1(e)(iv), on any Business Day during the Series 2013-A Revolving Period, HVF II from time to time may increase the Class D Maximum Principal Amount by entering into a Class D Addendum with each member of a Class D Additional Investor Group and the Class D Funding Agent with respect to such Class D Additional Investor Group, and upon execution of any such Class D Addendum, such related Class D Funding Agent, the Class D Conduit Investors, if any, and the Class D Committed Note Purchasers in such Class D Additional Investor Group shall become parties to this Series 2013-A Supplement from and after the date of such execution. HVF II shall provide at least one (1) Business Day’s prior written notice to each Class D Funding Agent party hereto as of the date of such notice, the Administrative Agent and each Rating Agency, of any such addition, setting forth (i) the names of the Class D Conduit Investors, if any, and the Class D Committed Note Purchasers that are members of such Class D Additional Investor Group and the Class D Funding Agent with respect to such Class D Additional Investor Group, (ii) the Class D Maximum Investor Group Principal Amount and the Class D Additional Investor Group Initial Principal Amount, in each case with respect to such Class D Additional Investor Group, (iii) the Class D Maximum Principal Amount and each Class D Committed Note Purchaser’s Class D Committed Note Purchaser Percentage in each case after giving effect to such addition and (iv) the desired effective date of such addition. On the effective date of each such addition, the Administrative Agent shall revise Schedule VI hereto in accordance with the information provided in the notice described above relating to such addition.
(c)    Investor Group Maximum Principal Increase.
(i)    Class A Investor Group Maximum Principal Increase. Subject only to compliance with this Section 2.1(c)(i), Section 2.1(d)(i) and Section 2.1(e)(i), on any Business Day during the Series 2013-A Revolving Period, HVF II and any Class A Investor Group and its related Class A Funding Agent, Class A Conduit Investors, if any, and Class A Committed Note Purchasers may increase such Class A Investor Group’s Class A Maximum Investor Group Principal Amount and effect a corresponding increase to the Class A Maximum Principal Amount (any such increase, a “Class A Investor Group Maximum Principal Increase”) by entering into a Class A Investor Group Maximum Principal Increase Addendum;

provided that, contemporaneously with any such increase HVF II effects on a pro rata basis a Class B Investor Group Maximum Principal Increase pursuant to Section 2.1(c)(ii) and a Class C Investor Group Maximum Principal Increase pursuant to Section 2.1(c)(iii), in each case for such Class A Investor Group in its respective capacity as a Class B Investor Group or Class C Investor Group. HVF II shall provide at least one (1) Business Day’s prior written notice to each Class A Funding Agent party hereto as of the date of such notice and the Administrative Agent of any such increase, setting forth (i) the names of the Class A Funding Agent, the Class A Conduit Investors, if any, and the Class A Committed Note Purchasers that are members of such Class A Investor Group, (ii) the Class A Maximum Investor Group Principal Amount with respect to such Class A Investor Group, the Class A Maximum Principal Amount, and each Class A Committed Note Purchaser’s Class A Committed Note Purchaser Percentage, in each case after giving effect to such Class A Investor Group Maximum Principal Increase, (iii) the Class A Investor Group Maximum Principal Increase Amount in connection with such Class A Investor Group Maximum Principal Increase, if any, and (iv) the desired effective date of such Class A Investor Group Maximum Principal Increase. On the effective date of each Class A Investor Group Maximum Principal Increase, the Administrative Agent shall revise Schedule II hereto in accordance with the information provided in the notice described above relating to such Class A Investor Group Maximum Principal Increase, which revision, for the avoidance of doubt, shall not require the consent of the Trustee or any Series 2013-A Noteholder.
(ii)    Class B Investor Group Maximum Principal Increase. Subject only to compliance with this Section 2.1(c)(ii), Section 2.1(d)(ii) and Section 2.1(e)(ii), on any Business Day during the Series 2013-A Revolving Period, HVF II and any Class B Investor Group and its related Class B Funding Agent, Class B Conduit Investors, if any, and Class B Committed Note Purchasers may increase such Class B Investor Group’s Class B Maximum Investor Group Principal Amount and effect a corresponding increase to the Class B Maximum Principal Amount (any such increase, a “Class B Investor Group Maximum Principal Increase”) by entering into a Class B Investor Group Maximum Principal Increase Addendum; provided that, contemporaneously with any such increase HVF II effects on a pro rata basis a Class A Investor Group Maximum Principal Increase pursuant to Section 2.1(c)(i) and a Class C Investor Group Maximum Principal Increase pursuant to Section 2.1(c)(iii), in each case for such Class B Investor Group in its respective capacity as a Class A Investor Group or Class C Investor Group. HVF II shall provide at least one (1) Business Day’s prior written notice to each Class B Funding Agent party hereto as of the date of such notice and the Administrative Agent of any such increase, setting forth (i) the names of the Class B Funding Agent, the Class B Conduit Investors, if any, and the Class B Committed Note Purchasers that are members of such Class B Investor Group, (ii) the Class B Maximum Investor Group Principal Amount with respect to such Class B Investor Group, the Class B Maximum Principal Amount, and each Class

B Committed Note Purchaser’s Class B Committed Note Purchaser Percentage, in each case after giving effect to such Class B Investor Group Maximum Principal Increase, (iii) the Class B Investor Group Maximum Principal Increase Amount in connection with such Class B Investor Group Maximum Principal Increase, if any, and (iv) the desired effective date of such Class B Investor Group Maximum Principal Increase. On the effective date of each Class B Investor Group Maximum Principal Increase, the Administrative Agent shall revise Schedule IV hereto in accordance with the information provided in the notice described above relating to such Class B Investor Group Maximum Principal Increase, which revision, for the avoidance of doubt, shall not require the consent of the Trustee or any Series 2013-A Noteholder.
(iii)    Class C Investor Group Maximum Principal Increase. Subject only to compliance with this Section 2.1(c)(iii), Section 2.1(d)(iii) and Section 2.1(e)(iii), on any Business Day during the Series 2013-A Revolving Period, HVF II and any Class C Investor Group and its related Class C Funding Agent, Class C Conduit Investors, if any, and Class C Committed Note Purchasers may increase such Class C Investor Group’s Class C Maximum Investor Group Principal Amount and effect a corresponding increase to the Class C Maximum Principal Amount (any such increase, a “Class C Investor Group Maximum Principal Increase”) by entering into a Class C Investor Group Maximum Principal Increase Addendum; provided that, contemporaneously with any such increase HVF II effects on a pro rata basis a Class A Investor Group Maximum Principal Increase pursuant to Section 2.1(c)(i) and a Class B Investor Group Maximum Principal Increase pursuant to Section 2.1(c)(ii), in each case for such Class C Investor Group in its respective capacity as a Class A Investor Group or Class B Investor Group. HVF II shall provide at least one (1) Business Day’s prior written notice to each Class C Funding Agent party hereto as of the date of such notice and the Administrative Agent of any such increase, setting forth (i) the names of the Class C Funding Agent, the Class C Conduit Investors, if any, and the Class C Committed Note Purchasers that are members of such Class C Investor Group, (ii) the Class C Maximum Investor Group Principal Amount with respect to such Class C Investor Group, the Class C Maximum Principal Amount, and each Class C Committed Note Purchaser’s Class C Committed Note Purchaser Percentage, in each case after giving effect to such Class C Investor Group Maximum Principal Increase, (iii) the Class C Investor Group Maximum Principal Increase Amount in connection with such Class C Investor Group Maximum Principal Increase, if any, and (iv) the desired effective date of such Class C Investor Group Maximum Principal Increase. On the effective date of each Class C Investor Group Maximum Principal Increase, the Administrative Agent shall revise Schedule V hereto in accordance with the information provided in the notice described above relating to such Class C Investor Group Maximum Principal Increase, which revision, for the avoidance of doubt, shall not require the consent of the Trustee or any Series 2013-A Noteholder.

(iv)    Class D Investor Group Maximum Principal Increase. Subject only to compliance with this Section 2.1(c)(iv), Section 2.1(d)(iv), and Section 2.1(e)(iv), on any Business Day during the Series 2013-A Revolving Period, HVF II and any Class D Investor Group and its related Class D Funding Agent, Class D Conduit Investors, if any, and Class D Committed Note Purchasers may increase such Class D Investor Group’s Class D Maximum Investor Group Principal Amount and effect a corresponding increase to the Class D Maximum Principal Amount (any such increase, a “Class D Investor Group Maximum Principal Increase”) by entering into a Class D Investor Group Maximum Principal Increase Addendum. HVF II shall provide at least one (1) Business Day’s prior written notice to each Class D Funding Agent party hereto as of the date of such notice and the Administrative Agent of any such increase, setting forth (i) the names of the Class D Funding Agent, the Class D Conduit Investors, if any, and the Class D Committed Note Purchasers that are members of such Class D Investor Group, (ii) the Class D Maximum Investor Group Principal Amount with respect to such Class D Investor Group, the Class D Maximum Principal Amount, and each Class D Committed Note Purchaser’s Class D Committed Note Purchaser Percentage, in each case after giving effect to such Class D Investor Group Maximum Principal Increase, (iii) the Class D Investor Group Maximum Principal Increase Amount in connection with such Class D Investor Group Maximum Principal Increase, if any, and (iv) the desired effective date of such Class D Investor Group Maximum Principal Increase. On the effective date of each Class D Investor Group Maximum Principal Increase, the Administrative Agent shall revise Schedule VI hereto in accordance with the information provided in the notice described above relating to such Class D Investor Group Maximum Principal Increase, which revision, for the avoidance of doubt, shall not require the consent of the Trustee or any Series 2013-A Noteholder.
(v)    Class RR Maximum Principal Increase. Subject only to compliance with this Section 2.1(c)(v), Section 2.1(d)(v) and Section 2.1(e)(v), on any Business Day during the Series 2013-A Revolving Period, HVF II and the Class RR Committed Note Purchaser may increase the Class RR Maximum Principal Amount (any such increase, a “Class RR Maximum Principal Increase”) by entering into a Class RR Maximum Principal Increase Addendum. HVF II shall provide at least one (1) Business Day’s prior written notice to the Class RR Committed Note Purchaser and the Administrative Agent of any such increase, setting forth (i) the Class RR Maximum Principal Amount after giving effect to such Class RR Maximum Principal Increase, (ii) the Class RR Maximum Principal Increase Amount in connection with such Class RR Maximum Principal Increase and (iii) the desired effective date of such Class RR Maximum Principal Increase. On the effective date of each Class RR Maximum Principal Increase, the Administrative Agent shall revise Schedule VII hereto in accordance with the information provided in the notice described above relating to such Class RR Maximum Principal Increase, which revision, for the avoidance of doubt, shall not require the consent of the Trustee or any Series 2013-A Noteholder.

(d)    Conditions to Issuance of Additional Series 2013-A Notes.
(i)    In connection with the addition of a Class A Additional Investor Group or a Class A Investor Group Maximum Principal Increase, additional Class A Notes (“Class A Additional Series 2013-A Notes”) may be issued subsequent to the Sixth Restatement Effective Date subject to the satisfaction of each of the following conditions:
A.    the amount of such issuance of Class A Additional Series 2013-A Notes, if applicable, shall be equal to or greater than $2,500,000 and integral multiples of $100,000 in excess thereof;
B.    no Amortization Event or Potential Amortization Event, in each case with respect to the Series 2013-A Notes has occurred and is continuing and such issuance and the application of any proceeds thereof, will not cause an Amortization Event or Potential Amortization Event, in each case with respect to the Series 2013-A Notes;
C.    all representations and warranties set forth in Article V of the Base Indenture, Article VII of the Group I Supplement and Article VI of this Series 2013-A Supplement shall be true and correct with the same effect as if made on and as of such date (except to the extent such representations expressly relate to an earlier date); and
D.    each Rating Agency shall have received prior written notice of such issuance of Class A Additional Series 2013-A Notes, if applicable.
(ii)    In connection with the addition of a Class B Additional Investor Group or a Class B Investor Group Maximum Principal Increase, additional Class B Notes (“Class B Additional Series 2013-A Notes”) may be issued subsequent to the Sixth Restatement Effective Date subject to the satisfaction of each of the following conditions:
A.    the amount of such issuance of Class B Additional Series 2013-A Notes, if applicable, shall be equal to or greater than $2,500,000 and integral multiples of $100,000 in excess thereof;
B.    no Amortization Event or Potential Amortization Event, in each case with respect to the Series 2013-A Notes has occurred and is continuing and such issuance and the application of any proceeds thereof, will not cause an Amortization Event or Potential Amortization Event, in each case with respect to the Series 2013-A Notes;
C.    all representations and warranties set forth in Article V of the Base Indenture, Article VII of the Group I Supplement and Article VI of this Series 2013-A Supplement shall be true and correct with the same effect as if made on and as of such date (except to the extent such representations expressly relate to an earlier date); and
D.    each Rating Agency shall have received prior written notice of such issuance of Class B Additional Series 2013-A Notes, if applicable.
(iii)    In connection with the addition of a Class C Additional Investor Group or a Class C Investor Group Maximum Principal Increase, additional Class C Notes (“Class C Additional Series 2013-A Notes”) may be issued subsequent to the Sixth Restatement Effective Date subject to the satisfaction of each of the following conditions:
A.    the amount of such issuance of Class C Additional Series 2013-A Notes, if applicable, shall be equal to or greater than $2,500,000 and integral multiples of $100,000 in excess thereof;
B.    no Amortization Event or Potential Amortization Event, in each case with respect to the Series 2013-A Notes has occurred and is continuing and such issuance and the application of any proceeds thereof, will not cause an Amortization Event or Potential Amortization Event, in each case with respect to the Series 2013-A Notes;
C.    all representations and warranties set forth in Article V of the Base Indenture, Article VII of the Group I Supplement and Article VI of this Series 2013-A Supplement shall be true and correct with the same effect as if made on and as of such date (except to the extent such representations expressly relate to an earlier date); and
D.    each Rating Agency shall have received prior written notice of such issuance of Class C Additional Series 2013-A Notes, if applicable.
(iv)    In connection with the addition of a Class D Additional Investor Group or a Class D Investor Group Maximum Principal Increase, additional Class D Notes (“Class D Additional Series 2013-A Notes”) may be issued subsequent to the Sixth Restatement Effective Date subject to the satisfaction of each of the following conditions:
A.    the amount of such issuance of Class D Additional Series 2013-A Notes, if applicable, shall be equal to or greater than $2,500,000 and integral multiples of $100,000 in excess thereof;
B.    no Amortization Event or Potential Amortization Event, in each case with respect to the Series 2013-A Notes has occurred and is continuing and such issuance and the application of any proceeds thereof, will not cause an Amortization Event or Potential Amortization Event, in each case with respect to the Series 2013-A Notes;

C.    all representations and warranties set forth in Article V of the Base Indenture, Article VII of the Group I Supplement and Article VI of this Series 2013-A Supplement shall be true and correct with the same effect as if made on and as of such date (except to the extent such representations expressly relate to an earlier date); and
D.    each Rating Agency shall have received prior written notice of such issuance of Class D Additional Series 2013-A Notes, if applicable.
(v)    In connection with a Class RR Maximum Principal Increase, additional Class RR Notes (“Class RR Additional Series 2013-A Notes”) may be issued subsequent to the Sixth Restatement Effective Date subject to the satisfaction of each of the following conditions:
A.    the amount of such issuance of Class RR Additional Series 2013-A Notes, if applicable, shall be equal to or greater than $100,000 and integral multiples of $100,000 in excess thereof;
B.    no Amortization Event or Potential Amortization Event, in each case with respect to the Series 2013-A Notes has occurred and is continuing and such issuance and the application of any proceeds thereof, will not cause an Amortization Event or Potential Amortization Event, in each case with respect to the Series 2013-A Notes; and
C.    all representations and warranties set forth in Article V of the Base Indenture, Article VII of the Group I Supplement and Article VI of this Series 2013-A Supplement shall be true and correct with the same effect as if made on and as of such date (except to the extent such representations expressly relate to an earlier date).
(e)    Additional Series 2013-A Notes Face and Principal Amount.
(i)    Class A Additional Series 2013-A Notes Face and Principal Amount. Class A Additional Series 2013-A Notes shall bear a face amount equal to up to the Class A Maximum Investor Group Principal Amount with respect to the Class A Additional Investor Group or, in the case of a Class A Investor Group Maximum Principal Increase, the Class A Maximum Investor Group Principal Amount with respect to the related Class A Investor Group (after giving effect to such Class A Investor Group Maximum Principal Increase with respect to such Class A Investor Group), as applicable, and initially shall be issued in a principal amount equal to the Class A Additional Investor Group Initial Principal Amount, if any, with respect to such Class A Additional Investor Group and, in the case of a Class A Investor Group Maximum Principal Increase, the sum of the amount of the related Class A Investor Group Maximum Principal Increase Amount and the Class A Investor Group Principal Amount of such Class A Investor Group’s Class A Notes surrendered for cancellation in connection with such Class A Investor

Group Maximum Principal Increase. Upon the issuance of any such Class A Additional Series 2013-A Notes, the Class A Maximum Principal Amount shall be increased by the Class A Maximum Investor Group Principal Amount for any such Class A Additional Investor Group or the amount of any such Class A Investor Group Maximum Principal Increase, as applicable. No later than one Business Day following any such Class A Investor Group Maximum Principal Increase, the Administrative Agent shall revise Schedule II to reflect such Class A Investor Group Maximum Principal Increase, which revision, for the avoidance of doubt, shall not require the consent of the Trustee or any Series 2013-A Noteholder.
(ii)    Class B Additional Series 2013-A Notes Face and Principal Amount. Class B Additional Series 2013-A Notes shall bear a face amount equal to up to the Class B Maximum Investor Group Principal Amount with respect to the Class B Additional Investor Group or, in the case of a Class B Investor Group Maximum Principal Increase, the Class B Maximum Investor Group Principal Amount with respect to the related Class B Investor Group (after giving effect to such Class B Investor Group Maximum Principal Increase with respect to such Class B Investor Group), as applicable, and initially shall be issued in a principal amount equal to the Class B Additional Investor Group Initial Principal Amount, if any, with respect to such Class B Additional Investor Group and, in the case of a Class B Investor Group Maximum Principal Increase, the sum of the amount of the related Class B Investor Group Maximum Principal Increase Amount and the Class B Investor Group Principal Amount of such Class B Investor Group’s Class B Notes surrendered for cancellation in connection with such Class B Investor Group Maximum Principal Increase. Upon the issuance of any such Class B Additional Series 2013-A Notes, the Class B Maximum Principal Amount shall be increased by the Class B Maximum Investor Group Principal Amount for any such Class B Additional Investor Group or the amount of any such Class B Investor Group Maximum Principal Increase, as applicable. No later than one Business Day following any such Class B Investor Group Maximum Principal Increase, the Administrative Agent shall revise Schedule IV to reflect such Class B Investor Group Maximum Principal Increase, which revision, for the avoidance of doubt, shall not require the consent of the Trustee or any Series 2013-A Noteholder.
(iii)    Class C Additional Series 2013-A Notes Face and Principal Amount. Class C Additional Series 2013-A Notes shall bear a face amount equal to up to the Class C Maximum Investor Group Principal Amount with respect to the Class C Additional Investor Group or, in the case of a Class C Investor Group Maximum Principal Increase, the Class C Maximum Investor Group Principal Amount with respect to the related Class C Investor Group (after giving effect to such Class C Investor Group Maximum Principal Increase with respect to such Class C Investor Group), as applicable, and initially shall be issued in a principal amount equal to the Class C Additional Investor Group Initial Principal Amount,

if any, with respect to such Class C Additional Investor Group and, in the case of a Class C Investor Group Maximum Principal Increase, the sum of the amount of the related Class C Investor Group Maximum Principal Increase Amount and the Class C Investor Group Principal Amount of such Class C Investor Group’s Class C Notes surrendered for cancellation in connection with such Class C Investor Group Maximum Principal Increase. Upon the issuance of any such Class C Additional Series 2013-A Notes, the Class C Maximum Principal Amount shall be increased by the Class C Maximum Investor Group Principal Amount for any such Class C Additional Investor Group or the amount of any such Class C Investor Group Maximum Principal Increase, as applicable. No later than one Business Day following any such Class C Investor Group Maximum Principal Increase, the Administrative Agent shall revise Schedule V to reflect such Class C Investor Group Maximum Principal Increase, which revision, for the avoidance of doubt, shall not require the consent of the Trustee or any Series 2013-A Noteholder.
(iv)    Class D Additional Series 2013-A Notes Face and Principal Amount. Class D Additional Series 2013-A Notes shall bear a face amount equal to up to the Class D Maximum Investor Group Principal Amount with respect to the Class D Additional Investor Group or, in the case of a Class D Investor Group Maximum Principal Increase, the Class D Maximum Investor Group Principal Amount with respect to the related Class D Investor Group (after giving effect to such Class D Investor Group Maximum Principal Increase with respect to such Class D Investor Group), as applicable, and initially shall be issued in a principal amount equal to the Class D Additional Investor Group Initial Principal Amount, if any, with respect to such Class D Additional Investor Group and, in the case of a Class D Investor Group Maximum Principal Increase, the sum of the amount of the related Class D Investor Group Maximum Principal Increase Amount and the Class D Investor Group Principal Amount of such Class D Investor Group’s Class D Notes surrendered for cancellation in connection with such Class D Investor Group Maximum Principal Increase. Upon the issuance of any such Class D Additional Series 2013-A Notes, the Class D Maximum Principal Amount shall be increased by the Class D Maximum Investor Group Principal Amount for any such Class D Additional Investor Group or the amount of any such Class D Investor Group Maximum Principal Increase, as applicable. No later than one Business Day following any such Class D Investor Group Maximum Principal Increase, the Administrative Agent shall revise Schedule VI to reflect such Class D Investor Group Maximum Principal Increase, which revision, for the avoidance of doubt, shall not require the consent of the Trustee or any Series 2013-A Noteholder.
(v)    Class RR Additional Series 2013-A Notes Face and Principal Amount. Class RR Additional Series 2013-A Notes shall bear a face amount equal to up to the Class RR Maximum Principal Amount (after giving effect to any Class RR Maximum Principal Increase), and initially shall be issued in a principal amount equal to the sum of the amount of the related Class RR Maximum Principal Increase Amount and the Class RR Principal Amount of the Class RR Note surrendered for cancellation in connection with such Class RR Maximum Principal Increase. Upon the issuance of any such Class RR Additional Series 2013-A Notes, the Class RR Maximum Principal Amount shall be increased by the amount of such Class RR Maximum Principal Increase, as applicable. No later than one Business Day following any such Class RR Maximum Principal Increase, the Administrative Agent shall revise Schedule VII to reflect such Class RR Maximum Principal Increase, which revision, for the avoidance of doubt, shall not require the consent of the Trustee or any Series 2013-A Noteholder.
(f)    No Consents Required. Notwithstanding anything herein or in any other Series 2013-A Related Document to the contrary, no consent of any existing Class A Investor Group or its related Class A Funding Agent, Class A Conduit Investors, if any, Class A Committed Note Purchasers, any existing Class B Investor Group or its related Class B Funding Agent, Class B Conduit Investors, if any, Class B Committed Note Purchasers, any existing Class C Investor Group or its related Class C Funding Agent, Class C Conduit Investors, if any, Class C Committed Note Purchasers, any existing Class D Investor Group or its related Class D Funding Agent, Class D Conduit Investors, if any, Class D Committed Note Purchasers, the Class RR Committed Note Purchaser or the Administrative Agent is required for HVF II to (i) enter into a Class A Addendum, a Class B Addendum, a Class C Addendum or a Class D Addendum, (ii) cause each member of a Class A Additional Investor Group and its related Class A Funding Agent to become parties to this Series 2013-A Supplement, cause each member of a Class B Additional Investor Group and its related Class B Funding Agent to become parties to this Series 2013-A Supplement, cause each member of a Class C Additional Investor Group and its related Class C Funding Agent to become parties to this Series 2013-A Supplement or cause each member of a Class D Additional Investor Group and its related Class D Funding Agent to become parties to this Series 2013-A Supplement, (iii) increase the Class A Maximum Investor Group Principal Amount with respect to any Class A Investor Group, increase the Class B Maximum Investor Group Principal Amount with respect to any Class B Investor Group, increase the Class C Maximum Investor Group Principal Amount with respect to any Class C Investor Group or increase the Class D Maximum Investor Group Principal Amount with respect to any Class D Investor Group, (iv) increase the Class A Maximum Principal Amount, increase the Class B Maximum Principal Amount, increase the Class C Maximum Principal Amount, increase the Class D Maximum Principal Amount or increase the Class RR Maximum Principal Amount or (v) modify Schedule II, Schedule IV, Schedule V, Schedule VI or Schedule VII in each case as set forth in this Section 2.1.
(g)    Proceeds. Proceeds from the initial issuance of the Class A Notes, the Class B Notes, the Class C Notes, the Class D Notes and from any Class A Additional Series 2013-A Notes, any Class B Additional Series 2013-A Notes, any Class C Additional Series 2013-A Notes and any Class D Additional Series 2013-A Notes shall be deposited into the Series 2013-A Principal Collection Account and applied in accordance with Article V hereof. Proceeds from the initial issuance of the Class RR Note and from any Class RR Additional Series 2013-A Notes shall be paid to or at the direction of HVF II.

(h)    Restatement Effective Date Series 2013-A Notes.
(i)    Class A Notes. On the terms and conditions set forth in this Series 2013-A Supplement, HVF II shall issue, and shall cause the Trustee to authenticate, a Class A Note on the Sixth Restatement Effective Date with respect to each of the Truist Class A Investor Group and the JPMorgan Class A Investor Group. Each such Class A Note for each such Class A Investor Group shall:
A.    bear a face amount as of the Sixth Restatement Effective Date of up to the Class A Maximum Investor Group Principal Amount with respect to such Class A Investor Group,
B.    have an initial principal amount equal to the Class A Initial Investor Group Principal Amount with respect to such Class A Investor Group,
C.    be dated the Sixth Restatement Effective Date,
D.    be registered in the name of the respective Class A Funding Agent or its nominee, as agent for the related Class A Conduit Investor, if any, and the related Class A Committed Note Purchaser, or in such other name as the respective Class A Funding Agent may request in writing,
E.    be duly authenticated in accordance with the provisions of the Group I Indenture and this Series 2013-A Supplement, and
F.    be delivered to or at the written direction of the respective Class A Funding Agent against funding of the Class A Initial Advance Amount for such Class A Investor Group, by such Class A Investor Group, in accordance with Section 2.3(d) of this Series 2013-A Supplement, as if such Class A Initial Advance Amount were a Class A Advance.
(ii)    Class B Notes. On the terms and conditions set forth in this Series 2013-A Supplement, HVF II shall issue, and shall cause the Trustee to authenticate, a Class B Note on the Sixth Restatement Effective Date with respect to each of the Truist Class B Investor Group and the JPMorgan Class B Investor Group. Each such Class B Note for each such Class B Investor Group shall:
A.    bear a face amount as of the Sixth Restatement Effective Date of up to the Class B Maximum Investor Group Principal Amount with respect to such Class B Investor Group,
B.    have an initial principal amount equal to the Class B Initial Investor Group Principal Amount with respect to such Class B Investor Group,
C.    be dated the Sixth Restatement Effective Date,

D.    be registered in the name of the respective Class B Funding Agent or its nominee, as agent for the related Class B Conduit Investor, if any, and the related Class B Committed Note Purchaser, or in such other name as the respective Class B Funding Agent may request in writing,
E.    be duly authenticated in accordance with the provisions of the Group I Indenture and this Series 2013-A Supplement, and
F.    be delivered to or at the written direction of the respective Class B Funding Agent against funding of the Class B Initial Advance Amount for such Class B Investor Group, by such Class B Investor Group, in accordance with Section 2.3(d) of this Series 2013-A Supplement, as if such Class B Initial Advance Amount were a Class B Advance.
(iii)    Class C Notes. On the terms and conditions set forth in this Series 2013-A Supplement, HVF II shall issue, and shall cause the Trustee to authenticate, a Class C Note on the Sixth Restatement Effective Date with respect to each of the Truist Class C Investor Group and the JPMorgan Class C Investor Group. Each such Class C Note for each such Class C Investor Group shall:
A.    bear a face amount as of the Sixth Restatement Effective Date of up to the Class C Maximum Investor Group Principal Amount with respect to such Class C Investor Group,
B.    have an initial principal amount equal to the Class C Initial Investor Group Principal Amount with respect to such Class C Investor Group,
C.    be dated the Sixth Restatement Effective Date,
D.    be registered in the name of the respective Class C Funding Agent or its nominee, as agent for the related Class C Conduit Investor, if any, and the related Class C Committed Note Purchaser, or in such other name as the respective Class C Funding Agent may request in writing,
E.    be duly authenticated in accordance with the provisions of the Group I Indenture and this Series 2013-A Supplement, and
F.    be delivered to or at the written direction of the respective Class C Funding Agent against funding of the Class C Initial Advance Amount for such Class C Investor Group, by such Class C Investor Group, in accordance with Section 2.3(d) of this Series 2013-A Supplement, as if such Class C Initial Advance Amount were a Class C Advance.

Section 2.2.    Advances.
(a)    Class A Advances.
(i)    Class A Advance Requests. Subject to the terms of this Series 2013-A Supplement, including satisfaction of the Class A Funding Conditions, the aggregate outstanding principal amount of the Class A Notes may be increased from time to time. On any Business Day during the Series 2013-A Revolving Period, HVF II, subject to this Section 2.2(a), may increase the Class A Principal Amount (such increase, including any increase resulting from a Class A Investor Group Maximum Principal Increase Amount or a Class A Additional Investor Group Initial Principal Amount, is referred to as a “Class A Advance”), which increase shall be allocated among the Class A Investor Groups in accordance with Section 2.2(a)(iv).
A.    Whenever HVF II wishes a Class A Conduit Investor, or if there is no Class A Conduit Investor with respect to any Class A Investor Group, the Class A Committed Note Purchaser with respect to such Class A Investor Group, to make a Class A Advance, HVF II shall notify the Administrative Agent, the related Class A Funding Agent and the Trustee by providing written notice delivered to the Administrative Agent, the Trustee and such Class A Funding Agent (with a copy of such notice delivered to the Class A Committed Note Purchasers) no later than 11:30 a.m. (New York City time) on the second Business Day prior to the proposed Class A Advance (which notice may be combined with the notice delivered pursuant to Section 2.1(b)(i), in the case of a Class A Advance in connection with a Class A Additional Investor Group Initial Principal Amount, or pursuant to Section 2.1(c)(i), in the case of a Class A Advance in connection with a Class A Investor Group Maximum Principal Increase Amount). Each such notice shall be irrevocable and shall in each case refer to this Series 2013-A Supplement and specify the aggregate amount of the requested Class A Advance to be made on such date; provided, however, if HVF II receives a Class A Delayed Funding Notice in accordance with Section 2.2(a)(v) by 6:00 p.m. (New York time) on the second Business Day prior to the date of any proposed Class A Advance, HVF II shall have the right to revoke the Class A/B/C Advance Request with respect to the requested Class A Advance by providing the Administrative Agent and each Class A Funding Agent (with a copy to the Trustee and each Class A Committed Note Purchaser) written notice, by telecopy or electronic mail, of such revocation no later than 10:00 a.m. (New York time) on the Business Day prior to the proposed date of such Class A Advance.
B.    Each Class A Funding Agent shall promptly advise its related Class A Conduit Investor, or if there is no Class A Conduit Investor with respect to any Class A Investor Group, its related Class A Committed Note Purchaser, of any notice given pursuant to Section 2.2(a)(i) and, if there is a Class A Conduit Investor with respect to any Class A Investor Group, shall promptly thereafter (but in no event later than 11:00 a.m. (New York City time) on the proposed date of the Class A Advance), notify HVF II and the related Class A Committed Note Purchaser(s), whether such Class A Conduit Investor has determined to make such Class A Advance.
(ii)    Party Obligated to Fund Class A Advances. Upon HVF II’s request in accordance with Section 2.2(a)(i):
A.    each Class A Conduit Investor, if any, may fund Class A Advances (whether as a Class A Non-Delayed Amount or a Class A Delayed Amount) from time to time during the Series 2013-A Revolving Period;
B.    if any Class A Conduit Investor determines that it will not make a Class A Advance (whether as a Class A Non-Delayed Amount or a Class A Delayed Amount) or any portion of a Class A Advance (whether as a Class A Non-Delayed Amount or a Class A Delayed Amount), then such Class A Conduit Investor shall notify the Administrative Agent and the Class A Funding Agent with respect to such Class A Conduit Investor, and each Class A Committed Note Purchaser with respect to such Class A Conduit Investor, subject to Section 2.2(a)(v), shall fund its pro rata portion (by Class A Committed Note Purchaser Percentage) of the Class A Commitment Percentage with respect to such Class A Investor Group of such Class A Advance (whether as a Class A Non-Delayed Amount or a Class A Delayed Amount) not funded by such Class A Conduit Investor; and
C.    if there is no Class A Conduit Investor with respect any Class A Investor Group, then the Class A Committed Note Purchaser(s) with respect to such Class A Investor Group, subject to Section 2.2(a)(v), shall fund Class A Advances (whether as a Class A Non-Delayed Amount or a Class A Delayed Amount) from time to time.
(iii)    Class A Conduit Investor Funding. Each Class A Conduit Investor hereby agrees with respect to itself that it will use commercially reasonable efforts to fund Class A Advances made by its Class A Investor Group through the issuance of Class A Commercial Paper; provided that, (i) no Class A Conduit Investor will have any obligation to use commercially reasonable efforts to fund Class A Advances made by its Class A Investor Group through the issuance of Class A Commercial Paper at any time that the funding of such Class A Advance through the issuance of Class A Commercial Paper would be prohibited by the program documents governing such Class A Conduit Investor’s commercial paper program, (ii) nothing herein is (or shall be construed) as a commitment by any Class A Conduit Investor to fund any Class A Advance through the issuance of Class A Commercial Paper; provided further that, the Class A Conduit Investors shall not, and shall not be obligated to, fund or pay any amount pursuant to this Series 2013-A Supplement unless (i) the respective Class A Conduit Investor has received funds that may be used to make such funding or other payment and which funds are not required to repay any of the commercial paper notes (“Class A CP Notes”) issued by such Class A Conduit Investor when due and (ii) after giving effect to such funding or payment, either (x) such Class A Conduit Investor could issue Class A CP Notes to refinance all of its outstanding Class A CP Notes (assuming such outstanding Class A CP Notes matured at such time) in accordance with the program documents governing its commercial paper program or (y) all of the Class A CP Notes are paid in full. Any amount that a Class A Conduit Investor does not pay pursuant to the operation of the second proviso of the preceding sentence shall not constitute a claim (as defined in Section 101 of the Bankruptcy Code) against or obligation of such Class A Conduit Investor for any such insufficiency.
(iv)    Class A Advance Allocations. HVF II shall allocate the proposed Class A Advance among the Class A Investor Groups ratably by their respective Class A Commitment Percentages; provided that, in the event that one or more Class A Investor Groups become party to this Series 2013-A Supplement on the Sixth Restatement Effective Date that were not party to the Fifth Series 2013-A Supplement, one or more Class A Additional Investor Groups become party to this Series 2013-A Supplement in accordance with Section 2.1(b)(i) or one or more Class A Investor Group Maximum Principal Increases are effected in accordance with Section 2.1(c)(i), any Class A Additional Investor Group Initial Principal Amount in connection with the addition of each such Class A Additional Investor Group, any Class A Investor Group Maximum Principal Increase Amount in connection with each such Class A Investor Group Maximum Principal Increase, and each Class A Advance subsequent to any of the foregoing shall be allocated solely to such Class A Additional Investor Groups and/or such Class A Investor Groups, as applicable, until (and only until) the Class A Principal Amount is allocated ratably among all Class A Investor Groups (based upon each such Class A Investor Group’s Class A Commitment Percentage after giving effect to each such Class A Investor Group or Class A Additional Investor Group becoming party hereto and/or each such Class A Investor Group Maximum Principal Increase, as applicable); provided further that on or prior to the Payment Date (or, if such Class A Investor Group or Class A Additional Investor Group becomes party hereto or such Class A Investor Group Maximum Principal Increase occurs, in either case, after the Determination Date with respect to such Payment Date, the second Payment Date) immediately following the date on which any such Class A Investor Group or Class A Additional Investor Group becomes party hereto or a Class A Investor Group Maximum Principal Increase occurs, HVF II shall use commercially reasonable efforts to request Class A Advances and/or effect Class A Voluntary Decreases to the extent necessary to cause (after giving effect to such Class A Advances and Class A Voluntary Decreases) the Class A Principal Amount to be allocated ratably among all Class A Investor Groups (based upon each such Class A Investor Group’s Class A Commitment Percentage after giving effect to such Class A Investor Group or Class A Additional Investor

Group becoming party hereto or such Class A Investor Group Maximum Principal Increase, as applicable).
(v)    Class A Delayed Funding Procedures.
A.    A Class A Delayed Funding Purchaser, upon receipt of any notice of a Class A Advance pursuant to Section 2.2(a)(i), promptly (but in no event later than 6:00 p.m. (New York time) on the second Business Day prior to the proposed date of such Class A Advance) may notify HVF II in writing (a “Class A Delayed Funding Notice”) of its election to designate such Class A Advance as a delayed Class A Advance (such Class A Advance, a “Class A Designated Delayed Advance”). If such Class A Delayed Funding Purchaser’s ratable portion of such Class A Advance exceeds its Class A Required Non-Delayed Amount (such excess amount, the “Class A Permitted Delayed Amount”), then the Class A Delayed Funding Purchaser also shall include in the Class A Delayed Funding Notice the portion of such Class A Advance (such amount as specified in the Class A Delayed Funding Notice, not to exceed such Class A Delayed Funding Purchaser’s Class A Permitted Delayed Amount, the “Class A Delayed Amount”) that the Class A Delayed Funding Purchaser has elected to fund on a Business Day that is on or prior to the thirty-fifth (35th) day following the proposed date of such Class A Advance (such date as specified in the Class A Delayed Funding Notice, the “Class A Delayed Funding Date”) rather than on the date for such Class A Advance specified in the related Class A/B/C Advance Request.
B.    If (A) one or more Class A Delayed Funding Purchasers provide a Class A Delayed Funding Notice to HVF II specifying a Class A Delayed Amount in respect of any Class A Advance and (B) HVF II shall not have revoked the notice of the Class A Advance by 10:00 a.m. (New York time) on the Business Day preceding the proposed date of such Class A Advance, then HVF II, by no later than 11:30 a.m. (New York time) on the Business Day preceding the date of such proposed Class A Advance, may (but shall have no obligation to) direct each Class A Available Delayed Amount Committed Note Purchaser to fund an additional portion of such Class A Advance on the proposed date of such Class A Advance equal to such Class A Available Delayed Amount Committed Note Purchaser’s proportionate share (based upon the relative Class A Committed Note Purchaser Percentage of such Class A Available Delayed Amount Committed Note Purchasers) of the aggregate Class A Delayed Amount with respect to the proposed Class A Advance; provided that, (i) no Class A Available Delayed Amount Committed Note Purchaser shall be required to fund any portion of its proportionate share of such aggregate Class A Delayed Amount that would cause its Class A Investor Group Principal Amount to exceed its Class A Maximum Investor Group Principal Amount and (ii) any Class A Conduit Investor, if any, in the Class A Available Delayed Amount Committed Note Purchaser’s Class A Investor Group may, in its sole discretion, agree to fund such proportionate share of such aggregate Class A Delayed Amount.

C.    Upon receipt of any notice of a Class A Delayed Amount in respect of a Class A Advance pursuant to Section 2.2(a)(v)(B), a Class A Available Delayed Amount Committed Note Purchaser, promptly (but in no event later than 6:00 p.m. (New York time) on the Business Day prior to the proposed date of such Class A Advance) may notify HVF II in writing (a “Class A Second Delayed Funding Notice”) of its election to decline to fund a portion of its proportionate share of such Class A Delayed Amount (such portion, the “Class A Second Delayed Funding Notice Amount”); provided that, the Class A Second Delayed Funding Notice Amount shall not exceed the excess, if any, of (A) such Class A Available Delayed Amount Committed Note Purchaser’s proportionate share of such Class A Delayed Amount over (B) such Class A Available Delayed Amount Committed Note Purchaser’s Class A Required Non-Delayed Amount (after giving effect to the funding of any amount in respect of such Class A Advance to be made by such Class A Available Delayed Amount Committed Note Purchaser or the Class A Conduit Investor in such Class A Available Delayed Amount Committed Note Purchaser’s Class A Investor Group) (such excess amount, the “Class A Second Permitted Delayed Amount”), and upon any such election, such Class A Available Delayed Amount Committed Note Purchaser shall include in the Class A Second Delayed Funding Notice the Class A Second Delayed Funding Notice Amount.
(vi)    Funding Class A Advances.
A.    Subject to the other conditions set forth in this Section 2.2(a), on the date of each Class A Advance, each Class A Conduit Investor and Class A Committed Note Purchaser(s) funding such Class A Advance shall make available to HVF II its portion of the amount of such Class A Advance (other than any Class A Delayed Amount) by wire transfer in U.S. dollars in same day funds to the Series 2013-A Principal Collection Account no later than 2:00 p.m. (New York City time) on the date of such Class A Advance. Proceeds from any Class A Advance shall be deposited into the Series 2013-A Principal Collection Account.
B.    A Class A Delayed Funding Purchaser that delivered a Class A Delayed Funding Notice in respect of a Class A Delayed Amount shall be obligated to fund such Class A Delayed Amount on the related Class A Delayed Funding Date in the manner set forth in the next succeeding sentence, irrespective of whether the Series 2013-A Commitment Termination Date shall have occurred on or prior to such Class A Delayed Funding Date or HVF II would be able to satisfy the Class A Funding Conditions on such Class A Delayed Funding Date. Such Class A Delayed Funding Purchaser shall (i) pay the sum of the Class A Second Delayed Funding Notice Amount related to such Class A Delayed Amount, if any, to HVF II no later than 2:00 p.m. (New York time) on the related Class A Delayed Funding Date by wire transfer in U.S. dollars in same day funds to the Series 2013-A Principal Collection Account, and (ii) pay the Class A Delayed Funding Reimbursement Amount related to such Class A Delayed

Amount, if any, on such related Class A Delayed Funding Date to each applicable Class A Funding Agent in immediately available funds for the ratable benefit of the related Class A Available Delayed Amount Purchasers that funded the Class A Delayed Amount on the date of the Advance related to such Class A Delayed Amount in accordance with Section 2.2(a)(v)(B), based on the relative amount of such Class A Delayed Amount funded by such Class A Available Delayed Amount Purchaser on the date of such Class A Advance pursuant to Section 2.2(a)(v)(B).
(vii)    Class A Funding Defaults. If, by 2:00 p.m. (New York City time) on the date of any Class A Advance, one or more Class A Committed Note Purchasers in a Class A Investor Group (each, a “Class A Defaulting Committed Note Purchaser,” and each Class A Committed Note Purchaser in the related Class A Investor Group that is not a Class A Defaulting Committed Note Purchaser, a “Class A Non-Defaulting Committed Note Purchaser”) fails to make its portion of such Class A Advance, available to HVF II pursuant to Section 2.2(a)(vi) (the aggregate amount unavailable to HVF II as a result of any such failure being herein called a “Class A Advance Deficit”), then the Class A Funding Agent for such Class A Investor Group, by no later than 2:30 p.m. (New York City time) on the applicable date of such Class A Advance, shall instruct each Class A Non-Defaulting Committed Note Purchaser in the same Class A Investor Group as the Class A Defaulting Committed Note Purchaser to pay, by no later than 3:00 p.m. (New York City time), in immediately available funds, to the Series 2013-A Principal Collection Account, an amount equal to the lesser of (i) such Class A Non-Defaulting Committed Note Purchaser’s pro rata portion (based upon the relative Class A Committed Note Purchaser Percentage of such Class A Non-Defaulting Committed Note Purchasers) of the Class A Advance Deficit and (ii) the amount by which such Class A Non-Defaulting Committed Note Purchaser’s pro rata portion (by Class A Committed Note Purchaser Percentage) of the Class A Maximum Investor Group Principal Amount for such Class A Investor Group exceeds the portion of the Class A Investor Group Principal Amount for such Class A Investor Group funded by such Class A Non-Defaulting Committed Note Purchaser (determined after giving effect to all Class A Advances already made by such Class A Investor Group on such date). Subject to Section 1.3, a Class A Defaulting Committed Note Purchaser shall forthwith, upon demand, pay to the applicable Class A Funding Agent for the ratable benefit of the Class A Non-Defaulting Committed Note Purchasers all amounts paid by each such Class A Non-Defaulting Committed Note Purchaser on behalf of such Class A Defaulting Committed Note Purchaser, together with interest thereon, for each day from the date a payment was made by a Class A Non-Defaulting Committed Note Purchaser until the date such Class A Non-Defaulting Committed Note Purchaser has been paid such amounts in full, at a rate per annum equal to the sum of the Base Rate plus 0.50% per annum. For the avoidance of doubt, no Class A Delayed Funding Purchaser that has provided a Class A Delayed Funding Notice in respect of a Class A Advance shall be considered to be in default of its obligation to fund its Class A Delayed Amount or be treated as a Class A

Defaulting Committed Note Purchaser hereunder unless and until it has failed to fund the Class A Delayed Funding Reimbursement Amount or the Class A Second Delayed Funding Notice Amount on the related Class A Delayed Funding Date in accordance with Section 2.2(a)(vi)(B).
(b)    Class B Advances.
(i)    Class B Advance Requests. Subject to the terms of this Series 2013-A Supplement, including satisfaction of the Class B Funding Conditions, the aggregate outstanding principal amount of the Class B Notes may be increased from time to time. On any Business Day during the Series 2013-A Revolving Period, HVF II, subject to this Section 2.2(b), may increase the Class B Principal Amount (such increase, including any increase resulting from a Class B Investor Group Maximum Principal Increase Amount or a Class B Additional Investor Group Initial Principal Amount, is referred to as a “Class B Advance”), which increase shall be allocated among the Class B Investor Groups in accordance with Section 2.2(b)(iv).
A.    Whenever HVF II wishes a Class B Conduit Investor, or if there is no Class B Conduit Investor with respect to any Class B Investor Group, the Class B Committed Note Purchaser with respect to such Class B Investor Group, to make a Class B Advance, HVF II shall notify the Administrative Agent, the related Class B Funding Agent and the Trustee by providing written notice delivered to the Administrative Agent, the Trustee and such Class B Funding Agent (with a copy of such notice delivered to the Class B Committed Note Purchasers) no later than 11:30 a.m. (New York City time) on the second Business Day prior to the proposed Class B Advance (which notice may be combined with the notice delivered pursuant to Section 2.1(b)(ii), in the case of a Class B Advance in connection with a Class B Additional Investor Group Initial Principal Amount, or pursuant to Section 2.1(c)(ii), in the case of a Class B Advance in connection with a Class B Investor Group Maximum Principal Increase Amount). Each such notice shall be irrevocable and shall in each case refer to this Series 2013-A Supplement and specify the aggregate amount of the requested Class B Advance to be made on such date; provided, however, if HVF II receives a Class B Delayed Funding Notice in accordance with Section 2.2(b)(v) by 6:00 p.m. (New York time) on the second Business Day prior to the date of any proposed Class B Advance, HVF II shall have the right to revoke the Class A/B/C Advance Request with respect to the requested Class B Advance by providing the Administrative Agent and each Class B Funding Agent (with a copy to the Trustee and each Class B Committed Note Purchaser) written notice, by telecopy or electronic mail, of such revocation no later than 10:00 a.m. (New York time) on the Business Day prior to the proposed date of such Class B Advance.
B.    Each Class B Funding Agent shall promptly advise its related Class B Conduit Investor, or if there is no Class B Conduit Investor with respect to any

Class B Investor Group, its related Class B Committed Note Purchaser, of any notice given pursuant to Section 2.2(b)(i) and, if there is a Class B Conduit Investor with respect to any Class B Investor Group, shall promptly thereafter (but in no event later than 11:00 a.m. (New York City time) on the proposed date of the Class B Advance), notify HVF II and the related Class B Committed Note Purchaser(s), whether such Class B Conduit Investor has determined to make such Class B Advance.
(ii)    Party Obligated to Fund Class B Advances. Upon HVF II’s request in accordance with Section 2.2(b)(i):
A.    each Class B Conduit Investor, if any, may fund Class B Advances (whether as a Class B Non-Delayed Amount or a Class B Delayed Amount) from time to time during the Series 2013-A Revolving Period;
B.    if any Class B Conduit Investor determines that it will not make a Class B Advance (whether as a Class B Non-Delayed Amount or a Class B Delayed Amount) or any portion of a Class B Advance (whether as a Class B Non-Delayed Amount or a Class B Delayed Amount), then such Class B Conduit Investor shall notify the Administrative Agent and the Class B Funding Agent with respect to such Class B Conduit Investor, and each Class B Committed Note Purchaser with respect to such Class B Conduit Investor, subject to Section 2.2(b)(v), shall fund its pro rata portion (by Class B Committed Note Purchaser Percentage) of the Class B Commitment Percentage with respect to such Class B Investor Group of such Class B Advance (whether as a Class B Non-Delayed Amount or a Class B Delayed Amount) not funded by such Class B Conduit Investor; and
C.    if there is no Class B Conduit Investor with respect any Class B Investor Group, then the Class B Committed Note Purchaser(s) with respect to such Class B Investor Group, subject to Section 2.2(b)(v), shall fund Class B Advances (whether as a Class B Non-Delayed Amount or a Class B Delayed Amount) from time to time.
(iii)    Class B Conduit Investor Funding. Each Class B Conduit Investor hereby agrees with respect to itself that it will use commercially reasonable efforts to fund Class B Advances made by its Class B Investor Group through the issuance of Class B Commercial Paper; provided that, (i) no Class B Conduit Investor will have any obligation to use commercially reasonable efforts to fund Class B Advances made by its Class B Investor Group through the issuance of Class B Commercial Paper at any time that the funding of such Class B Advance through the issuance of Class B Commercial Paper would be prohibited by the program documents governing such Class B Conduit Investor’s commercial paper program, (ii) nothing herein is (or shall be construed) as a commitment by any Class B Conduit Investor to fund any Class B Advance through the issuance of Class B Commercial Paper; provided further that, the Class B Conduit Investors shall not, and shall not be obligated to, fund or pay any amount pursuant to this Series 2013-A Supplement unless (i) the respective Class B Conduit Investor has received funds that may be used to make such funding or other payment and which funds are not required to repay any of the commercial paper notes (“Class B CP Notes”) issued by such Class B Conduit Investor when due and (ii) after giving effect to such funding or payment, either (x) such Class B Conduit Investor could issue Class B CP Notes to refinance all of its outstanding Class B CP Notes (assuming such outstanding Class B CP Notes matured at such time) in accordance with the program documents governing its commercial paper program or (y) all of the Class B CP Notes are paid in full. Any amount that a Class B Conduit Investor does not pay pursuant to the operation of the second proviso of the preceding sentence shall not constitute a claim (as defined in Section 101 of the Bankruptcy Code) against or obligation of such Class B Conduit Investor for any such insufficiency.
(iv)    Class B Advance Allocations. HVF II shall allocate the proposed Class B Advance among the Class B Investor Groups ratably by their respective Class B Commitment Percentages; provided that, in the event that one or more Class B Investor Groups become party to this Series 2013-A Supplement on the Sixth Restatement Effective Date that were not party to the Fifth Series 2013-A Supplement, one or more Class B Additional Investor Groups become party to this Series 2013-A Supplement in accordance with Section 2.1(b)(ii) or one or more Class B Investor Group Maximum Principal Increases are effected in accordance with Section 2.1(c)(ii), any Class B Additional Investor Group Initial Principal Amount in connection with the addition of each such Class B Additional Investor Group, any Class B Investor Group Maximum Principal Increase Amount in connection with each such Class B Investor Group Maximum Principal Increase, and each Class B Advance subsequent to any of the foregoing shall be allocated solely to such Class B Additional Investor Groups and/or such Class B Investor Groups, as applicable, until (and only until) the Class B Principal Amount is allocated ratably among all Class B Investor Groups (based upon each such Class B Investor Group’s Class B Commitment Percentage after giving effect to each such Class B Investor Group or Class B Additional Investor Group becoming party hereto and/or each such Class B Investor Group Maximum Principal Increase, as applicable); provided further that on or prior to the Payment Date (or, if such Class B Investor Group or Class B Additional Investor Group becomes party hereto or such Class B Investor Group Maximum Principal Increase occurs, in either case, after the Determination Date with respect to such Payment Date, the second Payment Date) immediately following the date on which any such Class B Investor Group or Class B Additional Investor Group becomes party hereto or a Class B Investor Group Maximum Principal Increase occurs, HVF II shall use commercially reasonable efforts to request Class B Advances and/or effect Class B Voluntary Decreases to the extent necessary to cause (after giving effect to such Class B Advances and Class B Voluntary Decreases) the Class B Principal Amount to be allocated ratably among all Class

B Investor Groups (based upon each such Class B Investor Group’s Class B Commitment Percentage after giving effect to such Class B Investor Group or Class B Additional Investor Group becoming party hereto or such Class B Investor Group Maximum Principal Increase, as applicable).
(v)    Class B Delayed Funding Procedures.
A.    A Class B Delayed Funding Purchaser, upon receipt of any notice of a Class B Advance pursuant to Section 2.2(b)(i), promptly (but in no event later than 6:00 p.m. (New York time) on the second Business Day prior to the proposed date of such Class B Advance) may notify HVF II in writing (a “Class B Delayed Funding Notice”) of its election to designate such Class B Advance as a delayed Class B Advance (such Class B Advance, a “Class B Designated Delayed Advance”). If such Class B Delayed Funding Purchaser’s ratable portion of such Class B Advance exceeds its Class B Required Non-Delayed Amount (such excess amount, the “Class B Permitted Delayed Amount”), then the Class B Delayed Funding Purchaser also shall include in the Class B Delayed Funding Notice the portion of such Class B Advance (such amount as specified in the Class B Delayed Funding Notice, not to exceed such Class B Delayed Funding Purchaser’s Class B Permitted Delayed Amount, the “Class B Delayed Amount”) that the Class B Delayed Funding Purchaser has elected to fund on a Business Day that is on or prior to the thirty-fifth (35th) day following the proposed date of such Class B Advance (such date as specified in the Class B Delayed Funding Notice, the “Class B Delayed Funding Date”) rather than on the date for such Class B Advance specified in the related Class A/B/C Advance Request.
B.    If (A) one or more Class B Delayed Funding Purchasers provide a Class B Delayed Funding Notice to HVF II specifying a Class B Delayed Amount in respect of any Class B Advance and (B) HVF II shall not have revoked the notice of the Class B Advance by 10:00 a.m. (New York time) on the Business Day preceding the proposed date of such Class B Advance, then HVF II, by no later than 11:30 a.m. (New York time) on the Business Day preceding the date of such proposed Class B Advance, may (but shall have no obligation to) direct each Class B Available Delayed Amount Committed Note Purchaser to fund an additional portion of such Class B Advance on the proposed date of such Class B Advance equal to such Class B Available Delayed Amount Committed Note Purchaser’s proportionate share (based upon the relative Class B Committed Note Purchaser Percentage of such Class B Available Delayed Amount Committed Note Purchasers) of the aggregate Class B Delayed Amount with respect to the proposed Class B Advance; provided that, (i) no Class B Available Delayed Amount Committed Note Purchaser shall be required to fund any portion of its proportionate share of such aggregate Class B Delayed Amount that would cause its Class B Investor Group Principal Amount to exceed its Class B Maximum Investor Group Principal Amount and (ii) any Class B Conduit Investor, if any, in the Class B Available Delayed Amount Committed Note Purchaser’s Class B

Investor Group may, in its sole discretion, agree to fund such proportionate share of such aggregate Class B Delayed Amount.
C.    Upon receipt of any notice of a Class B Delayed Amount in respect of a Class B Advance pursuant to Section 2.2(b)(v)(B), a Class B Available Delayed Amount Committed Note Purchaser, promptly (but in no event later than 6:00 p.m. (New York time) on the Business Day prior to the proposed date of such Class B Advance) may notify HVF II in writing (a “Class B Second Delayed Funding Notice”) of its election to decline to fund a portion of its proportionate share of such Class B Delayed Amount (such portion, the “Class B Second Delayed Funding Notice Amount”); provided that, the Class B Second Delayed Funding Notice Amount shall not exceed the excess, if any, of (A) such Class B Available Delayed Amount Committed Note Purchaser’s proportionate share of such Class B Delayed Amount over (B) such Class B Available Delayed Amount Committed Note Purchaser’s Class B Required Non-Delayed Amount (after giving effect to the funding of any amount in respect of such Class B Advance to be made by such Class B Available Delayed Amount Committed Note Purchaser or the Class B Conduit Investor in such Class B Available Delayed Amount Committed Note Purchaser’s Class B Investor Group) (such excess amount, the “Class B Second Permitted Delayed Amount”), and upon any such election, such Class B Available Delayed Amount Committed Note Purchaser shall include in the Class B Second Delayed Funding Notice the Class B Second Delayed Funding Notice Amount.
(vi)    Funding Class B Advances.
A.    Subject to the other conditions set forth in this Section 2.2(b), on the date of each Class B Advance, each Class B Conduit Investor and Class B Committed Note Purchaser(s) funding such Class B Advance shall make available to HVF II its portion of the amount of such Class B Advance (other than any Class B Delayed Amount) by wire transfer in U.S. dollars in same day funds to the Series 2013-A Principal Collection Account no later than 2:00 p.m. (New York City time) on the date of such Class B Advance. Proceeds from any Class B Advance shall be deposited into the Series 2013-A Principal Collection Account.
B.    A Class B Delayed Funding Purchaser that delivered a Class B Delayed Funding Notice in respect of a Class B Delayed Amount shall be obligated to fund such Class B Delayed Amount on the related Class B Delayed Funding Date in the manner set forth in the next succeeding sentence, irrespective of whether the Series 2013-A Commitment Termination Date shall have occurred on or prior to such Class B Delayed Funding Date or HVF II would be able to satisfy the Class B Funding Conditions on such Class B Delayed Funding Date. Such Class B Delayed Funding Purchaser shall (i) pay the sum of the Class B Second Delayed Funding Notice Amount related to such Class B Delayed Amount, if any, to HVF II no later than 2:00 p.m. (New York time) on the related

Class B Delayed Funding Date by wire transfer in U.S. dollars in same day funds to the Series 2013-A Principal Collection Account, and (ii) pay the Class B Delayed Funding Reimbursement Amount related to such Class B Delayed Amount, if any, on such related Class B Delayed Funding Date to each applicable Class B Funding Agent in immediately available funds for the ratable benefit of the related Class B Available Delayed Amount Purchasers that funded the Class B Delayed Amount on the date of the Advance related to such Class B Delayed Amount in accordance with Section 2.2(b)(v)(B), based on the relative amount of such Class B Delayed Amount funded by such Class B Available Delayed Amount Purchaser on the date of such Class B Advance pursuant to Section 2.2(b)(v)(B).
(vii)    Class B Funding Defaults. If, by 2:00 p.m. (New York City time) on the date of any Class B Advance, one or more Class B Committed Note Purchasers in a Class B Investor Group (each, a “Class B Defaulting Committed Note Purchaser,” and each Class B Committed Note Purchaser in the related Class B Investor Group that is not a Class B Defaulting Committed Note Purchaser, a “Class B Non-Defaulting Committed Note Purchaser”) fails to make its portion of such Class B Advance, available to HVF II pursuant to Section 2.2(b)(vi) (the aggregate amount unavailable to HVF II as a result of any such failure being herein called a “Class B Advance Deficit”), then the Class B Funding Agent for such Class B Investor Group, by no later than 2:30 p.m. (New York City time) on the applicable date of such Class B Advance, shall instruct each Class B Non-Defaulting Committed Note Purchaser in the same Class B Investor Group as the Class B Defaulting Committed Note Purchaser to pay, by no later than 3:00 p.m. (New York City time), in immediately available funds, to the Series 2013-A Principal Collection Account, an amount equal to the lesser of (i) such Class B Non-Defaulting Committed Note Purchaser’s pro rata portion (based upon the relative Class B Committed Note Purchaser Percentage of such Class B Non-Defaulting Committed Note Purchasers) of the Class B Advance Deficit and (ii) the amount by which such Class B Non-Defaulting Committed Note Purchaser’s pro rata portion (by Class B Committed Note Purchaser Percentage) of the Class B Maximum Investor Group Principal Amount for such Class B Investor Group exceeds the portion of the Class B Investor Group Principal Amount for such Class B Investor Group funded by such Class B Non-Defaulting Committed Note Purchaser (determined after giving effect to all Class B Advances already made by such Class B Investor Group on such date). Subject to Section 1.3, a Class B Defaulting Committed Note Purchaser shall forthwith, upon demand, pay to the applicable Class B Funding Agent for the ratable benefit of the Class B Non-Defaulting Committed Note Purchasers all amounts paid by each such Class B Non-Defaulting Committed Note Purchaser on behalf of such Class B Defaulting Committed Note Purchaser, together with interest thereon, for each day from the date a payment was made by a Class B Non-Defaulting Committed Note Purchaser until the date such Class B Non-Defaulting Committed Note Purchaser has been paid such amounts in full, at a rate per annum equal to the sum of the Base Rate plus 0.50% per annum. For the avoidance of doubt, no Class B

Delayed Funding Purchaser that has provided a Class B Delayed Funding Notice in respect of a Class B Advance shall be considered to be in default of its obligation to fund its Class B Delayed Amount or be treated as a Class B Defaulting Committed Note Purchaser hereunder unless and until it has failed to fund the Class B Delayed Funding Reimbursement Amount or the Class B Second Delayed Funding Notice Amount on the related Class B Delayed Funding Date in accordance with Section 2.2(b)(vi)(B).
(c)    Class C Advances.
(i)    Class C Advance Requests. Subject to the terms of this Series 2013-A Supplement, including satisfaction of the Class C Funding Conditions, the aggregate outstanding principal amount of the Class C Notes may be increased from time to time. On any Business Day during the Series 2013-A Revolving Period, HVF II, subject to this Section 2.2(c), may increase the Class C Principal Amount (such increase, including any increase resulting from a Class C Investor Group Maximum Principal Increase Amount or a Class C Additional Investor Group Initial Principal Amount, is referred to as a “Class C Advance”), which increase shall be allocated among the Class C Investor Groups in accordance with Section 2.2(c)(iv).
A.    Whenever HVF II wishes a Class C Conduit Investor, or if there is no Class C Conduit Investor with respect to any Class C Investor Group, the Class C Committed Note Purchaser with respect to such Class C Investor Group, to make a Class C Advance, HVF II shall notify the Administrative Agent, the related Class C Funding Agent and the Trustee by providing written notice delivered to the Administrative Agent, the Trustee and such Class C Funding Agent (with a copy of such notice delivered to the Class C Committed Note Purchasers) no later than 11:30 a.m. (New York City time) on the second Business Day prior to the proposed Class C Advance (which notice may be combined with the notice delivered pursuant to Section 2.1(b)(iii), in the case of a Class C Advance in connection with a Class C Additional Investor Group Initial Principal Amount, or pursuant to Section 2.1(c)(iii), in the case of a Class C Advance in connection with a Class C Investor Group Maximum Principal Increase Amount). Each such notice shall be irrevocable and shall in each case refer to this Series 2013-A Supplement and specify the aggregate amount of the requested Class C Advance to be made on such date; provided, however, if HVF II receives a Class C Delayed Funding Notice in accordance with Section 2.2(c)(v) by 6:00 p.m. (New York time) on the second Business Day prior to the date of any proposed Class C Advance, HVF II shall have the right to revoke the Class A/B/C Advance Request with respect to the requested Class C Advance by providing the Administrative Agent and each Class C Funding Agent (with a copy to the Trustee and each Class C Committed Note Purchaser) written notice, by telecopy or electronic mail, of such revocation no later than 10:00 a.m. (New York time) on the Business Day prior to the proposed date of such Class C Advance.

B.    Each Class C Funding Agent shall promptly advise its related Class C Conduit Investor, or if there is no Class C Conduit Investor with respect to any Class C Investor Group, its related Class C Committed Note Purchaser, of any notice given pursuant to Section 2.2(c)(i) and, if there is a Class C Conduit Investor with respect to any Class C Investor Group, shall promptly thereafter (but in no event later than 11:00 a.m. (New York City time) on the proposed date of the Class C Advance), notify HVF II and the related Class C Committed Note Purchaser(s), whether such Class C Conduit Investor has determined to make such Class C Advance.
(ii)    Party Obligated to Fund Class C Advances. Upon HVF II’s request in accordance with Section 2.2(c)(i):
A.    each Class C Conduit Investor, if any, may fund Class C Advances (whether as a Class C Non-Delayed Amount or a Class C Delayed Amount) from time to time during the Series 2013-A Revolving Period;
B.    if any Class C Conduit Investor determines that it will not make a Class C Advance (whether as a Class C Non-Delayed Amount or a Class C Delayed Amount) or any portion of a Class C Advance (whether as a Class C Non-Delayed Amount or a Class C Delayed Amount), then such Class C Conduit Investor shall notify the Administrative Agent and the Class C Funding Agent with respect to such Class C Conduit Investor, and each Class C Committed Note Purchaser with respect to such Class C Conduit Investor, subject to Section 2.2(c)(v), shall fund its pro rata portion (by Class C Committed Note Purchaser Percentage) of the Class C Commitment Percentage with respect to such Class C Investor Group of such Class C Advance (whether as a Class C Non-Delayed Amount or a Class C Delayed Amount) not funded by such Class C Conduit Investor; and
C.    if there is no Class C Conduit Investor with respect any Class C Investor Group, then the Class C Committed Note Purchaser(s) with respect to such Class C Investor Group, subject to Section 2.2(c)(v), shall fund Class C Advances (whether as a Class C Non-Delayed Amount or a Class C Delayed Amount) from time to time.
(iii)    Class C Conduit Investor Funding. Each Class C Conduit Investor hereby agrees with respect to itself that it will use commercially reasonable efforts to fund Class C Advances made by its Class C Investor Group through the issuance of Class C Commercial Paper; provided that, (i) no Class C Conduit Investor will have any obligation to use commercially reasonable efforts to fund Class C Advances made by its Class C Investor Group through the issuance of Class C Commercial Paper at any time that the funding of such Class C Advance through the issuance of Class C Commercial Paper would be prohibited by the program documents governing such Class C Conduit Investor’s commercial paper program, (ii) nothing herein is (or shall be construed) as a commitment by any

Class C Conduit Investor to fund any Class C Advance through the issuance of Class C Commercial Paper; provided further that, the Class C Conduit Investors shall not, and shall not be obligated to, fund or pay any amount pursuant to this Series 2013-A Supplement unless (i) the respective Class C Conduit Investor has received funds that may be used to make such funding or other payment and which funds are not required to repay any of the commercial paper notes (“Class C CP Notes”) issued by such Class C Conduit Investor when due and (ii) after giving effect to such funding or payment, either (x) such Class C Conduit Investor could issue Class C CP Notes to refinance all of its outstanding Class C CP Notes (assuming such outstanding Class C CP Notes matured at such time) in accordance with the program documents governing its commercial paper program or (y) all of the Class C CP Notes are paid in full. Any amount that a Class C Conduit Investor does not pay pursuant to the operation of the second proviso of the preceding sentence shall not constitute a claim (as defined in Section 101 of the Bankruptcy Code) against or obligation of such Class C Conduit Investor for any such insufficiency.
(iv)    Class C Advance Allocations. HVF II shall allocate the proposed Class C Advance among the Class C Investor Groups ratably by their respective Class C Commitment Percentages; provided that, in the event that one or more Class C Investor Groups become party to this Series 2013-A Supplement on the Sixth Restatement Effective Date that were not party to the Fifth Series 2013-A Supplement, one or more Class C Additional Investor Groups become party to this Series 2013-A Supplement in accordance with Section 2.1(b)(iii) or one or more Class C Investor Group Maximum Principal Increases are effected in accordance with Section 2.1(c)(iii), any Class C Additional Investor Group Initial Principal Amount in connection with the addition of each such Class C Additional Investor Group, any Class C Investor Group Maximum Principal Increase Amount in connection with each such Class C Investor Group Maximum Principal Increase, and each Class C Advance subsequent to any of the foregoing shall be allocated solely to such Class C Additional Investor Groups and/or such Class C Investor Groups, as applicable, until (and only until) the Class C Principal Amount is allocated ratably among all Class C Investor Groups (based upon each such Class C Investor Group’s Class C Commitment Percentage after giving effect to each such Class C Investor Group or Class C Additional Investor Group becoming party hereto and/or each such Class C Investor Group Maximum Principal Increase, as applicable); provided further that on or prior to the Payment Date (or, if such Class C Investor Group or Class C Additional Investor Group becomes party hereto or such Class C Investor Group Maximum Principal Increase occurs, in either case, after the Determination Date with respect to such Payment Date, the second Payment Date) immediately following the date on which any such Class C Investor Group or Class C Additional Investor Group becomes party hereto or a Class C Investor Group Maximum Principal Increase occurs, HVF II shall use commercially reasonable efforts to request Class C Advances and/or effect Class C Voluntary Decreases to the extent necessary to cause (after giving effect to such Class C Advances and Class C Voluntary Decreases) the Class C Principal Amount to be allocated ratably among all Class C Investor Groups (based upon each such Class C Investor Group’s Class C Commitment Percentage after giving effect to such Class C Investor Group or Class C Additional Investor Group becoming party hereto or such Class C Investor Group Maximum Principal Increase, as applicable).
(v)    Class C Delayed Funding Procedures.
A.    A Class C Delayed Funding Purchaser, upon receipt of any notice of a Class C Advance pursuant to Section 2.2(c)(i), promptly (but in no event later than 6:00 p.m. (New York time) on the second Business Day prior to the proposed date of such Class C Advance) may notify HVF II in writing (a “Class C Delayed Funding Notice”) of its election to designate such Class C Advance as a delayed Class C Advance (such Class C Advance, a “Class C Designated Delayed Advance”). If such Class C Delayed Funding Purchaser’s ratable portion of such Class C Advance exceeds its Class C Required Non-Delayed Amount (such excess amount, the “Class C Permitted Delayed Amount”), then the Class C Delayed Funding Purchaser also shall include in the Class C Delayed Funding Notice the portion of such Class C Advance (such amount as specified in the Class C Delayed Funding Notice, not to exceed such Class C Delayed Funding Purchaser’s Class C Permitted Delayed Amount, the “Class C Delayed Amount”) that the Class C Delayed Funding Purchaser has elected to fund on a Business Day that is on or prior to the thirty-fifth (35th) day following the proposed date of such Class C Advance (such date as specified in the Class C Delayed Funding Notice, the “Class C Delayed Funding Date”) rather than on the date for such Class C Advance specified in the related Class A/B/C Advance Request.
B.    If (A) one or more Class C Delayed Funding Purchasers provide a Class C Delayed Funding Notice to HVF II specifying a Class C Delayed Amount in respect of any Class C Advance and (B) HVF II shall not have revoked the notice of the Class C Advance by 10:00 a.m. (New York time) on the Business Day preceding the proposed date of such Class C Advance, then HVF II, by no later than 11:30 a.m. (New York time) on the Business Day preceding the date of such proposed Class C Advance, may (but shall have no obligation to) direct each Class C Available Delayed Amount Committed Note Purchaser to fund an additional portion of such Class C Advance on the proposed date of such Class C Advance equal to such Class C Available Delayed Amount Committed Note Purchaser’s proportionate share (based upon the relative Class C Committed Note Purchaser Percentage of such Class C Available Delayed Amount Committed Note Purchasers) of the aggregate Class C Delayed Amount with respect to the proposed Class C Advance; provided that, (i) no Class C Available Delayed Amount Committed Note Purchaser shall be required to fund any portion of its proportionate share of such aggregate Class C Delayed Amount that would cause its Class C Investor Group Principal Amount to exceed its Class C Maximum

Investor Group Principal Amount and (ii) any Class C Conduit Investor, if any, in the Class C Available Delayed Amount Committed Note Purchaser’s Class C Investor Group may, in its sole discretion, agree to fund such proportionate share of such aggregate Class C Delayed Amount.
C.    Upon receipt of any notice of a Class C Delayed Amount in respect of a Class C Advance pursuant to Section 2.2(c)(v)(B), a Class C Available Delayed Amount Committed Note Purchaser, promptly (but in no event later than 6:00 p.m. (New York time) on the Business Day prior to the proposed date of such Class C Advance) may notify HVF II in writing (a “Class C Second Delayed Funding Notice”) of its election to decline to fund a portion of its proportionate share of such Class C Delayed Amount (such portion, the “Class C Second Delayed Funding Notice Amount”); provided that, the Class C Second Delayed Funding Notice Amount shall not exceed the excess, if any, of (A) such Class C Available Delayed Amount Committed Note Purchaser’s proportionate share of such Class C Delayed Amount over (B) such Class C Available Delayed Amount Committed Note Purchaser’s Class C Required Non-Delayed Amount (after giving effect to the funding of any amount in respect of such Class C Advance to be made by such Class C Available Delayed Amount Committed Note Purchaser or the Class C Conduit Investor in such Class C Available Delayed Amount Committed Note Purchaser’s Class C Investor Group) (such excess amount, the “Class C Second Permitted Delayed Amount”), and upon any such election, such Class C Available Delayed Amount Committed Note Purchaser shall include in the Class C Second Delayed Funding Notice the Class C Second Delayed Funding Notice Amount.
(vi)    Funding Class C Advances.
A.    Subject to the other conditions set forth in this Section 2.2(c), on the date of each Class C Advance, each Class C Conduit Investor and Class C Committed Note Purchaser(s) funding such Class C Advance shall make available to HVF II its portion of the amount of such Class C Advance (other than any Class C Delayed Amount) by wire transfer in U.S. dollars in same day funds to the Series 2013-A Principal Collection Account no later than 2:00 p.m. (New York City time) on the date of such Class C Advance. Proceeds from any Class C Advance shall be deposited into the Series 2013-A Principal Collection Account.
B.    A Class C Delayed Funding Purchaser that delivered a Class C Delayed Funding Notice in respect of a Class C Delayed Amount shall be obligated to fund such Class C Delayed Amount on the related Class C Delayed Funding Date in the manner set forth in the next succeeding sentence, irrespective of whether the Series 2013-A Commitment Termination Date shall have occurred on or prior to such Class C Delayed Funding Date or HVF II would be able to satisfy the Class C Funding Conditions on such Class C Delayed Funding Date. Such Class C Delayed Funding Purchaser shall (i) pay the sum of the Class C

Second Delayed Funding Notice Amount related to such Class C Delayed Amount, if any, to HVF II no later than 2:00 p.m. (New York time) on the related Class C Delayed Funding Date by wire transfer in U.S. dollars in same day funds to the Series 2013-A Principal Collection Account, and (ii) pay the Class C Delayed Funding Reimbursement Amount related to such Class C Delayed Amount, if any, on such related Class C Delayed Funding Date to each applicable Class C Funding Agent in immediately available funds for the ratable benefit of the related Class C Available Delayed Amount Purchasers that funded the Class C Delayed Amount on the date of the Advance related to such Class C Delayed Amount in accordance with Section 2.2(c)(v)(B), based on the relative amount of such Class C Delayed Amount funded by such Class C Available Delayed Amount Purchaser on the date of such Class C Advance pursuant to Section 2.2(c)(v)(B).
(vii)    Class C Funding Defaults. If, by 2:00 p.m. (New York City time) on the date of any Class C Advance, one or more Class C Committed Note Purchasers in a Class C Investor Group (each, a “Class C Defaulting Committed Note Purchaser,” and each Class C Committed Note Purchaser in the related Class C Investor Group that is not a Class C Defaulting Committed Note Purchaser, a “Class C Non-Defaulting Committed Note Purchaser”) fails to make its portion of such Class C Advance, available to HVF II pursuant to Section 2.2(c)(vi) (the aggregate amount unavailable to HVF II as a result of any such failure being herein called a “Class C Advance Deficit”), then the Class C Funding Agent for such Class C Investor Group, by no later than 2:30 p.m. (New York City time) on the applicable date of such Class C Advance, shall instruct each Class C Non-Defaulting Committed Note Purchaser in the same Class C Investor Group as the Class C Defaulting Committed Note Purchaser to pay, by no later than 3:00 p.m. (New York City time), in immediately available funds, to the Series 2013-A Principal Collection Account, an amount equal to the lesser of (i) such Class C Non-Defaulting Committed Note Purchaser’s pro rata portion (based upon the relative Class C Committed Note Purchaser Percentage of such Class C Non-Defaulting Committed Note Purchasers) of the Class C Advance Deficit and (ii) the amount by which such Class C Non-Defaulting Committed Note Purchaser’s pro rata portion (by Class C Committed Note Purchaser Percentage) of the Class C Maximum Investor Group Principal Amount for such Class C Investor Group exceeds the portion of the Class C Investor Group Principal Amount for such Class C Investor Group funded by such Class C Non-Defaulting Committed Note Purchaser (determined after giving effect to all Class C Advances already made by such Class C Investor Group on such date). Subject to Section 1.3, a Class C Defaulting Committed Note Purchaser shall forthwith, upon demand, pay to the applicable Class C Funding Agent for the ratable benefit of the Class C Non-Defaulting Committed Note Purchasers all amounts paid by each such Class C Non-Defaulting Committed Note Purchaser on behalf of such Class C Defaulting Committed Note Purchaser, together with interest thereon, for each day from the date a payment was made by a Class C Non-Defaulting Committed Note Purchaser until the date such Class C Non-Defaulting Committed Note Purchaser has been paid such amounts in full, at a rate per annum equal to the sum of the Base Rate plus 0.50% per annum. For the avoidance of doubt, no Class C Delayed Funding Purchaser that has provided a Class C Delayed Funding Notice in respect of a Class C Advance shall be considered to be in default of its obligation to fund its Class C Delayed Amount or be treated as a Class C Defaulting Committed Note Purchaser hereunder unless and until it has failed to fund the Class C Delayed Funding Reimbursement Amount or the Class C Second Delayed Funding Notice Amount on the related Class C Delayed Funding Date in accordance with Section 2.2(c)(vi)(B).
(d)    Class D Advances.
(i)    Class D Advance Requests. Subject to the terms of this Series 2013-A Supplement, including satisfaction of the Class D Funding Conditions, the aggregate outstanding principal amount of the Class D Notes may be increased from time to time. On any Business Day during the Series 2013-A Revolving Period, HVF II, subject to this Section 2.2(d), may increase the Class D Principal Amount (such increase, including any increase resulting from a Class D Investor Group Maximum Principal Increase Amount or a Class D Additional Investor Group Initial Principal Amount, is referred to as a “Class D Advance”), which increase shall be allocated among the Class D Investor Groups in accordance with Section 2.2(d)(iv).
A.    Whenever HVF II wishes a Class D Conduit Investor, or if there is no Class D Conduit Investor with respect to any Class D Investor Group, the Class D Committed Note Purchaser with respect to such Class D Investor Group, to make a Class D Advance, HVF II shall notify the Administrative Agent, the related Class D Funding Agent and the Trustee by providing written notice delivered to the Administrative Agent, the Trustee and such Class D Funding Agent (with a copy of such notice delivered to the Class D Committed Note Purchasers) no later than 11:30 a.m. (New York City time) on the second Business Day prior to the proposed Class D Advance (which notice may be combined with the notice delivered pursuant to Section 2.1(b)(iv), in the case of a Class D Advance in connection with a Class D Additional Investor Group Initial Principal Amount, or pursuant to Section 2.1(c)(iv), in the case of a Class D Advance in connection with a Class D Investor Group Maximum Principal Increase Amount). Each such notice shall be irrevocable and shall in each case refer to this Series 2013-A Supplement and specify the aggregate amount of the requested Class D Advance to be made on such date; provided, however, if HVF II receives a Class D Delayed Funding Notice in accordance with Section 2.2(d)(v) by 6:00 p.m. (New York time) on the second Business Day prior to the date of any proposed Class D Advance, HVF II shall have the right to revoke the Class D Advance Request by providing the Administrative Agent and each Class D Funding Agent (with a copy to the Trustee and each Class D Committed Note Purchaser) written notice, by telecopy or electronic mail, of such revocation no later than 10:00 a.m.

(New York time) on the Business Day prior to the proposed date of such Class D Advance.
B.    Each Class D Funding Agent shall promptly advise its related Class D Conduit Investor, or if there is no Class D Conduit Investor with respect to any Class D Investor Group, its related Class D Committed Note Purchaser, of any notice given pursuant to Section 2.2(d)(i) and, if there is a Class D Conduit Investor with respect to any Class D Investor Group, shall promptly thereafter (but in no event later than 11:00 a.m. (New York City time) on the proposed date of the Class D Advance), notify HVF II and the related Class D Committed Note Purchaser(s), whether such Class D Conduit Investor has determined to make such Class D Advance.
(ii)    Party Obligated to Fund Class D Advances. Upon HVF II’s request in accordance with Section 2.2(d)(i):
A.    each Class D Conduit Investor, if any, may fund Class D Advances (whether as a Class D Non-Delayed Amount or a Class D Delayed Amount) from time to time during the Series 2013-A Revolving Period;
B.    if any Class D Conduit Investor determines that it will not make a Class D Advance (whether as a Class D Non-Delayed Amount or a Class D Delayed Amount) or any portion of a Class D Advance (whether as a Class D Non-Delayed Amount or a Class D Delayed Amount), then such Class D Conduit Investor shall notify the Administrative Agent and the Class D Funding Agent with respect to such Class D Conduit Investor, and each Class D Committed Note Purchaser with respect to such Class D Conduit Investor, subject to Section 2.2(d)(v), shall fund its pro rata portion (by Class D Committed Note Purchaser Percentage) of the Class D Commitment Percentage with respect to such Class D Investor Group of such Class D Advance (whether as a Class D Non-Delayed Amount or a Class D Delayed Amount) not funded by such Class D Conduit Investor; and
C.    if there is no Class D Conduit Investor with respect any Class D Investor Group, then the Class D Committed Note Purchaser(s) with respect to such Class D Investor Group, subject to Section 2.2(d)(v), shall fund Class D Advances (whether as a Class D Non-Delayed Amount or a Class D Delayed Amount) from time to time.
(iii)    Class D Conduit Investor Funding. Each Class D Conduit Investor hereby agrees with respect to itself that it will use commercially reasonable efforts to fund Class D Advances made by its Class D Investor Group through the issuance of Class D Commercial Paper; provided that, (i) no Class D Conduit Investor will have any obligation to use commercially reasonable efforts to fund Class D Advances made by its Class D Investor Group through the issuance of Class D Commercial Paper at any time that the funding of such Class D Advance through the issuance of Class D Commercial Paper would be prohibited by the program documents governing such Class D Conduit Investor’s commercial paper program, (ii) nothing herein is (or shall be construed) as a commitment by any Class D Conduit Investor to fund any Class D Advance through the issuance of Class D Commercial Paper; provided further that, the Class D Conduit Investors shall not, and shall not be obligated to, fund or pay any amount pursuant to this Series 2013-A Supplement unless (i) the respective Class D Conduit Investor has received funds that may be used to make such funding or other payment and which funds are not required to repay any of the commercial paper notes (“Class D CP Notes”) issued by such Class D Conduit Investor when due and (ii) after giving effect to such funding or payment, either (x) such Class D Conduit Investor could issue Class D CP Notes to refinance all of its outstanding Class D CP Notes (assuming such outstanding Class D CP Notes matured at such time) in accordance with the program documents governing its commercial paper program or (y) all of the Class D CP Notes are paid in full. Any amount that a Class D Conduit Investor does not pay pursuant to the operation of the second proviso of the preceding sentence shall not constitute a claim (as defined in Section 101 of the Bankruptcy Code) against or obligation of such Class D Conduit Investor for any such insufficiency.
(iv)    Class D Advance Allocations. HVF II shall allocate the proposed Class D Advance among the Class D Investor Groups ratably by their respective Class D Commitment Percentages; provided that, in the event that one or more Class D Investor Groups become party to this Series 2013-A Supplement on the Sixth Restatement Effective Date that were not party to the Fifth Series 2013-A Supplement, one or more Class D Additional Investor Groups become party to this Series 2013-A Supplement in accordance with Section 2.1(b)(iv) or one or more Class D Investor Group Maximum Principal Increases are effected in accordance with Section 2.1(c)(iv), any Class D Additional Investor Group Initial Principal Amount in connection with the addition of each such Class D Additional Investor Group, any Class D Investor Group Maximum Principal Increase Amount in connection with each such Class D Investor Group Maximum Principal Increase, and each Class D Advance subsequent to any of the foregoing shall be allocated solely to such Class D Additional Investor Groups and/or such Class D Investor Groups, as applicable, until (and only until) the Class D Principal Amount is allocated ratably among all Class D Investor Groups (based upon each such Class D Investor Group’s Class D Commitment Percentage after giving effect to each such Class D Investor Group or Class D Additional Investor Group becoming party hereto and/or each such Class D Investor Group Maximum Principal Increase, as applicable); provided further that on or prior to the Payment Date (or, if such Class D Investor Group or Class D Additional Investor Group becomes party hereto or such Class D Investor Group Maximum Principal Increase occurs, in either case, after the Determination Date with respect to such Payment Date, the second Payment Date) immediately following the date on which any such Class D Investor Group or Class D Additional Investor Group

becomes party hereto or a Class D Investor Group Maximum Principal Increase occurs, HVF II shall use commercially reasonable efforts to request Class D Advances and/or effect Class D Voluntary Decreases to the extent necessary to cause (after giving effect to such Class D Advances and Class D Voluntary Decreases) the Class D Principal Amount to be allocated ratably among all Class D Investor Groups (based upon each such Class D Investor Group’s Class D Commitment Percentage after giving effect to such Class D Investor Group or Class D Additional Investor Group becoming party hereto or such Class D Investor Group Maximum Principal Increase, as applicable).
(v)    Class D Delayed Funding Procedures.
A.    A Class D Delayed Funding Purchaser, upon receipt of any notice of a Class D Advance pursuant to Section 2.2(d)(i), promptly (but in no event later than 6:00 p.m. (New York time) on the second Business Day prior to the proposed date of such Class D Advance) may notify HVF II in writing (a “Class D Delayed Funding Notice”) of its election to designate such Class D Advance as a delayed Class D Advance (such Class D Advance, a “Class D Designated Delayed Advance”). If such Class D Delayed Funding Purchaser’s ratable portion of such Class D Advance exceeds its Class D Required Non-Delayed Amount (such excess amount, the “Class D Permitted Delayed Amount”), then the Class D Delayed Funding Purchaser also shall include in the Class D Delayed Funding Notice the portion of such Class D Advance (such amount as specified in the Class D Delayed Funding Notice, not to exceed such Class D Delayed Funding Purchaser’s Class D Permitted Delayed Amount, the “Class D Delayed Amount”) that the Class D Delayed Funding Purchaser has elected to fund on a Business Day that is on or prior to the thirty-fifth (35th) day following the proposed date of such Class D Advance (such date as specified in the Class D Delayed Funding Notice, the “Class D Delayed Funding Date”) rather than on the date for such Class D Advance specified in the related Class D Advance Request.
B.    If (A) one or more Class D Delayed Funding Purchasers provide a Class D Delayed Funding Notice to HVF II specifying a Class D Delayed Amount in respect of any Class D Advance and (B) HVF II shall not have revoked the notice of the Class D Advance by 10:00 a.m. (New York time) on the Business Day preceding the proposed date of such Class D Advance, then HVF II, by no later than 11:30 a.m. (New York time) on the Business Day preceding the date of such proposed Class D Advance, may (but shall have no obligation to) direct each Class D Available Delayed Amount Committed Note Purchaser to fund an additional portion of such Class D Advance on the proposed date of such Class D Advance equal to such Class D Available Delayed Amount Committed Note Purchaser’s proportionate share (based upon the relative Class D Committed Note Purchaser Percentage of such Class D Available Delayed Amount Committed Note Purchasers) of the aggregate Class D Delayed Amount with respect to the proposed Class D Advance; provided that, (i) no Class D Available Delayed

Amount Committed Note Purchaser shall be required to fund any portion of its proportionate share of such aggregate Class D Delayed Amount that would cause its Class D Investor Group Principal Amount to exceed its Class D Maximum Investor Group Principal Amount and (ii) any Class D Conduit Investor, if any, in the Class D Available Delayed Amount Committed Note Purchaser’s Class D Investor Group may, in its sole discretion, agree to fund such proportionate share of such aggregate Class D Delayed Amount.
C.    Upon receipt of any notice of a Class D Delayed Amount in respect of a Class D Advance pursuant to Section 2.2(d)(v)(B), a Class D Available Delayed Amount Committed Note Purchaser, promptly (but in no event later than 6:00 p.m. (New York time) on the Business Day prior to the proposed date of such Class D Advance) may notify HVF II in writing (a “Class D Second Delayed Funding Notice”) of its election to decline to fund a portion of its proportionate share of such Class D Delayed Amount (such portion, the “Class D Second Delayed Funding Notice Amount”); provided that, the Class D Second Delayed Funding Notice Amount shall not exceed the excess, if any, of (A) such Class D Available Delayed Amount Committed Note Purchaser’s proportionate share of such Class D Delayed Amount over (B) such Class D Available Delayed Amount Committed Note Purchaser’s Class D Required Non-Delayed Amount (after giving effect to the funding of any amount in respect of such Class D Advance to be made by such Class D Available Delayed Amount Committed Note Purchaser or the Class D Conduit Investor in such Class D Available Delayed Amount Committed Note Purchaser’s Class D Investor Group) (such excess amount, the “Class D Second Permitted Delayed Amount”), and upon any such election, such Class D Available Delayed Amount Committed Note Purchaser shall include in the Class D Second Delayed Funding Notice the Class D Second Delayed Funding Notice Amount.
(vi)    Funding Class D Advances.
A.    Subject to the other conditions set forth in this Section 2.2(d), on the date of each Class D Advance, each Class D Conduit Investor and Class D Committed Note Purchaser(s) funding such Class D Advance shall make available to HVF II its portion of the amount of such Class D Advance (other than any Class D Delayed Amount) by wire transfer in U.S. dollars in same day funds to the Series 2013-A Principal Collection Account no later than 2:00 p.m. (New York City time) on the date of such Class D Advance. Proceeds from any Class D Advance shall be deposited into the Series 2013-A Principal Collection Account.
B.    A Class D Delayed Funding Purchaser that delivered a Class D Delayed Funding Notice in respect of a Class D Delayed Amount shall be obligated to fund such Class D Delayed Amount on the related Class D Delayed Funding Date in the manner set forth in the next succeeding sentence, irrespective of whether the Series 2013-A Commitment Termination Date shall have occurred on or prior to such Class D Delayed Funding Date or HVF II would be able to satisfy the Class D Funding Conditions on such Class D Delayed Funding Date. Such Class D Delayed Funding Purchaser shall (i) pay the sum of the Class D Second Delayed Funding Notice Amount related to such Class D Delayed Amount, if any, to HVF II no later than 2:00 p.m. (New York time) on the related Class D Delayed Funding Date by wire transfer in U.S. dollars in same day funds to the Series 2013-A Principal Collection Account, and (ii) pay the Class D Delayed Funding Reimbursement Amount related to such Class D Delayed Amount, if any, on such related Class D Delayed Funding Date to each applicable Class D Funding Agent in immediately available funds for the ratable benefit of the related Class D Available Delayed Amount Purchasers that funded the Class D Delayed Amount on the date of the Advance related to such Class D Delayed Amount in accordance with Section 2.2(d)(v)(B), based on the relative amount of such Class D Delayed Amount funded by such Class D Available Delayed Amount Purchaser on the date of such Class D Advance pursuant to Section 2.2(d)(v)(B).
(vii)    Class D Funding Defaults. If, by 2:00 p.m. (New York City time) on the date of any Class D Advance, one or more Class D Committed Note Purchasers in a Class D Investor Group (each, a “Class D Defaulting Committed Note Purchaser,” and each Class D Committed Note Purchaser in the related Class D Investor Group that is not a Class D Defaulting Committed Note Purchaser, a “Class D Non-Defaulting Committed Note Purchaser”) fails to make its portion of such Class D Advance, available to HVF II pursuant to Section 2.2(d)(vi) (the aggregate amount unavailable to HVF II as a result of any such failure being herein called a “Class D Advance Deficit”), then the Class D Funding Agent for such Class D Investor Group, by no later than 2:30 p.m. (New York City time) on the applicable date of such Class D Advance, shall instruct each Class D Non-Defaulting Committed Note Purchaser in the same Class D Investor Group as the Class D Defaulting Committed Note Purchaser to pay, by no later than 3:00 p.m. (New York City time), in immediately available funds, to the Series 2013-A Principal Collection Account, an amount equal to the lesser of (i) such Class D Non-Defaulting Committed Note Purchaser’s pro rata portion (based upon the relative Class D Committed Note Purchaser Percentage of such Class D Non-Defaulting Committed Note Purchasers) of the Class D Advance Deficit and (ii) the amount by which such Class D Non-Defaulting Committed Note Purchaser’s pro rata portion (by Class D Committed Note Purchaser Percentage) of the Class D Maximum Investor Group Principal Amount for such Class D Investor Group exceeds the portion of the Class D Investor Group Principal Amount for such Class D Investor Group funded by such Class D Non-Defaulting Committed Note Purchaser (determined after giving effect to all Class D Advances already made by such Class D Investor Group on such date). Subject to Section 1.3, a Class D Defaulting Committed Note Purchaser shall forthwith, upon demand, pay to the applicable Class D Funding Agent for the ratable benefit of the Class D Non-Defaulting Committed Note Purchasers all amounts paid by each such Class D

Non-Defaulting Committed Note Purchaser on behalf of such Class D Defaulting Committed Note Purchaser, together with interest thereon, for each day from the date a payment was made by a Class D Non-Defaulting Committed Note Purchaser until the date such Class D Non-Defaulting Committed Note Purchaser has been paid such amounts in full, at a rate per annum equal to the sum of the Base Rate plus 0.50% per annum. For the avoidance of doubt, no Class D Delayed Funding Purchaser that has provided a Class D Delayed Funding Notice in respect of a Class D Advance shall be considered to be in default of its obligation to fund its Class D Delayed Amount or be treated as a Class D Defaulting Committed Note Purchaser hereunder unless and until it has failed to fund the Class D Delayed Funding Reimbursement Amount or the Class D Second Delayed Funding Notice Amount on the related Class D Delayed Funding Date in accordance with Section 2.2(d)(vi)(B).
(e)    Class RR Advance Requests.
(i)    Subject to the terms of this Series 2013-A Supplement, including satisfaction of the Class RR Funding Conditions, the aggregate outstanding principal amount of the Class RR Note may be increased from time to time; provided that, the Class RR Committed Note Purchaser may waive all or part of the Class RR Funding Conditions with respect to any Class RR Advance in its sole discretion and without the consent of the Trustee, the Administrative Agent, any other Committed Note Purchaser, any Funding Agent, any Conduit Investor or any other Series 2013-A Noteholder. On any Business Day during the Series 2013-A Revolving Period, HVF II, subject to this Section 2.2(e), may increase the Class RR Principal Amount (such increase, including any increase resulting from a Class RR Maximum Principal Increase Amount, is referred to as a “Class RR Advance”).
Whenever HVF II wishes the Class RR Committed Note Purchaser to make a Class RR Advance, HVF II shall notify the Administrative Agent, the Class RR Committed Note Purchaser and the Trustee by providing written notice delivered to the Administrative Agent, the Trustee and the Class RR Committed Note Purchaser no later than 11:30 a.m. (New York City time) on the second Business Day prior to the proposed Class RR Advance (which notice may be combined with the notice delivered pursuant to Section 2.1(c)(v), in the case of a Class RR Advance in connection with a Class RR Maximum Principal Increase Amount). Each such notice shall be irrevocable and shall in each case refer to this Series 2013-A Supplement and specify the aggregate amount of the requested Class RR Advance to be made on such date.
(ii)    Party Obligated to Fund Class RR Advances. Upon HVF II’s request in accordance with Section 2.2(e)(i), the Class RR Committed Note Purchaser shall fund such Class RR Advances.

(iii)    Funding Class RR Advances. Subject to the other conditions set forth in this Section 2.2(e), on the date of each Class RR Advance, the Class RR Committed Note Purchaser shall make available to HVF II the amount of such Class RR Advance by wire transfer in U.S. dollars in same day funds to the Series 2013-A Principal Collection Account no later than 2:00 p.m. (New York City time) on the date of such Class RR Advance. Proceeds from any Class RR Advance shall be paid to or at the direction of HVF II.
(f)    Advances Pro Rata. Each Class A Advance pursuant to Section 2.2(a), Class B Advance pursuant to Section 2.2(b) and Class C Advance pursuant to Section 2.2(c) may only be made if simultaneously HVF II effects a pro rata increase in each of the Class A Principal Amount, Class B Principal Amount and Class C Principal Amount.
(g)    Initial Advances Following the Sixth Restatement Effective Date. Notwithstanding anything herein or in any other Series 2013-A Related Document to the contrary, and without any further notice to any party, on February 24, 2020, (i) each Class A Investor Group with respect to which the entity listed on Schedule VIII is a Class A Committed Note Purchaser shall pay or cause to paid, in accordance with Section 2.2(a), to HVF II the amount specified opposite such Class A Committed Note Purchaser on Schedule VIII as if such specified amount was a Class A Advance, (ii) each Class B Investor Group with respect to which the entity listed on Schedule VIII is a Class B Committed Note Purchaser shall pay or cause to paid, in accordance with Section 2.2(b), to HVF II the amount specified opposite such Class B Committed Note Purchaser on Schedule VIII as if such specified amount was a Class B Advance, (iii) each Class C Investor Group with respect to which the entity listed on Schedule VIII is a Class C Committed Note Purchaser shall pay or cause to paid, in accordance with Section 2.2(c), to HVF II the amount specified opposite such Class C Committed Note Purchaser on Schedule VIII as if such specified amount was a Class C Advance and (iv) the Class RR Committed Note Purchaser shall pay or cause to paid, in accordance with Section 2.2(e), to HVF II the amount specified opposite the Class RR Committed Note Purchaser on Schedule VIII as if such specified amount was a Class RR Advance.
Section 2.3.    Procedure for Decreasing the Principal Amount.
(a)    Principal Decreases. Subject to the terms of this Series 2013-A Supplement, the aggregate principal amount of the Series 2013-A Notes may be decreased from time to time.
(b)    Mandatory Decrease.
(i)    Obligation to Decrease Class A Notes. If any Class A Excess Principal Event shall have occurred and be continuing, then, within five (5) Business Days following HVF II’s discovery of such Class A Excess Principal Event, HVF II shall withdraw from the Series 2013-A Principal Collection Account an amount equal to the lesser of (x) the amount then on deposit in such account and available for distribution to effect a reduction in the Class A Principal Amount pursuant to Section 5.2(c), and (y) the amount necessary so that, after giving effect to all Class A Voluntary Decreases prior to such date, no such Class A Excess Principal Event shall exist, and distribute the lesser of such (x) and (y) to the Class A Noteholders in respect of principal of the Class A Notes to make a reduction in the Class A Principal Amount in accordance with Section 5.2 (each reduction of the Class A Principal Amount pursuant to this clause (i), a “Class A Mandatory Decrease” and the amount of each such reduction, the “Class A Mandatory Decrease Amount”).
(ii)    Obligation to Decrease Class B Notes. If any Class B Excess Principal Event shall have occurred and be continuing, then, within five (5) Business Days following HVF II’s discovery of such Class B Excess Principal Event, HVF II shall withdraw from the Series 2013-A Principal Collection Account an amount equal to the lesser of (x) the amount then on deposit in such account and available for distribution to effect a reduction in the Class B Principal Amount pursuant to Section 5.2(c), and (y) the amount necessary so that, after giving effect to all Class B Voluntary Decreases prior to such date, no such Class B Excess Principal Event shall exist, and distribute the lesser of such (x) and (y) to the Class B Noteholders in respect of principal of the Class B Notes to make a reduction in the Class B Principal Amount in accordance with Section 5.2 (each reduction of the Class B Principal Amount pursuant to this clause (ii), a “Class B Mandatory Decrease” and the amount of each such reduction, the “Class B Mandatory Decrease Amount”).
(iii)    Obligation to Decrease Class C Notes. If any Class C Excess Principal Event shall have occurred and be continuing, then, within five (5) Business Days following HVF II’s discovery of such Class C Excess Principal Event, HVF II shall withdraw from the Series 2013-A Principal Collection Account an amount equal to the lesser of (x) the amount then on deposit in such account and available for distribution to effect a reduction in the Class C Principal Amount pursuant to Section 5.2(c), and (y) the amount necessary so that, after giving effect to all Class C Voluntary Decreases prior to such date, no such Class C Excess Principal Event shall exist, and distribute the lesser of such (x) and (y) to the Class C Noteholders in respect of principal of the Class C Notes to make a reduction in the Class C Principal Amount in accordance with Section 5.2 (each reduction of the Class C Principal Amount pursuant to this clause (iii), a “Class C Mandatory Decrease” and the amount of each such reduction, the “Class C Mandatory Decrease Amount”).
(iv)    Obligation to Decrease Class D Notes. If any Class D Excess Principal Event shall have occurred and be continuing, then, within five (5) Business Days following HVF II’s discovery of such Class D Excess Principal Event, HVF II shall withdraw from the Series 2013-A Principal Collection Account an amount equal to the lesser of (x) the amount then on deposit in such account and available for distribution to effect a reduction in the Class D Principal Amount pursuant to Section 5.2(c), and (y) the amount necessary so that, after giving effect to all Class D Voluntary Decreases prior to such date, no such Class D Excess Principal Event shall exist, and distribute the lesser of such (x) and (y) to the Class D Noteholders in respect of principal of the Class D Notes to make a reduction in the Class D Principal Amount in accordance with Section 5.2 (each reduction of the Class D Principal Amount pursuant to this clause (iv), a “Class D Mandatory Decrease” and the amount of each such reduction, the “Class D Mandatory Decrease Amount”).
(v)    Obligation to Decrease Class RR Notes. If any Class RR Excess Principal Event shall have occurred and be continuing, then, within five (5) Business Days following HVF II’s discovery of such Class RR Excess Principal Event, HVF II shall withdraw from the Series 2013-A Principal Collection Account an amount equal to the lesser of (x) the amount then on deposit in such account and available for distribution to effect a reduction in the Class RR Principal Amount pursuant to Section 5.2(c), and (y) the amount necessary so that, after giving effect to all Class RR Voluntary Decreases prior to such date, no such Class RR Excess Principal Event shall exist, and distribute the lesser of such (x) and (y) to the Class RR Committed Note Purchaser in respect of principal of the Class RR Note to make a reduction in the Class RR Principal Amount in accordance with Section 5.2 (each reduction of the Class RR Principal Amount pursuant to this clause (v), a “Class RR Mandatory Decrease” and the amount of each such reduction, the “Class RR Mandatory Decrease Amount”).
(vi)    Breakage. Subject to and in accordance with Section 3.6, (v) with respect to each Class A Mandatory Decrease, HVF II shall reimburse each Class A Investor Group on the next succeeding Payment Date for any associated breakage costs payable as a result of such Class A Mandatory Decrease, (w) with respect to each Class B Mandatory Decrease, HVF II shall reimburse each Class B Investor Group on the next succeeding Payment Date for any associated breakage costs payable as a result of such Class B Mandatory Decrease, (x) with respect to each Class C Mandatory Decrease, HVF II shall reimburse each Class C Investor Group on the next succeeding Payment Date for any associated breakage costs payable as a result of such Class C Mandatory Decrease, (y) with respect to each Class D Mandatory Decrease, HVF II shall reimburse each Class D Investor Group on the next succeeding Payment Date for any associated breakage costs payable as a result of such Class D Mandatory Decrease, and (z) with respect to each Class RR Mandatory Decrease, HVF II shall reimburse the Class RR Committed Note Purchaser on the next succeeding Payment Date for any associated breakage costs payable as a result of such Class RR Mandatory Decrease.
(vii)    Notice of Mandatory Decrease. Upon discovery of any Class A Excess Principal Event, HVF II, within two (2) Business Days of such discovery, shall deliver written notice of any related Class A Mandatory Decreases, any related Class A Mandatory Decrease Amount and the date of any such Class A

Mandatory Decrease to the Trustee and each Class A Noteholder. Upon discovery of any Class B Excess Principal Event, HVF II, within two (2) Business Days of such discovery, shall deliver written notice of any related Class B Mandatory Decreases, any related Class B Mandatory Decrease Amount and the date of any such Class B Mandatory Decrease to the Trustee and each Class B Noteholder. Upon discovery of any Class C Excess Principal Event, HVF II, within two (2) Business Days of such discovery, shall deliver written notice of any related Class C Mandatory Decreases, any related Class C Mandatory Decrease Amount and the date of any such Class C Mandatory Decrease to the Trustee and each Class C Noteholder. Upon discovery of any Class D Excess Principal Event, HVF II, within two (2) Business Days of such discovery, shall deliver written notice of any related Class D Mandatory Decreases, any related Class D Mandatory Decrease Amount and the date of any such Class D Mandatory Decrease to the Trustee and each Class D Noteholder. Upon discovery of any Class RR Excess Principal Event, HVF II, within two (2) Business Days of such discovery, shall deliver written notice of any related Class RR Mandatory Decreases, any related Class RR Mandatory Decrease Amount and the date of any such Class RR Mandatory Decrease to the Trustee and the Class RR Committed Note Purchaser.
(c)    Voluntary Decrease.
(i)    Procedures for Class A Voluntary Decrease. On any Business Day, upon at least three (3) Business Day’s prior notice to each Class A Noteholder, each Class A Conduit Investor, each Class A Committed Note Purchaser and the Trustee, HVF II may decrease the Class A Principal Amount in whole or in part (each such reduction of the Class A Principal Amount pursuant to this Section 2.3(c)(i), a “Class A Voluntary Decrease”) by withdrawing from the Series 2013-A Principal Collection Account an amount up to the sum of all amounts then on deposit in such account and available for distribution to effect a Class A Voluntary Decrease pursuant to Section 5.2, and distributing the amount of such withdrawal (such amount, the “Class A Voluntary Decrease Amount”) to the Class A Noteholders as specified in Section 5.2. Each such notice shall set forth the date of such Class A Voluntary Decrease, the related Class A Voluntary Decrease Amount, whether HVF II is electing to pay any Class A Terminated Purchaser in connection with such Class A Voluntary Decrease, and the amount to be paid to such Class A Terminated Purchaser (if any).
(ii)    Procedures for Class B Voluntary Decrease. On any Business Day, upon at least three (3) Business Day’s prior notice to each Class B Noteholder, each Class B Conduit Investor, each Class B Committed Note Purchaser and the Trustee, HVF II may decrease the Class B Principal Amount in whole or in part (each such reduction of the Class B Principal Amount pursuant to this Section 2.3(c)(ii), a “Class B Voluntary Decrease”) by withdrawing from the Series 2013-A Principal Collection Account an amount up to the sum of all amounts then on deposit in such account and available for distribution to effect a Class B Voluntary

Decrease pursuant to Section 5.2, and distributing the amount of such withdrawal (such amount, the “Class B Voluntary Decrease Amount”) to the Class B Noteholders as specified in Section 5.2. Each such notice shall set forth the date of such Class B Voluntary Decrease, the related Class B Voluntary Decrease Amount, whether HVF II is electing to pay any Class B Terminated Purchaser in connection with such Class B Voluntary Decrease, and the amount to be paid to such Class B Terminated Purchaser (if any).
(iii)    Procedures for Class C Voluntary Decrease. On any Business Day, upon at least three (3) Business Day’s prior notice to each Class C Noteholder, each Class C Conduit Investor, each Class C Committed Note Purchaser and the Trustee, HVF II may decrease the Class C Principal Amount in whole or in part (each such reduction of the Class C Principal Amount pursuant to this Section 2.3(c)(iii), a “Class C Voluntary Decrease”) by withdrawing from the Series 2013-A Principal Collection Account an amount up to the sum of all amounts then on deposit in such account and available for distribution to effect a Class C Voluntary Decrease pursuant to Section 5.2, and distributing the amount of such withdrawal (such amount, the “Class C Voluntary Decrease Amount”) to the Class C Noteholders as specified in Section 5.2. Each such notice shall set forth the date of such Class C Voluntary Decrease, the related Class C Voluntary Decrease Amount, whether HVF II is electing to pay any Class C Terminated Purchaser in connection with such Class C Voluntary Decrease, and the amount to be paid to such Class C Terminated Purchaser (if any).
(iv)    Procedures for Class D Voluntary Decrease. On any Business Day, upon at least three (3) Business Day’s prior notice to each Class D Noteholder, each Class D Conduit Investor, each Class D Committed Note Purchaser and the Trustee, HVF II may decrease the Class D Principal Amount in whole or in part (each such reduction of the Class D Principal Amount pursuant to this Section 2.3(c)(iv), a “Class D Voluntary Decrease”) by withdrawing from the Series 2013-A Principal Collection Account an amount up to the sum of all amounts then on deposit in such account and available for distribution to effect a Class D Voluntary Decrease pursuant to Section 5.2, and distributing the amount of such withdrawal (such amount, the “Class D Voluntary Decrease Amount”) to the Class D Noteholders as specified in Section 5.2. Each such notice shall set forth the date of such Class D Voluntary Decrease, the related Class D Voluntary Decrease Amount, whether HVF II is electing to pay any Class D Terminated Purchaser in connection with such Class D Voluntary Decrease, and the amount to be paid to such Class D Terminated Purchaser (if any).
(v)    Procedures for Class RR Voluntary Decrease. On any Business Day, upon at least three (3) Business Day’s prior notice to the Class RR Committed Note Purchaser and the Trustee, HVF II may decrease the Class RR Principal Amount in whole or in part (each such reduction of the Class RR Principal Amount pursuant to this Section 2.3(c)(v), a “Class RR Voluntary

Decrease”) by withdrawing from the Series 2013-A Principal Collection Account an amount up to the sum of all amounts then on deposit in such account and available for distribution to effect a Class RR Voluntary Decrease pursuant to Section 5.2, and distributing the amount of such withdrawal (such amount, the “Class RR Voluntary Decrease Amount”) to the Class RR Committed Note Purchaser as specified in Section 5.2. Each such notice shall set forth the date of such Class RR Voluntary Decrease and the related Class RR Voluntary Decrease Amount.
(vi)    Breakage. Subject to and in accordance with Section 3.6, (v) with respect to each Class A Voluntary Decrease, HVF II shall reimburse each Class A Investor Group on the next succeeding Payment Date for any associated breakage costs payable as a result of such Class A Voluntary Decrease, (w) with respect to each Class B Voluntary Decrease, HVF II shall reimburse each Class B Investor Group on the next succeeding Payment Date for any associated breakage costs payable as a result of such Class B Voluntary Decrease, (x) with respect to each Class C Voluntary Decrease, HVF II shall reimburse each Class C Investor Group on the next succeeding Payment Date for any associated breakage costs payable as a result of such Class C Voluntary Decrease, (y) with respect to each Class D Voluntary Decrease, HVF II shall reimburse each Class D Investor Group on the next succeeding Payment Date for any associated breakage costs payable as a result of such Class D Voluntary Decrease, and (z) with respect to each Class RR Voluntary Decrease, HVF II shall reimburse the Class RR Committed Note Purchaser on the next succeeding Payment Date for any associated breakage costs payable as a result of such Class RR Voluntary Decrease.
(vii)    Voluntary Decrease Minimum Denominations. Each such Class A Voluntary Decrease shall be, in the aggregate for all Class A Notes, in a minimum principal amount of $2,500,000 and integral multiples of $100,000 in excess thereof unless such Class A Voluntary Decrease is allocated to pay any Class A Investor Group Principal Amount in full. Each such Class B Voluntary Decrease shall be, in the aggregate for all Class B Notes, in a minimum principal amount of $2,500,000 and integral multiples of $100,000 in excess thereof unless such Class B Voluntary Decrease is allocated to pay any Class B Investor Group Principal Amount in full. Each such Class C Voluntary Decrease shall be, in the aggregate for all Class C Notes, in a minimum principal amount of $2,500,000 and integral multiples of $100,000 in excess thereof unless such Class C Voluntary Decrease is allocated to pay any Class C Investor Group Principal Amount in full. Each such Class D Voluntary Decrease shall be, in the aggregate for all Class D Notes, in a minimum principal amount of $2,500,000 and integral multiples of $100,000 in excess thereof unless such Class D Voluntary Decrease is allocated to pay any Class D Investor Group Principal Amount in full. Each such Class RR Voluntary Decrease shall be in a minimum principal amount of $2,500,000 and integral multiples of $100,000 in excess thereof unless such Class RR Voluntary Decrease is allocated to pay the Class RR Principal Amount in full.

(viii)    Voluntary Decreases Pro Rata. Each Class A Voluntary Decrease pursuant to Section 2.3(c)(i), Class B Voluntary Decrease pursuant to Section 2.3(c)(ii) and Class C Voluntary Decrease pursuant to Section 2.3(c)(iii) may only be made if simultaneously HVF II effects a pro rata decrease in each of the Class A Principal Amount, Class B Principal Amount and Class C Principal Amount.
(d)    Non-Extending Noteholder Payments.
(i)    On March 31, 2021, HVF II shall effect a Class A Voluntary Decrease, a Class B Voluntary Decrease and a Class C Voluntary Decrease (without any further notice thereof, notwithstanding anything in this Agreement to the contrary) and shall pay or cause to be paid to each Non-Extending Noteholder, if any (A) the Class A Investor Group Principal Amount, the Class B Investor Group Principal Amount and the Class C Investor Group Principal Amount, if any, in each case, with respect to such Non-Extending Noteholder as of such date and (B) any accrued and unpaid interest and fees with respect to such Non-Extending Noteholder as of such date
(ii)    In connection with the payment to each Non-Extending Noteholder pursuant to clause (i) of this Section 2.3(e) on March 31, 2021, if any, or any payment to a Non-Extending Noteholder prior to March 31, 2021 pursuant to Sections 9.2(a), (b) and (c) that reduces each of such Non-Extending Noteholder’s Class A Investor Group Principal Amount, Class B Investor Group Principal Amount and Class C Investor Group Principal Amount to zero,
A.    each of the Class A Maximum Investor Group Principal Amount, the Class B Maximum Investor Group Principal Amount and the Class C Maximum Investor Group Principal Amount with respect to such Non-Extending Noteholder shall be automatically and permanently reduced to zero,
B.    each of the Class A Maximum Principal Amount, the Class B Maximum Principal Amount and the Class C Maximum Principal Amount, respectively, shall be automatically reduced by the amount of the reductions effected pursuant to clause (A) above,
C.    upon the payment of the amounts required pursuant to clause (i) of this Section 2.3(e) or the reduction prior to March 31, 2021 of each of such Non-Extending Noteholder’s Class A Investor Group Principal Amount, Class B Investor Group Principal Amount and Class C Investor Group Principal Amount to zero pursuant to Sections 9.2(a), (b) and (c), such Non-Extending Noteholder shall surrender its Class A Note, Class B Note and Class C Note to the Trustee for cancellation
D.    notwithstanding anything herein to the contrary, HVF II may use the proceeds of any Class A Advances, Class B Advances, Class C Advances and/or Class D Advances received on March 31, 2021 or on the date of any payment to such Non-Extending Noteholder prior to March 31, 2021 pursuant to Sections 9.2(a), (b) and (c) to reduce each of such Non-Extending Noteholder’s Class A Investor Group Principal Amount, Class B Investor Group Principal Amount and Class C Investor Group Principal Amount to zero, to make the payments to the Non-Extending Noteholder required pursuant to clause (i) of this sentence or to make any payment to such Non-Extending Noteholder prior to March 31, 2021 pursuant to Sections 9.2(a), (b) and (c),
E.    the Administrative Agent shall revise Schedule II, Schedule IV and Schedule V to remove such Non-Extending Noteholder, which revisions, for the avoidance of doubt, shall not require the consent of the Trustee or any Series 2013-A Noteholder, and
F.    for the avoidance of doubt, such Non-Extending Noteholder shall be deemed to be a Class A Terminated Purchaser, a Class B Terminated Purchaser and a Class C Terminated Purchaser as of the earlier of March 31, 2021 or the date of any payment to the Non-Extending Noteholder prior to March 31, 2021 pursuant to Sections 9.2(a), (b) and (c) that reduces a Non-Extending Noteholder’s Class A Investor Group Principal Amount, Class B Investor Group Principal Amount and Class C Investor Group Principal Amount to zero.
(iii)    Upon the payment of any amounts required to be paid pursuant to clause (i) of this Section 2.3(e) or any payment to the Non-Extending Noteholder prior to March 31, 2021 pursuant to Sections 9.2(a), (b) and (c) that reduces a Non-Extending Noteholder’s Class A Investor Group Principal Amount, Class B Investor Group Principal Amount and Class C Investor Group Principal Amount to zero, such Non-Extending Noteholder and its related Class A Investor Group, Class B Investor Group and Class C Investor Group shall cease to be a party to this Series Supplement.
Section 2.4.    Funding Agent Register.
(a)    On each date of a Class A Advance or Class A Decrease hereunder, a duly authorized officer, employee or agent of the related Class A Funding Agent shall make appropriate notations in its books and records of the amount of such Class A Advance or Class A Decrease, as applicable. HVF II hereby authorizes each duly authorized officer, employee and agent of such Class A Funding Agent to make such notations on the books and records as aforesaid and every such notation made in accordance with the foregoing authority shall be prima facie evidence of the accuracy of the information so recorded and shall be binding on HVF II absent manifest error; provided, however, that in the event of a discrepancy between the books and records of such Class A Funding Agent and the records maintained by the Trustee pursuant to this Series 2013-A Supplement, such discrepancy shall be resolved by such Class A Funding Agent and the Administrative Agent and the Trustee shall be directed by the Administrative Agent to update its records accordingly.

(b)    On each date of a Class B Advance or Class B Decrease hereunder, a duly authorized officer, employee or agent of the related Class B Funding Agent shall make appropriate notations in its books and records of the amount of such Class B Advance or Class B Decrease, as applicable. HVF II hereby authorizes each duly authorized officer, employee and agent of such Class B Funding Agent to make such notations on the books and records as aforesaid and every such notation made in accordance with the foregoing authority shall be prima facie evidence of the accuracy of the information so recorded and shall be binding on HVF II absent manifest error; provided, however, that in the event of a discrepancy between the books and records of such Class B Funding Agent and the records maintained by the Trustee pursuant to this Series 2013-A Supplement, such discrepancy shall be resolved by such Class B Funding Agent and the Administrative Agent and the Trustee shall be directed by the Administrative Agent to update its records accordingly.
(c)    On each date of a Class C Advance or Class C Decrease hereunder, a duly authorized officer, employee or agent of the related Class C Funding Agent shall make appropriate notations in its books and records of the amount of such Class C Advance or Class C Decrease, as applicable. HVF II hereby authorizes each duly authorized officer, employee and agent of such Class C Funding Agent to make such notations on the books and records as aforesaid and every such notation made in accordance with the foregoing authority shall be prima facie evidence of the accuracy of the information so recorded and shall be binding on HVF II absent manifest error; provided, however, that in the event of a discrepancy between the books and records of such Class C Funding Agent and the records maintained by the Trustee pursuant to this Series 2013-A Supplement, such discrepancy shall be resolved by such Class C Funding Agent and the Administrative Agent and the Trustee shall be directed by the Administrative Agent to update its records accordingly.
(d)    On each date of a Class D Advance or Class D Decrease hereunder, a duly authorized officer, employee or agent of the related Class D Funding Agent shall make appropriate notations in its books and records of the amount of such Class D Advance or Class D Decrease, as applicable. HVF II hereby authorizes each duly authorized officer, employee and agent of such Class D Funding Agent to make such notations on the books and records as aforesaid and every such notation made in accordance with the foregoing authority shall be prima facie evidence of the accuracy of the information so recorded and shall be binding on HVF II absent manifest error; provided, however, that in the event of a discrepancy between the books and records of such Class D Funding Agent and the records maintained by the Trustee pursuant to this Series 2013-A Supplement, such discrepancy shall be resolved by such Class D Funding Agent and the Administrative Agent and the Trustee shall be directed by the Administrative Agent to update its records accordingly.
(e)    On each date of a Class RR Advance or Class RR Decrease hereunder, a duly authorized officer, employee or agent of the Class RR Committed Note Purchaser shall make appropriate notations in its books and records of the amount of such Class RR Advance or Class RR Decrease, as applicable. HVF II hereby authorizes each duly authorized officer, employee and agent of the Class RR Committed Note Purchaser to make such notations on the books and records as aforesaid and every such notation made in accordance with the foregoing authority shall be prima facie evidence of the accuracy of the information so recorded and shall be binding on HVF II absent manifest error; provided, however, that in the event of a discrepancy between the books and records of the Class RR Committed Note Purchaser and the records maintained by the Trustee pursuant to this Series 2013-A Supplement, such discrepancy shall be resolved by the Class RR Committed Note Purchaser and the Administrative Agent and the Trustee shall be directed by the Administrative Agent to update its records accordingly.
Section 2.5.    Reduction of Maximum Principal Amount.
(a)    Reduction of Class A Maximum Principal Amount.
(i)    HVF II, upon three (3) Business Days’ notice to the Administrative Agent, each Class A Funding Agent, each Class A Conduit Investor and each Class A Committed Note Purchaser, may effect a permanent reduction (but without prejudice to HVF II’s right to effect a Class A Investor Group Maximum Principal Increase with respect to any Class A Investor Group or add any Class A Additional Investor Group in the future, in each case in accordance with Section 2.1) of the Class A Maximum Principal Amount and a corresponding reduction of each Class A Maximum Investor Group Principal Amount; provided that, with respect to any such reduction effected pursuant to this clause (i),
A.    any such reduction (A) will be limited to the undrawn portion of the Class A Maximum Principal Amount, although any such reduction may be combined with a Class A Decrease effected pursuant to and in accordance with Section 2.3, and (B) must, in the aggregate with any corresponding reduction to the Class B Maximum Principal Amount and the Class C Maximum Principal Amount effected pursuant to Section 2.5(b) and Section 2.5(c), respectively (in accordance with Section 2.5(f)), be in a minimum amount of $10,000,000; provided that, solely for the purposes of this Section 2.5(a)(i)(A), such undrawn portion of the Class A Maximum Principal Amount shall not include any then unfunded Class A Delayed Amounts relating to any Class A Advance the notice with respect to which HVF II shall not have revoked as of the date of such reduction, and
B.    after giving effect to such reduction and any reduction to the Class B Maximum Principal Amount and the Class C Maximum Principal Amount, effected pursuant to Section 2.5(b) and Section 2.5(c), respectively (in accordance with Section 2.5(f)), the sum of the Class A Maximum Principal Amount, the Class B Maximum Principal Amount and the Class C Maximum Principal Amount equals or exceeds $100,000,000, unless reduced to zero.
(ii)    Any reduction made pursuant to this Section 2.5(a) shall be made ratably among the Class A Investor Groups on the basis of their respective Class A Maximum Investor Group Principal Amounts. No later than one Business Day following any reduction of the Class A Maximum Principal Amount becoming effective, the Administrative Agent shall revise Schedule II to reflect such reduction, which revision, for the avoidance of doubt, shall not require the consent of the Trustee or any Series 2013-A Noteholder.
(b)    Reduction of Class B Maximum Principal Amount.
(i)    HVF II, upon three (3) Business Days’ notice to the Administrative Agent, each Class B Funding Agent, each Class B Conduit Investor and each Class B Committed Note Purchaser, may effect a permanent reduction (but without prejudice to HVF II’s right to effect a Class B Investor Group Maximum Principal Increase with respect to any Class B Investor Group or add any Class B Additional Investor Group in the future, in each case in accordance with Section 2.1) of the Class B Maximum Principal Amount and a corresponding reduction of each Class B Maximum Investor Group Principal Amount; provided that, with respect to any such reduction effected pursuant to this clause (i),
A.    any such reduction (A) will be limited to the undrawn portion of the Class B Maximum Principal Amount, although any such reduction may be combined with a Class B Decrease effected pursuant to and in accordance with Section 2.3, and (B) must, in the aggregate with any corresponding reduction to the Class A Maximum Principal Amount and the Class C Maximum Principal Amount effected pursuant to Section 2.5(a) and Section 2.5(c), respectively (in accordance with Section 2.5(f)), be in a minimum amount of $10,000,000; provided that, solely for the purposes of this Section 2.5(b)(i)(A), such undrawn portion of the Class B Maximum Principal Amount shall not include any then unfunded Class B Delayed Amounts relating to any Class B Advance the notice with respect to which HVF II shall not have revoked as of the date of such reduction, and
B.    after giving effect to such reduction and any reduction to the Class A Maximum Principal Amount and the Class C Maximum Principal Amount, effected pursuant to Section 2.5(a) and Section 2.5(c), respectively (in accordance with Section 2.5(f)), the sum of the Class A Maximum Principal Amount, the Class B Maximum Principal Amount and the Class C Maximum Principal Amount equals or exceeds $100,000,000, unless reduced to zero.
(ii)    Any reduction made pursuant to this Section 2.5(b) shall be made ratably among the Class B Investor Groups on the basis of their respective Class B Maximum Investor Group Principal Amounts. No later than one Business Day following any reduction of the Class B Maximum Principal Amount becoming effective, the Administrative Agent shall revise Schedule IV to reflect such reduction, which revision, for the avoidance of doubt, shall not require the consent of the Trustee or any Series 2013-A Noteholder.

(c)    Reduction of Class C Maximum Principal Amount.
(i)    HVF II, upon three (3) Business Days’ notice to the Administrative Agent, each Class C Funding Agent, each Class C Conduit Investor and each Class C Committed Note Purchaser, may effect a permanent reduction (but without prejudice to HVF II’s right to effect a Class C Investor Group Maximum Principal Increase with respect to any Class C Investor Group or add any Class C Additional Investor Group in the future, in each case in accordance with Section 2.1) of the Class C Maximum Principal Amount and a corresponding reduction of each Class C Maximum Investor Group Principal Amount; provided that, with respect to any such reduction effected pursuant to this clause (i),
A.    any such reduction (A) will be limited to the undrawn portion of the Class C Maximum Principal Amount, although any such reduction may be combined with a Class C Decrease effected pursuant to and in accordance with Section 2.3, and (B) must, in the aggregate with any corresponding reduction to the Class A Maximum Principal Amount and the Class B Maximum Principal Amount effected pursuant to Section 2.5(a) and Section 2.5(b), respectively (in accordance with Section 2.5(f)), be in a minimum amount of $10,000,000; provided that, solely for the purposes of this Section 2.5(c)(i)(A), such undrawn portion of the Class C Maximum Principal Amount shall not include any then unfunded Class C Delayed Amounts relating to any Class C Advance the notice with respect to which HVF II shall not have revoked as of the date of such reduction, and
B.    after giving effect to such reduction and any reduction to the Class A Maximum Principal Amount and the Class B Maximum Principal Amount, effected pursuant to Section 2.5(a) and Section 2.5(b), respectively (in accordance with Section 2.5(f)), the sum of the Class A Maximum Principal Amount, the Class B Maximum Principal Amount and the Class C Maximum Principal Amount equals or exceeds $100,000,000, unless reduced to zero.
(ii)    Any reduction made pursuant to this Section 2.5(c) shall be made ratably among the Class C Investor Groups on the basis of their respective Class C Maximum Investor Group Principal Amounts. No later than one Business Day following any reduction of the Class C Maximum Principal Amount becoming effective, the Administrative Agent shall revise Schedule V to reflect such reduction, which revision, for the avoidance of doubt, shall not require the consent of the Trustee or any Series 2013-A Noteholder.
(d)    Reduction of Class D Maximum Principal Amount.
(i)    HVF II, upon three (3) Business Days’ notice to the Administrative Agent, each Class D Funding Agent, each Class D Conduit Investor and each Class D Committed Note Purchaser, may effect a permanent reduction (but without prejudice to HVF II’s right to effect a Class D Investor Group Maximum

Principal Increase with respect to any Class D Investor Group or add any Class D Additional Investor Group in the future, in each case in accordance with Section 2.1) of the Class D Maximum Principal Amount and a corresponding reduction of each Class D Maximum Investor Group Principal Amount; provided that, with respect to any such reduction effected pursuant to this clause (i),
A.    any such reduction (A) will be limited to the undrawn portion of the Class D Maximum Principal Amount, although any such reduction may be combined with a Class D Decrease effected pursuant to and in accordance with Section 2.3, and (B) must be in a minimum amount of $1,000,000; provided that, solely for the purposes of this Section 2.5(d)(i)(A), such undrawn portion of the Class D Maximum Principal Amount shall not include any then unfunded Class D Delayed Amounts relating to any Class D Advance the notice with respect to which HVF II shall not have revoked as of the date of such reduction, and
B.    after giving effect to such reduction, the Class D Maximum Principal Amount equals or exceeds $10,000,000, unless reduced to zero.
(ii)    Any reduction made pursuant to this Section 2.5(d) shall be made ratably among the Class D Investor Groups on the basis of their respective Class D Maximum Investor Group Principal Amounts. No later than one Business Day following any reduction of the Class D Maximum Principal Amount becoming effective, the Administrative Agent shall revise Schedule VI to reflect such reduction, which revision, for the avoidance of doubt, shall not require the consent of the Trustee or any Series 2013-A Noteholder.
(e)    Reduction of Class RR Maximum Principal Amount.
(i)    HVF II, upon three (3) Business Days’ notice to the Administrative Agent and the Class RR Committed Note Purchaser, may effect a permanent reduction (but without prejudice to HVF II’s right to effect a Class RR Maximum Principal Increase in accordance with Section 2.1) of the Class RR Maximum Principal Amount; provided that, with respect to any such reduction effected pursuant to this clause (i),
A.    any such reduction (A) will be limited to the undrawn portion of the Class RR Maximum Principal Amount, although any such reduction may be combined with a Class RR Decrease effected pursuant to and in accordance with Section 2.3, and (B) must be in a minimum amount of $1,000,000, and
B.    after giving effect to such reduction, the Class RR Maximum Principal Amount equals or exceeds $1,000,000, unless reduced to zero.
(ii)    No later than one Business Day following any reduction of the Class RR Maximum Principal Amount becoming effective, the Administrative Agent shall revise Schedule VII to reflect such reduction, which revision, for the avoidance of doubt, shall not require the consent of the Trustee or any Series 2013-A Noteholder.
(f)    Reductions of Maximum Principal Amount Pro Rata. Each reduction pursuant to Section 2.5(a), Section 2.5(b) and Section 2.5(c) may only be made if simultaneously HVF II effects a pro rata reduction in each of the Class A Maximum Principal Amount, Class B Maximum Principal Amount and Class C Maximum Principal Amount.
Section 2.6.    Commitment Terms and Extensions of Commitments.
(a)    Term. The “Term” of the Commitments hereunder shall be for a period commencing on the date hereof and ending on the Series 2013-A Commitment Termination Date.
(b)    Requests for Extensions. HVF II may request, (i) through the Administrative Agent, that each Funding Agent, for the account of the related Investor Group, and (ii) that the Class RR Committed Note Purchaser, consents to an extension of the Series 2013-A Commitment Termination Date for such period as HVF II may specify (the “Extension Length”), which consent will be granted or withheld by each Funding Agent, on behalf of the related Investor Group, or the Class RR Committed Note Purchaser, in each case, in its sole discretion.
(c)    Procedures for Extension Consents. Upon receipt of any request described in clause (b) above, the Administrative Agent shall promptly notify each Funding Agent thereof, each of which Funding Agents shall notify each Conduit Investor, if any, and each Committed Note Purchaser in its Investor Group thereof. Not later than the first Business Day following the 30th day after such request for an extension (such period, the “Election Period”), each Committed Note Purchaser shall notify HVF II and each Committed Note Purchaser (other than the Class RR Committed Note Purchaser) shall notify the Administrative Agent of its willingness or refusal to consent to such extension and each Conduit Investor shall notify the Funding Agent for its Investor Group of its willingness or refusal to consent to such extension, and such Funding Agent shall notify HVF II and the Administrative Agent of such willingness or refusal by each such Conduit Investor (any such Conduit Investor or Committed Note Purchaser that refuses to consent to such extension, a “Non-Extending Purchaser”). Any Committed Note Purchaser (other than the Class RR Committed Note Purchaser) that does not expressly notify HVF II and the Administrative Agent that it is willing to consent to an extension of the Series 2013-A Commitment Termination Date during the applicable Election Period and each Conduit Investor that does not expressly notify such Funding Agent that it is willing to consent to an extension of the Series 2013-A Commitment Termination Date during the applicable Election Period shall be deemed to be a Non-Extending Purchaser; provided that, if the Class RR Committed Note Purchaser fails to so consent to an extension of the Series 2013-A Commitment Termination Date, no other such consent received from any other Committed Note Purchaser or any Conduit Investor shall be given effect. If a Committed Note Purchaser or a Conduit Investor has agreed to extend its Series 2013-A Commitment Termination Date, and, at the end of the applicable Election Period no Amortization Event shall be continuing with respect to the Series 2013-A Notes, then the Series 2013-A Commitment Termination Date for the Class RR Committed Note Purchaser and for such Committed Note Purchaser or Conduit Investor then in effect shall be extended to the date that is the last day of the Extension Length (which shall begin running on the day after the then-current Series 2013-A Commitment Termination Date); provided that, no such extension to the Series 2013-A Commitment Termination Date shall become effective until (i) the termination of each Non-Extending Purchaser’s commitment, if any, (ii) on the date of any such termination with respect to a Class A Investor Group, the prepayment in full of each such Non-Extending Purchaser’s portion of the Class A Investor Group Principal Amount for such Non-Extending Purchaser’s Class A Investor Group and all accrued and unpaid interest thereon, if any, in each case, in accordance with Section 9.2, (iii) on the date of any such termination with respect to a Class B Investor Group, the prepayment in full of each such Non-Extending Purchaser’s portion of the Class B Investor Group Principal Amount for such Non-Extending Purchaser’s Class B Investor Group and all accrued and unpaid interest thereon, if any, in each case, in accordance with Section 9.2, (iv) on the date of any such termination with respect to a Class C Investor Group, the prepayment in full of each such Non-Extending Purchaser’s portion of the Class C Investor Group Principal Amount for such Non-Extending Purchaser’s Class C Investor Group and all accrued and unpaid interest thereon, if any, in each case, in accordance with Section 9.2, and (v) on the date of any such termination with respect to a Class D Investor Group, the prepayment in full of each such Non-Extending Purchaser’s portion of the Class D Investor Group Principal Amount for such Non-Extending Purchaser’s Class D Investor Group and all accrued and unpaid interest thereon, if any, in each case, in accordance with Section 9.2.
Section 2.7.    Timing and Method of Payment. All amounts payable to any Class A Funding Agent, Class B Funding Agent, Class C Funding Agent, Class D Funding Agent or the Class RR Committed Note Purchaser hereunder or with respect to the Series 2013-A Notes on any date shall be made to the applicable Class A Funding Agent (or upon the order of the applicable Class A Funding Agent), to the applicable Class B Funding Agent (or upon the order of the applicable Class B Funding Agent), to the applicable Class C Funding Agent (or upon the order of the applicable Class C Funding Agent), to the applicable Class D Funding Agent (or upon the order of the applicable Class D Funding Agent) or to the Class RR Committed Note Purchaser (or upon the order of the Class RR Committed Note Purchaser), as applicable, by wire transfer of immediately available funds in Dollars not later than 2:00 p.m. (New York City time) on the date due; provided that,
(a)    if (i) any Class A Funding Agent receives funds payable to it hereunder later than 2:00 p.m. (New York City time) on any date and (ii) prior to the later of the next succeeding Determination Date and thirty (30) days after the date on which such Class A Funding Agent received such funds, such Class A Funding Agent notifies HVF II in writing of such late receipt, then such funds received later than 2:00 p.m. (New York City time) on such date by such Class A Funding Agent will be deemed to have been received by such Class A Funding Agent on the next Business Day and any interest accruing with respect to the payment of such funds on such next Business Day shall not be payable until the Payment Date immediately following the later of such two dates specified in clause (ii);
(b)    if (i) any Class A Funding Agent receives funds payable to it hereunder later than 2:00 p.m. (New York City time) on any date and (ii) prior to the later of the next succeeding Determination Date and thirty (30) days after the date on which such Class A

Funding Agent received such funds, such Class A Funding Agent does not notify HVF II in writing of such receipt, then such funds, received later than 2:00 p.m. (New York City time) on such date will be treated for all purposes hereunder as received on such date;
(c)    if (i) any Class B Funding Agent receives funds payable to it hereunder later than 2:00 p.m. (New York City time) on any date and (ii) prior to the later of the next succeeding Determination Date and thirty (30) days after the date on which such Class B Funding Agent received such funds, such Class B Funding Agent notifies HVF II in writing of such late receipt, then such funds received later than 2:00 p.m. (New York City time) on such date by such Class B Funding Agent will be deemed to have been received by such Class B Funding Agent on the next Business Day and any interest accruing with respect to the payment of such funds on such next Business Day shall not be payable until the Payment Date immediately following the later of such two dates specified in clause (ii);
(d)    if (i) any Class B Funding Agent receives funds payable to it hereunder later than 2:00 p.m. (New York City time) on any date and (ii) prior to the later of the next succeeding Determination Date and thirty (30) days after the date on which such Class B Funding Agent received such funds, such Class B Funding Agent does not notify HVF II in writing of such receipt, then such funds, received later than 2:00 p.m. (New York City time) on such date will be treated for all purposes hereunder as received on such date;
(e)    if (i) any Class C Funding Agent receives funds payable to it hereunder later than 2:00 p.m. (New York City time) on any date and (ii) prior to the later of the next succeeding Determination Date and thirty (30) days after the date on which such Class C Funding Agent received such funds, such Class C Funding Agent notifies HVF II in writing of such late receipt, then such funds received later than 2:00 p.m. (New York City time) on such date by such Class C Funding Agent will be deemed to have been received by such Class C Funding Agent on the next Business Day and any interest accruing with respect to the payment of such funds on such next Business Day shall not be payable until the Payment Date immediately following the later of such two dates specified in clause (ii);
(f)    if (i) any Class C Funding Agent receives funds payable to it hereunder later than 2:00 p.m. (New York City time) on any date and (ii) prior to the later of the next succeeding Determination Date and thirty (30) days after the date on which such Class C Funding Agent received such funds, such Class C Funding Agent does not notify HVF II in writing of such receipt, then such funds, received later than 2:00 p.m. (New York City time) on such date will be treated for all purposes hereunder as received on such date;
(g)    if (i) any Class D Funding Agent receives funds payable to it hereunder later than 2:00 p.m. (New York City time) on any date and (ii) prior to the later of the next succeeding Determination Date and thirty (30) days after the date on which such Class D Funding Agent received such funds, such Class D Funding Agent notifies HVF II in writing of such late receipt, then such funds received later than 2:00 p.m. (New York City time) on such date by such Class D Funding Agent will be deemed to have been received by such Class D Funding Agent on the next Business Day and any interest accruing with respect to the payment of such funds on such next Business Day shall not be payable until the Payment Date immediately following the later of such two dates specified in clause (ii);
(h)    if (i) any Class D Funding Agent receives funds payable to it hereunder later than 2:00 p.m. (New York City time) on any date and (ii) prior to the later of the next succeeding Determination Date and thirty (30) days after the date on which such Class D Funding Agent received such funds, such Class D Funding Agent does not notify HVF II in writing of such receipt, then such funds, received later than 2:00 p.m. (New York City time) on such date will be treated for all purposes hereunder as received on such date;
(i)    if (i) the Class RR Committed Note Purchaser receives funds payable to it hereunder later than 2:00 p.m. (New York City time) on any date and (ii) prior to the later of the next succeeding Determination Date and thirty (30) days after the date on which the Class RR Committed Note Purchaser received such funds, the Class RR Committed Note Purchaser notifies HVF II in writing of such late receipt, then such funds received later than 2:00 p.m. (New York City time) on such date by the Class RR Committed Note Purchaser will be deemed to have been received by the Class RR Committed Note Purchaser on the next Business Day and any interest accruing with respect to the payment of such funds on such next Business Day shall not be payable until the Payment Date immediately following the later of such two dates specified in clause (ii);
(j)    if (i) the Class RR Committed Note Purchaser receives funds payable to it hereunder later than 2:00 p.m. (New York City time) on any date and (ii) prior to the later of the next succeeding Determination Date and thirty (30) days after the date on which the Class RR Committed Note Purchaser received such funds, the Class RR Committed Note Purchaser does not notify HVF II in writing of such receipt, then such funds, received later than 2:00 p.m. (New York City time) on such date will be treated for all purposes hereunder as received on such date; and
(k)    HVF II’s obligations hereunder in respect of any amounts payable to any Class A Conduit Investor or Class A Committed Note Purchaser shall be discharged to the extent funds are disbursed by HVF II to the related Class A Funding Agent as provided herein whether or not such funds are properly applied by such Class A Funding Agent, HVF II’s obligations hereunder in respect of any amounts payable to any Class B Conduit Investor or Class B Committed Note Purchaser shall be discharged to the extent funds are disbursed by HVF II to the related Class B Funding Agent as provided herein whether or not such funds are properly applied by such Class B Funding Agent, HVF II’s obligations hereunder in respect of any amounts payable to any Class C Conduit Investor or Class C Committed Note Purchaser shall be discharged to the extent funds are disbursed by HVF II to the related Class C Funding Agent as provided herein whether or not such funds are properly applied by such Class C Funding Agent, HVF II’s obligations hereunder in respect of any amounts payable to any Class D Conduit Investor or Class D Committed Note Purchaser shall be discharged to the extent funds are disbursed by HVF II to the related Class D Funding Agent as provided herein whether or not such funds are properly applied by such Class D Funding Agent, and HVF II’s obligations hereunder in respect of any amounts payable to the Class RR Committed Note Purchaser shall be discharged to the extent funds are disbursed by HVF II to the Class RR Committed Note Purchaser as provided herein whether or not such funds are properly applied by the Class RR Committed Note Purchaser.
Section 2.8.    Legal Final Payment Date. The Series 2013-A Principal Amount shall be due and payable on the Legal Final Payment Date.
Section 2.9.    Delayed Funding Purchaser Groups.
(a)    Class A Delayed Funding Purchaser Groups.
(i)    Notwithstanding any provision of this Series 2013-A Supplement to the contrary, if at any time a Class A Delayed Funding Purchaser delivers a Class A Delayed Funding Notice, no Class A Undrawn Fees shall accrue (or be payable) to its Class A Delayed Funding Purchaser Group in respect of any Class A Delayed Amount from the date of the related Class A Advance to the date the Class A Delayed Funding Purchaser in such Class A Delayed Funding Purchaser Group funds the related Class A Delayed Funding Reimbursement Amount, if any, and the Class A Second Delayed Funding Notice Amount, if any.
(ii)    Notwithstanding any provision of this Series 2013-A Supplement to the contrary, if at any time a Class A Committed Note Purchaser in a Class A Investor Group becomes a Class A Defaulting Committed Note Purchaser, then the following provisions shall apply for so long as such Class A Defaulting Committed Note Purchaser has failed to pay all amounts required pursuant to Section 2.2:
A.    no Class A Undrawn Fees shall accrue (or be payable) on any unfunded portion of the Class A Maximum Investor Group Principal Amount of such Class A Defaulting Committed Note Purchaser; and
B.    the Class A Commitment Percentage of such Class A Defaulting Committed Note Purchaser shall not be included in determining whether the Required Controlling Class Series 2013-A Noteholders, the Required Supermajority Controlling Class Series 2013-A Noteholders, the Series 2013-A Required Noteholders or all Class A Conduit Investors and/or Class A Committed Note Purchasers have taken or may take any action hereunder.
(b)    Class B Delayed Funding Purchaser Groups.
(i)    Notwithstanding any provision of this Series 2013-A Supplement to the contrary, if at any time a Class B Delayed Funding Purchaser delivers a Class B Delayed Funding Notice, no Class B Undrawn Fees shall accrue (or be payable) to its Class B Delayed Funding Purchaser Group in respect of any Class B Delayed Amount from the date of the related Class B Advance to the date the Class B Delayed Funding Purchaser in such Class B Delayed Funding Purchaser

Group funds the related Class B Delayed Funding Reimbursement Amount, if any, and the Class B Second Delayed Funding Notice Amount, if any.
(ii)    Notwithstanding any provision of this Series 2013-A Supplement to the contrary, if at any time a Class B Committed Note Purchaser in a Class B Investor Group becomes a Class B Defaulting Committed Note Purchaser, then the following provisions shall apply for so long as such Class B Defaulting Committed Note Purchaser has failed to pay all amounts required pursuant to Section 2.2:
A.    no Class B Undrawn Fees shall accrue (or be payable) on any unfunded portion of the Class B Maximum Investor Group Principal Amount of such Class B Defaulting Committed Note Purchaser; and
B.    the Class B Commitment Percentage of such Class B Defaulting Committed Note Purchaser shall not be included in determining whether the Required Controlling Class Series 2013-A Noteholders, the Required Supermajority Controlling Class Series 2013-A Noteholders, the Series 2013-A Required Noteholders or all Class B Conduit Investors and/or Class B Committed Note Purchasers have taken or may take any action hereunder.
(c)    Class C Delayed Funding Purchaser Groups.
(i)    Notwithstanding any provision of this Series 2013-A Supplement to the contrary, if at any time a Class C Delayed Funding Purchaser delivers a Class C Delayed Funding Notice, no Class C Undrawn Fees shall accrue (or be payable) to its Class C Delayed Funding Purchaser Group in respect of any Class C Delayed Amount from the date of the related Class C Advance to the date the Class C Delayed Funding Purchaser in such Class C Delayed Funding Purchaser Group funds the related Class C Delayed Funding Reimbursement Amount, if any, and the Class C Second Delayed Funding Notice Amount, if any.
(ii)    Notwithstanding any provision of this Series 2013-A Supplement to the contrary, if at any time a Class C Committed Note Purchaser in a Class C Investor Group becomes a Class C Defaulting Committed Note Purchaser, then the following provisions shall apply for so long as such Class C Defaulting Committed Note Purchaser has failed to pay all amounts required pursuant to Section 2.2:
A.    no Class C Undrawn Fees shall accrue (or be payable) on any unfunded portion of the Class C Maximum Investor Group Principal Amount of such Class C Defaulting Committed Note Purchaser; and
B.    the Class C Commitment Percentage of such Class C Defaulting Committed Note Purchaser shall not be included in determining whether the Required Controlling Class Series 2013-A Noteholders, the Required

Supermajority Controlling Class Series 2013-A Noteholders, the Series 2013-A Required Noteholders or all Class C Conduit Investors and/or Class C Committed Note Purchasers have taken or may take any action hereunder.
(d)    Class D Delayed Funding Purchaser Groups.
(i)    Notwithstanding any provision of this Series 2013-A Supplement to the contrary, if at any time a Class D Delayed Funding Purchaser delivers a Class D Delayed Funding Notice, no Class D Undrawn Fees shall accrue (or be payable) to its Class D Delayed Funding Purchaser Group in respect of any Class D Delayed Amount from the date of the related Class D Advance to the date the Class D Delayed Funding Purchaser in such Class D Delayed Funding Purchaser Group funds the related Class D Delayed Funding Reimbursement Amount, if any, and the Class D Second Delayed Funding Notice Amount, if any.
(ii)    Notwithstanding any provision of this Series 2013-A Supplement to the contrary, if at any time a Class D Committed Note Purchaser in a Class D Investor Group becomes a Class D Defaulting Committed Note Purchaser, then the following provisions shall apply for so long as such Class D Defaulting Committed Note Purchaser has failed to pay all amounts required pursuant to Section 2.2:
A.    no Class D Undrawn Fees shall accrue (or be payable) on any unfunded portion of the Class D Maximum Investor Group Principal Amount of such Class D Defaulting Committed Note Purchaser; and
B.    the Class D Commitment Percentage of such Class D Defaulting Committed Note Purchaser shall not be included in determining whether the Required Controlling Class Series 2013-A Noteholders, the Required Supermajority Controlling Class Series 2013-A Noteholders, the Series 2013-A Required Noteholders or all Class D Conduit Investors and/or Class D Committed Note Purchasers have taken or may take any action hereunder.
For the avoidance of doubt, no provision of this Section 2.9 shall be deemed to relieve any Class A Defaulting Committed Note Purchaser, any Class B Defaulting Committed Note Purchaser, any Class C Defaulting Committed Note Purchaser or any Class D Defaulting Committed Note Purchaser of its Commitment hereunder and HVF II may pursue all rights and remedies available to it under the law in connection with the event(s) that resulted in such Class A Committed Note Purchaser becoming a Class A Defaulting Committed Note Purchaser, such Class B Committed Note Purchaser becoming a Class B Defaulting Committed Note Purchaser, such Class C Committed Note Purchaser becoming a Class C Defaulting Committed Note Purchaser or such Class D Committed Note Purchaser becoming a Class D Defaulting Committed Note Purchaser.

ARTICLE III

INTEREST, FEES AND COSTS
Section 3.1.    Interest and Interest Rates.
(a)    Interest Rate.
(i)    Class A Interest Rate. Each related Class A Advance funded or maintained by a Class A Investor Group during the related Series 2013-A Interest Period:
A.    through the issuance of Class A Commercial Paper shall bear interest at the Class A CP Rate for such Series 2013-A Interest Period, and
B.    through means other than the issuance of Class A Commercial Paper shall bear interest at the Eurodollar Rate (Reserve Adjusted) applicable to such Class A Investor Group for the related Eurodollar Interest Period, except as otherwise provided in the definition of Eurodollar Interest Period or in Section 3.3 or 3.4.
(ii)    Class B Interest Rate. Each related Class B Advance funded or maintained by a Class B Investor Group during the related Series 2013-A Interest Period:
A.    through the issuance of Class B Commercial Paper shall bear interest at the Class B CP Rate for such Series 2013-A Interest Period, and
B.    through means other than the issuance of Class B Commercial Paper shall bear interest at the Eurodollar Rate (Reserve Adjusted) applicable to such Class B Investor Group for the related Eurodollar Interest Period, except as otherwise provided in the definition of Eurodollar Interest Period or in Section 3.3 or 3.4.
(iii)    Class C Interest Rate. Each related Class C Advance funded or maintained by a Class C Investor Group during the related Series 2013-A Interest Period:
A.    through the issuance of Class C Commercial Paper shall bear interest at the Class C CP Rate for such Series 2013-A Interest Period, and
B.    through means other than the issuance of Class C Commercial Paper shall bear interest at the Eurodollar Rate (Reserve Adjusted) applicable to such Class C Investor Group for the related Eurodollar Interest Period, except as otherwise provided in the definition of Eurodollar Interest Period or in Section 3.3 or 3.4.

(iv)    Class D Interest Rate. Each related Class D Advance funded or maintained by a Class D Investor Group during the related Series 2013-A Interest Period:
A.    through the issuance of Class D Commercial Paper shall bear interest at the Class D CP Rate for such Series 2013-A Interest Period, and
B.    through means other than the issuance of Class D Commercial Paper shall bear interest at the Eurodollar Rate (Reserve Adjusted) applicable to such Class D Investor Group for the related Eurodollar Interest Period, except as otherwise provided in the definition of Eurodollar Interest Period or in Section 3.3 or 3.4.
(v)    Class RR Interest Rate. Each related Class RR Advance funded or maintained by the Class RR Committed Note Purchaser during the related Series 2013-A Interest Period shall bear interest at the Class RR Note Rate.
(b)    Notice of Interest Rates.
(i)    Each Class A Funding Agent shall notify HVF II and the Group I Administrator of the applicable Class A CP Rate for the Class A Advances made by its Class A Investor Group for the related Series 2013-A Interest Period by 11:00 a.m. (New York City time) on each Determination Date, each Class B Funding Agent shall notify HVF II and the Group I Administrator of the applicable Class B CP Rate for the Class B Advances made by its Class B Investor Group for the related Series 2013-A Interest Period by 11:00 a.m. (New York City time) on each Determination Date, each Class C Funding Agent shall notify HVF II and the Group I Administrator of the applicable Class C CP Rate for the Class C Advances made by its Class C Investor Group for the related Series 2013-A Interest Period by 11:00 a.m. (New York City time) on each Determination Date, and each Class D Funding Agent shall notify HVF II and the Group I Administrator of the applicable Class D CP Rate for the Class D Advances made by its Class D Investor Group for the related Series 2013-A Interest Period by 11:00 a.m. (New York City time) on each Determination Date. Each such notice shall be substantially in the form of Exhibit N hereto.
(ii)    The Administrative Agent shall notify HVF II and the Group I Administrator of the applicable Eurodollar Rate (Reserve Adjusted) and/or Base Rate, as the case may be, by 11:00 a.m. (New York City time) on the first day of each Eurodollar Interest Period. Each such notice shall be substantially in the form of Exhibit N hereto.
(c)    Payment of Interest; Funding Agent Failure to Provide Rate.
(i)    On each Payment Date, the Class A Monthly Interest Amount, the Class A Monthly Default Interest Amount, the Class B Monthly Interest Amount,

the Class B Monthly Default Interest Amount, the Class C Monthly Interest Amount, the Class C Monthly Default Interest Amount, the Class D Monthly Interest Amount, the Class D Monthly Default Interest Amount, the Class RR Monthly Interest Amount and the Class RR Monthly Default Interest Amount, in each case, with respect to such Payment Date, shall be due and payable on such Payment Date in accordance with the provisions hereof.
(ii)    If the amounts described in Section 5.3 are insufficient to pay the Class A Monthly Interest Amount or the Class A Monthly Default Interest Amount for any Payment Date, payments of such Class A Monthly Interest Amount or Class A Monthly Default Interest Amount, as applicable and in each case, to the Class A Noteholders will be reduced on a pro rata basis (determined on the basis of the portion of such Class A Monthly Interest Amount or Class A Monthly Default Interest Amount, as applicable and in each case, payable to each such Class A Noteholder) by the amount of such insufficiency (the aggregate amount, if any, of such insufficiency on any Payment Date, the “Class A Deficiency Amount”), and interest shall accrue on any such Class A Deficiency Amount at the applicable Class A Note Rate. If the amounts described in Section 5.3 are insufficient to pay the Class B Monthly Interest Amount or the Class B Monthly Default Interest Amount for any Payment Date, payments of such Class B Monthly Interest Amount or Class B Monthly Default Interest Amount, as applicable and in each case, to the Class B Noteholders will be reduced on a pro rata basis (determined on the basis of the portion of such Class B Monthly Interest Amount or Class B Monthly Default Interest Amount, as applicable and in each case, payable to each such Class B Noteholder) by the amount of such insufficiency (the aggregate amount, if any, of such insufficiency on any Payment Date, the “Class B Deficiency Amount”), and interest shall accrue on any such Class B Deficiency Amount at the applicable Class B Note Rate. If the amounts described in Section 5.3 are insufficient to pay the Class C Monthly Interest Amount or the Class C Monthly Default Interest Amount for any Payment Date, payments of such Class C Monthly Interest Amount or Class C Monthly Default Interest Amount, as applicable and in each case, to the Class C Noteholders will be reduced on a pro rata basis (determined on the basis of the portion of such Class C Monthly Interest Amount or Class C Monthly Default Interest Amount, as applicable and in each case, payable to each such Class C Noteholder) by the amount of such insufficiency (the aggregate amount, if any, of such insufficiency on any Payment Date, the “Class C Deficiency Amount”), and interest shall accrue on any such Class C Deficiency Amount at the applicable Class C Note Rate. If the amounts described in Section 5.3 are insufficient to pay the Class D Monthly Interest Amount or the Class D Monthly Default Interest Amount for any Payment Date, payments of such Class D Monthly Interest Amount or Class D Monthly Default Interest Amount, as applicable and in each case, to the Class D Noteholders will be reduced on a pro rata basis (determined on the basis of the portion of such Class D Monthly Interest Amount or Class D Monthly Default Interest Amount, as applicable and in each case, payable to each such Class D

Noteholder) by the amount of such insufficiency (the aggregate amount, if any, of such insufficiency on any Payment Date, the “Class D Deficiency Amount”), and interest shall accrue on any such Class D Deficiency Amount at the applicable Class D Note Rate. If the amounts described in Section 5.3 are insufficient to pay the Class RR Monthly Interest Amount or the Class RR Monthly Default Interest Amount for any Payment Date, payments of such Class RR Monthly Interest Amount or Class RR Monthly Default Interest Amount, as applicable and in each case, to the Class RR Committed Note Purchaser will be reduced by the amount of such insufficiency (the aggregate amount, if any, of such insufficiency on any Payment Date, the “Class RR Deficiency Amount”), and interest shall accrue on any such Class RR Deficiency Amount at the applicable Class RR Note Rate.
(d)    Day Count and Business Day Convention. All computations of interest at the Class A CP Rate, the Class B CP Rate, the Class C CP Rate, the Class D CP Rate and the Eurodollar Rate (Reserve Adjusted) shall be made on the basis of a year of 360 days and the actual number of days elapsed and all computations of interest at the Base Rate shall be made on the basis of a 365 (or 366, as applicable) day year and actual number of days elapsed. Whenever any payment of interest or principal in respect of any Class A Advance, Class B Advance, Class C Advance, Class D Advance or Class RR Advance shall be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day and such extension of time shall be included in the computation of the amount of interest owed.
(e)    Funding Agent’s Failure to Notify. With respect to any Class A Funding Agent that shall have failed to notify HVF II and the Group I Administrator of the applicable Class A CP Rate for the Class A Advances made by its Class A Investor Group for the related Series 2013-A Interest Period by 11:00 a.m. (New York City time) on any Determination Date in accordance with Section 3.1(b)(i), on the first Payment Date occurring after the date on which such Class A Funding Agent provides such notice previously not provided in accordance with Section 3.1(b)(i) (or, if such notice is provided on any date occurring after a Determination Date and prior to the Payment Date immediately following such Determination Date, then the second Payment Date occurring after the date on which such Class A Funding Agent provides such notice previously not provided), such Class A Funding Agent shall pay to or at the direction of HVF II an amount equal to the excess, if any, of the amount actually paid by HVF II to or for the benefit of the Class A Noteholders in such Class A Funding Agent’s Class A Investor Group as a result of the reversion to the Class A CP Fallback Rate in accordance with the definition of Class A CP Rate over the amount that should have been paid by HVF II to or for the benefit of the Class A Noteholders in such Class A Funding Agent’s Class A Investor Group had all of the relevant information for the relevant Series 2013-A Interest Period been provided by such Class A Funding Agent to HVF II on a timely basis. With respect to any Class B Funding Agent that shall have failed to notify HVF II and the Group I Administrator of the applicable Class B CP Rate for the Class B Advances made by its Class B Investor Group for the related Series 2013-A Interest Period by 11:00 a.m. (New York City time) on any Determination Date in accordance with Section 3.1(b)(i), on the first Payment Date occurring after the date on which such Class B Funding Agent provides such notice previously not provided in accordance with Section 3.1(b)(i) (or, if such notice is provided on any date occurring after a Determination Date and prior to the

Payment Date immediately following such Determination Date, then the second Payment Date occurring after the date on which such Class B Funding Agent provides such notice previously not provided), such Class B Funding Agent shall pay to or at the direction of HVF II an amount equal to the excess, if any, of the amount actually paid by HVF II to or for the benefit of the Class B Noteholders in such Class B Funding Agent’s Class B Investor Group as a result of the reversion to the Class B CP Fallback Rate in accordance with the definition of Class B CP Rate over the amount that should have been paid by HVF II to or for the benefit of the Class B Noteholders in such Class B Funding Agent’s Class B Investor Group had all of the relevant information for the relevant Series 2013-A Interest Period been provided by such Class B Funding Agent to HVF II on a timely basis. With respect to any Class C Funding Agent that shall have failed to notify HVF II and the Group I Administrator of the applicable Class C CP Rate for the Class C Advances made by its Class C Investor Group for the related Series 2013-A Interest Period by 11:00 a.m. (New York City time) on any Determination Date in accordance with Section 3.1(b)(i), on the first Payment Date occurring after the date on which such Class C Funding Agent provides such notice previously not provided in accordance with Section 3.1(b)(i) (or, if such notice is provided on any date occurring after a Determination Date and prior to the Payment Date immediately following such Determination Date, then the second Payment Date occurring after the date on which such Class C Funding Agent provides such notice previously not provided), such Class C Funding Agent shall pay to or at the direction of HVF II an amount equal to the excess, if any, of the amount actually paid by HVF II to or for the benefit of the Class C Noteholders in such Class C Funding Agent’s Class C Investor Group as a result of the reversion to the Class C CP Fallback Rate in accordance with the definition of Class C CP Rate over the amount that should have been paid by HVF II to or for the benefit of the Class C Noteholders in such Class C Funding Agent’s Class C Investor Group had all of the relevant information for the relevant Series 2013-A Interest Period been provided by such Class C Funding Agent to HVF II on a timely basis. With respect to any Class D Funding Agent that shall have failed to notify HVF II and the Group I Administrator of the applicable Class D CP Rate for the Class D Advances made by its Class D Investor Group for the related Series 2013-A Interest Period by 11:00 a.m. (New York City time) on any Determination Date in accordance with Section 3.1(b)(i), on the first Payment Date occurring after the date on which such Class D Funding Agent provides such notice previously not provided in accordance with Section 3.1(b)(i) (or, if such notice is provided on any date occurring after a Determination Date and prior to the Payment Date immediately following such Determination Date, then the second Payment Date occurring after the date on which such Class D Funding Agent provides such notice previously not provided), such Class D Funding Agent shall pay to or at the direction of HVF II an amount equal to the excess, if any, of the amount actually paid by HVF II to or for the benefit of the Class D Noteholders in such Class D Funding Agent’s Class D Investor Group as a result of the reversion to the Class D CP Fallback Rate in accordance with the definition of Class D CP Rate over the amount that should have been paid by HVF II to or for the benefit of the Class D Noteholders in such Class D Funding Agent’s Class D Investor Group had all of the relevant information for the relevant Series 2013-A Interest Period been provided by such Class D Funding Agent to HVF II on a timely basis.
(f)    CP True-Up Payment Amount. With respect to any Class A Funding Agent that shall have failed to notify HVF II and the Group I Administrator of the applicable

Class A CP Rate for the Class A Advances made by its Class A Investor Group for the related Series 2013-A Interest Period by 11:00 a.m. (New York City time) on any Determination Date in accordance with Section 3.1(b)(i), on the first Payment Date occurring after the date on which such Class A Funding Agent provides such notice previously not provided in accordance with Section 3.1(b)(i) (or, if such notice is provided on any date occurring after a Determination Date and prior to the Payment Date immediately following such Determination Date, then the second Payment Date occurring after the date on which such Class A Funding Agent provides such notice previously not provided), HVF II shall pay to or at the direction of the Class A Funding Agent for the benefit of the Class A Noteholders in such Class A Funding Agent’s Class A Investor Group an amount equal to the excess, if any, of the amount that should have been paid by HVF II to or for the benefit of the Class A Noteholders in such Class A Funding Agent’s Class A Investor Group had all of the relevant information for the relevant Series 2013-A Interest Period been provided by such Class A Funding Agent to HVF II on a timely basis over the amount actually paid by HVF II to or for the benefit of such Class A Noteholders as a result of the reversion to the Class A CP Fallback Rate in accordance with the definition of Class A CP Rate (such excess with respect to such Class A Funding Agent, the “Class A CP True-Up Payment Amount”). For the avoidance of doubt, Class A CP True-Up Payment Amounts, if any, shall be paid in accordance with Section 5.3 as a component of the Class A Monthly Interest Amount. With respect to any Class B Funding Agent that shall have failed to notify HVF II and the Group I Administrator of the applicable Class B CP Rate for the Class B Advances made by its Class B Investor Group for the related Series 2013-A Interest Period by 11:00 a.m. (New York City time) on any Determination Date in accordance with Section 3.1(b)(i), on the first Payment Date occurring after the date on which such Class B Funding Agent provides such notice previously not provided in accordance with Section 3.1(b)(i) (or, if such notice is provided on any date occurring after a Determination Date and prior to the Payment Date immediately following such Determination Date, then the second Payment Date occurring after the date on which such Class B Funding Agent provides such notice previously not provided), HVF II shall pay to or at the direction of the Class B Funding Agent for the benefit of the Class B Noteholders in such Class B Funding Agent’s Class B Investor Group an amount equal to the excess, if any, of the amount that should have been paid by HVF II to or for the benefit of the Class B Noteholders in such Class B Funding Agent’s Class B Investor Group had all of the relevant information for the relevant Series 2013-A Interest Period been provided by such Class B Funding Agent to HVF II on a timely basis over the amount actually paid by HVF II to or for the benefit of such Class B Noteholders as a result of the reversion to the Class B CP Fallback Rate in accordance with the definition of Class B CP Rate (such excess with respect to such Class B Funding Agent, the “Class B CP True-Up Payment Amount”). For the avoidance of doubt, Class B CP True-Up Payment Amounts, if any, shall be paid in accordance with Section 5.3 as a component of the Class B Monthly Interest Amount. With respect to any Class C Funding Agent that shall have failed to notify HVF II and the Group I Administrator of the applicable Class C CP Rate for the Class C Advances made by its Class C Investor Group for the related Series 2013-A Interest Period by 11:00 a.m. (New York City time) on any Determination Date in accordance with Section 3.1(b)(i), on the first Payment Date occurring after the date on which such Class C Funding Agent provides such notice previously not provided in accordance with Section 3.1(b)(i) (or, if such notice is provided on any date occurring after a Determination Date and prior to the Payment Date immediately following such Determination Date, then the second

Payment Date occurring after the date on which such Class C Funding Agent provides such notice previously not provided), HVF II shall pay to or at the direction of the Class C Funding Agent for the benefit of the Class C Noteholders in such Class C Funding Agent’s Class C Investor Group an amount equal to the excess, if any, of the amount that should have been paid by HVF II to or for the benefit of the Class C Noteholders in such Class C Funding Agent’s Class C Investor Group had all of the relevant information for the relevant Series 2013-A Interest Period been provided by such Class C Funding Agent to HVF II on a timely basis over the amount actually paid by HVF II to or for the benefit of such Class C Noteholders as a result of the reversion to the Class C CP Fallback Rate in accordance with the definition of Class C CP Rate (such excess with respect to such Class C Funding Agent, the “Class C CP True-Up Payment Amount”). For the avoidance of doubt, Class C CP True-Up Payment Amounts, if any, shall be paid in accordance with Section 5.3 as a component of the Class C Monthly Interest Amount. With respect to any Class D Funding Agent that shall have failed to notify HVF II and the Group I Administrator of the applicable Class D CP Rate for the Class D Advances made by its Class D Investor Group for the related Series 2013-A Interest Period by 11:00 a.m. (New York City time) on any Determination Date in accordance with Section 3.1(b)(i), on the first Payment Date occurring after the date on which such Class D Funding Agent provides such notice previously not provided in accordance with Section 3.1(b)(i) (or, if such notice is provided on any date occurring after a Determination Date and prior to the Payment Date immediately following such Determination Date, then the second Payment Date occurring after the date on which such Class D Funding Agent provides such notice previously not provided), HVF II shall pay to or at the direction of the Class D Funding Agent for the benefit of the Class D Noteholders in such Class D Funding Agent’s Class D Investor Group an amount equal to the excess, if any, of the amount that should have been paid by HVF II to or for the benefit of the Class D Noteholders in such Class D Funding Agent’s Class D Investor Group had all of the relevant information for the relevant Series 2013-A Interest Period been provided by such Class D Funding Agent to HVF II on a timely basis over the amount actually paid by HVF II to or for the benefit of such Class D Noteholders as a result of the reversion to the Class D CP Fallback Rate in accordance with the definition of Class D CP Rate (such excess with respect to such Class D Funding Agent, the “Class D CP True-Up Payment Amount”). For the avoidance of doubt, Class D CP True-Up Payment Amounts, if any, shall be paid in accordance with Section 5.3 as a component of the Class D Monthly Interest Amount.
(g)    JPMorgan hereby notifies the Issuer that: (i) JPMorgan and/or its affiliates may from time to time purchase, hold or sell, as principal and/or agent, commercial paper issued by Chariot Funding, LLC; (ii) JPMorgan and/or its affiliates act as administrative agent for Chariot Funding, LLC, and as administrative agent JPMorgan manages Chariot Funding, LLC’s issuance of commercial paper, including the selection of amount and tenor of commercial paper issuance, and the discount or interest rate applicable thereto; (iii) JPMorgan and/or its affiliates act as a commercial paper dealer for Chariot Funding, LLC; and (iv) JPMorgan’s activities as administrative agent and commercial paper dealer for Chariot Funding, LLC, and as a purchaser or seller of commercial paper, impact the interest or discount rate applicable to the commercial paper issued by Chariot Funding, LLC, which impact the Class A CP Rate, Class B CP Rate and Class C CP Rate paid by the Issuer hereunder. By execution hereof, the Issuer hereby (x) acknowledges the foregoing and agrees that JPMorgan does not warrant or accept any responsibility for, and shall not have any liability with respect to, the interest or discount rate paid by Chariot Funding, LLC in connection with its commercial paper issuance; (y) acknowledges that the discount or interest rate at which JPMorgan and/or its affiliates purchase or sell commercial paper will be determined by JPMorgan and/or its affiliates in their sole discretion and may differ from the discount or interest rate applicable to comparable transactions entered into by JPMorgan and/or its affiliates on the relevant date; and (z) waives any conflict of interest arising by reason of JPMorgan and/or its affiliates acting as administrative agent and commercial paper dealer for Chariot Funding, LLC while acting as purchaser or seller of commercial paper.
Section 3.2.    Administrative Agent and Up-Front Fees.
(a)    Administrative Agent Fees. On each Payment Date, HVF II shall pay to the Administrative Agent the applicable Administrative Agent Fee for such Payment Date.
(b)    Up-Front Fees. On the Sixth Restatement Effective Date, HVF II shall pay (i) the applicable Class A Up-Front Fee to each Class A Funding Agent for the account of the related Class A Committed Note Purchasers, (ii) the applicable Class B Up-Front Fee to each Class B Funding Agent for the account of the related Class B Committed Note Purchasers, (iii) the applicable Class C Up-Front Fee to each Class C Funding Agent for the account of the related Class C Committed Note Purchasers and (iv) the applicable Class D Up-Front Fee to each Class D Funding Agent for the account of the related Class D Committed Note Purchasers.
Section 3.3.    Eurodollar Lending Unlawful.
(a)    If a Class A Conduit Investor, a Class A Committed Note Purchaser or any Class A Program Support Provider (each such person, a “Class A Affected Person”) shall reasonably determine (which determination, upon notice thereof to the Administrative Agent and the related Class A Funding Agent and HVF II, shall be conclusive and binding on HVF II absent manifest error) that the introduction of or any change in or in the interpretation of any law, rule or regulation makes it unlawful, or any central bank or other Governmental Authority asserts that it is unlawful, for any such Class A Affected Person to make, continue, or maintain any Class A Advance as, or to convert any Class A Advance into, the Class A Eurodollar Tranche, the obligation of such Class A Affected Person to make, continue or maintain any such Class A Advance as, or to convert any such Class A Advance into, the Class A Eurodollar Tranche, upon such determination, shall forthwith be suspended until such Class A Affected Person shall notify the related Class A Funding Agent and HVF II that the circumstances causing such suspension no longer exist, and such Class A Investor Group shall immediately convert the portion of the Class A Eurodollar Tranche funded by each such Class A Affected Person, into the Class A Base Rate Tranche at the end of the then-current Eurodollar Interest Periods with respect thereto or sooner, if required by such law or assertion.
(b)    If a Class B Conduit Investor, a Class B Committed Note Purchaser or any Class B Program Support Provider (each such person, a “Class B Affected Person”) shall reasonably determine (which determination, upon notice thereof to the Administrative Agent and the related Class B Funding Agent and HVF II, shall be conclusive and binding on HVF II absent manifest error) that the introduction of or any change in or in the interpretation of any law, rule or regulation makes it unlawful, or any central bank or other Governmental Authority asserts that it is unlawful, for any such Class B Affected Person to make, continue, or maintain any Class B Advance as, or to convert any Class B Advance into, the Class B Eurodollar Tranche, the obligation of such Class B Affected Person to make, continue or maintain any such Class B Advance as, or to convert any such Class B Advance into, the Class B Eurodollar Tranche, upon such determination, shall forthwith be suspended until such Class B Affected Person shall notify the related Class B Funding Agent and HVF II that the circumstances causing such suspension no longer exist, and such Class B Investor Group shall immediately convert the portion of the Class B Eurodollar Tranche funded by each such Class B Affected Person, into the Class B Base Rate Tranche at the end of the then-current Eurodollar Interest Periods with respect thereto or sooner, if required by such law or assertion.
(c)    If a Class C Conduit Investor, a Class C Committed Note Purchaser or any Class C Program Support Provider (each such person, a “Class C Affected Person”) shall reasonably determine (which determination, upon notice thereof to the Administrative Agent and the related Class C Funding Agent and HVF II, shall be conclusive and binding on HVF II absent manifest error) that the introduction of or any change in or in the interpretation of any law, rule or regulation makes it unlawful, or any central bank or other Governmental Authority asserts that it is unlawful, for any such Class C Affected Person to make, continue, or maintain any Class C Advance as, or to convert any Class C Advance into, the Class C Eurodollar Tranche, the obligation of such Class C Affected Person to make, continue or maintain any such Class C Advance as, or to convert any such Class C Advance into, the Class C Eurodollar Tranche, upon such determination, shall forthwith be suspended until such Class C Affected Person shall notify the related Class C Funding Agent and HVF II that the circumstances causing such suspension no longer exist, and such Class C Investor Group shall immediately convert the portion of the Class C Eurodollar Tranche funded by each such Class C Affected Person, into the Class C Base Rate Tranche at the end of the then-current Eurodollar Interest Periods with respect thereto or sooner, if required by such law or assertion.
(d)    If a Class D Conduit Investor, a Class D Committed Note Purchaser or any Class D Program Support Provider (each such person, a “Class D Affected Person”) shall reasonably determine (which determination, upon notice thereof to the Administrative Agent and the related Class D Funding Agent and HVF II, shall be conclusive and binding on HVF II absent manifest error) that the introduction of or any change in or in the interpretation of any law, rule or regulation makes it unlawful, or any central bank or other Governmental Authority asserts that it is unlawful, for any such Class D Affected Person to make, continue, or maintain any Class D Advance as, or to convert any Class D Advance into, the Class D Eurodollar Tranche, the obligation of such Class D Affected Person to make, continue or maintain any such Class D Advance as, or to convert any such Class D Advance into, the Class D Eurodollar Tranche, upon such determination, shall forthwith be suspended until such Class D Affected Person shall notify the related Class D Funding Agent and HVF II that the circumstances causing such suspension no longer exist, and such Class D Investor Group shall immediately convert the portion of the Class D Eurodollar Tranche funded by each such Class D Affected Person, into the Class D Base

Rate Tranche at the end of the then-current Eurodollar Interest Periods with respect thereto or sooner, if required by such law or assertion.
Section 3.4.    Deposits Unavailable.
(a)    If a Class A Conduit Investor, a Class A Committed Note Purchaser or the related Class A Majority Program Support Providers shall have reasonably determined that:
(i)    Dollar deposits in the relevant amount and for the relevant Eurodollar Interest Period are not available to all the related Reference Lenders in the relevant market;
(ii)    by reason of circumstances affecting all the related Reference Lenders' relevant market, adequate means do not exist for ascertaining the interest rate applicable hereunder to the Class A Eurodollar Tranche; or
(iii)    such Class A Conduit Investor, such Class A Committed Note Purchaser or the related Class A Majority Program Support Providers have notified the related Class A Funding Agent and HVF II that, with respect to any interest rate otherwise applicable hereunder to the Class A Eurodollar Tranche, the Eurodollar Interest Period for which has not then commenced, such interest rate will not adequately reflect the cost to such Class A Conduit Investor, such Class A Committed Note Purchaser or such Class A Majority Program Support Providers of making, funding, agreeing to make or fund or maintaining their respective portion of such Class A Eurodollar Tranche for such Eurodollar Interest Period, then, upon notice from such Class A Conduit Investor, such Class A Committed Note Purchaser or the related Class A Majority Program Support Providers to such Class A Funding Agent and HVF II, the obligations of such Class A Conduit Investor, such Class A Committed Note Purchaser and all of the related Class A Program Support Providers to make or continue any Class A Advance as, or to convert any Class A Advances into, the Class A Eurodollar Tranche shall forthwith be suspended until such Class A Funding Agent shall notify HVF II that the circumstances causing such suspension no longer exist, and such Class A Investor Group shall immediately convert the portion of the Class A Eurodollar Tranche funded by each such Class A Conduit Investor or Class A Committed Note Purchaser into the Class A Base Rate Tranche at the end of the then current Eurodollar Interest Periods with respect thereto or sooner, if required for the reasons set forth in clause (i), (ii) or (iii) above, as the case may be.
(b)    If a Class B Conduit Investor, a Class B Committed Note Purchaser or the related Class B Majority Program Support Providers shall have reasonably determined that:
(i)    Dollar deposits in the relevant amount and for the relevant Eurodollar Interest Period are not available to all the related Reference Lenders in the relevant market;

(ii)    by reason of circumstances affecting all the related Reference Lenders' relevant market, adequate means do not exist for ascertaining the interest rate applicable hereunder to the Class B Eurodollar Tranche; or
(iii)    such Class B Conduit Investor, such Class B Committed Note Purchaser or the related Class B Majority Program Support Providers have notified the related Class B Funding Agent and HVF II that, with respect to any interest rate otherwise applicable hereunder to the Class B Eurodollar Tranche, the Eurodollar Interest Period for which has not then commenced, such interest rate will not adequately reflect the cost to such Class B Conduit Investor, such Class B Committed Note Purchaser or such Class B Majority Program Support Providers of making, funding, agreeing to make or fund or maintaining their respective portion of such Class B Eurodollar Tranche for such Eurodollar Interest Period, then, upon notice from such Class B Conduit Investor, such Class B Committed Note Purchaser or the related Class B Majority Program Support Providers to such Class B Funding Agent and HVF II, the obligations of such Class B Conduit Investor, such Class B Committed Note Purchaser and all of the related Class B Program Support Providers to make or continue any Class B Advance as, or to convert any Class B Advances into, the Class B Eurodollar Tranche shall forthwith be suspended until such Class B Funding Agent shall notify HVF II that the circumstances causing such suspension no longer exist, and such Class B Investor Group shall immediately convert the portion of the Class B Eurodollar Tranche funded by each such Class B Conduit Investor or Class B Committed Note Purchaser into the Class B Base Rate Tranche at the end of the then current Eurodollar Interest Periods with respect thereto or sooner, if required for the reasons set forth in clause (i), (ii) or (iii) above, as the case may be.
(c)    If a Class C Conduit Investor, a Class C Committed Note Purchaser or the related Class C Majority Program Support Providers shall have reasonably determined that:
(i)    Dollar deposits in the relevant amount and for the relevant Eurodollar Interest Period are not available to all the related Reference Lenders in the relevant market;
(ii)    by reason of circumstances affecting all the related Reference Lenders' relevant market, adequate means do not exist for ascertaining the interest rate applicable hereunder to the Class C Eurodollar Tranche; or
(iii)    such Class C Conduit Investor, such Class C Committed Note Purchaser or the related Class C Majority Program Support Providers have notified the related Class C Funding Agent and HVF II that, with respect to any interest rate otherwise applicable hereunder to the Class C Eurodollar Tranche, the Eurodollar Interest Period for which has not then commenced, such interest rate will not adequately reflect the cost to such Class C Conduit Investor, such Class C Committed Note Purchaser or such Class C Majority Program Support Providers of making, funding, agreeing to make or fund or maintaining their respective portion of such Class C Eurodollar Tranche for such Eurodollar Interest Period, then, upon notice from such Class C Conduit Investor, such Class C Committed Note Purchaser or the related Class C Majority Program Support Providers to such Class C Funding Agent and HVF II, the obligations of such Class C Conduit Investor, such Class C Committed Note Purchaser and all of the related Class C Program Support Providers to make or continue any Class C Advance as, or to convert any Class C Advances into, the Class C Eurodollar Tranche shall forthwith be suspended until such Class C Funding Agent shall notify HVF II that the circumstances causing such suspension no longer exist, and such Class C Investor Group shall immediately convert the portion of the Class C Eurodollar Tranche funded by each such Class C Conduit Investor or Class C Committed Note Purchaser into the Class C Base Rate Tranche at the end of the then current Eurodollar Interest Periods with respect thereto or sooner, if required for the reasons set forth in clause (i), (ii) or (iii) above, as the case may be.
(d)    If a Class D Conduit Investor, a Class D Committed Note Purchaser or the related Class D Majority Program Support Providers shall have reasonably determined that:
(i)    Dollar deposits in the relevant amount and for the relevant Eurodollar Interest Period are not available to all the related Reference Lenders in the relevant market;
(ii)    by reason of circumstances affecting all the related Reference Lenders' relevant market, adequate means do not exist for ascertaining the interest rate applicable hereunder to the Class D Eurodollar Tranche; or
(iii)    such Class D Conduit Investor, such Class D Committed Note Purchaser or the related Class D Majority Program Support Providers have notified the related Class D Funding Agent and HVF II that, with respect to any interest rate otherwise applicable hereunder to the Class D Eurodollar Tranche, the Eurodollar Interest Period for which has not then commenced, such interest rate will not adequately reflect the cost to such Class D Conduit Investor, such Class D Committed Note Purchaser or such Class D Majority Program Support Providers of making, funding, agreeing to make or fund or maintaining their respective portion of such Class D Eurodollar Tranche for such Eurodollar Interest Period, then, upon notice from such Class D Conduit Investor, such Class D Committed Note Purchaser or the related Class D Majority Program Support Providers to such Class D Funding Agent and HVF II, the obligations of such Class D Conduit Investor, such Class D Committed Note Purchaser and all of the related Class D Program Support Providers to make or continue any Class D Advance as, or to convert any Class D Advances into, the Class D Eurodollar Tranche shall forthwith be suspended until such Class D Funding Agent shall notify HVF II that the circumstances causing such suspension no longer exist, and such Class D Investor Group shall immediately convert the portion of the Class D Eurodollar Tranche funded by each such Class D Conduit Investor or Class D Committed Note Purchaser into the Class D Base Rate Tranche at the end of the then current Eurodollar Interest Periods with respect thereto or sooner, if required for the reasons set forth in clause (i), (ii) or (iii) above, as the case may be.

Section 3.5.    Increased or Reduced Costs, etc. HVF II agrees to reimburse (a) each Class A Affected Person for any increase in the cost of, or any reduction in the amount of any sum receivable by any such Class A Affected Person in respect of making, continuing or maintaining (or of its obligation to make, continue or maintain) any Class A Advances as, or of converting (or of its obligation to convert) any Class A Advances into, the Class A Eurodollar Tranche that arise in connection with any Changes in Law, (b) each Class B Affected Person for any increase in the cost of, or any reduction in the amount of any sum receivable by any such Class B Affected Person in respect of making, continuing or maintaining (or of its obligation to make, continue or maintain) any Class B Advances as, or of converting (or of its obligation to convert) any Class B Advances into, the Class B Eurodollar Tranche that arise in connection with any Changes in Law, (c) each Class C Affected Person for any increase in the cost of, or any reduction in the amount of any sum receivable by any such Class C Affected Person in respect of making, continuing or maintaining (or of its obligation to make, continue or maintain) any Class C Advances as, or of converting (or of its obligation to convert) any Class C Advances into, the Class C Eurodollar Tranche that arise in connection with any Changes in Law and (d) each Class D Affected Person for any increase in the cost of, or any reduction in the amount of any sum receivable by any such Class D Affected Person in respect of making, continuing or maintaining (or of its obligation to make, continue or maintain) any Class D Advances as, or of converting (or of its obligation to convert) any Class D Advances into, the Class D Eurodollar Tranche that arise in connection with any Changes in Law, except, with respect to any of the foregoing clauses (a), (b), (c) or (d), for any such Changes in Law with respect to increased capital costs and taxes, which shall be governed by Sections 3.7 and 3.8, respectively. Each such demand shall be provided to the related Funding Agent and HVF II in writing and shall state, in reasonable detail, the reasons therefor and the additional amount required fully to compensate such Affected Person for such increased cost or reduced amount or return. Such additional amounts shall be payable by HVF II to such Funding Agent and by such Funding Agent directly to such Affected Person on the Payment Date immediately following HVF II’s receipt of such notice, and such notice, in the absence of manifest error, shall be conclusive and binding on HVF II.
Section 3.6.    Funding Losses. In the event any Affected Person shall incur any loss or expense (including, for the avoidance of doubt, any loss or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Affected Person to make, continue or maintain any portion of the principal amount of any Class A CP Tranche, Class A Eurodollar Tranche, Class B CP Tranche, Class B Eurodollar Tranche, Class C CP Tranche, Class C Eurodollar Tranche, Class D CP Tranche or Class D Eurodollar Tranche, to convert any portion of the principal amount of any Class A Advance not in the Class A CP Tranche into the Class A CP Tranche or not in the Class A Eurodollar Tranche into the Class A Eurodollar Tranche, to convert any portion of the principal amount of any Class B Advance not in the Class B CP Tranche into the Class B CP Tranche or not in the Class B Eurodollar Tranche into the Class B Eurodollar Tranche, to convert any portion of the principal amount of any Class C Advance not in the Class C CP Tranche into the Class C CP Tranche or not in the Class C Eurodollar Tranche into the Class C Eurodollar Tranche, or to convert any portion of the principal amount of any Class D Advance not in the Class D CP Tranche into the Class D CP Tranche or not in the Class D Eurodollar Tranche into the Class D Eurodollar Tranche) as a result of:

(i)    any conversion or repayment or prepayment (for any reason, including as a result of the acceleration of the maturity of any portion of the Class A CP Tranche, Class A Eurodollar Tranche, Class B CP Tranche, Class B Eurodollar Tranche, Class C CP Tranche, Class C Eurodollar Tranche, Class D CP Tranche or Class D Eurodollar Tranche in connection with any Class A Decrease, Class B Decrease, Class C Decrease or Class D Decrease, as applicable, pursuant to Section 2.3 or any optional repurchase of the Class A Notes, the Class B Notes, the Class C Notes or the Class D Notes, as applicable, pursuant to Section 10.1 or otherwise, or the assignment thereof in accordance with the requirements of the applicable Class A Program Support Agreement, Class B Program Support Agreement, Class C Program Support Agreement or Class D Program Support Agreement) of the principal amount of any portion of the Class A CP Tranche, Class A Eurodollar Tranche, Class B CP Tranche, Class B Eurodollar Tranche, Class C CP Tranche, Class C Eurodollar Tranche, Class D CP Tranche or Class D Eurodollar Tranche, as applicable, on a date other than a Payment Date;
(ii)    any Class A Advance, Class B Advance, Class C Advance or Class D Advance not being made as part of the Class A CP Tranche, Class A Eurodollar Tranche, Class B CP Tranche, Class B Eurodollar Tranche, Class C CP Tranche, Class C Eurodollar Tranche, Class D CP Tranche or Class D Eurodollar Tranche, as applicable after a request for such a Class A Advance, Class B Advance, Class C Advance or Class D Advance, as applicable, has been made in accordance with the terms contained herein;
(iii)    any Class A Advance, Class B Advance, Class C Advance or Class D Advance not being continued as part of the Class A CP Tranche, Class A Eurodollar Tranche, Class B CP Tranche, Class B Eurodollar Tranche, Class C CP Tranche, Class C Eurodollar Tranche, Class D CP Tranche or Class D Eurodollar Tranche, as applicable, or converted into a Class A Advance under the Class A Eurodollar Tranche, Class B Advance under the Class B Eurodollar Tranche, Class C Advance under the Class C Eurodollar Tranche or Class D Advance under the Class D Eurodollar Tranche, as applicable, after a request for such a Class A Advance, Class B Advance, Class C Advance or Class D Advance, as applicable, has been made in accordance with the terms contained herein;
(iv)    any failure of HVF II to make a Class A Decrease, Class B Decrease, Class C Decrease or Class D Decrease after giving notice thereof pursuant to Section 2.3(b) or Section 2.3(c), then, upon the written notice (which shall include calculations in reasonable detail) by any Affected Person to the related Funding Agent and HVF II, which written notice shall be conclusive and binding on HVF II (in the absence of manifest error), HVF II shall pay to such Funding Agent and such Funding Agent shall, on the next succeeding Payment Date, pay directly to such Affected Person such amount as will (in the reasonable determination of such Affected Person) reimburse such Affected Person for such loss or expense; provided that, the maximum amount payable by HVF II to any Affected Person in respect of any losses or expenses that result from any conversion, repayment or prepayment described in clause (i) above shall be the amount HVF II would be obligated to pay pursuant to clause (i) above if such conversion, repayment or prepayment were scheduled to have been paid on the next succeeding Payment Date; provided further that, in no event shall any amount be payable by HVF II to any Affected Person pursuant to this Section 3.6 as a result of any conversion, repayment, prepayment or non-payment with respect to any Class A CP Tranche, Class B CP Tranche, Class C CP Tranche or Class D CP Tranche unless (i) the amount of such conversion, repayment, prepayment or non-payment exceeds $100,000,000 with respect to such Affected Person and (ii) such Affected Person shall have received less than five (5) Business Days’ written notice from HVF II of such conversion, repayment, prepayment or non-payment, as the case may be.
Section 3.7.    Increased Capital Costs. If any Change in Law affects or would affect the amount of capital required or reasonably expected to be maintained by any Affected Person or any Person controlling such Affected Person and such Affected Person reasonably determines that the rate of return on its or such controlling Person’s capital as a consequence of its commitment or the Class A Advances, Class B Advances, Class C Advances, Class D Advances and/or Class RR Advances, as the case may be, made by such Affected Person hereunder is reduced to a level below that which such Affected Person or such controlling Person would have achieved but for the occurrence of any such Change in Law, then, in any such case after notice from time to time by such Affected Person to the related Funding Agent and HVF II, HVF II shall pay to such Funding Agent and such Funding Agent shall pay to such Affected Person an incremental commitment fee, payable on each Payment Date, sufficient to compensate such Affected Person or such controlling Person for such reduction in rate of return to the extent that the increased costs for which such Affected Person is being compensated are allocable to the existence of such Affected Person’s Class A Advances, Class B Advances, Class C Advances, Class D Advances or Class RR Advances, as applicable, or Class A Commitment, Class B Commitment, Class C Commitment, Class D Commitment or Class RR Commitment, as applicable, hereunder. A statement of such Affected Person as to any such additional amount or amounts (including calculations thereof in reasonable detail), in the absence of manifest error, shall be conclusive and binding on HVF II; provided that, the initial payment of such increased commitment fee shall include a payment for accrued amounts due under this Section 3.7 prior to such initial payment.
Section 3.8.    Taxes.
(a)    All payments by HVF II of principal of, and interest on, the Class A Advances, the Class B Advances, the Class C Advances, the Class D Advances, the Class RR Advances and all other amounts payable hereunder (including fees) shall be made free and clear of and without deduction for any present or future income, excise, documentary, property, stamp or franchise taxes and other taxes, fees, duties, withholdings or other charges of any nature whatsoever imposed by any taxing authority, but excluding in the case of any Affected Person (x) net income, franchise or similar taxes (including branch profits taxes or alternative minimum tax) imposed or levied on the Affected Person as a result of a connection between the Affected Person and the jurisdiction of the Governmental Authority imposing such tax or any political subdivision or taxing authority thereof or therein (other than any such connection arising from such Affected Person having executed, delivered or performed its obligations or received a payment under, or enforced by, this Series 2013-A Supplement), (y) with respect to any Affected Person organized under the laws of the jurisdiction other than the United States (“Foreign Affected Person”), any withholding tax that is imposed on amounts payable to the Foreign Affected Person at the time the Foreign Affected Person becomes a party to (or acquires a Participation in) this Series 2013-A Supplement (or designates a new lending office), except to the extent that such Foreign Affected Person (or its assignor, if any) was already entitled, at the time of the designation of the new lending office (or assignment), to receive additional amounts from HVF II with respect to withholding tax and (z) United States federal withholding taxes that would not have been imposed but for a failure by an Affected Person (or any financial institution through which any payment is made to such Affected Person) to comply with the requirements of current Sections 1471-1474 of the Code, any current or future regulations or official interpretations thereof, any agreements entered into pursuant to Section 1471(b)(1) of the Code, any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement or treaty among Governmental Authorities and published administrative guidance, in each case implementing such Sections of the Code (such non-excluded items being called “Taxes”).
(b)    Moreover, if any Taxes are directly asserted against any Affected Person with respect to any payment received by such Affected Person or its agent from HVF II, such Affected Person or its agent may pay such Taxes and HVF II will promptly upon receipt of written notice stating the amount of such Taxes pay such additional amounts (including any penalties, interest or expenses) as is necessary in order that the net amount received by such person after the payment of such Taxes (including any Taxes on such additional amount) shall equal the amount such person would have received had no such Taxes been asserted.
(c)    If HVF II fails to pay any Taxes when due to the appropriate taxing authority or fails to remit to the Affected Person or its agent the required receipts or other required documentary evidence, HVF II shall indemnify the Affected Person and their agent for any incremental Taxes, interest or penalties that may become payable by any such Affected Person or its agent as a result of any such failure. For purposes of this Section 3.8, a distribution hereunder by the agent for the relevant Affected Person shall be deemed a payment by HVF II.
(d)    Each Foreign Affected Person shall execute and deliver to HVF II, prior to the initial due date of any payments hereunder and to the extent permissible under then current law, and on or about the first scheduled payment date in each calendar year thereafter, one or more (as HVF II may reasonably request) United States Internal Revenue Service Forms W-8BEN, Forms W-8BEN-E, Forms W-8ECI or Forms W 9, or successor applicable forms, or such other forms or documents (or successor forms or documents), appropriately completed, as may be applicable to establish the extent, if any, to which a payment to such Affected Person is exempt from withholding or deduction of Taxes. HVF II shall not, however, be required to pay any increased amount under this Section 3.8 to any Affected Person that is organized under the laws of a jurisdiction other than the United States if such Affected Person fails to comply with the requirements set forth in this paragraph.

(e)    If the Affected Person determines, in its sole discretion, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section 3.8, it shall pay over such refund to HVF II (but only to the extent of amounts paid under this Section 3.8 with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses of the Affected Person and without interest (other than any interest paid by the relevant governmental authority with respect to such refund), provided that HVF II, upon the request of the Affected Person, agrees to repay the amount paid over to HVF II (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Affected Person in the event the Affected Person is required to repay such refund to such governmental authority. This Section 3.8 shall not be construed to require the Affected Person to make available its tax returns (or any other information relating to its taxes that it deems confidential) to HVF II or any other Person.
Section 3.9.    Series 2013-A Carrying Charges; Survival. Any amounts payable by HVF II under the Specified Cost Sections shall constitute Series 2013-A Carrying Charges. The agreements in the Specified Cost Sections and Section 3.10 shall survive the termination of this Series 2013-A Supplement and the Group I Indenture and the payment of all amounts payable hereunder and thereunder.
Section 3.10.    Minimizing Costs and Expenses and Equivalent Treatment.
(a)    Each Affected Person shall be deemed to have agreed that it shall, as promptly as practicable after it becomes aware of any circumstance referred to in any Specified Cost Section, use commercially reasonable efforts (to the extent not inconsistent with its internal policies of general application) to minimize the costs, expenses, taxes or other liabilities incurred by it and payable to it by HVF II pursuant to such Specified Cost Section.
(b)    In determining any amounts payable to it by HVF II pursuant to any Specified Cost Section, each Affected Person shall treat HVF II the same as or better than all similarly situated Persons (as determined by such Affected Person in its reasonable discretion) and such Affected Person may use any method of averaging and attribution that it (in its reasonable discretion) shall deem applicable so long as it applies such method to other similar transactions, such that HVF II is treated the same as, or better than, all such other similarly situated Persons with respect to such other similar transactions.
Section 3.11.    Timing Threshold for Specified Cost Sections. Notwithstanding anything in this Series 2013-A Supplement to the contrary, HVF II shall not be under any obligation to compensate any Affected Person pursuant to any Specified Cost Section in respect of any amount otherwise owing pursuant to any Specified Cost Section that arose during any period prior to the date that is 180 days prior to such Affected Person’s obtaining knowledge thereof, except that the foregoing limitation shall not apply to any increased costs arising out of the retroactive application of any Change in Law within such 180-day period. If, after the payment of any amounts by HVF II pursuant to any Specified Cost Section, any applicable law, rule or regulation in respect of which a payment was made is thereafter determined to be invalid or inapplicable to such Affected Person, then such Affected Person, within sixty (60) days after such determination, shall repay any amounts paid to it by HVF II hereunder in respect of such Change in Law.

ARTICLE IV
SERIES-SPECIFIC COLLATERAL
Section 4.1.    Granting Clause. In order to secure and provide for the repayment and payment of the Note Obligations with respect to the Series 2013-A Notes, HVF II hereby affirms the security interests granted in the Fifth Series 2013-A Supplement and grants a security interest in and assigns, pledges, grants, transfers and sets over to the Trustee, for the benefit of the Series 2013-A Noteholders, all of HVF II’s right, title and interest in and to the following (whether now or hereafter existing or acquired):
(a)    each Series 2013-A Account, including any security entitlement with respect to Financial Assets credited thereto;
(b)    all funds, Financial Assets or other assets on deposit in or credited to each Series 2013-A Account from time to time;
(c)    all certificates and instruments, if any, representing or evidencing any or all of each Series 2013-A Account, the funds on deposit therein or any security entitlement with respect to Financial Assets credited thereto from time to time;
(d)    all investments made at any time and from time to time with monies in each Series 2013-A Account, whether constituting securities, instruments, general intangibles, investment property, Financial Assets or other property;
(e)    all interest, dividends, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for each Series 2013-A Account, the funds on deposit therein from time to time or the investments made with such funds;
(f)    all Proceeds of any and all of the foregoing clauses (a) through (e), including cash (with respect to each Series 2013-A Account, the items in the foregoing clauses (a) through (e) and this clause (f) with respect to such Series 2013-A Account are referred to, collectively, as the “Series 2013-A Account Collateral”).
(g)    each Series 2013-A Demand Note;
(h)    all certificates and instruments, if any, representing or evidencing each Series 2013-A Demand Note;
(i)    each Series 2013-A Interest Rate Cap; and
(j)    all Proceeds of any and all of the foregoing.

Section 4.2.    Series 2013-A Accounts. With respect to the Series 2013-A Notes only, the following shall apply:
(a)    Establishment of Series 2013-A Accounts.
(i)    HVF II has established and maintained, and shall continue to maintain, in the name of, and under the control of, the Trustee for the benefit of the Series 2013-A Noteholders three securities accounts: the Series 2013-A Principal Collection Account (such account, the “Series 2013-A Principal Collection Account”), the Series 2013-A Interest Collection Account (such account, the “Series 2013-A Interest Collection Account”) and the Series 2013-A Reserve Account (such account, the “Series 2013-A Reserve Account”).
(ii)    On or prior to the date of any drawing under a Series 2013-A Letter of Credit pursuant to Section 5.5 or Section 5.7, HVF II shall establish and maintain in the name of, and under the control of, the Trustee for the benefit of the Series 2013-A Noteholders the Series 2013-A L/C Cash Collateral Account (the “Series 2013-A L/C Cash Collateral Account”).
(iii)    The Trustee has established and maintained, and shall continue to maintain, in the name of, and under the control of, the Trustee for the benefit of the Series 2013-A Noteholders the Series 2013-A Distribution Account (the “Series 2013-A Distribution Account”, and together with the Series 2013-A Principal Collection Account, the Series 2013-A Interest Collection Account, the Series 2013-A Reserve Account and the Series 2013-A L/C Cash Collateral Account, the “Series 2013-A Accounts”).
(b)    Series 2013-A Account Criteria.
(i)    Each Series 2013-A Account shall bear a designation clearly indicating that the funds deposited therein are held for the benefit of the Series 2013-A Noteholders.
(ii)    Each Series 2013-A Account shall be an Eligible Account. If any Series 2013-A Account is at any time no longer an Eligible Account, HVF II shall, within ten (10) Business Days of an Authorized Officer of HVF II obtaining actual knowledge that such Series 2013-A Account is no longer an Eligible Account, establish a new Series 2013-A Account for such non-qualifying Series 2013-A Account that is an Eligible Account, and if a new Series 2013-A Account is so established, HVF II shall instruct the Trustee in writing to transfer all cash and investments from such non-qualifying Series 2013-A Account into such new Series 2013-A Account. Initially, each of the Series 2013-A Accounts will be established with The Bank of New York Mellon.

(c)    Administration of the Series 2013-A Accounts.
(i)    HVF II may instruct (by standing instructions or otherwise) any institution maintaining any Series 2013-A Accounts to invest funds on deposit in such Series 2013-A Account from time to time in Permitted Investments in the name of the Trustee or the Securities Intermediary and Permitted Investments shall be credited to the applicable Series 2013-A Account; provided, however, that:
A.    any such investment in the Series 2013-A Reserve Account or the Series 2013-A Distribution Account shall mature not later than the first Payment Date following the date on which such investment was made; and
B.    any such investment in the Series 2013-A Principal Collection Account, the Series 2013-A Interest Collection Account or the Series 2013-A L/C Cash Collateral Account shall mature not later than the Business Day prior to the first Payment Date following the date on which such investment was made, unless in any such case any such Permitted Investment is held with the Trustee, then such investment may mature on such Payment Date so long as such funds shall be available for withdrawal on such Payment Date.
(ii)    HVF II shall not direct the Trustee to dispose of (or permit the disposal of) any Permitted Investments prior to the maturity thereof to the extent such disposal would result in a loss of the initial purchase price of such Permitted Investment.
(iii)    In the absence of written investment instructions hereunder, funds on deposit in the Series 2013-A Accounts shall remain uninvested.
(d)    Earnings from Series 2013-A Accounts. With respect to each Series 2013-A Account, all interest and earnings (net of losses and investment expenses) paid on funds on deposit in or on any security entitlement with respect to Financial Assets credited to such Series 2013-A Account shall be deemed to be on deposit therein and available for distribution unless previously distributed pursuant to the terms hereof.
(e)    Termination of Series 2013-A Accounts.
(i)    On or after the date on which the Series 2013-A Notes are fully paid, the Trustee, acting in accordance with the written instructions of HVF II, shall withdraw from each Series 2013-A Account (other than the Series 2013-A L/C Cash Collateral Account) all remaining amounts on deposit therein and pay such amounts to HVF II.
(ii)    Upon the termination of this Series 2013-A Supplement in accordance with its terms, the Trustee, acting in accordance with the written instructions of HVF II, after the prior payment of all amounts due and owing to the Series 2013-A Noteholders and payable from the Series 2013-A L/C Cash Collateral Account as provided herein, shall withdraw from the Series 2013-A L/C Cash Collateral Account all amounts on deposit therein and shall pay such amounts:
first, pro rata to the Series 2013-A Letter of Credit Providers, to the extent that there are unreimbursed Series 2013-A Disbursements due and owing to such Series 2013-A Letter of Credit Providers, for application in accordance with the provisions of the respective Series 2013-A Letters of Credit, and second, to HVF II any remaining amounts.
Section 4.3.    Trustee as Securities Intermediary.
(a)    With respect to each Series 2013-A Account, the Trustee or other Person maintaining such Series 2013-A Account shall be the “securities intermediary” (as defined in Section 8-102(a)(14) of the New York UCC and a “bank” (as defined in Section 9-102(a)(8) of the New York UCC), in such capacities, the “Securities Intermediary”) with respect to such Series 2013-A Account. If the Securities Intermediary in respect of any Series 2013-A Account is not the Trustee, HVF II shall obtain the express agreement of such Person to the obligations of the Securities Intermediary set forth in this Section 4.3.
(b)    The Securities Intermediary agrees that:
(i)    The Series 2013-A Accounts are accounts to which Financial Assets will be credited;
(ii)    All securities or other property underlying any Financial Assets credited to any Series 2013-A Account shall be registered in the name of the Securities Intermediary, indorsed to the Securities Intermediary or in blank or credited to another securities account maintained in the name of the Securities Intermediary and in no case will any Financial Asset credited to any Series 2013-A Account be registered in the name of HVF II, payable to the order of HVF II or specially endorsed to HVF II;
(iii)    All property delivered to the Securities Intermediary pursuant to this Series 2013-A Supplement and all Permitted Investments thereof will be promptly credited to the appropriate Series 2013-A Account;
(iv)    Each item of property (whether investment property, security, instrument or cash) credited to a Series 2013-A Account shall be treated as a Financial Asset;
(v)    If at any time the Securities Intermediary shall receive any order or instructions from the Trustee directing transfer or redemption of any Financial Asset relating to the Series 2013-A Accounts or any instruction with respect to the disposition of funds therein, the Securities Intermediary shall comply with such entitlement order or instruction without further consent by HVF II or the Group I Administrator;
(vi)    The Series 2013-A Accounts shall be governed by the laws of the State of New York, regardless of any provision of any other agreement. For purposes of the New York UCC, New York shall be deemed to be the Securities Intermediary’s jurisdiction (within the meaning of Section 9-304 and Section 8-110 of the New York UCC) and the Series 2013-A Accounts (as well as the Securities Entitlements related thereto) shall be governed by the laws of the State of New York;
(vii)    The Securities Intermediary has not entered into, and until termination of this Series 2013-A Supplement, will not enter into, any agreement with any other Person relating to the Series 2013-A Accounts and/or any Financial Assets credited thereto pursuant to which it has agreed to comply with Entitlement Orders or instructions (within the meaning of Section 9-104 of the New York UCC) of such other Person and the Securities Intermediary has not entered into, and until the termination of this Series 2013-A Supplement will not enter into, any agreement with HVF II purporting to limit or condition the obligation of the Securities Intermediary to comply with Entitlement Orders or instructions (within the meaning of Section 9-104 of the New York UCC) as set forth in Section 4.3(b)(v); and
(viii)    Except for the claims and interest of the Trustee and HVF II in the Series 2013-A Accounts, the Securities Intermediary knows of no claim to, or interest in, the Series 2013-A Accounts or in any Financial Asset credited thereto. If the Securities Intermediary has actual knowledge of the assertion by any other person of any lien, encumbrance, or adverse claim (including any writ, garnishment, judgment, warrant of attachment, execution or similar process) against any Series 2013-A Account or in any Financial Asset carried therein, the Securities Intermediary will promptly notify the Trustee, the Group I Administrator and HVF II thereof.
(c)    The Trustee shall possess all right, title and interest in all funds on deposit from time to time in the Series 2013-A Accounts and in all Proceeds thereof, and shall be the only person authorized to originate Entitlement Orders in respect of the Series 2013-A Accounts.
(d)    Notwithstanding anything in Section 4.1, Section 4.2 or this Section 4.3 to the contrary, the parties hereto agree that as permitted by Section 8-504(c)(1) of the New York UCC, with respect to any Series 2013-A Account, the Securities Intermediary may satisfy the duty in Section 8-504(a) of the New York UCC with respect to any cash credited to such Series 2013-A Account by crediting such Series 2013-A Account a general unsecured claim against the Securities Intermediary, as a bank, payable on demand, for the amount of such cash.

(e)    Notwithstanding anything in Section 4.1, Section 4.2 or this Section 4.3 to the contrary, with respect to any Series 2013-A Account and any credit balances not constituting Financial Assets credited thereto, the Securities Intermediary shall be acting as a bank (as defined in Section 9-102(a)(8) of the New York UCC) if such Series 2013-A Account is deemed not to constitute a securities account.
(f)    As permitted by Article 4 of the Hague Convention on the Law Applicable to Certain Rights in Respect of Securities Held with an Intermediary (the “Hague Convention”), the parties hereto agree that the law of the State of New York shall govern the issues specified in Article 2 of the Hague Convention. The provisions of the immediately preceding sentence shall be construed as an amendment to any other account agreement governing the Series 2013-A Accounts.
Section 4.4.    Series 2013-A Interest Rate Caps.
(a)    Requirement to Obtain Series 2013-A Interest Rate Caps.
(i)    On or prior to the date hereof, HVF II shall acquire one or more Series 2013-A Interest Rate Caps from Eligible Interest Rate Cap Providers with an aggregate notional amount at least equal to the Class A/B/C/D Maximum Principal Amount as of such date.  The Series 2013-A Interest Rate Caps shall provide, in the aggregate, that the aggregate notional amount of all Series 2013-A Interest Rate Caps shall amortize such that the aggregate notional amount of all Series 2013-A Interest Rate Caps, as of any date of determination, shall be equal to or greater than the product of (a) the Class A/B/C/D Maximum Principal Amount as of the earlier of such date and the Expected Final Payment Date and (b) the percentage set forth on Schedule III corresponding to such date, and HVF II shall maintain, and, if necessary, amend existing Series 2013-A Interest Rate Caps (including in connection with a Class A Investor Group Maximum Principal Increase or a Class B Investor Group Maximum Principal Increase or the addition of a Class A Additional Investor Group or a Class B Additional Investor Group) or acquire one or more additional Series 2013-A Interest Rate Caps, such that the Series 2013-A Interest Rate Caps, in the aggregate, shall provide that the notional amount of all Series 2013-A Interest Rate Caps shall amortize such that the aggregate notional amount of all Series 2013-A Interest Rate Caps, as of any date of determination, shall be equal to or greater than the product of (a) the Class A/B/C/D Maximum Principal Amount as of the earlier of such date and the Expected Final Payment Date and (b) the percentage set forth on Schedule III corresponding to such date.  The strike rate of each Series 2013-A Interest Rate Cap shall not be greater than 3.75%.
(ii)    HVF II shall acquire each Series 2013-A Interest Rate Cap from an Eligible Interest Rate Cap Provider that satisfies the Initial Counterparty Required Ratings as of the date HVF II acquires such Series 2013-A Interest Rate Cap.

(b)    Failure to Remain an Eligible Interest Rate Cap Provider. Each Series 2013-A Interest Rate Cap shall provide that, if as of any date of determination the Interest Rate Cap Provider (or if the present and future obligations of such Interest Rate Cap Provider are guaranteed pursuant to a guarantee (in form and in substance satisfactory to the Rating Agencies and satisfying the other requirements set forth in such Series 2013-A Interest Rate Cap), the related guarantor) with respect thereto is not an Eligible Interest Rate Cap Provider as of such date of determination, then such Interest Rate Cap Provider will be required, at such Interest Rate Cap Provider’s expense, to obtain a replacement interest rate cap on the same terms as such Series 2013-A Interest Rate Cap (or with such modifications as are acceptable to the Rating Agencies) from an Eligible Interest Rate Cap Provider within the time period specified in the related Series 2013-A Interest Rate Cap and, simultaneously with such replacement, HVF II shall terminate the Series 2013-A Interest Rate Cap being replaced or such Interest Rate Cap Provider shall obtain a guarantee (in form and in substance satisfactory to the Rating Agencies) from a replacement guarantor that satisfies the Initial Counterparty Required Ratings with respect to the present and future obligations of such Interest Rate Cap Provider under such Series 2013-A Interest Rate Cap; provided that, no termination of the Series 2013-A Interest Rate Cap shall occur until HVF II has entered into a replacement Series 2013-A Interest Rate Cap or obtained a guarantee pursuant to this Section 4.4(b).
(c)    Collateral Posting for Ineligible Interest Rate Cap Providers. Each Series 2013-A Interest Rate Cap shall provide that, if the Interest Rate Cap Provider with respect thereto is required to obtain a replacement as described in Section 4.4(b) and such replacement is not obtained within the period specified in the Series 2013-A Interest Rate Cap, then such Interest Rate Cap Provider must, until such replacement is obtained or such Interest Rate Cap Provider again becomes an Eligible Interest Rate Cap Provider, post and maintain collateral in order to meet its obligations under such Series 2013-A Interest Rate Cap in an amount determined pursuant to the credit support annex entered into in connection with such Series 2013-A Interest Rate Cap (a “Credit Support Annex”).
(d)    Interest Rate Cap Provider Replacement. Each Series 2013-A Interest Rate Cap shall provide that, if HVF II is unable to cause such Interest Rate Cap Provider to take any of the required actions described in Sections 4.4(b) and (c) after making commercially reasonable efforts, then HVF II will obtain a replacement Series 2013-A Interest Rate Cap from an Eligible Interest Rate Cap Provider at the expense of the replaced Interest Rate Cap Provider or, if the replaced Interest Rate Cap Provider fails to make such payment, at the expense of HVF II (in which event, such expense shall be considered Series 2013-A Carrying Charges and shall be paid from Group I Interest Collections available pursuant to Section 5.3 or, at the option of HVF II, from any other source available to it).
(e)    Treatment of Collateral Posted. Each Series 2013-A Noteholder by its acceptance of a Series 2013-A Note hereby acknowledges and agrees, and directs the Trustee to acknowledge and agree, and the Trustee, at such direction, hereby acknowledges and agrees, that any collateral posted by an Interest Rate Cap Provider pursuant to clause (b) or (c) above (A) is collateral solely for the obligations of such Interest Rate Cap Provider under its Series 2013-A Interest Rate Cap, (B) does not constitute collateral for the Series 2013-A Notes (provided that in order to secure and provide for the payment of the Note Obligations with respect to the Series 2013-A Notes, HVF II has pledged each Series 2013-A Interest Rate Cap and its security interest in any collateral posted in connection therewith as collateral for the Series 2013-A Notes), (C) will in no event be available to satisfy any obligations of HVF II hereunder or otherwise unless and until such Interest Rate Cap Provider defaults in its obligations under its Series 2013-A Interest Rate Cap and such collateral is applied in accordance with the terms of such Series 2013-A Interest Rate Cap to satisfy such defaulted obligations of such Interest Rate Cap Provider, and (D) shall be held by the Trustee in a segregated account in accordance with the terms of the applicable Credit Support Annex.
(f)    Proceeds from Series 2013-A Interest Rate Caps. HVF II shall require all proceeds of each Series 2013-A Interest Rate Cap (including amounts received in respect of the obligations of the related Interest Rate Cap Provider from a guarantor or from the application of collateral posted by such Interest Rate Cap Provider) to be paid to the Series 2013-A Interest Collection Account, and the Group I Administrator hereby directs the Trustee to deposit, and the Trustee shall so deposit, any proceeds it receives under each Series 2013-A Interest Rate Cap into the Series 2013-A Interest Collection Account.
Section 4.5.    Demand Notes.
(a)    Trustee Authorized to Make Demands. The Trustee, for the benefit of the Series 2013-A Noteholders, shall be the only Person authorized to make a demand for payment on any Series 2013-A Demand Note.
(b)    Modification of Demand Note. Other than pursuant to a payment made upon a demand thereon by the Trustee pursuant to Section 5.5(c), HVF II shall not reduce the amount of any Series 2013-A Demand Note or forgive amounts payable thereunder so that the aggregate undrawn principal amount of the Series 2013-A Demand Notes after such forgiveness or reduction is less than the greater of (i) the Series 2013-A Letter of Credit Liquidity Amount as of the date of such reduction or forgiveness and (ii) an amount equal to 0.50% of the Series 2013-A Principal Amount as of the date of such reduction or forgiveness. Other than in connection with a reduction or forgiveness in accordance with the first sentence of this Section 4.5(b) or an increase in the stated amount of any Series 2013-A Demand Note, HVF II shall not agree to any amendment of any Series 2013-A Demand Note without first obtaining the prior written consent of the Series 2013-A Required Noteholders.
Section 4.6.    Subordination. The Series-Specific 2013-A Collateral has been pledged to the Trustee to secure the Series 2013-A Notes. For all purposes hereunder and for the avoidance of doubt, the Series-Specific 2013-A Collateral and each Series 2013-A Letter of Credit will be held by the Trustee solely for the benefit of the Holders of the Series 2013-A Notes, and no Noteholder of any Series of Notes other than the Series 2013-A Notes will have any right, title or interest in, to or under the Series-Specific 2013-A Collateral or any Series 2013-A Letter of Credit. For the avoidance of doubt, if it is determined that the Series 2013-A Noteholders have any right, title or interest in, to or under the Group I Series-Specific Collateral with respect to any Series of Group I Notes other than Series 2013-A Notes, then the Series 2013-A Noteholders agree that their right, title and interest in, to or under such Group I Series-Specific Collateral shall be subordinate in all respects to the claims or rights of the Noteholders with respect to such other Series of Group I Notes, and in such case, this Series 2013-A Supplement shall constitute a subordination agreement for purposes of Section 510(a) of the Bankruptcy Code.
Section 4.7.    Duty of the Trustee. Except for actions expressly authorized by the Group I Indenture or this Series 2013-A Supplement, the Trustee shall take no action reasonably likely to impair the security interests created hereunder in any of the Series-Specific 2013-A Collateral now existing or hereafter created or to impair the value of any of the Series-Specific 2013-A Collateral now existing or hereafter created.
Section 4.8.    Representations of the Trustee. The Trustee represents and warrants to HVF II that the Trustee satisfies the requirements for a trustee set forth in paragraph (a)(4)(i) of Rule 3a-7 under the Investment Company Act.
ARTICLE V
PRIORITY OF PAYMENTS
Section 5.1.    Group I Collections Allocation. Subject to the Past Due Rental Payments Priorities, on each Series 2013-A Deposit Date, HVF II shall direct the Trustee in writing to apply, and the Trustee shall apply, all amounts deposited into the Group I Collection Account on such date as follows:
(a)    first, withdraw the Series 2013-A Daily Principal Allocation, if any, for such date from the Group I Collection Account and deposit such amount into the Series 2013-A Principal Collection Account; and
(b)    second, withdraw the Series 2013-A Daily Interest Allocation (other than any amount received in respect of the Series 2013-A Interest Rate Caps that has already been deposited in the Series 2013-A Interest Collection Account), if any, for such date from the Group I Collection Account and deposit such amount in the Series 2013-A Interest Collection Account.
Section 5.2.    Application of Funds in the Series 2013-A Principal Collection Account. Subject to the Past Due Rental Payments Priorities, (i) on any Business Day, HVF II may direct the Trustee in writing to apply, and (ii) on each Payment Date and each date identified by HVF II for a Decrease pursuant to Section 2.3, HVF II shall direct the Trustee in writing to apply, and in each case the Trustee shall apply, all amounts then on deposit in the Series 2013-A Principal Collection Account on such date (after giving effect to all deposits thereto pursuant to Sections 5.4 and 5.5) as follows (and in each case only to the extent of funds available in the Series 2013-A Principal Collection Account on such date):
(a)    first, if such date is a Payment Date, then for deposit into the Series 2013-A Interest Collection Account an amount equal to the Senior Interest Waterfall Shortfall Amount, if any, with respect to such Payment Date;

(b)    second, on any such date during the Series 2013-A Revolving Period, for deposit into the Series 2013-A Reserve Account an amount equal to the Series 2013-A Reserve Account Deficiency Amount, if any, for such date (calculated after giving effect to any withdrawals from the Series 2013-A Reserve Account pursuant to Section 5.4 and deposits to the Series 2013-A Reserve Account on such date pursuant to Section 5.3);
(c)    third, (i) first, for deposit into the Series 2013-A Distribution Account to make a Class A Mandatory Decrease, if applicable on such day, in accordance with Section 2.3(b)(i), for payment of the related Class A Mandatory Decrease Amount on such date to the Class A Noteholders of each Class A Investor Group, on a pro rata basis (based on the Class A Investor Group Principal Amount as of such date for each such Class A Investor Group) as payment of principal of the Class A Notes until the Class A Noteholders have been paid such amount in full, (ii) second, for deposit into the Series 2013-A Distribution Account to make a Class B Mandatory Decrease, if applicable on such day, in accordance with Section 2.3(b)(ii), for payment of the related Class B Mandatory Decrease Amount on such date to the Class B Noteholders of each Class B Investor Group, on a pro rata basis (based on the Class B Investor Group Principal Amount as of such date for each such Class B Investor Group) as payment of principal of the Class B Notes until the Class B Noteholders have been paid such amount in full, (iii) third, for deposit into the Series 2013-A Distribution Account to make a Class C Mandatory Decrease, if applicable on such day, in accordance with Section 2.3(b)(iii), for payment of the related Class C Mandatory Decrease Amount on such date to the Class C Noteholders of each Class C Investor Group, on a pro rata basis (based on the Class C Investor Group Principal Amount as of such date for each such Class C Investor Group) as payment of principal of the Class C Notes until the Class C Noteholders have been paid such amount in full, (iv) fourth, for deposit into the Series 2013-A Distribution Account to make a Class D Mandatory Decrease, if applicable on such day, in accordance with Section 2.3(b)(iv), for payment of the related Class D Mandatory Decrease Amount on such date to the Class D Noteholders of each Class D Investor Group, on a pro rata basis (based on the Class D Investor Group Principal Amount as of such date for each such Class D Investor Group) as payment of principal of the Class D Notes until the Class D Noteholders have been paid such amount in full, and (v) fifth, to the extent that no Amortization Event with respect to the Series 2013-A Notes exists as of such date or would occur as a result of such application, for deposit into the Series 2013-A Distribution Account to make a Class RR Mandatory Decrease, if applicable on such day, in accordance with Section 2.3(b)(v), for payment of the related Class RR Mandatory Decrease Amount on such date to the Class RR Noteholder as payment of principal of the Class RR Note until the Class RR Noteholder has been paid such amount in full;
(d)    fourth, on any such date during the Series 2013-A Rapid Amortization Period, for deposit into the Series 2013-A Distribution Account, for payment on such date to (i) first, the Class A Noteholders of each Class A Investor Group, on a pro rata basis (based on the Class A Investor Group Principal Amount as of such date for each such Class A Investor Group) as payment of principal of the Class A Notes until the Class A Noteholders have been paid the Class A Principal Amount in full, (ii) second, the Class B Noteholders of each Class B Investor Group, on a pro rata basis (based on the Class B Investor Group Principal Amount as of such date for each such Class B Investor Group) as payment of principal of the Class B Notes until the

Class B Noteholders have been paid the Class B Principal Amount in full, (iii) third, the Class C Noteholders of each Class C Investor Group, on a pro rata basis (based on the Class C Investor Group Principal Amount as of such date for each such Class C Investor Group) as payment of principal of the Class C Notes until the Class C Noteholders have been paid the Class C Principal Amount in full, (iv) fourth, the Class D Noteholders of each Class D Investor Group, on a pro rata basis (based on the Class D Investor Group Principal Amount as of such date for each such Class D Investor Group) as payment of principal of the Class D Notes until the Class D Noteholders have been paid the Class D Principal Amount in full and (v) fifth, the Class RR Noteholder as payment of principal of the Class RR Note until the Class RR Noteholder has been paid the Class RR Principal Amount in full;
(e)    fifth, if such date is a Payment Date, for deposit into the Series 2013-A Distribution Account to pay (i) first, the Class A Noteholders on a pro rata basis (based on the amount owed to each such Class A Noteholder), any remaining amounts owing on such Payment Date to such Class A Noteholders as Series 2013-A Carrying Charges (after giving effect to the payments in Sections 5.3(a) through 5.3(k) below), (ii) second, the Class B Noteholders on a pro rata basis (based on the amount owed to each such Class B Noteholder), any remaining amounts owing on such Payment Date to such Class B Noteholders as Series 2013-A Carrying Charges (after giving effect to the payments in Sections 5.3(a) through 5.3(k) below), (iii) third, the Class C Noteholders on a pro rata basis (based on the amount owed to each such Class C Noteholder), any remaining amounts owing on such Payment Date to such Class C Noteholders as Series 2013-A Carrying Charges (after giving effect to the payments in Sections 5.3(a) through 5.3(k) below), (iv) fourth, the Class D Noteholders on a pro rata basis (based on the amount owed to each such Class D Noteholder), any remaining amounts owing on such Payment Date to such Class D Noteholders as Series 2013-A Carrying Charges (after giving effect to the payments in Sections 5.3(a) through 5.3(k) below),and (v) fifth, the Class RR Noteholder, any remaining amounts owing on such Payment Date to the Class RR Noteholder as Series 2013-A Carrying Charges (after giving effect to the payments in Sections 5.3(a) through 5.3(k) below);
(f)    sixth, if such date is a Payment Date, for deposit into the Series 2013-A Distribution Account to pay (i) first, the Class A Noteholders on a pro rata basis (based on the amount owed to each such Class A Noteholder), the Class A Monthly Default Interest Amounts, if any, owing to each such Class A Noteholder on such Payment Date (after giving effect to the payments in Sections 5.3(a) through 5.3(l) below), (ii) second, the Class B Noteholders on a pro rata basis (based on the amount owed to each such Class B Noteholder), the Class B Monthly Default Interest Amounts, if any, owing to each such Class B Noteholder on such Payment Date (after giving effect to the payments in Sections 5.3(a) through 5.3(l) below), (iii) third, the Class C Noteholders on a pro rata basis (based on the amount owed to each such Class C Noteholder), the Class C Monthly Default Interest Amounts, if any, owing to each such Class C Noteholder on such Payment Date (after giving effect to the payments in Sections 5.3(a) through 5.3(l) below), (iv) fourth, the Class D Noteholders on a pro rata basis (based on the amount owed to each such Class D Noteholder), the Class D Monthly Default Interest Amounts, if any, owing to each such Class D Noteholder on such Payment Date (after giving effect to the payments in Sections 5.3(a) through 5.3(l) below), and (v) fifth, the Class RR Noteholder, the Class RR Monthly Default

Interest Amounts, if any, owing to the Class RR Noteholder on such Payment Date (after giving effect to the payments in Sections 5.3(a) through 5.3(l) below);
(g)    seventh, at the option of HVF II, for deposit into the Series 2013-A Distribution Account to make (i) first, a Class A Voluntary Decrease, if applicable on such day, for payment of the related Class A Voluntary Decrease Amount on such date (x) first, in the event that HVF II has elected to prepay any Class A Terminated Purchaser’s Class A Investor Group, to such Class A Terminated Purchaser up to such Class A Terminated Purchaser’s Class A Investor Group Principal Amount as of such date and (y) second, any remaining portion of such Class A Voluntary Decrease Amount, to the Class A Noteholders of each Class A Investor Group on a pro rata basis (based on the Class A Investor Group Principal Amount as of such date for each such Class A Investor Group), in each case as a payment of principal of the Class A Notes until the applicable Class A Noteholders have been paid the applicable amount in full, (ii) second, a Class B Voluntary Decrease, if applicable on such day, for payment of the related Class B Voluntary Decrease Amount on such date (x) first, in the event that HVF II has elected to prepay any Class B Terminated Purchaser’s Class B Investor Group, to such Class B Terminated Purchaser up to such Class B Terminated Purchaser’s Class B Investor Group Principal Amount as of such date and (y) second, any remaining portion of such Class B Voluntary Decrease Amount, to the Class B Noteholders of each Class B Investor Group on a pro rata basis (based on the Class B Investor Group Principal Amount as of such date for each such Class B Investor Group), in each case as a payment of principal of the Class B Notes until the applicable Class B Noteholders have been paid the applicable amount in full, (iii) third, a Class C Voluntary Decrease, if applicable on such day, for payment of the related Class C Voluntary Decrease Amount on such date (x) first, in the event that HVF II has elected to prepay any Class C Terminated Purchaser’s Class C Investor Group, to such Class C Terminated Purchaser up to such Class C Terminated Purchaser’s Class C Investor Group Principal Amount as of such date and (y) second, any remaining portion of such Class C Voluntary Decrease Amount, to the Class C Noteholders of each Class C Investor Group on a pro rata basis (based on the Class C Investor Group Principal Amount as of such date for each such Class C Investor Group), in each case as a payment of principal of the Class C Notes until the applicable Class C Noteholders have been paid the applicable amount in full, (iv) fourth, a Class D Voluntary Decrease, if applicable on such day, for payment of the related Class D Voluntary Decrease Amount on such date (x) first, in the event that HVF II has elected to prepay any Class D Terminated Purchaser’s Class D Investor Group, to such Class D Terminated Purchaser up to such Class D Terminated Purchaser’s Class D Investor Group Principal Amount as of such date and (y) second, any remaining portion of such Class D Voluntary Decrease Amount, to the Class D Noteholders of each Class D Investor Group on a pro rata basis (based on the Class D Investor Group Principal Amount as of such date for each such Class D Investor Group), in each case as a payment of principal of the Class D Notes until the applicable Class D Noteholders have been paid the applicable amount in full, and (v) fifth, to the extent that no Amortization Event with respect to the Series 2013-A Notes exists as of such date or would occur as a result of such application, a Class RR Voluntary Decrease, if applicable on such day, for payment of the related Class RR Voluntary Decrease Amount on such date to the Class RR Noteholder as a payment of principal of the Class RR Note until the Class RR Noteholder has been paid the applicable amount in full;

(h)    eighth, (x) first, used to pay the principal amount of other Series of Group I Notes that are then required to be paid and (y) second, at the option of HVF II, to pay the principal amount of other Series of Group I Notes that may be paid under the Group I Indenture, in each case to the extent that no Potential Amortization Event with respect to the Series 2013-A Notes exists as of such date or would occur as a result of such application; and
(i)    ninth, the balance, if any, shall be released to or at the direction of HVF II, including for re-deposit to the Series 2013-A Principal Collection Account, or, if ineligible for release to HVF II, shall remain on deposit in the Series 2013-A Principal Collection Account;
provided that, (i) the application of such funds pursuant to Sections 5.2(a), (e), (f), (h), and (i) may not be made if a Principal Deficit Amount would exist as a result of such application and (ii) the application of such funds pursuant to Sections 5.2(a), (b), (e), (f) and (i) above may be made only to the extent that no Potential Amortization Event pursuant to Section 7.1(u) with respect to the Series 2013-A Notes exists as of such date or would occur as a result of such application.
Section 5.3.    Application of Funds in the Series 2013-A Interest Collection Account. Subject to the Past Due Rental Payments Priorities, on each Payment Date, HVF II shall direct the Trustee in writing to apply, and the Trustee shall apply, all amounts then on deposit in the Series 2013-A Interest Collection Account (after giving effect to all deposits thereto pursuant to Sections 5.2, 5.4 and 5.5) on such day as follows (and in each case only to the extent of funds available in the Series 2013-A Interest Collection Account):
(a)    first, to the Series 2013-A Distribution Account to pay to the Group I Administrator the Series 2013-A Capped Group I Administrator Fee Amount with respect to such Payment Date;
(b)    second, to the Series 2013-A Distribution Account to pay the Trustee the Series 2013-A Capped Group I Trustee Fee Amount with respect to such Payment Date;
(c)    third, to the Series 2013-A Distribution Account to pay the Persons to whom the Series 2013-A Capped Group I HVF II Operating Expense Amount with respect to such Payment Date are owing, on a pro rata basis (based on the amount owed to each such Person), such Series 2013-A Capped Group I HVF II Operating Expense Amounts owing to such Persons on such Payment Date;
(d)    fourth, to the Series 2013-A Distribution Account to pay (i) first, the Class A Noteholders on a pro rata basis (based on the amount owed to each such Class A Noteholder), the Class A Monthly Interest Amount with respect to such Payment Date, (ii) second, the Class B Noteholders on a pro rata basis (based on the amount owed to each such Class B Noteholder), the Class B Monthly Interest Amount with respect to such Payment Date, (iii) third, the Class C Noteholders on a pro rata basis (based on the amount owed to each such Class C Noteholder), the Class C Monthly Interest Amount with respect to such Payment Date, (iv) fourth, the Class D Noteholders on a pro rata basis (based on the amount owed to each such Class D Noteholder), the Class D Monthly Interest Amount with respect to such Payment Date, and (v) fifth, the Class RR Noteholder, the Class RR Monthly Interest Amount with respect to such Payment Date;

(e)    fifth, to the Series 2013-A Distribution Account to pay the Administrative Agent the Administrative Agent Fee with respect to such Payment Date;
(f)    sixth, on any such Payment Date during the Series 2013-A Revolving Period, other than on any such Payment Date on which a withdrawal has been made pursuant to Section 5.4(a), for deposit to the Series 2013-A Reserve Account in an amount equal to the Series 2013-A Reserve Account Deficiency Amount, if any, for such date (calculated after giving effect to any withdrawals from the Series 2013-A Reserve Account pursuant to Section 5.4);
(g)    seventh, to the Series 2013-A Distribution Account to pay to the Group I Administrator the Series 2013-A Excess Group I Administrator Fee Amount with respect to such Payment Date;
(h)    eighth, to the Series 2013-A Distribution Account to pay to the Trustee the Series 2013-A Excess Group I Trustee Fee Amount with respect to such Payment Date;
(i)    ninth, to the Series 2013-A Distribution Account to pay the Persons to whom the Series 2013-A Excess Group I HVF II Operating Expense Amount with respect to such Payment Date are owing, on a pro rata basis (based on the amount owed to each such Person), such Series 2013-A Excess Group I HVF II Operating Expense Amounts owing to such Persons on such Payment Date;
(j)    tenth, on any such Payment Date during the Series 2013-A Rapid Amortization Period, for deposit into the Series 2013-A Principal Collection Account any remaining amount;
(k)    eleventh, to the Series 2013-A Distribution Account to pay (i) first, the Class A Noteholders on a pro rata basis (based on the amount owed to each such Class A Noteholder), any remaining amounts owing on such Payment Date to such Class A Noteholders as Series 2013-A Carrying Charges (after giving effect to the payments in Sections 5.3(a) through 5.3(j) above), (ii) second, the Class B Noteholders on a pro rata basis (based on the amount owed to each such Class B Noteholder), any remaining amounts owing on such Payment Date to such Class B Noteholders as Series 2013-A Carrying Charges (after giving effect to the payments in Sections 5.3(a) through 5.3(j) above), (iii) third, the Class C Noteholders on a pro rata basis (based on the amount owed to each such Class C Noteholder), any remaining amounts owing on such Payment Date to such Class C Noteholders as Series 2013-A Carrying Charges (after giving effect to the payments in Sections 5.3(a) through 5.3(j) above), (iv) fourth, the Class D Noteholders on a pro rata basis (based on the amount owed to each such Class D Noteholder), any remaining amounts owing on such Payment Date to such Class D Noteholders as Series 2013-A Carrying Charges (after giving effect to the payments in Sections 5.3(a) through 5.3(j) above),and (v) fifth, the Class RR Noteholder, any remaining amounts owing on such Payment Date to the Class RR Noteholder as Series 2013-A Carrying Charges (after giving effect to the payments in Sections 5.3(a) through 5.3(j) above);
(l)    twelfth, to the Series 2013-A Distribution Account to pay (i) first, the Class A Noteholders on a pro rata basis (based on the amount owed to each such Class A

Noteholder), the Class A Monthly Default Interest Amounts, if any, owing to each such Class A Noteholder on such Payment Date (after giving effect to the payments in Sections 5.3(a) through 5.3(k) above), (ii) second, the Class B Noteholders on a pro rata basis (based on the amount owed to each such Class B Noteholder), the Class B Monthly Default Interest Amounts, if any, owing to each such Class B Noteholder on such Payment Date (after giving effect to the payments in Sections 5.3(a) through 5.3(k) above), (iii) third, the Class C Noteholders on a pro rata basis (based on the amount owed to each such Class C Noteholder), the Class C Monthly Default Interest Amounts, if any, owing to each such Class C Noteholder on such Payment Date (after giving effect to the payments in Sections 5.3(a) through 5.3(k) above), (iv) fourth, the Class D Noteholders on a pro rata basis (based on the amount owed to each such Class D Noteholder), the Class D Monthly Default Interest Amounts, if any, owing to each such Class D Noteholder on such Payment Date (after giving effect to the payments in Sections 5.3(a) through 5.3(k) above),and (v) fifth, the Class RR Noteholder, the Class RR Monthly Default Interest Amounts, if any, owing to the Class RR Noteholder on such Payment Date (after giving effect to the payments in Sections 5.3(a) through 5.3(k) above); and
(m)    thirteenth, for deposit into the Series 2013-A Principal Collection Account any remaining amount.
Section 5.4.    Series 2013-A Reserve Account Withdrawals. On each Payment Date, HVF II shall direct the Trustee in writing, prior to 12:00 noon (New York City time) on such Payment Date, to apply, and the Trustee shall apply on such date, all amounts then on deposit (without giving effect to any deposits thereto pursuant to Sections 5.2 and 5.3) in the Series 2013-A Reserve Account as follows (and in each case only to the extent of funds available in the Series 2013-A Reserve Account):
(a)    first, to the Series 2013-A Interest Collection Account an amount equal to the excess, if any, of the Series 2013-A Payment Date Interest Amount for such Payment Date over the Series 2013-A Payment Date Available Interest Amount for such Payment Date (with respect to such Payment Date, the excess, if any, of such excess over the Series 2013-A Available Reserve Account Amount on such Payment Date, the “Series 2013-A Reserve Account Interest Withdrawal Shortfall”);
(b)    second, if the Principal Deficit Amount is greater than zero on such Payment Date, then to the Series 2013-A Principal Collection Account an amount equal to such Principal Deficit Amount; and
(c)    third, if on the Legal Final Payment Date the amount to be distributed, if any, from the Series 2013-A Distribution Account in accordance with Section 5.2 (prior to giving effect to any withdrawals from the Series 2013-A Reserve Account pursuant to this clause) on such Legal Final Payment Date is insufficient to pay the Series 2013-A Principal Amount in full on such Legal Final Payment Date, then to the Series 2013-A Principal Collection Account, an amount equal to such insufficiency;
provided that, if no amounts are required to be applied pursuant to this Section 5.4 on such date, then HVF II shall have no obligation to provide the Trustee such written direction on such date.

Section 5.5.    Series 2013-A Letters of Credit and Series 2013-A Demand Notes.
(a)    Interest Deficit and Lease Interest Payment Deficit Events – Draws on Series 2013-A Letters of Credit. If HVF II determines on any Payment Date that there exists a Series 2013-A Reserve Account Interest Withdrawal Shortfall with respect to such Payment Date, then HVF II shall instruct the Trustee in writing to draw on the Series 2013-A Letters of Credit, if any, and, upon receipt of such notice by the Trustee on or prior to 10:30 a.m. (New York City time) on such Payment Date, the Trustee, by 12:00 p.m. (New York City time) on such Payment Date, shall draw an amount, as set forth in such notice, equal to the least of (i) such Series 2013-A Reserve Account Interest Withdrawal Shortfall, (ii) the Series 2013-A Letter of Credit Liquidity Amount as of such Payment Date and (iii) the Series 2013-A Lease Interest Payment Deficit for such Payment Date, by presenting to each Series 2013-A Letter of Credit Provider a draft accompanied by a Series 2013-A Certificate of Credit Demand on the Series 2013-A Letters of Credit; provided that, if the Series 2013-A L/C Cash Collateral Account has been established and funded, then the Trustee shall withdraw from the Series 2013-A L/C Cash Collateral Account and deposit into the Series 2013-A Interest Collection Account an amount equal to the lesser of (1) the Series 2013-A L/C Cash Collateral Percentage on such Payment Date of the least of the amounts described in clauses (i), (ii) and (iii) above and (2) the Series 2013-A Available L/C Cash Collateral Account Amount on such Payment Date and draw an amount equal to the remainder of such amount on the Series 2013-A Letters of Credit. The Trustee shall deposit, or cause the deposit of, the proceeds of any such draw on the Series 2013-A Letters of Credit and the proceeds of any such withdrawal from the Series 2013-A L/C Cash Collateral Account into the Series 2013-A Interest Collection Account on such Payment Date.
(b)    Principal Deficit and Lease Principal Payment Deficit Events – Initial Draws on Series 2013-A Letters of Credit. If HVF II determines on any Payment Date that there exists a Series 2013-A Lease Principal Payment Deficit that exceeds the amount, if any, withdrawn from the Series 2013-A Reserve Account pursuant to Section 5.4(b), then HVF II shall instruct the Trustee in writing to draw on the Series 2013-A Letters of Credit, if any, in an amount equal to the least of:
(i)    such excess;
(ii)    the Series 2013-A Letter of Credit Liquidity Amount (after giving effect to any drawings on the Series 2013-A Letters of Credit on such Payment Date pursuant to Section 5.5(a)); and
(iii)    (x) on any such Payment Date other than the Legal Final Payment Date occurring during the period commencing on and including the date of the filing by any Group I Lessee of a petition for relief under Chapter 11 of the Bankruptcy Code to but excluding the date on which such Group I Lessee shall have resumed making all payments of Monthly Variable Rent required to be made under each Group I Lease to which such Group I Lessee is a party, the excess, if any, of the Principal Deficit Amount over the amount, if any, withdrawn from the Series 2013-A Reserve Account pursuant to Section 5.4(b) and (y) on the Legal Final Payment Date, the excess, if any, of the Series 2013-A Principal Amount over the amount to be deposited into the Series 2013-A Distribution Account (other than as a result of this Section 5.5(b) and Section 5.5(c)) on the Legal Final Payment Date for payment of principal of the Series 2013-A Notes.
Upon receipt of a notice by the Trustee from HVF II in respect of a Series 2013-A Lease Principal Payment Deficit on or prior to 10:30 a.m. (New York City time) on a Payment Date, the Trustee shall, by 12:00 p.m. (New York City time) on such Payment Date draw an amount as set forth in such notice equal to the applicable amount set forth above on the Series 2013-A Letters of Credit by presenting to each Series 2013-A Letter of Credit Provider a draft accompanied by a Series 2013-A Certificate of Credit Demand; provided however, that if the Series 2013-A L/C Cash Collateral Account has been established and funded, the Trustee shall withdraw from the Series 2013-A L/C Cash Collateral an amount equal to the lesser of (x) the Series 2013-A L/C Cash Collateral Percentage on such Payment Date of the amount set forth in the notice provided to the Trustee by HVF II and (y) the Series 2013-A Available L/C Cash Collateral Account Amount on such Payment Date (after giving effect to any withdrawals therefrom on such Payment Date pursuant to Section 5.5(a)), and the Trustee shall draw an amount equal to the remainder of such amount on the Series 2013-A Letters of Credit. The Trustee shall deposit, or cause the deposit of, the proceeds of any such draw on the Series 2013-A Letters of Credit and the proceeds of any such withdrawal from the Series 2013-A L/C Cash Collateral Account into the Series 2013-A Principal Collection Account on such Payment Date.
(c)    Principal Deficit Amount – Draws on Series 2013-A Demand Note. If (A) on any Determination Date, HVF II determines that the Principal Deficit Amount on the next succeeding Payment Date (after giving effect to any draws on the Series 2013-A Letters of Credit on such Payment Date pursuant to Section 5.5(b)) will be greater than zero or (B) on the Determination Date related to the Legal Final Payment Date, HVF II determines that the Series 2013-A Principal Amount exceeds the amount to be deposited into the Series 2013-A Distribution Account (other than as a result of this Section 5.5(c)) on the Legal Final Payment Date for payment of principal of the Series 2013-A Notes, then, prior to 10:00 a.m. (New York City time) on the second Business Day prior to such Payment Date, HVF II shall instruct the Trustee in writing (and provide the requisite information to the Trustee) to deliver a demand notice substantially in the form of Exhibit B-2 (each a “Demand Notice”) on Hertz for payment under the Series 2013-A Demand Note in an amount equal to the lesser of (i) (x) on any such Determination Date related to a Payment Date other than the Legal Final Payment Date, the Principal Deficit Amount less the amount to be deposited into the Series 2013-A Principal Collection Account in accordance with Sections 5.4(b) and Section 5.5(b) and (y) on the Determination Date related to the Legal Final Payment Date, the excess, if any, of the Series 2013-A Principal Amount over the amount to be deposited into the Series 2013-A Distribution Account (together with any amounts to be deposited therein pursuant to the terms of this Series 2013-A Supplement (other than this Section 5.5(c))) on the Legal Final Payment Date for payment of principal of the Series 2013-A Notes, and (ii) the principal amount of the Series 2013-A Demand Note. The Trustee shall, prior to 12:00 noon (New York City time) on the second Business Day preceding such Payment Date, deliver such Demand Notice to Hertz; provided however, that if an Event of Bankruptcy (or the occurrence of an event described in clause (a) of the definition thereto, without the lapse of a period of sixty (60) consecutive days)

with respect to Hertz shall have occurred and be continuing, the Trustee shall not be required to deliver such Demand Notice to Hertz. The Trustee shall cause the proceeds of any demand on the Series 2013-A Demand Note to be deposited into the Series 2013-A Principal Collection Account.
(d)    Principal Deficit Amount – Draws on Series 2013-A Letters of Credit. If (i) the Trustee shall have delivered a Demand Notice as provided in Section 5.5(c) and Hertz shall have failed to pay to the Trustee or deposit into the Series 2013-A Distribution Account the amount specified in such Demand Notice in whole or in part by 12:00 noon (New York City time) on the Business Day following the making of the Demand Notice, (ii) due to the occurrence of an Event of Bankruptcy (or the occurrence of an event described in clause (a) of the definition thereof, without the lapse of a period of sixty (60) consecutive days) with respect to Hertz, the Trustee shall not have delivered such Demand Notice to Hertz, or (iii) there is a Preference Amount, then the Trustee shall draw on the Series 2013-A Letters of Credit, if any, by 12:00 p.m. (New York City time) on such Business Day in an amount equal to the lesser of:
(i)    the amount that Hertz failed to pay under the Series 2013-A Demand Note, or the amount that the Trustee failed to demand for payment thereunder, or the Preference Amount, as the case may be, and
(ii)    the Series 2013-A Letter of Credit Amount on such Business Day, in each case by presenting to each Series 2013-A Letter of Credit Provider a draft accompanied by a Series 2013-A Certificate of Unpaid Demand Note Demand or, in the case of a Preference Amount, a Series 2013-A Certificate of Preference Payment Demand; provided however, that if the Series 2013-A L/C Cash Collateral Account has been established and funded, the Trustee shall withdraw from the Series 2013-A L/C Cash Collateral Account an amount equal to the lesser of (x) the Series 2013-A L/C Cash Collateral Percentage on such Business Day of the lesser of the amounts set forth in clauses (i) and (ii) immediately above and (y) the Series 2013-A Available L/C Cash Collateral Account Amount on such Business Day (after giving effect to any withdrawals therefrom on such Payment Date pursuant to Section 5.5(a) and Section 5.5(b)), and the Trustee shall draw an amount equal to the remainder of such amount on the Series 2013-A Letters of Credit. The Trustee shall deposit, or cause the deposit of, the proceeds of any such draw on the Series 2013-A Letters of Credit and the proceeds of any such withdrawal from the Series 2013-A L/C Cash Collateral Account into the Series 2013-A Principal Collection Account on such date.
(e)    Draws on the Series 2013-A Letters of Credit. If there is more than one Series 2013-A Letter of Credit on the date of any draw on the Series 2013-A Letters of Credit pursuant to the terms of this Series 2013-A Supplement (other than pursuant to Section 5.7(b)), then HVF II shall instruct the Trustee, in writing, to draw on each Series 2013-A Letter of Credit an amount equal to the Pro Rata Share for such Series 2013-A Letter of Credit of such draw on such Series 2013-A Letter of Credit.
Section 5.6.    Past Due Rental Payments. On each Series 2013-A Deposit Date, HVF II will direct the Trustee in writing, prior to 1:00 p.m. (New York City time) on such date, to, and the Trustee shall, withdraw from the Group I Collection Account all Group I Collections then on deposit representing Series 2013-A Past Due Rent Payments and deposit such amount into the Series 2013-A Interest Collection Account, and immediately thereafter, the Trustee shall withdraw such amount from the Series 2013-A Interest Collection Account and apply the Series 2013-A Past Due Rent Payment in the following order:
(i)    if the occurrence of the related Series 2013-A Lease Payment Deficit resulted in one or more Series 2013-A L/C Credit Disbursements being made under any Series 2013-A Letters of Credit, then pay to or at the direction of Hertz for reimbursement to each Series 2013-A Letter of Credit Provider who made such a Series 2013-A L/C Credit Disbursement an amount equal to the lesser of (x) the unreimbursed amount of such Series 2013-A Letter of Credit Provider’s Series 2013-A L/C Credit Disbursement and (y) such Series 2013-A Letter of Credit Provider’s pro rata portion, calculated on the basis of the unreimbursed amount of each such Series 2013-A Letter of Credit Provider’s Series 2013-A L/C Credit Disbursement, of the amount of the Series 2013-A Past Due Rent Payment;
(ii)    if the occurrence of such Series 2013-A Lease Payment Deficit resulted in a withdrawal being made from the Series 2013-A L/C Cash Collateral Account, then deposit in the Series 2013-A L/C Cash Collateral Account an amount equal to the lesser of (x) the amount of the Series 2013-A Past Due Rent Payment remaining after any payments pursuant to clause (i) above and (y) the amount withdrawn from the Series 2013-A L/C Cash Collateral Account on account of such Series 2013-A Lease Payment Deficit;
(iii)    if the occurrence of such Series 2013-A Lease Payment Deficit resulted in a withdrawal being made from the Series 2013-A Reserve Account pursuant to Section 5.4(a), then deposit in the Series 2013-A Reserve Account an amount equal to the lesser of (x) the amount of the Series 2013-A Past Due Rent Payment remaining after any payments pursuant to clauses (i) and (ii) above and (y) the Series 2013-A Reserve Account Deficiency Amount, if any, as of such day; and
(iv)    any remainder to be deposited into the Series 2013-A Principal Collection Account.
Section 5.7.    Series 2013-A Letters of Credit and Series 2013-A L/C Cash Collateral Account.
(a)    Series 2013-A Letter of Credit Expiration Date – Deficiencies. If as of the date that is sixteen (16) Business Days prior to the then scheduled Series 2013-A Letter of Credit Expiration Date with respect to any Series 2013-A Letter of Credit, excluding such Series 2013-A Letter of Credit from each calculation in clauses (i) through (iii) immediately below but taking into account any substitute Series 2013-A Letter of Credit that has been obtained from a Series 2013-A Eligible Letter of Credit Provider and is in full force and effect on such date:

(i)    the Series 2013-A Asset Amount would be less than the Class A/B/C/D Adjusted Asset Coverage Threshold Amount, in each case as of such date (after giving effect to all deposits to, and withdrawals from, the Series 2013-A Reserve Account and the Series 2013-A L/C Cash Collateral Account on such date);
(ii)    the Series 2013-A Adjusted Liquid Enhancement Amount would be less than the Series 2013-A Required Liquid Enhancement Amount, in each case as of such date (after giving effect to all deposits to, and withdrawals from, the Series 2013-A Reserve Account and the Series 2013-A L/C Cash Collateral Account on such date); or
(iii)    the Series 2013-A Letter of Credit Liquidity Amount would be less than the Series 2013-A Demand Note Payment Amount, in each case as of such date (after giving effect to all deposits to, and withdrawals from, the Series 2013-A L/C Cash Collateral Account on such date);
then HVF II shall notify the Trustee and the Administrative Agent in writing no later than fifteen (15) Business Days prior to such Series 2013-A Letter of Credit Expiration Date of:
A.    the greatest of:
(i)    the excess, if any, of the Class A/B/C/D Adjusted Asset Coverage Threshold Amount over the Series 2013-A Asset Amount, in each case as of such date (after giving effect to all deposits to, and withdrawals from, the Series 2013-A Reserve Account and the Series 2013-A L/C Cash Collateral Account on such date);
(ii)    the excess, if any, of the Series 2013-A Required Liquid Enhancement Amount over the Series 2013-A Adjusted Liquid Enhancement Amount, in each case as of such date (after giving effect to all deposits to, and withdrawals from, the Series 2013-A Reserve Account and the Series 2013-A L/C Cash Collateral Account on such date); and
(iii)    the excess, if any, of the Series 2013-A Demand Note Payment Amount over the Series 2013-A Letter of Credit Liquidity Amount, in each case as of such date (after giving effect to all deposits to, and withdrawals from, the Series 2013-A L/C Cash Collateral Account on such date);
provided that the calculations in each of clause (A)(i) through (A)(iii) above shall be made on such date, excluding from such calculation of each amount contained therein such Series 2013-A Letter of Credit but taking into account each substitute Series 2013-A Letter of Credit that has been obtained from a Series 2013-A Eligible Letter of Credit Provider and is in full force and effect on such date, and

B.    the amount available to be drawn on such expiring Series 2013-A Letter of Credit on such date.
Upon receipt of such notice by the Trustee on or prior to 10:30 a.m. (New York City time) on any Business Day, the Trustee shall, by 12:00 p.m. (New York City time) on such Business Day (or, in the case of any notice given to the Trustee after 10:30 a.m. (New York City time), by 12:00 p.m. (New York City time) on the next following Business Day), draw the lesser of the amounts set forth in clauses (A) and (B) above on such Series 2013-A Letter of Credit by presenting a draft accompanied by a Series 2013-A Certificate of Termination Demand and shall cause the Series 2013-A L/C Termination Disbursements to be deposited into the Series 2013-A L/C Cash Collateral Account. If the Trustee does not receive either notice from HVF II described above on or prior to the date that is fifteen (15) Business Days prior to each Series 2013-A Letter of Credit Expiration Date, then the Trustee, by 12:00 p.m. (New York City time) on such Business Day, shall draw the full amount of such Series 2013-A Letter of Credit by presenting a draft accompanied by a Series 2013-A Certificate of Termination Demand and shall cause the Series 2013-A L/C Termination Disbursements to be deposited into the applicable Series 2013-A L/C Cash Collateral Account.
(b)    Series 2013-A Letter of Credit Provider Downgrades. HVF II shall notify the Trustee and the Administrative Agent in writing within one (1) Business Day of an Authorized Officer of HVF II obtaining actual knowledge that (i) the long-term debt credit rating of any Series 2013-A Letter of Credit Provider rated by DBRS has fallen below “BBB” as determined by DBRS or (ii) the long-term debt credit rating of any Series 2013-A Letter of Credit Provider not rated by DBRS is not at least “Baa2” by Moody’s or “BBB” by S&P (such (i) or (ii) with respect to any Series 2013-A Letter of Credit Provider, a “Series 2013-A Downgrade Event”). On the thirtieth (30th) day after the occurrence of any Series 2013-A Downgrade Event with respect to any Series 2013-A Letter of Credit Provider, HVF II shall notify the Trustee and the Administrative Agent in writing on such date of (i) the greatest of (A) the excess, if any, of the Class A/B/C/D Adjusted Asset Coverage Threshold Amount over the Series 2013-A Asset Amount, (B) the excess, if any, of the Series 2013-A Required Liquid Enhancement Amount over the Series 2013-A Adjusted Liquid Enhancement Amount, and (C) the excess, if any, of the Series 2013-A Demand Note Payment Amount over the Series 2013-A Letter of Credit Liquidity Amount, in the case of each of clauses (A) through (C) above, as of such date and excluding from the calculation of each amount referenced in such clauses such Series 2013-A Letter of Credit but taking into account each substitute Series 2013-A Letter of Credit that has been obtained from a Series 2013-A Eligible Letter of Credit Provider and is in full force and effect on such date, and (ii) the amount available to be drawn on such Series 2013-A Letter of Credit on such date (the lesser of such (i) and (ii), the “Downgrade Withdrawal Amount”). Upon receipt by the Trustee on or prior to 10:30 a.m. (New York City time) on any Business Day of notice of any Series 2013-A Downgrade Event with respect to any Series 2013-A Letter of Credit Provider, the Trustee, by 12:00 p.m. (New York City time) on such Business Day (or, in the case of any notice given to the Trustee after 10:30 a.m. (New York City time), by 12:00 p.m. (New York City time) on the next following Business Day), shall draw on the Series 2013-A Letters of Credit issued by such Series 2013-A Letter of Credit Provider in an amount (in the aggregate) equal to the Downgrade Withdrawal Amount specified in such notice by presenting a draft accompanied by a Series 2013-A Certificate of Termination Demand and shall cause the Series 2013-A L/C Termination Disbursement to be deposited into a Series 2013-A L/C Cash Collateral Account.
(c)    Reductions in Stated Amounts of the Series 2013-A Letters of Credit. If the Trustee receives a written notice from the Group I Administrator, substantially in the form of Exhibit C hereto, requesting a reduction in the stated amount of any Series 2013-A Letter of Credit, then the Trustee shall within two (2) Business Days of the receipt of such notice deliver to the Series 2013-A Letter of Credit Provider who issued such Series 2013-A Letter of Credit a Series 2013-A Notice of Reduction requesting a reduction in the stated amount of such Series 2013-A Letter of Credit in the amount requested in such notice effective on the date set forth in such notice; provided that, on such effective date, immediately after giving effect to the requested reduction in the stated amount of such Series 2013-A Letter of Credit, (i) the Series 2013-A Adjusted Liquid Enhancement Amount will equal or exceed the Series 2013-A Required Liquid Enhancement Amount, (ii) the Series 2013-A Letter of Credit Liquidity Amount will equal or exceed the Series 2013-A Demand Note Payment Amount and (iii) no Group I Aggregate Asset Amount Deficiency will exist immediately after giving effect to such reduction.
(d)    Series 2013-A L/C Cash Collateral Account Surpluses and Series 2013-A Reserve Account Surpluses.
(i)    On each Payment Date, HVF II may direct the Trustee to, and the Trustee, acting in accordance with the written instructions of HVF II (with a copy to the Administrative Agent), shall, withdraw from the Series 2013-A Reserve Account an amount equal to the Series 2013-A Reserve Account Surplus, if any, and pay such Series 2013-A Reserve Account Surplus to HVF II.
(ii)    On each Payment Date on which there is a Series 2013-A L/C Cash Collateral Account Surplus, HVF II may direct the Trustee to, and the Trustee, acting in accordance with the written instructions of HVF II (with a copy to the Administrative Agent), shall, subject to the limitations set forth in this Section 5.7(d), withdraw the amount specified by HVF II from the Series 2013-A L/C Cash Collateral Account specified by HVF II and apply such amount in accordance with the terms of this Section 5.7(d). The amount of any such withdrawal from the Series 2013-A L/C Cash Collateral Account shall be limited to the least of (a) the Series 2013-A Available L/C Cash Collateral Account Amount on such Payment Date, (b) the Series 2013-A L/C Cash Collateral Account Surplus on such Payment Date and (c) the excess, if any, of the Series 2013-A Letter of Credit Liquidity Amount on such Payment Date over the Series 2013-A Demand Note Payment Amount on such Payment Date. Any amounts withdrawn from the Series 2013-A L/C Cash Collateral Account pursuant to this Section 5.7(d) shall be paid:
first, to the Series 2013-A Letter of Credit Providers, to the extent that there are unreimbursed Series 2013-A Disbursements due and owing to such Series 2013-A Letter of Credit Providers in respect of the Series

2013-A Letters of Credit, for application in accordance with the provisions of the respective Series 2013-A Letters of Credit, and second, to HVF II any remaining amounts.
Section 5.8.    Payment by Wire Transfer. On each Payment Date, pursuant to Section 6 of the Group I Supplement, the Trustee shall cause the amounts (to the extent received by the Trustee) set forth in Sections 5.2, 5.3, 5.4 and 5.5, in each case if any and in accordance with such Sections, to be paid by wire transfer of immediately available funds released from the Series 2013-A Distribution Account no later than 4:30 p.m. (New York City time) for credit to the accounts designated by the Series 2013-A Noteholders.
Section 5.9.    Certain Instructions to the Trustee.
(a)    If on any date the Principal Deficit Amount is greater than zero or HVF II determines that there exists a Series 2013-A Lease Principal Payment Deficit, then HVF II shall promptly provide written notice thereof to the Administrative Agent and the Trustee.
(b)    On or before 10:00 a.m. (New York City time) on each Payment Date on which any Series 2013-A Lease Payment Deficit Exists, the Group I Administrator shall notify the Trustee of the amount of such Series 2013-A Lease Payment Deficit, such notification to be in the form of Exhibit D hereto (each a “Lease Payment Deficit Notice”).
Section 5.10.    HVF II’s Failure to Instruct the Trustee to Make a Deposit or Payment. If HVF II fails to give notice or instructions to make any payment from or deposit into the Group I Collection Account or any Series 2013-A Account required to be given by HVF II, at the time specified herein or in any other Series 2013-A Related Document (including applicable grace periods), the Trustee shall make such payment or deposit into or from the Group I Collection Account or such Series 2013-A Account without such notice or instruction from HVF II; provided that HVF II, upon request of the Trustee, the Administrative Agent or any Funding Agent, promptly provides the Trustee with all information necessary to allow the Trustee to make such a payment or deposit. When any payment or deposit hereunder or under any other Series 2013-A Related Document is required to be made by the Trustee at or prior to a specified time, HVF II shall deliver any applicable written instructions with respect thereto reasonably in advance of such specified time. If HVF II fails to give instructions to draw on any Series 2013-A Letters of Credit with respect to a Class of Series 2013-A Notes required to be given by HVF II, at the time specified in this Series 2013-A Supplement, the Trustee shall draw on such Series 2013-A Letters of Credit with respect to such Class of Series 2013-A Notes without such instruction from HVF II; provided that, HVF II, upon request of the Trustee, the Administrative Agent or any Funding Agent, promptly provides the Trustee with all information necessary to allow the Trustee to draw on each such Series 2013-A Letter of Credit.
ARTICLE VI

REPRESENTATIONS AND WARRANTIES; COVENANTS; CLOSING CONDITIONS

Section 6.1.    Representations and Warranties. Each of HVF II, the Group I Administrator, each Conduit Investor and each Committed Note Purchaser hereby makes the representations and warranties applicable to it set forth in Annex 1 hereto.
Section 6.2.    Covenants. Each of HVF II and the Group I Administrator hereby agrees to perform and observe the covenants applicable to it set forth in Annex 2 hereto.
Section 6.3.     Closing Conditions. The effectiveness of this Series 2013-A Supplement is subject to the satisfaction of the conditions precedent set forth in Annex 3 hereto.
Section 6.4.    Risk Retention Representations and Undertaking. The Group I Administrator hereby makes the representations and warranties set forth in Annex 4 hereto and agrees to perform and observe the covenants set forth in Annex 4 hereto.
Section 6.5.    Further Assurances.
(a)    HVF II shall do such further acts and things, and execute and deliver to the Trustee such additional assignments, agreements, powers and instruments, as are necessary or desirable to maintain the security interest of the Trustee in the Series-Specific 2013-A Collateral on behalf of the Series 2013-A Noteholders as a perfected security interest subject to no prior Liens (other than Series 2013-A Permitted Liens) and to carry into effect the purposes of this Series 2013-A Supplement or the other Series 2013-A Related Documents or to better assure and confirm unto the Trustee or the Series 2013-A Noteholders their rights, powers and remedies hereunder, including, without limitation filing all UCC financing statements, continuation statements and amendments thereto necessary to achieve the foregoing. If HVF II fails to perform any of its agreements or obligations under this Section 6.5(a), the Trustee shall, at the direction of the Series 2013-A Required Noteholders, itself perform such agreement or obligation, and the expenses of the Trustee incurred in connection therewith shall be payable by HVF II upon the Trustee’s demand therefor. The Trustee is hereby authorized to execute and file any financing statements, continuation statements or other instruments necessary or appropriate to perfect or maintain the perfection of the Trustee’s security interest in the Series-Specific 2013-A Collateral.
(b)    Unless otherwise specified in this Series 2013-A Supplement, if any amount payable under or in connection with any of the Series-Specific 2013-A Collateral shall be or become evidenced by any promissory note, chattel paper or other instrument, such note, chattel paper or instrument shall be deemed to be held in trust and immediately pledged and physically delivered to the Trustee hereunder, and shall, subject to the rights of any Person in whose favor a prior Lien has been perfected, be duly indorsed in a manner satisfactory to the Trustee and delivered to the Trustee promptly.
(c)    HVF II shall warrant and defend the Trustee’s right, title and interest in and to the Series-Specific 2013-A Collateral and the income, distributions and proceeds thereof, for the benefit of the Trustee on behalf of the Series 2013-A Noteholders, against the claims and demands of all Persons whomsoever.

(d)    On or before March 31 of each calendar year, commencing with March 31, 2015, HVF II shall furnish to the Trustee an Opinion of Counsel either stating that, in the opinion of such counsel, such action has been taken with respect to the recording, filing, re-recording and refiling of this Series 2013-A Supplement, any indentures supplemental hereto and any other requisite documents and with respect to the execution and filing of any financing statements, continuation statements and amendments thereto as are necessary to maintain the perfection of the lien and security interest created by this Series 2013-A Supplement in the Series-Specific 2013-A Collateral and reciting the details of such action or stating that in the opinion of such counsel no such action is necessary to maintain the perfection of such lien and security interest. Such Opinion of Counsel shall also describe the recording, filing, re-recording and refiling of this Series 2013-A Supplement, any indentures supplemental hereto and any other requisite documents and the execution and filing of any financing statements, continuation statements and amendments thereto that will, in the opinion of such counsel, be required to maintain the perfection of the lien and security interest of this Series 2013-A Supplement in the Series-Specific 2013-A Collateral until March 31 in the following calendar year.

ARTICLE VII
AMORTIZATION EVENTS
Section 7.1.    Amortization Events. In addition to the Amortization Events set forth in Sections 9.1(a) and (b) of the Group I Supplement, the following shall be Amortization Events with respect to the Series 2013-A Notes and shall constitute the Amortization Events set forth in Section 9.1(c) of the Group I Supplement with respect to the Series 2013-A Notes:
(a)    HVF II defaults in the payment of any interest on, or other amount payable in respect of, the Series 2013-A Notes when the same becomes due and payable and such default continues for a period of three (3) consecutive Business Days;
(b)    a Series 2013-A Liquid Enhancement Deficiency shall exist and continue to exist for at least three (3) consecutive Business Days;
(c)    all principal of and interest on the Series 2013-A Notes is not paid in full on or before the Expected Final Payment Date; provided that, the Class RR Committed Note Purchaser may, in its sole and absolute discretion, waive any interest payments due to such Class RR Committed Note Purchaser on the Expected Final Payment Date and the failure to pay any such waived interest payments due to the Class RR Committed Note Purchaser on the Expected Final Payment Date shall be deemed not to be a Series 2013-A Amortization Event pursuant to this Section 7.1(c);
(d)    any Group I Aggregate Asset Amount Deficiency exists and continues for a period of three (3) consecutive Business Days;

(e)    any of (i) a Group I Leasing Company Amortization Event (other than a Group I Leasing Company Amortization Event resulting from an Event of Bankruptcy with respect to any Group I Lessee triggered pursuant to clause (a) of the definition of Event of Bankruptcy) shall have occurred with respect to any Group I Leasing Company Note and continue for a period of three (3) consecutive Business Days, (ii) a Group I Leasing Company Amortization Event resulting from an Event of Bankruptcy with respect to any Group I Lessee triggered pursuant to clause (a) of the definition of Event of Bankruptcy shall have occurred with respect to any Group I Leasing Company Note or (iii) a Group I Leasing Company Amortization Event shall have occurred with respect to each Group I Leasing Company Note;
(f)    there shall have been filed against HVF II (i) a notice of a federal tax lien from the Internal Revenue Service, (ii) a notice of a Lien from the Pension Benefit Guaranty Corporation under the Code or Section 302(f) of ERISA for a failure to make a required installment or other payment to a Plan to which either of such sections applies or (iii) a notice of any other Lien (other than a Series 2013-A Permitted Lien) that could reasonably be expected to attach to the assets of HVF II and, in each case, thirty (30) consecutive days shall have elapsed without such notice having been effectively withdrawn or such Lien having been released or discharged;
(g)    any of the Series 2013-A Related Documents or any material portion thereof shall cease, for any reason, to be in full force and effect, enforceable in accordance with its terms (other than in accordance with the terms thereof or as otherwise expressly permitted in the Series 2013-A Related Documents) or Hertz, any Group I Leasing Company, any Group I Lessee or HVF II shall so assert any of the foregoing in writing and such written assertion shall not have been rescinded within ten (10) consecutive Business Days following the date of such written assertion, in each case, other than any such cessation (i) resulting from the application of the Bankruptcy Code (other than as a result of an Event of Bankruptcy with respect to HVF II, any Group I Leasing Company, any Group I Lessee, or Hertz in any capacity) or (ii) as a result of any waiver, supplement, modification, amendment or other action not prohibited by the Series 2013-A Related Documents;
(h)    any Group I Administrator Default shall have occurred;
(i)    the Group I Collection Account, any Collateral Account in which Group I Collections are on deposit as of such date or any Series 2013-A Account (other than the Series 2013-A Reserve Account and the Series 2013-A L/C Cash Collateral Account) shall be subject to an injunction, estoppel or other stay or a Lien (other than any Lien described in clause (iii) of the definition of Series 2013-A Permitted Lien) and thirty (30) consecutive days shall have elapsed without such Lien having been released or discharged;
(j)    (A) the Series 2013-A Reserve Account shall be subject to an injunction, estoppel or other stay or a Lien (other than any Lien described in clause (iii) of the definition of Series 2013-A Permitted Lien) for a period of at least three (3) consecutive Business Days or (B) other than any Lien described in clause (iii) of the definition of Series 2013-A Permitted Lien, the Trustee shall cease to have a valid and perfected first priority security interest in the Series 2013-A Reserve Account Collateral (or any of HVF II or any Affiliate thereof so asserts in writing) and, in each case, the Series 2013-A Adjusted Liquid Enhancement Amount, excluding therefrom the Series 2013-A Available Reserve Account Amount, would be less than the Series 2013-A Required Liquid Enhancement Amount and such cessation shall not have resulted from a Series 2013-A Permitted Lien;
(k)    from and after the funding of the Series 2013-A L/C Cash Collateral Account, (A) the Series 2013-A L/C Cash Collateral Account shall be subject to an injunction, estoppel or other stay or a Lien (other than any Lien described in clause (iii) of the definition of Series 2013-A Permitted Lien) for a period of at least three (3) consecutive Business Days or (B) other than any Lien described in clause (iii) of the definition of Series 2013-A Permitted Lien, the Trustee shall cease to have a valid and perfected first priority security interest in the Series 2013-A L/C Cash Collateral Account Collateral (or HVF II or any Affiliate thereof so asserts in writing) and, in each case, the Series 2013-A Adjusted Liquid Enhancement Amount, excluding therefrom the Series 2013-A Available L/C Cash Collateral Account Amount, would be less than the Series 2013-A Required Liquid Enhancement Amount;
(l)    a Change of Control shall have occurred;
(m)    HVF II shall fail to acquire and maintain in force one or more Series 2013-A Interest Rate Caps at the times and in at least the notional amounts required by the terms of Section 4.4 and such failure continues for at least three (3) consecutive Business Days;
(n)    other than as a result of a Series 2013-A Permitted Lien, the Trustee shall for any reason cease to have a valid and perfected first priority security interest in the Series 2013-A Collateral (other than the Series 2013-A Reserve Account Collateral, the Series 2013-A L/C Cash Collateral Account Collateral or any Series 2013-A Letter of Credit) or HVF II or any Affiliate thereof so asserts in writing;
(o)    the occurrence of a Hertz Senior Credit Facility Default;
(p)    any of HVF II, the HVF II General Partner or the Group I Administrator fails to comply with any of its other agreements or covenants in the Series 2013-A Notes or any Series 2013-A Related Document and the failure to so comply materially and adversely affects the interests of the Series 2013-A Noteholders and continues to materially and adversely affect the interests of the Series 2013-A Noteholders for a period of thirty (30) consecutive days after the earlier of (i) the date on which an Authorized Officer of HVF II obtains actual knowledge thereof or (ii) the date on which written notice of such failure, requiring the same to be remedied, shall have been given to HVF II by the Trustee or to HVF II and the Trustee by the Administrative Agent;
(q)    (i) any representation made by HVF II in any Series 2013-A Related Document is false or (ii)(A) any representation made by the Group I Administrator herein or (B) any schedule, certificate, financial statement, report, notice, or other writing furnished by or on behalf of the Group I Administrator to any Funding Agent pursuant Section 25 of Annex 2 hereto, in the case of either the preceding clause (A) or (B), is false or misleading on the date as of which the facts therein set forth are stated or certified, and, in the case of either the preceding clauses (i) or (ii), such falsity materially and adversely affects the interests of the Series 2013-A Noteholders and such falsity is not cured for a period of thirty (30) consecutive days after the earlier of (x) the date on which an Authorized Officer of HVF II or the Group I Administrator, as the case may be, obtains actual knowledge thereof or (y) the date that written notice thereof is given to HVF II or the Group I Administrator, as the case may be, by the Trustee or to HVF II or the Group I Administrator, as the case may be, and to the Trustee by the Administrative Agent;
(r)    (I) any Group I Lease Servicer shall fail to comply with its obligations under any Group I Back-Up Disposition Agent Agreement and the failure to so comply materially and adversely affects the interests of the Series 2013-A Noteholders and continues to materially and adversely affect the interests of the Series 2013-A Noteholders for a period of thirty (30) consecutive days after the earlier of (i) the date on which an Authorized Officer of the Group I Administrator or HVF II obtains actual knowledge thereof or (ii) the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Group I Administrator and HVF II by the Trustee or to the Group I Administrator, HVF II and the Trustee by the Administrative Agent or (II) any Group I Back-Up Disposition Agent Agreement or any material portion thereof shall cease, for any reason, to be in full force and effect or enforceable (other than in accordance with its terms or otherwise as expressly permitted in such Group I Back-Up Disposition Agent Agreement) for a period of thirty (30) consecutive days after the earlier of (i) the date on which an Authorized Officer of HVF II or the Group I Administrator, as applicable, obtains actual knowledge thereof or (ii) the date on which written notice thereof shall have been given to HVF II and the Group I Administrator by the Trustee or to HVF II, the Group I Administrator and the Trustee by the Administrative Agent (unless such failure to be in full force and effect or failure to be enforceable is a result of a breach of such Group I Back-Up Disposition Agent Agreement or any portion thereof by the Group I Administrator, in its capacity as Servicer, in which case such thirty (30) day grace period shall not apply);
(s)    (I) HVF or Hertz, in its capacity as Series 2013-G1 Administrator, shall fail to comply with its respective obligations under the Series 2013-G1 Back-Up Administration Agreement and the failure to so comply materially and adversely affects the interests of the Series 2013-A Noteholders and continues to materially and adversely affect the interests of the Series 2013-A Noteholders for a period of thirty (30) days after the earlier of (i) the date on which an Authorized Officer of HVF or the Series 2013-G1 Administrator, as applicable, obtains actual knowledge thereof or (ii) the date on which written notice of such failure, requiring the same to be remedied, shall have been given to HVF and the Series 2013-G1 Administrator by the HVF I Trustee or to HVF, the Series 2013-G1 Administrator and the HVF I Trustee by the Series 2013-G1 Noteholder (or any permitted assignee thereof) or (II) the Series 2013-G1 Back-Up Administration Agreement or any material portion thereof shall cease, for any reason, to be in full force and effect or enforceable (other than in accordance with its terms or otherwise as expressly permitted in the Series 2013-G1 Back-Up Administration Agreement) for a period of thirty (30) days after the earlier of (i) the date on which an Authorized Officer of HVF or the Series 2013-G1 Administrator, as applicable, obtains actual knowledge thereof or (ii) the date on which written notice thereof shall have been given to HVF and the Series 2013-G1 Administrator by the HVF I Trustee or to HVF, the Series 2013-G1 Administrator and the HVF I Trustee by the

Series 2013-G1 Noteholder (or any permitted assignee thereof) (unless such failure to be in full force and effect or failure to be enforceable is a result of a breach of the Series 2013-G1 Back-Up Administration Agreement or any portion thereof by HVF or the Series 2013-G1 Administrator, in which case such thirty (30) day grace period shall not apply);
(t)    the Series 2013-G1 Administrator fails to comply with any of its other agreements or covenants in any Series 2013-G1 Related Document or any representation made by the Series 2013-G1 Administrator in any Series 2013-G1 Related Document is false and the failure to so comply or such false representation, as the case may be, materially and adversely affects the interests of the Series 2013-A Noteholders and continues to materially and adversely affect the interests of the Series 2013-A Noteholders for a period of thirty (30) days after the earlier of (i) the date on which an Authorized Officer of the Series 2013-G1 Administrator or Group I Administrator, as applicable, obtains actual knowledge thereof or (ii) the date on which written notice of such failure or such false representation, requiring the same to be remedied, shall have been given to (x) the Series 2013-G1 Administrator by the HVF I Trustee or to the Series 2013-G1 Administrator and the HVF I Trustee by the Series 2013-G1 Noteholder (or any permitted assignee thereof) or (y) to the Group I Administrator by the Trustee or to the Group I Administrator and the Trustee by the Administrative Agent;
(u)    on any Business Day, the Aggregate Group I Series Adjusted Principal Amount exceeds the Aggregate Group I Leasing Company Note Principal Amount, and the Aggregate Group I Leasing Company Note Principal Amount does not equal or exceed the Aggregate Group I Series Adjusted Principal Amount on or prior to the close of business on the next succeeding Business Day, in each case after giving effect to all increases and decreases on any such date;
(v)    any Series 2013-G1 Administrator Default shall have occurred; or
(w)    any of (i) any of the HVF Series 2013-G1 Related Documents (other than the RCFC Nominee Agreement) or any material portion thereof relating to any of the HVF Series 2013-G1 Note or the Series 2013-G1 Collateral (as defined in the HVF Series 2013-G1 Supplement) shall cease, for any reason, to be in full force and effect (other than in accordance with its terms or as otherwise expressly permitted in the HVF Series 2013-G1 Related Documents), or Hertz, the Nominee, HGI or HVF shall so assert in writing and such written assertion shall not have been rescinded within ten (10) consecutive Business Days following the date of such written assertion, in each case, other than any such cessation (1) resulting from the application of the Bankruptcy Code (other than as a result of an Event of Bankruptcy with respect to any party to any such agreement (other than HVF or Hertz in any capacity)) or (2) as a result of any waiver, supplement, modification, amendment or other action not prohibited by the HVF Series 2013-G1 Related Documents or the Related Documents (as defined in the HVF Series 2013-G1 Supplement), (ii) on any date occurring during the RCFC Nominee Non-Qualified Period, the RCFC Nominee Agreement or any material portion thereof relating to any of the HVF Series 2013-G1 Note or the Series 2013-G1 Collateral (as defined in the HVF Series 2013-G1 Supplement) shall cease, for any reason, to be in full force and effect (other than in accordance with its terms or as otherwise expressly permitted in the HVF Series 2013-G1

Related Documents), or Hertz, HVF or RCFC shall so assert in writing and such written assertion shall not have been rescinded within ten (10) consecutive Business Days following the date of such written assertion, in each case, other than any such cessation (1) resulting from the application of the Bankruptcy Code (other than as a result of an Event of Bankruptcy with respect to any party to any such agreement (other than HVF or Hertz in any capacity)) or (2) as a result of any waiver, supplement, modification, amendment or other action not prohibited by the HVF Series 2013-G1 Related Documents or the Related Documents (as defined in the HVF Series 2013-G1 Supplement) or (iii) on any date occurring on or after the RCFC Nominee Qualification Date, both (I) the RCFC Nominee Agreement or any material portion thereof relating to any of the HVF Series 2013-G1 Note or the Series 2013-G1 Collateral (as defined in the HVF Series 2013-G1 Supplement) shall cease, for any reason, to be in full force and effect (other than in accordance with its terms or as otherwise expressly permitted in the HVF Series 2013-G1 Related Documents), or Hertz, HVF or RCFC shall so assert in writing and such written assertion shall not have been rescinded within ten (10) consecutive Business Days following the date of such written assertion, in each case, other than any such cessation (1) resulting from the application of the Bankruptcy Code (other than as a result of an Event of Bankruptcy with respect to any party to any such agreement (other than HVF or Hertz in any capacity)) or (2) as a result of any waiver, supplement, modification, amendment or other action not prohibited by the HVF Series 2013-G1 Related Documents or the Related Documents (as defined in the HVF Series 2013-G1 Supplement) and (II) the Series 2013-G1 Aggregate Asset Amount (as defined in the HVF Series 2013-G1 Supplement) as of such date (excluding therefrom the Group I Net Book Value of all Series 2013-G1 Eligible Vehicles (as defined in the HVF Series 2013-G1 Supplement) the Certificates of Title for which are then titled in the name of RCFC) shall be less than the Series 2013-G1 Asset Coverage Threshold Amount (as defined in the HVF Series 2013-G1 Supplement) as of such date.
Section 7.2.    Effects of Amortization Events.
(a)    In the case of:
(i)    any event described in Sections 7.1 (a) through (e) and Section 7.1(u), an Amortization Event with respect to the Series 2013-A Notes will immediately occur without any notice or other action on the part of the Trustee or any Series 2013-A Noteholder, and
(ii)    any event described in Sections 7.1(f) through (t), Section 7.1(v) and Section 7.1(w), so long as such event is continuing, either the Trustee may, by written notice to HVF II, or the Required Controlling Class Series 2013-A Noteholders may, by written notice to HVF II and the Trustee, declare that an Amortization Event with respect to the Series 2013-A Notes has occurred as of the date of the notice.
(b)    (i)    An Amortization Event with respect to the Series 2013-A Notes described in Sections 7.1(a) through (d) above may be waived solely with the written consent of Series 2013-A Noteholders holding 100% of the Series 2013-A Principal Amount.

(ii)    An Amortization Event with respect to the Series 2013-A Notes described in Section 7.1(e) (solely with respect to any Group I Leasing Company Amortization Events the waiver of which requires the consent of the Requisite Group I Investors), Section 7.1(p) (solely with respect to any agreement, covenant or provision in the Series 2013-A Notes or any other Series 2013-A Related Document the amendment or modification of which requires the consent of Series 2013-A Noteholders holding more than 66⅔% of the Series 2013-A Principal Amount or that otherwise prohibits HVF II from taking any action without the consent of Series 2013-A Noteholders holding more than 66⅔% of the Series 2013-A Principal Amount), Section 7.1(r) (solely with respect to any agreement, covenant or provision in the related Group I Back-Up Disposition Agent Agreement the amendment or modification of which requires the consent of Series 2013-A Noteholders holding more than 66⅔% of the Series 2013-A Principal Amount or that otherwise prohibits HVF II from taking any action without the consent of Series 2013-A Noteholders holding more than 66⅔% of the Series 2013-A Principal Amount) or Section 7.1(u) may be waived solely with the written consent of the Required Unanimous Controlling Class Series 2013-A Noteholders.
(iii)    An Amortization Event with respect to the Series 2013-A Notes described in Sections 7.1(f) through (o) and (q) and Section 7.1(e) (other than with respect to any Group I Leasing Company Amortization Events the waiver of which requires the consent of holders of the Requisite Group I Investors), Section 7.1(p) (other than with respect to any agreement, covenant or provision in the Series 2013-A Notes or any other Series 2013-A Related Document the amendment or modification of which requires the consent of Series 2013-A Noteholders holding more than 66⅔% of the Series 2013-A Principal Amount or that otherwise prohibits HVF II from taking any action without the consent of Series 2013-A Noteholders holding more than 66⅔ of the Series 2013-A Principal Amount), Section 7.1(r) (other than with respect to any agreement, covenant or provision in the related Group I Back-Up Disposition Agent Agreement the amendment or modification of which requires the consent of Series 2013-A Noteholders holding more than 66⅔% of the Series 2013-A Principal Amount or that otherwise prohibits HVF II from taking any action without the consent of Series 2013-A Noteholders holding more than 66⅔% of the Series 2013-A Principal Amount), Section 7.1(s), Section 7.1(t), Section 7.1(v) or Section 7.1(w) may be waived solely with the written consent of the Required Supermajority Controlling Class Series 2013-A Noteholders.
Notwithstanding anything herein to the contrary, and for the avoidance of doubt, an Amortization Event with respect to the Series 2013-A Notes described in any of Section 7.1 (i), (j), (k), or (n) above shall be curable at any time.

ARTICLE VIII
FORM OF SERIES 2013-A NOTES
The Class A Notes will be issued in the form of definitive notes in fully registered form without interest coupons, substantially in the form set forth in Exhibit A-1 hereto, and will be sold to the Class A Noteholders pursuant to and in accordance with the terms hereof and shall be duly executed by HVF II and authenticated by the Trustee in the manner set forth in Section 2.4 of the Group I Supplement. The Class B Notes will be issued in the form of definitive notes in fully registered form without interest coupons, substantially in the form set forth in Exhibit A-2 hereto, and will be sold to the Class B Noteholders pursuant to and in accordance with the terms hereof and shall be duly executed by HVF II and authenticated by the Trustee in the manner set forth in Section 2.4 of the Group I Supplement. The Class C Notes will be issued in the form of definitive notes in fully registered form without interest coupons, substantially in the form set forth in Exhibit A-3 hereto, and will be sold to the Class C Noteholders pursuant to and in accordance with the terms hereof and shall be duly executed by HVF II and authenticated by the Trustee in the manner set forth in Section 2.4 of the Group I Supplement. The Class D Notes will be issued in the form of definitive notes in fully registered form without interest coupons, substantially in the form set forth in Exhibit A-4 hereto, and will be sold to the Class D Noteholders pursuant to and in accordance with the terms hereof and shall be duly executed by HVF II and authenticated by the Trustee in the manner set forth in Section 2.4 of the Group I Supplement The Class RR Notes will be issued in the form of definitive notes in fully registered form without interest coupons, substantially in the form set forth in Exhibit A-5 hereto, and will be sold to the Class RR Noteholder pursuant to and in accordance with the terms hereof and shall be duly executed by HVF II and authenticated by the Trustee in the manner set forth in Section 2.4 of the Group I Supplement.
The Trustee shall, or shall cause the Registrar to, record all Class A Advances and Class A Decreases such that the principal amount of the Class A Notes that are outstanding accurately reflects all such Class A Advances and Class A Decreases. The Trustee shall, or shall cause the Registrar to, record all Class B Advances and Class B Decreases such that the principal amount of the Class B Notes that are outstanding accurately reflects all such Class B Advances and Class B Decreases. The Trustee shall, or shall cause the Registrar to, record all Class C Advances and Class C Decreases such that the principal amount of the Class C Notes that are outstanding accurately reflects all such Class C Advances and Class C Decreases. The Trustee shall, or shall cause the Registrar to, record all Class D Advances and Class D Decreases such that the principal amount of the Class D Notes that are outstanding accurately reflects all such Class D Advances and Class D Decreases. The Trustee shall, or shall cause the Registrar to, record all Class RR Advances and Class RR Decreases such that the principal amount of the Class RR Notes that are outstanding accurately reflects all such Class RR Advances and Class RR Decreases.
(a)    Each Series 2013-A Note shall bear the following legend:
THIS [CLASS A/B/C/D/RR] SERIES 2013-A NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR WITH ANY STATE SECURITIES OR “BLUE

SKY” LAWS. THE HOLDER HEREOF, BY ITS ACCEPTANCE HEREOF, AGREES FOR THE BENEFIT OF HVF II THAT SUCH [CLASS A/B/C/D/RR] SERIES 2013-A NOTE IS BEING ACQUIRED FOR ITS OWN ACCOUNT AND NOT WITH A VIEW TO DISTRIBUTION AND TO OFFER, SELL OR OTHERWISE TRANSFER SUCH NOTE ONLY (A) TO HVF II, (B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) TO AN INSTITUTIONAL ACCREDITED INVESTOR WITHIN THE MEANING OF RULE 501(A)(1), (2), (3) OR (7) UNDER THE SECURITIES ACT OR (D) PURSUANT TO AN APPLICABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND, IN EACH SUCH CASE, IN COMPLIANCE WITH THE GROUP I INDENTURE, THE SERIES 2013-A SUPPLEMENT AND ALL APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER JURISDICTION, SUBJECT TO THE RIGHT OF HVF II, PRIOR TO ANY TRANSFER PURSUANT TO CLAUSE (C), TO REQUIRE THE DELIVERY TO IT OF A PURCHASER’S LETTER IN THE FORM OF EXHIBIT [E-1/2/3/4/5] TO THE SERIES 2013-A SUPPLEMENT CERTIFYING, AMONG OTHER THINGS, THAT SUCH PURCHASER IS AN INSTITUTIONAL “ACCREDITED INVESTOR” WITHIN THE MEANING OF RULE 501(A)(1), (2), (3) OR (7) UNDER THE SECURITIES ACT AND SUBJECT TO THE RIGHT OF HVF II, PRIOR TO ANY TRANSFER PURSUANT TO CLAUSE (D), TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO IT.
The required legends set forth above shall not be removed from the Series 2013-A Notes except as provided herein.
The Series 2013-A Notes may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with the rules of any securities exchange or as may, consistently herewith, be determined by the officers executing such Series 2013-A Notes, as evidenced by their execution of the Series 2013-A Notes. The Series 2013-A Notes may be produced in any manner, all as determined by the officers executing such Series 2013-A Notes, as evidenced by their execution of such Series 2013-A Notes.

ARTICLE IX
TRANSFERS, REPLACEMENTS AND ASSIGNMENTS
Section 9.1.    Transfer of Series 2013-A Notes.
(a)    Other than in accordance with this Article IX, the Series 2013-A Notes will not be permitted to be transferred, assigned, exchanged or otherwise pledged or conveyed by the Series 2013-A Noteholders.

(b)    Subject to the terms and restrictions set forth in the Group I Indenture and this Series 2013-A Supplement (including, without limitation, Section 9.3), the holder of any Class A Note may transfer the same in whole or in part, in an amount equivalent to an authorized denomination, by surrendering such Class A Note at the office maintained by the Registrar for such purpose pursuant to Section 2.5 of the Base Indenture, with the form of transfer endorsed on it duly completed and executed by, or accompanied by a written instrument of transfer in form satisfactory to HVF II and the Registrar by, the holder thereof and accompanied by a certificate substantially in the form of Exhibit E-1 hereto; provided, that if the holder of any Class A Note transfers, in whole or in part, its interest in any Class A Note pursuant to (i) a Class A Assignment and Assumption Agreement substantially in the form of Exhibit G-1 hereto or (ii) a Class A Investor Group Supplement substantially in the form of Exhibit H-1 hereto, then such Class A Noteholder will not be required to submit a certificate substantially in the form of Exhibit E-1 hereto upon transfer of its interest in such Class A Note; provided further that, notwithstanding anything to the contrary contained in this Series 2013-A Supplement, no Class A Note shall be transferrable to any Disqualified Party without the prior written consent of an Authorized Officer of HVF II, which consent may be withheld for any reason in HVF II’s sole and absolute discretion. In exchange for any Class A Note properly presented for transfer, HVF II shall execute and the Trustee shall promptly authenticate and deliver or cause to be authenticated and delivered in compliance with applicable law, to the transferee at such office, or send by mail (at the risk of the transferee) to such address as the transferee may request, Class A Notes for the same aggregate principal amount as was transferred. In the case of the transfer of any Class A Note in part, HVF II shall execute and the Trustee shall promptly authenticate and deliver or cause to be authenticated and delivered to the transferor at such office, or send by mail (at the risk of the transferor) to such address as the transferor may request, Class A Notes for the aggregate principal amount that was not transferred. No transfer of any Class A Note shall be made unless the request for such transfer is made by the Class A Noteholder at such office. Neither HVF II nor the Trustee shall be liable for any delay in delivery of transfer instructions and each may conclusively rely on, and shall be protected in relying on, such instructions. Upon the issuance of transferred Class A Notes, the Trustee shall recognize the Holders of such Class A Note as Class A Noteholders.
(c)    Subject to the terms and restrictions set forth in the Group I Indenture and this Series 2013-A Supplement (including, without limitation, Section 9.3), the holder of any Class B Note may transfer the same in whole or in part, in an amount equivalent to an authorized denomination, by surrendering such Class B Note at the office maintained by the Registrar for such purpose pursuant to Section 2.5 of the Base Indenture, with the form of transfer endorsed on it duly completed and executed by, or accompanied by a written instrument of transfer in form satisfactory to HVF II and the Registrar by, the holder thereof and accompanied by a certificate substantially in the form of Exhibit E-2 hereto; provided, that if the holder of any Class B Note transfers, in whole or in part, its interest in any Class B Note pursuant to (i) a Class B Assignment and Assumption Agreement substantially in the form of Exhibit G-2 hereto or (ii) a Class B Investor Group Supplement substantially in the form of Exhibit H-2 hereto, then such Class B Noteholder will not be required to submit a certificate substantially in the form of Exhibit E-2 hereto upon transfer of its interest in such Class B Note; provided further that, notwithstanding anything to the contrary contained in this Series 2013-A Supplement, no Class B

Note shall be transferrable to any Disqualified Party without the prior written consent of an Authorized Officer of HVF II, which consent may be withheld for any reason in HVF II’s sole and absolute discretion. In exchange for any Class B Note properly presented for transfer, HVF II shall execute and the Trustee shall promptly authenticate and deliver or cause to be authenticated and delivered in compliance with applicable law, to the transferee at such office, or send by mail (at the risk of the transferee) to such address as the transferee may request, Class B Notes for the same aggregate principal amount as was transferred. In the case of the transfer of any Class B Note in part, HVF II shall execute and the Trustee shall promptly authenticate and deliver or cause to be authenticated and delivered to the transferor at such office, or send by mail (at the risk of the transferor) to such address as the transferor may request, Class B Notes for the aggregate principal amount that was not transferred. No transfer of any Class B Note shall be made unless the request for such transfer is made by the Class B Noteholder at such office. Neither HVF II nor the Trustee shall be liable for any delay in delivery of transfer instructions and each may conclusively rely on, and shall be protected in relying on, such instructions. Upon the issuance of transferred Class B Notes, the Trustee shall recognize the Holders of such Class B Note as Class B Noteholders.
(d)    Subject to the terms and restrictions set forth in the Group I Indenture and this Series 2013-A Supplement (including, without limitation, Section 9.3), the holder of any Class C Note may transfer the same in whole or in part, in an amount equivalent to an authorized denomination, by surrendering such Class C Note at the office maintained by the Registrar for such purpose pursuant to Section 2.5 of the Base Indenture, with the form of transfer endorsed on it duly completed and executed by, or accompanied by a written instrument of transfer in form satisfactory to HVF II and the Registrar by, the holder thereof and accompanied by a certificate substantially in the form of Exhibit E-3 hereto; provided, that if the holder of any Class C Note transfers, in whole or in part, its interest in any Class C Note pursuant to (i) a Class C Assignment and Assumption Agreement substantially in the form of Exhibit G-3 hereto or (ii) a Class C Investor Group Supplement substantially in the form of Exhibit H-3 hereto, then such Class C Noteholder will not be required to submit a certificate substantially in the form of Exhibit E-3 hereto upon transfer of its interest in such Class C Note; provided further that, notwithstanding anything to the contrary contained in this Series 2013-A Supplement, no Class C Note shall be transferrable to any Disqualified Party without the prior written consent of an Authorized Officer of HVF II, which consent may be withheld for any reason in HVF II’s sole and absolute discretion. In exchange for any Class C Note properly presented for transfer, HVF II shall execute and the Trustee shall promptly authenticate and deliver or cause to be authenticated and delivered in compliance with applicable law, to the transferee at such office, or send by mail (at the risk of the transferee) to such address as the transferee may request, Class C Notes for the same aggregate principal amount as was transferred. In the case of the transfer of any Class C Note in part, HVF II shall execute and the Trustee shall promptly authenticate and deliver or cause to be authenticated and delivered to the transferor at such office, or send by mail (at the risk of the transferor) to such address as the transferor may request, Class C Notes for the aggregate principal amount that was not transferred. No transfer of any Class C Note shall be made unless the request for such transfer is made by the Class C Noteholder at such office. Neither HVF II nor the Trustee shall be liable for any delay in delivery of transfer instructions and each may conclusively rely on, and shall be protected in relying on, such instructions. Upon the issuance of transferred Class C Notes, the Trustee shall recognize the Holders of such Class C Note as Class C Noteholders.
(e)    Subject to the terms and restrictions set forth in the Group I Indenture and this Series 2013-A Supplement (including, without limitation, Section 9.3), the holder of any Class D Note may transfer the same in whole or in part, in an amount equivalent to an authorized denomination, by surrendering such Class D Note at the office maintained by the Registrar for such purpose pursuant to Section 2.5 of the Base Indenture, with the form of transfer endorsed on it duly completed and executed by, or accompanied by a written instrument of transfer in form satisfactory to HVF II and the Registrar by, the holder thereof and accompanied by a certificate substantially in the form of Exhibit E-4 hereto; provided, that if the holder of any Class D Note transfers, in whole or in part, its interest in any Class D Note pursuant to (i) a Class D Assignment and Assumption Agreement substantially in the form of Exhibit G-4 hereto or (ii) a Class D Investor Group Supplement substantially in the form of Exhibit H-4 hereto, then such Class D Noteholder will not be required to submit a certificate substantially in the form of Exhibit E-4 hereto upon transfer of its interest in such Class D Note; provided further that, notwithstanding anything to the contrary contained in this Series 2013-A Supplement, no Class D Note shall be transferrable to any Disqualified Party without the prior written consent of an Authorized Officer of HVF II, which consent may be withheld for any reason in HVF II’s sole and absolute discretion. In exchange for any Class D Note properly presented for transfer, HVF II shall execute and the Trustee shall promptly authenticate and deliver or cause to be authenticated and delivered in compliance with applicable law, to the transferee at such office, or send by mail (at the risk of the transferee) to such address as the transferee may request, Class D Notes for the same aggregate principal amount as was transferred. In the case of the transfer of any Class D Note in part, HVF II shall execute and the Trustee shall promptly authenticate and deliver or cause to be authenticated and delivered to the transferor at such office, or send by mail (at the risk of the transferor) to such address as the transferor may request, Class D Notes for the aggregate principal amount that was not transferred. No transfer of any Class D Note shall be made unless the request for such transfer is made by the Class D Noteholder at such office. Neither HVF II nor the Trustee shall be liable for any delay in delivery of transfer instructions and each may conclusively rely on, and shall be protected in relying on, such instructions. Upon the issuance of transferred Class D Notes, the Trustee shall recognize the Holders of such Class D Note as Class D Noteholders.
(f)    Subject to the terms and restrictions set forth in the Group I Indenture and this Series 2013-A Supplement (including, without limitation, Section 9.3) and subject to compliance with the US Risk Retention Rule, the holder of any Class RR Note may transfer the same in whole or in part, in an amount equivalent to an authorized denomination, by surrendering such Class RR Note at the office maintained by the Registrar for such purpose pursuant to Section 2.5 of the Base Indenture, with the form of transfer endorsed on it duly completed and executed by, or accompanied by a written instrument of transfer in form satisfactory to HVF II and the Registrar by, the holder thereof and accompanied by a certificate substantially in the form of Exhibit E-5 hereto; provided, that if the holder of any Class RR Note transfers, in whole or in part, its interest in any Class RR Note pursuant to a Class RR Assignment and Assumption Agreement substantially in the form of Exhibit G-5 hereto, then such Class RR Noteholder will not be required to submit a certificate substantially in the form of Exhibit E-5 hereto upon transfer of its interest in such Class RR Note; provided further that, notwithstanding anything to the contrary contained in this Series 2013-A Supplement, no Class RR Note shall be transferrable to any Disqualified Party without the prior written consent of an Authorized Officer of HVF II, which consent may be withheld for any reason in HVF II’s sole and absolute discretion. In exchange for any Class RR Note properly presented for transfer, HVF II shall execute and the Trustee shall promptly authenticate and deliver or cause to be authenticated and delivered in compliance with applicable law, to the transferee at such office, or send by mail (at the risk of the transferee) to such address as the transferee may request, Class RR Notes for the same aggregate principal amount as was transferred. In the case of the transfer of any Class RR Note in part, HVF II shall execute and the Trustee shall promptly authenticate and deliver or cause to be authenticated and delivered to the transferor at such office, or send by mail (at the risk of the transferor) to such address as the transferor may request, Class RR Notes for the aggregate principal amount that was not transferred. No transfer of any Class RR Note shall be made unless the request for such transfer is made by the Class RR Noteholder at such office. Neither HVF II nor the Trustee shall be liable for any delay in delivery of transfer instructions and each may conclusively rely on, and shall be protected in relying on, such instructions. Upon the issuance of transferred Class RR Notes, the Trustee shall recognize the Holders of such Class RR Note as Class RR Noteholders.
Section 9.2.    Replacement of Investor Group.
(a)    Replacement of Class A Investor Group.
(i)    Notwithstanding anything to the contrary contained herein or in any other Series 2013-A Related Document, in the event that
A.    any Class A Affected Person shall request reimbursement for amounts owing pursuant to any Specified Cost Section,
B.    a Class A Committed Note Purchaser shall become a Class A Defaulting Committed Note Purchaser, and such Class A Defaulting Committed Note Purchaser shall fail to pay any amounts in accordance with Section 2.2(a)(vii) within five (5) Business days after demand from the applicable Class A Funding Agent,
C.    any Class A Committed Note Purchaser or Class A Conduit Investor shall (I) become a Non-Extending Purchaser or (II) deliver a Class A Delayed Funding Notice or a Class A Second Delayed Funding Notice,
D.    as of any date of determination (I) the rolling average Class A CP Rate applicable to the Class A CP Tranche attributable to any Class A Conduit Investor for any three (3) month period is equal to or greater than the greater of (x) the Class A CP Rate applicable to such Class A CP Tranche attributable to such Class A Conduit Investor at the start of such period plus 0.50% and (y) the product of (a) the Class A CP Rate applicable to such Class A CP Tranche attributable to such Class A Conduit Investor at the start of such period and (b) 125%, (II) any portion of the Class A Investor Group Principal Amount with respect to such Class A Conduit Investor is being continued or maintained as a Class A CP Tranche as of such date and (III) the circumstance described in clause (I) does not apply to more than two Class A Conduit Investors as of such date,
E.    any Class A Committed Note Purchaser or Class A Conduit Investor fails to give its consent to any amendment, modification, termination or waiver of any Series 2013-A Related Document (a “Class A Action”), by the date specified by HVF II, for which (I) at least half of the percentage of the Class A Committed Note Purchasers and the Class A Conduit Investors required for such Class A Action have consented to such Class A Action, and (II) the percentage of the Class A Committed Note Purchasers and the Class A Conduit Investors required for such Class A Action have not consented to such Class A Action or provided written notice that they intend to consent (each, a “Class A Non-Consenting Purchaser”), or
F.    any Committed Note Purchaser shall request any information pursuant to Section 2(c) of Annex 4, (I) that is not readily available to the Group I Administrator and cannot otherwise be provided without undue burden or expense and (II) the Group I Administrator has promptly notified the applicable Committed Note Purchaser in writing that the circumstances in the foregoing clause (I) apply and the applicable Committed Note Purchaser has not withdrawn such request for information (each such Class A Committed Note Purchaser or Conduit Investor described in clauses (A) through (F), a “Class A Potential Terminated Purchaser”),
HVF II shall be permitted, upon no less than seven (7) days’ notice to the Administrative Agent, a Class A Potential Terminated Purchaser and its related Class A Funding Agent, to (x)(1) elect to terminate the Class A Commitment, if any, of such Class A Potential Terminated Purchaser on the date specified in such termination notice, and (2) prepay on the date of such termination such Class A Potential Terminated Purchaser’s portion of the Class A Investor Group Principal Amount for such Class A Potential Terminated Purchaser’s Class A Investor Group and all accrued and unpaid interest thereon, if any, or (y) elect to cause such Class A Potential Terminated Purchaser to (and the Class A Potential Terminated Purchaser must) assign its Class A Commitment to a replacement purchaser who may be an existing Class A Conduit Investor, Committed Note Purchaser, Class A Program Support Provider or other Class A Noteholder (each, a “Class A Replacement Purchaser” and, any such Class A Potential Terminated Purchaser with respect to which HVF II has made any such election, a “Class A Terminated Purchaser”).
(ii)    HVF II shall not make an election described in Section 9.2(a)(i) unless (A) no Amortization Event or Potential Amortization Event with respect to Class A Notes shall have occurred and be continuing at the time of such election (unless such Amortization Event or Potential Amortization Event would no longer be continuing after giving effect to such election), (B) in respect of an election described in clause (y) of the final paragraph of Section 9.2(a)(i) only, on or prior to the effectiveness of the applicable assignment, the Class A Terminated Purchaser shall have been paid its portion of the Class A Investor Group Principal Amount for such Class A Terminated Purchaser’s Class A Investor Group and all accrued and unpaid interest thereon, if any, by or on behalf of HVF II or the related Class A Replacement Purchaser, (C) in the event that the Class A Terminated Purchaser is a Non-Extending Purchaser, the Class A Replacement Purchaser, if any, shall have agreed to the applicable extension of the Class A Commitment Termination Date and (D) in the event that the Class A Terminated Purchaser is a Class A Non-Consenting Purchaser, the Class A Replacement Purchaser, if any, shall have consented to the applicable amendment, modification, termination or waiver. Each Class A Terminated Purchaser hereby agrees to take all actions reasonably necessary, at the expense of HVF II, to permit a Class A Replacement Purchaser to succeed to its rights and obligations hereunder. Notwithstanding the foregoing, the consent of each then-current member of an existing Class A Investor Group (other than any Class A Terminated Purchaser in such Class A Investor Group) shall be required in order for a Class A Replacement Purchaser to join any such Class A Investor Group. Upon the effectiveness of any such assignment to a Class A Replacement Purchaser, (A) such Class A Replacement Purchaser shall become a “Class A Committed Note Purchaser” or “Class A Conduit Investor”, as applicable, hereunder for all purposes of this Series 2013-A Supplement and the other Series 2013-A Related Documents, (B) such Class A Replacement Purchaser shall have a Class A Commitment and a Class A Committed Note Purchaser Percentage in an amount not less than the Class A Terminated Purchaser’s Class A Commitment and Class A Committed Note Purchaser Percentage assumed by it, (C) the Class A Commitment of the Class A Terminated Purchaser shall be terminated in all respects and the Class A Committed Note Purchaser Percentage of such Class A Terminated Purchaser shall become zero and (D) the Administrative Agent shall revise Schedule II hereto to reflect the immediately preceding clauses (A) through (C).
(b)    Replacement of Class B Investor Group.
(i)    Notwithstanding anything to the contrary contained herein or in any other Series 2013-A Related Document, in the event that
A.    any Class B Affected Person shall request reimbursement for amounts owing pursuant to any Specified Cost Section,
B.    a Class B Committed Note Purchaser shall become a Class B Defaulting Committed Note Purchaser, and such Class B Defaulting Committed Note Purchaser shall fail to pay any amounts in accordance with Section 2.2(b)(vii) within five (5) Business days after demand from the applicable Class B Funding Agent,

C.    any Class B Committed Note Purchaser or Class B Conduit Investor shall (I) become a Non-Extending Purchaser or (II) deliver a Class B Delayed Funding Notice or a Class B Second Delayed Funding Notice,
D.    as of any date of determination (I) the rolling average Class B CP Rate applicable to the Class B CP Tranche attributable to any Class B Conduit Investor for any three (3) month period is equal to or greater than the greater of (x) the Class B CP Rate applicable to such Class B CP Tranche attributable to such Class B Conduit Investor at the start of such period plus 0.50% and (y) the product of (a) the Class B CP Rate applicable to such Class B CP Tranche attributable to such Class B Conduit Investor at the start of such period and (b) 125%, (II) any portion of the Class B Investor Group Principal Amount with respect to such Class B Conduit Investor is being continued or maintained as a Class B CP Tranche as of such date and (III) the circumstance described in clause (I) does not apply to more than two Class B Conduit Investors as of such date, or
E.    any Class B Committed Note Purchaser or Class B Conduit Investor fails to give its consent to any amendment, modification, termination or waiver of any Series 2013-A Related Document (a “Class B Action”), by the date specified by HVF II, for which (I) at least half of the percentage of the Class B Committed Note Purchasers and the Class B Conduit Investors required for such Class B Action have consented to such Class B Action, and (II) the percentage of the Class B Committed Note Purchasers and the Class B Conduit Investors required for such Class B Action have not consented to such Class B Action or provided written notice that they intend to consent (each, a “Class B Non-Consenting Purchaser”, and each such Class B Committed Note Purchaser or Conduit Investor described in clauses (A) through (E), a “Class B Potential Terminated Purchaser”),
HVF II shall be permitted, upon no less than seven (7) days’ notice to the Administrative Agent, a Class B Potential Terminated Purchaser and its related Class B Funding Agent, to (x)(1) elect to terminate the Class B Commitment, if any, of such Class B Potential Terminated Purchaser on the date specified in such termination notice, and (2) prepay on the date of such termination such Class B Potential Terminated Purchaser’s portion of the Class B Investor Group Principal Amount for such Class B Potential Terminated Purchaser’s Class B Investor Group and all accrued and unpaid interest thereon, if any, or (y) elect to cause such Class B Potential Terminated Purchaser to (and the Class B Potential Terminated Purchaser must) assign its Class B Commitment to a replacement purchaser who may be an existing Class B Conduit Investor, Committed Note Purchaser, Class B Program Support Provider or other Class B Noteholder (each, a “Class B Replacement Purchaser” and, any such Class B Potential Terminated Purchaser with respect to which HVF II has made any such election, a “Class B Terminated Purchaser”).
(ii)    HVF II shall not make an election described in Section 9.2(b)(i) unless (A) no Amortization Event or Potential Amortization Event with respect to Class B Notes shall have occurred and be continuing at the time of such election

(unless such Amortization Event or Potential Amortization Event would no longer be continuing after giving effect to such election), (B) in respect of an election described in clause (y) of the final paragraph of Section 9.2(b)(i) only, on or prior to the effectiveness of the applicable assignment, the Class B Terminated Purchaser shall have been paid its portion of the Class B Investor Group Principal Amount for such Class B Terminated Purchaser’s Class B Investor Group and all accrued and unpaid interest thereon, if any, by or on behalf of HVF II or the related Class B Replacement Purchaser, (C) in the event that the Class B Terminated Purchaser is a Non-Extending Purchaser, the Class B Replacement Purchaser, if any, shall have agreed to the applicable extension of the Class B Commitment Termination Date and (D) in the event that the Class B Terminated Purchaser is a Class B Non-Consenting Purchaser, the Class B Replacement Purchaser, if any, shall have consented to the applicable amendment, modification, termination or waiver. Each Class B Terminated Purchaser hereby agrees to take all actions reasonably necessary, at the expense of HVF II, to permit a Class B Replacement Purchaser to succeed to its rights and obligations hereunder. Notwithstanding the foregoing, the consent of each then-current member of an existing Class B Investor Group (other than any Class B Terminated Purchaser in such Class B Investor Group) shall be required in order for a Class B Replacement Purchaser to join any such Class B Investor Group. Upon the effectiveness of any such assignment to a Class B Replacement Purchaser, (A) such Class B Replacement Purchaser shall become a “Class B Committed Note Purchaser” or “Class B Conduit Investor”, as applicable, hereunder for all purposes of this Series 2013-A Supplement and the other Series 2013-A Related Documents, (B) such Class B Replacement Purchaser shall have a Class B Commitment and a Class B Committed Note Purchaser Percentage in an amount not less than the Class B Terminated Purchaser’s Class B Commitment and Class B Committed Note Purchaser Percentage assumed by it, (C) the Class B Commitment of the Class B Terminated Purchaser shall be terminated in all respects and the Class B Committed Note Purchaser Percentage of such Class B Terminated Purchaser shall become zero and (D) the Administrative Agent shall revise Schedule IV hereto to reflect the immediately preceding clauses (A) through (C).
(c)    Replacement of Class C Investor Group.
(i)    Notwithstanding anything to the contrary contained herein or in any other Series 2013-A Related Document, in the event that
A.    any Class C Affected Person shall request reimbursement for amounts owing pursuant to any Specified Cost Section,
B.    a Class C Committed Note Purchaser shall become a Class C Defaulting Committed Note Purchaser, and such Class C Defaulting Committed Note Purchaser shall fail to pay any amounts in accordance with Section 2.2(c)

(vii) within five (5) Business days after demand from the applicable Class C Funding Agent,
C.    any Class C Committed Note Purchaser or Class C Conduit Investor shall (I) become a Non-Extending Purchaser or (II) deliver a Class C Delayed Funding Notice or a Class C Second Delayed Funding Notice,
D.    as of any date of determination (I) the rolling average Class C CP Rate applicable to the Class C CP Tranche attributable to any Class C Conduit Investor for any three (3) month period is equal to or greater than the greater of (x) the Class C CP Rate applicable to such Class C CP Tranche attributable to such Class C Conduit Investor at the start of such period plus 0.50% and (y) the product of (a) the Class C CP Rate applicable to such Class C CP Tranche attributable to such Class C Conduit Investor at the start of such period and (b) 125%, (II) any portion of the Class C Investor Group Principal Amount with respect to such Class C Conduit Investor is being continued or maintained as a Class C CP Tranche as of such date and (III) the circumstance described in clause (I) does not apply to more than two Class C Conduit Investors as of such date, or
E.    any Class C Committed Note Purchaser or Class C Conduit Investor fails to give its consent to any amendment, modification, termination or waiver of any Series 2013-A Related Document (a “Class C Action”), by the date specified by HVF II, for which (I) at least half of the percentage of the Class C Committed Note Purchasers and the Class C Conduit Investors required for such Class C Action have consented to such Class C Action, and (II) the percentage of the Class C Committed Note Purchasers and the Class C Conduit Investors required for such Class C Action have not consented to such Class C Action or provided written notice that they intend to consent (each, a “Class C Non-Consenting Purchaser”, and each such Class C Committed Note Purchaser or Conduit Investor described in clauses (A) through (E), a “Class C Potential Terminated Purchaser”),
HVF II shall be permitted, upon no less than seven (7) days’ notice to the Administrative Agent, a Class C Potential Terminated Purchaser and its related Class C Funding Agent, to (x)(1) elect to terminate the Class C Commitment, if any, of such Class C Potential Terminated Purchaser on the date specified in such termination notice, and (2) prepay on the date of such termination such Class C Potential Terminated Purchaser’s portion of the Class C Investor Group Principal Amount for such Class C Potential Terminated Purchaser’s Class C Investor Group and all accrued and unpaid interest thereon, if any, or (y) elect to cause such Class C Potential Terminated Purchaser to (and the Class C Potential Terminated Purchaser must) assign its Class C Commitment to a replacement purchaser who may be an existing Class C Conduit Investor, Committed Note Purchaser, Class C Program Support Provider or other Class C Noteholder (each, a “Class C Replacement Purchaser” and, any such Class C Potential Terminated Purchaser with respect to which HVF II has made any such election, a “Class C Terminated Purchaser”).

(ii)    HVF II shall not make an election described in Section 9.2(c)(i) unless (A) no Amortization Event or Potential Amortization Event with respect to Class C Notes shall have occurred and be continuing at the time of such election (unless such Amortization Event or Potential Amortization Event would no longer be continuing after giving effect to such election), (B) in respect of an election described in clause (y) of the final paragraph of Section 9.2(c)(i) only, on or prior to the effectiveness of the applicable assignment, the Class C Terminated Purchaser shall have been paid its portion of the Class C Investor Group Principal Amount for such Class C Terminated Purchaser’s Class C Investor Group and all accrued and unpaid interest thereon, if any, by or on behalf of HVF II or the related Class C Replacement Purchaser, (C) in the event that the Class C Terminated Purchaser is a Non-Extending Purchaser, the Class C Replacement Purchaser, if any, shall have agreed to the applicable extension of the Class C Commitment Termination Date and (D) in the event that the Class C Terminated Purchaser is a Class C Non-Consenting Purchaser, the Class C Replacement Purchaser, if any, shall have consented to the applicable amendment, modification, termination or waiver. Each Class C Terminated Purchaser hereby agrees to take all actions reasonably necessary, at the expense of HVF II, to permit a Class C Replacement Purchaser to succeed to its rights and obligations hereunder. Notwithstanding the foregoing, the consent of each then-current member of an existing Class C Investor Group (other than any Class C Terminated Purchaser in such Class C Investor Group) shall be required in order for a Class C Replacement Purchaser to join any such Class C Investor Group. Upon the effectiveness of any such assignment to a Class C Replacement Purchaser, (A) such Class C Replacement Purchaser shall become a “Class C Committed Note Purchaser” or “Class C Conduit Investor”, as applicable, hereunder for all purposes of this Series 2013-A Supplement and the other Series 2013-A Related Documents, (B) such Class C Replacement Purchaser shall have a Class C Commitment and a Class C Committed Note Purchaser Percentage in an amount not less than the Class C Terminated Purchaser’s Class C Commitment and Class C Committed Note Purchaser Percentage assumed by it, (C) the Class C Commitment of the Class C Terminated Purchaser shall be terminated in all respects and the Class C Committed Note Purchaser Percentage of such Class C Terminated Purchaser shall become zero and (D) the Administrative Agent shall revise Schedule V hereto to reflect the immediately preceding clauses (A) through (C).
(d)    Replacement of Class D Investor Group.
(i)    Notwithstanding anything to the contrary contained herein or in any other Series 2013-A Related Document, in the event that
A.    any Class D Affected Person shall request reimbursement for amounts owing pursuant to any Specified Cost Section,

B.    a Class D Committed Note Purchaser shall become a Class D Defaulting Committed Note Purchaser, and such Class D Defaulting Committed Note Purchaser shall fail to pay any amounts in accordance with Section 2.2(d)(vii) within five (5) Business days after demand from the applicable Class D Funding Agent,
C.    any Class D Committed Note Purchaser or Class D Conduit Investor shall (I) become a Non-Extending Purchaser or (II) deliver a Class D Delayed Funding Notice or a Class D Second Delayed Funding Notice,
D.    as of any date of determination (I) the rolling average Class D CP Rate applicable to the Class D CP Tranche attributable to any Class D Conduit Investor for any three (3) month period is equal to or greater than the greater of (x) the Class D CP Rate applicable to such Class D CP Tranche attributable to such Class D Conduit Investor at the start of such period plus 0.50% and (y) the product of (a) the Class D CP Rate applicable to such Class D CP Tranche attributable to such Class D Conduit Investor at the start of such period and (b) 125%, (II) any portion of the Class D Investor Group Principal Amount with respect to such Class D Conduit Investor is being continued or maintained as a Class D CP Tranche as of such date and (III) the circumstance described in clause (I) does not apply to more than two Class D Conduit Investors as of such date, or
E.    any Class D Committed Note Purchaser or Class D Conduit Investor fails to give its consent to any amendment, modification, termination or waiver of any Series 2013-A Related Document (a “Class D Action”), by the date specified by HVF II, for which (I) at least half of the percentage of the Class D Committed Note Purchasers and the Class D Conduit Investors required for such Class D Action have consented to such Class D Action, and (II) the percentage of the Class D Committed Note Purchasers and the Class D Conduit Investors required for such Class D Action have not consented to such Class D Action or provided written notice that they intend to consent (each, a “Class D Non-Consenting Purchaser”, and each such Class D Committed Note Purchaser or Conduit Investor described in clauses (A) through (E), a “Class D Potential Terminated Purchaser”),
HVF II shall be permitted, upon no less than seven (7) days’ notice to the Administrative Agent, a Class D Potential Terminated Purchaser and its related Class D Funding Agent, to (x)(1) elect to terminate the Class D Commitment, if any, of such Class D Potential Terminated Purchaser on the date specified in such termination notice, and (2) prepay on the date of such termination such Class D Potential Terminated Purchaser’s portion of the Class D Investor Group Principal Amount for such Class D Potential Terminated Purchaser’s Class D Investor Group and all accrued and unpaid interest thereon, if any, or (y) elect to cause such Class D Potential Terminated Purchaser to (and the Class D Potential Terminated Purchaser must) assign its Class D Commitment to a replacement purchaser who may be an existing Class D Conduit Investor, Committed Note Purchaser, Class D Program Support Provider or other Class D Noteholder

(each, a “Class D Replacement Purchaser” and, any such Class D Potential Terminated Purchaser with respect to which HVF II has made any such election, a “Class D Terminated Purchaser”).
(ii)    HVF II shall not make an election described in Section 9.2(d)(i) unless (A) no Amortization Event or Potential Amortization Event with respect to Class D Notes shall have occurred and be continuing at the time of such election (unless such Amortization Event or Potential Amortization Event would no longer be continuing after giving effect to such election), (B) in respect of an election described in clause (y) of the final paragraph of Section 9.2(d)(i) only, on or prior to the effectiveness of the applicable assignment, the Class D Terminated Purchaser shall have been paid its portion of the Class D Investor Group Principal Amount for such Class D Terminated Purchaser’s Class D Investor Group and all accrued and unpaid interest thereon, if any, by or on behalf of HVF II or the related Class D Replacement Purchaser, (C) in the event that the Class D Terminated Purchaser is a Non-Extending Purchaser, the Class D Replacement Purchaser, if any, shall have agreed to the applicable extension of the Class D Commitment Termination Date and (D) in the event that the Class D Terminated Purchaser is a Class D Non-Consenting Purchaser, the Class D Replacement Purchaser, if any, shall have consented to the applicable amendment, modification, termination or waiver. Each Class D Terminated Purchaser hereby agrees to take all actions reasonably necessary, at the expense of HVF II, to permit a Class D Replacement Purchaser to succeed to its rights and obligations hereunder. Notwithstanding the foregoing, the consent of each then-current member of an existing Class D Investor Group (other than any Class D Terminated Purchaser in such Class D Investor Group) shall be required in order for a Class D Replacement Purchaser to join any such Class D Investor Group. Upon the effectiveness of any such assignment to a Class D Replacement Purchaser, (A) such Class D Replacement Purchaser shall become a “Class D Committed Note Purchaser” or “Class D Conduit Investor”, as applicable, hereunder for all purposes of this Series 2013-A Supplement and the other Series 2013-A Related Documents, (B) such Class D Replacement Purchaser shall have a Class D Commitment and a Class D Committed Note Purchaser Percentage in an amount not less than the Class D Terminated Purchaser’s Class D Commitment and Class D Committed Note Purchaser Percentage assumed by it, (C) the Class D Commitment of the Class D Terminated Purchaser shall be terminated in all respects and the Class D Committed Note Purchaser Percentage of such Class D Terminated Purchaser shall become zero and (D) the Administrative Agent shall revise Schedule VI hereto to reflect the immediately preceding clauses (A) through (C).

Section 9.3.    Assignments.
(a)    Class A Assignments.
(i)    Any Class A Committed Note Purchaser may at any time sell all or any part of its rights and obligations under this Series 2013-A Supplement and the Class A Notes, with the prior written consent of HVF II, which consent shall not be unreasonably withheld, to one or more financial institutions (a “Class A Acquiring Committed Note Purchaser”) pursuant to an assignment and assumption agreement, substantially in the form of Exhibit G-1 (the “Class A Assignment and Assumption Agreement”), executed by such Class A Acquiring Committed Note Purchaser, such assigning Class A Committed Note Purchaser, the Class A Funding Agent with respect to such Class A Committed Note Purchaser and HVF II and delivered to the Administrative Agent; provided that, the consent of HVF II to any such assignment shall not be required (A) after the occurrence and during the continuance of an Amortization Event with respect to the Series 2013-A Notes or (B) if such Class A Acquiring Committed Note Purchaser is an Affiliate of such assigning Class A Committed Note Purchaser; provided further, that HVF II may withhold its consent in its sole and absolute discretion (and such withholding shall be deemed reasonable) to an assignment to a potential Class A Acquiring Committed Note Purchaser that is a Disqualified Party. An assignment by a Class A Committed Note Purchaser that is part of a Class A Investor Group that includes a Class A Conduit Investor to a Class A Investor Group that does not include a Class A Conduit Investor may be made pursuant to this Section 9.3(a)(i); provided that, immediately prior to such assignment each Class A Conduit Investor that is part of the assigning Class A Investor Group shall be deemed to have assigned all of its rights and obligations in the Class A Notes (and its rights and obligations hereunder and under each other Series 2013-A Related Document) in respect of such assigned interest to its related Class A Committed Note Purchaser pursuant to Section 9.3(a)(vii). Notwithstanding anything to the contrary herein, any assignment by a Class A Committed Note Purchaser to a different Class A Investor Group that includes a Class A Conduit Investor shall be made pursuant to Section 9.3(a)(iii), and not this Section 9.3(a)(i).
(ii)    Without limiting Section 9.3(a)(i), each Class A Conduit Investor may assign all or a portion of the Class A Investor Group Principal Amount with respect to such Class A Conduit Investor and its rights and obligations under this Series 2013-A Supplement and each other Series 2013-A Related Document to which it is a party (or otherwise to which it has rights) to a Class A Conduit Assignee with respect to such Class A Conduit Investor without the prior written consent of HVF II. Upon such assignment by a Class A Conduit Investor to a Class A Conduit Assignee:

A.    such Class A Conduit Assignee shall be the owner of the Class A Investor Group Principal Amount or such portion thereof with respect to such Class A Conduit Investor,
B.    the related administrative or managing agent for such Class A Conduit Assignee will act as the Class A Funding Agent for such Class A Conduit Assignee hereunder, with all corresponding rights and powers, express or implied, granted to the Class A Funding Agent hereunder or under each other Series 2013-A Related Document,
C.    such Class A Conduit Assignee and its liquidity support provider(s) and credit support provider(s) and other related parties, in each case relating to the Class A Commercial Paper and/or the Class A Notes, shall have the benefit of all the rights and protections provided to such Class A Conduit Investor herein and in each other Series 2013-A Related Document (including any limitation on recourse against such Class A Conduit Assignee as provided in this paragraph),
D.    such Class A Conduit Assignee shall assume all of such Class A Conduit Investor’s obligations, if any, hereunder and under each other Series 2013-A Related Document with respect to such portion of the Class A Investor Group Principal Amount and such Class A Conduit Investor shall be released from such obligations,
E.    all distributions in respect of the Class A Investor Group Principal Amount or such portion thereof with respect to such Class A Conduit Investor shall be made to the applicable Class A Funding Agent on behalf of such Class A Conduit Assignee,
F.    the definition of the term “Class A CP Rate” with respect to the portion of the Class A Investor Group Principal Amount with respect to such Class A Conduit Investor, as applicable funded with commercial paper issued by such Class A Conduit Assignee from time to time shall be determined in the manner set forth in the definition of “Class A CP Rate” applicable to such Class A Conduit Assignee on the basis of the interest rate or discount applicable to commercial paper issued by such Class A Conduit Assignee (rather than any other Class A Conduit Investor),
G.    the defined terms and other terms and provisions of this Series 2013-A Supplement and each other Series 2013-A Related Documents shall be interpreted in accordance with the foregoing, and
H.    if reasonably requested by the Class A Funding Agent with respect to such Class A Conduit Assignee, the parties will execute and deliver such further agreements and documents and take such other actions as the Class A Funding Agent may reasonably request to evidence and give effect to the foregoing.

No assignment by any Class A Conduit Investor to a Class A Conduit Assignee of all or any portion of the Class A Investor Group Principal Amount with respect to such Class A Conduit Investor shall in any way diminish the obligation of the Class A Committed Note Purchasers in the same Class A Investor Group as such Class A Conduit Investor under Section 2.2 to fund any Class A Advance not funded by such Class A Conduit Investor or such Class A Conduit Assignee.
(iii)    Any Class A Conduit Investor and the Class A Committed Note Purchaser with respect to such Class A Conduit Investor (or, with respect to any Class A Investor Group without a Class A Conduit Investor, the related Class A Committed Note Purchaser) at any time may sell all or any part of their respective (or, with respect to a Class A Investor Group without a Class A Conduit Investor, its) rights and obligations under this Series 2013-A Supplement and the Class A Notes, with the prior written consent of HVF II, which consent shall not be unreasonably withheld, to a Class A Investor Group with respect to which each acquiring Class A Conduit Investor is a multi-seller commercial paper conduit, whose commercial paper has ratings of at least “A-2” from S&P and “P2” from Moody’s and that includes one or more financial institutions providing support to such multi-seller commercial paper conduit (a “Class A Acquiring Investor Group”) pursuant to a transfer supplement, substantially in the form of Exhibit H-1 (the “Class A Investor Group Supplement”), executed by such Class A Acquiring Investor Group, the Class A Funding Agent with respect to such Class A Acquiring Investor Group (including each Class A Conduit Investor (if any) and the Class A Committed Note Purchasers with respect to such Class A Investor Group), such assigning Class A Conduit Investor and the Class A Committed Note Purchasers with respect to such Class A Conduit Investor, the Class A Funding Agent with respect to such assigning Class A Conduit Investor and Class A Committed Note Purchasers and HVF II and delivered to the Administrative Agent; provided that, the consent of HVF II to any such assignment shall not be required after the occurrence and during the continuance of an Amortization Event with respect to the Series 2013-A Notes; provided further that HVF II may withhold its consent in its sole and absolute discretion (and such withholding shall be deemed reasonable) to an assignment to a potential Class A Acquiring Investor Group that (a) has ratings of at least “A-2” from S&P and “P2” by Moody’s, but does not have ratings of at least “A-1” from S&P or “P1” by Moody’s if such assignment will result in a material increase in HVF II’s costs of financing with respect to the applicable Class A Notes or (b) is a Disqualified Party.
(iv)    Any Class A Committed Note Purchaser may, in the ordinary course of its business and in accordance with applicable law, at any time sell to one or more financial institutions or other entities (“Class A Participants”) participations in its Class A Committed Note Purchaser Percentage of the Class A Maximum Investor Group Principal Amount with respect to it and the other Class A Committed Note Purchasers included in the related Class A Investor Group, its Class A Note and its rights hereunder (or, in each case, a portion thereof) pursuant to documentation in form and substance satisfactory to such Class A Committed Note Purchaser and the Class A Participant; provided, however, that (i) in the event of any such sale by a Class A Committed Note Purchaser to a Class A Participant, (A) such Class A Committed Note Purchaser’s obligations under this Series 2013-A Supplement shall remain unchanged, (B) such Class A Committed Note Purchaser shall remain solely responsible for the performance thereof and (C) HVF II and the Administrative Agent shall continue to deal solely and directly with such Class A Committed Note Purchaser in connection with its rights and obligations under this Series 2013-A Supplement, (ii) no Class A Committed Note Purchaser shall sell any participating interest under which the Class A Participant shall have any right to approve, veto, consent, waive or otherwise influence any approval, consent or waiver of such Class A Committed Note Purchaser with respect to any amendment, consent or waiver with respect to this Series 2013-A Supplement or any other Series 2013-A Related Document, except to the extent that the approval of such amendment, consent or waiver otherwise would require the unanimous consent of all Class A Committed Note Purchasers hereunder, and (iii) no Class A Committed Note Purchaser shall sell any participating interest to any Disqualified Party. A Class A Participant shall have the right to receive reimbursement for amounts due pursuant to each Specified Cost Section but only to the extent that the related selling Class A Committed Note Purchaser would have had such right absent the sale of the related participation and, with respect to amounts due pursuant to Section 3.8, only to the extent such Class A Participant shall have complied with the provisions of Section 3.8 as if such Class A Participant were a Class A Committed Note Purchaser. Each such Class A Participant shall be deemed to have agreed to the provisions set forth in Section 3.10 as if such Class A Participant were a Class A Committed Note Purchaser.
(v)    HVF II authorizes each Class A Committed Note Purchaser to disclose to any Class A Participant or Class A Acquiring Committed Note Purchaser (each, a “Class A Transferee”) and any prospective Class A Transferee any and all financial information in such Class A Committed Note Purchaser’s possession concerning HVF II, the Series 2013-A Collateral, the Group I Administrator and the Series 2013-A Related Documents that has been delivered to such Class A Committed Note Purchaser by HVF II in connection with such Class A Committed Note Purchaser’s credit evaluation of HVF II, the Series 2013-A Collateral and the Group I Administrator. For the avoidance of doubt, no Class A Committed Note Purchaser may disclose any of the foregoing information to any Class A Transferee who is a Disqualified Party without the prior written consent of an Authorized Officer of HVF II, which consent may be withheld for any reason in HVF II’s sole and absolute discretion.
(vi)    Notwithstanding any other provision set forth in this Series 2013-A Supplement, each Class A Conduit Investor or, if there is no Class A Conduit Investor with respect to any Class A Investor Group, the Class A Committed Note Purchaser with respect to such Class A Investor Group may at any time grant to one or more Class A Program Support Providers (or, in the case of a Class A Conduit Investor, to its related Class A Committed Note Purchaser) a participating interest in or lien on, or otherwise transfer and assign to one or more Class A Program Support Providers (or, in the case of a Class A Conduit Investor, to its related Class A Committed Note Purchaser), such Class A Conduit Investor’s or, if there is no Class A Conduit Investor with respect to any Class A Investor Group, the related Class A Committed Note Purchaser’s interests in the Class A Advances made hereunder and such Class A Program Support Provider (or such Class A Committed Note Purchaser, as the case may be), with respect to its participating or assigned interest, shall be entitled to the benefits granted to such Class A Conduit Investor or Class A Committed Note Purchaser, as applicable, under this Series 2013-A Supplement.
(vii)    Notwithstanding any other provision set forth in this Series 2013-A Supplement, each Class A Conduit Investor may at any time, without the consent of HVF II, transfer and assign all or a portion of its rights in the Class A Notes (and its rights hereunder and under other Series 2013-A Related Documents) to its related Class A Committed Note Purchaser. Furthermore, each Class A Conduit Investor may at any time grant a security interest in and lien on, all or any portion of its interests under this Series 2013-A Supplement, its Class A Note and each other Series 2013-A Related Document to (i) its related Class A Committed Note Purchaser, (ii) its Class A Funding Agent, (iii) any Class A Program Support Provider who, at any time now or in the future, provides program liquidity or credit enhancement, including an insurance policy for such Class A Conduit Investor relating to the Class A Commercial Paper or the Class A Notes, (iv) any other Person who, at any time now or in the future, provides liquidity or credit enhancement for the Class A Conduit Investors, including an insurance policy relating to the Class A Commercial Paper or the Class A Notes or (v) any collateral trustee or collateral agent for any of the foregoing; provided, however, any such security interest or lien shall be released upon assignment of its Class A Note to its related Class A Committed Note Purchaser. Each Class A Committed Note Purchaser may assign its Class A Commitment, or all or any portion of its interest under its Class A Note, this Series 2013-A Supplement and each other Series 2013-A Related Document to any Person with the prior written consent of HVF II, such consent not to be unreasonably withheld; provided that, HVF II may withhold its consent in its sole and absolute discretion (and such withholding shall be deemed reasonable) to an assignment to any Person that is a Disqualified Party. Notwithstanding any other provisions set forth in this Series 2013-A Supplement, each Class A Committed Note Purchaser may at any time create a security interest in all or any portion of its rights under this Series 2013-A Supplement, its Class A Note and the Series 2013-A Related Document in favor of any Federal Reserve Bank in accordance with Regulation A of the Board of Governors of the Federal Reserve System or any similar foreign entity.
(b)    Class B Assignments.

(i)    Any Class B Committed Note Purchaser may at any time sell all or any part of its rights and obligations under this Series 2013-A Supplement and the Class B Notes, with the prior written consent of HVF II, which consent shall not be unreasonably withheld, to one or more financial institutions (a “Class B Acquiring Committed Note Purchaser”) pursuant to an assignment and assumption agreement, substantially in the form of Exhibit G-2 (the “Class B Assignment and Assumption Agreement”), executed by such Class B Acquiring Committed Note Purchaser, such assigning Class B Committed Note Purchaser, the Class B Funding Agent with respect to such Class B Committed Note Purchaser and HVF II and delivered to the Administrative Agent; provided that, the consent of HVF II to any such assignment shall not be required (A) after the occurrence and during the continuance of an Amortization Event with respect to the Series 2013-A Notes or (B) if such Class B Acquiring Committed Note Purchaser is an Affiliate of such assigning Class B Committed Note Purchaser; provided further, that HVF II may withhold its consent in its sole and absolute discretion (and such withholding shall be deemed reasonable) to an assignment to a potential Class B Acquiring Committed Note Purchaser that is a Disqualified Party. An assignment by a Class B Committed Note Purchaser that is part of a Class B Investor Group that includes a Class B Conduit Investor to a Class B Investor Group that does not include a Class B Conduit Investor may be made pursuant to this Section 9.3(b)(i); provided that, immediately prior to such assignment each Class B Conduit Investor that is part of the assigning Class B Investor Group shall be deemed to have assigned all of its rights and obligations in the Class B Notes (and its rights and obligations hereunder and under each other Series 2013-A Related Document) in respect of such assigned interest to its related Class B Committed Note Purchaser pursuant to Section 9.3(b)(vii). Notwithstanding anything to the contrary herein, any assignment by a Class B Committed Note Purchaser to a different Class B Investor Group that includes a Class B Conduit Investor shall be made pursuant to Section 9.3(b)(iii), and not this Section 9.3(b)(i).
(ii)    Without limiting Section 9.3(b)(i), each Class B Conduit Investor may assign all or a portion of the Class B Investor Group Principal Amount with respect to such Class B Conduit Investor and its rights and obligations under this Series 2013-A Supplement and each other Series 2013-A Related Document to which it is a party (or otherwise to which it has rights) to a Class B Conduit Assignee with respect to such Class B Conduit Investor without the prior written consent of HVF II. Upon such assignment by a Class B Conduit Investor to a Class B Conduit Assignee:
A.    such Class B Conduit Assignee shall be the owner of the Class B Investor Group Principal Amount or such portion thereof with respect to such Class B Conduit Investor,

B.    the related administrative or managing agent for such Class B Conduit Assignee will act as the Class B Funding Agent for such Class B Conduit Assignee hereunder, with all corresponding rights and powers, express or implied, granted to the Class B Funding Agent hereunder or under each other Series 2013-A Related Document,
C.    such Class B Conduit Assignee and its liquidity support provider(s) and credit support provider(s) and other related parties, in each case relating to the Class B Commercial Paper and/or the Class B Notes, shall have the benefit of all the rights and protections provided to such Class B Conduit Investor herein and in each other Series 2013-A Related Document (including any limitation on recourse against such Class B Conduit Assignee as provided in this paragraph),
D.    such Class B Conduit Assignee shall assume all of such Class B Conduit Investor’s obligations, if any, hereunder and under each other Series 2013-A Related Document with respect to such portion of the Class B Investor Group Principal Amount and such Class B Conduit Investor shall be released from such obligations,
E.    all distributions in respect of the Class B Investor Group Principal Amount or such portion thereof with respect to such Class B Conduit Investor shall be made to the applicable Class B Funding Agent on behalf of such Class B Conduit Assignee,
F.    the definition of the term “Class B CP Rate” with respect to the portion of the Class B Investor Group Principal Amount with respect to such Class B Conduit Investor, as applicable funded with commercial paper issued by such Class B Conduit Assignee from time to time shall be determined in the manner set forth in the definition of “Class B CP Rate” applicable to such Class B Conduit Assignee on the basis of the interest rate or discount applicable to commercial paper issued by such Class B Conduit Assignee (rather than any other Class B Conduit Investor),
G.    the defined terms and other terms and provisions of this Series 2013-A Supplement and each other Series 2013-A Related Documents shall be interpreted in accordance with the foregoing, and
H.    if reasonably requested by the Class B Funding Agent with respect to such Class B Conduit Assignee, the parties will execute and deliver such further agreements and documents and take such other actions as the Class B Funding Agent may reasonably request to evidence and give effect to the foregoing.
No assignment by any Class B Conduit Investor to a Class B Conduit Assignee of all or any portion of the Class B Investor Group Principal Amount with respect to such Class B Conduit Investor shall in any way diminish the obligation of the

Class B Committed Note Purchasers in the same Class B Investor Group as such Class B Conduit Investor under Section 2.2 to fund any Class B Advance not funded by such Class B Conduit Investor or such Class B Conduit Assignee.
(iii)    Any Class B Conduit Investor and the Class B Committed Note Purchaser with respect to such Class B Conduit Investor (or, with respect to any Class B Investor Group without a Class B Conduit Investor, the related Class B Committed Note Purchaser) at any time may sell all or any part of their respective (or, with respect to a Class B Investor Group without a Class B Conduit Investor, its) rights and obligations under this Series 2013-A Supplement and the Class B Notes, with the prior written consent of HVF II, which consent shall not be unreasonably withheld, to a Class B Investor Group with respect to which each acquiring Class B Conduit Investor is a multi-seller commercial paper conduit, whose commercial paper has ratings of at least “A-2” from S&P and “P2” from Moody’s and that includes one or more financial institutions providing support to such multi-seller commercial paper conduit (a “Class B Acquiring Investor Group”) pursuant to a transfer supplement, substantially in the form of Exhibit H-2 (the “Class B Investor Group Supplement”), executed by such Class B Acquiring Investor Group, the Class B Funding Agent with respect to such Class B Acquiring Investor Group (including each Class B Conduit Investor (if any) and the Class B Committed Note Purchasers with respect to such Class B Investor Group), such assigning Class B Conduit Investor and the Class B Committed Note Purchasers with respect to such Class B Conduit Investor, the Class B Funding Agent with respect to such assigning Class B Conduit Investor and Class B Committed Note Purchasers and HVF II and delivered to the Administrative Agent; provided that, the consent of HVF II to any such assignment shall not be required after the occurrence and during the continuance of an Amortization Event with respect to the Series 2013-A Notes; provided further that HVF II may withhold its consent in its sole and absolute discretion (and such withholding shall be deemed reasonable) to an assignment to a potential Class B Acquiring Investor Group that (a) has ratings of at least “A-2” from S&P and “P2” by Moody’s, but does not have ratings of at least “A-1” from S&P or “P1” by Moody’s if such assignment will result in a material increase in HVF II’s costs of financing with respect to the applicable Class B Notes or (b) is a Disqualified Party.
(iv)    Any Class B Committed Note Purchaser may, in the ordinary course of its business and in accordance with applicable law, at any time sell to one or more financial institutions or other entities (“Class B Participants”) participations in its Class B Committed Note Purchaser Percentage of the Class B Maximum Investor Group Principal Amount with respect to it and the other Class B Committed Note Purchasers included in the related Class B Investor Group, its Class B Note and its rights hereunder (or, in each case, a portion thereof) pursuant to documentation in form and substance satisfactory to such Class B Committed Note Purchaser and the Class B Participant; provided, however, that (i) in the event of any such sale by a Class B Committed Note Purchaser to a Class B

Participant, (A) such Class B Committed Note Purchaser’s obligations under this Series 2013-A Supplement shall remain unchanged, (B) such Class B Committed Note Purchaser shall remain solely responsible for the performance thereof and (C) HVF II and the Administrative Agent shall continue to deal solely and directly with such Class B Committed Note Purchaser in connection with its rights and obligations under this Series 2013-A Supplement, (ii) no Class B Committed Note Purchaser shall sell any participating interest under which the Class B Participant shall have any right to approve, veto, consent, waive or otherwise influence any approval, consent or waiver of such Class B Committed Note Purchaser with respect to any amendment, consent or waiver with respect to this Series 2013-A Supplement or any other Series 2013-A Related Document, except to the extent that the approval of such amendment, consent or waiver otherwise would require the unanimous consent of all Class B Committed Note Purchasers hereunder, and (iii) no Class B Committed Note Purchaser shall sell any participating interest to any Disqualified Party. A Class B Participant shall have the right to receive reimbursement for amounts due pursuant to each Specified Cost Section but only to the extent that the related selling Class B Committed Note Purchaser would have had such right absent the sale of the related participation and, with respect to amounts due pursuant to Section 3.8, only to the extent such Class B Participant shall have complied with the provisions of Section 3.8 as if such Class B Participant were a Class B Committed Note Purchaser. Each such Class B Participant shall be deemed to have agreed to the provisions set forth in Section 3.10 as if such Class B Participant were a Class B Committed Note Purchaser.
(v)    HVF II authorizes each Class B Committed Note Purchaser to disclose to any Class B Participant or Class B Acquiring Committed Note Purchaser (each, a “Class B Transferee”) and any prospective Class B Transferee any and all financial information in such Class B Committed Note Purchaser’s possession concerning HVF II, the Series 2013-A Collateral, the Group I Administrator and the Series 2013-A Related Documents that has been delivered to such Class B Committed Note Purchaser by HVF II in connection with such Class B Committed Note Purchaser’s credit evaluation of HVF II, the Series 2013-A Collateral and the Group I Administrator. For the avoidance of doubt, no Class B Committed Note Purchaser may disclose any of the foregoing information to any Class B Transferee who is a Disqualified Party without the prior written consent of an Authorized Officer of HVF II, which consent may be withheld for any reason in HVF II’s sole and absolute discretion.
(vi)    Notwithstanding any other provision set forth in this Series 2013-A Supplement, each Class B Conduit Investor or, if there is no Class B Conduit Investor with respect to any Class B Investor Group, the Class B Committed Note Purchaser with respect to such Class B Investor Group may at any time grant to one or more Class B Program Support Providers (or, in the case of a Class B Conduit Investor, to its related Class B Committed Note Purchaser) a participating interest in or lien on, or otherwise transfer and assign to one or more Class B

Program Support Providers (or, in the case of a Class B Conduit Investor, to its related Class B Committed Note Purchaser), such Class B Conduit Investor’s or, if there is no Class B Conduit Investor with respect to any Class B Investor Group, the related Class B Committed Note Purchaser’s interests in the Class B Advances made hereunder and such Class B Program Support Provider (or such Class B Committed Note Purchaser, as the case may be), with respect to its participating or assigned interest, shall be entitled to the benefits granted to such Class B Conduit Investor or Class B Committed Note Purchaser, as applicable, under this Series 2013-A Supplement.
(vii)    Notwithstanding any other provision set forth in this Series 2013-A Supplement, each Class B Conduit Investor may at any time, without the consent of HVF II, transfer and assign all or a portion of its rights in the Class B Notes (and its rights hereunder and under other Series 2013-A Related Documents) to its related Class B Committed Note Purchaser. Furthermore, each Class B Conduit Investor may at any time grant a security interest in and lien on, all or any portion of its interests under this Series 2013-A Supplement, its Class B Note and each other Series 2013-A Related Document to (i) its related Class B Committed Note Purchaser, (ii) its Class B Funding Agent, (iii) any Class B Program Support Provider who, at any time now or in the future, provides program liquidity or credit enhancement, including an insurance policy for such Class B Conduit Investor relating to the Class B Commercial Paper or the Class B Notes, (iv) any other Person who, at any time now or in the future, provides liquidity or credit enhancement for the Class B Conduit Investors, including an insurance policy relating to the Class B Commercial Paper or the Class B Notes or (v) any collateral trustee or collateral agent for any of the foregoing; provided, however, any such security interest or lien shall be released upon assignment of its Class B Note to its related Class B Committed Note Purchaser. Each Class B Committed Note Purchaser may assign its Class B Commitment, or all or any portion of its interest under its Class B Note, this Series 2013-A Supplement and each other Series 2013-A Related Document to any Person with the prior written consent of HVF II, such consent not to be unreasonably withheld; provided that, HVF II may withhold its consent in its sole and absolute discretion (and such withholding shall be deemed reasonable) to an assignment to any Person that is a Disqualified Party. Notwithstanding any other provisions set forth in this Series 2013-A Supplement, each Class B Committed Note Purchaser may at any time create a security interest in all or any portion of its rights under this Series 2013-A Supplement, its Class B Note and the Series 2013-A Related Document in favor of any Federal Reserve Bank in accordance with Regulation A of the Board of Governors of the Federal Reserve System or any similar foreign entity.
(c)    Class C Assignments.
(i)    Any Class C Committed Note Purchaser may at any time sell all or any part of its rights and obligations under this Series 2013-A Supplement and the

Class C Notes, with the prior written consent of HVF II, which consent shall not be unreasonably withheld, to one or more financial institutions (a “Class C Acquiring Committed Note Purchaser”) pursuant to an assignment and assumption agreement, substantially in the form of Exhibit G-3 (the “Class C Assignment and Assumption Agreement”), executed by such Class C Acquiring Committed Note Purchaser, such assigning Class C Committed Note Purchaser, the Class C Funding Agent with respect to such Class C Committed Note Purchaser and HVF II and delivered to the Administrative Agent; provided that, the consent of HVF II to any such assignment shall not be required (A) after the occurrence and during the continuance of an Amortization Event with respect to the Series 2013-A Notes or (B) if such Class C Acquiring Committed Note Purchaser is an Affiliate of such assigning Class C Committed Note Purchaser; provided further, that HVF II may withhold its consent in its sole and absolute discretion (and such withholding shall be deemed reasonable) to an assignment to a potential Class C Acquiring Committed Note Purchaser that is a Disqualified Party. An assignment by a Class C Committed Note Purchaser that is part of a Class C Investor Group that includes a Class C Conduit Investor to a Class C Investor Group that does not include a Class C Conduit Investor may be made pursuant to this Section 9.3(c)(i); provided that, immediately prior to such assignment each Class C Conduit Investor that is part of the assigning Class C Investor Group shall be deemed to have assigned all of its rights and obligations in the Class C Notes (and its rights and obligations hereunder and under each other Series 2013-A Related Document) in respect of such assigned interest to its related Class C Committed Note Purchaser pursuant to Section 9.3(c)(vii). Notwithstanding anything to the contrary herein, any assignment by a Class C Committed Note Purchaser to a different Class C Investor Group that includes a Class C Conduit Investor shall be made pursuant to Section 9.3(c)(iii), and not this Section 9.3(c)(i).
(ii)    Without limiting Section 9.3(c)(i), each Class C Conduit Investor may assign all or a portion of the Class C Investor Group Principal Amount with respect to such Class C Conduit Investor and its rights and obligations under this Series 2013-A Supplement and each other Series 2013-A Related Document to which it is a party (or otherwise to which it has rights) to a Class C Conduit Assignee with respect to such Class C Conduit Investor without the prior written consent of HVF II. Upon such assignment by a Class C Conduit Investor to a Class C Conduit Assignee:
A.    such Class C Conduit Assignee shall be the owner of the Class C Investor Group Principal Amount or such portion thereof with respect to such Class C Conduit Investor,
B.    the related administrative or managing agent for such Class C Conduit Assignee will act as the Class C Funding Agent for such Class C Conduit Assignee hereunder, with all corresponding rights and powers, express or implied, granted to the Class C Funding Agent hereunder or under each other Series 2013-A Related Document,
C.    such Class C Conduit Assignee and its liquidity support provider(s) and credit support provider(s) and other related parties, in each case relating to the Class C Commercial Paper and/or the Class C Notes, shall have the benefit of all the rights and protections provided to such Class C Conduit Investor herein and in each other Series 2013-A Related Document (including any limitation on recourse against such Class C Conduit Assignee as provided in this paragraph),
D.    such Class C Conduit Assignee shall assume all of such Class C Conduit Investor’s obligations, if any, hereunder and under each other Series 2013-A Related Document with respect to such portion of the Class C Investor Group Principal Amount and such Class C Conduit Investor shall be released from such obligations,
E.    all distributions in respect of the Class C Investor Group Principal Amount or such portion thereof with respect to such Class C Conduit Investor shall be made to the applicable Class C Funding Agent on behalf of such Class C Conduit Assignee,
F.    the definition of the term “Class C CP Rate” with respect to the portion of the Class C Investor Group Principal Amount with respect to such Class C Conduit Investor, as applicable funded with commercial paper issued by such Class C Conduit Assignee from time to time shall be determined in the manner set forth in the definition of “Class C CP Rate” applicable to such Class C Conduit Assignee on the basis of the interest rate or discount applicable to commercial paper issued by such Class C Conduit Assignee (rather than any other Class C Conduit Investor),
G.    the defined terms and other terms and provisions of this Series 2013-A Supplement and each other Series 2013-A Related Documents shall be interpreted in accordance with the foregoing, and
H.    if reasonably requested by the Class C Funding Agent with respect to such Class C Conduit Assignee, the parties will execute and deliver such further agreements and documents and take such other actions as the Class C Funding Agent may reasonably request to evidence and give effect to the foregoing.
No assignment by any Class C Conduit Investor to a Class C Conduit Assignee of all or any portion of the Class C Investor Group Principal Amount with respect to such Class C Conduit Investor shall in any way diminish the obligation of the Class C Committed Note Purchasers in the same Class C Investor Group as such Class C Conduit Investor under Section 2.2 to fund any Class C Advance not funded by such Class C Conduit Investor or such Class C Conduit Assignee.

(iii)    Any Class C Conduit Investor and the Class C Committed Note Purchaser with respect to such Class C Conduit Investor (or, with respect to any Class C Investor Group without a Class C Conduit Investor, the related Class C Committed Note Purchaser) at any time may sell all or any part of their respective (or, with respect to a Class C Investor Group without a Class C Conduit Investor, its) rights and obligations under this Series 2013-A Supplement and the Class C Notes, with the prior written consent of HVF II, which consent shall not be unreasonably withheld, to a Class C Investor Group with respect to which each acquiring Class C Conduit Investor is a multi-seller commercial paper conduit, whose commercial paper has ratings of at least “A-2” from S&P and “P2” from Moody’s and that includes one or more financial institutions providing support to such multi-seller commercial paper conduit (a “Class C Acquiring Investor Group”) pursuant to a transfer supplement, substantially in the form of Exhibit H-3 (the “Class C Investor Group Supplement”), executed by such Class C Acquiring Investor Group, the Class C Funding Agent with respect to such Class C Acquiring Investor Group (including each Class C Conduit Investor (if any) and the Class C Committed Note Purchasers with respect to such Class C Investor Group), such assigning Class C Conduit Investor and the Class C Committed Note Purchasers with respect to such Class C Conduit Investor, the Class C Funding Agent with respect to such assigning Class C Conduit Investor and Class C Committed Note Purchasers and HVF II and delivered to the Administrative Agent; provided that, the consent of HVF II to any such assignment shall not be required after the occurrence and during the continuance of an Amortization Event with respect to the Series 2013-A Notes; provided further that HVF II may withhold its consent in its sole and absolute discretion (and such withholding shall be deemed reasonable) to an assignment to a potential Class C Acquiring Investor Group that (a) has ratings of at least “A-2” from S&P and “P2” by Moody’s, but does not have ratings of at least “A-1” from S&P or “P1” by Moody’s if such assignment will result in a material increase in HVF II’s costs of financing with respect to the applicable Class C Notes or (b) is a Disqualified Party.
(iv)    Any Class C Committed Note Purchaser may, in the ordinary course of its business and in accordance with applicable law, at any time sell to one or more financial institutions or other entities (“Class C Participants”) participations in its Class C Committed Note Purchaser Percentage of the Class C Maximum Investor Group Principal Amount with respect to it and the other Class C Committed Note Purchasers included in the related Class C Investor Group, its Class C Note and its rights hereunder (or, in each case, a portion thereof) pursuant to documentation in form and substance satisfactory to such Class C Committed Note Purchaser and the Class C Participant; provided, however, that (i) in the event of any such sale by a Class C Committed Note Purchaser to a Class C Participant, (A) such Class C Committed Note Purchaser’s obligations under this Series 2013-A Supplement shall remain unchanged, (B) such Class C Committed Note Purchaser shall remain solely responsible for the performance thereof and (C) HVF II and the Administrative Agent shall continue to deal solely and directly with such Class C Committed Note Purchaser in connection with its rights and obligations under this Series 2013-A Supplement, (ii) no Class C Committed Note Purchaser shall sell any participating interest under which the Class C Participant shall have any right to approve, veto, consent, waive or otherwise influence any approval, consent or waiver of such Class C Committed Note Purchaser with respect to any amendment, consent or waiver with respect to this Series 2013-A Supplement or any other Series 2013-A Related Document, except to the extent that the approval of such amendment, consent or waiver otherwise would require the unanimous consent of all Class C Committed Note Purchasers hereunder, and (iii) no Class C Committed Note Purchaser shall sell any participating interest to any Disqualified Party. A Class C Participant shall have the right to receive reimbursement for amounts due pursuant to each Specified Cost Section but only to the extent that the related selling Class C Committed Note Purchaser would have had such right absent the sale of the related participation and, with respect to amounts due pursuant to Section 3.8, only to the extent such Class C Participant shall have complied with the provisions of Section 3.8 as if such Class C Participant were a Class C Committed Note Purchaser. Each such Class C Participant shall be deemed to have agreed to the provisions set forth in Section 3.10 as if such Class C Participant were a Class C Committed Note Purchaser.
(v)    HVF II authorizes each Class C Committed Note Purchaser to disclose to any Class C Participant or Class C Acquiring Committed Note Purchaser (each, a “Class C Transferee”) and any prospective Class C Transferee any and all financial information in such Class C Committed Note Purchaser’s possession concerning HVF II, the Series 2013-A Collateral, the Group I Administrator and the Series 2013-A Related Documents that has been delivered to such Class C Committed Note Purchaser by HVF II in connection with such Class C Committed Note Purchaser’s credit evaluation of HVF II, the Series 2013-A Collateral and the Group I Administrator. For the avoidance of doubt, no Class C Committed Note Purchaser may disclose any of the foregoing information to any Class C Transferee who is a Disqualified Party without the prior written consent of an Authorized Officer of HVF II, which consent may be withheld for any reason in HVF II’s sole and absolute discretion.
(vi)    Notwithstanding any other provision set forth in this Series 2013-A Supplement, each Class C Conduit Investor or, if there is no Class C Conduit Investor with respect to any Class C Investor Group, the Class C Committed Note Purchaser with respect to such Class C Investor Group may at any time grant to one or more Class C Program Support Providers (or, in the case of a Class C Conduit Investor, to its related Class C Committed Note Purchaser) a participating interest in or lien on, or otherwise transfer and assign to one or more Class C Program Support Providers (or, in the case of a Class C Conduit Investor, to its related Class C Committed Note Purchaser), such Class C Conduit Investor’s or, if there is no Class C Conduit Investor with respect to any Class C Investor Group, the related Class C Committed Note Purchaser’s interests in the Class C

Advances made hereunder and such Class C Program Support Provider (or such Class C Committed Note Purchaser, as the case may be), with respect to its participating or assigned interest, shall be entitled to the benefits granted to such Class C Conduit Investor or Class C Committed Note Purchaser, as applicable, under this Series 2013-A Supplement.
(vii)    Notwithstanding any other provision set forth in this Series 2013-A Supplement, each Class C Conduit Investor may at any time, without the consent of HVF II, transfer and assign all or a portion of its rights in the Class C Notes (and its rights hereunder and under other Series 2013-A Related Documents) to its related Class C Committed Note Purchaser. Furthermore, each Class C Conduit Investor may at any time grant a security interest in and lien on, all or any portion of its interests under this Series 2013-A Supplement, its Class C Note and each other Series 2013-A Related Document to (i) its related Class C Committed Note Purchaser, (ii) its Class C Funding Agent, (iii) any Class C Program Support Provider who, at any time now or in the future, provides program liquidity or credit enhancement, including an insurance policy for such Class C Conduit Investor relating to the Class C Commercial Paper or the Class C Notes, (iv) any other Person who, at any time now or in the future, provides liquidity or credit enhancement for the Class C Conduit Investors, including an insurance policy relating to the Class C Commercial Paper or the Class C Notes or (v) any collateral trustee or collateral agent for any of the foregoing; provided, however, any such security interest or lien shall be released upon assignment of its Class C Note to its related Class C Committed Note Purchaser. Each Class C Committed Note Purchaser may assign its Class C Commitment, or all or any portion of its interest under its Class C Note, this Series 2013-A Supplement and each other Series 2013-A Related Document to any Person with the prior written consent of HVF II, such consent not to be unreasonably withheld; provided that, HVF II may withhold its consent in its sole and absolute discretion (and such withholding shall be deemed reasonable) to an assignment to any Person that is a Disqualified Party. Notwithstanding any other provisions set forth in this Series 2013-A Supplement, each Class C Committed Note Purchaser may at any time create a security interest in all or any portion of its rights under this Series 2013-A Supplement, its Class C Note and the Series 2013-A Related Document in favor of any Federal Reserve Bank in accordance with Regulation A of the Board of Governors of the Federal Reserve System or any similar foreign entity.
(d)    Class D Assignments.
(i)    Any Class D Committed Note Purchaser may at any time sell all or any part of its rights and obligations under this Series 2013-A Supplement and the Class D Notes, with the prior written consent of HVF II, which consent shall not be unreasonably withheld, to one or more financial institutions (a “Class D Acquiring Committed Note Purchaser”) pursuant to an assignment and assumption agreement, substantially in the form of Exhibit G-4 (the “Class D

Assignment and Assumption Agreement”), executed by such Class D Acquiring Committed Note Purchaser, such assigning Class D Committed Note Purchaser, the Class D Funding Agent with respect to such Class D Committed Note Purchaser and HVF II and delivered to the Administrative Agent; provided that, the consent of HVF II to any such assignment shall not be required (A) after the occurrence and during the continuance of an Amortization Event with respect to the Series 2013-A Notes or (B) if such Class D Acquiring Committed Note Purchaser is an Affiliate of such assigning Class D Committed Note Purchaser; provided further, that HVF II may withhold its consent in its sole and absolute discretion (and such withholding shall be deemed reasonable) to an assignment to a potential Class D Acquiring Committed Note Purchaser that is a Disqualified Party. An assignment by a Class D Committed Note Purchaser that is part of a Class D Investor Group that includes a Class D Conduit Investor to a Class D Investor Group that does not include a Class D Conduit Investor may be made pursuant to this Section 9.3(d)(i); provided that, immediately prior to such assignment each Class D Conduit Investor that is part of the assigning Class D Investor Group shall be deemed to have assigned all of its rights and obligations in the Class D Notes (and its rights and obligations hereunder and under each other Series 2013-A Related Document) in respect of such assigned interest to its related Class D Committed Note Purchaser pursuant to Section 9.3(d)(vii). Notwithstanding anything to the contrary herein , any assignment by a Class D Committed Note Purchaser to a different Class D Investor Group that includes a Class D Conduit Investor shall be made pursuant to Section 9.3(d)(iii), and not this Section 9.3(d)(i).
(ii)    Without limiting Section 9.3(d)(i), each Class D Conduit Investor may assign all or a portion of the Class D Investor Group Principal Amount with respect to such Class D Conduit Investor and its rights and obligations under this Series 2013-A Supplement and each other Series 2013-A Related Document to which it is a party (or otherwise to which it has rights) to a Class D Conduit Assignee with respect to such Class D Conduit Investor without the prior written consent of HVF II. Upon such assignment by a Class D Conduit Investor to a Class D Conduit Assignee:
A.    such Class D Conduit Assignee shall be the owner of the Class D Investor Group Principal Amount or such portion thereof with respect to such Class D Conduit Investor,
B.    the related administrative or managing agent for such Class D Conduit Assignee will act as the Class D Funding Agent for such Class D Conduit Assignee hereunder, with all corresponding rights and powers, express or implied, granted to the Class D Funding Agent hereunder or under each other Series 2013-A Related Document,

C.    such Class D Conduit Assignee and its liquidity support provider(s) and credit support provider(s) and other related parties, in each case relating to the Class D Commercial Paper and/or the Class D Notes, shall have the benefit of all the rights and protections provided to such Class D Conduit Investor herein and in each other Series 2013-A Related Document (including any limitation on recourse against such Class D Conduit Assignee as provided in this paragraph),
D.    such Class D Conduit Assignee shall assume all of such Class D Conduit Investor’s obligations, if any, hereunder and under each other Series 2013-A Related Document with respect to such portion of the Class D Investor Group Principal Amount and such Class D Conduit Investor shall be released from such obligations,
E.    all distributions in respect of the Class D Investor Group Principal Amount or such portion thereof with respect to such Class D Conduit Investor shall be made to the applicable Class D Funding Agent on behalf of such Class D Conduit Assignee,
F.    the definition of the term “Class D CP Rate” with respect to the portion of the Class D Investor Group Principal Amount with respect to such Class D Conduit Investor, as applicable funded with commercial paper issued by such Class D Conduit Assignee from time to time shall be determined in the manner set forth in the definition of “Class D CP Rate” applicable to such Class D Conduit Assignee on the basis of the interest rate or discount applicable to commercial paper issued by such Class D Conduit Assignee (rather than any other Class D Conduit Investor),
G.    the defined terms and other terms and provisions of this Series 2013-A Supplement and each other Series 2013-A Related Documents shall be interpreted in accordance with the foregoing, and
H.    if reasonably requested by the Class D Funding Agent with respect to such Class D Conduit Assignee, the parties will execute and deliver such further agreements and documents and take such other actions as the Class D Funding Agent may reasonably request to evidence and give effect to the foregoing.
No assignment by any Class D Conduit Investor to a Class D Conduit Assignee of all or any portion of the Class D Investor Group Principal Amount with respect to such Class D Conduit Investor shall in any way diminish the obligation of the Class D Committed Note Purchasers in the same Class D Investor Group as such Class D Conduit Investor under Section 2.2 to fund any Class D Advance not funded by such Class D Conduit Investor or such Class D Conduit Assignee.

(iii)    Any Class D Conduit Investor and the Class D Committed Note Purchaser with respect to such Class D Conduit Investor (or, with respect to any Class D Investor Group without a Class D Conduit Investor, the related Class D Committed Note Purchaser) at any time may sell all or any part of their respective (or, with respect to a Class D Investor Group without a Class D Conduit Investor, its) rights and obligations under this Series 2013-A Supplement and the Class D Notes, with the prior written consent of HVF II, which consent shall not be unreasonably withheld, to a Class D Investor Group with respect to which each acquiring Class D Conduit Investor is a multi-seller commercial paper conduit, whose commercial paper has ratings of at least “A-2” from S&P and “P2” from Moody’s and that includes one or more financial institutions providing support to such multi-seller commercial paper conduit (a “Class D Acquiring Investor Group”) pursuant to a transfer supplement, substantially in the form of Exhibit H-4 (the “Class D Investor Group Supplement”), executed by such Class D Acquiring Investor Group, the Class D Funding Agent with respect to such Class D Acquiring Investor Group (including each Class D Conduit Investor (if any) and the Class D Committed Note Purchasers with respect to such Class D Investor Group), such assigning Class D Conduit Investor and the Class D Committed Note Purchasers with respect to such Class D Conduit Investor, the Class D Funding Agent with respect to such assigning Class D Conduit Investor and Class D Committed Note Purchasers and HVF II and delivered to the Administrative Agent; provided that, the consent of HVF II to any such assignment shall not be required after the occurrence and during the continuance of an Amortization Event with respect to the Series 2013-A Notes; provided further that HVF II may withhold its consent in its sole and absolute discretion (and such withholding shall be deemed reasonable) to an assignment to a potential Class D Acquiring Investor Group that (a) has ratings of at least “A-2” from S&P and “P2” by Moody’s, but does not have ratings of at least “A-1” from S&P or “P1” by Moody’s if such assignment will result in a material increase in HVF II’s costs of financing with respect to the applicable Class D Notes or (b) is a Disqualified Party.
(iv)    Any Class D Committed Note Purchaser may, in the ordinary course of its business and in accordance with applicable law, at any time sell to one or more financial institutions or other entities (“Class D Participants”) participations in its Class D Committed Note Purchaser Percentage of the Class D Maximum Investor Group Principal Amount with respect to it and the other Class D Committed Note Purchasers included in the related Class D Investor Group, its Class D Note and its rights hereunder (or, in each case, a portion thereof) pursuant to documentation in form and substance satisfactory to such Class D Committed Note Purchaser and the Class D Participant; provided, however, that (i) in the event of any such sale by a Class D Committed Note Purchaser to a Class D Participant, (A) such Class D Committed Note Purchaser’s obligations under this Series 2013-A Supplement shall remain unchanged, (B) such Class D Committed Note Purchaser shall remain solely responsible for the performance thereof and (C) HVF II and the Administrative Agent shall continue to deal solely and directly with such Class D Committed Note Purchaser in connection with its rights and obligations under this Series 2013-A Supplement, (ii) no Class D Committed Note Purchaser shall sell any participating interest under which the Class D Participant shall have any right to approve, veto, consent, waive or otherwise influence any approval, consent or waiver of such Class D Committed Note Purchaser with respect to any amendment, consent or waiver with respect to this Series 2013-A Supplement or any other Series 2013-A Related Document, except to the extent that the approval of such amendment, consent or waiver otherwise would require the unanimous consent of all Class D Committed Note Purchasers hereunder, and (iii) no Class D Committed Note Purchaser shall sell any participating interest to any Disqualified Party. A Class D Participant shall have the right to receive reimbursement for amounts due pursuant to each Specified Cost Section but only to the extent that the related selling Class D Committed Note Purchaser would have had such right absent the sale of the related participation and, with respect to amounts due pursuant to Section 3.8, only to the extent such Class D Participant shall have complied with the provisions of Section 3.8 as if such Class D Participant were a Class D Committed Note Purchaser. Each such Class D Participant shall be deemed to have agreed to the provisions set forth in Section 3.10 as if such Class D Participant were a Class D Committed Note Purchaser.
(v)    HVF II authorizes each Class D Committed Note Purchaser to disclose to any Class D Participant or Class D Acquiring Committed Note Purchaser (each, a “Class D Transferee”) and any prospective Class D Transferee any and all financial information in such Class D Committed Note Purchaser’s possession concerning HVF II, the Series 2013-A Collateral, the Group I Administrator and the Series 2013-A Related Documents that has been delivered to such Class D Committed Note Purchaser by HVF II in connection with such Class D Committed Note Purchaser’s credit evaluation of HVF II, the Series 2013-A Collateral and the Group I Administrator. For the avoidance of doubt, no Class D Committed Note Purchaser may disclose any of the foregoing information to any Class D Transferee who is a Disqualified Party without the prior written consent of an Authorized Officer of HVF II, which consent may be withheld for any reason in HVF II’s sole and absolute discretion.
(vi)    Notwithstanding any other provision set forth in this Series 2013-A Supplement, each Class D Conduit Investor or, if there is no Class D Conduit Investor with respect to any Class D Investor Group, the Class D Committed Note Purchaser with respect to such Class D Investor Group may at any time grant to one or more Class D Program Support Providers (or, in the case of a Class D Conduit Investor, to its related Class D Committed Note Purchaser) a participating interest in or lien on, or otherwise transfer and assign to one or more Class D Program Support Providers (or, in the case of a Class D Conduit Investor, to its related Class D Committed Note Purchaser), such Class D Conduit Investor’s or, if there is no Class D Conduit Investor with respect to any Class D Investor Group, the related Class D Committed Note Purchaser’s interests in the

Class D Advances made hereunder and such Class D Program Support Provider (or such Class D Committed Note Purchaser, as the case may be), with respect to its participating or assigned interest, shall be entitled to the benefits granted to such Class D Conduit Investor or Class D Committed Note Purchaser, as applicable, under this Series 2013-A Supplement.
(vii)    Notwithstanding any other provision set forth in this Series 2013-A Supplement, each Class D Conduit Investor may at any time, without the consent of HVF II, transfer and assign all or a portion of its rights in the Class D Notes (and its rights hereunder and under other Series 2013-A Related Documents) to its related Class D Committed Note Purchaser. Furthermore, each Class D Conduit Investor may at any time grant a security interest in and lien on, all or any portion of its interests under this Series 2013-A Supplement, its Class D Note and each other Series 2013-A Related Document to (i) its related Class D Committed Note Purchaser, (ii) its Class D Funding Agent, (iii) any Class D Program Support Provider who, at any time now or in the future, provides program liquidity or credit enhancement, including an insurance policy for such Class D Conduit Investor relating to the Class D Commercial Paper or the Class D Notes, (iv) any other Person who, at any time now or in the future, provides liquidity or credit enhancement for the Class D Conduit Investors, including an insurance policy relating to the Class D Commercial Paper or the Class D Notes or (v) any collateral trustee or collateral agent for any of the foregoing; provided, however, any such security interest or lien shall be released upon assignment of its Class D Note to its related Class D Committed Note Purchaser. Each Class D Committed Note Purchaser may assign its Class D Commitment, or all or any portion of its interest under its Class D Note, this Series 2013-A Supplement and each other Series 2013-A Related Document to any Person with the prior written consent of HVF II, such consent not to be unreasonably withheld; provided that, HVF II may withhold its consent in its sole and absolute discretion (and such withholding shall be deemed reasonable) to an assignment to any Person that is a Disqualified Party. Notwithstanding any other provisions set forth in this Series 2013-A Supplement, each Class D Committed Note Purchaser may at any time create a security interest in all or any portion of its rights under this Series 2013-A Supplement, its Class D Note and the Series 2013-A Related Document in favor of any Federal Reserve Bank in accordance with Regulation A of the Board of Governors of the Federal Reserve System or any similar foreign entity.
(e)    Class RR Assignments.
(i)    Subject to compliance with the US Risk Retention Rule, upon receipt of a Tax Opinion, delivered to HVF II and the Trustee, any Class RR Committed Note Purchaser may at any time sell all or any part of its rights and obligations under this Series 2013-A Supplement and the Class RR Notes, with the prior written consent of HVF II, which consent shall not be unreasonably withheld, to one or more assignees (a “Class RR Acquiring Committed Note

Purchaser”) pursuant to an assignment and assumption agreement, substantially in the form of Exhibit G-5 (the “Class RR Assignment and Assumption Agreement”), executed by such Class RR Acquiring Committed Note Purchaser, such assigning Class RR Committed Note Purchaser and HVF II and delivered to the Administrative Agent; provided that, the consent of HVF II to any such assignment shall not be required (A) after the occurrence and during the continuance of an Amortization Event with respect to the Series 2013-A Notes or (B) if such Class RR Acquiring Committed Note Purchaser is an Affiliate of such assigning Class RR Committed Note Purchaser; provided further, that HVF II may withhold its consent in its sole and absolute discretion (and such withholding shall be deemed reasonable) to an assignment to a potential Class RR Acquiring Committed Note Purchaser that is a Disqualified Party.
(ii)    HVF II authorizes each Class RR Committed Note Purchaser to disclose to any Class RR Acquiring Committed Note Purchaser (each, a “Class RR Transferee”) and any prospective Class RR Transferee any and all financial information in such Class RR Committed Note Purchaser’s possession concerning HVF II, the Series 2013-A Collateral, the Group I Administrator and the Series 2013-A Related Documents that has been delivered to such Class RR Committed Note Purchaser by HVF II in connection with such Class RR Committed Note Purchaser’s credit evaluation of HVF II, the Series 2013-A Collateral and the Group I Administrator. For the avoidance of doubt, no Class RR Committed Note Purchaser may disclose any of the foregoing information to any Class RR Transferee who is a Disqualified Party without the prior written consent of an Authorized Officer of HVF II, which consent may be withheld for any reason in HVF II’s sole and absolute discretion.
ARTICLE X
THE ADMINISTRATIVE AGENT
Section 10.1.    Authorization and Action of the Administrative Agent. Each of the Class A Conduit Investors, the Class A Committed Note Purchasers and the Class A Funding Agents has designated and appointed Deutsche Bank AG, New York Branch as the Administrative Agent under the Fifth Series 2013-A Supplement and affirms such designation and appointment hereunder, and hereby authorizes the Administrative Agent to take such actions as agent on their behalf and to exercise such powers as are delegated to the Administrative Agent by the terms of this Series 2013-A Supplement together with such powers as are reasonably incidental thereto. Each of the Class B Conduit Investors, the Class B Committed Note Purchasers and the Class B Funding Agents hereby designates and appoints Deutsche Bank AG, New York Branch as the Administrative Agent hereunder, and hereby authorizes the Administrative Agent to take such actions as agent on their behalf and to exercise such powers as are delegated to the Administrative Agent by the terms of this Series 2013-A Supplement together with such powers as are reasonably incidental thereto. Each of the Class C Conduit Investors, the Class C

Committed Note Purchasers and the Class C Funding Agents hereby designates and appoints Deutsche Bank AG, New York Branch as the Administrative Agent hereunder, and hereby authorizes the Administrative Agent to take such actions as agent on their behalf and to exercise such powers as are delegated to the Administrative Agent by the terms of this Series 2013-A Supplement together with such powers as are reasonably incidental thereto. Each of the Class D Conduit Investors, the Class D Committed Note Purchasers and the Class D Funding Agents hereby designates and appoints Deutsche Bank AG, New York Branch as the Administrative Agent hereunder, and hereby authorizes the Administrative Agent to take such actions as agent on their behalf and to exercise such powers as are delegated to the Administrative Agent by the terms of this Series 2013-A Supplement together with such powers as are reasonably incidental thereto. The Class RR Committed Note Purchaser hereby designates and appoints Deutsche Bank AG, New York Branch as the Administrative Agent hereunder, and hereby authorizes the Administrative Agent to take such actions as agent on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms of this Series 2013-A Supplement together with such powers as are reasonably incidental thereto. The Administrative Agent shall not have any duties or responsibilities, except those expressly set forth herein, or any fiduciary relationship with any Conduit Investor, any Committed Note Purchaser, or any Funding Agent, and no implied covenants, functions, responsibilities, duties, obligations or liabilities on the part of the Administrative Agent shall be read into this Series 2013-A Supplement or otherwise exist for the Administrative Agent. In performing its functions and duties hereunder, the Administrative Agent shall act solely as agent for the Conduit Investors, the Committed Note Purchasers and the Funding Agents and does not assume nor shall it be deemed to have assumed any obligation or relationship of trust or agency with or for HVF II or any of its successors or assigns. The Administrative Agent shall not be required to take any action that exposes the Administrative Agent to personal liability or that is contrary to this Series 2013-A Supplement or applicable law. The appointment and authority of the Administrative Agent hereunder shall terminate upon the indefeasible payment in full of the Series 2013-A Notes and all other amounts owed by HVF II hereunder to each of the Class A Investor Groups, the Class B Investor Groups, the Class C Investor Groups, the Class D Investor Groups and the Class RR Committed Note Purchaser (the “Aggregate Unpaids”).
Section 10.2.    Delegation of Duties. The Administrative Agent may execute any of its duties under this Series 2013-A Supplement by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Administrative Agent shall not be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by it with reasonable care.
Section 10.3.    Exculpatory Provisions. Neither the Administrative Agent nor any of its directors, officers, agents or employees shall be (a) liable for any action lawfully taken or omitted to be taken by it or them under or in connection with this Series 2013-A Supplement (except for its, their or such Person’s own gross negligence or willful misconduct), or (b) responsible in any manner to any Conduit Investor, any Committed Note Purchaser or any Funding Agent for any recitals, statements, representations or warranties made by HVF II contained in this Series 2013-A Supplement or in any certificate, report, statement or other document referred to or provided for in, or received under or in connection with, this Series

2013-A Supplement for the due execution, legality, value, validity, effectiveness, genuineness, enforceability or sufficiency of this Series 2013-A Supplement or any other document furnished in connection herewith, or for any failure of HVF II to perform its obligations hereunder, or for the satisfaction of any condition specified in Article II. The Administrative Agent shall not be under any obligation to any Conduit Investor, any Committed Note Purchaser or any Funding Agent to ascertain or to inquire as to the observance or performance of any of the agreements or covenants contained in, or conditions of, this Series 2013-A Supplement, or to inspect the properties, books or records of HVF II. The Administrative Agent shall not be deemed to have knowledge of any Amortization Event, Potential Amortization Event or Series 2013-A Liquidation Event unless the Administrative Agent has received notice from HVF II, any Conduit Investor, any Committed Note Purchaser or any Funding Agent.
Section 10.4.    Reliance. The Administrative Agent shall in all cases be entitled to rely, and shall be fully protected in relying, upon any document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel, independent accountants and other experts selected by the Administrative Agent. The Administrative Agent shall in all cases be fully justified in failing or refusing to take any action under this Series 2013-A Supplement or any other document furnished in connection herewith unless it shall first receive such advice or concurrence of any Conduit Investor, any Committed Note Purchaser or any Funding Agent as it deems appropriate or it shall first be indemnified to its satisfaction by any Conduit Investor, any Committed Note Purchaser or any Funding Agent, provided that, unless and until the Administrative Agent shall have received such advice, the Administrative Agent may take or refrain from taking any action, as the Administrative Agent shall deem advisable and in the best interests of the Conduit Investors, the Committed Note Purchasers and the Funding Agents. The Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, in accordance with a request of the Series 2013-A Required Noteholders and such request and any action taken or failure to act pursuant thereto shall be binding upon the Conduit Investors, the Committed Note Purchasers and the Funding Agents.
Section 10.5.    Non-Reliance on the Administrative Agent and Other Purchasers. Each of the Conduit Investors, the Committed Note Purchasers and the Funding Agents expressly acknowledge that neither the Administrative Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or affiliates has made any representations or warranties to it and that no act by the Administrative Agent hereafter taken, including any review of the affairs of HVF II, shall be deemed to constitute any representation or warranty by the Administrative Agent. Each of the Conduit Investors, the Committed Note Purchasers and the Funding Agents represent and warrant to the Administrative Agent that they have and will, independently and without reliance upon the Administrative Agent and based on such documents and information as they have deemed appropriate, made their own appraisal of and investigation into the business, operations, property, prospects, financial and other conditions and creditworthiness of HVF II and made its own decision to enter into this Series 2013-A Supplement.
Section 10.6.    The Administrative Agent in its Individual Capacity. The Administrative Agent and any of its Affiliates may purchase, hold and transfer, as the case may be, Class A

Notes, Class B Notes, Class C Notes and Class D Notes and may otherwise make loans to, accept deposits from, and generally engage in any kind of business with HVF II or any Affiliate of HVF II as though the Administrative Agent were not the Administrative Agent hereunder.
Section 10.7.    Successor Administrative Agent. The Administrative Agent may, upon thirty (30) days’ notice to HVF II and each of the Conduit Investors, the Committed Note Purchasers and the Funding Agents, and the Administrative Agent will, upon the direction of the Series 2013-A Required Noteholders, resign as Administrative Agent. If the Administrative Agent shall resign, then the Investor Groups, during such 30‑day period, shall appoint an Affiliate of a member of the Investor Groups as a successor agent. If for any reason no successor Administrative Agent is appointed by the Investor Groups during such 30‑day period, then effective upon the expiration of such 30‑day period, HVF II for all purposes shall deal directly with the Funding Agents. After any retiring Administrative Agent’s resignation hereunder as Administrative Agent, the provisions of Section 11.4 and this Article X shall inure to its benefit as to any actions taken or omitted to be taken by it while it was the Administrative Agent under this Series 2013-A Supplement.
Section 10.8.    Authorization and Action of Funding Agents. Each Conduit Investor and each Committed Note Purchaser is hereby deemed to have designated and appointed the Funding Agent set forth next to such Conduit Investor’s name, or if there is no Conduit Investor with respect to any Investor Group, the Committed Note Purchaser’s name with respect to such Investor Group, on Schedule II, Schedule IV, Schedule V or Schedule VI hereto, as applicable, as the agent of such Person hereunder, and hereby authorizes such Funding Agent to take such actions as agent on its behalf and to exercise such powers as are delegated to such Funding Agent by the terms of this Series 2013-A Supplement together with such powers as are reasonably incidental thereto. Each Funding Agent shall not have any duties or responsibilities, except those expressly set forth herein, or any fiduciary relationship with the related Investor Group, and no implied covenants, functions, responsibilities, duties, obligations or liabilities on the part of such Funding Agent shall be read into this Series 2013-A Supplement or otherwise exist for such Funding Agent. In performing its functions and duties hereunder, each Funding Agent shall act solely as agent for the related Investor Group and does not assume nor shall it be deemed to have assumed any obligation or relationship of trust or agency with or for HVF II or any of its successors or assigns. Each Funding Agent shall not be required to take any action that exposes such Funding Agent to personal liability or that is contrary to this Series 2013-A Supplement or Applicable Law. The appointment and authority of the Funding Agent hereunder shall terminate upon the indefeasible payment in full of the Aggregate Unpaids.
Section 10.9.    Delegation of Duties. Each Funding Agent may execute any of its duties under this Series 2013-A Supplement by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. Each Funding Agent shall not be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by it with reasonable care.
Section 10.10.    Exculpatory Provisions. Neither any Funding Agent nor any of their directors, officers, agents or employees shall be (a) liable for any action lawfully taken or omitted to be taken by it or them under or in connection with this Series 2013-A Supplement (except for its, their or such Person’s own gross negligence or willful misconduct), or (b) responsible in any manner to the related Investor Group for any recitals, statements, representations or warranties made by HVF II contained in this Series 2013-A Supplement or in any certificate, report, statement or other document referred to or provided for in, or received under or in connection with, this Series 2013-A Supplement, or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Series 2013-A Supplement or any other document furnished in connection herewith, or for any failure of HVF II to perform its obligations hereunder, or for the satisfaction of any condition specified in Article II. No Funding Agent shall be under any obligation to its related Investor Group to ascertain or to inquire as to the observance or performance of any of the agreements or covenants contained in, or conditions of, this Series 2013-A Supplement, or to inspect the properties, books or records of HVF II. No Funding Agent shall be deemed to have knowledge of any Amortization Event, Potential Amortization Event or Series 2013-A Liquidation Event, unless such Funding Agent has received notice from HVF II (or any agent or designee thereof) or its related Investor Group.
Section 10.11.    Reliance. Each Funding Agent shall in all cases be entitled to rely, and shall be fully protected in relying, upon any document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of the Administrative Agent and legal counsel independent accountants and other experts selected by such Funding Agent. Each Funding Agent shall in all cases be fully justified in failing or refusing to take any action under this Series 2013-A Supplement or any other document furnished in connection herewith unless it shall first receive such advice or concurrence of the related Investor Group as it deems appropriate or it shall first be indemnified to its satisfaction by the related Investor Group, provided that, unless and until such Funding Agent shall have received such advice, such Funding Agent may take or refrain from taking any action, as such Funding Agent shall deem advisable and in the best interests of the related Investor Group. Each Funding Agent shall in all cases be fully protected in acting, or in refraining from acting, in accordance with a request of the related Investor Group and such request and any action taken or failure to act pursuant thereto shall be binding upon its related Investor Group.
Section 10.12.    Non-Reliance on the Funding Agent and Other Purchasers. Each Investor Group expressly acknowledges that neither its related Funding Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or affiliates has made any representations or warranties to it and that no act by such Funding Agent hereafter taken, including any review of the affairs of HVF II, shall be deemed to constitute any representation or warranty by such Funding Agent. Each Investor Group represents and warrants to its related Funding Agent that it has and will, independently and without reliance upon such Funding Agent and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, prospects, financial and other conditions and creditworthiness of HVF II and made its own decision to enter into Series 2013-A Supplement.
Section 10.13.    The Funding Agent in its Individual Capacity. Each Funding Agent and any of its Affiliates may purchase, hold and transfer, as the case may be, Class A Notes, Class B

Notes, Class C Notes and Class D Notes and may otherwise make loans to, accept deposits from, and generally engage in any kind of business with HVF II or any Affiliate of HVF II as though such Funding Agent were not a Funding Agent hereunder.
Section 10.14.    Successor Funding Agent. Each Funding Agent will, upon the direction of its related Investor Group, resign as such Funding Agent. If such Funding Agent shall resign, then the related Investor Group shall appoint an Affiliate of a member of its related Investor Group as a successor agent. If for any reason no successor Funding Agent is appointed by the related Investor Group, then effective upon the resignation of such Funding Agent, HVF II for all purposes shall deal directly with such Investor Group. After any retiring Funding Agent’s resignation hereunder as Funding Agent, subject to the limitations set forth herein, the provisions of Section 11.4 and this Article X shall inure to its benefit as to any actions taken or omitted to be taken by it while it was the Funding Agent under this Series 2013-A Supplement.
ARTICLE XI
GENERAL
Section 11.1.    Optional Repurchase of the Series 2013-A Notes.
(a)    Optional Repurchase of the Class A Notes. The Class A Notes shall be subject to repurchase (in whole) by HVF II at its option, upon three (3) Business Days’ prior written notice to the Trustee at any time.  The repurchase price for any Class A Note (in each case, the “Class A Note Repurchase Amount”) shall equal the sum of:
(i)    the Class A Principal Amount of such Class A Notes (determined after giving effect to any payments of principal and interest on the Payment Date immediately preceding the date of purchase pursuant to this Section 11.1(a)), plus
(ii)    all accrued and unpaid interest on such Class A Notes through such date of repurchase under this Section 11.1(a)) (and, with respect to the portion of such principal balance that was funded with Class A Commercial Paper issued at a discount, all accrued and unpaid discount on such Class A Commercial Paper from the issuance date(s) thereof to the date of repurchase under this Section 11.1(a) and the aggregate discount to accrue on such Class A Commercial Paper from the date of repurchase under this Section 11.1(a) to the next succeeding Payment Date); plus
(iii)    all associated breakage costs payable as a result of such repurchase (calculated in accordance with Section 3.6); and
(iv)    any other amounts then due and payable to the holders of such Class A Notes pursuant hereto.

(b)    Optional Repurchase of the Class B Notes. The Class B Notes shall be subject to repurchase (in whole) by HVF II at its option, upon three (3) Business Days’ prior written notice to the Trustee at any time; provided that, during the continuance of an Amortization Event or Potential Amortization Event (as notified to the Trustee pursuant to Section 8.3 of the Group I Supplement), in either case with respect to the Series 2013-A Notes, any repurchase of the Class B Notes pursuant to this Section 11.1(b) shall be subject to the condition that no Class A Notes remain Outstanding immediately after giving effect to such repurchase.  The repurchase price for any Class B Note (in each case, the “Class B Note Repurchase Amount”) shall equal the sum of:
(i)    the Class B Principal Amount of such Class B Notes (determined after giving effect to any payments of principal and interest on the Payment Date immediately preceding the date of purchase pursuant to this Section 11.1(b)), plus
(ii)    all accrued and unpaid interest on such Class B Notes through such date of repurchase under this Section 11.1(b)) (and, with respect to the portion of such principal balance that was funded with Class B Commercial Paper issued at a discount, all accrued and unpaid discount on such Class B Commercial Paper from the issuance date(s) thereof to the date of repurchase under this Section 11.1(b) and the aggregate discount to accrue on such Class B Commercial Paper from the date of repurchase under this Section 11.1(b) to the next succeeding Payment Date); plus
(iii)    all associated breakage costs payable as a result of such repurchase (calculated in accordance with Section 3.6); and
(iv)    any other amounts then due and payable to the holders of such Class B Notes pursuant hereto.
(c)    Optional Repurchase of the Class C Notes. The Class C Notes shall be subject to repurchase (in whole) by HVF II at its option, upon three (3) Business Days’ prior written notice to the Trustee at any time; provided that, during the continuance of an Amortization Event or Potential Amortization Event (as notified to the Trustee pursuant to Section 8.3 of the Group I Supplement), in either case with respect to the Series 2013-A Notes, any repurchase of the Class C Notes pursuant to this Section 11.1(c) shall be subject to the condition that no Class A Notes or Class B Notes remain Outstanding immediately after giving effect to such repurchase.  The repurchase price for any Class C Note (in each case, the “Class C Note Repurchase Amount”) shall equal the sum of:
(i)    the Class C Principal Amount of such Class C Notes (determined after giving effect to any payments of principal and interest on the Payment Date immediately preceding the date of purchase pursuant to this Section 11.1(c)), plus
(ii)    all accrued and unpaid interest on such Class C Notes through such date of repurchase under this Section 11.1(c)) (and, with respect to the portion of such principal balance that was funded with Class C Commercial Paper issued at a discount, all accrued and unpaid discount on such Class C Commercial Paper from the issuance date(s) thereof to the date of repurchase under this Section 11.1(c) and the aggregate discount to accrue on such Class C Commercial Paper from the date of repurchase under this Section 11.1(c) to the next succeeding Payment Date); plus
(iii)    all associated breakage costs payable as a result of such repurchase (calculated in accordance with Section 3.6); and
(iv)    any other amounts then due and payable to the holders of such Class C Notes pursuant hereto
(d)    Optional Repurchase of the Class D Notes. The Class D Notes shall be subject to repurchase (in whole) by HVF II at its option, upon three (3) Business Days’ prior written notice to the Trustee at any time; provided that, during the continuance of an Amortization Event or Potential Amortization Event (as notified to the Trustee pursuant to Section 8.3 of the Group I Supplement), in either case with respect to the Series 2013-A Notes, any repurchase of the Class D Notes pursuant to this Section 11.1(d) shall be subject to the condition that no Class A Notes, Class B Notes or Class C Notes remain Outstanding immediately after giving effect to such repurchase.  The repurchase price for any Class D Note (in each case, the “Class D Note Repurchase Amount”) shall equal the sum of:
(i)    the Class D Principal Amount of such Class D Notes (determined after giving effect to any payments of principal and interest on the Payment Date immediately preceding the date of purchase pursuant to this Section 11.1(d)), plus
(ii)    all accrued and unpaid interest on such Class D Notes through such date of repurchase under this Section 11.1(d)) (and, with respect to the portion of such principal balance that was funded with Class D Commercial Paper issued at a discount, all accrued and unpaid discount on such Class D Commercial Paper from the issuance date(s) thereof to the date of repurchase under this Section 11.1(d) and the aggregate discount to accrue on such Class D Commercial Paper from the date of repurchase under this Section 11.1(d) to the next succeeding Payment Date); plus
(iii)    all associated breakage costs payable as a result of such repurchase (calculated in accordance with Section 3.6); and
(iv)    any other amounts then due and payable to the holders of such Class D Notes pursuant hereto.
(e)    Optional Repurchase of the Class RR Notes. Subject to compliance with the US Risk Retention Rule, the Class RR Notes shall be subject to repurchase (in whole) by HVF II at its option, upon three (3) Business Days’ prior written notice to the Trustee at any time; provided that, during the continuance of an Amortization Event or Potential Amortization Event (as notified to the Trustee pursuant to Section 8.3 of the Group I Supplement), in either case with respect to the Series 2013-A Notes, any repurchase of the Class RR Notes pursuant to this Section 11.1(e) shall be subject to the condition that no Class A Notes, Class B Notes, Class C Notes or Class D Notes remain Outstanding immediately after giving effect to such repurchase.  The repurchase price for any Class RR Note (in each case, the “Class RR Note Repurchase Amount”) shall equal the sum of:
(i)    the Class RR Principal Amount of such Class RR Notes (determined after giving effect to any payments of principal and interest on the Payment Date immediately preceding the date of purchase pursuant to this Section 11.1(e)), plus
(ii)    all accrued and unpaid interest on such Class RR Notes through such date of repurchase under this Section 11.1(e)); plus
(iii)    all associated breakage costs payable as a result of such repurchase (calculated in accordance with Section 3.6); and
(iv)    any other amounts then due and payable to the holders of such Class RR Notes pursuant hereto.
Section 11.2.    Information.
On or before the fourth Business Day prior to each Payment Date (unless otherwise agreed to by the Trustee), HVF II shall furnish to the Trustee a Monthly Noteholders’ Statement with respect to the Series 2013-A Notes setting forth the following information (including reasonable detail of the materially constituent terms thereof, as determined by HVF II) in any reasonable format:

•	Aggregate Group I Principal Amount

•	Class A Monthly Interest Amount

•	Class A Principal Amount

•	Class A/B/C Adjusted Principal Amount

•	Class A/B/C/D Adjusted Asset Coverage Threshold Amount

•	Class A/B/C/D Adjusted Principal Amount

•	Class B Monthly Interest Amount

•	Class B Principal Amount

•	Class C Monthly Interest Amount

•	Class C Principal Amount

•	Class D Monthly Interest Amount

•	Class D Principal Amount

•	Class RR Monthly Interest Amount

•	Class RR Principal Amount

•	Series 2013-A Available L/C Cash Collateral Account Amount

•	Series 2013-A Available Reserve Account Amount

•	Series 2013-A Letter of Credit Amount

•	Series 2013-A Letter of Credit Liquidity Amount

•	Series 2013-A Liquid Enhancement Amount

•	Series 2013-A Principal Amount

•	Series 2013-A Required Liquid Enhancement Amount

•	Series 2013-A Required Reserve Account Amount

•	Series 2013-A Reserve Account Deficiency Amount

•	Determination Date

•	Group I Aggregate Asset Amount

•	Group I Aggregate Asset Amount Deficiency

•	Group I Aggregate Asset Coverage Threshold Amount

•	Group I Asset Coverage Threshold Amount

•	Group I Carrying Charges

•	Group I Cash Amount

•	Group I Collections

•	Group I Due and Unpaid Lease Payment Amount

•	Group I Interest Collections

•	Group I Percentage

•	Group I Principal Collections

•	HVF Series 2013-G1 Advance Rate

•	HVF Series 2013-G1 Aggregate Asset Amount

•	HVF Series 2013-G1 Asset Coverage Threshold Amount

•	Payment Date

•	Series 2013-A Accrued Amounts

•	Series 2013-A Adjusted Asset Coverage Threshold Amount

•	Series 2013-A Asset Amount

•	Series 2013-A Asset Coverage Threshold Amount

•	Class A/B/C Blended Advance Rate

•	Class D Blended Advance Rate

•	Class RR Blended Advance Rate

•	Series 2013-A Capped Group I Administrator Fee Amount

•	Series 2013-A Capped Group I HVF II Operating Expense Amount

•	Series 2013-A Capped Group I Trustee Fee Amount

•	Class A/B/C Adjusted Advance Rate

•	Class D Adjusted Advance Rate

•	Class RR Adjusted Advance Rate

•	Class A/B/C Concentration Adjusted Advance Rate

•	Class D Concentration Adjusted Advance Rate

•	Class RR Concentration Adjusted Advance Rate

•	Class A/B/C Concentration Excess Advance Rate Adjustment

•	Class D Concentration Excess Advance Rate Adjustment

•	Class RR Concentration Excess Advance Rate Adjustment

•	Class A/B/C MTM/DT Advance Rate Adjustment

•	Class D MTM/DT Advance Rate Adjustment

•	Class RR MTM/DT Advance Rate Adjustment

•	Series 2013-A Concentration Excess Amount

•	Series 2013-A Eligible Investment Grade Non-Program Vehicle Amount

•	Series 2013-A Eligible Investment Grade Program Receivable Amount

•	Series 2013-A Eligible Investment Grade Program Vehicle Amount

•	Series 2013-A Eligible Non-Investment Grade (High) Program Receivable Amount

•	Series 2013-A Eligible Non-Investment Grade (Low) Program Receivable Amount

•	Series 2013-A Eligible Non-Investment Grade Non-Program Vehicle Amount

•	Series 2013-A Eligible Non-Investment Grade Program Vehicle Amount

•	Series 2013-A Manufacturer Concentration Excess Amount

•	Series 2013-A Non-Investment Grade (High) Program Receivable Concentration Excess Amount

•	Series 2013-A Non-Liened Vehicle Concentration Excess Amount

•	Series 2013-A Remainder AAA Amount

•	Series 2013-A Excess Group I Administrator Fee Amount

•	Series 2013-A Excess Group I HVF II Operating Expense Amount

•	Series 2013-A Excess Group I Trustee Fee Amount

•	Series 2013-A Failure Percentage

•	Series 2013-A Floating Allocation Percentage

•	Series 2013-A Group I Administrator Fee Amount

•	Series 2013-A Group I Trustee Fee Amount

•	Series 2013-A Interest Period

•	Series 2013-A Invested Percentage

•	Series 2013-A Market Value Average

•	Series 2013-A Non-Liened Vehicle Amount

•	Series 2013-A Non-Program Fleet Market Value

•	Series 2013-A Non-Program Vehicle Disposition Proceeds Percentage Average

•	Series 2013-A Percentage

•	Series 2013-A Principal Amount

•	Series 2013-A Principal Collection Account Amount

•	Series 2013-A Rapid Amortization Period
The Trustee shall provide to the Series 2013-A Noteholders, or their designated agent, copies of each Monthly Noteholders’ Statement.
Section 11.3.    Confidentiality. Each Committed Note Purchaser, each Conduit Investor, each Funding Agent and the Administrative Agent agrees that it shall not disclose any Confidential Information to any Person without the prior written consent of HVF II, which such consent must be evident in a writing signed by an Authorized Officer of HVF II, other than (a) to their Affiliates and their officers, directors, employees, agents and advisors (including legal counsel and accountants) and to actual or prospective assignees and participants, and then only on a confidential basis and excluding any Affiliate, its officers, directors, employees, agents and advisors (including legal counsel and accountants), any prospective assignee and any participant, in each case that is a Disqualified Party, (b) as required by a court or administrative order or decree, or required by any governmental or regulatory authority or self-regulatory organization or required by any statute, law, rule or regulation or judicial process (including any subpoena or similar legal process), (c) to any Rating Agency providing a rating for the Series 2013-A Notes or any Series 2013-A Commercial Paper or any other nationally-recognized rating agency that requires access to information to effect compliance with any disclosure obligations under applicable laws or regulations, (d) in the course of litigation with HVF II, the Group I Administrator or Hertz, (e) to any Series 2013-A Noteholder, any Committed Note Purchaser, any Conduit Investor, any Funding Agent or the Administrative Agent, (f) to any Person acting as a placement agent or dealer with respect to any commercial paper (provided that any Confidential Information provided to any such placement agent or dealer does not reveal the identity of HVF II or any of its Affiliates), (g) on a confidential basis, to any provider of credit enhancement or liquidity to any Conduit Investor, or (h) to any Person to the extent such Committed Note Purchaser, Conduit Investor, Funding Agent or the Administrative Agent reasonably determines such disclosure is necessary in connection with the enforcement or for the defense of the rights and remedies under the Series 2013-A Notes or the Series 2013-A Related Documents.
Section 11.4.    Payment of Costs and Expenses; Indemnification.
(a)    Payment of Costs and Expenses. Upon written demand from the Administrative Agent, any Funding Agent, any Conduit Investor or any Committed Note Purchaser, HVF II agrees to pay on the Payment Date immediately following HVF II’s receipt of such written demand all reasonable expenses of the Administrative Agent, such Funding Agent, such Conduit Investor and/or such Committed Note Purchaser, as applicable (including the reasonable fees and out-of-pocket expenses of counsel to each Conduit Investor and each Committed Note Purchaser, if any, as well as the fees and expenses of the rating agencies providing a rating in respect of any Series 2013-A Commercial Paper) in connection with
(i)    the negotiation, preparation, execution, delivery and administration of this Series 2013-A Supplement and of each other Series 2013-A Related Document, including schedules and exhibits, and any liquidity, credit enhancement or insurance documents of a Program Support Provider with respect to a Conduit Investor relating to the Series 2013-A Notes and any amendments, waivers, consents, supplements or other modifications to this Series 2013-A Supplement and each other Series 2013-A Related Document, as may from time to time hereafter be proposed, whether or not the transactions contemplated hereby or thereby are consummated, and
(ii)    the consummation of the transactions contemplated by this Series 2013-A Supplement and each other Series 2013-A Related Document.
Upon written demand, HVF II further agrees to pay on the Payment Date immediately following such written demand, and to save the Administrative Agent, each Funding Agent, each Conduit Investor and each Committed Note Purchaser harmless from all liability for (i) any breach by HVF II of its obligations under this Series 2013-A Supplement and (ii) all reasonable costs incurred by the Administrative Agent, such Funding Agent, such Conduit Investor or such Committed Note Purchaser (including, the reasonable fees and out-of-pocket expenses of counsel to the Administrative Agent, such Funding Agent, such Conduit Investor and such Committed

Note Purchaser, if any) in enforcing this Series 2013-A Supplement. HVF II also agrees to reimburse the Administrative Agent, each Funding Agent, each Conduit Investor and each Committed Note Purchaser upon demand for all reasonable out-of-pocket expenses incurred by the Administrative Agent, such Funding Agent, such Conduit Investor or such Committed Note Purchaser (including, the reasonable fees and out-of-pocket expenses of counsel to the Administrative Agent, such Funding Agent, such Conduit Investor and such Committed Note Purchaser, if any and the reasonable fees and out-of-pocket expenses of any third-party servicers and disposition agents) in connection with (x) the negotiation of any restructuring or “work-out”, whether or not consummated, of the Series 2013-A Related Documents and (y) the enforcement of, or any waiver or amendment requested under or with respect to, this Series 2013-A Supplement or any other of the Series 2013-A Related Documents.
Notwithstanding the foregoing, HVF II shall have no obligation to reimburse any Committed Note Purchaser or Conduit Investor for any of the fees and/or expenses incurred by such Committed Note Purchaser and/or Conduit Investor with respect to its sale or assignment of all or any part of its respective rights and obligations under this Series 2013-A Supplement and the Series 2013-A Notes pursuant to Section 9.2 or 9.3.
(b)    Indemnification. In consideration of the execution and delivery of this Series 2013-A Supplement by the Conduit Investors and the Committed Note Purchasers, HVF II hereby indemnifies and holds each Conduit Investor and each Committed Note Purchaser and each of their officers, directors, employees and agents (collectively, the “Indemnified Parties”) harmless from and against any and all actions, causes of action, suits, losses, costs, liabilities and damages, and reasonable expenses incurred in connection therewith (irrespective of whether any such Indemnified Party is a party to the action for which indemnification hereunder is sought and including, any liability in connection with the offering and sale of the Series 2013-A Notes), including reasonable attorneys’ fees and disbursements (collectively, the “Indemnified Liabilities”), incurred by the Indemnified Parties or any of them (whether in prosecuting or defending against such actions, suits or claims) to the extent resulting from, or arising out of, or relating to
(i)    any transaction financed or to be financed in whole or in part, directly or indirectly, with the proceeds of any Advance; or
(ii)    the entering into and performance of this Series 2013-A Supplement and any other Series 2013-A Related Document by any of the Indemnified Parties,
except for any such Indemnified Liabilities arising for the account of a particular Indemnified Party by reason of the relevant Indemnified Party’s gross negligence or willful misconduct. If and to the extent that the foregoing undertaking may be unenforceable for any reason, HVF II hereby agrees to make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law. The indemnity set forth in this Section 11.4(b) shall in no event include indemnification for any taxes (which indemnification is provided in Section 3.8). HVF II shall give notice to the Rating Agencies of any claim for Indemnified Liabilities made under this Section.

(c)    Indemnification of the Administrative Agent and each Funding Agent.
(i)    In consideration of the execution and delivery of this Series 2013-A Supplement by the Administrative Agent and each Funding Agent, HVF II hereby indemnifies and holds the Administrative Agent and each Funding Agent and each of their respective officers, directors, employees and agents (collectively, the “Agent Indemnified Parties”) harmless from and against any and all actions, causes of action, suits, losses, costs, liabilities and damages, and reasonable expenses incurred in connection therewith (irrespective of whether any such Agent Indemnified Party is a party to the action for which indemnification hereunder is sought and including, any liability in connection with the offering and sale of the Series 2013-A Notes), including reasonable attorneys’ fees and disbursements (collectively, the “Agent Indemnified Liabilities”), incurred by the Agent Indemnified Parties or any of them (whether in prosecuting or defending against such actions, suits or claims) to the extent resulting from, or arising out of, or relating to the entering into and performance of this Series 2013-A Supplement and any other Series 2013-A Related Document by any of the Agent Indemnified Parties, except for any such Agent Indemnified Liabilities arising for the account of a particular Agent Indemnified Party by reason of the relevant Agent Indemnified Party’s gross negligence or willful misconduct. If and to the extent that the foregoing undertaking may be unenforceable for any reason, HVF II hereby agrees to make the maximum contribution to the payment and satisfaction of each of the Agent Indemnified Liabilities which is permissible under applicable law. The indemnity set forth in this Section 11.4(c)(i) shall in no event include indemnification for any taxes (which indemnification is provided in Section 3.8). HVF II shall give notice to the Rating Agencies of any claim for Agent Indemnified Liabilities made under this section.
(ii)    In consideration of the execution and delivery of this Series 2013-A Supplement by the Administrative Agent, each Committed Note Purchaser, ratably according to its respective Commitment, hereby indemnifies and holds the Administrative Agent and each of its officers, directors, employees and agents (collectively, the “Administrative Agent Indemnified Parties”) harmless from and against any and all actions, causes of action, suits, losses, costs, liabilities and damages, and reasonable expenses incurred in connection therewith (solely to the extent not reimbursed by or on behalf of HVF II) (irrespective of whether any such Administrative Agent Indemnified Party is a party to the action for which indemnification hereunder is sought and including, any liability in connection with the offering and sale of the Series 2013-A Notes), including reasonable attorneys’ fees and disbursements (collectively, the “Administrative Agent Indemnified Liabilities”), incurred by the Administrative Agent Indemnified Parties or any of them (whether in prosecuting or defending against such actions, suits or claims) to the extent resulting from, or arising out of, or relating to the entering into and performance of this Series 2013-A Supplement and any other Series 2013-A Related Document by any of the Administrative Agent Indemnified

Parties, except for any such Administrative Agent Indemnified Liabilities arising for the account of a particular Administrative Agent Indemnified Party by reason of the relevant Administrative Agent Indemnified Party’s gross negligence or willful misconduct. If and to the extent that the foregoing undertaking may be unenforceable for any reason, each Committed Note Purchaser hereby agrees to make the maximum contribution to the payment and satisfaction of each of the Administrative Agent Indemnified Liabilities which is permissible under applicable law. The indemnity set forth in this Section 11.4(c)(ii) shall in no event include indemnification for any taxes (which indemnification is provided in Section 3.8). Each Committed Note Purchaser shall give notice to the Rating Agencies of any claim for Administrative Agent Indemnified Liabilities made under this Section 11.4(c)(ii).
(d)    Priority. All amounts payable by HVF II pursuant to this Section 11.4 shall be paid in accordance with and subject to Section 5.3 or, at the option of HVF II, paid from any other source available to it.
Section 11.5.    Ratification of Group I Indenture. As supplemented by this Series 2013-A Supplement, the Group I Indenture is in all respects ratified and confirmed and the Group I Indenture as so supplemented by this Series 2013-A Supplement shall be read, taken, and construed as one and the same instrument (except as otherwise specified herein).
Section 11.6.    Notice to the Rating Agencies. The Trustee shall provide to each Funding Agent and each Rating Agency a copy of each notice to the Series 2013-A Noteholders, Opinion of Counsel and Officer’s Certificate delivered to the Trustee pursuant to this Series 2013-A Supplement or any other Group I Related Document. Each such Opinion of Counsel to be delivered to each Funding Agent shall be addressed to each Funding Agent, shall be from counsel reasonably acceptable to each Funding Agent and shall be in form and substance reasonably acceptable to each Funding Agent. The Trustee shall provide notice to each Rating Agency of any consent by the Series 2013-A Noteholders to the waiver of the occurrence of any Amortization Event with respect to the Series 2013-A Notes. All such notices, opinions, certificates or other items to be delivered to the Funding Agents shall be forwarded, simultaneously, to the address of each Funding Agent set forth on Exhibit O hereto. HVF II will provide each Rating Agency rating the Series 2013-A Notes with a copy of any operative Group I Manufacturer Program upon written request by such Rating Agency.
Section 11.7.    Third Party Beneficiary. Nothing in this Series 2013-A Supplement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto and their successors and assigns expressly permitted herein) any legal or equitable right, remedy or claim under or by reason of this Series 2013-A Supplement.
Section 11.8.    Counterparts. This Series 2013-A Supplement may be executed in any number of counterparts and by different parties hereto on separate counterparts, each of which counterparts, when so executed and delivered, shall be deemed to be an original and all of which counterparts, taken together, shall constitute one and the same Series 2013-A Supplement.

Section 11.9.    Governing Law. THIS SERIES 2013-A SUPPLEMENT, AND ALL MATTERS ARISING OUT OF OR RELATING TO THIS SERIES 2013-A SUPPLEMENT, SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE INTERNAL LAW OF THE STATE OF NEW YORK, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HERETO SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAW.
Section 11.10.    Amendments.
(a)    This Series 2013-A Supplement or any provision herein may be (i) amended in writing from time to time by HVF II and the Trustee, solely with the consent of the Series 2013-A Required Noteholders or (ii) waived in writing from time to time with the consent of the Series 2013-A Required Noteholders, unless otherwise expressly set forth herein; provided that, (w) if such amendment or waiver does not adversely affect the Class A Noteholders, as evidenced by an Officer’s Certificate of HVF II, then the Class A Principal Amount shall be excluded for purposes of obtaining such consent and for purposes of the related calculation of the Series 2013-A Required Noteholders, (x) if such amendment or waiver does not adversely affect the Class B Noteholders, as evidenced by an Officer’s Certificate of HVF II, then the Class B Principal Amount shall be excluded for purposes of obtaining such consent and for purposes of the related calculation of the Series 2013-A Required Noteholders, (y) if such amendment or waiver does not adversely affect the Class C Noteholders, as evidenced by an Officer’s Certificate of HVF II, then the Class C Principal Amount shall be excluded for purposes of obtaining such consent and for purposes of the related calculation of the Series 2013-A Required Noteholders, and (z) if such amendment or waiver does not adversely affect the Class D Noteholders, as evidenced by an Officer’s Certificate of HVF II, then the Class D Principal Amount shall be excluded for purposes of obtaining such consent and for purposes of the related calculation of the Series 2013-A Required Noteholders; provided further that, notwithstanding the foregoing clauses (i) and (ii) or the immediately preceding proviso,
(i)    without the consent of each Committed Note Purchaser and each Conduit Investor, no amendment or waiver shall:
A.    amend or modify the definition of “Required Controlling Class Series 2013-A Noteholders” or otherwise reduce the percentage of Series 2013-A Noteholders whose consent is required to take any particular action hereunder;
B.    extend the due date for, or reduce the amount of any scheduled repayment or prepayment of principal of or interest on any Series 2013-A Note (or reduce the principal amount of or rate of interest on any Series 2013-A Note or otherwise change the manner in which interest is calculated);
C.    extend the due date for, or reduce the amount of, any Class A Undrawn Fee, Class B Undrawn Fee, Class C Undrawn Fee or Class D Undrawn Fee payable hereunder;

D.    amend or modify Section 5.2, Section 5.3, Section 2.1(a), (d) or (e), Section 2.2, Section 2.3, Section 2.5, Section 3.1, Section 4.1, Section 5.4, Section 7.1 (for the avoidance of doubt, other than pursuant to any waiver effected pursuant to Section 7.1), Article IX, this Section 11.10, or Section (2) of Annex 2 or otherwise amend or modify any provision relating to the amendment or modification of this Series 2013-A Supplement or that pursuant to the Series 2013-A Related Documents, would require the consent of 100% of the Series 2013-A Noteholders or each Series 2013-A Noteholder affected by such amendment or modification;
E.    approve the assignment or transfer by HVF II of any of its rights or obligations hereunder;
F.    release HVF II from any obligation hereunder; or
G.    reduce, modify or amend any indemnities in favor of any Conduit Investors, Committed Note Purchasers or Funding Agents;
(ii)    without the consent of each Class A Committed Note Purchaser and each Class A Conduit Investor, no amendment or waiver shall:
A.    affect adversely the interests, rights or obligations of any Class A Conduit Investor or Class A Committed Note Purchaser individually in comparison to any other Class A Conduit Investor or Class A Committed Note Purchaser; or
B.    alter the pro rata treatment of payments to and Class A Advances by the Class A Noteholders, the Class A Conduit Investors and the Class A Committed Note Purchasers (including, for the avoidance of doubt, alterations that provide for any non-pro-rata payments to or Class A Advances by any Class A Noteholders, Class A Conduit Investors or Class A Committed Note Purchasers that are not expressly provided for as of the Sixth Restatement Effective Date);
(iii)    without the consent of each Class B Committed Note Purchaser and each Class B Conduit Investor, no amendment or waiver shall:
A.    affect adversely the interests, rights or obligations of any Class B Conduit Investor or Class B Committed Note Purchaser individually in comparison to any other Class B Conduit Investor or Class B Committed Note Purchaser;
B.    alter the pro rata treatment of payments to and Class B Advances by the Class B Noteholders, the Class B Conduit Investors and the Class B Committed Note Purchasers (including, for the avoidance of doubt, alterations that provide for any non-pro-rata payments to or Class B Advances by any Class

B Noteholders, Class B Conduit Investors or Class B Committed Note Purchasers that are not expressly provided for as of the Sixth Restatement Effective Date); or
C.    amend or modify Section 28 of Annex 2;
(iv)    without the consent of each Class C Committed Note Purchaser and each Class C Conduit Investor, no amendment or waiver shall:
A.    affect adversely the interests, rights or obligations of any Class C Conduit Investor or Class C Committed Note Purchaser individually in comparison to any other Class C Conduit Investor or Class C Committed Note Purchaser;
B.    alter the pro rata treatment of payments to and Class C Advances by the Class C Noteholders, the Class C Conduit Investors and the Class C Committed Note Purchasers (including, for the avoidance of doubt, alterations that provide for any non-pro-rata payments to or Class C Advances by any Class C Noteholders, Class C Conduit Investors or Class C Committed Note Purchasers that are not expressly provided for as of the Sixth Restatement Effective Date); or
C.    amend or modify Section 28 of Annex 2;
(v)    without the consent of each Class D Committed Note Purchaser and each Class D Conduit Investor, no amendment or waiver shall:
A.    affect adversely the interests, rights or obligations of any Class D Conduit Investor or Class D Committed Note Purchaser individually in comparison to any other Class D Conduit Investor or Class D Committed Note Purchaser;
B.    alter the pro rata treatment of payments to and Class D Advances by the Class D Noteholders, the Class D Conduit Investors and the Class D Committed Note Purchasers (including, for the avoidance of doubt, alterations that provide for any non-pro-rata payments to or Class D Advances by any Class D Noteholders, Class D Conduit Investors or Class D Committed Note Purchasers that are not expressly provided for as of the Sixth Restatement Effective Date); or
C.    amend or modify Section 28 of Annex 2.
(b)    Any amendment hereof can be effected without the Administrative Agent being party thereto; provided however, that no such amendment, modification or waiver of this Series 2013-A Supplement that affects the rights or duties of the Administrative Agent shall be effective unless the Administrative Agent shall have given its prior written consent thereto.
(c)    Any amendment to this Series 2013-A Supplement shall be subject to the satisfaction of the Series 2013-A Rating Agency Condition (unless otherwise consented to in writing by each Series 2013-A Noteholder).

(d)    Each amendment or other modification to this Series 2013-A Supplement shall be set forth in a Series 2013-A Supplemental Indenture. The initial effectiveness of each Series 2013-A Supplemental Indenture shall be subject to the satisfaction of the Series 2013-A Rating Agency Condition and the delivery to the Trustee of an Opinion of Counsel (which may be based on an Officer’s Certificate) that such Series 2013-A Supplemental Indenture is authorized or permitted by this Series 2013-A Supplement.
(e)    The Trustee shall sign any Series 2013-A Supplemental Indenture authorized or permitted pursuant to this Section 11.10 if the Series 2013-A Supplemental Indenture does not adversely affect the rights, duties, liabilities or immunities of the Trustee. If it does, the Trustee may, but need not, sign it. In signing such Series 2013-A Supplemental Indenture, the Trustee shall be entitled to receive, if requested, and, subject to Section 7.2 of the Base Indenture, shall be fully protected in relying upon, an Officer’s Certificate of HVF II and an Opinion of Counsel (which may be based on an Officer’s Certificate) as conclusive evidence that such Series 2013-A Supplemental Indenture is authorized or permitted by this Series 2013-A Supplement and that all conditions precedent have been satisfied, and that it will be valid and binding upon HVF II in accordance with its terms.
Section 11.11.    Group I Administrator to Act on Behalf of HVF II. Pursuant to the Group I Administration Agreement, the Group I Administrator has agreed to provide certain services to HVF II and to take certain actions on behalf of HVF II, including performing or otherwise satisfying any action, determination, calculation, direction, instruction, notice, delivery or other performance obligation, in each case, permitted or required by HVF II pursuant to this Series 2013-A Supplement. Each Group I Noteholder by its acceptance of a Group I Note and each of the parties hereto by its execution hereof, hereby consents to the provision of such services and the taking of such action by the Group I Administrator in lieu of HVF II and hereby agrees that HVF II’s obligations hereunder with respect to any such services performed or action taken shall be deemed satisfied to the extent performed or taken by the Group I Administrator and to the extent so performed or taken by the Group I Administrator shall be deemed for all purposes hereunder to have been so performed or taken by HVF II; provided that, for the avoidance of doubt, none of the foregoing shall create any payment obligation of the Group I Administrator or relieve HVF II of any payment obligation hereunder.
Section 11.12.    Successors. All agreements of HVF II in this Series 2013-A Supplement and the Series 2013-A Notes shall bind its successor; provided, however, except as provided in Section 11.10, HVF II may not assign its obligations or rights under this Series 2013-A Supplement or any Series 2013-A Note. All agreements of the Trustee in this Series 2013-A Supplement shall bind its successor.
Section 11.13.    Termination of Series Supplement.
(a)    This Series 2013-A Supplement shall cease to be of further effect when (i) all Outstanding Series 2013-A Notes theretofore authenticated and issued have been delivered (other than destroyed, lost, or stolen Series 2013-A Notes that have been replaced or paid) to the Trustee for cancellation, (ii) HVF II has paid all sums payable hereunder and (iii) the Series

2013-A Demand Note Payment Amount is equal to zero or the Series 2013-A Letter of Credit Liquidity Amount is equal to zero.
(b)    The representations and warranties set forth in Section 6.1 of this Series 2013-A Supplement shall survive for so long as any Series 2013-A Note is Outstanding.
Section 11.14.    Non-Petition. Each of the parties hereto hereby covenants and agrees that, prior to the date that is one year and one day after the payment in full of all outstanding commercial paper and similar debt issued by, or for the benefit of, a Conduit Investor, it will not institute against, or join any Person in instituting against such Conduit Investor any involuntary bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other similar proceedings under any federal or State bankruptcy or similar law. The provisions of this Section 11.14 shall survive the termination of this Series 2013-A Supplement.
Section 11.15.    Electronic Execution. This Series 2013-A Supplement may be transmitted and/or signed by facsimile or other electronic means (i.e., a “pdf” or “tiff”). The effectiveness of any such documents and signatures shall, subject to applicable law, have the same force and effect as manually signed originals and shall be binding on each party hereto. The words “execution,” “signed,” “signature,” and words of like import in this Series 2013-A Supplement or in any amendment or other modification hereof (including, without limitation, waivers and consents) shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be.
Section 11.16.    Additional UCC Representations. Without limiting any other representation or warranty given by HVF II in the Group I Indenture, HVF II hereby makes the representations and warranties set forth in Exhibit L hereto for the benefit of the Trustee and the Series 2013-A Noteholders, in each case, as of the date hereof.
Section 11.17.    Notices. Unless otherwise specified herein, all notices, requests, instructions and demands to or upon any party hereto to be effective shall be given (i) in the case of HVF II and the Trustee, in the manner set forth in Section 10.1 of the Base Indenture, (ii) in the case of the Administrative Agent, the Committed Note Purchasers, the Conduit Investors, and the Funding Agents, in writing, and, unless otherwise expressly provided herein, delivered by hand, mail (postage prepaid), facsimile notice or overnight air courier, in each case to or at the address set forth for such Person on Exhibit O hereto or in the Class A Assignment and Assumption Agreement, Class A Addendum, Class A Investor Group Supplement, Class B Assignment and Assumption Agreement, Class B Addendum, Class B Investor Group Supplement, Class C Assignment and Assumption Agreement, Class C Addendum, Class C Investor Group Supplement, Class D Assignment and Assumption Agreement, Class D Addendum, Class D Investor Group Supplement or Class RR Assignment and Assumption Agreement, as the case may be, pursuant to which such Person became a party to this Series 2013-A Supplement, or to such other address as may be hereafter notified by the respective parties hereto, and (iii) in the case of the Group I Administrator, unless otherwise specified by the Group I Administrator by notice to the respective parties hereto, to:

The Hertz Corporation
8501 Williams Rd
Estero, FL 33928
Attention: Treasury Department
Any notice (i) given in person shall be deemed delivered on the date of delivery of such notice, (ii) given by first class mail shall be deemed given five (5) days after the date that such notice is mailed, (iii) delivered by telex or telecopier shall be deemed given on the date of delivery of such notice, and (iv) delivered by overnight air courier shall be deemed delivered one (1) Business Day after the date that such notice is delivered to such overnight courier.
Section 11.18.    Credit Risk Retention. In no event shall the Trustee have any responsibility to monitor compliance with or enforce compliance with credit risk retention requirements for asset-backed securities or other rules or regulations relating to risk retention. The Trustee shall not be charged with knowledge of such rules, nor shall it be liable to any Series 2013-A Noteholder or any other party for violation of such rules now or hereafter in effect.
Section 11.19.    Submission to Jurisdiction. Each of the parties hereto hereby irrevocably and unconditionally (i) submits, for itself and its property, to the nonexclusive jurisdiction of any New York State court in New York County or federal court of the United States of America for the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to the Base Indenture, the Group I Supplement, this Series 2013-A Supplement, the Series 2013-A Notes or the transactions contemplated hereby, or for recognition or enforcement of any judgment arising out of or relating to the Base Indenture, the Group I Supplement, this Series 2013-A Supplement, the Series 2013-A Notes or the transactions contemplated hereby; (ii) agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State court or, to the extent permitted by law, federal court; (iii) agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law; (iv) consents that any such action or proceeding may be brought in such courts and waives any objection it may now or hereafter have to the laying of venue of any such action or proceeding in any such court and any objection it may now or hereafter have that such action or proceeding was brought in an inconvenient court, and agrees not to plead or claim the same; and (v) consents to service of process in the manner provided for notices in Section 11.17 (provided that, nothing in this Series 2013-A Supplement shall affect the right of any such party to serve process in any other manner permitted by law).
Section 11.20.    Waiver of Jury Trial. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THE BASE INDENTURE, THE GROUP I SUPPLEMENT, THIS SERIES 2013-A SUPPLEMENT, THE SERIES 2013-A NOTES OR THE TRANSACTIONS CONTEMPLATED HEREBY.
Section 11.21.    USA Patriot Act Notice. Each Funding Agent subject to the requirements of the USA Patriot Act (Title III of Pub.: 107-56 (signed into law October 26, 2001)) (the “Patriot

Act”) hereby notifies HVF II that, pursuant to Section 326 thereof, it is required to obtain, verify and record information that identifies HVF II, including the name and address of HVF II and other information allowing such Funding Agent to identify HVF II in accordance with such act.
Section 11.22. Alternate Rate of Interest. Notwithstanding any provision to the contrary set forth in this Agreement, in the event the Administrative Agent determines that reasonable means do not exist for ascertaining the applicable Eurodollar Rate, including without limitation due to the occurrence of a Benchmark Transition Event, and the Administrative Agent and the Issuer mutually determine that the syndicated loan market has broadly accepted a replacement standard for the Eurodollar Rate, then the Administrative Agent and Issuer may, without the consent of any Committed Note Purchaser, any Conduit Investor, or any Funding Agent, amend this Agreement to adopt such new broadly accepted market standard and to make such other changes as shall be necessary or appropriate in the good faith determination of the Administrative Agent and the Issuer in order to implement such new market standard herein and in the other Transaction Documents, provided that any such new market standard shall be administratively feasible, as determined by the Administrative Agent in its sole discretion; provided, further, that no such amendment shall be so effected unless (a) at least five (5) Business Days prior to the date of such amendment, the Administrative Agent or the Issuer shall have notified each Committed Note Purchaser, each Conduit Investor and each Funding Agent of the new market standard for the Eurodollar Rate proposed to be adopted by the Administrative Agent and the Issuer, and (b) the Series 2013-A Required Noteholders shall not have objected in writing to the new market standard for the Eurodollar Rate proposed to be adopted by the second (2nd) Business Day preceding the date of such proposed amendment.

IN WITNESS WHEREOF, HVF II and the Trustee have caused this Series 2013-A Supplement to be duly executed by their respective officers hereunto duly authorized as of the day and year first above written.

HERTZ VEHICLE FINANCING II LP, as Issuer

By:    HVF II GP Corp., its General Partner

By:     /s/ R. Scott Massengill
Name: R. Scott Massengill
Title: Vice President and Treasurer

THE HERTZ CORPORATION, as Group I
Administrator,

By: /s/ R. Scott Massengill
Name: R. Scott Massengill
Title: Senior Vice President and Treasurer

[SIGNATURE PAGE TO SIXTH AMENDED AND RESTATED SERIES 2013-A SUPPLEMENT]

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.,
   as Trustee,

By:     /s/ Mitchell L. Brumwell
    Name: Mitchell L. Brumwell
    Title: Vice President

[SIGNATURE PAGE TO SIXTH AMENDED AND RESTATED SERIES 2013-A SUPPLEMENT]

THE HERTZ CORPORATION, as Class RR Committed Note Purchaser,

By: /s/ R. Scott Massengill
Name: R. Scott Massengill
Title: Senior Vice President and Treasurer

[SIGNATURE PAGE TO SIXTH AMENDED AND RESTATED SERIES 2013-A SUPPLEMENT]

DEUTSCHE BANK AG, NEW YORK BRANCH,
as the Administrative Agent

By:     /s/ Kevin Fagan
    Name: Kevin Fagan
    Title: Vice President
By:     /s/ Daniel Gerber
    Name: Daniel Gerber
    Title: Director

[SIGNATURE PAGE TO SIXTH AMENDED AND RESTATED SERIES 2013-A SUPPLEMENT]

DEUTSCHE BANK AG, NEW YORK BRANCH,
as a Class A Committed Note Purchaser, as a Class B Committed Note Purchaser, as a Class C Committed Note Purchaser and as a Class D Committed Note Purchaser

By:     /s/ Kevin Fagan
    Name: Kevin Fagan
    Title: Vice President
By:     /s/ Daniel Gerber
    Name: Daniel Gerber
    Title: Director

[SIGNATURE PAGE TO SIXTH AMENDED AND RESTATED SERIES 2013-A SUPPLEMENT]

DEUTSCHE BANK AG, NEW YORK BRANCH,
as a Class A Funding Agent, as a Class B Funding Agent, as a Class C Funding Agent and as a Class D Funding Agent

By:     /s/ Kevin Fagan
    Name: Kevin Fagan
    Title: Vice President
By:     /s/ Daniel Gerber
    Name: Daniel Gerber
    Title: Director

[SIGNATURE PAGE TO SIXTH AMENDED AND RESTATED SERIES 2013-A SUPPLEMENT]

BARCLAYS BANK PLC, as a Class A Funding Agent, as a Class B Funding Agent and as a Class C Funding Agent

By:     /s/ John McCarthy
    Name: John McCarthy
    Title: Director

[SIGNATURE PAGE TO SIXTH AMENDED AND RESTATED SERIES 2013-A SUPPLEMENT]

SHEFFIELD RECEIVABLES COMPANY LLC,
as a Class A Conduit Investor, as a Class B Conduit Investor and as a Class C Conduit Investor

By:     /s/ John McCarthy
    Name: John McCarthy
    Title: Director

[SIGNATURE PAGE TO SIXTH AMENDED AND RESTATED SERIES 2013-A SUPPLEMENT]

BARCLAYS BANK PLC,
as a Class A Committed Note Purchaser, as a Class B Committed Note Purchaser and as a Class C Committed Note Purchaser

By:     /s/ John McCarthy
    Name: John McCarthy
    Title: Director

[SIGNATURE PAGE TO SIXTH AMENDED AND RESTATED SERIES 2013-A SUPPLEMENT]

THE BANK OF NOVA SCOTIA, as a Class A
Funding Agent, as a Class B Funding Agent and as a
Class C Funding Agent

By:     /s/ Douglas Noe
    Name: Douglas Noe
    Title: Managing Director

[SIGNATURE PAGE TO SIXTH AMENDED AND RESTATED SERIES 2013-A SUPPLEMENT]

LIBERTY STREET FUNDING LLC, as a Class A
Conduit Investor, as a Class B Conduit Investor and
as a Class C Conduit Investor

By:     /s/ Kevin J. Corrigan
    Name: Kevin J. Corrigan
    Title: Vice President

[SIGNATURE PAGE TO SIXTH AMENDED AND RESTATED SERIES 2013-A SUPPLEMENT]

THE BANK OF NOVA SCOTIA, as a Class A
Committed Note Purchaser, as a Class B Committed
Note Purchaser and as a Class C Committed Note Purchaser

By:     /s/ Douglas Noe
    Name: Douglas Noe
    Title: Managing Director

[SIGNATURE PAGE TO SIXTH AMENDED AND RESTATED SERIES 2013-A SUPPLEMENT]

BANK OF AMERICA, N.A., as a Class A Funding Agent, as a Class B Funding Agent and as a Class C Funding Agent

By: /s/ Christopher C. Jonas
Name: Christopher C. Jonas
Title: Director

[SIGNATURE PAGE TO SIXTH AMENDED AND RESTATED SERIES 2013-A SUPPLEMENT]

BANK OF AMERICA, N.A., as a Class A
Committed Note Purchaser, as a Class B Committed
Note Purchaser and as a Class C Committed Note Purchaser

By: /s/ Christopher C. Jonas
Name: Christopher C. Jonas
Title: Director

[SIGNATURE PAGE TO SIXTH AMENDED AND RESTATED SERIES 2013-A SUPPLEMENT]

CREDIT AGRICOLE CORPORATE AND INVESTMENT BANK, as a Class A Committed
Note Purchaser, as a Class B Committed Note
Purchaser and as a Class C Committed Note Purchaser

By:     /s/ Roger Klepper
    Name: Roger Klepper
    Title: Managing Director
By:     /s/ Kostantina Kourmpetis
    Name: Kostantina Kourmpetis
    Title: Managing Director

[SIGNATURE PAGE TO SIXTH AMENDED AND RESTATED SERIES 2013-A SUPPLEMENT]

CREDIT AGRICOLE CORPORATE AND INVESTMENT BANK, as a Class A Funding Agent, as a Class B Funding Agent and as a Class C Funding Agent

By:     /s/ Roger Klepper
    Name: Roger Klepper
    Title: Managing Director
By:     /s/ Kostantina Kourmpetis
    Name: Kostantina Kourmpetis
    Title: Managing Director

[SIGNATURE PAGE TO SIXTH AMENDED AND RESTATED SERIES 2013-A SUPPLEMENT]

ATLANTIC ASSET SECURITIZATION LLC, as a Class A Conduit Investor, as a Class B Conduit Investor and as a Class C Conduit Investor

By:    CREDIT AGRICOLE CORPORATE AND
    INVESTMENT BANK, as Attorney-in-Fact

By:     /s/ Roger Klepper
    Name: Roger Klepper
    Title: Managing Director
By:     /s/ Kostantina Kourmpetis
    Name: Kostantina Kourmpetis
    Title: Managing Director

[SIGNATURE PAGE TO SIXTH AMENDED AND RESTATED SERIES 2013-A SUPPLEMENT]

ROYAL BANK OF CANADA,
as a Class A Funding Agent, as a Class B Funding Agent and as a Class C Funding Agent

By:     /s/ Kevin P. Wilson
    Name: Kevin P. Wilson
    Title: Authorized Signatory
By:     /s/ Edward V. Westerman
    Name: Edward V. Westerman
    Title: Authorized Signatory

[SIGNATURE PAGE TO SIXTH AMENDED AND RESTATED SERIES 2013-A SUPPLEMENT]

OLD LINE FUNDING, LLC,
as a Class A Conduit Investor, as a Class B Conduit Investor and as a Class C Conduit Investor

By:     /s/ Kevin P. Wilson
    Name: Kevin P. Wilson
    Title: Authorized Signatory

[SIGNATURE PAGE TO SIXTH AMENDED AND RESTATED SERIES 2013-A SUPPLEMENT]

ROYAL BANK OF CANADA,
as a Class A Committed Note Purchaser, as a Class B Committed Note Purchaser and as a Class C Committed Note Purchaser

By:     /s/ Kevin P. Wilson
    Name: Kevin P. Wilson
    Title: Authorized Signatory
By:     /s/ Edward V. Westerman
    Name: Edward V. Westerman
    Title: Authorized Signatory

[SIGNATURE PAGE TO SIXTH AMENDED AND RESTATED SERIES 2013-A SUPPLEMENT]

VERSAILLES ASSETS LLC, as a Class A Committed Note Purchaser, as a Class B Committed Note Purchaser and as a Class C Committed Note Purchaser

By:    GLOBAL SECURITIZATION SERVICES, LLC,
    its Manager

By:     /s/ Damian A. Perez
    Name: Damian A. Perez
    Title: Vice President

[SIGNATURE PAGE TO SIXTH AMENDED AND RESTATED SERIES 2013-A SUPPLEMENT]

NATIXIS NEW YORK BRANCH, as a Class A
Funding Agent, as a Class B Funding Agent and as a
Class C Funding Agent

By:     /s/ Terrence Gregersen
    Name: Terrence Gregersen
    Title: Executive Director
By:     /s/ Chad Johnson
    Name: Chad Johnson
    Title: Managing Director

[SIGNATURE PAGE TO SIXTH AMENDED AND RESTATED SERIES 2013-A SUPPLEMENT]

VERSAILLES ASSETS LLC, as a Class A Conduit Investor, as a Class B Conduit Investor and as a Class C Conduit Investor

By:    GLOBAL SECURITIZATION SERVICES, LLC,
    its Manager

By:     /s/ Damian A. Perez
    Name: Damian A. Perez
    Title: Vice President

[SIGNATURE PAGE TO SIXTH AMENDED AND RESTATED SERIES 2013-A SUPPLEMENT]

BMO CAPITAL MARKETS CORP., as a Class A Funding Agent, as a Class B Funding Agent and as a Class C Funding Agent

By:     /s/ John Pappano
    Name: John Pappano
    Title: Managing Director

[SIGNATURE PAGE TO SIXTH AMENDED AND RESTATED SERIES 2013-A SUPPLEMENT]

FAIRWAY FINANCE COMPANY, LLC, as a Class A Conduit Investor, as a Class B Conduit Investor and as a Class C Conduit Investor

By:     /s/ Denise Veidt
    Name: Denise Veidt
    Title: Vice President

[SIGNATURE PAGE TO SIXTH AMENDED AND RESTATED SERIES 2013-A SUPPLEMENT]

BANK OF MONTREAL, as a Class A Committed Note Purchaser, as a Class B Committed Note Purchaser and as a Class C Committed Note Purchaser

By:     /s/ Karen Louie
    Name: Karen Louie
    Title: Director

[SIGNATURE PAGE TO SIXTH AMENDED AND RESTATED SERIES 2013-A SUPPLEMENT]

MIZUHO BANK, LTD., as a Class A Funding Agent, as a Class B Funding Agent and as a Class C Funding Agent

By:     /s/ Richard A. Burke
    Name: Richard A. Burke
    Title: Managing Director
[SIGNATURE PAGE TO SIXTH AMENDED AND RESTATED SERIES 2013-A SUPPLEMENT]

MIZUHO BANK, LTD., as a Class A Committed Note Purchaser, as a Class B Committed Note Purchaser and as a Class C Committed Note Purchaser

By:     /s/ Richard A. Burke
    Name: Richard A. Burke
    Title: Managing Director

[SIGNATURE PAGE TO SIXTH AMENDED AND RESTATED SERIES 2013-A SUPPLEMENT]

BNP PARIBAS, as a Class A Funding Agent, as a Class B Funding Agent and as a Class C Funding Agent

By:     /s/ Chris Fukuoka
    Name: Chris Fukuoka
    Title: Vice President
By:     /s/ Steve Parsons
    Name: Steve Parsons
    Title: Managing Director

[SIGNATURE PAGE TO SIXTH AMENDED AND RESTATED SERIES 2013-A SUPPLEMENT]

STARBIRD FUNDING CORPORATION,
as a Class A Conduit Investor, as a Class B Conduit Investor and as a Class C Conduit Investor

By:     /s/ Damian A. Perez
    Name: Damian A. Perez
    Title: Vice President

[SIGNATURE PAGE TO SIXTH AMENDED AND RESTATED SERIES 2013-A SUPPLEMENT]

BNP PARIBAS, as a Class A Committed Note Purchaser, as a Class B Committed Note Purchaser and as a Class C Committed Note Purchaser

By:     /s/ Chris Fukuoka
    Name: Chris Fukuoka
    Title: Vice President
By:     /s/ Steve Parsons
    Name: Steve Parsons
    Title: Managing Director

[SIGNATURE PAGE TO SIXTH AMENDED AND RESTATED SERIES 2013-A SUPPLEMENT]

GOLDMAN SACHS BANK USA, as a Class A
Funding Agent, as a Class B Funding Agent and as a
Class C Funding Agent

By:     /s/ Charles Johnston
    Name: Charles Johnston
    Title: Authorized Signatory

[SIGNATURE PAGE TO SIXTH AMENDED AND RESTATED SERIES 2013-A SUPPLEMENT]

GOLDMAN SACHS BANK USA, as a Class A Committed Note Purchaser, as a Class B Committed
Note Purchaser and as a Class C Committed Note Purchaser

By:     /s/ Charles Johnston
    Name: Charles Johnston
    Title: Authorized Signatory

[SIGNATURE PAGE TO SIXTH AMENDED AND RESTATED SERIES 2013-A SUPPLEMENT]

LLOYDS BANK PLC,
as a Class A Funding Agent, as a Class B Funding Agent and as a Class C Funding Agent

By:     /s/ Matthew Cooke
    Name: Matthew Cooke
    Title: Managing Director Securitised Products Group
By:     /s/ Pascal Richard
    Name: Pascal Richard
    Title: Managing Director Securitised Products Group

[SIGNATURE PAGE TO SIXTH AMENDED AND RESTATED SERIES 2013-A SUPPLEMENT]

GRESHAM RECEIVABLES (NO.29) LTD,
as a Class A Committed Note Purchaser, as a Class B Committed Note Purchaser and as a Class C Committed Note Purchaser

By:     /s/ S.M. Hollywood
    Name: S.M. Hollywood
    Title: Director

[SIGNATURE PAGE TO SIXTH AMENDED AND RESTATED SERIES 2013-A SUPPLEMENT]

GRESHAM RECEIVABLES (NO.29) LTD,
as a Class A Conduit Investor, as a Class B Conduit Investor and as a Class C Conduit Investor

By:     /s/ S.M. Hollywood
    Name: S.M. Hollywood
    Title: Director

[SIGNATURE PAGE TO SIXTH AMENDED AND RESTATED SERIES 2013-A SUPPLEMENT]

CITIBANK, N.A., as a Class A Funding Agent, as a Class B Funding Agent and as a Class C Funding Agent

By:    /s/ Brett Bushinger
Name:     Brett Bushinger
Title:     Vice President

[SIGNATURE PAGE TO SIXTH AMENDED AND RESTATED SERIES 2013-A SUPPLEMENT]

CITIBANK, N.A., as a Class A Committed Note Purchaser, as a Class B Committed Note Purchaser and as a Class C Committed Note Purchaser

By:    /s/ Brett Bushinger
Name:     Brett Bushinger
Title:     Vice President

[SIGNATURE PAGE TO SIXTH AMENDED AND RESTATED SERIES 2013-A SUPPLEMENT]

CAFCO LLC, as a Class A Conduit Investor, as a Class B Conduit Investor and as a Class C Conduit Investor

By: Citibank N.A., as attorney in fact

By: /s/ Linda Moses________________
Name: Linda Moses
Title: Vice President

[SIGNATURE PAGE TO SIXTH AMENDED AND RESTATED SERIES 2013-A SUPPLEMENT]

CHARTA LLC, as a Class A Conduit Investor, as a Class B Conduit Investor and as a Class C Conduit Investor

By: Citibank N.A., as attorney in fact

By: /s/ Linda Moses________________
Name: Linda Moses
Title: Vice President

[SIGNATURE PAGE TO SIXTH AMENDED AND RESTATED SERIES 2013-A SUPPLEMENT]

CIESCO LLC, as a Class A Conduit Investor, as a Class B Conduit Investor and as a Class C Conduit Investor

By: Citibank N.A., as attorney in fact

By: /s/ Linda Moses________________
Name: Linda Moses
Title: Vice President

[SIGNATURE PAGE TO SIXTH AMENDED AND RESTATED SERIES 2013-A SUPPLEMENT]

CRC FUNDING LLC, as a Class A Conduit Investor, as a Class B Conduit Investor and as a Class C Conduit Investor

By: Citibank N.A., as attorney in fact

By: /s/ Linda Moses________________
Name: Linda Moses
Title: Vice President

[SIGNATURE PAGE TO SIXTH AMENDED AND RESTATED SERIES 2013-A SUPPLEMENT]

CITIZENS BANK, N.A., as a Class A Committed Note Purchaser, as a Class B Committed Note Purchaser and as a Class C Committed Note Purchaser

By: /s/ Michael Zappaterrini________________
Name: Michael Zappaterrini
Title: Managing Director

[SIGNATURE PAGE TO SIXTH AMENDED AND RESTATED SERIES 2013-A SUPPLEMENT]

CITIZENS BANK, N.A., as a Class A Funding Agent, as a Class B Funding Agent and as a Class C Funding Agent

By: /s/ Michael Zappaterrini________________
Name: Michael Zappaterrini
Title: Managing Director

[SIGNATURE PAGE TO SIXTH AMENDED AND RESTATED SERIES 2013-A SUPPLEMENT]

CANADIAN IMPERIAL BANK OF
COMMERCE, NEW YORK BRANCH, as a Class
A Committed Note Purchaser, as a Class B
Committed Note Purchaser and as a Class C
Committed Note Purchaser

By:     /s/ Robert Castro
    Name: Robert Castro
    Title: Authorized Signatory

[SIGNATURE PAGE TO SIXTH AMENDED AND RESTATED SERIES 2013-A SUPPLEMENT]

CANADIAN IMPERIAL BANK OF
COMMERCE, NEW YORK BRANCH, as a Class
A Funding Agent, as a Class B Funding Agent
and as a Class C Funding Agent

By:     /s/ Robert Castro
    Name: Robert Castro
    Title: Authorized Signatory

[SIGNATURE PAGE TO SIXTH AMENDED AND RESTATED SERIES 2013-A SUPPLEMENT]

MUFG BANK, LTD., as a Class A Funding Agent, as a Class B Funding Agent and as a Class C Funding Agent

By:     /s/ Christopher Pohl
    Name: Christopher Pohl
    Title: Managing Director

[SIGNATURE PAGE TO SIXTH AMENDED AND RESTATED SERIES 2013-A SUPPLEMENT]

MUFG BANK, LTD., as a Class A Committed Note Purchaser, as a Class B Committed Note Purchaser and as a Class C Committed Note Purchaser

By:     /s/ Christopher Pohl
    Name: Christopher Pohl
    Title: Managing Director

[SIGNATURE PAGE TO SIXTH AMENDED AND RESTATED SERIES 2013-A SUPPLEMENT]

GOTHAM FUNDING CORPORATION, as a Class A Conduit Investor, as a Class B Conduit Investor and as a Class C Conduit Investor

By:     /s/ Kevin J. Corrigan
    Name: Kevin J. Corrigan
    Title: Vice President

[SIGNATURE PAGE TO SIXTH AMENDED AND RESTATED SERIES 2013-A SUPPLEMENT]

HSBC SECURITIES (USA) INC.,
as a Class A Funding Agent, as a Class B Funding Agent and as a Class C Funding Agent

By:     __/s/ Michael Banchik_________________
Name: Michael Banchik
Title: Managing Director ID Code #22396

[SIGNATURE PAGE TO SIXTH AMENDED AND RESTATED SERIES 2013-A SUPPLEMENT]

HSBC BANK USA, NATIONAL ASSOCIATION,
as a Class A Committed Note Purchaser, as
a Class B Committed Note Purchaser and as a Class C Committed Note Purchaser

By:     ____/s/ Peter Hart
Name: Peter Hart
Title: Senior Vice President

[SIGNATURE PAGE TO SIXTH AMENDED AND RESTATED SERIES 2013-A SUPPLEMENT]

TRUIST BANK, as a Class A Funding Agent, a Class B Funding Agent and as a Class C Funding Agent

By:     /s/ Ileana I. Chu
Name: Ileana I. Chu
Title: Senior Vice President

[SIGNATURE PAGE TO SIXTH AMENDED AND RESTATED SERIES 2013-A SUPPLEMENT]

TRUIST BANK, as a Class A Committed Note Purchaser, as a Class B Committed Note Purchaser and as a Class C Committed Note Purchaser

By:     /s/ Ileana I. Chu
Name: Ileana I. Chu
Title: Senior Vice President

[SIGNATURE PAGE TO SIXTH AMENDED AND RESTATED SERIES 2013-A SUPPLEMENT]

JPMORGAN CHASE BANK, N.A., as a Class A Funding Agent, a Class B Funding Agent and as a Class C Funding Agent

By:     /s/ Marquis Gilmore
Name: Marquis Gilmore
Title: Managing Director

[SIGNATURE PAGE TO SIXTH AMENDED AND RESTATED SERIES 2013-A SUPPLEMENT]

JPMORGAN CHASE BANK, N.A., as a Class A Committed Note Purchaser, as a Class B Committed Note Purchaser and as a Class C Committed Note Purchaser

By:     /s/ Marquis Gilmore
Name: Marquis Gilmore
Title: Managing Director

[SIGNATURE PAGE TO SIXTH AMENDED AND RESTATED SERIES 2013-A SUPPLEMENT]

Chariot Funding, LLC, as a Class A Conduit Investor, as a Class B Conduit Investor and as a Class C Conduit Investor

By:     /s/ Marquis Gilmore
Name: Marquis Gilmore
Title: Managing Director

[SIGNATURE PAGE TO SIXTH AMENDED AND RESTATED SERIES 2013-A SUPPLEMENT]

SCHEDULE I
TO THE SERIES 2013-A SUPPLEMENT

DEFINITIONS LIST
“Additional Group I Leasing Company Liquidation Event” means an Amortization Event that occurred or is continuing under Section 7.1(e) as a result of any Group I Leasing Company Amortization Event arising under Section 10.1(c), (d), (g) or (k) of the HVF Series 2013-G1 Supplement.
“Additional Permitted Investment” has the meaning specified in Section 17 of Annex 2.
“Administrative Agent” has the meaning specified in the Preamble.
“Administrative Agent Fee” has the meaning specified in the Administrative Agent Fee Letter.
“Administrative Agent Fee Letter” means that certain fee letter, dated as of the Original Series 2013-A Closing Date, between the Administrative Agent and HVF II setting forth the definition of Administrative Agent Fee.
“Administrative Agent Indemnified Liabilities” has the meaning specified in Section 11.4(c).
“Administrative Agent Indemnified Parties” has the meaning specified in Section 11.4(c).
“Affected Financial Institution” means (a) any EEA Financial Institution or (b) any UK Financial Institution.
“Affected Person” means any Series 2013-A Noteholder that bears any additional loss or expense described in any Specified Cost Section.
“Agent Indemnified Liabilities” has the meaning specified in Section 11.4(c).
“Agent Indemnified Parties” has the meaning specified in Section 11.4(c).
“Aggregate Unpaids” has the meaning specified in Section 10.1.
“Anti-Corruption Laws” means the Foreign Corrupt Practices Act of 1977, as amended, and all laws, rules and regulations of the European Union and United Kingdom applicable to Hertz or its Subsidiaries from time to time concerning or relating to bribery or corruption.
“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.

“Bail-In Legislation” means (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, regulation rule or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).
“Base Indenture” has the meaning specified in the Preamble.
“Base Rate” means, on any day, a rate per annum equal to the greatest of (a) the Prime Rate in effect on such day and (b) the Federal Funds Rate in effect on such day. Any change in the Base Rate due to a change in the Prime Rate or the Federal Funds Rate shall be effective as of the opening of business on the effective day of such change in the Prime Rate or the Federal Funds Rate, respectively. Changes in the rate of interest on that portion of any Class A Advances, Class B Advances, Class C Advances or Class D Advances maintained as Class A Base Rate Tranches, Class B Base Rate Tranches, Class C Base Rate Tranches or Class D Base Rate Tranches, respectively, will take effect simultaneously with each change in the Base Rate.
“BBA Libor Rates Page” shall mean the display designated as Reuters Screen LIBOR01 Page (or on any successor or substitute page of such service, or any successor to or substitute for such service, providing rate quotations comparable to those currently provided on such page of such service, as determined by the Administrative Agent from time to time for purposes of providing quotations of interest rates applicable to Dollar deposits are offered by leading banks in the London interbank market).
“Benchmark Transition Event” means the occurrence of one or more of the following events with respect to the Eurodollar Rate:
(a)a public statement or publication of information by or on behalf of the administrator of the Eurodollar Rate announcing that such administrator has ceased or will cease to provide the Eurodollar Rate, permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the Eurodollar Rate;
(b)a public statement or publication of information by the regulatory supervisor for the administrator of the Eurodollar Rate, the central bank for the currency of the Eurodollar Rate, an insolvency official with jurisdiction over the administrator for the Eurodollar Rate, a resolution authority with jurisdiction over the administrator for the Eurodollar Rate or a court or an entity with similar insolvency or resolution authority over the administrator for the Eurodollar Rate, which states that the administrator of the Eurodollar Rate has ceased or will cease to provide the Eurodollar Rate permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the Eurodollar Rate; or

(c)a public statement or publication of information by the regulatory supervisor for the administrator of the Eurodollar Rate announcing that the Eurodollar Rate is no longer representative.

“Blackbook Guide” means the Black Book Official Finance/Lease Guide.
“Capital Stock” means any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests (including membership and partnership interests) in a Person (other than a corporation) and any and all warrants or options to purchase any of the foregoing.
“Cash AUP” has the meaning specified in Section 5 of Annex 2.
“Change in Law” means (a) any law, rule or regulation or any change therein or in the interpretation or application thereof (whether or not having the force of law), in each case, adopted, issued or occurring after the Fourth Restatement Effective Date or (b) any request, guideline or directive (whether or not having the force of law) from any government or political subdivision or agency, authority, bureau, central bank, commission, department or instrumentality thereof, or any court, tribunal, grand jury or arbitrator, or any accounting board or authority (whether or not part of government) that is responsible for the establishment or interpretation of national or international accounting principles, in each case, whether foreign or domestic (each an “Official Body”) charged with the administration, interpretation or application thereof, or the compliance with any request or directive of any Official Body (whether or not having the force of law) made, issued or occurring after the Fourth Restatement Effective Date; provided that, notwithstanding anything in the foregoing to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, regulations, guidelines, interpretations or directives thereunder or issued in connection therewith and (y) all requests, rules, regulations, guidelines, interpretations or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or any other United States or foreign regulatory authorities, in each case, pursuant to Basel III, shall, in each case, be deemed to be a “Change in Law”, regardless of the date enacted, adopted, issued or implemented.
“Change of Control” means the occurrence of any of the following events after the Sixth Restatement Effective Date: (a) any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act), other than one or more Permitted Holders or a Parent, becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of more than 50% of the total voting power of the Voting Stock of Hertz, provided that so long as Hertz is a Subsidiary of any Parent, no “person” shall be deemed to be or become a “beneficial owner” of more than 50% of the total voting power of the Voting Stock of Hertz unless such “person” shall be or become a “beneficial owner” of more than 50% of the total voting power of the Voting Stock of such Parent; or (b) Hertz sells or transfers (in one or a series of related transactions) all or substantially all of the assets of Hertz and its Subsidiaries to another Person (other than one or more Permitted Holders) and any “person” (as defined in clause (a) above), other than one or more Permitted Holders or any Parent, is or becomes the

“beneficial owner” (as so defined), directly or indirectly, of more than 50% of the total voting power of the Voting Stock of the transferee Person in such sale or transfer of assets, as the case may be, provided that so long as such transferee Person is a Subsidiary of a parent Person, no “person” shall be deemed to be or become a “beneficial owner” of more than 50% of the total voting power of the Voting Stock of such surviving or transferee Person unless such “person” shall be or become a “beneficial owner” of more than 50% of the total voting power of the Voting Stock of such parent Person; or (c) Hertz shall cease to own directly 100% of the Capital Stock of HVF; or (d) Hertz shall cease to own directly 100% of the Capital Stock of the HVF II General Partner; or (e) Hertz shall cease to own directly or indirectly 100% of the Capital Stock of HVF II; or (f) Hertz shall cease to own directly or indirectly 100% of the Capital Stock of the Nominee on any date on which the Certificate of Title for any Group I Eligible Vehicle is in the name of the Nominee.
For the purpose of this definition, the Reorganization Assets (whether individually or in the aggregate) shall not be deemed at any time to constitute all or substantially all of the assets of Hertz and its Subsidiaries, and any sale or transfer of all or any part of the Reorganization Assets (whether directly or indirectly, whether by sale or transfer of any such assets, or of any Capital Stock or other interest in any Person holding such assets, or of any combination thereof, and whether in one or more transactions, or otherwise) shall not be deemed at any time to constitute a sale or transfer of all or substantially all of the assets of Hertz and its Subsidiaries.
“Class A Acquiring Committed Note Purchaser” has the meaning specified in Section 9.3(a)(i).
“Class A Acquiring Investor Group” has the meaning specified in Section 9.3(a)(iii).
“Class A Action” has the meaning specified in Section 9.2(a)(i)(E).
“Class A Addendum” means an addendum substantially in the form of Exhibit K-1.
“Class A Additional Investor Group” means, collectively, a Class A Conduit Investor, if any, and the Class A Committed Note Purchaser(s) with respect to such Class A Conduit Investor or, if there is no Class A Conduit Investor with respect to any Class A Investor Group the Class A Committed Note Purchaser(s) with respect to such Class A Investor Group, in each case, that becomes party hereto as of any date after the Sixth Restatement Effective Date pursuant to Section 2.1 in connection with an increase in the Class A Maximum Principal Amount; provided that, for the avoidance of doubt, a Class A Investor Group that is both a Class A Additional Investor Group and a Class A Acquiring Investor Group shall be deemed to be a Class A Additional Investor Group solely in connection with, and to the extent of, the commitment of such Class A Investor Group that increases the Class A Maximum Principal Amount when such Class A Additional Investor Group becomes a party hereto and Class A Additional Series 2013-A Notes are issued pursuant to Section 2.1, and references herein to such a Class A Investor Group as a “Class A Additional Investor Group” shall not include the commitment of such Class A Investor Group as a Class A Acquiring Investor Group (the Class A Maximum Investor Group Principal Amount of any such “Class A Additional Investor Group” shall not include any portion of the Class A Maximum Investor Group Principal Amount of such Class A Investor Group acquired pursuant to an assignment to such Class A Investor Group as a Class A Acquiring Investor Group, whereas references to the Class A Maximum Investor Group Principal Amount of such “Class A Investor Group” shall include the entire Class A Maximum Investor Group Principal Amount of such Class A Investor Group as both a Class A Additional Investor Group and a Class A Acquiring Investor Group).
“Class A Additional Investor Group Initial Principal Amount” means, with respect to each Class A Additional Investor Group, on the effective date of the addition of each member of such Class A Additional Investor Group as a party hereto, the amount scheduled to be advanced by such Class A Additional Investor Group on such effective date, which amount may not exceed the product of (a) the Class A Drawn Percentage (immediately prior to the addition of such Class A Additional Investor Group as a party hereto) and (b) the Class A Maximum Investor Group Principal Amount of such Class A Additional Investor Group on such effective date (immediately after the addition of such Class A Additional Investor Group as parties hereto).
“Class A Additional Series 2013-A Notes” has the meaning specified in Section 2.1(d)(i).
“Class A Advance” has the meaning specified in Section 2.2(a)(i).
“Class A Advance Deficit” has the meaning specified in Section 2.2(a)(vii).
“Class A Affected Person” has the meaning specified in Section 3.3(a).
“Class A Assignment and Assumption Agreement” has the meaning specified in Section 9.3(a)(i).
“Class A Available Delayed Amount Committed Note Purchaser” means, with respect to any Class A Advance, any Class A Committed Note Purchaser that either (i) has not delivered a Class A Delayed Funding Notice with respect to such Class A Advance or (ii) has delivered a Class A Delayed Funding Notice with respect to such Class A Advance, but (x) has a Class A Delayed Amount with respect to such Class A Advance equal to zero and (y) after giving effect to the funding of any amount in respect of such Class A Advance to be made by such Class A Committed Note Purchaser or the Class A Conduit Investor in such Class A Committed Note Purchaser’s Class A Investor Group on the proposed date of such Class A Advance, has a Class A Required Non-Delayed Amount that is greater than zero.
“Class A Available Delayed Amount Purchaser” means, with respect to any Class A Advance, any Class A Available Delayed Amount Committed Note Purchaser, or any Class A Conduit Investor in such Class A Available Delayed Amount Committed Note Purchaser’s Class A Investor Group, that funds all or any portion of a Class A Second Delayed Funding Notice Amount with respect to such Class A Advance on the date of such Class A Advance.
“Class A Base Rate Tranche” means that portion of the Class A Principal Amount purchased or maintained with Class A Advances that bear interest by reference to the Base Rate.

“Class A Commercial Paper” means the promissory notes of each Class A Noteholder issued by such Class A Noteholder in the commercial paper market and allocated to the funding of Class A Advances in respect of the Class A Notes.
“Class A Commitment” means, the obligation of the Class A Committed Note Purchasers included in each Class A Investor Group to fund Class A Advances pursuant to Section 2.2(a) in an aggregate stated amount up to the Class A Maximum Investor Group Principal Amount for such Class A Investor Group.
“Class A Commitment Percentage” means, on any date of determination, with respect to any Class A Investor Group, the fraction, expressed as a percentage, the numerator of which is such Class A Investor Group’s Class A Maximum Investor Group Principal Amount on such date and the denominator is the Class A Maximum Principal Amount on such date.
“Class A Committed Note Purchaser Percentage” means, with respect to any Class A Committed Note Purchaser, the percentage set forth opposite the name of such Class A Committed Note Purchaser on Schedule II hereto.
“Class A Committed Note Purchaser” has the meaning specified in the Preamble.
“Class A Conduit Assignee” means, with respect to any Class A Conduit Investor, any commercial paper conduit, whose commercial paper has ratings of at least “A-2” from Standard & Poor’s and “P2” from Moody’s, that is administered by the Class A Funding Agent with respect to such Class A Conduit Investor or any Affiliate of such Class A Funding Agent, in each case, designated by such Class A Funding Agent to accept an assignment from such Class A Conduit Investor of the Class A Investor Group Principal Amount or a portion thereof with respect to such Class A Conduit Investor pursuant to Section 9.3(a)(ii).
“Class A Conduit Investors” has the meaning specified in the Preamble.
“Class A Conduits” has the meaning set forth in the definition of “Class A CP Rate”.
“Class A CP Fallback Rate” means, as of any date of determination and with respect to any Class A Advance funded or maintained by any Class A Funding Agent’s Class A Investor Group through the issuance of Class A Commercial Paper during any Series 2013-A Interest Period, the London Interbank Offered Rate appearing on the BBA Libor Rates Page at approximately 11:00 a.m. (London time) on the first day of such Series 2013-A Interest Period as the rate for dollar deposits with a one-month maturity.
“Class A CP Notes” has the meaning set forth in Section 2.2(a)(iii).
“Class A CP Rate” means, with respect to a Class A Conduit Investor in any Class A Investor Group (i) for any day during any Series 2013-A Interest Period funded by such a Class A Conduit Investor set forth in Schedule II hereto or any other such Class A Conduit Investor that elects in its Class A Assignment and Assumption Agreement to make this clause (i) applicable (collectively, the “Class A Conduits”), the per annum rate equivalent to the weighted average of the per annum rates paid or payable by such Class A Conduits (or the Person(s) issuing short term promissory notes on behalf of such Class A Conduits) from time to time as interest on or otherwise (by means of interest rate hedges or otherwise taking into consideration any incremental carrying costs associated with short term promissory notes issued by such Class A Conduits (or the Person(s) issuing short term promissory notes on behalf of such Class A Conduits) maturing on dates other than those certain dates on which such Class A Conduits (or the Person(s) issuing short term promissory notes on behalf of such Class A Conduits) are to receive funds) in respect of the promissory notes issued by such Class A Conduits (or the Person(s) issuing short term promissory notes on behalf of such Class A Conduits) that are allocated in whole or in part by their respective Class A Funding Agent (on behalf of such Class A Conduits (or the Person(s) issuing short term promissory notes on behalf of such Class A Conduits)) to fund or maintain the Class A Principal Amount or that are issued by such Class A Conduits (or the Person(s) issuing short term promissory notes on behalf of such Class A Conduits) specifically to fund or maintain the Class A Principal Amount, in each case, during such period, as determined by their respective Class A Funding Agent (on behalf of such Class A Conduits (or the Person(s) issuing short term promissory notes on behalf of such Class A Conduits)), including (x) the commissions of placement agents and dealers in respect of such promissory notes, to the extent such commissions are allocated, in whole or in part, to such promissory notes by the related Class A Committed Note Purchasers (on behalf of such Class A Conduits (or the Person(s) issuing short term promissory notes on behalf of such Conduits)), (y) all reasonable costs and expenses of any issuing and paying agent or other person responsible for the administration of such Class A Conduits’ (or the Person(s) issuing short term promissory notes on behalf of such Class A Conduits’) commercial paper programs in connection with the preparation, completion, issuance, delivery or payment of Class A Commercial Paper, and (z) the costs of other borrowings by such Class A Conduits (or the Person(s) issuing short term promissory notes on behalf of such Class A Conduits) including borrowings to fund small or odd dollar amounts that are not easily accommodated in the commercial paper market; provided, however, that if any component of such rate in this clause (i) is a discount rate, in calculating the Class A CP Rate, the respective Class A Funding Agent for such Class A Conduits shall for such component use the rate resulting from converting such discount rate to an interest bearing equivalent rate per annum and (ii) for any Series 2013-A Interest Period for any portion of the Class A Commitment of the related Class A Investor Group funded by any other Class A Conduit Investor, the “Class A CP Rate” applicable to such Class A Conduit Investor (or the Person(s) issuing short term promissory notes on behalf of such Class A Conduit) as set forth in its Class A Assignment and Assumption Agreement. Notwithstanding anything to the contrary in the preceding provisions of this definition, if any Class A Funding Agent shall fail to notify HVF II and the Group I Administrator of the applicable CP Rate for the Class A Advances made by its Class A Investor Group for the related Series 2013-A Interest Period by 11:00 a.m. (New York City time) on any Determination Date in accordance with Section 3.1(b)(i) of the Series 2013-A Supplement, then the Class A CP Rate with respect to such Class A Funding Agent’s Class A Investor Group for each day during such Series 2013-A Interest Period shall equal the Class A CP Fallback Rate with respect to such Series 2013-A Interest Period.
“Class A CP Tranche” means that portion of the Class A Principal Amount purchased or maintained with Class A Advances that bear interest by reference to the Class A CP Rate.

“Class A CP True-Up Payment Amount” has the meaning set forth in Section 3.1(f).
“Class A Daily Interest Amount” means, for any day in a Series 2013-A Interest Period, an amount equal to the result of (a) the product of (i) the Class A Note Rate for such Series 2013-A Interest Period and (ii) the Class A Principal Amount as of the close of business on such date divided by (b) 360.
“Class A Decrease” means a Class A Mandatory Decrease or a Class A Voluntary Decrease, as applicable.
“Class A Defaulting Committed Note Purchaser” has the meaning specified in Section 2.2(a)(vii).
“Class A Deficiency Amount” has the meaning specified in Section 3.1(c)(ii).
“Class A Delayed Amount” has the meaning specified in Section 2.2(a)(v)(A).
“Class A Delayed Funding Date” has the meaning specified in Section 2.2(a)(v)(A).
“Class A Delayed Funding Notice” has the meaning specified in Section 2.2(a)(v)(A).
“Class A Delayed Funding Purchaser” means, as of any date of determination, each Class A Committed Note Purchaser party to this Series 2013-A Supplement.
“Class A Delayed Funding Reimbursement Amount” means, with respect to any Class A Delayed Funding Purchaser, with respect to the portion of the Class A Delayed Amount of such Class A Delayed Funding Purchaser funded by the Class A Available Delayed Amount Purchaser(s) on the date of the Class A Advance related to such Class A Delayed Amount, an amount equal to the excess, if any, of (a) such portion of the Class A Delayed Amount funded by the Class A Available Delayed Amount Purchaser(s) on the date of the Class A Advance related to such Class A Delayed Amount over (b) the amount, if any, by which the portion of any payment of principal (including any Class A Decrease), if any, made by HVF II to each such Class A Available Delayed Amount Purchaser on any date during the period from and including the date of the Advance related to such Class A Delayed Amount to but excluding the Class A Delayed Funding Date for such Class A Delayed Amount, was greater than what it would have been had such portion of the Class A Delayed Amount been funded by such Class A Delayed Funding Purchaser on such Class A Advance Date.
“Class A Designated Delayed Advance” has the meaning specified in Section 2.2(a)(v)(A).
“Class A Drawn Percentage” means, as of any date of determination, a fraction expressed as a percentage, the numerator of which is the Class A Principal Amount and the denominator of which is the Class A Maximum Principal Amount, in each case as of such date.

“Class A Eurodollar Tranche” means that portion of the Class A Principal Amount purchased or maintained with Class A Advances that bear interest by reference to the Eurodollar Rate (Reserve Adjusted).
“Class A Excess Principal Event” shall be deemed to have occurred if, on any date, the Class A Principal Amount as of such date exceeds the Class A Maximum Principal Amount as of such date.
“Class A Funding Agent” has the meaning specified in the Preamble.
“Class A Funding Conditions” means, with respect to any Class A Advance requested by HVF II pursuant to Section 2.2, the following shall be true and correct both immediately before and immediately after giving effect to such Class A Advance:
(a) the representations and warranties of HVF II set out in Article V of the Base Indenture and Article VIII of the Group I Supplement and the representations and warranties of HVF II and the Group I Administrator set out in Article VI of this Series 2013-A Supplement and the representations and warranties of the Nominee set out in Article XII of the Nominee Agreement, in each case, shall be true and accurate as of the date of such Class A Advance with the same effect as though made on that date (unless stated to relate solely to an earlier date, in which case such representations and warranties shall be true and correct as of such earlier date);
(b) the related Funding Agent shall have received an executed Class A/B/C Advance Request certifying as to the current Group I Aggregate Asset Amount, delivered in accordance with the provisions of Section 2.2;
(c) no Class A Excess Principal Event is continuing; provided that, solely for purposes of calculating whether a Class A Excess Principal Event is continuing under this clause (c), the Class A Principal Amount shall be deemed to be increased by all Class A Delayed Amounts, if any, that any Class A Delayed Funding Purchaser(s) in a Class A Investor Group are required to fund on a Class A Delayed Funding Date that is scheduled to occur after the date of such requested Class A Advance that have not been funded on or prior to the date of such requested Class A Advance;
(d) no Amortization Event or Potential Amortization Event, in each case with respect to the Series 2013-A Notes, exists;
(e) if such Class A Advance is in connection with any issuance of Class A Additional Notes or any Class A Investor Group Maximum Principal Increase, then the amount of such issuance or increase shall be equal to or greater than $2,500,000 and integral multiples of $100,000 in excess thereof;
(f) the Series 2013-A Revolving Period is continuing;

(g) if the Group I Net Book Value of any vehicle owned by HVF is included in the calculation of the Series 2013-A Asset Amount as of such date (on a pro forma basis after giving effect to the application of such Class A Advance on such date), then the representations and warranties of HVF set out in Article VIII of the HVF Series 2013-G1 Supplement shall be true and accurate as of the date of such Class A Advance with the same effect as though made on that date (unless stated to relate solely to an earlier date, in which case such representations and warranties shall be true and correct as of such earlier date);
(h) if the Group I Net Book Value of any vehicle owned by any Group I Leasing Company (other than HVF) is included in the calculation of the Series 2013-A Asset Amount as of such date (on a pro forma basis after giving effect to the application of such Class A Advance on such date), then the representations and warranties of such Group I Leasing Company set out in the Group I Leasing Company Related Documents with respect to such Group I Leasing Company shall be true and accurate as of the date of such Class A Advance with the same effect as though made on that date (unless stated to relate solely to an earlier date, in which case such representations and warranties shall be true and correct as of such earlier date);
(i) if such Class A Advance is being made during the RCFC Nominee Non-Qualified Period, then the representations and warranties of RCFC set out in Article XII of the RCFC Nominee Agreement shall be true and accurate as of the date of such Class A Advance with the same effect as though made on that date (unless stated to relate solely to an earlier date, in which case such representations and warranties shall be true and correct as of such earlier date); and
(j) if (i) such Class A Advance is being made on or after the RCFC Nominee Qualification Date and (ii) the Group I Aggregate Asset Coverage Threshold Amount as of such date is greater than the Group I Aggregate Asset Amount as of such date (excluding from the Group I Aggregate Asset Amount the Group I Net Book Value of all Group I Eligible Vehicles the Certificates of Title for which are then titled in the name of RCFC), then the representations and warranties of RCFC set out in Article XII of the RCFC Nominee Agreement shall be true and accurate as of the date of such Class A Advance with the same effect as though made on that date (unless stated to relate solely to an earlier date, in which case such representations and warranties shall be true and correct as of such earlier date).
“Class A Initial Advance Amount” means, with respect to any Class A Noteholder, the amount specified as such on Schedule II hereto with respect to such Class A Noteholder.
“Class A Initial Investor Group Principal Amount” means, with respect to each Class A Investor Group, the amount set forth and specified as such opposite the name of the Class A Committed Note Purchaser included in such Class A Investor Group on Schedule II hereto.
“Class A Investor Group” means, (i) collectively, a Class A Conduit Investor, if any, and the Class A Committed Note Purchaser(s) with respect to such Class A Conduit Investor or, if there is no Class A Conduit Investor with respect to any Class A Investor Group, the Class A Committed Note Purchaser(s) with respect to such Class A Investor Group, in each case, party hereto as of the Sixth Restatement Effective Date and (ii) any Class A Additional Investor Group.
“Class A Investor Group Maximum Principal Increase” has the meaning specified in Section 2.1(c)(i).
“Class A Investor Group Maximum Principal Increase Addendum” means an addendum substantially in the form of Exhibit M-1.
“Class A Investor Group Maximum Principal Increase Amount” means, with respect to each Class A Investor Group Maximum Principal Increase, on the effective date of any Class A Investor Group Maximum Principal Increase with respect to any Class A Investor Group, the amount scheduled to be advanced by such Class A Investor Group on such effective date, which amount may not exceed the product of (a) the Class A Drawn Percentage (immediately prior to the effectiveness of such Class A Investor Group Maximum Principal Increase) and (b) the amount of such Class A Investor Group Maximum Principal Increase.
“Class A Investor Group Principal Amount” means, as of any date of determination with respect to any Class A Investor Group, the result of: (i) if such Class A Investor Group is a Class A Additional Investor Group, such Class A Investor Group’s Class A Additional Investor Group Initial Principal Amount, and otherwise, such Class A Investor Group’s Class A Initial Investor Group Principal Amount, plus (ii) the Class A Investor Group Maximum Principal Increase Amount with respect to each Class A Investor Group Maximum Principal Increase applicable to such Class A Investor Group, if any, on or prior to such date, plus (iii) the principal amount of the portion of all Class A Advances funded by such Class A Investor Group on or prior to such date (excluding, for the avoidance of doubt, any Class A Initial Advance Amount from the calculation of such Class A Advances), minus (iv) the amount of principal payments (whether pursuant to a Class A Decrease, a redemption or otherwise) made to such Class A Investor Group pursuant to this Series 2013-A Supplement on or prior to such date, plus (v) the amount of principal payments recovered from such Class A Investor Group by a trustee as a preference payment in a bankruptcy proceeding of HVF II or otherwise on or prior to such date.
“Class A Investor Group Supplement” has the meaning specified in Section 9.3(c)(i).
“Class A Majority Program Support Providers” means, with respect to the related Class A Investor Group, Class A Program Support Providers holding more than 50% of the aggregate commitments of all Class A Program Support Providers.
“Class A Mandatory Decrease” has the meaning specified in Section 2.3(b)(i).
“Class A Mandatory Decrease Amount” has the meaning specified in Section 2.3(b)(i).
“Class A Maximum Investor Group Principal Amount” means, with respect to each Class A Investor Group as of any date of determination, the amount specified as such for such Class A Investor Group on Schedule II hereto for such date of determination, as such amount may be increased or decreased from time to time in accordance with the terms hereof; provided that, on any day after the occurrence and during the continuance of an Amortization Event with respect to the Series 2013-A Notes, the Class A Maximum Investor Group Principal Amount with respect to each Class A Investor Group shall not exceed the Class A Investor Group Principal Amount for such Class A Investor Group.
“Class A Maximum Principal Amount” means $4,110,750,000.00; provided that such amount may be (i) reduced at any time and from time to time by HVF II upon notice to each Series 2013-A Noteholder, the Administrative Agent, each Conduit Investor and each Committed Note Purchaser in accordance with the terms of this Series 2013-A Supplement, or (ii) increased at any time and from time to time upon (a) a Class A Additional Investor Group becoming party to this Series 2013-A Supplement in accordance with the terms hereof or (b) the effective date for any Class A Investor Group Maximum Principal Increase.
“Class A Monthly Default Interest Amount” means, with respect to any Payment Date, an amount equal to the sum of (i) an amount equal to the product of (x) 2.0%, (y) the result of (a) the sum of the Class A Principal Amount as of each day during the related Series 2013-A Interest Period (after giving effect to any increases or decreases to the Class A Principal Amount on such day) during which an Amortization Event with respect to the Series 2013-A Notes has occurred and is continuing divided by (b) the actual number of days in the related Series 2013-A Interest Period during which an Amortization Event with respect to the Series 2013-A Notes has occurred and is continuing, and (z) the result of (a) the actual number of days in the related Series 2013-A Interest Period during which an Amortization Event with respect to the Series 2013-A Notes has occurred and is continuing divided by (b) 360 plus (ii) all previously due and unpaid amounts described in clause (i) with respect to prior Series 2013-A Interest Periods (together with interest on such unpaid amounts required to be paid in this clause (ii) at the rate specified in clause (i)).
“Class A Monthly Interest Amount” means, with respect to any Payment Date, an amount equal to the sum of: (i) the Class A Daily Interest Amount for each day in the Series 2013-A Interest Period ending on the Determination Date related to such Payment Date; plus (ii) all previously due and unpaid amounts described in clause (i) with respect to prior Series 2013-A Interest Periods (together with interest on such unpaid amounts required to be paid in this clause (ii) at the Class A Note Rate); plus (iii) the Class A Undrawn Fee with respect to each Class A Investor Group for such Payment Date; plus (iv) the applicable Class A Program Fee with respect to each Class A Investor Group for such Payment Date; plus (v) the Class A CP True-Up Payment Amounts, if any, owing to each Class A Noteholder on such Payment Date.
“Class A Non-Consenting Purchaser” has the meaning specified in Section 9.2(a)(i)(E).
“Class A Non-Defaulting Committed Note Purchaser” has the meaning specified in Section 2.2(a)(vii).
“Class A Non-Delayed Amount” means, with respect to any Class A Delayed Funding Purchaser and a Class A Advance for which the Class A Delayed Funding Purchaser delivered a Class A Delayed Funding Notice, an amount equal to the excess of such Class A Delayed

Funding Purchaser’s ratable portion of such Class A Advance over its Class A Delayed Amount in respect of such Class A Advance.
“Class A Note Rate” means, for any Series 2013-A Interest Period, the weighted average of the sum of (a) the weighted average (by outstanding principal balance) of the Class A CP Rates applicable to the Class A CP Tranche, (b) the Eurodollar Rate (Reserve Adjusted) applicable to the Class A Eurodollar Tranche and (c) the Base Rate applicable to the Class A Base Rate Tranche, in each case, for such Series 2013-A Interest Period; provided, however, that the Class A Note Rate will in no event be higher than the maximum rate permitted by applicable law.
“Class A Note Repurchase Amount” has the meaning specified in Section 11.1.
“Class A Noteholder” means each Person in whose name a Class A Note is registered in the Note Register.
“Class A Notes” means any one of the Series 2013-A Variable Funding Rental Car Asset Backed Notes, Class A, executed by HVF II and authenticated by or on behalf of the Trustee, substantially in the form of Exhibit A-1 hereto.
“Class A Participants” has the meaning specified in Section 9.3(a)(iv).
“Class A Permitted Delayed Amount” is defined in Section 2.2(a)(v)(a).
“Class A Permitted Required Non-Delayed Percentage” means, 10% or 25%.
“Class A Potential Terminated Purchaser” has the meaning specified in Section 9.2(a)(i).
“Class A Principal Amount” means, when used with respect to any date, an amount equal to the sum of the Class A Investor Group Principal Amount as of such date with respect to each Class A Investor Group as of such date; provided that, during the Series 2013-A Revolving Period, for purposes of determining whether or not the Requisite Indenture Investors, Requisite Group I Investors or Series 2013-A Required Noteholders have given any consent, waiver, direction or instruction, the Class A Principal Amount held by each Class A Noteholder shall be deemed to include, without double counting, such Class A Noteholder’s undrawn portion of the “Class A Maximum Investor Group Principal Amount” (i.e., the unutilized purchase commitments with respect to the Class A Notes under this Series 2013-A Supplement) for such Class A Noteholder’s Class A Investor Group.
“Class A Program Fee” means, with respect to each Payment Date and each Class A Investor Group, an amount equal to the sum with respect to each day in the related Series 2013-A Interest Period of the product of:
(a)    the Class A Program Fee Rate for such Class A Investor Group (or, if applicable, Class A Program Fee Rate for the related Class A Conduit Investor and Class A Committed Note Purchaser in such Class A Investor Group, respectively, if each of such Class A Conduit Investor and Class A Committed Note Purchaser is funding a portion of such Class A Investor Group’s Class A Investor Group Principal Amount) for such day, and
(b)    the Class A Investor Group Principal Amount for such Class A Investor Group (or, if applicable, the portion of the Class A Investor Group Principal Amount for the related Class A Conduit Investor and Class A Committed Note Purchaser in such Class A Investor Group, respectively, if each of such Class A Conduit Investor and Class A Committed Note Purchaser is funding a portion of such Class A Investor Group’s Class A Investor Group Principal Amount) for such day (after giving effect to all Class A Advances and Class A Decreases on such day), and
(c)    1/360.
“Class A Program Fee Rate” has the meaning specified in the applicable Class A/B/C Program Fee Letter.
“Class A Program Support Agreement” means any agreement entered into by any Class A Program Support Provider in respect of any Class A Commercial Paper and/or Class A Note providing for the issuance of one or more letters of credit for the account of a Class A Committed Note Purchaser or a Class A Conduit Investor, the issuance of one or more insurance policies for which a Class A Committed Note Purchaser or a Class A Conduit Investor is obligated to reimburse the applicable Class A Program Support Provider for any drawings thereunder, the sale by a Class A Committed Note Purchaser or a Class A Conduit Investor to any Class A Program Support Provider of the Class A Notes (or portions thereof or interests therein) and/or the making of loans and/or other extensions of credit to a Class A Committed Note Purchaser or a Class A Conduit Investor in connection with such Class A Conduit Investor’s securitization program, together with any letter of credit, insurance policy or other instrument issued thereunder or guaranty thereof (but excluding any discretionary advance facility provided by a Class A Committed Note Purchaser).
“Class A Program Support Provider” means any financial institutions and any other or additional Person now or hereafter extending credit or having a commitment to extend credit to or for the account of, and/or agreeing to make purchases from, a Class A Committed Note Purchaser or a Class A Conduit Investor in respect of such Class A Committed Note Purchaser’s or Class A Conduit Investor’s Class A Commercial Paper and/or Class A Note, and/or agreeing to issue a letter of credit or insurance policy or other instrument to support any obligations arising under or in connection with such Class A Conduit Investor’s securitization program as it relates to any Class A Commercial Paper issued by such Class A Conduit Investor, in each case pursuant to a Class A Program Support Agreement and any guarantor of any such person; provided that, no Disqualified Party shall be a “Class A Program Support Provider” without the prior written consent of an Authorized Officer of HVF II, which consent may be withheld for any reason in HVF II’s sole and absolute discretion.
“Class A Replacement Purchaser” has the meaning specified in Section 9.2(a)(i).

“Class A Required Non-Delayed Amount” means, with respect to a Class A Delayed Funding Purchaser and a proposed Class A Advance, the excess, if any, of (a) the Class A Required Non-Delayed Percentage of such Class A Delayed Funding Purchaser’s Class A Maximum Investor Group Principal Amount as of the date of such proposed Class A Advance over (b) with respect to each previously Class A Designated Delayed Advance of such Class A Delayed Funding Purchaser with respect to which the related Class A Advance occurred during the 35 days preceding the date of such proposed Class A Advance, if any, the sum of, with respect to each such previously Class A Designated Delayed Advance for which the related Class A Delayed Funding Date will not have occurred on or prior to the date of such proposed Class A Advance, the Class A Non-Delayed Amount with respect to each such previously Class A Designated Delayed Advance.
“Class A Required Non-Delayed Percentage” means, as of the Sixth Restatement Effective Date, 10%, and as of any date thereafter, the Class A Permitted Required Non-Delayed Percentage most recently specified in a written notice delivered by HVF II to the Administrative Agent, each Class A Funding Agent, each Class A Committed Note Purchaser and each Class A Conduit Investor at least 35 days prior to the effective date specified therein.
“Class A Second Delayed Funding Notice” is defined in Section 2.2(a)(v)(C).
“Class A Second Delayed Funding Notice Amount” has the meaning specified in Section 2.2(a)(v)(C).
“Class A Second Permitted Delayed Amount” is defined in Section 2.2(a)(v)(C).
“Class A Terminated Purchaser” has the meaning specified in Section 9.2(a)(i).
“Class A Transferee” has the meaning specified in Section 9.3(a)(v).
“Class A Undrawn Fee” means:
(a) with respect to each Payment Date on or prior to the Series 2013-A Commitment Termination Date and each Class A Investor Group, an amount equal to the sum with respect to each day in the Series 2013-A Interest Period of the product of:
(i)    the Class A Undrawn Fee Rate for such Class A Investor Group for such day, and
(ii)    the excess, if any, of (i) the Class A Maximum Investor Group Principal Amount for the related Class A Investor Group over (ii) the Class A Investor Group Principal Amount for the related Class A Investor Group (after giving effect to all Class A Advances and Class A Decreases on such day), in each case for such day, and
(iii)    1/360, and
(b) with respect to each Payment Date following the Series 2013-A Commitment Termination Date, zero.

“Class A Undrawn Fee Rate” has the meaning specified in the Class A/B/C Program Fee Letter.
“Class A Up-Front Fee” for each Class A Committed Note Purchaser has the meaning specified in the Class A/B/C Up-Front Fee Letter, if any, for such Class A Committed Note Purchaser.
“Class A Voluntary Decrease” has the meaning specified in Section 2.3(c)(i).
“Class A Voluntary Decrease Amount” has the meaning specified in Section 2.3(c)(i).
“Class A/B/C Adjusted Advance Rate” means, as of any date of determination, with respect to any Series 2013-A AAA Select Component, a percentage equal to the greater of:
(a)
(i) the Class A/B/C Baseline Advance Rate with respect to such Series 2013-A AAA Select Component as of such date, minus
(ii) the Class A/B/C Concentration Excess Advance Rate Adjustment as of such date, if any, with respect to such Series 2013-A AAA Select Component, minus
(iii) the Class A/B/C MTM/DT Advance Rate Adjustment as of such date, if any, with respect to such Series 2013-A AAA Select Component; and
(b) zero.
“Class A/B/C Adjusted Principal Amount” means, as of any date of determination, the excess, if any, of (A) the sum of (i) the Class A Principal Amount as of such date, (ii) the Class B Principal Amount as of such date and (ii) the Class C Principal Amount as of such date over (B) the Series 2013-A Principal Collection Account Amount as of such date.
“Class A/B/C Advance Request” means, with respect to any Class A Advance, Class B Advance or Class C Advance requested by HVF II, an advance request substantially in the form of Exhibit J-1 hereto with respect to such Class A Advance, Class B Advance or Class C Advance, as applicable.
“Class A/B/C Asset Coverage Threshold Amount” means, as of any date of determination, an amount equal to the Class A/B/C Adjusted Principal Amount divided by the Class A/B/C Blended Advance Rate, in each case as of such date.
“Class A/B/C Baseline Advance Rate” means, with respect to each Series 2013-A AAA Select Component, the percentage set forth opposite such Series 2013-A AAA Select Component in the following table:

Series 2013-A AAA Component	Class A/B/C Baseline Advance Rate
Series 2013-A Eligible Investment Grade Program Vehicle Amount	88.25%
Series 2013-A Eligible Investment Grade Program Receivable Amount	88.25%
Series 2013-A Eligible Non-Investment Grade Program Vehicle Amount	73.00%
Series 2013-A Eligible Non-Investment Grade (High) Program Receivable Amount	73.00%
Series 2013-A Eligible Non-Investment Grade (Low) Program Receivable Amount	0.00%
Series 2013-A Eligible Investment Grade Non-Program Vehicle Amount	76.75%
Series 2013-A Eligible Non-Investment Grade Non-Program Vehicle Amount	72.00%
Group I Cash Amount	100%
Series 2013-A Remainder AAA Amount	0.00%

“Class A/B/C Blended Advance Rate” means, as of any date of determination, the percentage equivalent of a fraction, the numerator of which is the Class A/B/C Blended Advance Rate Weighting Numerator and the denominator of which is the Series 2013-A Blended Advance Rate Weighting Denominator, in each case as of such date.
“Class A/B/C Blended Advance Rate Weighting Numerator” means, as of any date of determination, an amount equal to the sum of an amount with respect to each Series 2013-A AAA Select Component equal to the product of such Series 2013-A AAA Select Component and the Class A/B/C Adjusted Advance Rate with respect to such Series 2013-A AAA Select Component, in each case as of such date.
“Class A/B/C Concentration Adjusted Advance Rate” means as of any date of determination,
(i) with respect to the Series 2013-A Eligible Investment Grade Non-Program Vehicle Amount, the excess, if any, of the Class A/B/C Baseline Advance Rate with respect to such Series 2013-A Eligible Investment Grade Non-Program Vehicle Amount over the Class A/B/C Concentration Excess Advance Rate Adjustment with respect to such Series 2013-A Eligible Investment Grade Non-Program Vehicle Amount, in each case as of such date, and
(ii) with respect to the Series 2013-A Eligible Non-Investment Grade Non-Program Vehicle Amount, the excess, if any, of the Class A/B/C Baseline Advance Rate with respect to such Series 2013-A Eligible Non-Investment Grade Non-Program Vehicle Amount over the Class A/B/C Concentration Excess Advance

Rate Adjustment with respect to such Series 2013-A Eligible Non-Investment Grade Non-Program Vehicle Amount, in each case as of such date.
“Class A/B/C Concentration Excess Advance Rate Adjustment” means, with respect to any Series 2013-A AAA Select Component as of any date of determination, the lesser of:
(a) the percentage equivalent of a fraction, the numerator of which is (I) the product of (A) the portion of the Series 2013-A Concentration Excess Amount, if any, allocated to such Series 2013-A AAA Select Component by HVF II and (B) the Class A/B/C Baseline Advance Rate with respect to such Series 2013-A AAA Select Component, and the denominator of which is (II) such Series 2013-A AAA Select Component, in each case as of such date, and
(b) the Class A/B/C Baseline Advance Rate with respect to such Series 2013-A AAA Select Component;
provided that, the portion of the Series 2013-A Concentration Excess Amount allocated pursuant to the preceding clause (a)(I)(A) shall not exceed the portion of such Series 2013-A AAA Select Component that was included in determining whether such Series 2013-A Concentration Excess Amount exists.
“Class A/B/C MTM/DT Advance Rate Adjustment” means, as of any date of determination,
(a) with respect to the Series 2013-A Eligible Investment Grade Non-Program Vehicle Amount, a percentage equal to the product of (i) the Series 2013-A Failure Percentage as of such date and (ii) the Class A/B/C Concentration Adjusted Advance Rate with respect to the Series 2013-A Eligible Investment Grade Non-Program Vehicle Amount, in each case as of such date;
(b) with respect to the Series 2013-A Eligible Non-Investment Grade Non-Program Vehicle Amount, a percentage equal to the product of (i) the Series 2013-A Failure Percentage as of such date and (ii) the Class A/B/C Concentration Adjusted Advance Rate with respect to the Series 2013-A Eligible Non-Investment Grade Non-Program Vehicle Amount, in each case as of such date; and
(c) with respect to any other Series 2013-A AAA Component, zero.
“Class A/B/C Program Fee Letter” means, with respect to each Class A Conduit Investor, Class B Conduit Investor, Class C Conduit Investor, Class A Committed Note Purchaser, Class B Committed Note Purchaser or Class C Committed Note Purchaser, as applicable, that certain fee letter, dated as of the Sixth Restatement Effective Date, by and among each Class A Conduit Investor, Class B Conduit Investor, Class C Conduit Investor, Class A Committed Note Purchaser, Class B Committed Note Purchaser or Class C Committed Note Purchaser, in each case, party thereto, and HVF II setting forth the definition of Class A Program Fee Rate, the definition of Class B Program Fee Rate, the definition of Class C Program Fee Rate, the definition of Class A Undrawn Fee Rate, the definition of Class B Undrawn Fee Rate and the definition of Class C Undrawn Fee Rate with respect to such Class A Class A Conduit Investor, Class B Conduit Investor, Class C Conduit Investor, Class A Committed Note Purchaser, Class B Committed Note Purchaser or Class C Committed Note Purchaser.
“Class A/B/C Up-Front Fee Letter” means, with respect to a Class A Committed Note Purchaser, Class B Committed Note Purchaser or Class C Committed Note Purchaser, as applicable, that certain fee letter, dated as of the Sixth Restatement Effective Date, by and among each Class A Committed Note Purchaser, each Class B Committed Note Purchaser, each Class C Committed Note Purchaser, each Class A Funding Agent, each Class B Funding Agent, each Class C Funding Agent, in each case, party thereto, and HVF II setting forth the definition of Class A Up-Front Fee, the definition of Class B Up-Front Fee and the definition of Class C Up-Front Fee with respect to such Class A Committed Note Purchaser, Class B Committed Note Purchaser or Class C Committed Note Purchaser.
“Class A/B/C/D Adjusted Asset Coverage Threshold Amount” means, as of any date of determination, the greater of (a) the excess, if any, of (i) the Class A/B/C/D Asset Coverage Threshold Amount over (ii) the sum of (A) the Series 2013-A Letter of Credit Amount and (B) the Series 2013-A Available Reserve Account Amount and (b) the Series 2013-A Adjusted Principal Amount, in each case, as of such date.
“Class A/B/C/D Adjusted Principal Amount” means, as of any date of determination, the excess, if any, of (A) the sum of (i) the Class A Principal Amount as of such date, (ii) the Class B Principal Amount as of such date, (iii) the Class C Principal Amount as of such date and (iv) the Class D Principal Amount as of such date over (B) the Series 2013-A Principal Collection Account Amount as of such date.
“Class A/B/C/D Asset Coverage Threshold Amount” means, as of any date of determination, an amount equal to the greater of the Class A/B/C Asset Coverage Threshold Amount and the Class D Asset Coverage Threshold Amount, in each case as of such date.
“Class A/B/C/D Maximum Principal Amount” means, as of any date of determination, the sum of the Class A Maximum Principal Amount, the Class B Maximum Principal Amount, the Class C Maximum Principal Amount and the Class D Maximum Principal Amount, in each case as of such date.
“Class B Acquiring Committed Note Purchaser” has the meaning specified in Section 9.3(b)(i).
“Class B Acquiring Investor Group” has the meaning specified in Section 9.3(b)(iii).
“Class B Action” has the meaning specified in Section 9.2(b)(i)(E).
“Class B Addendum” means an addendum substantially in the form of Exhibit K-2.

“Class B Additional Investor Group” means, collectively, a Class B Conduit Investor, if any, and the Class B Committed Note Purchaser(s) with respect to such Class B Conduit Investor or, if there is no Class B Conduit Investor with respect to any Class B Investor Group the Class B Committed Note Purchaser(s) with respect to such Class B Investor Group, in each case, that becomes party hereto as of any date after the Sixth Restatement Effective Date pursuant to Section 2.1 in connection with an increase in the Class B Maximum Principal Amount; provided that, for the avoidance of doubt, a Class B Investor Group that is both a Class B Additional Investor Group and a Class B Acquiring Investor Group shall be deemed to be a Class B Additional Investor Group solely in connection with, and to the extent of, the commitment of such Class B Investor Group that increases the Class B Maximum Principal Amount when such Class B Additional Investor Group becomes a party hereto and Class B Additional Series 2013-A Notes are issued pursuant to Section 2.1, and references herein to such a Class B Investor Group as a “Class B Additional Investor Group” shall not include the commitment of such Class B Investor Group as a Class B Acquiring Investor Group (the Class B Maximum Investor Group Principal Amount of any such “Class B Additional Investor Group” shall not include any portion of the Class B Maximum Investor Group Principal Amount of such Class B Investor Group acquired pursuant to an assignment to such Class B Investor Group as a Class B Acquiring Investor Group, whereas references to the Class B Maximum Investor Group Principal Amount of such “Class B Investor Group” shall include the entire Class B Maximum Investor Group Principal Amount of such Class B Investor Group as both a Class B Additional Investor Group and a Class B Acquiring Investor Group).
“Class B Additional Investor Group Initial Principal Amount” means, with respect to each Class B Additional Investor Group, on the effective date of the addition of each member of such Class B Additional Investor Group as a party hereto, the amount scheduled to be advanced by such Class B Additional Investor Group on such effective date, which amount may not exceed the product of (a) the Class B Drawn Percentage (immediately prior to the addition of such Class B Additional Investor Group as a party hereto) and (b) the Class B Maximum Investor Group Principal Amount of such Class B Additional Investor Group on such effective date (immediately after the addition of such Class B Additional Investor Group as parties hereto).
“Class B Additional Series 2013-A Notes” has the meaning specified in Section 2.1(d)(ii).
“Class B Advance” has the meaning specified in Section 2.2(b)(i).
“Class B Advance Deficit” has the meaning specified in Section 2.2(b)(vii).
“Class B Affected Person” has the meaning specified in Section 3.3(b).
“Class B Assignment and Assumption Agreement” has the meaning specified in Section 9.3(b)(i).
“Class B Available Delayed Amount Committed Note Purchaser” means, with respect to any Class B Advance, any Class B Committed Note Purchaser that either (i) has not delivered a Class B Delayed Funding Notice with respect to such Class B Advance or (ii) has delivered a Class B Delayed Funding Notice with respect to such Class B Advance, but (x) has a Class B

Delayed Amount with respect to such Class B Advance equal to zero and (y) after giving effect to the funding of any amount in respect of such Class B Advance to be made by such Class B Committed Note Purchaser or the Class B Conduit Investor in such Class B Committed Note Purchaser’s Class B Investor Group on the proposed date of such Class B Advance, has a Class B Required Non-Delayed Amount that is greater than zero.
“Class B Available Delayed Amount Purchaser” means, with respect to any Class B Advance, any Class B Available Delayed Amount Committed Note Purchaser, or any Class B Conduit Investor in such Class B Available Delayed Amount Committed Note Purchaser’s Class B Investor Group, that funds all or any portion of a Class B Second Delayed Funding Notice Amount with respect to such Class B Advance on the date of such Class B Advance.
“Class B Base Rate Tranche” means that portion of the Class B Principal Amount purchased or maintained with Class B Advances that bear interest by reference to the Base Rate.
“Class B Commercial Paper” means the promissory notes of each Class B Noteholder issued by such Class B Noteholder in the commercial paper market and allocated to the funding of Class B Advances in respect of the Class B Notes.
“Class B Commitment” means, the obligation of the Class B Committed Note Purchasers included in each Class B Investor Group to fund Class B Advances pursuant to Section 2.2(b) in an aggregate stated amount up to the Class B Maximum Investor Group Principal Amount for such Class B Investor Group.
“Class B Commitment Percentage” means, on any date of determination, with respect to any Class B Investor Group, the fraction, expressed as a percentage, the numerator of which is such Class B Investor Group’s Class B Maximum Investor Group Principal Amount on such date and the denominator is the Class B Maximum Principal Amount on such date.
“Class B Committed Note Purchaser Percentage” means, with respect to any Class B Committed Note Purchaser, the percentage set forth opposite the name of such Class B Committed Note Purchaser on Schedule IV hereto.
“Class B Committed Note Purchaser” has the meaning specified in the Preamble.
“Class B Conduit Assignee” means, with respect to any Class B Conduit Investor, any commercial paper conduit, whose commercial paper has ratings of at least “A-2” from Standard & Poor’s and “P2” from Moody’s, that is administered by the Class B Funding Agent with respect to such Class B Conduit Investor or any Affiliate of such Class B Funding Agent, in each case, designated by such Class B Funding Agent to accept an assignment from such Class B Conduit Investor of the Class B Investor Group Principal Amount or a portion thereof with respect to such Class B Conduit Investor pursuant to Section 9.3(b)(ii).
“Class B Conduit Investors” has the meaning specified in the Preamble.
“Class B Conduits” has the meaning set forth in the definition of “Class B CP Rate”.

“Class B CP Fallback Rate” means, as of any date of determination and with respect to any Class B Advance funded or maintained by any Class B Funding Agent’s Class B Investor Group through the issuance of Class B Commercial Paper during any Series 2013-A Interest Period, the London Interbank Offered Rate appearing on the BBA Libor Rates Page at approximately 11:00 a.m. (London time) on the first day of such Series 2013-A Interest Period as the rate for dollar deposits with a one-month maturity.
“Class B CP Notes” has the meaning set forth in Section 2.2(b)(iii).
“Class B CP Rate” means, with respect to a Class B Conduit Investor in any Class B Investor Group (i) for any day during any Series 2013-A Interest Period funded by such a Class B Conduit Investor set forth in Schedule IV hereto or any other such Class B Conduit Investor that elects in its Class B Assignment and Assumption Agreement to make this clause (i) applicable (collectively, the “Class B Conduits”), the per annum rate equivalent to the weighted average of the per annum rates paid or payable by such Class B Conduits (or the Person(s) issuing short term promissory notes on behalf of such Class B Conduits) from time to time as interest on or otherwise (by means of interest rate hedges or otherwise taking into consideration any incremental carrying costs associated with short term promissory notes issued by such Class B Conduits (or the Person(s) issuing short term promissory notes on behalf of such Class B Conduits) maturing on dates other than those certain dates on which such Class B Conduits (or the Person(s) issuing short term promissory notes on behalf of such Class B Conduits) are to receive funds) in respect of the promissory notes issued by such Class B Conduits (or the Person(s) issuing short term promissory notes on behalf of such Class B Conduits) that are allocated in whole or in part by their respective Class B Funding Agent (on behalf of such Class B Conduits (or the Person(s) issuing short term promissory notes on behalf of such Class B Conduits)) to fund or maintain the Class B Principal Amount or that are issued by such Class B Conduits (or the Person(s) issuing short term promissory notes on behalf of such Class B Conduits) specifically to fund or maintain the Class B Principal Amount, in each case, during such period, as determined by their respective Class B Funding Agent (on behalf of such Class B Conduits (or the Person(s) issuing short term promissory notes on behalf of such Class B Conduits)), including (x) the commissions of placement agents and dealers in respect of such promissory notes, to the extent such commissions are allocated, in whole or in part, to such promissory notes by the related Class B Committed Note Purchasers (on behalf of such Class B Conduits (or the Person(s) issuing short term promissory notes on behalf of such Conduits)), (y) all reasonable costs and expenses of any issuing and paying agent or other person responsible for the administration of such Class B Conduits’ (or the Person(s) issuing short term promissory notes on behalf of such Class B Conduits’) commercial paper programs in connection with the preparation, completion, issuance, delivery or payment of Class B Commercial Paper, and (z) the costs of other borrowings by such Class B Conduits (or the Person(s) issuing short term promissory notes on behalf of such Class B Conduits) including borrowings to fund small or odd dollar amounts that are not easily accommodated in the commercial paper market; provided, however, that if any component of such rate in this clause (i) is a discount rate, in calculating the Class B CP Rate, the respective Class B Funding Agent for such Class B Conduits shall for such component use the rate resulting from converting such discount rate to an interest bearing equivalent rate per annum and (ii) for any Series 2013-A Interest Period for any portion of the

Class B Commitment of the related Class B Investor Group funded by any other Class B Conduit Investor, the “Class B CP Rate” applicable to such Class B Conduit Investor (or the Person(s) issuing short term promissory notes on behalf of such Class B Conduit) as set forth in its Class B Assignment and Assumption Agreement. Notwithstanding anything to the contrary in the preceding provisions of this definition, if any Class B Funding Agent shall fail to notify HVF II and the Group I Administrator of the applicable CP Rate for the Class B Advances made by its Class B Investor Group for the related Series 2013-A Interest Period by 11:00 a.m. (New York City time) on any Determination Date in accordance with Section 3.1(b)(i) of the Series 2013-A Supplement, then the Class B CP Rate with respect to such Class B Funding Agent’s Class B Investor Group for each day during such Series 2013-A Interest Period shall equal the Class B CP Fallback Rate with respect to such Series 2013-A Interest Period.
“Class B CP Tranche” means that portion of the Class B Principal Amount purchased or maintained with Class B Advances that bear interest by reference to the Class B CP Rate.
“Class B CP True-Up Payment Amount” has the meaning set forth in Section 3.1(f).
“Class B Daily Interest Amount” means, for any day in a Series 2013-A Interest Period, an amount equal to the result of (a) the product of (i) the Class B Note Rate for such Series 2013-A Interest Period and (ii) the Class B Principal Amount as of the close of business on such date divided by (b) 360.
“Class B Decrease” means a Class B Mandatory Decrease or a Class B Voluntary Decrease, as applicable.
“Class B Defaulting Committed Note Purchaser” has the meaning specified in Section 2.2(b)(vii).
“Class B Deficiency Amount” has the meaning specified in Section 3.1(c)(ii).
“Class B Delayed Amount” has the meaning specified in Section 2.2(b)(v)(A).
“Class B Delayed Funding Date” has the meaning specified in Section 2.2(b)(v)(A).
“Class B Delayed Funding Notice” has the meaning specified in Section 2.2(b)(v)(A).
“Class B Delayed Funding Purchaser” means, as of any date of determination, each Class B Committed Note Purchaser party to this Series 2013-A Supplement.
“Class B Delayed Funding Reimbursement Amount” means, with respect to any Class B Delayed Funding Purchaser, with respect to the portion of the Class B Delayed Amount of such Class B Delayed Funding Purchaser funded by the Class B Available Delayed Amount Purchaser(s) on the date of the Class B Advance related to such Class B Delayed Amount, an amount equal to the excess, if any, of (a) such portion of the Class B Delayed Amount funded by the Class B Available Delayed Amount Purchaser(s) on the date of the Class B Advance related to such Class B Delayed Amount over (b) the amount, if any, by which the portion of any payment of principal (including any Class B Decrease), if any, made by HVF II to each such

Class B Available Delayed Amount Purchaser on any date during the period from and including the date of the Advance related to such Class B Delayed Amount to but excluding the Class B Delayed Funding Date for such Class B Delayed Amount, was greater than what it would have been had such portion of the Class B Delayed Amount been funded by such Class B Delayed Funding Purchaser on such Class B Advance Date.
“Class B Designated Delayed Advance” has the meaning specified in Section 2.2(b)(v)(A).
“Class B Drawn Percentage” means, as of any date of determination, a fraction expressed as a percentage, the numerator of which is the Class B Principal Amount and the denominator of which is the Class B Maximum Principal Amount, in each case as of such date.
“Class B Eurodollar Tranche” means that portion of the Class B Principal Amount purchased or maintained with Class B Advances that bear interest by reference to the Eurodollar Rate (Reserve Adjusted).
“Class B Excess Principal Event” shall be deemed to have occurred if, on any date, the Class B Principal Amount as of such date exceeds the Class B Maximum Principal Amount as of such date.
“Class B Funding Agent” has the meaning specified in the Preamble.
“Class B Funding Conditions” means, with respect to any Class B Advance requested by HVF II pursuant to Section 2.2, the following shall be true and correct both immediately before and immediately after giving effect to such Class B Advance:
(a) the representations and warranties of HVF II set out in Article V of the Base Indenture and Article VIII of the Group I Supplement and the representations and warranties of HVF II and the Group I Administrator set out in Article VI of this Series 2013-A Supplement and the representations and warranties of the Nominee set out in Article XII of the Nominee Agreement, in each case, shall be true and accurate as of the date of such Class B Advance with the same effect as though made on that date (unless stated to relate solely to an earlier date, in which case such representations and warranties shall be true and correct as of such earlier date);
(b) the related Funding Agent shall have received an executed Class A/B/C Advance Request certifying as to the current Group I Aggregate Asset Amount, delivered in accordance with the provisions of Section 2.2;
(c) no Class B Excess Principal Event is continuing; provided that, solely for purposes of calculating whether a Class B Excess Principal Event is continuing under this clause (c), the Class B Principal Amount shall be deemed to be increased by all Class B Delayed Amounts, if any, that any Class B Delayed Funding Purchaser(s) in a Class B Investor Group are required to fund on a Class B Delayed Funding Date that is scheduled to occur after the date of such requested Class B Advance that have not been funded on or prior to the date of such requested Class B Advance;
(d) no Amortization Event or Potential Amortization Event, in each case with respect to the Series 2013-A Notes, exists;
(e) if such Class B Advance is in connection with any issuance of Class B Additional Notes or any Class B Investor Group Maximum Principal Increase, then the amount of such issuance or increase shall be equal to or greater than $2,500,000 and integral multiples of $100,000 in excess thereof;
(f) the Series 2013-A Revolving Period is continuing;
(g) if the Group I Net Book Value of any vehicle owned by HVF is included in the calculation of the Series 2013-A Asset Amount as of such date (on a pro forma basis after giving effect to the application of such Class B Advance on such date), then the representations and warranties of HVF set out in Article VIII of the HVF Series 2013-G1 Supplement shall be true and accurate as of the date of such Class B Advance with the same effect as though made on that date (unless stated to relate solely to an earlier date, in which case such representations and warranties shall be true and correct as of such earlier date);
(h) if the Group I Net Book Value of any vehicle owned by any Group I Leasing Company (other than HVF) is included in the calculation of the Series 2013-A Asset Amount as of such date (on a pro forma basis after giving effect to the application of such Class B Advance on such date), then the representations and warranties of such Group I Leasing Company set out in the Group I Leasing Company Related Documents with respect to such Group I Leasing Company shall be true and accurate as of the date of such Class B Advance with the same effect as though made on that date (unless stated to relate solely to an earlier date, in which case such representations and warranties shall be true and correct as of such earlier date);
(i) if such Class B Advance is being made during the RCFC Nominee Non-Qualified Period, then the representations and warranties of RCFC set out in Article XII of the RCFC Nominee Agreement shall be true and accurate as of the date of such Class B Advance with the same effect as though made on that date (unless stated to relate solely to an earlier date, in which case such representations and warranties shall be true and correct as of such earlier date); and
(j) if (i) such Class B Advance is being made on or after the RCFC Nominee Qualification Date and (ii) the Group I Aggregate Asset Coverage Threshold Amount as of such date is greater than the Group I Aggregate Asset Amount as of such date (excluding from the Group I Aggregate Asset Amount the Group I Net Book Value of all Group I Eligible Vehicles the Certificates of Title for which are then titled in the name of RCFC), then the representations and warranties of RCFC set out in Article XII of the RCFC Nominee Agreement shall be true and accurate as of the date of such Class B

Advance with the same effect as though made on that date (unless stated to relate solely to an earlier date, in which case such representations and warranties shall be true and correct as of such earlier date).
“Class B Initial Advance Amount” means, with respect to any Class B Noteholder, the amount specified as such on Schedule IV hereto with respect to such Class B Noteholder.
“Class B Initial Investor Group Principal Amount” means, with respect to each Class B Investor Group, the amount set forth and specified as such opposite the name of the Class B Committed Note Purchaser included in such Class B Investor Group on Schedule IV hereto.
“Class B Investor Group” means, (i) collectively, a Class B Conduit Investor, if any, and the Class B Committed Note Purchaser(s) with respect to such Class B Conduit Investor or, if there is no Class B Conduit Investor with respect to any Class B Investor Group, the Class B Committed Note Purchaser(s) with respect to such Class B Investor Group, in each case, party hereto as of the Sixth Restatement Effective Date and (ii) any Class B Additional Investor Group.
“Class B Investor Group Maximum Principal Increase” has the meaning specified in Section 2.1(c)(ii).
“Class B Investor Group Maximum Principal Increase Addendum” means an addendum substantially in the form of Exhibit M-2.
“Class B Investor Group Maximum Principal Increase Amount” means, with respect to each Class B Investor Group Maximum Principal Increase, on the effective date of any Class B Investor Group Maximum Principal Increase with respect to any Class B Investor Group, the amount scheduled to be advanced by such Class B Investor Group on such effective date, which amount may not exceed the product of (a) the Class B Drawn Percentage (immediately prior to the effectiveness of such Class B Investor Group Maximum Principal Increase) and (b) the amount of such Class B Investor Group Maximum Principal Increase.
“Class B Investor Group Principal Amount” means, as of any date of determination with respect to any Class B Investor Group, the result of: (i) if such Class B Investor Group is a Class B Additional Investor Group, such Class B Investor Group’s Class B Additional Investor Group Initial Principal Amount, and otherwise, such Class B Investor Group’s Class B Initial Investor Group Principal Amount, plus (ii) the Class B Investor Group Maximum Principal Increase Amount with respect to each Class B Investor Group Maximum Principal Increase applicable to such Class B Investor Group, if any, on or prior to such date, plus (iii) the principal amount of the portion of all Class B Advances funded by such Class B Investor Group on or prior to such date (excluding, for the avoidance of doubt, any Class B Initial Advance Amount from the calculation of such Class B Advances), minus (iv) the amount of principal payments (whether pursuant to a Class B Decrease, a redemption or otherwise) made to such Class B Investor Group pursuant to this Series 2013-A Supplement on or prior to such date, plus (v) the amount of principal payments recovered from such Class B Investor Group by a trustee as a preference payment in a bankruptcy proceeding of HVF II or otherwise on or prior to such date.

“Class B Investor Group Supplement” has the meaning specified in Section 9.3(c)(ii).
“Class B Majority Program Support Providers” means, with respect to the related Class B Investor Group, Class B Program Support Providers holding more than 50% of the aggregate commitments of all Class B Program Support Providers.
“Class B Mandatory Decrease” has the meaning specified in Section 2.3(b)(ii).
“Class B Mandatory Decrease Amount” has the meaning specified in Section 2.3(b)(ii).
“Class B Maximum Investor Group Principal Amount” means, with respect to each Class B Investor Group as of any date of determination, the amount specified as such for such Class B Investor Group on Schedule IV hereto for such date of determination, as such amount may be increased or decreased from time to time in accordance with the terms hereof; provided that, on any day after the occurrence and during the continuance of an Amortization Event with respect to the Series 2013-A Notes, the Class B Maximum Investor Group Principal Amount with respect to each Class B Investor Group shall not exceed the Class B Investor Group Principal Amount for such Class B Investor Group.
“Class B Maximum Principal Amount” means $259,875,000.00; provided that such amount may be (i) reduced at any time and from time to time by HVF II upon notice to each Series 2013-A Noteholder, the Administrative Agent, each Conduit Investor and each Committed Note Purchaser in accordance with the terms of this Series 2013-A Supplement, or (ii) increased at any time and from time to time upon (a) a Class B Additional Investor Group becoming party to this Series 2013-A Supplement in accordance with the terms hereof or (b) the effective date for any Class B Investor Group Maximum Principal Increase.
“Class B Monthly Default Interest Amount” means, with respect to any Payment Date, an amount equal to the sum of (i) an amount equal to the product of (x) 2.0%, (y) the result of (a) the sum of the Class B Principal Amount as of each day during the related Series 2013-A Interest Period (after giving effect to any increases or decreases to the Class B Principal Amount on such day) during which an Amortization Event with respect to the Series 2013-A Notes has occurred and is continuing divided by (b) the actual number of days in the related Series 2013-A Interest Period during which an Amortization Event with respect to the Series 2013-A Notes has occurred and is continuing, and (z) the result of (a) the actual number of days in the related Series 2013-A Interest Period during which an Amortization Event with respect to the Series 2013-A Notes has occurred and is continuing divided by (b) 360 plus (ii) all previously due and unpaid amounts described in clause (i) with respect to prior Series 2013-A Interest Periods (together with interest on such unpaid amounts required to be paid in this clause (ii) at the rate specified in clause (i)).
“Class B Monthly Interest Amount” means, with respect to any Payment Date, an amount equal to the sum of: (i) the Class B Daily Interest Amount for each day in the Series 2013-A Interest Period ending on the Determination Date related to such Payment Date; plus (ii) all previously due and unpaid amounts described in clause (i) with respect to prior Series 2013-A Interest Periods (together with interest on such unpaid amounts required to be paid in this clause (ii) at the Class B Note Rate); plus (iii) the Class B Undrawn Fee with respect to each Class B

Investor Group for such Payment Date; plus (iv) the applicable Class B Program Fee with respect to each Class B Investor Group for such Payment Date; plus (v) the Class B CP True-Up Payment Amounts, if any, owing to each Class B Noteholder on such Payment Date.
“Class B Non-Consenting Purchaser” has the meaning specified in Section 9.2(b)(i)(E).
“Class B Non-Defaulting Committed Note Purchaser” has the meaning specified in Section 2.2(b)(vii).
“Class B Non-Delayed Amount” means, with respect to any Class B Delayed Funding Purchaser and a Class B Advance for which the Class B Delayed Funding Purchaser delivered a Class B Delayed Funding Notice, an amount equal to the excess of such Class B Delayed Funding Purchaser’s ratable portion of such Class B Advance over its Class B Delayed Amount in respect of such Class B Advance.
“Class B Note Rate” means, for any Series 2013-A Interest Period, the weighted average of the sum of (a) the weighted average (by outstanding principal balance) of the Class B CP Rates applicable to the Class B CP Tranche, (b) the Eurodollar Rate (Reserve Adjusted) applicable to the Class B Eurodollar Tranche and (c) the Base Rate applicable to the Class B Base Rate Tranche, in each case, for such Series 2013-A Interest Period; provided, however, that the Class B Note Rate will in no event be higher than the maximum rate permitted by applicable law.
“Class B Note Repurchase Amount” has the meaning specified in Section 11.1.
“Class B Noteholder” means each Person in whose name a Class B Note is registered in the Note Register.
“Class B Notes” means any one of the Series 2013-A Variable Funding Rental Car Asset Backed Notes, Class B, executed by HVF II and authenticated by or on behalf of the Trustee, substantially in the form of Exhibit A-2 hereto.
“Class B Participants” has the meaning specified in Section 9.3(b)(iv).
“Class B Permitted Delayed Amount” is defined in Section 2.2(b)(v)(A).
“Class B Permitted Required Non-Delayed Percentage” means, 10% or 25%.
“Class B Potential Terminated Purchaser” has the meaning specified in Section 9.2(b)(i).
“Class B Principal Amount” means, when used with respect to any date, an amount equal to the sum of the Class B Investor Group Principal Amount as of such date with respect to each Class B Investor Group as of such date; provided that, during the Series 2013-A Revolving Period, for purposes of determining whether or not the Requisite Indenture Investors, Requisite Group I Investors or Series 2013-A Required Noteholders have given any consent, waiver, direction or instruction, the Class B Principal Amount held by each Class B Noteholder shall be deemed to include, without double counting, such Class B Noteholder’s undrawn portion of the

“Class B Maximum Investor Group Principal Amount” (i.e., the unutilized purchase commitments with respect to the Class B Notes under this Series 2013-A Supplement) for such Class B Noteholder’s Class B Investor Group.
“Class B Program Fee” means, with respect to each Payment Date and each Class B Investor Group, an amount equal to the sum with respect to each day in the related Series 2013-A Interest Period of the product of:
(a)    the Class B Program Fee Rate for such Class B Investor Group (or, if applicable, Class B Program Fee Rate for the related Class B Conduit Investor and Class B Committed Note Purchaser in such Class B Investor Group, respectively, if each of such Class B Conduit Investor and Class B Committed Note Purchaser is funding a portion of such Class B Investor Group’s Class B Investor Group Principal Amount) for such day, and
(b)    the Class B Investor Group Principal Amount for such Class B Investor Group (or, if applicable, the portion of the Class B Investor Group Principal Amount for the related Class B Conduit Investor and Class B Committed Note Purchaser in such Class B Investor Group, respectively, if each of such Class B Conduit Investor and Class B Committed Note Purchaser is funding a portion of such Class B Investor Group’s Class B Investor Group Principal Amount) for such day (after giving effect to all Class B Advances and Class B Decreases on such day), and
(c)    1/360.
“Class B Program Fee Rate” has the meaning specified in the applicable Class A/B/C Program Fee Letter.
“Class B Program Support Agreement” means any agreement entered into by any Class B Program Support Provider in respect of any Class B Commercial Paper and/or Class B Note providing for the issuance of one or more letters of credit for the account of a Class B Committed Note Purchaser or a Class B Conduit Investor, the issuance of one or more insurance policies for which a Class B Committed Note Purchaser or a Class B Conduit Investor is obligated to reimburse the applicable Class B Program Support Provider for any drawings thereunder, the sale by a Class B Committed Note Purchaser or a Class B Conduit Investor to any Class B Program Support Provider of the Class B Notes (or portions thereof or interests therein) and/or the making of loans and/or other extensions of credit to a Class B Committed Note Purchaser or a Class B Conduit Investor in connection with such Class B Conduit Investor’s securitization program, together with any letter of credit, insurance policy or other instrument issued thereunder or guaranty thereof (but excluding any discretionary advance facility provided by a Class B Committed Note Purchaser).
“Class B Program Support Provider” means any financial institutions and any other or additional Person now or hereafter extending credit or having a commitment to extend credit to or for the account of, and/or agreeing to make purchases from, a Class B Committed Note Purchaser or a Class B Conduit Investor in respect of such Class B Committed Note Purchaser’s or Class B Conduit Investor’s Class B Commercial Paper and/or Class B Note, and/or agreeing to issue a letter of credit or insurance policy or other instrument to support any obligations arising under or in connection with such Class B Conduit Investor’s securitization program as it relates to any Class B Commercial Paper issued by such Class B Conduit Investor, in each case pursuant to a Class B Program Support Agreement and any guarantor of any such person; provided that, no Disqualified Party shall be a “Class B Program Support Provider” without the prior written consent of an Authorized Officer of HVF II, which consent may be withheld for any reason in HVF II’s sole and absolute discretion.
“Class B Replacement Purchaser” has the meaning specified in Section 9.2(b)(i).
“Class B Required Non-Delayed Amount” means, with respect to a Class B Delayed Funding Purchaser and a proposed Class B Advance, the excess, if any, of (a) the Class B Required Non-Delayed Percentage of such Class B Delayed Funding Purchaser’s Class B Maximum Investor Group Principal Amount as of the date of such proposed Class B Advance over (b) with respect to each previously Class B Designated Delayed Advance of such Class B Delayed Funding Purchaser with respect to which the related Class B Advance occurred during the 35 days preceding the date of such proposed Class B Advance, if any, the sum of, with respect to each such previously Class B Designated Delayed Advance for which the related Class B Delayed Funding Date will not have occurred on or prior to the date of such proposed Class B Advance, the Class B Non-Delayed Amount with respect to each such previously Class B Designated Delayed Advance.
“Class B Required Non-Delayed Percentage” means, as of the Sixth Restatement Effective Date, 10%, and as of any date thereafter, the Class B Permitted Required Non-Delayed Percentage most recently specified in a written notice delivered by HVF II to the Administrative Agent, each Class B Funding Agent, each Class B Committed Note Purchaser and each Class B Conduit Investor at least 35 days prior to the effective date specified therein.
“Class B Second Delayed Funding Notice” is defined in Section 2.2(b)(v)(C).
“Class B Second Delayed Funding Notice Amount” has the meaning specified in Section 2.2(b)(v)(C).
“Class B Second Permitted Delayed Amount” is defined in Section 2.2(b)(v)(C).
“Class B Terminated Purchaser” has the meaning specified in Section 9.2(b)(i).
“Class B Transferee” has the meaning specified in Section 9.3(b)(v).
“Class B Undrawn Fee” means:
(a) with respect to each Payment Date on or prior to the Series 2013-A Commitment Termination Date and each Class B Investor Group, an amount equal to the sum with respect to each day in the Series 2013-A Interest Period of the product of:
(i)    the Class B Undrawn Fee Rate for such Class B Investor Group for such day, and

(ii)    the excess, if any, of (i) the Class B Maximum Investor Group Principal Amount for the related Class B Investor Group over (ii) the Class B Investor Group Principal Amount for the related Class B Investor Group (after giving effect to all Class B Advances and Class B Decreases on such day), in each case for such day, and
(iii)    1/360, and
(b) with respect to each Payment Date following the Series 2013-A Commitment Termination Date, zero.
“Class B Undrawn Fee Rate” has the meaning specified in the Class A/B/C Program Fee Letter.
“Class B Up-Front Fee” for each Class B Committed Note Purchaser has the meaning specified in the Class A/B/C Up-Front Fee Letter, if any, for such Class B Committed Note Purchaser.
“Class B Voluntary Decrease” has the meaning specified in Section 2.3(c)(ii).
“Class B Voluntary Decrease Amount” has the meaning specified in Section 2.3(c)(ii).
“Class C Acquiring Committed Note Purchaser” has the meaning specified in Section 9.3(c)(i).
“Class C Acquiring Investor Group” has the meaning specified in Section 9.3(c)(iii).
“Class C Action” has the meaning specified in Section 9.2(c)(i)(E).
“Class C Addendum” means an addendum substantially in the form of Exhibit K-3.
“Class C Additional Investor Group” means, collectively, a Class C Conduit Investor, if any, and the Class C Committed Note Purchaser(s) with respect to such Class C Conduit Investor or, if there is no Class C Conduit Investor with respect to any Class C Investor Group the Class C Committed Note Purchaser(s) with respect to such Class C Investor Group, in each case, that becomes party hereto as of any date after the Sixth Restatement Effective Date pursuant to Section 2.1 in connection with an increase in the Class C Maximum Principal Amount; provided that, for the avoidance of doubt, a Class C Investor Group that is both a Class C Additional Investor Group and a Class C Acquiring Investor Group shall be deemed to be a Class C Additional Investor Group solely in connection with, and to the extent of, the commitment of such Class C Investor Group that increases the Class C Maximum Principal Amount when such Class C Additional Investor Group becomes a party hereto and Class C Additional Series 2013-A Notes are issued pursuant to Section 2.1, and references herein to such a Class C Investor Group as a “Class C Additional Investor Group” shall not include the commitment of such Class C Investor Group as a Class C Acquiring Investor Group (the Class C Maximum Investor Group Principal Amount of any such “Class C Additional Investor Group” shall not include any portion of the Class C Maximum Investor Group Principal Amount of such Class C Investor Group acquired pursuant to an assignment to such Class C Investor Group as a Class C Acquiring

Investor Group, whereas references to the Class C Maximum Investor Group Principal Amount of such “Class C Investor Group” shall include the entire Class C Maximum Investor Group Principal Amount of such Class C Investor Group as both a Class C Additional Investor Group and a Class C Acquiring Investor Group).
“Class C Additional Investor Group Initial Principal Amount” means, with respect to each Class C Additional Investor Group, on the effective date of the addition of each member of such Class C Additional Investor Group as a party hereto, the amount scheduled to be advanced by such Class C Additional Investor Group on such effective date, which amount may not exceed the product of (a) the Class C Drawn Percentage (immediately prior to the addition of such Class C Additional Investor Group as a party hereto) and (b) the Class C Maximum Investor Group Principal Amount of such Class C Additional Investor Group on such effective date (immediately after the addition of such Class C Additional Investor Group as parties hereto).
“Class C Additional Series 2013-A Notes” has the meaning specified in Section 2.1(d)(iii).
“Class C Advance” has the meaning specified in Section 2.2(c)(i).
“Class C Advance Deficit” has the meaning specified in Section 2.2(c)(vii).
“Class C Affected Person” has the meaning specified in Section 3.3(c).
“Class C Assignment and Assumption Agreement” has the meaning specified in Section 9.3(c)(i).
“Class C Available Delayed Amount Committed Note Purchaser” means, with respect to any Class C Advance, any Class C Committed Note Purchaser that either (i) has not delivered a Class C Delayed Funding Notice with respect to such Class C Advance or (ii) has delivered a Class C Delayed Funding Notice with respect to such Class C Advance, but (x) has a Class C Delayed Amount with respect to such Class C Advance equal to zero and (y) after giving effect to the funding of any amount in respect of such Class C Advance to be made by such Class C Committed Note Purchaser or the Class C Conduit Investor in such Class C Committed Note Purchaser’s Class C Investor Group on the proposed date of such Class C Advance, has a Class C Required Non-Delayed Amount that is greater than zero.
“Class C Available Delayed Amount Purchaser” means, with respect to any Class C Advance, any Class C Available Delayed Amount Committed Note Purchaser, or any Class C Conduit Investor in such Class C Available Delayed Amount Committed Note Purchaser’s Class C Investor Group, that funds all or any portion of a Class C Second Delayed Funding Notice Amount with respect to such Class C Advance on the date of such Class C Advance.
“Class C Base Rate Tranche” means that portion of the Class C Principal Amount purchased or maintained with Class C Advances that bear interest by reference to the Base Rate.

“Class C Commercial Paper” means the promissory notes of each Class C Noteholder issued by such Class C Noteholder in the commercial paper market and allocated to the funding of Class C Advances in respect of the Class C Notes.
“Class C Commitment” means, the obligation of the Class C Committed Note Purchasers included in each Class C Investor Group to fund Class C Advances pursuant to Section 2.2(c) in an aggregate stated amount up to the Class C Maximum Investor Group Principal Amount for such Class C Investor Group.
“Class C Commitment Percentage” means, on any date of determination, with respect to any Class C Investor Group, the fraction, expressed as a percentage, the numerator of which is such Class C Investor Group’s Class C Maximum Investor Group Principal Amount on such date and the denominator is the Class C Maximum Principal Amount on such date.
“Class C Committed Note Purchaser Percentage” means, with respect to any Class C Committed Note Purchaser, the percentage set forth opposite the name of such Class C Committed Note Purchaser on Schedule V hereto.
“Class C Committed Note Purchaser” has the meaning specified in the Preamble.
“Class C Conduit Assignee” means, with respect to any Class C Conduit Investor, any commercial paper conduit, whose commercial paper has ratings of at least “A-2” from Standard & Poor’s and “P2” from Moody’s, that is administered by the Class C Funding Agent with respect to such Class C Conduit Investor or any Affiliate of such Class C Funding Agent, in each case, designated by such Class C Funding Agent to accept an assignment from such Class C Conduit Investor of the Class C Investor Group Principal Amount or a portion thereof with respect to such Class C Conduit Investor pursuant to Section 9.3(c)(ii).
“Class C Conduit Investors” has the meaning specified in the Preamble.
“Class C Conduits” has the meaning set forth in the definition of “Class C CP Rate”.
“Class C CP Fallback Rate” means, as of any date of determination and with respect to any Class C Advance funded or maintained by any Class C Funding Agent’s Class C Investor Group through the issuance of Class C Commercial Paper during any Series 2013-A Interest Period, the London Interbank Offered Rate appearing on the BBA Libor Rates Page at approximately 11:00 a.m. (London time) on the first day of such Series 2013-A Interest Period as the rate for dollar deposits with a one-month maturity.
“Class C CP Notes” has the meaning set forth in Section 2.2(c)(iii).
“Class C CP Rate” means, with respect to a Class C Conduit Investor in any Class C Investor Group (i) for any day during any Series 2013-A Interest Period funded by such a Class C Conduit Investor set forth in Schedule V hereto or any other such Class C Conduit Investor that elects in its Class C Assignment and Assumption Agreement to make this clause (i) applicable (collectively, the “Class C Conduits”), the per annum rate equivalent to the weighted average of the per annum rates paid or payable by such Class C Conduits (or the Person(s) issuing short term promissory notes on behalf of such Class C Conduits) from time to time as interest on or otherwise (by means of interest rate hedges or otherwise taking into consideration any incremental carrying costs associated with short term promissory notes issued by such Class C Conduits (or the Person(s) issuing short term promissory notes on behalf of such Class C Conduits) maturing on dates other than those certain dates on which such Class C Conduits (or the Person(s) issuing short term promissory notes on behalf of such Class C Conduits) are to receive funds) in respect of the promissory notes issued by such Class C Conduits (or the Person(s) issuing short term promissory notes on behalf of such Class C Conduits) that are allocated in whole or in part by their respective Class C Funding Agent (on behalf of such Class C Conduits (or the Person(s) issuing short term promissory notes on behalf of such Class C Conduits)) to fund or maintain the Class C Principal Amount or that are issued by such Class C Conduits (or the Person(s) issuing short term promissory notes on behalf of such Class C Conduits) specifically to fund or maintain the Class C Principal Amount, in each case, during such period, as determined by their respective Class C Funding Agent (on behalf of such Class C Conduits (or the Person(s) issuing short term promissory notes on behalf of such Class C Conduits)), including (x) the commissions of placement agents and dealers in respect of such promissory notes, to the extent such commissions are allocated, in whole or in part, to such promissory notes by the related Class C Committed Note Purchasers (on behalf of such Class C Conduits (or the Person(s) issuing short term promissory notes on behalf of such Conduits)), (y) all reasonable costs and expenses of any issuing and paying agent or other person responsible for the administration of such Class C Conduits’ (or the Person(s) issuing short term promissory notes on behalf of such Class C Conduits’) commercial paper programs in connection with the preparation, completion, issuance, delivery or payment of Class C Commercial Paper, and (z) the costs of other borrowings by such Class C Conduits (or the Person(s) issuing short term promissory notes on behalf of such Class C Conduits) including borrowings to fund small or odd dollar amounts that are not easily accommodated in the commercial paper market; provided, however, that if any component of such rate in this clause (i) is a discount rate, in calculating the Class C CP Rate, the respective Class C Funding Agent for such Class C Conduits shall for such component use the rate resulting from converting such discount rate to an interest bearing equivalent rate per annum and (ii) for any Series 2013-A Interest Period for any portion of the Class C Commitment of the related Class C Investor Group funded by any other Class C Conduit Investor, the “Class C CP Rate” applicable to such Class C Conduit Investor (or the Person(s) issuing short term promissory notes on behalf of such Class C Conduit) as set forth in its Class C Assignment and Assumption Agreement. Notwithstanding anything to the contrary in the preceding provisions of this definition, if any Class C Funding Agent shall fail to notify HVF II and the Group I Administrator of the applicable CP Rate for the Class C Advances made by its Class C Investor Group for the related Series 2013-A Interest Period by 11:00 a.m. (New York City time) on any Determination Date in accordance with Section 3.1(b)(i) of the Series 2013-A Supplement, then the Class C CP Rate with respect to such Class C Funding Agent’s Class C Investor Group for each day during such Series 2013-A Interest Period shall equal the Class C CP Fallback Rate with respect to such Series 2013-A Interest Period.
“Class C CP Tranche” means that portion of the Class C Principal Amount purchased or maintained with Class C Advances that bear interest by reference to the Class C CP Rate.

“Class C CP True-Up Payment Amount” has the meaning set forth in Section 3.1(f).
“Class C Daily Interest Amount” means, for any day in a Series 2013-A Interest Period, an amount equal to the result of (a) the product of (i) the Class C Note Rate for such Series 2013-A Interest Period and (ii) the Class C Principal Amount as of the close of business on such date divided by (b) 360.
“Class C Decrease” means a Class C Mandatory Decrease or a Class C Voluntary Decrease, as applicable.
“Class C Defaulting Committed Note Purchaser” has the meaning specified in Section 2.2(c)(vii).
“Class C Deficiency Amount” has the meaning specified in Section 3.1(c)(ii).
“Class C Delayed Amount” has the meaning specified in Section 2.2(c)(v)(A).
“Class C Delayed Funding Date” has the meaning specified in Section 2.2(c)(v)(A).
“Class C Delayed Funding Notice” has the meaning specified in Section 2.2(c)(v)(A).
“Class C Delayed Funding Purchaser” means, as of any date of determination, each Class C Committed Note Purchaser party to this Series 2013-A Supplement.
“Class C Delayed Funding Reimbursement Amount” means, with respect to any Class C Delayed Funding Purchaser, with respect to the portion of the Class C Delayed Amount of such Class C Delayed Funding Purchaser funded by the Class C Available Delayed Amount Purchaser(s) on the date of the Class C Advance related to such Class C Delayed Amount, an amount equal to the excess, if any, of (a) such portion of the Class C Delayed Amount funded by the Class C Available Delayed Amount Purchaser(s) on the date of the Class C Advance related to such Class C Delayed Amount over (b) the amount, if any, by which the portion of any payment of principal (including any Class C Decrease), if any, made by HVF II to each such Class C Available Delayed Amount Purchaser on any date during the period from and including the date of the Advance related to such Class C Delayed Amount to but excluding the Class C Delayed Funding Date for such Class C Delayed Amount, was greater than what it would have been had such portion of the Class C Delayed Amount been funded by such Class C Delayed Funding Purchaser on such Class C Advance Date.
“Class C Designated Delayed Advance” has the meaning specified in Section 2.2(c)(v)(A).
“Class C Drawn Percentage” means, as of any date of determination, a fraction expressed as a percentage, the numerator of which is the Class C Principal Amount and the denominator of which is the Class C Maximum Principal Amount, in each case as of such date.

“Class C Eurodollar Tranche” means that portion of the Class C Principal Amount purchased or maintained with Class C Advances that bear interest by reference to the Eurodollar Rate (Reserve Adjusted).
“Class C Excess Principal Event” shall be deemed to have occurred if, on any date, the Class C Principal Amount as of such date exceeds the Class C Maximum Principal Amount as of such date.
“Class C Funding Agent” has the meaning specified in the Preamble.
“Class C Funding Conditions” means, with respect to any Class C Advance requested by HVF II pursuant to Section 2.2, the following shall be true and correct both immediately before and immediately after giving effect to such Class C Advance:
(a) the representations and warranties of HVF II set out in Article V of the Base Indenture and Article VIII of the Group I Supplement and the representations and warranties of HVF II and the Group I Administrator set out in Article VI of this Series 2013-A Supplement and the representations and warranties of the Nominee set out in Article XII of the Nominee Agreement, in each case, shall be true and accurate as of the date of such Class C Advance with the same effect as though made on that date (unless stated to relate solely to an earlier date, in which case such representations and warranties shall be true and correct as of such earlier date);
(b) the related Funding Agent shall have received an executed Class A/B/C Advance Request certifying as to the current Group I Aggregate Asset Amount, delivered in accordance with the provisions of Section 2.2;
(c) no Class C Excess Principal Event is continuing; provided that, solely for purposes of calculating whether a Class C Excess Principal Event is continuing under this clause (c), the Class C Principal Amount shall be deemed to be increased by all Class C Delayed Amounts, if any, that any Class C Delayed Funding Purchaser(s) in a Class C Investor Group are required to fund on a Class C Delayed Funding Date that is scheduled to occur after the date of such requested Class C Advance that have not been funded on or prior to the date of such requested Class C Advance;
(d) no Amortization Event or Potential Amortization Event, in each case with respect to the Series 2013-A Notes, exists;
(e) if such Class C Advance is in connection with any issuance of Class C Additional Notes or any Class C Investor Group Maximum Principal Increase, then the amount of such issuance or increase shall be equal to or greater than $2,500,000 and integral multiples of $100,000 in excess thereof;
(f) the Series 2013-A Revolving Period is continuing;

(g) if the Group I Net Book Value of any vehicle owned by HVF is included in the calculation of the Series 2013-A Asset Amount as of such date (on a pro forma basis after giving effect to the application of such Class C Advance on such date), then the representations and warranties of HVF set out in Article VIII of the HVF Series 2013-G1 Supplement shall be true and accurate as of the date of such Class C Advance with the same effect as though made on that date (unless stated to relate solely to an earlier date, in which case such representations and warranties shall be true and correct as of such earlier date);
(h) if the Group I Net Book Value of any vehicle owned by any Group I Leasing Company (other than HVF) is included in the calculation of the Series 2013-A Asset Amount as of such date (on a pro forma basis after giving effect to the application of such Class C Advance on such date), then the representations and warranties of such Group I Leasing Company set out in the Group I Leasing Company Related Documents with respect to such Group I Leasing Company shall be true and accurate as of the date of such Class C Advance with the same effect as though made on that date (unless stated to relate solely to an earlier date, in which case such representations and warranties shall be true and correct as of such earlier date);
(i) if such Class C Advance is being made during the RCFC Nominee Non-Qualified Period, then the representations and warranties of RCFC set out in Article XII of the RCFC Nominee Agreement shall be true and accurate as of the date of such Class C Advance with the same effect as though made on that date (unless stated to relate solely to an earlier date, in which case such representations and warranties shall be true and correct as of such earlier date); and
(j) if (i) such Class C Advance is being made on or after the RCFC Nominee Qualification Date and (ii) the Group I Aggregate Asset Coverage Threshold Amount as of such date is greater than the Group I Aggregate Asset Amount as of such date (excluding from the Group I Aggregate Asset Amount the Group I Net Book Value of all Group I Eligible Vehicles the Certificates of Title for which are then titled in the name of RCFC), then the representations and warranties of RCFC set out in Article XII of the RCFC Nominee Agreement shall be true and accurate as of the date of such Class C Advance with the same effect as though made on that date (unless stated to relate solely to an earlier date, in which case such representations and warranties shall be true and correct as of such earlier date).
“Class C Initial Advance Amount” means, with respect to any Class C Noteholder, the amount specified as such on Schedule V hereto with respect to such Class C Noteholder.
“Class C Initial Investor Group Principal Amount” means, with respect to each Class C Investor Group, the amount set forth and specified as such opposite the name of the Class C Committed Note Purchaser included in such Class C Investor Group on Schedule V hereto.
“Class C Investor Group” means, (i) collectively, a Class C Conduit Investor, if any, and the Class C Committed Note Purchaser(s) with respect to such Class C Conduit Investor or, if there is no Class C Conduit Investor with respect to any Class C Investor Group, the Class C Committed Note Purchaser(s) with respect to such Class C Investor Group, in each case, party hereto as of the Sixth Restatement Effective Date and (ii) any Class C Additional Investor Group.
“Class C Investor Group Maximum Principal Increase” has the meaning specified in Section 2.1(c)(iii).
“Class C Investor Group Maximum Principal Increase Addendum” means an addendum substantially in the form of Exhibit M-3.
“Class C Investor Group Maximum Principal Increase Amount” means, with respect to each Class C Investor Group Maximum Principal Increase, on the effective date of any Class C Investor Group Maximum Principal Increase with respect to any Class C Investor Group, the amount scheduled to be advanced by such Class C Investor Group on such effective date, which amount may not exceed the product of (a) the Class C Drawn Percentage (immediately prior to the effectiveness of such Class C Investor Group Maximum Principal Increase) and (b) the amount of such Class C Investor Group Maximum Principal Increase.
“Class C Investor Group Principal Amount” means, as of any date of determination with respect to any Class C Investor Group, the result of: (i) if such Class C Investor Group is a Class C Additional Investor Group, such Class C Investor Group’s Class C Additional Investor Group Initial Principal Amount, and otherwise, such Class C Investor Group’s Class C Initial Investor Group Principal Amount, plus (ii) the Class C Investor Group Maximum Principal Increase Amount with respect to each Class C Investor Group Maximum Principal Increase applicable to such Class C Investor Group, if any, on or prior to such date, plus (iii) the principal amount of the portion of all Class C Advances funded by such Class C Investor Group on or prior to such date (excluding, for the avoidance of doubt, any Class C Initial Advance Amount from the calculation of such Class C Advances), minus (iv) the amount of principal payments (whether pursuant to a Class C Decrease, a redemption or otherwise) made to such Class C Investor Group pursuant to this Series 2013-A Supplement on or prior to such date, plus (v) the amount of principal payments recovered from such Class C Investor Group by a trustee as a preference payment in a bankruptcy proceeding of HVF II or otherwise on or prior to such date.
“Class C Investor Group Supplement” has the meaning specified in Section 9.3(c)(iii).
“Class C Majority Program Support Providers” means, with respect to the related Class C Investor Group, Class C Program Support Providers holding more than 50% of the aggregate commitments of all Class C Program Support Providers.
“Class C Mandatory Decrease” has the meaning specified in Section 2.3(b)(iii).
“Class C Mandatory Decrease Amount” has the meaning specified in Section 2.3(b)(iii).
“Class C Maximum Investor Group Principal Amount” means, with respect to each Class C Investor Group as of any date of determination, the amount specified as such for such Class C Investor Group on Schedule V hereto for such date of determination, as such amount may be increased or decreased from time to time in accordance with the terms hereof; provided that, on any day after the occurrence and during the continuance of an Amortization Event with respect to the Series 2013-A Notes, the Class C Maximum Investor Group Principal Amount with respect to each Class C Investor Group shall not exceed the Class C Investor Group Principal Amount for such Class C Investor Group.
“Class C Maximum Principal Amount” means $354,375,000.00; provided that such amount may be (i) reduced at any time and from time to time by HVF II upon notice to each Series 2013-A Noteholder, the Administrative Agent, each Conduit Investor and each Committed Note Purchaser in accordance with the terms of this Series 2013-A Supplement, or (ii) increased at any time and from time to time upon (a) a Class C Additional Investor Group becoming party to this Series 2013-A Supplement in accordance with the terms hereof or (b) the effective date for any Class C Investor Group Maximum Principal Increase.
“Class C Monthly Default Interest Amount” means, with respect to any Payment Date, an amount equal to the sum of (i) an amount equal to the product of (x) 2.0%, (y) the result of (a) the sum of the Class C Principal Amount as of each day during the related Series 2013-A Interest Period (after giving effect to any increases or decreases to the Class C Principal Amount on such day) during which an Amortization Event with respect to the Series 2013-A Notes has occurred and is continuing divided by (b) the actual number of days in the related Series 2013-A Interest Period during which an Amortization Event with respect to the Series 2013-A Notes has occurred and is continuing, and (z) the result of (a) the actual number of days in the related Series 2013-A Interest Period during which an Amortization Event with respect to the Series 2013-A Notes has occurred and is continuing divided by (b) 360 plus (ii) all previously due and unpaid amounts described in clause (i) with respect to prior Series 2013-A Interest Periods (together with interest on such unpaid amounts required to be paid in this clause (ii) at the rate specified in clause (i)).
“Class C Monthly Interest Amount” means, with respect to any Payment Date, an amount equal to the sum of: (i) the Class C Daily Interest Amount for each day in the Series 2013-A Interest Period ending on the Determination Date related to such Payment Date; plus (ii) all previously due and unpaid amounts described in clause (i) with respect to prior Series 2013-A Interest Periods (together with interest on such unpaid amounts required to be paid in this clause (ii) at the Class C Note Rate); plus (iii) the Class C Undrawn Fee with respect to each Class C Investor Group for such Payment Date; plus (iv) the applicable Class C Program Fee with respect to each Class C Investor Group for such Payment Date; plus (v) the Class C CP True-Up Payment Amounts, if any, owing to each Class C Noteholder on such Payment Date.
“Class C Non-Consenting Purchaser” has the meaning specified in Section 9.2(c)(i)(E).
“Class C Non-Defaulting Committed Note Purchaser” has the meaning specified in Section 2.2(c)(vii).
“Class C Non-Delayed Amount” means, with respect to any Class C Delayed Funding Purchaser and a Class C Advance for which the Class C Delayed Funding Purchaser delivered a Class C Delayed Funding Notice, an amount equal to the excess of such Class C Delayed

Funding Purchaser’s ratable portion of such Class C Advance over its Class C Delayed Amount in respect of such Class C Advance.
“Class C Note Rate” means, for any Series 2013-A Interest Period, the weighted average of the sum of (a) the weighted average (by outstanding principal balance) of the Class C CP Rates applicable to the Class C CP Tranche, (b) the Eurodollar Rate (Reserve Adjusted) applicable to the Class C Eurodollar Tranche and (c) the Base Rate applicable to the Class C Base Rate Tranche, in each case, for such Series 2013-A Interest Period; provided, however, that the Class C Note Rate will in no event be higher than the maximum rate permitted by applicable law.
“Class C Note Repurchase Amount” has the meaning specified in Section 11.1.
“Class C Noteholder” means each Person in whose name a Class C Note is registered in the Note Register.
“Class C Notes” means any one of the Series 2013-A Variable Funding Rental Car Asset Backed Notes, Class C, executed by HVF II and authenticated by or on behalf of the Trustee, substantially in the form of Exhibit A-3 hereto.
“Class C Participants” has the meaning specified in Section 9.3(c)(iv).
“Class C Permitted Delayed Amount” is defined in Section 2.2(c)(v)(A).
“Class C Permitted Required Non-Delayed Percentage” means, 10% or 25%.
“Class C Potential Terminated Purchaser” has the meaning specified in Section 9.2(c)(i).
“Class C Principal Amount” means, when used with respect to any date, an amount equal to the sum of the Class C Investor Group Principal Amount as of such date with respect to each Class C Investor Group as of such date; provided that, during the Series 2013-A Revolving Period, for purposes of determining whether or not the Requisite Indenture Investors, Requisite Group I Investors or Series 2013-A Required Noteholders have given any consent, waiver, direction or instruction, the Class C Principal Amount held by each Class C Noteholder shall be deemed to include, without double counting, such Class C Noteholder’s undrawn portion of the “Class C Maximum Investor Group Principal Amount” (i.e., the unutilized purchase commitments with respect to the Class C Notes under this Series 2013-A Supplement) for such Class C Noteholder’s Class C Investor Group.
“Class C Program Fee” means, with respect to each Payment Date and each Class C Investor Group, an amount equal to the sum with respect to each day in the related Series 2013-A Interest Period of the product of:
(a)    the Class C Program Fee Rate for such Class C Investor Group (or, if applicable, Class C Program Fee Rate for the related Class C Conduit Investor and Class C Committed Note Purchaser in such Class C Investor Group, respectively, if each of such Class C Conduit Investor and Class C Committed Note Purchaser is funding a portion of such Class C Investor Group’s Class C Investor Group Principal Amount) for such day, and
(b)    the Class C Investor Group Principal Amount for such Class C Investor Group (or, if applicable, the portion of the Class C Investor Group Principal Amount for the related Class C Conduit Investor and Class C Committed Note Purchaser in such Class C Investor Group, respectively, if each of such Class C Conduit Investor and Class C Committed Note Purchaser is funding a portion of such Class C Investor Group’s Class C Investor Group Principal Amount) for such day (after giving effect to all Class C Advances and Class C Decreases on such day), and
(c)    1/360.
“Class C Program Fee Rate” has the meaning specified in the applicable Class A/B/C Program Fee Letter.
“Class C Program Support Agreement” means any agreement entered into by any Class C Program Support Provider in respect of any Class C Commercial Paper and/or Class C Note providing for the issuance of one or more letters of credit for the account of a Class C Committed Note Purchaser or a Class C Conduit Investor, the issuance of one or more insurance policies for which a Class C Committed Note Purchaser or a Class C Conduit Investor is obligated to reimburse the applicable Class C Program Support Provider for any drawings thereunder, the sale by a Class C Committed Note Purchaser or a Class C Conduit Investor to any Class C Program Support Provider of the Class C Notes (or portions thereof or interests therein) and/or the making of loans and/or other extensions of credit to a Class C Committed Note Purchaser or a Class C Conduit Investor in connection with such Class C Conduit Investor’s securitization program, together with any letter of credit, insurance policy or other instrument issued thereunder or guaranty thereof (but excluding any discretionary advance facility provided by a Class C Committed Note Purchaser).
“Class C Program Support Provider” means any financial institutions and any other or additional Person now or hereafter extending credit or having a commitment to extend credit to or for the account of, and/or agreeing to make purchases from, a Class C Committed Note Purchaser or a Class C Conduit Investor in respect of such Class C Committed Note Purchaser’s or Class C Conduit Investor’s Class C Commercial Paper and/or Class C Note, and/or agreeing to issue a letter of credit or insurance policy or other instrument to support any obligations arising under or in connection with such Class C Conduit Investor’s securitization program as it relates to any Class C Commercial Paper issued by such Class C Conduit Investor, in each case pursuant to a Class C Program Support Agreement and any guarantor of any such person; provided that, no Disqualified Party shall be a “Class C Program Support Provider” without the prior written consent of an Authorized Officer of HVF II, which consent may be withheld for any reason in HVF II’s sole and absolute discretion.
“Class C Replacement Purchaser” has the meaning specified in Section 9.2(c)(i).

“Class C Required Non-Delayed Amount” means, with respect to a Class C Delayed Funding Purchaser and a proposed Class C Advance, the excess, if any, of (a) the Class C Required Non-Delayed Percentage of such Class C Delayed Funding Purchaser’s Class C Maximum Investor Group Principal Amount as of the date of such proposed Class C Advance over (b) with respect to each previously Class C Designated Delayed Advance of such Class C Delayed Funding Purchaser with respect to which the related Class C Advance occurred during the 35 days preceding the date of such proposed Class C Advance, if any, the sum of, with respect to each such previously Class C Designated Delayed Advance for which the related Class C Delayed Funding Date will not have occurred on or prior to the date of such proposed Class C Advance, the Class C Non-Delayed Amount with respect to each such previously Class C Designated Delayed Advance.
“Class C Required Non-Delayed Percentage” means, as of the Sixth Restatement Effective Date, 10%, and as of any date thereafter, the Class C Permitted Required Non-Delayed Percentage most recently specified in a written notice delivered by HVF II to the Administrative Agent, each Class C Funding Agent, each Class C Committed Note Purchaser and each Class C Conduit Investor at least 35 days prior to the effective date specified therein.
“Class C Second Delayed Funding Notice” is defined in Section 2.2(c)(v)(C).
“Class C Second Delayed Funding Notice Amount” has the meaning specified in Section 2.2(c)(v)(C).
“Class C Second Permitted Delayed Amount” is defined in Section 2.2(c)(v)(C).
“Class C Terminated Purchaser” has the meaning specified in Section 9.2(c)(i).
“Class C Transferee” has the meaning specified in Section 9.3(c)(v).
“Class C Undrawn Fee” means:
(a) with respect to each Payment Date on or prior to the Series 2013-A Commitment Termination Date and each Class C Investor Group, an amount equal to the sum with respect to each day in the Series 2013-A Interest Period of the product of:
(i)    the Class C Undrawn Fee Rate for such Class C Investor Group for such day, and
(ii)    the excess, if any, of (i) the Class C Maximum Investor Group Principal Amount for the related Class C Investor Group over (ii) the Class C Investor Group Principal Amount for the related Class C Investor Group (after giving effect to all Class C Advances and Class C Decreases on such day), in each case for such day, and
(iii)    1/360, and
(b) with respect to each Payment Date following the Series 2013-A Commitment Termination Date, zero.

“Class C Undrawn Fee Rate” has the meaning specified in the Class A/B/C Program Fee Letter.
“Class C Up-Front Fee” for each Class C Committed Note Purchaser has the meaning specified in the Class A/B/C Up-Front Fee Letter, if any, for such Class C Committed Note Purchaser.
“Class C Voluntary Decrease” has the meaning specified in Section 2.3(c)(iii).
“Class C Voluntary Decrease Amount” has the meaning specified in Section 2.3(c)(iii).
“Class D Acquiring Committed Note Purchaser” has the meaning specified in Section 9.3(d)(i).
“Class D Acquiring Investor Group” has the meaning specified in Section 9.3(d)(iii).
“Class D Action” has the meaning specified in Section 9.2(d)(i)(E).
“Class D Addendum” means an addendum substantially in the form of Exhibit K-4.
“Class D Additional Investor Group” means, collectively, a Class D Conduit Investor, if any, and the Class D Committed Note Purchaser(s) with respect to such Class D Conduit Investor or, if there is no Class D Conduit Investor with respect to any Class D Investor Group the Class D Committed Note Purchaser(s) with respect to such Class D Investor Group, in each case, that becomes party hereto as of any date after the Sixth Restatement Effective Date pursuant to Section 2.1 in connection with an increase in the Class D Maximum Principal Amount; provided that, for the avoidance of doubt, a Class D Investor Group that is both a Class D Additional Investor Group and a Class D Acquiring Investor Group shall be deemed to be a Class D Additional Investor Group solely in connection with, and to the extent of, the commitment of such Class D Investor Group that increases the Class D Maximum Principal Amount when such Class D Additional Investor Group becomes a party hereto and Class D Additional Series 2013-A Notes are issued pursuant to Section 2.1, and references herein to such a Class D Investor Group as a “Class D Additional Investor Group” shall not include the commitment of such Class D Investor Group as a Class D Acquiring Investor Group (the Class D Maximum Investor Group Principal Amount of any such “Class D Additional Investor Group” shall not include any portion of the Class D Maximum Investor Group Principal Amount of such Class D Investor Group acquired pursuant to an assignment to such Class D Investor Group as a Class D Acquiring Investor Group, whereas references to the Class D Maximum Investor Group Principal Amount of such “Class D Investor Group” shall include the entire Class D Maximum Investor Group Principal Amount of such Class D Investor Group as both a Class D Additional Investor Group and a Class D Acquiring Investor Group).
“Class D Additional Investor Group Initial Principal Amount” means, with respect to each Class D Additional Investor Group, on the effective date of the addition of each member of such Class D Additional Investor Group as a party hereto, the amount scheduled to be advanced by such Class D Additional Investor Group on such effective date, which amount may not exceed the product of (a) the Class D Drawn Percentage (immediately prior to the addition of such Class D Additional Investor Group as a party hereto) and (b) the Class D Maximum Investor Group Principal Amount of such Class D Additional Investor Group on such effective date (immediately after the addition of such Class D Additional Investor Group as parties hereto).
“Class D Additional Series 2013-A Notes” has the meaning specified in Section 2.1(d)(iv).
“Class D Adjusted Advance Rate” means, as of any date of determination, with respect to any Series 2013-A AAA Select Component, a percentage equal to the greater of:
(a)
(i) the Class D Baseline Advance Rate with respect to such Series 2013-A AAA Select Component as of such date, minus
(ii) the Class D Concentration Excess Advance Rate Adjustment as of such date, if any, with respect to such Series 2013-A AAA Select Component, minus
(iii) the Class D MTM/DT Advance Rate Adjustment as of such date, if any, with respect to such Series 2013-A AAA Select Component; and
(b) zero.
“Class D Advance” has the meaning specified in Section 2.2(d)(i).
“Class D Advance Deficit” has the meaning specified in Section 2.2(d)(vii).
“Class D Advance Request” means, with respect to any Class D Advance requested by HVF II, an advance request substantially in the form of Exhibit J-2 hereto with respect to such Class D Advance.
“Class D Affected Person” has the meaning specified in Section 3.3(d).
“Class D Asset Coverage Threshold Amount” means, as of any date of determination, an amount equal to the Class A/B/C/D Adjusted Principal Amount divided by the Class D Blended Advance Rate, in each case as of such date.
“Class D Assignment and Assumption Agreement” has the meaning specified in Section 9.3(d)(i).
“Class D Available Delayed Amount Committed Note Purchaser” means, with respect to any Class D Advance, any Class D Committed Note Purchaser that either (i) has not delivered a Class D Delayed Funding Notice with respect to such Class D Advance or (ii) has delivered a Class D Delayed Funding Notice with respect to such Class D Advance, but (x) has a Class D Delayed Amount with respect to such Class D Advance equal to zero and (y) after giving effect to the funding of any amount in respect of such Class D Advance to be made by such Class D

Committed Note Purchaser or the Class D Conduit Investor in such Class D Committed Note Purchaser’s Class D Investor Group on the proposed date of such Class D Advance, has a Class D Required Non-Delayed Amount that is greater than zero.
“Class D Available Delayed Amount Purchaser” means, with respect to any Class D Advance, any Class D Available Delayed Amount Committed Note Purchaser, or any Class D Conduit Investor in such Class D Available Delayed Amount Committed Note Purchaser’s Class D Investor Group, that funds all or any portion of a Class D Second Delayed Funding Notice Amount with respect to such Class D Advance on the date of such Class D Advance.
“Class D Base Rate Tranche” means that portion of the Class D Principal Amount purchased or maintained with Class D Advances that bear interest by reference to the Base Rate.
“Class D Baseline Advance Rate” means, with respect to each Series 2013-A AAA Select Component, the percentage set forth opposite such Series 2013-A AAA Select Component in the following table:

Series 2013-A AAA Component	Class D Baseline Advance Rate
Series 2013-A Eligible Investment Grade Program Vehicle Amount	89.75%
Series 2013-A Eligible Investment Grade Program Receivable Amount	89.75%
Series 2013-A Eligible Non-Investment Grade Program Vehicle Amount	78.25%
Series 2013-A Eligible Non-Investment Grade (High) Program Receivable Amount	78.25%
Series 2013-A Eligible Non-Investment Grade (Low) Program Receivable Amount	0.00%
Series 2013-A Eligible Investment Grade Non-Program Vehicle Amount	81.25%
Series 2013-A Eligible Non-Investment Grade Non-Program Vehicle Amount	77.50%
Group I Cash Amount	100%
Series 2013-A Remainder AAA Amount	0.00%

“Class D Blended Advance Rate” means, as of any date of determination, the percentage equivalent of a fraction, the numerator of which is the Class D Blended Advance Rate Weighting Numerator and the denominator of which is the Series 2013-A Blended Advance Rate Weighting Denominator, in each case as of such date.
“Class D Blended Advance Rate Weighting Numerator” means, as of any date of determination, an amount equal to the sum of an amount with respect to each Series 2013-A AAA Select Component equal to the product of such Series 2013-A AAA Select Component and the Class D Adjusted Advance Rate with respect to such Series 2013-A AAA Select Component, in each case as of such date.
“Class D Commercial Paper” means the promissory notes of each Class D Noteholder issued by such Class D Noteholder in the commercial paper market and allocated to the funding of Class D Advances in respect of the Class D Notes.
“Class D Commitment” means, the obligation of the Class D Committed Note Purchasers included in each Class D Investor Group to fund Class D Advances pursuant to Section 2.2(d) in an aggregate stated amount up to the Class D Maximum Investor Group Principal Amount for such Class D Investor Group.
“Class D Commitment Percentage” means, on any date of determination, with respect to any Class D Investor Group, the fraction, expressed as a percentage, the numerator of which is such Class D Investor Group’s Class D Maximum Investor Group Principal Amount on such date and the denominator is the Class D Maximum Principal Amount on such date.
“Class D Committed Note Purchaser Percentage” means, with respect to any Class D Committed Note Purchaser, the percentage set forth opposite the name of such Class D Committed Note Purchaser on Schedule VI hereto.
“Class D Committed Note Purchaser” has the meaning specified in the Preamble.
“Class D Concentration Adjusted Advance Rate” means as of any date of determination,
(i) with respect to the Series 2013-A Eligible Investment Grade Non-Program Vehicle Amount, the excess, if any, of the Class D Baseline Advance Rate with respect to such Series 2013-A Eligible Investment Grade Non-Program Vehicle Amount over the Class D Concentration Excess Advance Rate Adjustment with respect to such Series 2013-A Eligible Investment Grade Non-Program Vehicle Amount, in each case as of such date, and
(ii) with respect to the Series 2013-A Eligible Non-Investment Grade Non-Program Vehicle Amount, the excess, if any, of the Class D Baseline Advance Rate with respect to such Series 2013-A Eligible Non-Investment Grade Non-Program Vehicle Amount over the Class D Concentration Excess Advance Rate Adjustment with respect to such Series 2013-A Eligible Non-Investment Grade Non-Program Vehicle Amount, in each case as of such date.
“Class D Concentration Excess Advance Rate Adjustment” means, with respect to any Series 2013-A AAA Select Component as of any date of determination, the lesser of:
(a) the percentage equivalent of a fraction, the numerator of which is (I) the product of (A) the portion of the Series 2013-A Concentration Excess Amount, if any, allocated to such Series 2013-A AAA Select Component by HVF II and (B) the Class D Baseline Advance Rate with respect to such Series 2013-A AAA Select Component, and the denominator of which is (II) such Series 2013-A AAA Select Component, in each case as of such date, and
(b) the Class D Baseline Advance Rate with respect to such Series 2013-A AAA Select Component;
provided that, the portion of the Series 2013-A Concentration Excess Amount allocated pursuant to the preceding clause (a)(I)(A) shall not exceed the portion of such Series 2013-A AAA Select Component that was included in determining whether such Series 2013-A Concentration Excess Amount exists.
“Class D Conduit Assignee” means, with respect to any Class D Conduit Investor, any commercial paper conduit, whose commercial paper has ratings of at least “A-2” from Standard & Poor’s and “P2” from Moody’s, that is administered by the Class D Funding Agent with respect to such Class D Conduit Investor or any Affiliate of such Class D Funding Agent, in each case, designated by such Class D Funding Agent to accept an assignment from such Class D Conduit Investor of the Class D Investor Group Principal Amount or a portion thereof with respect to such Class D Conduit Investor pursuant to Section 9.3(d)(ii).
“Class D Conduit Investors” has the meaning specified in the Preamble.
“Class D Conduits” has the meaning set forth in the definition of “Class D CP Rate”.
“Class D CP Fallback Rate” means, as of any date of determination and with respect to any Class D Advance funded or maintained by any Class D Funding Agent’s Class D Investor Group through the issuance of Class D Commercial Paper during any Series 2013-A Interest Period, the London Interbank Offered Rate appearing on the BBA Libor Rates Page at approximately 11:00 a.m. (London time) on the first day of such Series 2013-A Interest Period as the rate for dollar deposits with a one-month maturity.
“Class D CP Notes” has the meaning set forth in Section 2.2(d)(iii).
“Class D CP Rate” means, with respect to a Class D Conduit Investor in any Class D Investor Group (i) for any day during any Series 2013-A Interest Period funded by such a Class D Conduit Investor set forth in Schedule VI hereto or any other such Class D Conduit Investor that elects in its Class D Assignment and Assumption Agreement to make this clause (i) applicable (collectively, the “Class D Conduits”), the per annum rate equivalent to the weighted average of the per annum rates paid or payable by such Class D Conduits (or the Person(s) issuing short term promissory notes on behalf of such Class D Conduits) from time to time as interest on or otherwise (by means of interest rate hedges or otherwise taking into consideration any incremental carrying costs associated with short term promissory notes issued by such Class D Conduits (or the Person(s) issuing short term promissory notes on behalf of such Class D Conduits) maturing on dates other than those certain dates on which such Class D Conduits (or the Person(s) issuing short term promissory notes on behalf of such Class D Conduits) are to receive funds) in respect of the promissory notes issued by such Class D Conduits (or the Person(s) issuing short term promissory notes on behalf of such Class D Conduits) that are allocated in whole or in part by their respective Class D Funding Agent (on behalf of such Class D Conduits (or the Person(s) issuing short term promissory notes on behalf of such Class D Conduits)) to fund or maintain the Class D Principal Amount or that are issued by such Class D Conduits (or the Person(s) issuing short term promissory notes on behalf of such Class D Conduits) specifically to fund or maintain the Class D Principal Amount, in each case, during such period, as determined by their respective Class D Funding Agent (on behalf of such Class D Conduits (or the Person(s) issuing short term promissory notes on behalf of such Class D Conduits)), including (x) the commissions of placement agents and dealers in respect of such promissory notes, to the extent such commissions are allocated, in whole or in part, to such promissory notes by the related Class D Committed Note Purchasers (on behalf of such Class D Conduits (or the Person(s) issuing short term promissory notes on behalf of such Conduits)), (y) all reasonable costs and expenses of any issuing and paying agent or other person responsible for the administration of such Class D Conduits’ (or the Person(s) issuing short term promissory notes on behalf of such Class D Conduits’) commercial paper programs in connection with the preparation, completion, issuance, delivery or payment of Class D Commercial Paper, and (z) the costs of other borrowings by such Class D Conduits (or the Person(s) issuing short term promissory notes on behalf of such Class D Conduits) including borrowings to fund small or odd dollar amounts that are not easily accommodated in the commercial paper market; provided, however, that if any component of such rate in this clause (i) is a discount rate, in calculating the Class D CP Rate, the respective Class D Funding Agent for such Class D Conduits shall for such component use the rate resulting from converting such discount rate to an interest bearing equivalent rate per annum and (ii) for any Series 2013-A Interest Period for any portion of the Class D Commitment of the related Class D Investor Group funded by any other Class D Conduit Investor, the “Class D CP Rate” applicable to such Class D Conduit Investor (or the Person(s) issuing short term promissory notes on behalf of such Class D Conduit) as set forth in its Class D Assignment and Assumption Agreement. Notwithstanding anything to the contrary in the preceding provisions of this definition, if any Class D Funding Agent shall fail to notify HVF II and the Group I Administrator of the applicable CP Rate for the Class D Advances made by its Class D Investor Group for the related Series 2013-A Interest Period by 11:00 a.m. (New York City time) on any Determination Date in accordance with Section 3.1(b)(i) of the Series 2013-A Supplement, then the Class D CP Rate with respect to such Class D Funding Agent’s Class D Investor Group for each day during such Series 2013-A Interest Period shall equal the Class D CP Fallback Rate with respect to such Series 2013-A Interest Period.
“Class D CP Tranche” means that portion of the Class D Principal Amount purchased or maintained with Class D Advances that bear interest by reference to the Class D CP Rate.
“Class D CP True-Up Payment Amount” has the meaning set forth in Section 3.1(f).
“Class D Daily Interest Amount” means, for any day in a Series 2013-A Interest Period, an amount equal to the result of (a) the product of (i) the Class D Note Rate for such Series 2013-A Interest Period and (ii) the Class D Principal Amount as of the close of business on such date divided by (b) 360.

“Class D Decrease” means a Class D Mandatory Decrease or a Class D Voluntary Decrease, as applicable.
“Class D Defaulting Committed Note Purchaser” has the meaning specified in Section 2.2(d)(vii).
“Class D Deficiency Amount” has the meaning specified in Section 3.1(c)(ii).
“Class D Delayed Amount” has the meaning specified in Section 2.2(d)(v)(A).
“Class D Delayed Funding Date” has the meaning specified in Section 2.2(d)(v)(A).
“Class D Delayed Funding Notice” has the meaning specified in Section 2.2(d)(v)(A).
“Class D Delayed Funding Purchaser” means, as of any date of determination, each Class D Committed Note Purchaser party to this Series 2013-A Supplement.
“Class D Delayed Funding Reimbursement Amount” means, with respect to any Class D Delayed Funding Purchaser, with respect to the portion of the Class D Delayed Amount of such Class D Delayed Funding Purchaser funded by the Class D Available Delayed Amount Purchaser(s) on the date of the Class D Advance related to such Class D Delayed Amount, an amount equal to the excess, if any, of (a) such portion of the Class D Delayed Amount funded by the Class D Available Delayed Amount Purchaser(s) on the date of the Class D Advance related to such Class D Delayed Amount over (b) the amount, if any, by which the portion of any payment of principal (including any Class D Decrease), if any, made by HVF II to each such Class D Available Delayed Amount Purchaser on any date during the period from and including the date of the Advance related to such Class D Delayed Amount to but excluding the Class D Delayed Funding Date for such Class D Delayed Amount, was greater than what it would have been had such portion of the Class D Delayed Amount been funded by such Class D Delayed Funding Purchaser on such Class D Advance Date.
“Class D Designated Delayed Advance” has the meaning specified in Section 2.2(d)(v)(A).
“Class D Drawn Percentage” means, as of any date of determination, a fraction expressed as a percentage, the numerator of which is the Class D Principal Amount and the denominator of which is the Class D Maximum Principal Amount, in each case as of such date.
“Class D Eurodollar Tranche” means that portion of the Class D Principal Amount purchased or maintained with Class D Advances that bear interest by reference to the Eurodollar Rate (Reserve Adjusted).
“Class D Excess Principal Event” shall be deemed to have occurred if, on any date, the Class D Principal Amount as of such date exceeds the Class D Maximum Principal Amount as of such date.

“Class D Fee Letter” means that certain fee letter, dated as of the Sixth Restatement Effective Date, by and among each initial Class D Conduit Investor, each initial Class D Committed Note Purchaser and HVF II setting forth the definition of Class D Program Fee Rate, the definition of Class D Undrawn Fee Rate and the definition of Class D Up-Front Fee.
“Class D Funding Agent” has the meaning specified in the Preamble.
“Class D Funding Conditions” means, with respect to any Class D Advance requested by HVF II pursuant to Section 2.2, the following shall be true and correct both immediately before and immediately after giving effect to such Class D Advance:
(a) the representations and warranties of HVF II set out in Article V of the Base Indenture and Article VIII of the Group I Supplement and the representations and warranties of HVF II and the Group I Administrator set out in Article VI of this Series 2013-A Supplement and the representations and warranties of the Nominee set out in Article XII of the Nominee Agreement, in each case, shall be true and accurate as of the date of such Class D Advance with the same effect as though made on that date (unless stated to relate solely to an earlier date, in which case such representations and warranties shall be true and correct as of such earlier date);
(b) the related Funding Agent shall have received an executed Class D Advance Request certifying as to the current Group I Aggregate Asset Amount, delivered in accordance with the provisions of Section 2.2;
(c) no Class D Excess Principal Event is continuing; provided that, solely for purposes of calculating whether a Class D Excess Principal Event is continuing under this clause (c), the Class D Principal Amount shall be deemed to be increased by all Class D Delayed Amounts, if any, that any Class D Delayed Funding Purchaser(s) in a Class D Investor Group are required to fund on a Class D Delayed Funding Date that is scheduled to occur after the date of such requested Class D Advance that have not been funded on or prior to the date of such requested Class D Advance;
(d) no Amortization Event or Potential Amortization Event, in each case with respect to the Series 2013-A Notes, exists;
(e) if such Class D Advance is in connection with any issuance of Class D Additional Notes or any Class D Investor Group Maximum Principal Increase, then the amount of such issuance or increase shall be equal to or greater than $2,500,000 and integral multiples of $100,000 in excess thereof;
(f) the Series 2013-A Revolving Period is continuing;
(g) if the Group I Net Book Value of any vehicle owned by HVF is included in the calculation of the Series 2013-A Asset Amount as of such date (on a pro forma basis after giving effect to the application of such Class D Advance on such date), then the representations and warranties of HVF set out in Article VIII of the HVF Series 2013-G1

Supplement shall be true and accurate as of the date of such Class D Advance with the same effect as though made on that date (unless stated to relate solely to an earlier date, in which case such representations and warranties shall be true and correct as of such earlier date);
(h) if the Group I Net Book Value of any vehicle owned by any Group I Leasing Company (other than HVF) is included in the calculation of the Series 2013-A Asset Amount as of such date (on a pro forma basis after giving effect to the application of such Class D Advance on such date), then the representations and warranties of such Group I Leasing Company set out in the Group I Leasing Company Related Documents with respect to such Group I Leasing Company shall be true and accurate as of the date of such Class D Advance with the same effect as though made on that date (unless stated to relate solely to an earlier date, in which case such representations and warranties shall be true and correct as of such earlier date);
(i) if such Class D Advance is being made during the RCFC Nominee Non-Qualified Period, then the representations and warranties of RCFC set out in Article XII of the RCFC Nominee Agreement shall be true and accurate as of the date of such Class D Advance with the same effect as though made on that date (unless stated to relate solely to an earlier date, in which case such representations and warranties shall be true and correct as of such earlier date); and
(j) if (i) such Class D Advance is being made on or after the RCFC Nominee Qualification Date and (ii) the Group I Aggregate Asset Coverage Threshold Amount as of such date is greater than the Group I Aggregate Asset Amount as of such date (excluding from the Group I Aggregate Asset Amount the Group I Net Book Value of all Group I Eligible Vehicles the Certificates of Title for which are then titled in the name of RCFC), then the representations and warranties of RCFC set out in Article XII of the RCFC Nominee Agreement shall be true and accurate as of the date of such Class D Advance with the same effect as though made on that date (unless stated to relate solely to an earlier date, in which case such representations and warranties shall be true and correct as of such earlier date).
“Class D Initial Advance Amount” means, with respect to any Class D Noteholder, the amount specified as such on Schedule VI hereto with respect to such Class D Noteholder.
“Class D Initial Investor Group Principal Amount” means, with respect to each Class D Investor Group, the amount set forth and specified as such opposite the name of the Class D Committed Note Purchaser included in such Class D Investor Group on Schedule VI hereto.
“Class D Investor Group” means, (i) collectively, a Class D Conduit Investor, if any, and the Class D Committed Note Purchaser(s) with respect to such Class D Conduit Investor or, if there is no Class D Conduit Investor with respect to any Class D Investor Group, the Class D Committed Note Purchaser(s) with respect to such Class D Investor Group, in each case, party hereto as of the Sixth Restatement Effective Date and (ii) any Class D Additional Investor Group.

“Class D Investor Group Maximum Principal Increase” has the meaning specified in Section 2.1(c)(iv).
“Class D Investor Group Maximum Principal Increase Addendum” means an addendum substantially in the form of Exhibit M-4.
“Class D Investor Group Maximum Principal Increase Amount” means, with respect to each Class D Investor Group Maximum Principal Increase, on the effective date of any Class D Investor Group Maximum Principal Increase with respect to any Class D Investor Group, the amount scheduled to be advanced by such Class D Investor Group on such effective date, which amount may not exceed the product of (a) the Class D Drawn Percentage (immediately prior to the effectiveness of such Class D Investor Group Maximum Principal Increase) and (b) the amount of such Class D Investor Group Maximum Principal Increase.
“Class D Investor Group Principal Amount” means, as of any date of determination with respect to any Class D Investor Group, the result of: (i) if such Class D Investor Group is a Class D Additional Investor Group, such Class D Investor Group’s Class D Additional Investor Group Initial Principal Amount, and otherwise, such Class D Investor Group’s Class D Initial Investor Group Principal Amount, plus (ii) the Class D Investor Group Maximum Principal Increase Amount with respect to each Class D Investor Group Maximum Principal Increase applicable to such Class D Investor Group, if any, on or prior to such date, plus (iii) the principal amount of the portion of all Class D Advances funded by such Class D Investor Group on or prior to such date (excluding, for the avoidance of doubt, any Class D Initial Advance Amount from the calculation of such Class D Advances), minus (iv) the amount of principal payments (whether pursuant to a Class D Decrease, a redemption or otherwise) made to such Class D Investor Group pursuant to this Series 2013-A Supplement on or prior to such date, plus (v) the amount of principal payments recovered from such Class D Investor Group by a trustee as a preference payment in a bankruptcy proceeding of HVF II or otherwise on or prior to such date.
“Class D Investor Group Supplement” has the meaning specified in Section 9.3(c)(iv).
“Class D Majority Program Support Providers” means, with respect to the related Class D Investor Group, Class D Program Support Providers holding more than 50% of the aggregate commitments of all Class D Program Support Providers.
“Class D Mandatory Decrease” has the meaning specified in Section 2.3(b)(iv).
“Class D Mandatory Decrease Amount” has the meaning specified in Section 2.3(b)(iv).
“Class D Maximum Investor Group Principal Amount” means, with respect to each Class D Investor Group as of any date of determination, the amount specified as such for such Class D Investor Group on Schedule VI hereto for such date of determination, as such amount may be increased or decreased from time to time in accordance with the terms hereof; provided that, on any day after the occurrence and during the continuance of an Amortization Event with respect to the Series 2013-A Notes, the Class D Maximum Investor Group Principal Amount with respect to each Class D Investor Group shall not exceed the Class D Investor Group Principal Amount for such Class D Investor Group.
“Class D Maximum Principal Amount” means $130,000,000.00; provided that such amount may be (i) reduced at any time and from time to time by HVF II upon notice to each Series 2013-A Noteholder, the Administrative Agent, each Conduit Investor and each Committed Note Purchaser in accordance with the terms of this Series 2013-A Supplement, or (ii) increased at any time and from time to time upon (a) a Class D Additional Investor Group becoming party to this Series 2013-A Supplement in accordance with the terms hereof, or (b) the effective date for any Class D Investor Group Maximum Principal Increase.
“Class D Monthly Default Interest Amount” means, with respect to any Payment Date, an amount equal to the sum of (i) an amount equal to the product of (x) 2.0%, (y) the result of (a) the sum of the Class D Principal Amount as of each day during the related Series 2013-A Interest Period (after giving effect to any increases or decreases to the Class D Principal Amount on such day) during which an Amortization Event with respect to the Series 2013-A Notes has occurred and is continuing divided by (b) the actual number of days in the related Series 2013-A Interest Period during which an Amortization Event with respect to the Series 2013-A Notes has occurred and is continuing, and (z) the result of (a) the actual number of days in the related Series 2013-A Interest Period during which an Amortization Event with respect to the Series 2013-A Notes has occurred and is continuing divided by (b) 360 plus (ii) all previously due and unpaid amounts described in clause (i) with respect to prior Series 2013-A Interest Periods (together with interest on such unpaid amounts required to be paid in this clause (ii) at the rate specified in clause (i)).
“Class D Monthly Interest Amount” means, with respect to any Payment Date, an amount equal to the sum of: (i) the Class D Daily Interest Amount for each day in the Series 2013-A Interest Period ending on the Determination Date related to such Payment Date; plus (ii) all previously due and unpaid amounts described in clause (i) with respect to prior Series 2013-A Interest Periods (together with interest on such unpaid amounts required to be paid in this clause (ii) at the Class D Note Rate); plus (iii) the Class D Undrawn Fee with respect to each Class D Investor Group for such Payment Date; plus (iv) the Class D Program Fee with respect to each Class D Investor Group for such Payment Date; plus (v) the Class D CP True-Up Payment Amounts, if any, owing to each Class D Noteholder on such Payment Date.
“Class D MTM/DT Advance Rate Adjustment” means, as of any date of determination,
(a) with respect to the Series 2013-A Eligible Investment Grade Non-Program Vehicle Amount, a percentage equal to the product of (i) the Series 2013-A Failure Percentage as of such date and (ii) the Class D Concentration Adjusted Advance Rate with respect to the Series 2013-A Eligible Investment Grade Non-Program Vehicle Amount, in each case as of such date;
(b) with respect to the Series 2013-A Eligible Non-Investment Grade Non-Program Vehicle Amount, a percentage equal to the product of (i) the Series 2013-A Failure Percentage as of such date and (ii) the Class D Concentration Adjusted Advance

Rate with respect to the Series 2013-A Eligible Non-Investment Grade Non-Program Vehicle Amount, in each case as of such date; and
(c) with respect to any other Series 2013-A AAA Component, zero.
“Class D Non-Consenting Purchaser” has the meaning specified in Section 9.2(d)(i)(E).
“Class D Non-Defaulting Committed Note Purchaser” has the meaning specified in Section 2.2(d)(vii).
“Class D Non-Delayed Amount” means, with respect to any Class D Delayed Funding Purchaser and a Class D Advance for which the Class D Delayed Funding Purchaser delivered a Class D Delayed Funding Notice, an amount equal to the excess of such Class D Delayed Funding Purchaser’s ratable portion of such Class D Advance over its Class D Delayed Amount in respect of such Class D Advance.
“Class D Note Rate” means, for any Series 2013-A Interest Period, the weighted average of the sum of (a) the weighted average (by outstanding principal balance) of the Class D CP Rates applicable to the Class D CP Tranche, (b) the Eurodollar Rate (Reserve Adjusted) applicable to the Class D Eurodollar Tranche and (c) the Base Rate applicable to the Class D Base Rate Tranche, in each case, for such Series 2013-A Interest Period; provided, however, that the Class D Note Rate will in no event be higher than the maximum rate permitted by applicable law.
“Class D Note Repurchase Amount” has the meaning specified in Section 11.1.
“Class D Noteholder” means each Person in whose name a Class D Note is registered in the Note Register.
“Class D Notes” means any one of the Series 2013-A Variable Funding Rental Car Asset Backed Notes, Class D, executed by HVF II and authenticated by or on behalf of the Trustee, substantially in the form of Exhibit A-4 hereto.
“Class D Participants” has the meaning specified in Section 9.3(d)(iv).
“Class D Permitted Delayed Amount” is defined in Section 2.2(d)(v)(A).
“Class D Permitted Required Non-Delayed Percentage” means, 10% or 25%.
“Class D Potential Terminated Purchaser” has the meaning specified in Section 9.2(d)(i).
“Class D Principal Amount” means, when used with respect to any date, an amount equal to the sum of the Class D Investor Group Principal Amount as of such date with respect to each Class D Investor Group as of such date; provided that, during the Series 2013-A Revolving Period, for purposes of determining whether or not the Requisite Indenture Investors, Requisite Group I Investors or Series 2013-A Required Noteholders have given any consent, waiver, direction or instruction, the Class D Principal Amount held by each Class D Noteholder shall be deemed to include, without double counting, such Class D Noteholder’s undrawn portion of the “Class D Maximum Investor Group Principal Amount” (i.e., the unutilized purchase commitments with respect to the Class D Notes under this Series 2013-A Supplement) for such Class D Noteholder’s Class D Investor Group.
“Class D Program Fee” means, with respect to each Payment Date and each Class D Investor Group, an amount equal to the sum with respect to each day in the related Series 2013-A Interest Period of the product of:
(a)    the Class D Program Fee Rate for such Class D Investor Group (or, if applicable, Class D Program Fee Rate for the related Class D Conduit Investor and Class D Committed Note Purchaser in such Class D Investor Group, respectively, if each of such Class D Conduit Investor and Class D Committed Note Purchaser is funding a portion of such Class D Investor Group’s Class D Investor Group Principal Amount) for such day, and
(b)    the Class D Investor Group Principal Amount for such Class D Investor Group (or, if applicable, the portion of the Class D Investor Group Principal Amount for the related Class D Conduit Investor and Class D Committed Note Purchaser in such Class D Investor Group, respectively, if each of such Class D Conduit Investor and Class D Committed Note Purchaser is funding a portion of such Class D Investor Group’s Class D Investor Group Principal Amount) for such day (after giving effect to all Class D Advances and Class D Decreases on such day), and
(c)    1/360.
“Class D Program Fee Rate” has the meaning specified in the Class D Fee Letter.
“Class D Program Support Agreement” means any agreement entered into by any Class D Program Support Provider in respect of any Class D Commercial Paper and/or Class D Note providing for the issuance of one or more letters of credit for the account of a Class D Committed Note Purchaser or a Class D Conduit Investor, the issuance of one or more insurance policies for which a Class D Committed Note Purchaser or a Class D Conduit Investor is obligated to reimburse the applicable Class D Program Support Provider for any drawings thereunder, the sale by a Class D Committed Note Purchaser or a Class D Conduit Investor to any Class D Program Support Provider of the Class D Notes (or portions thereof or interests therein) and/or the making of loans and/or other extensions of credit to a Class D Committed Note Purchaser or a Class D Conduit Investor in connection with such Class D Conduit Investor’s securitization program, together with any letter of credit, insurance policy or other instrument issued thereunder or guaranty thereof (but excluding any discretionary advance facility provided by a Class D Committed Note Purchaser).
“Class D Program Support Provider” means any financial institutions and any other or additional Person now or hereafter extending credit or having a commitment to extend credit to or for the account of, and/or agreeing to make purchases from, a Class D Committed Note Purchaser or a Class D Conduit Investor in respect of such Class D Committed Note Purchaser’s or Class D Conduit Investor’s Class D Commercial Paper and/or Class D Note, and/or agreeing to issue a letter of credit or insurance policy or other instrument to support any obligations arising under or in connection with such Class D Conduit Investor’s securitization program as it relates to any Class D Commercial Paper issued by such Class D Conduit Investor, in each case pursuant to a Class D Program Support Agreement and any guarantor of any such person; provided that, no Disqualified Party shall be a “Class D Program Support Provider” without the prior written consent of an Authorized Officer of HVF II, which consent may be withheld for any reason in HVF II’s sole and absolute discretion.
“Class D Replacement Purchaser” has the meaning specified in Section 9.2(d)(i).
“Class D Required Non-Delayed Amount” means, with respect to a Class D Delayed Funding Purchaser and a proposed Class D Advance, the excess, if any, of (a) the Class D Required Non-Delayed Percentage of such Class D Delayed Funding Purchaser’s Class D Maximum Investor Group Principal Amount as of the date of such proposed Class D Advance over (b) with respect to each previously Class D Designated Delayed Advance of such Class D Delayed Funding Purchaser with respect to which the related Class D Advance occurred during the 35 days preceding the date of such proposed Class D Advance, if any, the sum of, with respect to each such previously Class D Designated Delayed Advance for which the related Class D Delayed Funding Date will not have occurred on or prior to the date of such proposed Class D Advance, the Class D Non-Delayed Amount with respect to each such previously Class D Designated Delayed Advance.
“Class D Required Non-Delayed Percentage” means, as of the Sixth Restatement Effective Date, 10%, and as of any date thereafter, the Class D Permitted Required Non-Delayed Percentage most recently specified in a written notice delivered by HVF II to the Administrative Agent, each Class D Funding Agent, each Class D Committed Note Purchaser and each Class D Conduit Investor at least 35 days prior to the effective date specified therein.
“Class D Second Delayed Funding Notice” is defined in Section 2.2(d)(v)(C).
“Class D Second Delayed Funding Notice Amount” has the meaning specified in Section 2.2(d)(v)(C).
“Class D Second Permitted Delayed Amount” is defined in Section 2.2(d)(v)(C).
“Class D Terminated Purchaser” has the meaning specified in Section 9.2(d)(i).
“Class D Transferee” has the meaning specified in Section 9.3(d)(v).
“Class D Undrawn Fee” means:
(a) with respect to each Payment Date on or prior to the Series 2013-A Commitment Termination Date and each Class D Investor Group, an amount equal to the sum with respect to each day in the Series 2013-A Interest Period of the product of:

(i)    the Class D Undrawn Fee Rate for such Class D Investor Group for such day, and
(ii)    the excess, if any, of (i) the Class D Maximum Investor Group Principal Amount for the related Class D Investor Group over (ii) the Class D Investor Group Principal Amount for the related Class D Investor Group (after giving effect to all Class D Advances and Class D Decreases on such day), in each case for such day, and
(iii)    1/360, and
(b) with respect to each Payment Date following the Series 2013-A Commitment Termination Date, zero.
“Class D Undrawn Fee Rate” has the meaning specified in the Class D Fee Letter.
“Class D Up-Front Fee” for each Class D Committed Note Purchaser has the meaning specified in the Class D Fee Letter, if any, for such Class D Committed Note Purchaser.
“Class D Voluntary Decrease” has the meaning specified in Section 2.3(c)(iv).
“Class D Voluntary Decrease Amount” has the meaning specified in Section 2.3(c)(iv).
“Class RR Acquiring Committed Note Purchaser” has the meaning specified in Section 9.3(e)(i).
“Class RR Additional Series 2013-A Notes” has the meaning specified in Section 2.1(d)(v).
“Class RR Adjusted Advance Rate” means, as of any date of determination, with respect to any Series 2013-A AAA Select Component, a percentage equal to the greater of:
(a)
(i) the Class RR Baseline Advance Rate with respect to such Series 2013-A AAA Select Component as of such date, minus
(ii) the Class RR Concentration Excess Advance Rate Adjustment as of such date, if any, with respect to such Series 2013-A AAA Select Component, minus
(iii) the Class RR MTM/DT Advance Rate Adjustment as of such date, if any, with respect to such Series 2013-A AAA Select Component; and
(b) zero.
“Class RR Advance” has the meaning specified in Section 2.2(e)(i).

“Class RR Advance Request” means, with respect to any Class RR Advance requested by HVF II, an advance request substantially in the form of Exhibit J-3 hereto with respect to such Class RR Advance.
“Class RR Asset Coverage Threshold Amount” means, as of any date of determination, an amount equal to the Series 2013-A Adjusted Principal Amount divided by the Class RR Blended Advance Rate, in each case as of such date.
“Class RR Assignment and Assumption Agreement” has the meaning specified in Section 9.3(e)(i).
“Class RR Baseline Advance Rate” means, with respect to each Series 2013-A AAA Select Component, the percentage set forth opposite such Series 2013-A AAA Select Component in the following table:

Series 2013-A AAA Component	Class RR Baseline Advance Rate
Series 2013-A Eligible Investment Grade Program Vehicle Amount	92.00%
Series 2013-A Eligible Investment Grade Program Receivable Amount	92.00%
Series 2013-A Eligible Non-Investment Grade Program Vehicle Amount	90.00%
Series 2013-A Eligible Non-Investment Grade (High) Program Receivable Amount	90.00%
Series 2013-A Eligible Non-Investment Grade (Low) Program Receivable Amount	0.00%
Series 2013-A Eligible Investment Grade Non-Program Vehicle Amount	90.00%
Series 2013-A Eligible Non-Investment Grade Non-Program Vehicle Amount	90.00%
Group I Cash Amount	100%
Series 2013-A Remainder AAA Amount	0.00%

“Class RR Blended Advance Rate” means, as of any date of determination, the percentage equivalent of a fraction, the numerator of which is the Class RR Blended Advance Rate Weighting Numerator and the denominator of which is the Series 2013-A Blended Advance Rate Weighting Denominator, in each case as of such date.
“Class RR Blended Advance Rate Weighting Numerator” means, as of any date of determination, an amount equal to the sum of an amount with respect to each Series 2013-A AAA Select Component equal to the product of such Series 2013-A AAA Select Component and the Class RR Adjusted Advance Rate with respect to such Series 2013-A AAA Select Component, in each case as of such date.

“Class RR Commitment” means, the obligation of the Class RR Committed Note Purchaser to fund Class RR Advances pursuant to Section 2.2(e) in an aggregate stated amount up to the Class RR Maximum Principal Amount.
“Class RR Committed Note Purchaser” has the meaning specified in the Preamble.
“Class RR Concentration Adjusted Advance Rate” means as of any date of determination,
(i) with respect to the Series 2013-A Eligible Investment Grade Non-Program Vehicle Amount, the excess, if any, of the Class RR Baseline Advance Rate with respect to such Series 2013-A Eligible Investment Grade Non-Program Vehicle Amount over the Class RR Concentration Excess Advance Rate Adjustment with respect to such Series 2013-A Eligible Investment Grade Non-Program Vehicle Amount, in each case as of such date, and
(ii) with respect to the Series 2013-A Eligible Non-Investment Grade Non-Program Vehicle Amount, the excess, if any, of the Class RR Baseline Advance Rate with respect to such Series 2013-A Eligible Non-Investment Grade Non-Program Vehicle Amount over the Class RR Concentration Excess Advance Rate Adjustment with respect to such Series 2013-A Eligible Non-Investment Grade Non-Program Vehicle Amount, in each case as of such date.
“Class RR Concentration Excess Advance Rate Adjustment” means, with respect to any Series 2013-A AAA Select Component as of any date of determination, the lesser of:
(a) the percentage equivalent of a fraction, the numerator of which is (I) the product of (A) the portion of the Series 2013-A Concentration Excess Amount, if any, allocated to such Series 2013-A AAA Select Component by HVF II and (B) the Class RR Baseline Advance Rate with respect to such Series 2013-A AAA Select Component, and the denominator of which is (II) such Series 2013-A AAA Select Component, in each case as of such date, and
(b) the Class RR Baseline Advance Rate with respect to such Series 2013-A AAA Select Component;
provided that, the portion of the Series 2013-A Concentration Excess Amount allocated pursuant to the preceding clause (a)(I)(A) shall not exceed the portion of such Series 2013-A AAA Select Component that was included in determining whether such Series 2013-A Concentration Excess Amount exists.
“Class RR Daily Interest Amount” means, for any day in a Series 2013-A Interest Period, an amount equal to the result of (a) the product of (i) the Class RR Note Rate for such Series 2013-A Interest Period and (ii) the Class RR Principal Amount as of the close of business on such date divided by (b) 360.

“Class RR Decrease” means a Class RR Mandatory Decrease or a Class RR Voluntary Decrease, as applicable.
“Class RR Deficiency Amount” has the meaning specified in Section 3.1(c)(ii).
“Class RR Drawn Percentage” means, as of any date of determination, a fraction expressed as a percentage, the numerator of which is the Class RR Principal Amount and the denominator of which is the Class RR Maximum Principal Amount, in each case as of such date.
“Class RR Excess Principal Event” shall be deemed to have occurred if, on any date, the Class RR Principal Amount as of such date exceeds the Class RR Maximum Principal Amount as of such date.
“Class RR Funding Conditions” means, with respect to any Class RR Advance requested by HVF II pursuant to Section 2.2, the following shall be true and correct both immediately before and immediately after giving effect to such Class RR Advance, unless waived by the Class RR Noteholder:
(a) the representations and warranties of HVF II set out in Article V of the Base Indenture and Article VIII of the Group I Supplement and the representations and warranties of HVF II and the Group I Administrator set out in Article VI of this Series 2013-A Supplement and the representations and warranties of the Nominee set out in Article XII of the Nominee Agreement, in each case, shall be true and accurate as of the date of such Class RR Advance with the same effect as though made on that date (unless stated to relate solely to an earlier date, in which case such representations and warranties shall be true and correct as of such earlier date);
(b) the Class RR Committed Note Purchaser shall have received an executed Class RR Advance Request certifying as to the current Group I Aggregate Asset Amount, delivered in accordance with the provisions of Section 2.2;
(c) no Class RR Excess Principal Event is continuing;
(d) no Amortization Event or Potential Amortization Event, in each case with respect to the Series 2013-A Notes, exists;
(e) if such Class RR Advance is in connection with any issuance of Class RR Additional Notes or any Class RR Maximum Principal Increase, then the amount of such issuance or increase shall be equal to or greater than $2,500,000 and integral multiples of $100,000 in excess thereof;
(f) the Series 2013-A Revolving Period is continuing;
(g) if the Group I Net Book Value of any vehicle owned by HVF is included in the calculation of the Series 2013-A Asset Amount as of such date (on a pro forma basis after giving effect to the application of such Class RR Advance on such date), then the representations and warranties of HVF set out in Article VIII of the HVF Series 2013-G1

Supplement shall be true and accurate as of the date of such Class RR Advance with the same effect as though made on that date (unless stated to relate solely to an earlier date, in which case such representations and warranties shall be true and correct as of such earlier date);
(h) if the Group I Net Book Value of any vehicle owned by any Group I Leasing Company (other than HVF) is included in the calculation of the Series 2013-A Asset Amount as of such date (on a pro forma basis after giving effect to the application of such Class RR Advance on such date), then the representations and warranties of such Group I Leasing Company set out in the Group I Leasing Company Related Documents with respect to such Group I Leasing Company shall be true and accurate as of the date of such Class RR Advance with the same effect as though made on that date (unless stated to relate solely to an earlier date, in which case such representations and warranties shall be true and correct as of such earlier date);
(i) if such Class RR Advance is being made during the RCFC Nominee Non-Qualified Period, then the representations and warranties of RCFC set out in Article XII of the RCFC Nominee Agreement shall be true and accurate as of the date of such Class RR Advance with the same effect as though made on that date (unless stated to relate solely to an earlier date, in which case such representations and warranties shall be true and correct as of such earlier date); and
(j) if (i) such Class RR Advance is being made on or after the RCFC Nominee Qualification Date and (ii) the Group I Aggregate Asset Coverage Threshold Amount as of such date is greater than the Group I Aggregate Asset Amount as of such date (excluding from the Group I Aggregate Asset Amount the Group I Net Book Value of all Group I Eligible Vehicles the Certificates of Title for which are then titled in the name of RCFC), then the representations and warranties of RCFC set out in Article XII of the RCFC Nominee Agreement shall be true and accurate as of the date of such Class RR Advance with the same effect as though made on that date (unless stated to relate solely to an earlier date, in which case such representations and warranties shall be true and correct as of such earlier date).
“Class RR Initial Advance Amount” means, with respect to the Class RR Noteholder, the amount specified as such on Schedule VII hereto with respect to the Class RR Noteholder.
“Class RR Initial Principal Amount” means, with respect to the Class RR Committed Note Purchaser, the amount set forth and specified as such opposite the name of the Class RR Committed Note Purchaser on Schedule VII hereto.
“Class RR Mandatory Decrease” has the meaning specified in Section 2.3(b)(v).
“Class RR Mandatory Decrease Amount” has the meaning specified in Section 2.3(b)(v).
“Class RR Maximum Principal Amount” means $275,000,000.00; provided that such amount may be (i) reduced at any time and from time to time by HVF II upon notice to each

Series 2013-A Noteholder, the Administrative Agent, each Conduit Investor and each Committed Note Purchaser in accordance with the terms of this Series 2013-A Supplement, or (ii) increased at any time and from time to time upon the effective date for any Class RR Maximum Principal Increase.
“Class RR Maximum Principal Increase” has the meaning specified in Section 2.1(c)(v).
“Class RR Maximum Principal Increase Addendum” means an addendum substantially in the form of Exhibit M-5.
“Class RR Maximum Principal Increase Amount” means, with respect to each Class RR Maximum Principal Increase, on the effective date of any Class RR Maximum Principal Increase, the amount scheduled to be advanced by the Class RR Committed Note Purchaser on such effective date, which amount may not exceed the product of (a) the Class RR Drawn Percentage (immediately prior to the effectiveness of such Class RR Maximum Principal Increase) and (b) the amount of such Class RR Maximum Principal Increase.
“Class RR Monthly Default Interest Amount” means, with respect to any Payment Date, an amount equal to the sum of (i) an amount equal to the product of (x) 2.0%, (y) the result of (a) the sum of the Class RR Principal Amount as of each day during the related Series 2013-A Interest Period (after giving effect to any increases or decreases to the Class RR Principal Amount on such day) during which an Amortization Event with respect to the Series 2013-A Notes has occurred and is continuing divided by (b) the actual number of days in the related Series 2013-A Interest Period during which an Amortization Event with respect to the Series 2013-A Notes has occurred and is continuing, and (z) the result of (a) the actual number of days in the related Series 2013-A Interest Period during which an Amortization Event with respect to the Series 2013-A Notes has occurred and is continuing divided by (b) 360 plus (ii) all previously due and unpaid amounts described in clause (i) with respect to prior Series 2013-A Interest Periods (together with interest on such unpaid amounts required to be paid in this clause (ii) at the rate specified in clause (i)).
“Class RR Monthly Interest Amount” means, with respect to any Payment Date, an amount equal to the sum of: (i) the Class RR Daily Interest Amount for each day in the Series 2013-A Interest Period ending on the Determination Date related to such Payment Date; plus (ii) all previously due and unpaid amounts described in clause (i) with respect to prior Series 2013-A Interest Periods (together with interest on such unpaid amounts required to be paid in this clause (ii) at the Class RR Note Rate); plus (iii) the Class RR Undrawn Fee for such Payment Date; plus (iv) the Class RR Program Fee for such Payment Date.
“Class RR MTM/DT Advance Rate Adjustment” means, as of any date of determination,
(a) with respect to the Series 2013-A Eligible Investment Grade Non-Program Vehicle Amount, a percentage equal to the product of (i) the Series 2013-A Failure Percentage as of such date and (ii) the Class RR Concentration Adjusted Advance Rate with respect to the Series 2013-A Eligible Investment Grade Non-Program Vehicle Amount, in each case as of such date;

(b) with respect to the Series 2013-A Eligible Non-Investment Grade Non-Program Vehicle Amount, a percentage equal to the product of (i) the Series 2013-A Failure Percentage as of such date and (ii) the Class RR Concentration Adjusted Advance Rate with respect to the Series 2013-A Eligible Non-Investment Grade Non-Program Vehicle Amount, in each case as of such date; and
(c) with respect to any other Series 2013-A AAA Component, zero.
“Class RR Note Rate” means, for any Series 2013-A Interest Period, the Class A Note Rate with respect to such Series 2013-A Interest Period.
“Class RR Noteholder” means the Person in whose name the Class RR Note is registered in the Note Register.
“Class RR Notes” means any one of the Series 2013-A Variable Funding Rental Car Asset Backed Notes, Class RR, executed by HVF II and authenticated by or on behalf of the Trustee, substantially in the form of Exhibit A-5 hereto.
“Class RR Principal Amount” means, as of any date of determination, the result of: (i) the Class RR Initial Principal Amount, plus (ii) the Class RR Maximum Principal Increase Amount with respect to each Class RR Maximum Principal Increase, if any, on or prior to such date, plus (iii) the principal amount of the portion of all Class RR Advances funded on or prior to such date (excluding, for the avoidance of doubt, any Class RR Initial Advance Amount from the calculation of such Class RR Advances), minus (iv) the amount of principal payments (whether pursuant to a Class RR Decrease, a redemption or otherwise) made to the Class RR Committed Note Purchaser pursuant to this Series 2013-A Supplement on or prior to such date, plus (v) the amount of principal payments recovered from the Class RR Committed Note Purchaser by a trustee as a preference payment in a bankruptcy proceeding of HVF II or otherwise on or prior to such date.
“Class RR Program Fee” means, with respect to each Payment Date, an amount equal to the sum with respect to each day in the related Series 2013-A Interest Period of the product of:
(a)    the Class RR Program Fee Rate for such day, and
(b)    the Class RR Principal Amount for such day (after giving effect to all Class RR Advances and Class RR Decreases on such day), and
(c)    1/360.
“Class RR Program Fee Letter” means that certain fee letter, dated as of the Fourth Restatement Effective Date, by and between the Class RR Committed Note Purchaser and HVF II setting forth the definition of Class RR Program Fee Rate and the definition of Class RR Undrawn Fee Rate.
“Class RR Program Fee Rate” has the meaning specified in the Class RR Program Fee Letter.

“Class RR Transferee” has the meaning specified in Section 9.3(e)(ii).
“Class RR Undrawn Fee” means:
(a) with respect to each Payment Date on or prior to the Series 2013-A Commitment Termination Date, an amount equal to the sum with respect to each day in the Series 2013-A Interest Period of the product of:
(i)    the Class RR Undrawn Fee Rate for such day, and
(ii)    the excess, if any, of (i) the Class RR Maximum Principal Amount over (ii) the Class RR Principal Amount (after giving effect to all Class RR Advances and Class RR Decreases on such day), in each case for such day, and
(iii)    1/360, and
(b) with respect to each Payment Date following the Series 2013-A Commitment Termination Date, zero.
“Class RR Undrawn Fee Rate” has the meaning specified in the Class RR Program Fee Letter.
“Class RR Voluntary Decrease” has the meaning specified in Section 2.3(c)(v).
“Class RR Voluntary Decrease Amount” has the meaning specified in Section 2.3(c)(v).
“Committed Note Purchaser” has the meaning specified in the Preamble.
“Conduit Investors” has the meaning specified in the Preamble.
“Confidential Information” means information that Hertz or any Affiliate thereof (or any successor to any such Person in any capacity) furnishes to a Committed Note Purchaser, a Conduit Investor, a Funding Agent or the Administrative Agent, but does not include any such information (i) that is or becomes generally available to the public other than as a result of a disclosure by a Committed Note Purchaser, a Conduit Investor, a Funding Agent or the Administrative Agent or other Person to which a Committed Note Purchaser, a Conduit Investor, a Funding Agent or the Administrative Agent delivered such information, (ii) that was in the possession of a Committed Note Purchaser, a Conduit Investor, a Funding Agent or the Administrative Agent prior to its being furnished to such Committed Note Purchaser, such Conduit Investor, such Funding Agent or the Administrative Agent by Hertz or any Affiliate thereof; provided that, there exists no obligation of any such Person to keep such information confidential, or (iii) that is or becomes available to a Committed Note Purchaser, a Conduit Investor, a Funding Agent or the Administrative Agent from a source other than Hertz or an Affiliate thereof; provided that, such source is not (1) known, or would not reasonably be expected to be known, to a Committed Note Purchaser, a Conduit Investor, a Funding Agent or the Administrative Agent to be bound by a confidentiality agreement with Hertz or any Affiliate thereof, as the case may be, or (2) known, or would not reasonably be expected to be known, to a

Committed Note Purchaser, a Conduit Investor, a Funding Agent or the Administrative Agent to be otherwise prohibited from transmitting the information by a contractual, legal or fiduciary obligation.
“Corresponding DBRS Rating” means, for each Equivalent Rating Agency Rating for any Person, the DBRS rating designation corresponding to the row in which such Equivalent Rating Agency Rating appears in the table set forth below.

Moody's	S&P	Fitch	DBRS

Aaa	AAA	AAA	AAA
Aa1	AA+	AA+	AA(H)
Aa2	AA	AA	AA
Aa3	AA-	AA-	AA(L)
A1	A+	A+	A(H)
A2	A	A	A
A3	A-	A-	A(L)
Baa1	BBB+	BBB+	BBB(H)
Baa2	BBB	BBB	BBB
Baa3	BBB-	BBB-	BBB(L)
Ba1	BB+	BB+	BB(H)
Ba2	BB	BB	BB
Ba3	BB-	BB-	BB(L)
B1	B+	B+	B-High
B2	B	B	B
B3	B-	B-	B(L)
Caa1	CCC+	CCC	CCC(H)
Caa2	CCC	CC	CCC
Caa3	CCC-	C	CCC(L)

“Covered Liabilities” has the meaning specified in Section 1.3.
“Credit Support Annex” has the meaning specified in Section 4.4(c).
“DBRS Equivalent Rating” means, with respect to any date and any Person with respect to whom DBRS does not maintain a public Relevant DBRS Rating as of such date; (a) if such Person has an Equivalent Rating Agency Rating from three of the Equivalent Rating Agencies as of such date, then the median of the Corresponding DBRS Ratings for such Person as of such date; (b) if such Person has Equivalent Rating Agency Ratings from only two of the Equivalent Rating Agencies as of such date, then the lower Corresponding DBRS Rating for such Person as of such date; and (c) ) if such Person has an Equivalent Rating Agency Rating from only one of the Equivalent Rating Agencies as of such date, then the Corresponding DBRS Rating for such Person as of such date.

“DBRS Trigger Required Ratings” means, with respect to any entity, rating requirements that are satisfied if such entity has a long-term rating of at least “BBB” by DBRS (or, if such entity is not rated by DBRS, “Baa2” by Moody’s or “BBB” by S&P).
“Demand Notice” has the meaning specified in Section 5.5(c).
“Determination Date” means the date five (5) Business Days prior to each Payment Date.
“Disposition Proceeds” means, with respect to each Group I Non-Program Vehicle, the net proceeds from the sale or disposition of such Group I Eligible Vehicle to any Person (other than any portion of such proceeds payable by the Group I Lessee thereof pursuant to any Group I Lease).
“Disqualified Party” means (i) any Person engaged in the business of renting, leasing, financing or disposing of motor vehicles or equipment operating under the name “Advantage”, “Alamo”, “Amerco”, “AutoNation”, “Avis”, “Budget”, “CarMax”, “Courier Car Rentals”, “Edge Auto Rental”, “Enterprise”, “EuropCar”, “Ford”, “Fox”, “Google”, “Lyft”, “Midway Fleet Leasing”, “National”, “Payless”, “Red Dog Rental Services”, “Silvercar”, “Triangle”, “Uber”, “Vanguard”, “ZipCar”, “Angel Aerial”, “Studio Services”; “Sixt”, “Penske”, “Sunbelt Rentals”, “United Rentals”, “ARI”, “LeasePlan”, “PHH”, “U-Haul”, “Virgin” or “Wheels” and (ii) any other Person that HVF II reasonably determines to be a competitor of HVF II or any of its Affiliates, who has been identified in a written notice delivered to the Administrative Agent, each Funding Agent, each Committed Note Purchaser and each Conduit Investor and (iii) any Affiliate of any of the foregoing.
“Downgrade Withdrawal Amount” has the meaning specified in Section 5.7(b).
“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition and is subject to the supervision of an EEA Resolution Authority, or (c) any financial institution established in an EEA Member Country which is a Subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision of an EEA Resolution Authority with its parent.
“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein and Norway.
“EEA Resolution Authority” means any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.
“Election Period” has the meaning specified in Section 2.6(b).
“Eligible Interest Rate Cap Provider” means a counterparty to a Series 2013-A Interest Rate Cap that is a bank, other financial institution or Person that as of any date of determination satisfies the DBRS Trigger Required Ratings (or whose present and future obligations under its Series 2013-A Interest Rate Cap are guaranteed pursuant to a guarantee (in form and substance satisfactory to the Series 2013-A Rating Agencies and satisfying the other requirements set forth in the related Series 2013-A Interest Rate Cap) provided by a guarantor that satisfies the DBRS Trigger Required Ratings); provided that, as of the date of the acquisition, replacement or extension (whether in connection with an extension of the Series 2013-A Commitment Termination Date or otherwise) of any Series 2013-A Interest Rate Cap, the applicable counterparty satisfies the Initial Counterparty Required Ratings (or such counterparty’s present and future obligations under its Series 2013-A Interest Rate Cap are guaranteed pursuant to a guarantee (in form and substance satisfactory to the Series 2013-A Rating Agencies and satisfying the other requirements set forth in the related Series 2013-A Interest Rate Cap) provided by a guarantor that satisfies the Initial Counterparty Required Ratings).
“Equivalent Rating Agency” means each of Fitch, Moody’s and S&P.
“Equivalent Rating Agency Rating” means, with respect to any Equivalent Rating Agency and any Person as of any date of determination, the Relevant Rating by such Equivalent Rating Agency with respect to such Person as of such date.
“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.
“Eurodollar Advance” means, a Class A Advance, Class B Advance, Class C Advance or Class D Advance that bears interest at all times during the Eurodollar Interest Period applicable thereto at a fixed rate of interest determined by reference to the Eurodollar Rate (Reserve Adjusted).
“Eurodollar Interest Period” means, with respect to any Eurodollar Advance, (a) initially, the period commencing on and including the date of such Eurodollar Advance and ending on but excluding the next Payment Date and (b) for each period thereafter, the period commencing on and including the Payment Date on which the immediately preceding Eurodollar Interest Period ended and ending on but excluding the next Payment Date; provided, however, that no Eurodollar Interest Period may end subsequent to the Legal Final Payment Date.
“Eurodollar Rate” means, the greater of (i) 0 and (ii) the rate per annum determined by the Administrative Agent at approximately 11:00 a.m. (London time) on the date that is one (1) Business Day prior to the beginning of the relevant Eurodollar Interest Period by reference to the Screen Rate for a period equal to such Eurodollar Interest Period; provided that, to the extent that an interest rate is not ascertainable pursuant to the foregoing provisions of this definition, the “Eurodollar Rate” shall be the interest rate per annum determined by the Administrative Agent to be the rate per annum at which deposits in Dollars are offered by the Reference Lender in London to prime banks in the London interbank market at or about 11:00 a.m. (London time) one (1) Business Day before the first day of such Eurodollar Interest Period in an amount substantially equal to the amount of the Eurodollar Advances to be outstanding during such Eurodollar Interest Period and for a period equal to such Eurodollar Interest Period. In respect of any Eurodollar Interest Period that is not thirty (30) days in duration, the Eurodollar Rate shall be determined through the use of straight-line interpolation by reference to two rates calculated in accordance with the preceding sentence, one of which shall be determined as if the maturity of the Dollar deposits referred to therein were the period of time for which rates are available next shorter than the Eurodollar Interest Period and the other of which shall be determined as if such maturity were the period of time for which rates are available next longer than the Eurodollar Interest Period; provided that, if a Eurodollar Interest Period is less than or equal to seven days, the Eurodollar Rate shall be determined by reference to a rate calculated in accordance with the preceding sentence as if the maturity of the Dollar deposits referred to therein were a period of time equal to seven days. Notwithstanding anything to the contrary in the preceding provisions of this definition or in the Series 2013-A Supplement, if the Administrative Agent fails to notify HVF II and the Group I Administrator of the applicable Eurodollar Rate (Reserve Adjusted) by 11:00 a.m. (New York City time) on the first day of each Eurodollar Interest Period in accordance with Section 3.1(b)(ii) of the Series 2013-A Supplement, then the Eurodollar Rate with respect to such Eurodollar Interest Period shall be the London Interbank Offered Rate appearing on the BBA Libor Rates Page at approximately 11:00 a.m. (London time) on the first day of such Eurodollar Interest Period as the rate for dollar deposits with a one-month maturity.
“Eurodollar Rate (Reserve Adjusted)” means, for any Eurodollar Interest Period, an interest rate per annum (rounded to the nearest 1/10,000th of 1%) determined pursuant to the following formula:
Eurodollar Rate =             _____Eurodollar Rate
    (Reserve Adjusted)         1.00 – Eurodollar Reserve Percentage
The Eurodollar Rate (Reserve Adjusted) for any Eurodollar Interest Period for Eurodollar Advances will be determined by the related Administrative Agent on the basis of the Eurodollar Reserve Percentage in effect one (1) Business Day before the first day of such Eurodollar Interest Period. Notwithstanding anything to the contrary in the preceding provisions of this definition or in the Series 2013-A Supplement, if the Administrative Agent fails to notify HVF II and the Group I Administrator of the applicable Eurodollar Rate (Reserve Adjusted) by 11:00 a.m. (New York City time) on the first day of each Eurodollar Interest Period in accordance with Section 3.1(b)(ii) of this Series 2013-A Supplement, then the Eurodollar Rate (Reserve Adjusted) with respect to such Eurodollar Interest Period shall be determined by HVF II and on the basis of the Eurodollar Reserve Percentage in effect one (1) Business Day before the first day of such Eurodollar Interest Period.
“Eurodollar Reserve Percentage” means, for any Eurodollar Interest Period, the reserve percentage (expressed as a decimal) equal to the maximum aggregate reserve requirements (including all basic, emergency, supplemental, marginal and other reserves and taking into account any transitional adjustments or other scheduled changes in reserve requirements) specified under regulations issued from time to time by the F.R.S. Board and then applicable to assets or liabilities consisting of and including “Eurocurrency Liabilities,” as currently defined in Regulation D of the F.R.S. Board, having a term approximately equal or comparable to such Eurodollar Interest Period.

“Excluded Liability” means any liability that is excluded under the Bail-In Legislation from the scope of any Bail-In Action including, without limitation, any liability excluded pursuant to Article 44 of the Directive 2014/59/EU of the European Parliament and of the Council of the European Union.
“Expected Final Payment Date” means the Series 2013-A Commitment Termination Date.
“Extension Length” has the meaning specified in Section 2.6(b).
“Federal Funds Rate” means for any period, a fluctuating interest rate per annum equal for each day during such period to the weighted average of the overnight federal funds rates as in Federal Reserve Board Statistical Release H.15(519) or any successor or substitute publication selected by the Administrative Agent (or, if such day is not a Business Day, for the next preceding Business Day), or, if, for any reason, such rate is not available on any day, the rate determined, in the sole opinion of the Administrative Agent, to be the rate at which overnight federal funds are being offered in the national federal funds market at 9:00 a.m. (New York City time).
“Fifth Restatement Effective Date” means February 22, 2019.
“Fifth Series 2013-A Supplement” has the meaning specified in the Recitals.
“Foreign Affected Person” has the meaning set forth in Section 3.8.
“Fourth Restatement Effective Date” means November 2, 2017.
“Fourth Series 2013-A Supplement” has the meaning specified in the Recitals.
“Funding Agent” has the meaning specified in the Preamble.
“Group I Back-Up Disposition Agent Agreement” means each of (i) the Series 2013-G1 Back-Up Disposition Agent Agreement and (ii) each other agreement between a Group I Lease Servicer in respect of a Group I Lease (other than the Group I HVF Lease) and a back-up disposition agent.
“Hertz Investors” means Hertz Investors, Inc., and any successor in interest thereto.
“Hertz Senior Credit Facility Default” means the occurrence of an event that (i) results in all amounts under each of Hertz’s Senior Credit Facilities becoming immediately due and payable and (ii) has not been waived by the lenders under each of Hertz’s Senior Credit Facilities.
“Holdings” means Hertz Global Holdings, Inc., and any successor in interest thereto.
“HVF Series 2013-G1 Related Documents” means the “Series 2013-G1 Related Documents” as defined in the HVF Series 2013-G1 Supplement.

“Indemnified Liabilities” has the meaning specified in Section 11.4(b).
“Indemnified Parties” has the meaning specified in Section 11.4(b).
“Initial Base Indenture” means the Base Indenture, dated as of November 25, 2013, between HVF II and the Trustee.
“Initial Counterparty Required Ratings” means, with respect to any entity, rating requirements that are satisfied if such entity has a long-term rating of at least “A” by DBRS (or, if such entity is not rated by DBRS, “A2” by Moody’s or “A” by S&P).
“Initial Group I Indenture” means the Initial Group I Supplement, together with the Initial Base Indenture.
“Initial Group I Supplement” means the Group I Supplement, dated as of November 25, 2013, between HVF II and the Trustee.
“Interest Rate Cap Provider” means HVF II’s counterparty under any Series 2013-A Interest Rate Cap.
“Investor Group” means any Class A Investor Group, Class B Investor Group, Class C Investor Group, Class D Investor Group and Class RR Committed Note Purchaser, individually or collectively, as the context may require.
“JPMorgan” means JPMorgan Chase Bank, N.A.
“JPMorgan Class A Investor Group” means the Class A Investor Group with respect to which JPMorgan is a Class A Committed Note Purchaser.
“JPMorgan Class B Investor Group” means the Class B Investor Group with respect to which JPMorgan is a Class B Committed Note Purchaser.
“JPMorgan Class C Investor Group” means the Class C Investor Group with respect to which JPMorgan is a Class C Committed Note Purchaser.
“Lease Payment Deficit Notice” has the meaning specified in Section 5.9(b).
“Legal Final Payment Date” means the one-year anniversary of the Expected Final Payment Date.
“Management Investors” means the collective reference to the officers, directors, employees and other members of the management of any Parent, Hertz or any of their respective Subsidiaries, or family members or relatives thereof, or trusts, partnerships or limited liability companies for the benefit of any of the foregoing, or any of their heirs, executors, successors and legal representatives, who at any particular date shall beneficially own or have the right to acquire, directly or indirectly, Capital Stock of Hertz or any Parent.

“Material Adverse Effect” means a material adverse effect on (a) the business, operations, property or condition (financial or otherwise) of Hertz and its Subsidiaries taken as a whole or (b) the validity or enforceability as to any of HVF, HVF II, the Nominee or HGI of any Series 2013-A Related Documents or the rights or remedies of the Administrative Agent, the Collateral Agent, the Trustee or the Series 2013-A Noteholders under the Series 2013-A Related Documents or with respect to the Series 2013-A Collateral, in each case taken as a whole.
“Monthly Blackbook Mark” means, with respect to any Group I Non-Program Vehicle, as of any date Blackbook obtains market values that it intends to return to HVF II (or the Group I Administrator on HVF II’s behalf), the market value of such Group I Non-Program Vehicle for the model class and model year of such Group I Non-Program Vehicle based on the average equipment and the average mileage of each Group I Non-Program Vehicle of such model class and model year, as quoted in the Blackbook Guide most recently available as of such date.
“Monthly NADA Mark” means, with respect to any Group I Non-Program Vehicle, as of any date NADA obtains market values that it intends to return to HVF II (or the Group I Administrator on HVF II’s behalf), the market value of such Group I Non-Program Vehicle for the model class and model year of such Group I Non-Program Vehicle based on the average equipment and the average mileage of each Group I Non-Program Vehicle of such model class and model year, as quoted in the NADA Guide most recently available as of such date.
“NADA Guide” means the National Automobile Dealers Association, Official Used Car Guide, Eastern Edition.
“Non-Extending Noteholder” shall mean Citibank, N.A.
“Non-Extending Purchaser” has the meaning specified in Section 2.6(c).
“Noteholder Statement AUP” has the meaning specified in Section 6 of Annex 2.
“Official Body” has the meaning specified in the definition of “Change in Law”.
“Original Series 2013-A Closing Date” means November 25, 2013.
“Outstanding” means with respect to the Series 2013-A Notes, all Series 2013-A Notes theretofore authenticated and delivered under the Group I Indenture, except (a) Series 2013-A Notes theretofore cancelled or delivered to the Registrar for cancellation, (b) Series 2013-A Notes that have not been presented for payment but funds for the payment of which are on deposit in the Series 2013-A Distribution Account and are available for payment in full of such Series 2013-A Notes, and Series 2013-A Notes that are considered paid pursuant to Section 8.1 of the Group I Supplement, and (c) Series 2013-A Notes in exchange for or in lieu of other Series 2013-A Notes that have been authenticated and delivered pursuant to the Group I Indenture unless proof satisfactory to the Trustee is presented that any such Series 2013-A Notes are held by a purchaser for value.

“Parent” means any of Holdings, Hertz Investors, and any Other Parent, and any other Person that is a Subsidiary of Holdings, Hertz Investors or any Other Parent and of which Hertz is a Subsidiary. As used herein, “Other Parent” means a Person of which Hertz becomes a Subsidiary after the Sixth Restatement Effective Date and that is designated by Hertz as an “Other Parent”; provided that, either (x) immediately after Hertz first becomes a Subsidiary of such Person, more than 50% of the Voting Stock of such Person shall be held by one or more Persons that held more than 50% of the Voting Stock of Hertz or a Parent of Hertz immediately prior to Hertz first becoming such Subsidiary or (y) such Person shall be deemed not to be an Other Parent for the purpose of determining whether a Change of Control shall have occurred by reason of Hertz first becoming a Subsidiary of such Person.
“Past Due Rent Payment” means, with respect to any Series 2013-A Lease Payment Deficit and any Group I Lessee, any payment of Rent or other amounts payable by such Group I Lessee under any Group I Lease with respect to which such Series 2013-A Lease Payment Deficit applied, which payment occurred on or prior to the fifth Business Day after the occurrence of such Series 2013-A Lease Payment Deficit and which payment is in satisfaction (in whole or in part) of such Series 2013-A Lease Payment Deficit.
“Past Due Rental Payments Priorities” means the priorities of payments set forth in Section 5.6.
“Patriot Act” has the meaning specified in Section 11.21.
“Permitted Holders” means any of the following: (i) any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) whose status as a “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act) constitutes or results in a Change of Control that has been consented to by Series 2013-A Noteholders holding more than 66⅔% of the Series 2013-A Principal Amount, and any Affiliate thereof, (ii) the Management Investors, (iii) any “group” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) of which any of the Persons specified in clause (i) or (ii) above is a member (provided that (without giving effect to the existence of such “group” or any other “group”) one or more of such Persons collectively have beneficial ownership, directly or indirectly, of more than 50% of the total voting power of the Voting Stock of Hertz or any Parent held by such “group”), and any other Person that is a member of such “group” and (iv) any Person acting in the capacity of an underwriter in connection with a public or private offering of Capital Stock of any Parent or Hertz.
“Permitted Investments” means negotiable instruments or securities, payable in Dollars, represented by instruments in bearer or registered or in book-entry form which evidence:
(i)    obligations the full and timely payment of which are to be made by or is fully guaranteed by the United States of America other than financial contracts whose value depends on the values or indices of asset values;
(ii)    demand deposits of, time deposits in, or certificates of deposit issued by, any depositary institution or trust company incorporated under the laws of the United States of America or any state thereof whose short-term debt is rated “P-1” by Moody’s and “A-1+” by

S&P and subject to supervision and examination by Federal or state banking or depositary institution authorities; provided, however, that at the earlier of (x) the time of the investment and (y) the time of the contractual commitment to invest therein, the certificates of deposit or short-term deposits, if any, or long-term unsecured debt obligations (other than such obligation whose rating is based on collateral or on the credit of a Person other than such institution or trust company) of such depositary institution or trust company shall have a credit rating from S&P of “A‑1+” and a credit rating from Moody’s of “P-1” in the case of certificates of deposit or short-term deposits, or a rating from S&P not lower than “AA” and a rating from Moody’s not lower than “Aa2” in the case of long-term unsecured obligations;
(iii)    commercial paper having, at the earlier of (x) the time of the investment and (y) the time of the contractual commitment to invest therein, a rating from S&P of “A-1+” and a rating from Moody’s of “P-1”;
(iv)    bankers’ acceptances issued by any depositary institution or trust company described in clause (ii) above;
(v)    investments in money market funds rated “AAAm” by S&P and “Aaa-mf” by Moody’s, or otherwise approved in writing by S&P or Moody’s, as applicable;
(vi)    Eurodollar time deposits having a credit rating from S&P of “A‑1+” and a credit rating from Moody’s of “P-1”;
(vii)    repurchase agreements involving any of the Permitted Investments described in clauses (i) and (vi) above and the certificates of deposit described in clause (ii) above which are entered into with a depository institution or trust company, having a commercial paper or short-term certificate of deposit rating of “A-1+” by S&P and “P-1” by Moody’s; and
(viii)    any other instruments or securities, if the Rating Agencies confirm in writing that the investment in such instruments or securities will not adversely affect the then-current ratings with respect to the Series 2013-A Notes.
“Preference Amount” means any amount previously paid by Hertz pursuant to the Series 2013-A Demand Note and distributed to the Series 2013-A Noteholders in respect of amounts owing under the Series 2013-A Notes that is recoverable or that has been recovered (and not subsequently repaid) as a voidable preference by the trustee in a bankruptcy proceeding of Hertz pursuant to the Bankruptcy Code in accordance with a final nonappealable order of a court having competent jurisdiction.
“Prime Rate” means with respect to each Investor Group, the rate announced by the related Reference Lender from time to time as its prime rate in the United States, such rate to change as and when such announced rate changes. The Prime Rate is not intended to be the lowest rate of interest charged by the Reference Lender in connection with extensions of credit to debtors.

“Principal Deficit Amount” means, on any date of determination, the excess, if any, of (a) the Class A/B/C/D Adjusted Principal Amount on such date over (b) the Series 2013-A Asset Amount on such date; provided, however, the Principal Deficit Amount on any date that is prior to the Legal Final Payment Date occurring during the period commencing on and including the date of the filing by Hertz of a petition for relief under Chapter 11 of the Bankruptcy Code to but excluding the date on which Hertz shall have resumed making all payments of Monthly Variable Rent required to be made by it under the Group I Leases, shall mean the excess, if any, of (x) the Class A/B/C/D Adjusted Principal Amount on such date over (y) the sum of (1) the Series 2013-A Asset Amount on such date and (2) the lesser of (a) the Series 2013-A Liquid Enhancement Amount on such date and (b) the Series 2013-A Required Liquid Enhancement Amount on such date.
“Pro Rata Share” means, with respect to each Series 2013-A Letter of Credit issued by any Series 2013-A Letter of Credit Provider, as of any date, the fraction (expressed as a percentage) obtained by dividing (A) the available amount under such Series 2013-A Letter of Credit as of such date by (B) an amount equal to the aggregate available amount under all Series 2013-A Letters of Credit as of such date; provided, that solely for purposes of calculating the Pro Rata Share with respect to any Series 2013-A Letter of Credit Provider as of any date, if the related Series 2013-A Letter of Credit Provider has not complied with its obligation to pay the Trustee the amount of any draw under such Series 2013-A Letter of Credit made prior to such date, the available amount under such Series 2013-A Letter of Credit as of such date shall be treated as reduced (for calculation purposes only) by the amount of such unpaid demand and shall not be reinstated for purposes of such calculation unless and until the date as of which such Series 2013-A Letter of Credit Provider has paid such amount to the Trustee and been reimbursed by Hertz for such amount (provided that the foregoing calculation shall not in any manner reduce a Series 2013-A Letter of Credit Provider’s actual liability in respect of any failure to pay any demand under any of its Series 2013-A Letters of Credit).
“Program Support Provider” means (a) with respect to any Class A Committed Note Purchaser or its related Class A Conduit Investor, its related Class A Program Support Provider, (b) with respect to any Class B Committed Note Purchaser or its related Class B Conduit Investor, its related Class B Program Support Provider, (c) with respect to any Class C Committed Note Purchaser or its related Class C Conduit Investor, its related Class C Program Support Provider and (d) with respect to any Class D Committed Note Purchaser or its related Class D Conduit Investor, its related Class D Program Support Provider.
“Rating Agencies” means, with respect to the Series 2013-A Notes, DBRS and any other nationally recognized rating agency rating the Series 2013-A Notes at the request of HVF II.
“Reference Lender” means, with respect to each Investor Group, the related Funding Agent or if such Funding Agent does not have a prime rate, an Affiliate thereof designated by such Funding Agent.
“Related Month” means, with respect to any date of determination, the most recently ended calendar month as of such date.

“Relevant DBRS Rating” means, with respect to any Person as of any date of determination: (a) if such Person has both a long term issuer rating by DBRS and a senior unsecured rating by DBRS as of such date, then the higher of such two ratings as of such date and (b) if such Person has only one of a long term issuer rating by DBRS and a senior unsecured rating by DBRS as of such date, then such rating of such Person as of such date; provided that, if such Person does not have any of such ratings as of such date, then there shall be no Relevant DBRS Rating with respect to such Person as of such date.
“Relevant Fitch Rating” means, with respect to any Person, (a) if such Person has both a senior unsecured rating by Fitch and a long term issuer default rating by Fitch as of such date, then the higher of such two ratings as of such date, (b) if such Person has only one of a senior unsecured rating by Fitch and a long term issuer default rating by Fitch as of such date, then such rating of such Person as of such date; provided that, if such Person does not have any of such ratings as of such date, then there shall be no Relevant Fitch Rating with respect to such Person as of such date.
“Relevant Moody’s Rating” means, with respect to any Person as of any date of determination, the highest of: (a) if such Person has a long term rating by Moody’s as of such date, then such rating as of such date, (b) if such Person has a senior unsecured rating by Moody’s as of such date, then such rating as of such date and (c) if such Person has a long term corporate family rating by Moody’s as of such date, then such rating as of such date; provided that, if such Person does not have any of such ratings as of such date, then there shall be no Relevant Moody’s Rating with respect to such Person as of such date.
“Relevant Rating” means, with respect to any Equivalent Rating Agency and any Person as of any date of determination, (a) with respect to Moody’s, the Relevant Moody’s Rating with respect to such Person as of such date, (b) with respect to Fitch, the Relevant Fitch Rating with respect to such Person as of such date and (c) with respect to S&P, the Relevant S&P Rating with respect to such Person as of such date.
“Relevant S&P Rating” means, with respect to any Person as of any date of determination, the long term local issuer rating by S&P of such Person as of such date; provided that, if such Person does not have a long term local issuer rating by S&P as of such date, then there shall be no Relevant S&P Rating with respect to such Person as of such date.
“Reorganization Assets” has the meaning specified in the Senior Term Facility.
“Required Controlling Class Series 2013-A Noteholders” means, as of any date of determination, (i) for so long as the Class A Notes are Outstanding, Class A Noteholders holding more than 50% of the Class A Principal Amount, (ii) if no Class A Notes are Outstanding as of such date of determination, then Class B Noteholders holding more than 50% of the Class B Principal Amount, (iii) if no Class A Notes or Class B Notes are Outstanding as of such date of determination, then Class C Noteholders holding more than 50% of the Class C Principal Amount, (iv) if no Class A Notes, Class B Notes or Class C Notes are Outstanding as of such date of determination and there are fewer than five Class D Investor Groups as of such date of determination, then Class D Noteholders holding 100% of the Class D Principal Amount, (v) if no Class A Notes, Class B Notes or Class C Notes are Outstanding as of such date of determination and there are five or more Class D Investor Groups as of such date of determination, then Class D Noteholders holding more than 50% of the Class D Principal Amount, and (vi) if no Class A Notes, Class B Notes, Class C Notes or Class D Notes are Outstanding as of such date of determination, then the Class RR Noteholder. The Required Controlling Class Series 2013-A Noteholders shall be the “Required Series Noteholders” with respect to the Series 2013-A Notes.
“Required Supermajority Controlling Class Series 2013-A Noteholders” means, as of any date of determination, (i) for so long as the Class A Notes are Outstanding, Class A Noteholders holding more than 66⅔% of the Class A Principal Amount, (ii) if no Class A Notes are Outstanding as of such date of determination, then Class B Noteholders holding more than 66⅔% of the Class B Principal Amount, (iii) if no Class A Notes or Class B Notes are Outstanding as of such date of determination, then Class C Noteholders holding more than 66⅔% of the Class C Principal Amount, (iv) if no Class A Notes, Class B Notes or Class C Notes are Outstanding as of such date of determination and there are fewer than five Class D Investor Groups as of such date of determination, then Class D Noteholders holding 100% of the Class D Principal Amount, (v) if no Class A Notes, Class B Notes or Class C Notes are Outstanding and there are five or more Class D Investor Groups as of such date of determination, then Class D Noteholders holding more than 66⅔% of the Class D Principal Amount, and (vi) if no Class A Notes, Class B Notes, Class C Notes or Class D Notes are Outstanding, then the Class RR Noteholder.
“Required Unanimous Controlling Class Series 2013-A Noteholders” means (i) for so long as the Class A Notes are Outstanding, Class A Noteholders holding 100% of the Class A Principal Amount, (ii) if no Class A Notes are Outstanding, then Class B Noteholders holding 100% of the Class B Principal Amount, (iii) if no Class A Notes or Class B Notes are Outstanding, then Class C Noteholders holding 100% of the Class C Principal Amount, (iv) if no Class A Notes, Class B Notes or Class C Notes are Outstanding, then Class D Noteholders holding 100% of the Class D Principal Amount and (v) if no Class A Notes, Class B Notes, Class C Notes or Class D Notes are Outstanding, then the Class RR Noteholder.
“Resolution Authority” means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.
“Retention Requirements” means (i) Article 5(1)(d) of the Securitisation Regulation as may be amended from to time and including any guidance or any technical standards published in relation thereto, provided that any reference to Article 5(1)(d) of the Securitisation Regulation shall be deemed to include any successor replacement provisions to Article 5(1)(d) of the Securitisation Regulation; and (ii) to the extent informing the interpretation of clause (i) above, the guidelines and related documents previously published in relation to the preceding risk retention legislation by the European Banking Authority (and/or its predecessor, the Committee of European Banking Supervisors) which continues to apply to the provisions of Article 5(1)(d) and/or Article 6 of the Securitisation Regulation.
“Screen Rate” means, in relation to LIBOR, the London interbank offered rate administered by the British Bankers Association or NYSE (or any other person which takes over the administration of that rate) for the relevant currency and period displayed on pages LIBOR01 or LIBOR02 of the Reuters screen (or any replacement Reuters page which displays that rate).
“Securitisation Regulation” means Regulation (EU) No. 2017/2402 as may be amended from time to time and including any guidance or technical standards published in relation thereto.
“Securities Intermediary” has the meaning specified in the Preamble.
“Senior Credit Facilities” means Hertz’s (a) senior secured asset based revolving loan and term loan facility, provided under a credit agreement, dated as of June 30, 2016, among Hertz together with certain of Hertz’s subsidiaries, as borrower, the several banks and financial institutions from time to time party thereto, as lenders, Barclays Bank PLC, as administrative agent and collateral agent, Credit Agricole Corporate and Investment Bank, as syndication agent, and Bank of America, N.A., Bank of Montreal, BNP Paribas, Citibank, N.A., Goldman Sachs Bank USA, JPMorgan Chase Bank, N.A. and Royal Bank of Canada, as co-documentation agents, and the other financial institutions party thereto from time to time (as has been and may be amended, amended and restated, supplemented or otherwise modified from time to time), and (b) any successor or replacement revolving credit or term loan facility or facilities to the senior secured asset based revolving loan and term loan facility described in clause (a).
“Senior Interest Waterfall Shortfall Amount” means, with respect to any Payment Date, the excess, if any, of (a) the sum of the amounts payable (without taking into account availability of funds) pursuant to Sections 5.3(a) through (d) (excluding any amounts payable pursuant to Section 5.3(d)(v)) on such Payment Date over (b) the sum of (i) the Series 2013-A Payment Date Available Interest Amount with respect to the Series 2013-A Interest Period ending on such Payment Date and (ii) the aggregate amount of all deposits into the Series 2013-A Interest Collection Account with proceeds of the Series 2013-A Reserve Account, each Series 2013-A Demand Note, each Series 2013-A Letter of Credit and each Series 2013-A L/C Cash Collateral Account, in each case made since the immediately preceding Payment Date; provided that, the amount calculated pursuant to the preceding clause (b)(ii) shall be calculated on a pro forma basis and prior to giving effect to any withdrawals from the Series 2013-A Principal Collection Account for deposit into the Series 2013-A Interest Collection Account on such Payment Date.
“Series 2013-A AAA Component” means each of:

i.	the Series 2013-A Eligible Investment Grade Program Vehicle Amount;

ii.	the Series 2013-A Eligible Investment Grade Program Receivable Amount;

iii.	the Series 2013-A Eligible Non-Investment Grade Program Vehicle Amount;

iv.	the Series 2013-A Eligible Non-Investment Grade (High) Program Receivable Amount;

v.	the Series 2013-A Eligible Non-Investment Grade (Low) Program Receivable Amount;

vi.	the Series 2013-A Eligible Investment Grade Non-Program Vehicle Amount;

vii.	the Series 2013-A Eligible Non-Investment Grade Non-Program Vehicle Amount;

viii.	the Group I Cash Amount;

ix.	the Group I Due and Unpaid Lease Payment Amount; and

x.	the Series 2013-A Remainder AAA Amount.
“Series 2013-A AAA Select Component” means each Series 2013-A AAA Component other than the Group I Due and Unpaid Lease Payment Amount.
“Series 2013-A Account Collateral” has the meaning specified in Section 4.1.
“Series 2013-A Accounts” has the meaning specified in Section 4.2(a).
“Series 2013-A Accrued Amounts” means, on any date of determination, the sum of the amounts payable (without taking into account availability of funds) pursuant to Sections 5.3(a) through (i), (k) and (l) that have accrued and remain unpaid as of such date. The Series 2013-A Accrued Amounts shall be the “Group I Accrued Amounts” with respect to the Series 2013-A Notes.
“Series 2013-A Adjusted Asset Coverage Threshold Amount” means, as of any date of determination, the greater of (a) the excess, if any, of (i) the Series 2013-A Asset Coverage Threshold Amount over (ii) the sum of (A) the Series 2013-A Letter of Credit Amount and (B) the Series 2013-A Available Reserve Account Amount and (b) the Series 2013-A Adjusted Principal Amount, in each case, as of such date. The Series 2013-A Adjusted Asset Coverage Threshold Amount shall be the “Group I Asset Coverage Threshold Amount” with respect to the Series 2013-A Notes.
“Series 2013-A Adjusted Liquid Enhancement Amount” means, as of any date of determination, the Series 2013-A Liquid Enhancement Amount, as of such date, excluding from the calculation thereof the amount available to be drawn under any Series 2013-A Defaulted Letter of Credit, as of such date.
“Series 2013-A Adjusted Principal Amount” means, as of any date of determination, the excess, if any, of (A) the Series 2013-A Principal Amount as of such date over (B) the Series 2013-A Principal Collection Account Amount as of such date. The Series 2013-A Adjusted Principal Amount shall be the “Group I Series Adjusted Principal Amount” with respect to the Series 2013-A Notes.
“Series 2013-A Amortization Event” means an Amortization Event with respect to the Series 2013-A Notes.

“Series 2013-A Asset Amount” means, as of any date of determination, the product of (i) the Series 2013-A Floating Allocation Percentage as of such date and (ii) the Group I Aggregate Asset Amount as of such date.
“Series 2013-A Asset Coverage Threshold Amount” means, as of any date of determination, an amount equal to the greatest of the Class A/B/C Asset Coverage Threshold Amount, the Class D Asset Coverage Threshold Amount and the Class RR Asset Coverage Threshold Amount, in each case as of such date.
“Series 2013-A Available L/C Cash Collateral Account Amount” means, as of any date of determination, the amount of cash on deposit in and Permitted Investments credited to the Series 2013-A L/C Cash Collateral Account as of such date.
“Series 2013-A Available Reserve Account Amount” means, as of any date of determination, the amount of cash on deposit in and Permitted Investments credited to the Series 2013-A Reserve Account as of such date.
“Series 2013-A Blended Advance Rate Weighting Denominator” means, as of any date of determination, an amount equal to the sum of each Series 2013-A AAA Select Component, in each case as of such date.
“Series 2013-A Capped Group I Administrator Fee Amount” means, with respect to any Payment Date, an amount equal to the lesser of (i) the Series 2013-A Group I Administrator Fee Amount with respect to such Payment Date and (ii) $500,000.
“Series 2013-A Capped Group I HVF II Operating Expense Amount” means, with respect to any Payment Date the lesser of (i) the Series 2013-A Group I HVF II Operating Expense Amount, with respect to such Payment Date and (ii) the excess, if any, of (x) $500,000 over (y) the sum of the Series 2013-A Group I Administrator Fee Amount and the Series 2013-A Group I Trustee Fee Amount, in each case with respect to such Payment Date.
“Series 2013-A Capped Group I Trustee Fee Amount” means, with respect to any Payment Date, an amount equal to the lesser of (i) the Series 2013-A Group I Trustee Fee Amount, with respect to such Payment Date and (ii) the excess, if any, of $500,000 over the Series 2013-A Group I Administrator Fee Amount with respect to such Payment Date.
“Series 2013-A Carrying Charges” means, as of any day, the sum of:
(i) all fees or other costs, expenses and indemnity amounts, if any, payable by HVF II to:
(a) the Trustee (other than Series 2013-A Group I Trustee Fee Amounts),
(b) the Group I Administrator (other than Series 2013-A Group I Administrator Fee Amounts),
(c) the Administrative Agent (other than Administrative Agent Fees),

(d) the Series 2013-A Noteholders (other than Class A Monthly Interest Amounts, Class A Monthly Default Interest Amounts, Class B Monthly Interest Amounts, Class B Monthly Default Interest Amounts, Class C Monthly Interest Amounts, Class C Monthly Default Interest Amounts, Class D Monthly Interest Amounts, Class D Monthly Default Interest Amounts, Class RR Monthly Interest Amounts or Class RR Monthly Default Interest Amounts), or
(e) any other party to a Series 2013-A Related Documents, in each case under and in accordance with such Series 2013-A Related Documents, plus
(ii) any other operating expenses of HVF II that have been invoiced as of such date and are then payable by HVF II relating the Series 2013-A Notes (in each case, exclusive of any Group I Carrying Charges).
“Series 2013-A Certificate of Credit Demand” means a certificate substantially in the form of Annex A to a Series 2013-A Letter of Credit.
“Series 2013-A Certificate of Preference Payment Demand” means a certificate substantially in the form of Annex C to a Series 2013-A Letter of Credit.
“Series 2013-A Certificate of Termination Demand” means a certificate substantially in the form of Annex D to a Series 2013-A Letter of Credit.
“Series 2013-A Certificate of Unpaid Demand Note Demand” means a certificate substantially in the form of Annex B to Series 2013-A Letter of Credit.
“Series 2013-A Collateral” means the Group I Indenture Collateral, the Series 2013-A Interest Rate Caps, each Series 2013-A Letter of Credit, the Series 2013-A Account Collateral with respect to each Series 2013-A Account and each Series 2013-A Demand Note.
“Series 2013-A Commitment Termination Date” means the last Business Day occurring in March 2022 or such later date designated in accordance with Section 2.6.
“Series 2013-A Concentration Excess Amount” means, as of any date of determination, the sum of (i) the Series 2013-A Manufacturer Concentration Excess Amount with respect to each Group I Manufacturer as of such date, if any, (ii) the Series 2013-A Non-Liened Vehicle Concentration Excess Amount as of such date, if any, and (iii) the Series 2013-A Non-Investment Grade (High) Program Receivable Concentration Excess Amount as of such date, if any; provided that, for purposes of calculating this definition as of any such date (i) the Group I Net Book Value of any Group I Eligible Vehicle and the amount of Series 2013-A Eligible Manufacturer Receivables, in each case, included in the Series 2013-A Manufacturer Amount for the Group I Manufacturer of such Group I Eligible Vehicle for purposes of calculating the Series 2013-A Manufacturer Concentration Excess Amount and designated by HVF II to constitute Series 2013-A Manufacturer Concentration Excess Amounts, as of such date, shall not be included in the Series 2013-A Non-Liened Vehicle Amount for purposes of calculating the Series 2013-A Non-Liened Vehicle Concentration Excess Amount as of such date or the Series 2013-A

Eligible Non-Investment Grade (High) Program Receivable Amount for purposes of calculating the Series 2013-A Non-Investment Grade (High) Program Receivable Concentration Excess Amount as of such date, (ii) the Group I Net Book Value of any Group I Eligible Vehicle included in the Series 2013-A Non-Liened Vehicle Amount for purposes of calculating the Series 2013-A Non-Liened Vehicle Concentration Excess Amount and designated by HVF II to constitute Series 2013-A Non-Liened Vehicle Concentration Excess Amounts as of such date, shall not be included in the Series 2013-A Manufacturer Amount for the Group I Manufacturer of such Group I Eligible Vehicle for purposes of calculating the Series 2013-A Manufacturer Concentration Excess Amount, as of such date, (iii) the amount of any Series 2013-A Eligible Manufacturer Receivables included in the Series 2013-A Eligible Non-Investment Grade (High) Program Receivable Amount for purposes of calculating the Series 2013-A Non-Investment Grade (High) Program Receivable Concentration Excess Amount and designated by HVF II to constitute Series 2013-A Non-Investment Grade (High) Program Receivable Concentration Excess Amounts as of such date, shall not be included in the Series 2013-A Manufacturer Amount for the Group I Manufacturer with respect to such Series 2013-A Eligible Manufacturer Receivable for purposes of calculating the Series 2013-A Manufacturer Concentration Excess Amount, as of such date, and (iv) the determination of which Group I Eligible Vehicles (or the Group I Net Book Value thereof) or Series 2013-A Eligible Manufacturer Receivables are designated as constituting (A) Series 2013-A Non-Liened Vehicle Concentration Excess Amounts, (B) Series 2013-A Manufacturer Concentration Excess Amounts and (C) Series 2013-A Non-Investment Grade (High) Program Receivable Concentration Excess Amounts, in each case, as of such date shall be made iteratively by HVF II in its reasonable discretion.
“Series 2013-A Daily Interest Allocation” means, on each Series 2013-A Deposit Date, an amount equal to the sum of (i) the Series 2013-A Invested Percentage (as of such date) of the aggregate amount of Group I Interest Collections deposited into the Group I Collection Account on such date and (ii) all amounts received by the Trustee in respect of the Series 2013-A Interest Rate Caps on such date.
“Series 2013-A Daily Principal Allocation” means, on each Series 2013-A Deposit Date, an amount equal to the Series 2013-A Invested Percentage (as of such date) of the aggregate amount of Group I Principal Collections deposited into the Group I Collection Account on such date.
“Series 2013-A Defaulted Letter of Credit” means, as of any date of determination, each Series 2013-A Letter of Credit that, as of such date, an Authorized Officer of the Group I Administrator has actual knowledge that:
(A) such Series 2013-A Letter of Credit is not be in full force and effect (other than in accordance with its terms or otherwise as expressly permitted in such Series 2013-A Letter of Credit),
(B) an Event of Bankruptcy has occurred with respect to the Series 2013-A Letter of Credit Provider of such Series 2013-A Letter of Credit and is continuing,

(C) such Series 2013-A Letter of Credit Provider has repudiated such Series 2013-A Letter of Credit or such Series 2013-A Letter of Credit Provider has failed to honor a draw thereon made in accordance with the terms thereof, or
(D) a Series 2013-A Downgrade Event has occurred and is continuing for at least thirty (30) consecutive days with respect to the Series 2013-A Letter of Credit Provider of such Series 2013-A Letter of Credit.
“Series 2013-A Demand Note” means each demand note made by Hertz, substantially in the form of Exhibit B-1.
“Series 2013-A Demand Note Payment Amount” means, as of any date of determination, the excess, if any, of (a) the aggregate amount of all proceeds of demands made on the Series 2013-A Demand Note that were deposited into the Series 2013-A Distribution Account and paid to the Series 2013-A Noteholders during the one year period ending on such date of determination over (b) the amount of any Preference Amount relating to such proceeds that has been repaid to HVF II (or any payee of HVF II) with the proceeds of any Series 2013-A L/C Preference Payment Disbursement (or any withdrawal from any Series 2013-A L/C Cash Collateral Account); provided, however, that if an Event of Bankruptcy (or the occurrence of an event described in clause (a) of the definition thereof, without the lapse of a period of sixty (60) consecutive days) with respect to Hertz shall have occurred on or before such date of determination, the Series 2013-A Demand Note Payment Amount shall equal (i) on any date of determination until the conclusion or dismissal of the proceedings giving rise to such Event of Bankruptcy without continuing jurisdiction by the court in such proceedings (or on any earlier date upon which the statute of limitations in respect of avoidance actions in such proceedings has run or when such actions otherwise become unavailable to the bankruptcy estate), the Series 2013-A Demand Note Payment Amount as if it were calculated as of the date of the occurrence of such Event of Bankruptcy and (ii) on any date of determination thereafter, $0.
“Series 2013-A Deposit Date” means each Business Day on which any Group I Collections are deposited into the Group I Collection Account.
“Series 2013-A Disbursement” shall mean any Series 2013-A L/C Credit Disbursement, any Series 2013-A L/C Preference Payment Disbursement, any Series 2013-A L/C Termination Disbursement or any Series 2013-A L/C Unpaid Demand Note Disbursement under the Series 2013-A Letters of Credit or any combination thereof, as the context may require.
“Series 2013-A Disposed Vehicle Threshold Number” means (a) for any Determination Date on which the sum of the Group I Net Book Values for all Group I Eligible Vehicles as of the last day of the calendar month immediately preceding such Determination Date is greater than or equal to $6,000,000,000, 13,500 vehicles, (b) for any Determination Date on which the sum of the Group I Net Book Values for all Group I Eligible Vehicles as of the last day of the calendar month immediately preceding such Determination Date is less than $6,000,000,000 and greater than or equal to $4,500,000,000, 10,000 vehicles and (c) for any Determination Date on which the sum of the Group I Net Book Values for all Group I Eligible Vehicles as of the last day of the calendar month immediately preceding such Determination Date is less than $4,500,000,000, 6,500 vehicles.
“Series 2013-A Distribution Account” has the meaning specified in Section 4.2(a)(iii).
“Series 2013-A Downgrade Event” has the meaning specified in Section 5.7(b).
“Series 2013-A Eligible Investment Grade Non-Program Vehicle Amount” means, as of any date of determination, the sum of the Group I Net Book Value as of such date of each Series 2013-A Investment Grade Non-Program Vehicle for which the Disposition Date has not occurred as of such date.
“Series 2013-A Eligible Investment Grade Program Receivable Amount” means, as of any date of determination, the sum of all Series 2013-A Eligible Manufacturer Receivables payable to any Group I Leasing Company or the Intermediary, in each case, as of such date by all Series 2013-A Investment Grade Manufacturers.
“Series 2013-A Eligible Investment Grade Program Vehicle Amount” means, as of any date of determination, the sum of the Group I Net Book Value as of such date of each Series 2013-A Investment Grade Program Vehicle for which the Disposition Date has not occurred as of such date.
“Series 2013-A Eligible Letter of Credit Provider” means a Person having, at the time of the issuance of the related Series 2013-A Letter of Credit and as of the date of any amendment or extension of the Series 2013-A Commitment Termination Date, a long-term senior unsecured debt rating (or the equivalent thereof) of at least “BBB” from DBRS (or if such Person is not rated by DBRS, “Baa2” by Moody’s or “BBB” by S&P); provided that, with respect to any Person issuing any Series 2013-A Letter of Credit, for so long as BMO Capital Markets Corp. is a Funding Agent, Bank of Montreal is a Committed Note Purchaser or Fairway Finance Company, LLC is a Conduit Investor, such issuing Person shall only be a “Series 2013-A Eligible Letter of Credit Provider” if such Person satisfies the Initial Counterparty Required Ratings at the time of issuance of such Series 2013-A Letter of Credit and as of the date of any such amendment or extension of the Series 2013-A Commitment Termination Date; provided further that, for the avoidance of doubt, with respect to any determination as to whether Deutsche Bank AG, New York Branch satisfies the Initial Counterparty Required Ratings or is a Series 2013-A Eligible Letter of Credit Provider, the rating of “Deutsche Bank AG, New York Branch” shall be determined by reference to the rating of “Deutsche Bank AG.”
“Series 2013-A Eligible Manufacturer Receivable” means, as of any date of determination:

i.
each Group I Manufacturer Receivable payable to any Group I Leasing Company or the Intermediary by any Group I Manufacturer that has a Relevant DBRS Rating as of such date of at least “A(L)” from DBRS (or, if such Manufacturer does not have a Relevant DBRS Rating as of such date, then a DBRS Equivalent Rating of at least “A(L)”) as of such date pursuant to a Group I Manufacturer

Program that, as of such date, has not remained unpaid for more than 150 calendar days past the Disposition Date with respect to the Group I Eligible Vehicle giving rise to such Group I Manufacturer Receivable;

ii.
each Group I Manufacturer Receivable payable to any Group I Leasing Company or the Intermediary by any Group I Manufacturer that (a) has a Relevant DBRS Rating as of such date of (i) less than “A(L)” from DBRS as of such date and (ii) at least “BBB(L)” from DBRS as of such date or (b) if such Group I Manufacturer does not have a Relevant DBRS Rating as of such date, then has a DBRS Equivalent Rating of (i) less than “A(L)” as of such date and (ii) at least “BBB(L)” as of such date, in either such case of the foregoing clause (a) or (b), pursuant to a Group I Manufacturer Program that, as of such date, has not remained unpaid for more than 120 calendar days past the Disposition Date with respect to the Group I Eligible Vehicle giving rise to such Group I Manufacturer Receivable; and

iii.
each Group I Manufacturer Receivable payable to any Group I Leasing Company or the Intermediary by a Series 2013-A Non-Investment Grade (High) Manufacturer or a Series 2013-A Non-Investment Grade (Low) Manufacturer, in any case, pursuant to a Group I Manufacturer Program, that, as of such date, has not remained unpaid for more than 90 calendar days past the Disposition Date with respect to the Group I Eligible Vehicle giving rise to such Group I Manufacturer Receivable.

“Series 2013-A Eligible Non-Investment Grade (High) Program Receivable Amount” means, as of any date of determination, the sum of all Series 2013-A Eligible Manufacturer Receivables payable to any Group I Leasing Company or the Intermediary, in each case, as of such date by all Series 2013-A Non-Investment Grade (High) Manufacturers.
“Series 2013-A Eligible Non-Investment Grade (Low) Program Receivable Amount” means, as of any date of determination, the sum of all Series 2013-A Eligible Manufacturer Receivables payable to any Group I Leasing Company or the Intermediary, in each case, as of such date by all Series 2013-A Non-Investment Grade (Low) Manufacturers.
“Series 2013-A Eligible Non-Investment Grade Non-Program Vehicle Amount” means, as of any date of determination, the sum of the Group I Net Book Value of each Series 2013-A Non-Investment Grade Non-Program Vehicle for which the Disposition Date has not occurred as of such date.
“Series 2013-A Eligible Non-Investment Grade Program Vehicle Amount” means, as of any date of determination, the sum of the Group I Net Book Value as of such date of each Series 2013-A Non-Investment Grade (High) Program Vehicle and each Series 2013-A Non-Investment Grade (Low) Program Vehicle, in each case, for which the Disposition Date has not occurred as of such date.

“Series 2013-A Excess Group I Administrator Fee Allocation Amount” means, with respect to any Payment Date, an amount equal to the excess, if any, of (i) the Series 2013-A Group I Administrator Fee Amount with respect to such Payment Date over (ii) the Series 2013-A Capped Group I Administrator Fee Amount with respect to such Payment Date.
“Series 2013-A Excess Group I HVF II Operating Expense Amount” means, with respect to any Payment Date the excess, if any, of (i) the Series 2013-A Group I HVF II Operating Expense Amount with respect to such Payment Date over (ii) the Series 2013-A Capped Group I HVF II Operating Expense Amount with respect to such Payment Date.
“Series 2013-A Excess Group I Trustee Fee Allocation Amount” means, with respect to any Payment Date, an amount equal to the excess, if any, of (i) the Series 2013-A Group I Trustee Fee Amount with respect to such Payment Date over (ii) the Series 2013-A Capped Group I Trustee Fee Amount with respect to such Payment Date.
“Series 2013-A Failure Percentage” means, as of any date of determination, a percentage equal to 100% minus the lower of (x) the lowest Series 2013-A Non-Program Vehicle Disposition Proceeds Percentage Average for any Determination Date (including such date of determination) within the preceding twelve (12) calendar months and (y) the lowest Series 2013-A Market Value Average as of any Determination Date within the preceding twelve (12) calendar months.
“Series 2013-A Floating Allocation Percentage” means, as of any date of determination, a fraction, expressed as a percentage, the numerator of which is the Series 2013-A Adjusted Asset Coverage Threshold Amount as of such date and the denominator of which is the Group I Aggregate Asset Coverage Threshold Amount as of such date.
“Series 2013-A Group I Administrator Fee Amount” means, with respect to any Payment Date, an amount equal to the Series 2013-A Percentage of fees payable to the Group I Administrator pursuant to the Group I Administration Agreement on such Payment Date.
“Series 2013-A Group I HVF II Operating Expense Amount” means, with respect to any Payment Date, the sum (without duplication) of (a) the aggregate amount of Series 2013-A Carrying Charges on such Payment Date (excluding any Series 2013-A Carrying Charges payable to the Series 2013-A Noteholders, the Administrative Agent or the Funding Agents) and (b) the Series 2013-A Percentage of the Group I Carrying Charges, if any, payable by HVF II on such Payment Date (excluding any Group I Carrying Charges payable to the Series 2013-A Noteholders).
“Series 2013-A Group I Trustee Fee Amount” means, with respect to any Payment Date, an amount equal to the Series 2013-A Percentage of fees payable to the Trustee with respect to the Group I Notes on such Payment Date.
“Series 2013-A Interest Collection Account” has the meaning specified in Section 4.2(a)(i).

“Series 2013-A Interest Period” means a period commencing on and including the second Business Day preceding a Determination Date and ending on and including the day preceding the second Business Day preceding the next succeeding Determination Date; provided, however, that the initial Series 2013-A Interest Period shall commence on and include the Original Series 2013-A Closing Date and end on and include December 15, 2013.
“Series 2013-A Interest Rate Cap” means any interest rate cap entered into in accordance with the provisions of Section 4.4, including, the Series 2013-A Interest Rate Cap Documents with respect thereto.
“Series 2013-A Interest Rate Cap Documents” means, with respect to any Series 2013-A Interest Rate Cap, the documentation that governs such Series 2013-A Interest Rate Cap.
“Series 2013-A Invested Percentage” means, on any date of determination:
(a)     when used with respect to Group I Principal Collections, the percentage equivalent (which percentage shall never exceed 100%) of a fraction,
(i)    the numerator of which shall be equal to:
(x)     during the Series 2013-A Revolving Period, the Series 2013-A Adjusted Asset Coverage Threshold Amount as of the close of business on the last day of the immediately preceding Related Month (or, until the end of the initial Related Month after the Original Series 2013-A Closing Date, on the Original Series 2013-A Closing Date),
(y)     during the Series 2013-A Rapid Amortization Period, but prior to the first date on which an Amortization Event has been declared or has automatically occurred with respect to all Series of Group I Notes, the Series 2013-A Adjusted Asset Coverage Threshold Amount as of the close of business on the last day of the Series 2013-A Revolving Period, and
(z)     on and after the first date on which an Amortization Event has been declared or automatically occurred with respect to all Series of Group I Notes, the Series 2013-A Adjusted Asset Coverage Threshold Amount as of the close of business on the day immediately prior to such first date on which an Amortization Event has been declared or automatically occurred with respect to all Series of Group I Notes, and
(ii)    the denominator of which shall be the Group I Aggregate Asset Coverage Threshold Amount as of the same date used to determine the numerator in clause (i); provided that, if the principal amount of any other Series of Group I Notes shall have been reduced to zero on any date after the date used to determine the numerator in clause (i)(z), then the Group I Asset Coverage Threshold Amount with respect to such Series of Group I Notes shall be excluded from the calculation of the Group I Aggregate Asset Coverage Threshold Amount pursuant to this clause (ii) for any date of determination following the date on which the principal amount of such other Series of Group I Notes shall have been reduced to zero;

(b)    when used with respect to Group I Interest Collections, the percentage equivalent of a fraction, the numerator of which shall be the Series 2013-A Accrued Amounts on such date of determination, and the denominator of which shall be the aggregate Group I Accrued Amounts with respect to all Series of Group I Notes on such date of determination.
“Series 2013-A Investment Grade Manufacturer” means, as of any date of determination, any Group I Manufacturer that has a Relevant DBRS Rating as of such date of at least “BBB(L)” from DBRS (or, if such Manufacturer does not have a Relevant DBRS Rating as of such date, then a DBRS Equivalent Rating of “BBB(L)”) as of such date; provided that, upon any withdrawal or downgrade of any rating of any Group I Manufacturer by DBRS (or, if such Manufacturer is not rated by DBRS, any Equivalent Rating Agency), such Group I Manufacturer may, in HVF II’s sole discretion, be deemed to have the rating applicable thereto immediately preceding such withdrawal or downgrade (as applicable) by DBRS (or, if such Manufacturer is not rated by DBRS, such DBRS Equivalent Rating) for a period of thirty (30) days following the earlier of (x) the date on which an Authorized Officer of any of the Group I Administrator, any Group I Leasing Company or any Group I Lease Servicer obtains actual knowledge of such withdrawal or downgrade (as applicable) and (y) the date on which the Trustee notifies the Group I Administrator in writing of such withdrawal or downgrade (as applicable).
“Series 2013-A Investment Grade Non-Program Vehicle” means, as of any date of determination, any Group I Eligible Vehicle manufactured by a Series 2013-A Investment Grade Manufacturer that is not a Series 2013-A Investment Grade Program Vehicle as of such date.
“Series 2013-A Investment Grade Program Vehicle” means, as of any date of determination, any Group I Program Vehicle manufactured by a Series 2013-A Investment Grade Manufacturer that is subject to a Group I Manufacturer Program on the Group I Vehicle Operating Lease Commencement Date for such Group I Program Vehicle unless it has been redesignated (and as of such date remains so designated) as a Group I Non-Program Vehicle pursuant to Section 2.5 of the Group I HVF Lease (or such other similar section of another Group I Lease, as applicable) as of such date.
“Series 2013-A L/C Cash Collateral Account” has the meaning specified in Section 4.2(a).
“Series 2013-A L/C Cash Collateral Account Collateral” means the Series 2013-A Account Collateral with respect to the Series 2013-A L/C Cash Collateral Account.
“Series 2013-A L/C Cash Collateral Account Surplus” means, with respect to any Payment Date, the lesser of (a) the Series 2013-A Available Cash Collateral Account Amount and (b) the excess, if any, of the Series 2013-A Adjusted Liquid Enhancement Amount over the Series 2013-A Required Liquid Enhancement Amount on such Payment Date.
“Series 2013-A L/C Cash Collateral Percentage” means, as of any date of determination, the percentage equivalent of a fraction, the numerator of which is the Series 2013-A Available Cash Collateral Account Amount as of such date and the denominator of which is the Series 2013-A Letter of Credit Liquidity Amount as of such date.

“Series 2013-A L/C Credit Disbursement” means an amount drawn under a Series 2013-A Letter of Credit pursuant to a Series 2013-A Certificate of Credit Demand.
“Series 2013-A L/C Preference Payment Disbursement” means an amount drawn under a Series 2013-A Letter of Credit pursuant to a Series 2013-A Certificate of Preference Payment Demand.
“Series 2013-A L/C Termination Disbursement” means an amount drawn under a Series 2013-A Letter of Credit pursuant to a Series 2013-A Certificate of Termination Demand.
“Series 2013-A L/C Unpaid Demand Note Disbursement” means an amount drawn under a Series 2013-A Letter of Credit pursuant to a Series 2013-A Certificate of Unpaid Demand Note Demand.
“Series 2013-A Lease Interest Payment Deficit” means on any Payment Date an amount equal to the excess, if any, of (a) the aggregate amount of Group I Interest Collections that pursuant to Section 5.1 would have been deposited into the Series 2013-A Interest Collection Account if all payments of Monthly Variable Rent required to have been made under the Group I Leases from but excluding the preceding Payment Date to and including such Payment Date were made in full over (b) the aggregate amount of Group I Interest Collections that pursuant to Section 5.1(b) have been received for deposit into the Series 2013-A Interest Collection Account from but excluding the preceding Payment Date to and including such Payment Date.
“Series 2013-A Lease Payment Deficit” means either a Series 2013-A Lease Interest Payment Deficit or a Series 2013-A Lease Principal Payment Deficit.
“Series 2013-A Lease Principal Payment Carryover Deficit” means (a) for the initial Payment Date, zero and (b) for any other Payment Date, the excess, if any, of (x) the Series 2013-A Lease Principal Payment Deficit, if any, on the preceding Payment Date over (y) all amounts deposited into the Series 2013-A Principal Collection Account on or prior to such Payment Date on account of such Series 2013-A Lease Principal Payment Deficit.
“Series 2013-A Lease Principal Payment Deficit” means on any Payment Date the sum of (a) the Series 2013-A Monthly Lease Principal Payment Deficit for such Payment Date and (b) the Series 2013-A Lease Principal Payment Carryover Deficit for such Payment Date.
“Series 2013-A Letter of Credit” means an irrevocable letter of credit, substantially in the form of Exhibit I to this Series 2013-A Supplement issued by a Series 2013-A Eligible Letter of Credit Provider in favor of the Trustee for the benefit of the Series 2013-A Noteholders; provided that, any Series 2013-A Letter of Credit issued after the Sixth Restatement Effective Date not substantially in the form of Exhibit I to this Series 2013-A Supplement shall be subject to the satisfaction of the Series 2013-A Rating Agency Condition and the written consent of the Required Controlling Class Series 2013-A Noteholders.
“Series 2013-A Letter of Credit Amount” means, as of any date of determination, the lesser of (a) the sum of (i) the aggregate amount available to be drawn as of such date under the

Series 2013-A Letters of Credit, as specified therein, and (ii) if the Series 2013-A L/C Cash Collateral Account has been established and funded pursuant to Section 4.2(a)(ii), the Series 2013-A Available L/C Cash Collateral Account Amount as of such date and (b) the aggregate undrawn principal amount of the Series 2013-A Demand Note as of such date.
“Series 2013-A Letter of Credit Expiration Date” means, with respect to any Series 2013-A Letter of Credit, the expiration date set forth in such Series 2013-A Letter of Credit, as such date may be extended in accordance with the terms of such Series 2013-A Letter of Credit.
“Series 2013-A Letter of Credit Liquidity Amount” means, as of any date of determination, the sum of (a) the aggregate amount available to be drawn as of such date under each Series 2013-A Letter of Credit, as specified therein, and (b) if a Series 2013-A L/C Cash Collateral Account has been established pursuant to Section 4.2(a)(ii), the Series 2013-A Available L/C Cash Collateral Account Amount as of such date.
“Series 2013-A Letter of Credit Provider” means each issuer of a Series 2013-A Letter of Credit.
“Series 2013-A Letter of Credit Reimbursement Agreement” means any and each reimbursement agreement providing for the reimbursement of a Series 2013-A Letter of Credit Provider for draws under its Series 2013-A Letter of Credit.
“Series 2013-A Liquid Enhancement Amount” means, as of any date of determination, the sum of (a) the Series 2013-A Letter of Credit Liquidity Amount and (b) the Series 2013-A Available Reserve Account Amount as of such date.
“Series 2013-A Liquid Enhancement Deficiency” means, as of any date of determination, the Series 2013-A Adjusted Liquid Enhancement Amount is less than the Series 2013-A Required Liquid Enhancement Amount as of such date.
“Series 2013-A Liquidation Event” means, so long as such event or condition continues, (a) any Amortization Event with respect to the Series 2013-A Notes described in clauses (a), (b), (d), (h) through (k), (n), (o), (p) (with respect to a failure to comply by the Group I Administrator), (r), (s), (t) or (v) of Section 7.1 of this Series 2013-A Supplement that continues for thirty (30) consecutive days (without double counting the cure period, if any, provided therein) after declaration thereof (whether by notice or automatic) or (b) any Amortization Event with respect to the Series 2013-A Notes described in Section 7.1(c) of this Series 2013-A Supplement, any Additional Group I Leasing Company Liquidation Event or any Amortization Event specified in clauses (a) or (b) of Article IX of the Group I Supplement. Each Series 2013-A Liquidation Event shall be a “Group I Liquidation Event” with respect to the Series 2013-A Notes.
“Series 2013-A Manufacturer Amount” means, as of any date of determination and with respect to any Group I Manufacturer, the sum of: the aggregate Group I Net Book Value of all Group I Eligible Vehicles manufactured by such Group I Manufacturer as of such date; and the aggregate amount of all Series 2013-A Eligible Manufacturer Receivables with respect to such Group I Manufacturer.
“Series 2013-A Manufacturer Concentration Excess Amount” means, with respect to any Group I Manufacturer as of any date of determination, the excess, if any, of the Series 2013-A Manufacturer Amount with respect to such Group I Manufacturer as of such date over the Series 2013-A Maximum Manufacturer Amount with respect to such Group I Manufacturer as of such date; provided that, for purposes of calculating such excess as of any such date (i) the Group I Net Book Value of any Group I Eligible Vehicle included in the Series 2013-A Manufacturer Amount for the Group I Manufacturer of such Group I Eligible Vehicle for purposes of calculating the Series 2013-A Manufacturer Concentration Excess Amount and designated by HVF II to constitute Series 2013-A Manufacturer Concentration Excess Amounts, as of such date, shall not be included in the Series 2013-A Non-Liened Vehicle Amount for purposes of calculating the Series 2013-A Non-Liened Vehicle Concentration Excess Amount as of such date, (ii) the Group I Net Book Value of any Group I Eligible Vehicle included in the Series 2013-A Non-Liened Vehicle Amount for purposes of calculating the Series 2013-A Non-Liened Vehicle Concentration Excess Amount and designated by HVF II to constitute Series 2013-A Non-Liened Vehicle Concentration Excess Amounts as of such date, shall not be included in the Series 2013-A Manufacturer Amount for the Group I Manufacturer of such Group I Eligible Vehicle for purposes of calculating the Series 2013-A Manufacturer Concentration Excess Amount, as of such date, (iii) the amount of any Series 2013-A Eligible Manufacturer Receivables included in the Series 2013-A Eligible Non-Investment Grade (High) Program Receivable Amount for purposes of calculating the Series 2013-A Non-Investment Grade (High) Program Receivable Concentration Excess Amount and designated by HVF II to constitute Series 2013-A Non-Investment Grade (High) Program Receivable Concentration Excess Amounts as of such date, shall not be included in the Series 2013-A Manufacturer Amount for the Group I Manufacturer with respect to such Series 2013-A Eligible Manufacturer Receivable for purposes of calculating the Series 2013-A Manufacturer Concentration Excess Amount, as of such date, and (iv) the determination of which Group I Eligible Vehicles (or the Group I Net Book Value thereof) or Series 2013-A Eligible Manufacturer Receivables are to be designated as constituting (A) Series 2013-A Non-Liened Vehicle Concentration Excess Amounts, (B) Series 2013-A Manufacturer Concentration Excess Amounts and (C) Series 2013-A Non-Investment Grade (High) Program Receivable Concentration Excess Amounts, in each case as of such date shall be made iteratively by HVF II in its reasonable discretion.
“Series 2013-A Manufacturer Percentage” means, for any Group I Manufacturer listed in the table below, the percentage set forth opposite such Manufacturer in such table.

Group I Manufacturer	Series 2013-A Manufacturer Percentage
Audi	12.5
BMW	12.5
Chrysler	55.0
Fiat	35.0
Ford	55.0
GM	55.0
Honda	55.0
Hyundai	55.0
Jaguar	12.5
Kia	35.0
Land Rover	12.5
Lexus	12.5
Mazda	35.0
Mercedes	12.5
Mini	12.5
Mitsubishi	12.5
Nissan	55.0
Smart	12.5
Subaru	12.5
Toyota	55.0
Volkswagen	55.0
Volvo	35.0
Any other individual Manufacturer	3.0

“Series 2013-A Market Value Average” means, as of any date of determination, the percentage equivalent (not to exceed 100%) of a fraction, the numerator of which is the average of the Series 2013-A Non-Program Fleet Market Value as of the three preceding Determination

Dates and the denominator of which is the average of the aggregate Group I Net Book Value of all Group I Non-Program Vehicles as of such three preceding Determination Dates.
“Series 2013-A Maximum Manufacturer Amount” means, as of any date of determination and with respect to any Group I Manufacturer, an amount equal to the product of (a) the Series 2013-A Manufacturer Percentage for such Group I Manufacturer and (b) the Group I Aggregate Asset Amount as of such date.
“Series 2013-A Maximum Non-Investment Grade (High) Program Receivable Amount” means, as of any date of determination and with respect to any Series 2013-A Non-Investment Grade (High) Manufacturer, an amount equal to 7.5% of the Group I Aggregate Asset Amount as of such date.
“Series 2013-A Maximum Non-Liened Vehicle Amount” means, as of any date of determination, an amount equal to the product of (a) 0.50% and (b) the Group I Aggregate Asset Amount.
“Series 2013-A Maximum Principal Amount” means, as of any date of determination, the sum of the Class A Maximum Principal Amount, the Class B Maximum Principal Amount, the Class C Maximum Principal Amount, the Class D Maximum Principal Amount and the Class RR Maximum Principal Amount, in each case as of such date.
“Series 2013-A Measurement Month” on any Determination Date, means each complete calendar month, or the smallest number of consecutive complete calendar months preceding such Determination Date, in which at least the Series 2013-A Disposed Vehicle Threshold Number Vehicles were sold to unaffiliated third parties (provided that, HVF II, in its sole discretion, may exclude salvage sales); provided, however, that no calendar month included in a single Series 2013-A Measurement Month shall be included in any other Series 2013-A Measurement Month.
“Series 2013-A Monthly Lease Principal Payment Deficit” means on any Payment Date an amount equal to the excess, if any, of (a) the aggregate amount of Group I Principal Collections that pursuant to Section 5.1 would have been deposited into the Series 2013-A Principal Collection Account if all payments required to have been made under the Group I Leases from but excluding the preceding Payment Date to and including such Payment Date were made in full over (b) the aggregate amount of Group I Principal Collections that pursuant to Section 5.1 have been received for deposit into the Series 2013-A Principal Collection Account from but excluding the preceding Payment Date to and including such Payment Date.
“Series 2013-A Non-Investment Grade (High) Manufacturer” means, as of any date of determination, any Group I Manufacturer that (a) has a Relevant DBRS Rating as of such date of (i) less than “BBB(L)” from DBRS and (ii) at least “BB(L)” from DBRS, or (b) if such Manufacturer does not have a Relevant DBRS Rating as of such date, then has a DBRS Equivalent Rating of (i) less than “BBB(L)” as of such date and (ii) at least “BB(L)” as of such date; provided that, upon any withdrawal or downgrade of any rating of any Group I Manufacturer by DBRS (or, if such Manufacturer is not rated by DBRS, any Equivalent Rating Agency), such Group I Manufacturer may, in HVF II’s sole discretion, be deemed to have the rating applicable thereto immediately preceding such withdrawal or downgrade (as applicable) by DBRS (or, if such Manufacturer is not rated by DBRS, such Equivalent Rating Agency) for a period of thirty (30) days following the earlier of (x) the date on which an Authorized Officer of any of the Group I Administrator, any Group I Leasing Company or any Group I Lease Servicer obtains actual knowledge of such withdrawal or downgrade (as applicable) and (y) the date on which the Trustee notifies the Group I Administrator in writing of such withdrawal or downgrade (as applicable).
“Series 2013-A Non-Investment Grade (High) Program Receivable Concentration Excess Amount” means, with respect to any Series 2013-A Non-Investment Grade (High) Manufacturer, as of any date of determination, the excess, if any, of the Series 2013-A Eligible Non-Investment Grade (High) Program Receivable Amount with respect to such Series 2013-A Non-Investment Grade (High) Manufacturer as of such date over the Series 2013-A Maximum Non-Investment Grade (High) Program Receivable Amount with respect to such Series 2013-A Non-Investment Grade (High) Manufacturer as of such date; provided that, for purposes of calculating such excess as of any such date (i) the amount of any Series 2013-A Eligible Manufacturer Receivables with respect to any Series 2013-A Non-Investment Grade (High) Manufacturer included in the Series 2013-A Manufacturer Amount for purposes of calculating the Series 2013-A Manufacturer Concentration Excess Amount and designated by HVF II to constitute Series 2013-A Manufacturer Concentration Excess Amounts as of such date, shall not be included in the Series 2013-A Eligible Non-Investment Grade (High) Program Receivable Amount for purposes of calculating the Series 2013-A Non-Investment Grade (High) Program Receivable Concentration Excess Amount, as of such date and (ii) the determination of which receivables are to be designated as constituting (A) Series 2013-A Non-Investment Grade (High) Program Receivable Concentration Excess Amounts and (B) Series 2013-A Manufacturer Concentration Excess Amounts, in each case as of such date, shall be made iteratively by HVF II in its reasonable discretion.
“Series 2013-A Non-Investment Grade (High) Program Vehicle” means, as of any date of determination, any Group I Program Vehicle manufactured by a Series 2013-A Non-Investment Grade (High) Manufacturer that is or was subject to a Group I Manufacturer Program on the Group I Vehicle Operating Lease Commencement Date for such Group I Program Vehicle unless it has been redesignated (and as of such date remains so designated) as a Group I Non-Program Vehicle pursuant to Section 2.5 of the Group I HVF Lease (or such other similar section of another Group I Lease, as applicable) as of such date.
“Series 2013-A Non-Investment Grade (Low) Manufacturer” means, as of any date of determination, any Group I Manufacturer that has a Relevant DBRS Rating as of such date of less than “BB(L)” from DBRS (or, if such Manufacturer does not have a Relevant DBRS Rating as of such date, a DBRS Equivalent Rating of “BB(L)”) as of such date; provided that, upon any withdrawal or downgrade of any rating of any Group I Manufacturer by DBRS (or, if such Manufacturer is not rated by DBRS, any DBRS Equivalent Rating), such Group I Manufacturer may, in HVF II’s sole discretion, be deemed to have the rating applicable thereto immediately preceding such withdrawal or downgrade (as applicable) DBRS (or, if such Manufacturer is not rated by DBRS, such Equivalent Rating Agency) for a period of thirty (30) days following the earlier of (x) the date on which any of the Group I Administrator, any Group I Leasing Company or any Group I Lease Servicer obtains actual knowledge of such withdrawal or downgrade (as applicable) and (y) the date on which the Trustee notifies the Group I Administrator in writing of such withdrawal or downgrade (as applicable).
“Series 2013-A Non-Investment Grade (Low) Program Vehicle” means, as of any date of determination, any Group I Program Vehicle manufactured by a Series 2013-A Non-Investment Grade (Low) Manufacturer that is or was subject to a Group I Manufacturer Program on the Group I Vehicle Operating Lease Commencement Date for such Group I Program Vehicle unless it has been redesignated (and as of such date remains so designated) as a Group I Non-Program Vehicle pursuant to Section 2.5 of the Group I HVF Lease (or such other similar section of another Group I Lease, as applicable) as of such date.
“Series 2013-A Non-Investment Grade Non-Program Vehicle” means, as of any date of determination, any Group I Eligible Vehicle that (i) was manufactured by a Series 2013-A Non-Investment Grade (High) Manufacturer or a Series 2013-A Non-Investment Grade (Low) Manufacturer and (ii) is not a Series 2013-A Non-Investment Grade (High) Program Vehicle or a Series 2013-A Non-Investment Grade (Low) Program Vehicle, in each case as of such date.
“Series 2013-A Non-Liened Vehicle Amount” means, as of any date of determination, the sum of the Group I Net Book Value as of such date of each Group I Eligible Vehicle for which the Disposition Date has not occurred as of such date and with respect to which the Certificate of Title does not note the Collateral Agent as the first lienholder (and, the Certificate of Title with respect to which has not been submitted to the appropriate state authorities for such notation or the fees due in respect of such notation have not yet been paid); provided that, commencing on the RCFC Nominee Trigger Date and ending on the twentieth (20th) Business Day following the RCFC Nominee Trigger Date, no Group I Eligible Vehicle (or the Group I Net Book Value thereof) titled in the name of RCFC pursuant to the RCFC Nominee Agreement will be included in the Series 2013-A Non-Liened Vehicle Amount.
“Series 2013-A Non-Liened Vehicle Concentration Excess Amount” means, as of any date of determination, the excess, if any, of the Series 2013-A Non-Liened Vehicle Amount as of such date over the Series 2013-A Maximum Non-Liened Vehicle Amount as of such date; provided that, for purposes of calculating such excess as of any such date (i) the Group I Net Book Value of any Group I Eligible Vehicle included in the Series 2013-A Non-Liened Vehicle Amount for purposes of calculating the Series 2013-A Non-Liened Vehicle Concentration Excess Amount and designated by HVF II to constitute Series 2013-A Non-Liened Vehicle Concentration Excess Amounts, as of such date, shall not be included in the Series 2013-A Manufacturer Amount for the Group I Manufacturer of such Group I Eligible Vehicle for purposes of calculating the Series 2013-A Manufacturer Concentration Excess Amount, as of such date, (ii) the Group I Net Book Value of any Group I Eligible Vehicle included in the Series 2013-A Manufacturer Amount for the Group I Manufacturer of such Group I Eligible Vehicle for purposes of calculating the Series 2013-A Manufacturer Concentration Excess Amount and designated by HVF II to constitute Series 2013-A Manufacturer Concentration Excess Amounts, as of such date, shall not be included in the Series 2013-A Non-Liened Vehicle Amount for purposes of calculating the Series 2013-A Non-Liened Vehicle Concentration Excess Amount as of such date, and (iii) the determination of which Group I Eligible Vehicles (or the Group I Net Book Value thereof) are to be designated as constituting (A) Series 2013-A Non-Liened Vehicle Concentration Excess Amounts and (B) Series 2013-A Manufacturer Concentration Excess Amounts, in each case as of such date shall be made iteratively by HVF II in its reasonable discretion.
“Series 2013-A Non-Program Fleet Market Value” means, with respect to all Group I Non-Program Vehicles as of any date of determination, the sum of the respective Series 2013-A Third-Party Market Values of each such Group I Non-Program Vehicle as of such date.
“Series 2013-A Non-Program Vehicle Disposition Proceeds Percentage Average” means, with respect to any Series 2013-A Measurement Month the percentage equivalent (not to exceed 100%) of a fraction, the numerator of which is the aggregate amount of Disposition Proceeds paid or payable in respect of all Group I Non-Program Vehicles that are sold to unaffiliated third parties (excluding salvage sales) during such Series 2013-A Measurement Month and the two Series 2013-A Measurement Months preceding such Series 2013-A Measurement Month and the denominator of which is the excess, if any, of the aggregate Group I Net Book Values of such Group I Non-Program Vehicles on the dates of their respective sales over the aggregate Group I Final Base Rent with respect such Group I Non-Program Vehicles.
“Series 2013-A Noteholder” means the Class A Noteholders, the Class B Noteholders, the Class C Noteholders, the Class D Noteholders and the Class RR Noteholders, collectively.
“Series 2013-A Notes” means the Class A Notes, the Class B Notes, the Class C Notes, the Class D Notes and the Class RR Notes, collectively.
“Series 2013-A Notice of Reduction” means a notice in the form of Annex G to a Series 2013-A Letter of Credit.
“Series 2013-A Past Due Rent Payment” means, (a) with respect to any Past Due Rent Payment in respect of a Series 2013-A Lease Principal Payment Deficit, an amount equal to the Series 2013-A Invested Percentage with respect to Group I Principal Collections (as of the Payment Date on which such Series 2013-A Lease Payment Deficit occurred) of such Past Due Rent Payment and (b) with respect to any Past Due Rent Payment in respect of a Series 2013-A Lease Interest Payment Deficit, an amount equal to the Series 2013-A Invested Percentage with respect to Group I Interest Collections (as of the Payment Date on which such Series 2013-A Lease Payment Deficit occurred) of such Past Due Rent Payment.
“Series 2013-A Payment Date Available Interest Amount” means, with respect to each Series 2013-A Interest Period, the sum of the Series 2013-A Daily Interest Allocations for each Series 2013-A Deposit Date in such Series 2013-A Interest Period.
“Series 2013-A Payment Date Interest Amount” means, with respect to each Payment Date, the sum (without duplication) of the amounts payable pursuant to Sections 5.3(a) through (e) (excluding any amounts payable to the Class RR Noteholder).

“Series 2013-A Percentage” means, as of any date of determination, a fraction, expressed as a percentage, the numerator of which is the Series 2013-A Principal Amount as of such date and the denominator of which is the Aggregate Group I Principal Amount as of such date.
“Series 2013-A Permitted Liens” means (i) Liens for current taxes not delinquent or for taxes being contested in good faith and by appropriate proceedings, and with respect to which adequate reserves have been established, and are being maintained, in accordance with GAAP, (ii) mechanics’, materialmen’s, landlords’, warehousemen’s and carriers’ Liens, and other Liens imposed by law, securing obligations that are not more than thirty (30) days past due or are being contested in good faith and by appropriate proceedings and with respect to which adequate reserves have been established, and are being maintained, in accordance with GAAP and (iii) Liens in favor of the Trustee pursuant to any Series 2013-A Related Document and Liens in favor of the Collateral Agent pursuant to the Collateral Agency Agreement. Series 2013-A Permitted Liens shall be “Series Permitted Liens” with respect to the Series 2013-A Notes.
“Series 2013-A Principal Amount” means, as of any date of determination, the sum of the Class A Principal Amount, the Class B Principal Amount, the Class C Principal Amount, the Class D Principal Amount and the Class RR Principal Amount, in each case as of such date.
“Series 2013-A Principal Collection Account” has the meaning specified in Section 4.2(a) of this Series 2013-A Supplement.
“Series 2013-A Principal Collection Account Amount” means, as of any date of determination, the amount of cash on deposit in and Permitted Investments credited to the Series 2013-A Principal Collection Account as of such date.
“Series 2013-A Rapid Amortization Period” means the period beginning on the earlier to occur of (i) the close of business on the Business Day immediately preceding the Expected Final Payment Date and (ii) the close of business on the Business Day immediately preceding the day on which an Amortization Event is deemed to have occurred with respect to the Series 2013-A Notes, and ending upon the earlier to occur of (i) the date on which (A) the Series 2013-A Notes are paid in full and (B) the termination of this Series 2013-A Supplement.
“Series 2013-A Rating Agency Condition” means (a) the notification in writing by each Rating Agency then rating any Series 2013-A Notes that a proposed action will not result in a reduction or withdrawal by such Rating Agency of the rating or credit risk assessment of such Class, or (b) each Rating Agency then rating any Series 2013-A Notes shall have been given notice of such event at least ten (10) days prior to the occurrence of such event (or, if ten day’s advance notice is impracticable, as much advance notice as is practicable) and such Rating Agency shall not have issued any written notice prior to the occurrence of such event that the occurrence of such event will itself cause such Rating Agency to downgrade, qualify, or withdraw its rating assigned to such Class. The Series 2013-A Rating Agency Condition shall be the “Rating Agency Condition” with respect to the Series 2013-A Notes.
“Series 2013-A Related Documents” means the Base Related Documents, the Group I Related Documents, this Series 2013-A Supplement, each Series 2013-A Demand Note, the

Series 2013-A Interest Rate Cap Documents, the Group I Back-Up Administration Agreement and the Series 2013-G1 Back-Up Disposition Agent Agreement.
“Series 2013-A Remainder AAA Amount” means, as of any date of determination, the excess, if any, of: (a) the Group I Aggregate Asset Amount as of such date over (b) the sum of: (i) the Series 2013-A Eligible Investment Grade Program Vehicle Amount as of such date, (ii) the Series 2013-A Eligible Investment Grade Program Receivable Amount as of such date, (iii), the Series 2013-A Eligible Non-Investment Grade Program Vehicle Amount as of such date, (iv) the Series 2013-A Eligible Non-Investment Grade (High) Program Receivable Amount as of such date, (v) the Series 2013-A Eligible Non-Investment Grade (Low) Program Receivable Amount as of such date, (vi) the Series 2013-A Eligible Investment Grade Non-Program Vehicle Amount as of such date, (vii) the Series 2013-A Eligible Non-Investment Grade Non-Program Vehicle Amount as of such date, (viii) the Group I Cash Amount as of such date, and (ix) the Group I Due and Unpaid Lease Payment Amount as of such date.
“Series 2013-A Required Liquid Enhancement Amount” means, as of any date of determination, an amount equal to the product of (a) 3.0000% and (b) the Class A/B/C/D Adjusted Principal Amount as of such date.
“Series 2013-A Required Noteholders” means Series 2013-A Noteholders holding more than 50% of the Series 2013-A Principal Amount (excluding any Series 2013-A Notes held by HVF II or any Affiliate of HVF II (other than Series 2013-A Notes held by an Affiliate Issuer)).
“Series 2013-A Required Reserve Account Amount” means, with respect to any date of determination, an amount equal to the greater of: (a) the excess, if any, of (i) the Series 2013-A Required Liquid Enhancement Amount over (ii) the Series 2013-A Letter of Credit Liquidity Amount, in each case, as of such date, excluding from the calculation of such excess the amount available to be drawn under any Series 2013-A Defaulted Letter of Credit as of such date, and: (b) the excess, if any, of: (i) the Class A/B/C/D Adjusted Asset Coverage Threshold Amount (excluding therefrom the Series 2013-A Available Reserve Account Amount) over (ii) the Series 2013-A Asset Amount, in each case as of such date.
“Series 2013-A Reserve Account” has the meaning specified in Section 4.2(a) of this Series 2013-A Supplement.
“Series 2013-A Reserve Account Collateral” means the Series 2013-A Account Collateral with respect to the Series 2013-A Reserve Account.
“Series 2013-A Reserve Account Deficiency Amount” means, as of any date of determination, the excess, if any, of the Series 2013-A Required Reserve Account Amount for such date over the Series 2013-A Available Reserve Account Amount for such date.
“Series 2013-A Reserve Account Interest Withdrawal Shortfall” has the meaning specified in Section 5.4(a).

“Series 2013-A Reserve Account Surplus” means, as of any date of determination, the excess, if any, of the Series 2013-A Available Reserve Account Amount (after giving effect to any deposits thereto and withdrawals and releases therefrom on such date) over the Series 2013-A Required Reserve Account Amount, in each case, as of such date.
“Series 2013-A Revolving Period” means the period from and including the Original Series 2013-A Closing Date to the earlier of (i) the Series 2013-A Commitment Termination Date and (ii) the commencement of the Series 2013-A Rapid Amortization Period.
“Series 2013-A Supplement” has the meaning specified in the Preamble.
“Series 2013-A Supplemental Indenture” means a supplement to the Series 2013-A Supplement complying (to the extent applicable) with the terms of Section 11.10 of this Series 2013-A Supplement.
“Series 2013-A Third-Party Market Value” means, with respect to each Group I Non-Program Vehicle, as of any date of determination during a calendar month: if the Series 2013-A Third-Party Market Value Procedures have been completed for such month, then the Monthly NADA Mark, if any, for such Group I Non-Program Vehicle obtained in such calendar month in accordance with such Series 2013-A Third-Party Market Value Procedures; if, pursuant to the Series 2013-A Third-Party Market Value Procedures, no Monthly NADA Mark for such Group I Non-Program Vehicle was obtained in such calendar month, then the Monthly Blackbook Mark, if any, for such Group I Non-Program Vehicle obtained in such calendar month in accordance with such Series 2013-A Third-Party Market Value Procedures; and if, pursuant to the Series 2013-A Third-Party Market Value Procedures, neither a Monthly NADA Mark nor a Monthly Blackbook Mark for such Group I Non-Program Vehicle was obtained for such calendar month (regardless of whether such value was not obtained because (A) neither a Monthly NADA Mark nor a Monthly Blackbook Mark was obtained in undertaking the Series 2013-A Third-Party Market Value Procedures or (B) such Group I Non-Program Vehicle experienced its Group I Vehicle Operating Lease Commencement Date on or after the first day of such calendar month), then the Group I Administrator’s reasonable estimation of the fair market value of such Group I Non-Program Vehicle as of such date of determination; and until the Series 2013-A Third-Party Market Value Procedures have been completed for such calendar month: if such Group I Non-Program Vehicle experienced its Group I Vehicle Operating Lease Commencement Date prior to the first day of such calendar month, the Series 2013-A Third-Party Market Value obtained in the immediately preceding calendar month, in accordance with the Series 2013-A Third-Party Market Value Procedures for such immediately preceding calendar month, and if such Group I Non-Program Vehicle experienced its Group I Vehicle Operating Lease Commencement Date on or after the first day of such calendar month, then the Group I Administrator’s reasonable estimation of the fair market value of such Group I Non-Program Vehicle as of such date of determination.
“Series 2013-A Third-Party Market Value Procedures” means, with respect to each calendar month and each Group I Non-Program Vehicle, on or prior to the Determination Date for such calendar month: HVF II shall make one attempt (or cause the Group I Administrator to make one attempt) to obtain a Monthly NADA Mark for each Group I Non-Program Vehicle that was a Group I Non-Program Vehicle as of the first day of such calendar month, and if no Monthly NADA Mark was obtained for any such Group I Non-Program Vehicle described in clause (a) above upon such attempt, then HVF II shall make one attempt (or cause the Group I Administrator to make one attempt) to obtain a Monthly Blackbook Mark for any such Group I Non-Program Vehicle.
“Series 2013-G1 Administration Agreement” has the meaning set forth in the HVF Series 2013-G1 Supplement.
“Series 2013-G1 Administrator” has the meaning set forth in the HVF Series 2013-G1 Supplement.
“Series 2013-G1 Administrator Default” has the meaning set forth in the HVF Series 2013-G1 Supplement.
“Series 2013-G1 Back-Up Administration Agreement” has the meaning set forth in the HVF Series 2013-G1 Supplement.
“Series 2013-G1 Back-Up Disposition Agent Agreement” means that certain Back-Up Disposition Agent Agreement, dated as of November 25, 2013, by and among defi AUTO, LLC, (f/k/a Sagent Auto, LLC) as successor in interest to Fiserv Automotive Solutions, Inc., Hertz, as “Servicer”, and the Trustee.
“Series 2013-G1 Noteholder” has the meaning set forth in the HVF Series 2013-G1 Supplement.
“Series-Specific 2013-A Collateral” means each Series 2013-A Interest Rate Caps, each Series 2013-A Letter of Credit, the Series 2013-A Account Collateral with respect to each Series 2013-A Account and each Series 2013-A Demand Note. The Series-Specific 2013-A Collateral shall be the “Group I Series-Specific Collateral” with respect to the Series 2013-A Notes.
“Series Closing Date” means the Original Series 2013-A Closing Date.
“Sixth Restatement Effective Date” means February 21, 2020.
“Specified Bankruptcy Opinion Provisions” means the provisions contained in the legal opinions delivered in connection with the issuance of the Series 2013-A Notes or, if applicable, amendments to any Series 2013-A Related Documents, in each case relating to the non-substantive consolidation of Hertz and HGI on the one hand, and each Group I Leasing Company, HVF II and Hertz Vehicles LLC, on the other hand.
“Specified Cost Section” means Sections 3.5, 3.6, 3.7 and/or 3.8.
“Subsidiary” of any Person means any corporation, association, partnership or other business entity of which more than 50% of the total voting power of shares of Capital Stock or other equity interests (including partnership interests) entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by (i) such Person or (ii) one or more Subsidiaries of such Person.
“Truist” means Truist Bank.
“Truist Class A Investor Group” means the Class A Investor Group with respect to which Truist is a Class A Committed Note Purchaser.
“Truist Class B Investor Group” means the Class B Investor Group with respect to which Truist is a Class B Committed Note Purchaser.
“Truist Class C Investor Group” means the Class C Investor Group with respect to which Truist is a Class C Committed Note Purchaser.
“Taxes” has the meaning specified in Section 3.8(a).
“Term” has the meaning specified in Section 2.6(a).
“UK Financial Institution” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended from time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.
“UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.
“US Risk Retention Rule” means 17 C.F.R Section 246.
“US Risk Retention Notice” means that certain notice, as amended, with the heading “U.S. Credit Risk Retention” previously provided by Hertz to the Series 2013-A Noteholders pursuant to the disclosure requirements set forth in the US Risk Retention Rule.
“Voting Stock” means, with respect to any Person, shares of Capital Stock entitled to vote generally in the election of directors to the board of directors or equivalent governing body of such Person.
“Write-Down and Conversion Powers” means, (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-in Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers

SCHEDULE II
DEUTSCHE BANK AG, NEW YORK BRANCH, as a Class A Committed Note Purchaser
Class A Initial Investor Group Principal Amount: $121,033,335.05
Class A Committed Note Purchaser Percentage: 100%
Class A Maximum Investor Group Principal Amount: $217,500,000.00
Class A Initial Advance Amount: $121,033,335.05
DEUTSCHE BANK AG, NEW YORK BRANCH, as a Class A Funding Agent and a Class A Committed Note Purchaser

BANK OF AMERICA, N.A., as a Class A Committed Note Purchaser
Class A Initial Investor Group Principal Amount: $157,343,335.56
Class A Committed Note Purchaser Percentage: 100%
Class A Maximum Investor Group Principal Amount: $282,750,000.00
Class A Initial Advance Amount: $157,343,335.56
BANK OF AMERICA, N.A., as a Class A Funding Agent and a Class A Committed Note Purchaser

LIBERTY STREET FUNDING LLC, as a Class A Conduit Investor
THE BANK OF NOVA SCOTIA, acting through its New York Agency, as a Class A Committed Note Purchaser
Class A Initial Investor Group Principal Amount: $121,033,335.05
Class A Committed Note Purchaser Percentage: 100%
Class A Maximum Investor Group Principal Amount: $217,500,000.00
Class A Initial Advance Amount: $121,033,335.05
THE BANK OF NOVA SCOTIA, as a Class A Funding Agent and a Class A Committed Note Purchaser, for LIBERTY STREET FUNDING LLC, as a Class A Conduit Investor

SHEFFIELD RECEIVABLES COMPANY LLC, as a Class A Conduit Investor
BARCLAYS BANK PLC, as a Class A Committed Note Purchaser
Class A Initial Investor Group Principal Amount: $121,033,335.05
Class A Committed Note Purchaser Percentage: 100%
Class A Maximum Investor Group Principal Amount: $217,500,000.00
Class A Initial Advance Amount: $121,033,335.05
BARCLAYS BANK PLC, as a Class A Funding Agent and a Class A Committed Note Purchaser, for SHEFFIELD RECEIVABLES COMPANY LLC, as a Class A Conduit Investor

FAIRWAY FINANCE COMPANY, LLC, as a Class A Conduit Investor
BANK OF MONTREAL, as a Class A Committed Note Purchaser
Class A Initial Investor Group Principal Amount: $121,033,335.05
Class A Committed Note Purchaser Percentage: 100%
Class A Maximum Investor Group Principal Amount: $217,500,000.00
Class A Initial Advance Amount: $121,033,335.05

BMO CAPITAL MARKETS CORP., as a Class A Funding Agent, for FAIRWAY FINANCE COMPANY LLC, as a Class A Conduit Investor, and BANK OF MONTREAL, as a Class A Committed Note Purchaser

ATLANTIC ASSET SECURITIZATION LLC, as a Class A Conduit Investor
CREDIT AGRICOLE CORPORATE AND INVESTMENT BANK, as a Class A Committed Note Purchaser
Class A Initial Investor Group Principal Amount: $121,033,335.05
Class A Committed Note Purchaser Percentage: 100%
Class A Maximum Investor Group Principal Amount: $217,500,000.00
Class A Initial Advance Amount: $121,033,335.05
CREDIT AGRICOLE CORPORATE AND INVESTMENT BANK, as a Class A Funding Agent and a Class A Committed Note Purchaser, for ATLANTIC ASSET SECURITIZATION LLC, as a Class A Conduit Investor

VERSAILLES ASSETS LLC, as a Class A Conduit Investor
VERSAILLES ASSETS LLC, as a Class A Committed Note Purchaser
Class A Initial Investor Group Principal Amount: $96,826,668.03
Class A Committed Note Purchaser Percentage: 100%
Class A Maximum Investor Group Principal Amount: $217,500,000.00
Class A Initial Advance Amount: $96,826,668.03
NATIXIS NEW YORK BRANCH, as a Class A Funding Agent, for VERSAILLES ASSETS LLC, as a Class A Conduit Investor and a Class A Committed Note Purchaser

MIZUHO BANK, LTD., as a Class A Committed Note Purchaser
Class A Initial Investor Group Principal Amount: $121,033,335.05
Class A Committed Note Purchaser Percentage: 100%
Class A Maximum Investor Group Principal Amount: $217,500,000.00
Class A Initial Advance Amount: $121,033,335.05
MIZUHO BANK, LTD., as a Class A Funding Agent and a Class A Committed Note Purchaser

OLD LINE FUNDING, LLC, as a Class A Conduit Investor
ROYAL BANK OF CANADA, as a Class A Committed Note Purchaser
Class A Initial Investor Group Principal Amount: $121,033,335.05
Class A Committed Note Purchaser Percentage: 100%
Class A Maximum Investor Group Principal Amount: $217,500,000.00
Class A Initial Advance Amount: $121,033,335.05
ROYAL BANK OF CANADA, as a Class A Funding Agent and a Class A Committed Note Purchaser, for OLD LINE FUNDING, LLC, as a Class A Conduit Investor

STARBIRD FUNDING CORPORATION, as a Class A Conduit Investor
BNP PARIBAS, as a Class A Committed Note Purchaser
Class A Initial Investor Group Principal Amount: $72,620,001.03

Class A Committed Note Purchaser Percentage: 100%
Class A Maximum Investor Group Principal Amount: $217,500,000.00
Class A Initial Advance Amount: $72,620,001.03
BNP PARIBAS, as a Class A Funding Agent and a Class A Committed Note Purchaser, for STARBIRD FUNDING CORPORATION, as a Class A Conduit Investor

GOLDMAN SACHS BANK USA, as a Class A Committed Note Purchaser
Class A Initial Investor Group Principal Amount: $121,033,335.05
Class A Committed Note Purchaser Percentage: 100%
Class A Maximum Investor Group Principal Amount: $217,500,000.00
Class A Initial Advance Amount: $121,033,335.05
GOLDMAN SACHS BANK USA, as a Class A Funding Agent and a Class A Committed Note Purchaser

GRESHAM RECEIVABLES (NO. 29) LTD, as a Class A Conduit Investor
GRESHAM RECEIVABLES (NO. 29) LTD, as a Class A Committed Note Purchaser
Class A Initial Investor Group Principal Amount: $121,033,335.05
Class A Committed Note Purchaser Percentage: 100%
Class A Maximum Investor Group Principal Amount: $217,500,000.00
Class A Initial Advance Amount: $121,033,335.05
LLOYDS BANK PLC, as a Class A Funding Agent, for GRESHAM RECEIVABLES (NO. 29) LTD, as a Class A Conduit Investor and a Class A Committed Note Purchaser

CHARTA LLC, as a Class A Conduit Investor
CAFCO LLC, as a Class A Conduit Investor
CRC FUNDING LLC, as a Class A Conduit Investor
CIESCO LLC, as a Class A Conduit Investor
CITIBANK, N.A., as a Class A Committed Note Purchaser
Class A Initial Investor Group Principal Amount: $72,620,001.03
Class A Committed Note Purchaser Percentage: 100%
Class A Maximum Investor Group Principal Amount: $130,500,000.00
Class A Initial Advance Amount: $72,620,001.03
CITIBANK, N.A., as a Class A Funding Agent and a Class A Committed Note Purchaser, for CHARTA LLC, CAFCO LLC, CRC FUNDING LLC and CIESCO LLC, as Class A Conduit Investors

CITIZENS BANK, N.A., as a Class A Committed Note Purchaser
Class A Initial Investor Group Principal Amount: $0.00
Class A Committed Note Purchaser Percentage: 100%
Class A Maximum Investor Group Principal Amount: $217,500,000.00
Class A Initial Advance Amount: $0.00
CITIZENS BANK, N.A., as a Class A Funding Agent and a Class A Committed Note Purchaser

GOTHAM FUNDING CORPORATION, as a Class A Conduit Investor

MUFG BANK, LTD., as a Class A Committed Note Purchaser
Class A Initial Investor Group Principal Amount: $0.00
Class A Committed Note Purchaser Percentage: 100%
Class A Maximum Investor Group Principal Amount: $217,500,000.00
Class A Initial Advance Amount: $0.00
MUFG BANK, LTD., as a Class A Funding Agent, for GOTHAM FUNDING CORPORATION, as a Class A Conduit Investor and MUFG BANK, LTD., as a Class A Committed Note Purchaser

CANADIAN IMPERIAL BANK OF COMMERCE, NEW YORK BRANCH,
as a Class A Committed Note Purchaser
Class A Initial Investor Group Principal Amount: $0.00
Class A Committed Note Purchaser Percentage: 100%
Class A Maximum Investor Group Principal Amount: $217,500,000.00
Class A Initial Advance Amount: $0.00
CANADIAN IMPERIAL BANK OF COMMERCE, NEW YORK BRANCH, as a Class A Funding Agent, for CANADIAN IMPERIAL BANK OF COMMERCE, NEW YORK BRANCH, as a Class A Committed Note Purchaser

HSBC BANK USA, NATIONAL ASSOCIATION, as a Class A Committed Note Purchaser
Class A Initial Investor Group Principal Amount: $211,988,890.35
Class A Committed Note Purchaser Percentage: 100%
Class A Maximum Investor Group Principal Amount: $217,500,000.00
Class A Initial Advance Amount: $211,988,890.35
HSBC SECURITIES (USA) INC., as a Class A Funding Agent, for HSBC BANK USA, NATIONAL ASSOCIATION, as a Class A Committed Note Purchaser

CHARIOT FUNDING, LLC, as a Class A Conduit Investor
JPMORGAN CHASE BANK, N.A., as a Class A Committed Note Purchaser
Class A Initial Investor Group Principal Amount: $0.00
Class A Committed Note Purchaser Percentage: 100%
Class A Maximum Investor Group Principal Amount: $217,500,000.00
Class A Initial Advance Amount: $0.00
JPMORGAN CHASE BANK, N.A., as a Class A Funding Agent, for CHARIOT FUNDING, LLC, as a Class A Conduit Investor and JPMORGAN CHASE BANK, N.A., as a Class A Committed Note Purchaser

TRUIST BANK, as a Class A Committed Note Purchaser
Class A Initial Investor Group Principal Amount: $0.00
Class A Committed Note Purchaser Percentage: 100%
Class A Maximum Investor Group Principal Amount: $217,500,000.00
Class A Initial Advance Amount: $0.00
TRUIST BANK, as a Class A Funding Agent and a Class A Committed Note Purchaser

SCHEDULE III
Series 2013-A Interest Rate Cap Amortization Schedule

Date of Determination Occurring During Period Set Forth Below	Notional Amount of Series 2013-A Interest Rate Caps as Percentage of Class A/B/C/D Maximum Principal Amount
On or prior to Expected Final Payment Date plus one Payment Date	100.00%
After (x) Expected Final Payment Date plus one Payment Date but on or prior to (y) Expected Final Payment Date plus two Payment Dates	91.67%
After (x) Expected Final Payment Date plus two Payment Dates but on or prior to (y) Expected Final Payment Date plus three Payment Dates	83.33%
After (x) Expected Final Payment Date plus three Payment Dates but on or prior to (y) Expected Final Payment Date plus four Payment Dates	75.00%
After (x) Expected Final Payment Date plus four Payment Dates but on or prior to (y) Expected Final Payment Date plus five Payment Dates	66.67%
After (x) Expected Final Payment Date plus five Payment Dates but on or prior to (y) Expected Final Payment Date plus six Payment Dates	58.33%
After (x) Expected Final Payment Date plus six Payment Dates but on or prior to (y) Expected Final Payment Date plus seven Payment Dates	50.00%
After (x) Expected Final Payment Date plus seven Payment Dates but on or prior to (y) Expected Final Payment Date plus eight Payment Dates	41.67%
After (x) Expected Final Payment Date plus eight Payment Dates but on or prior to (y) Expected Final Payment Date plus nine Payment Dates	33.33%
After (x) Expected Final Payment Date plus nine Payment Dates but on or prior to (y) Expected Final Payment Date plus ten Payment Dates	25.00%
After (x) Expected Final Payment Date plus ten Payment Dates but on or prior to (y) Expected Final Payment Date plus eleven Payment Dates	16.67%
After (x) Expected Final Payment Date plus eleven Payment Dates but on or prior to (y) Legal Final Payment Date	8.33%
After Legal Final Payment Date	0.00%

SCHEDULE IV
DEUTSCHE BANK AG, NEW YORK BRANCH, as a Class B Committed Note Purchaser
Class B Initial Investor Group Principal Amount: $7,651,532.68
Class B Committed Note Purchaser Percentage: 100%
Class B Maximum Investor Group Principal Amount: $13,750,000.00
Class B Initial Advance Amount: $7,651,532.68
DEUTSCHE BANK AG, NEW YORK BRANCH, as a Class B Funding Agent and a Class B Committed Note Purchaser

BANK OF AMERICA, N.A., as a Class B Committed Note Purchaser
Class B Initial Investor Group Principal Amount: $9,946,992.48
Class B Committed Note Purchaser Percentage: 100%
Class B Maximum Investor Group Principal Amount: $17,875,000.00
Class B Initial Advance Amount: $9,946,992.48
BANK OF AMERICA, N.A., as a Class B Funding Agent and a Class B Committed Note Purchaser

LIBERTY STREET FUNDING LLC, as a Class B Conduit Investor
THE BANK OF NOVA SCOTIA, acting through its New York Agency, as a Class B Committed Note Purchaser
Class B Initial Investor Group Principal Amount: $7,651,532.68
Class B Committed Note Purchaser Percentage: 100%
Class B Maximum Investor Group Principal Amount: $13,750,000.00
Class B Initial Advance Amount: $7,651,532.68
THE BANK OF NOVA SCOTIA, as a Class B Funding Agent and a Class B Committed Note Purchaser, for LIBERTY STREET FUNDING LLC, as a Class B Conduit Investor

SHEFFIELD RECEIVABLES COMPANY LLC, as a Class B Conduit Investor
BARCLAYS BANK PLC, as a Class B Committed Note Purchaser
Class B Initial Investor Group Principal Amount: $7,651,532.68
Class B Committed Note Purchaser Percentage: 100%
Class B Maximum Investor Group Principal Amount: $13,750,000.00
Class B Initial Advance Amount: $7,651,532.68
BARCLAYS BANK PLC, as a Class B Funding Agent and a Class B Committed Note Purchaser, for SHEFFIELD RECEIVABLES COMPANY LLC, as a Class B Conduit Investor

FAIRWAY FINANCE COMPANY, LLC, as a Class B Conduit Investor
BANK OF MONTREAL, as a Class B Committed Note Purchaser
Class B Initial Investor Group Principal Amount: $7,651,532.68
Class B Committed Note Purchaser Percentage: 100%
Class B Maximum Investor Group Principal Amount: $13,750,000.00
Class B Initial Advance Amount: $7,651,532.68

BMO CAPITAL MARKETS CORP., as a Class B Funding Agent, for FAIRWAY FINANCE COMPANY LLC, as a Class B Conduit Investor, and BANK OF MONTREAL, as a Class B Committed Note Purchaser

ATLANTIC ASSET SECURITIZATION LLC, as a Class B Conduit Investor
CREDIT AGRICOLE CORPORATE AND INVESTMENT BANK, as a Class B Committed Note Purchaser
Class B Initial Investor Group Principal Amount: $7,651,532.68
Class B Committed Note Purchaser Percentage: 100%
Class B Maximum Investor Group Principal Amount: $13,750,000.00
Class B Initial Advance Amount: $7,651,532.68
CREDIT AGRICOLE CORPORATE AND INVESTMENT BANK, as a Class B Funding Agent and a Class B Committed Note Purchaser, for ATLANTIC ASSET SECURITIZATION LLC, as a Class B Conduit Investor

VERSAILLES ASSETS LLC, as a Class B Conduit Investor
VERSAILLES ASSETS LLC, as a Class B Committed Note Purchaser
Class B Initial Investor Group Principal Amount: $6,121,226.14
Class B Committed Note Purchaser Percentage: 100%
Class B Maximum Investor Group Principal Amount: $13,750,000.00
Class B Initial Advance Amount: $6,121,226.14
NATIXIS NEW YORK BRANCH, as a Class B Funding Agent, for VERSAILLES ASSETS LLC, as a Class B Conduit Investor and a Class B Committed Note Purchaser

MIZUHO BANK, LTD., as a Class B Committed Note Purchaser
Class B Initial Investor Group Principal Amount: $7,651,532.68
Class B Committed Note Purchaser Percentage: 100%
Class B Maximum Investor Group Principal Amount: $13,750,000.00
Class B Initial Advance Amount: $7,651,532.68
MIZUHO BANK, LTD., as a Class B Funding Agent and a Class B Committed Note Purchaser

OLD LINE FUNDING, LLC, as a Class B Conduit Investor
ROYAL BANK OF CANADA, as a Class B Committed Note Purchaser
Class B Initial Investor Group Principal Amount: $7,651,532.68
Class B Committed Note Purchaser Percentage: 100%
Class B Maximum Investor Group Principal Amount: $13,750,000.00
Class B Initial Advance Amount: $7,651,532.68
ROYAL BANK OF CANADA, as a Class B Funding Agent and a Class B Committed Note Purchaser, for OLD LINE FUNDING, LLC, as a Class B Conduit Investor

STARBIRD FUNDING CORPORATION, as a Class B Conduit Investor
BNP PARIBAS, as a Class B Committed Note Purchaser
Class B Initial Investor Group Principal Amount: $4,590,919.61
Class B Committed Note Purchaser Percentage: 100%

Class B Maximum Investor Group Principal Amount: $13,750,000.00
Class B Initial Advance Amount: $4,590,919.61
BNP PARIBAS, as a Class B Funding Agent and a Class B Committed Note Purchaser, for STARBIRD FUNDING CORPORATION, as a Class B Conduit Investor

GOLDMAN SACHS BANK USA, as a Class B Committed Note Purchaser
Class B Initial Investor Group Principal Amount: $7,651,532.68
Class B Committed Note Purchaser Percentage: 100%
Class B Maximum Investor Group Principal Amount: $13,750,000.00
Class B Initial Advance Amount: $7,651,532.68
GOLDMAN SACHS BANK USA, as a Class B Funding Agent and a Class B Committed Note Purchaser

GRESHAM RECEIVABLES (NO. 29) LTD, as a Class B Conduit Investor
GRESHAM RECEIVABLES (NO. 29) LTD, as a Class B Committed Note Purchaser
Class B Initial Investor Group Principal Amount: $7,651,532.68
Class B Committed Note Purchaser Percentage: 100%
Class B Maximum Investor Group Principal Amount: $13,750,000.00
Class B Initial Advance Amount: $7,651,532.68
LLOYDS BANK PLC, as a Class B Funding Agent, for GRESHAM RECEIVABLES (NO. 29) LTD, as a Class B Conduit Investor and a Class B Committed Note Purchaser

CHARTA LLC, as a Class B Conduit Investor
CAFCO LLC, as a Class B Conduit Investor
CRC FUNDING LLC, as a Class B Conduit Investor
CIESCO LLC, as a Class B Conduit Investor
CITIBANK, N.A., as a Class B Committed Note Purchaser
Class B Initial Investor Group Principal Amount: $4,590,919.61
Class B Committed Note Purchaser Percentage: 100%
Class B Maximum Investor Group Principal Amount: $8,250,000.00
Class B Initial Advance Amount: $4,590,919.61
CITIBANK, N.A., as a Class B Funding Agent and a Class B Committed Note Purchaser, for CHARTA LLC, CAFCO LLC, CRC FUNDING LLC and CIESCO LLC, as Class B Conduit Investors

CITIZENS BANK, N.A., as a Class B Committed Note Purchaser
Class B Initial Investor Group Principal Amount: $0.00
Class B Committed Note Purchaser Percentage: 100%
Class B Maximum Investor Group Principal Amount: $13,750,000.00
Class B Initial Advance Amount: $0.00
CITIZENS BANK, N.A., as a Class B Funding Agent and a Class B Committed Note Purchaser

GOTHAM FUNDING CORPORATION, as a Class B Conduit Investor
MUFG BANK, LTD., as a Class B Committed Note Purchaser

Class B Initial Investor Group Principal Amount: $0.00
Class B Committed Note Purchaser Percentage: 100%
Class B Maximum Investor Group Principal Amount: $13,750,000.00
Class B Initial Advance Amount: $0.00
MUFG BANK, LTD., as a Class B Funding Agent, for GOTHAM FUNDING CORPORATION, as a Class B Conduit Investor and MUFG BANK, LTD., as a Class B Committed Note Purchaser

CANADIAN IMPERIAL BANK OF COMMERCE, NEW YORK BRANCH,
as a Class B Committed Note Purchaser
Class B Initial Investor Group Principal Amount: $0.00
Class B Committed Note Purchaser Percentage: 100%
Class B Maximum Investor Group Principal Amount: $13,750,000.00
Class B Initial Advance Amount: $0.00
CANADIAN IMPERIAL BANK OF COMMERCE, NEW YORK BRANCH, as a Class B Funding Agent, for CANADIAN IMPERIAL BANK OF COMMERCE, NEW YORK BRANCH, as a Class B Committed Note Purchaser

HSBC BANK USA, NATIONAL ASSOCIATION, as a Class B Committed Note Purchaser
Class B Initial Investor Group Principal Amount: $13,401,596.48
Class B Committed Note Purchaser Percentage: 100%
Class B Maximum Investor Group Principal Amount: $13,750,000.00
Class B Initial Advance Amount: $13,401,596.48
HSBC SECURITIES (USA) INC., as a Class A Funding Agent, for HSBC BANK USA, NATIONAL ASSOCIATION, as a Class A Committed Note Purchaser

CHARIOT FUNDING, LLC, as a Class B Conduit Investor
JPMORGAN CHASE BANK, N.A., as a Class B Committed Note Purchaser
Class B Initial Investor Group Principal Amount: $0.00
Class B Committed Note Purchaser Percentage: 100%
Class B Maximum Investor Group Principal Amount: $13,750,000.00
Class B Initial Advance Amount: $0.00
JPMORGAN CHASE BANK, N.A., as a Class B Funding Agent, for CHARIOT FUNDING, LLC, as a Class B Conduit Investor and JPMORGAN CHASE BANK, N.A., as a Class B Committed Note Purchaser

TRUIST BANK, as a Class B Committed Note Purchaser
Class B Initial Investor Group Principal Amount: $0.00
Class B Committed Note Purchaser Percentage: 100%
Class B Maximum Investor Group Principal Amount: $13,750,000.00
Class B Initial Advance Amount: $0.00
TRUIST BANK, as a Class B Funding Agent and a Class B Committed Note Purchaser

SCHEDULE V
DEUTSCHE BANK AG, NEW YORK BRANCH, as a Class C Committed Note Purchaser
Class C Initial Investor Group Principal Amount: $10,433,908.19
Class C Committed Note Purchaser Percentage: 100%
Class C Maximum Investor Group Principal Amount: $18,750,000.00
Class C Initial Advance Amount: $10,433,908.19
DEUTSCHE BANK AG, NEW YORK BRANCH, as a Class C Funding Agent and a Class C Committed Note Purchaser

BANK OF AMERICA, N.A., as a Class C Committed Note Purchaser
Class C Initial Investor Group Principal Amount: $13,564,080.65
Class C Committed Note Purchaser Percentage: 100%
Class C Maximum Investor Group Principal Amount: $24,375,000.00
Class C Initial Advance Amount: $13,564,080.65
BANK OF AMERICA, N.A., as a Class C Funding Agent and a Class C Committed Note Purchaser

LIBERTY STREET FUNDING LLC, as a Class C Conduit Investor
THE BANK OF NOVA SCOTIA, acting through its New York Agency, as a Class C Committed Note Purchaser
Class C Initial Investor Group Principal Amount: $10,433,908.19
Class C Committed Note Purchaser Percentage: 100%
Class C Maximum Investor Group Principal Amount: $18,750,000.00
Class C Initial Advance Amount: $10,433,908.19
THE BANK OF NOVA SCOTIA, as a Class C Funding Agent and a Class C Committed Note Purchaser, for LIBERTY STREET FUNDING LLC, as a Class C Conduit Investor

SHEFFIELD RECEIVABLES COMPANY LLC, as a Class C Conduit Investor
BARCLAYS BANK PLC, as a Class C Committed Note Purchaser
Class C Initial Investor Group Principal Amount: $10,433,908.19
Class C Committed Note Purchaser Percentage: 100%
Class C Maximum Investor Group Principal Amount: $18,750,000.00
Class C Initial Advance Amount: $10,433,908.19
BARCLAYS BANK PLC, as a Class C Funding Agent and a Class C Committed Note Purchaser, for SHEFFIELD RECEIVABLES COMPANY LLC, as a Class C Conduit Investor

FAIRWAY FINANCE COMPANY, LLC, as a Class C Conduit Investor
BANK OF MONTREAL, as a Class C Committed Note Purchaser
Class C Initial Investor Group Principal Amount: $10,433,908.19
Class C Committed Note Purchaser Percentage: 100%
Class C Maximum Investor Group Principal Amount: $18,750,000.00
Class C Initial Advance Amount: $10,433,908.19

BMO CAPITAL MARKETS CORP., as a Class C Funding Agent, for FAIRWAY FINANCE COMPANY LLC, as a Class C Conduit Investor, and BANK OF MONTREAL, as a Class C Committed Note Purchaser

ATLANTIC ASSET SECURITIZATION LLC, as a Class C Conduit Investor
CREDIT AGRICOLE CORPORATE AND INVESTMENT BANK, as a Class C Committed Note Purchaser
Class C Initial Investor Group Principal Amount: $10,433,908.19
Class C Committed Note Purchaser Percentage: 100%
Class C Maximum Investor Group Principal Amount: $18,750,000.00
Class C Initial Advance Amount: $10,433,908.19
CREDIT AGRICOLE CORPORATE AND INVESTMENT BANK, as a Class C Funding Agent and a Class C Committed Note Purchaser, for ATLANTIC ASSET SECURITIZATION LLC, as a Class C Conduit Investor

VERSAILLES ASSETS LLC, as a Class C Conduit Investor
VERSAILLES ASSETS LLC, as a Class C Committed Note Purchaser
Class C Initial Investor Group Principal Amount: $8,347,126.55
Class C Committed Note Purchaser Percentage: 100%
Class C Maximum Investor Group Principal Amount: $18,750,000.00
Class C Initial Advance Amount: $8,347,126.55
NATIXIS NEW YORK BRANCH, as a Class C Funding Agent, for VERSAILLES ASSETS LLC, as a Class C Conduit Investor and a Class C Committed Note Purchaser

MIZUHO BANK, LTD., as a Class C Committed Note Purchaser
Class C Initial Investor Group Principal Amount: $10,433,908.19
Class C Committed Note Purchaser Percentage: 100%
Class C Maximum Investor Group Principal Amount: $18,750,000.00
Class C Initial Advance Amount: $10,433,908.19
MIZUHO BANK, LTD., as a Class C Funding Agent and a Class C Committed Note Purchaser

OLD LINE FUNDING, LLC, as a Class C Conduit Investor
ROYAL BANK OF CANADA, as a Class C Committed Note Purchaser
Class C Initial Investor Group Principal Amount: $10,433,908.19
Class C Committed Note Purchaser Percentage: 100%
Class C Maximum Investor Group Principal Amount: $18,750,000.00
Class C Initial Advance Amount: $10,433,908.19
ROYAL BANK OF CANADA, as a Class C Funding Agent and a Class C Committed Note Purchaser, for OLD LINE FUNDING, LLC, as a Class C Conduit Investor

STARBIRD FUNDING CORPORATION, as a Class C Conduit Investor
BNP PARIBAS, as a Class C Committed Note Purchaser
Class C Initial Investor Group Principal Amount: $6,260,344.91
Class C Committed Note Purchaser Percentage: 100%

Class C Maximum Investor Group Principal Amount: $18,750,000.00
Class C Initial Advance Amount: $6,260,344.91
BNP PARIBAS, as a Class C Funding Agent and a Class C Committed Note Purchaser, for STARBIRD FUNDING CORPORATION, as a Class C Conduit Investor

GOLDMAN SACHS BANK USA, as a Class C Committed Note Purchaser
Class C Initial Investor Group Principal Amount: $10,433,908.19
Class C Committed Note Purchaser Percentage: 100%
Class C Maximum Investor Group Principal Amount: $18,750,000.00
Class C Initial Advance Amount: $10,433,908.19
GOLDMAN SACHS BANK USA, as a Class C Funding Agent and a Class C Committed Note Purchaser

GRESHAM RECEIVABLES (NO. 29) LTD, as a Class C Conduit Investor
GRESHAM RECEIVABLES (NO. 29) LTD, as a Class C Committed Note Purchaser
Class C Initial Investor Group Principal Amount: $10,433,908.19
Class C Committed Note Purchaser Percentage: 100%
Class C Maximum Investor Group Principal Amount: $18,750,000.00
Class C Initial Advance Amount: $10,433,908.19
LLOYDS BANK PLC, as a Funding Agent, for GRESHAM RECEIVABLES (NO. 29) LTD, as a Class C Conduit Investor and a Class C Committed Note Purchaser

CHARTA LLC, as a Class C Conduit Investor
CAFCO LLC, as a Class C Conduit Investor
CRC FUNDING LLC, as a Class C Conduit Investor
CIESCO LLC, as a Class C Conduit Investor
CITIBANK, N.A., as a Class C Committed Note Purchaser
Class C Initial Investor Group Principal Amount: $6,260,344.91
Class C Committed Note Purchaser Percentage: 100%
Class C Maximum Investor Group Principal Amount: $11,250,000.00
Class C Initial Advance Amount: $6,260,344.91
CITIBANK, N.A., as a Class C Funding Agent and a Class C Committed Note Purchaser, for CHARTA LLC, CAFCO LLC, CRC FUNDING LLC and CIESCO LLC, as Class C Conduit Investors

CITIZENS BANK, N.A., as a Class C Committed Note Purchaser
Class C Initial Investor Group Principal Amount: $0.00
Class C Committed Note Purchaser Percentage: 100%
Class C Maximum Investor Group Principal Amount: $18,750,000.00
Class C Initial Advance Amount: $0.00
CITIZENS BANK, N.A., as a Class C Funding Agent and a Class C Committed Note Purchaser

GOTHAM FUNDING CORPORATION, as a Class C Conduit Investor
MUFG BANK, LTD., as a Class C Committed Note Purchaser

Class C Initial Investor Group Principal Amount: $0.00
Class C Committed Note Purchaser Percentage: 100%
Class C Maximum Investor Group Principal Amount: $18,750,000.00
Class C Initial Advance Amount: $0.00
MUFG BANK, LTD., as a Class C Funding Agent, for GOTHAM FUNDING CORPORATION, as a Class C Conduit Investor and MUFG BANK, LTD., as a Class C Committed Note Purchaser

CANADIAN IMPERIAL BANK OF COMMERCE, NEW YORK BRANCH,
as a Class C Committed Note Purchaser
Class C Initial Investor Group Principal Amount: $0.00
Class C Committed Note Purchaser Percentage: 100%
Class C Maximum Investor Group Principal Amount: $18,750,000.00
Class C Initial Advance Amount: $0.00
CANADIAN IMPERIAL BANK OF COMMERCE, NEW YORK BRANCH, as a Class C Funding Agent, for CANADIAN IMPERIAL BANK OF COMMERCE, NEW YORK BRANCH, as a Class C Committed Note Purchaser

HSBC BANK USA, NATIONAL ASSOCIATION, as a Class C Committed Note Purchaser
Class C Initial Investor Group Principal Amount: $18,274,904.33
Class C Committed Note Purchaser Percentage: 100%
Class C Maximum Investor Group Principal Amount: $18,750,000.00
Class C Initial Advance Amount: $18,274,904.33
HSBC SECURITIES (USA) INC., as a Class A Funding Agent, for HSBC BANK USA, NATIONAL ASSOCIATION, as a Class A Committed Note Purchaser

CHARIOT FUNDING, LLC, as a Class C Conduit Investor
JPMORGAN CHASE BANK, N.A., as a Class C Committed Note Purchaser
Class C Initial Investor Group Principal Amount: $0.00
Class C Committed Note Purchaser Percentage: 100%
Class C Maximum Investor Group Principal Amount: $18,750,000.00
Class C Initial Advance Amount: $0.00
JPMORGAN CHASE BANK, N.A., as a Class C Funding Agent, for CHARIOT FUNDING, LLC, as a Class C Conduit Investor and JPMORGAN CHASE BANK, N.A., as a Class C Committed Note Purchaser

TRUIST BANK, as a Class C Committed Note Purchaser
Class C Initial Investor Group Principal Amount: $0.00
Class C Committed Note Purchaser Percentage: 100%
Class C Maximum Investor Group Principal Amount: $18,750,000.00
Class C Initial Advance Amount: $0.00
TRUIST BANK, as a Class C Funding Agent and a Class C Committed Note Purchaser

SCHEDULE VI
DEUTSCHE BANK AG, NEW YORK BRANCH, as a Class D Committed Note Purchaser
Class D Initial Investor Group Principal Amount: $90,000,000.00
Class D Committed Note Purchaser Percentage: 100%
Class D Maximum Investor Group Principal Amount: $130,000,000.00
Class D Initial Advance Amount: $90,000,000.00
DEUTSCHE BANK AG, NEW YORK BRANCH, as a Class D Funding Agent and a Class D Committed Note Purchaser

SCHEDULE VII
THE HERTZ CORPORATION, as Class RR Committed Note Purchaser
Class RR Initial Principal Amount: $115,000,000.00
Class RR Maximum Principal Amount: $275,000,000.00
Class RR Initial Advance Amount: $115,000,000.00
THE HERTZ CORPORATION, as the Class RR Committed Note Purchaser

SCHEDULE VIII

Class A Committed Note Purchaser	Amount of Initial Advance Following the Sixth Restatement Effective Date
Truist Bank	$ 29,000,000.00
JPMorgan Chase Bank, N.A.	$ 29,000,000.00
MUFG Bank, Ltd.	$ 11,600,000.00
BNP Paribas	$ 11,600,000.00
Versailles Assets LLC	$ 5,800,000.00

Class B Committed Note Purchaser	Amount of Initial Advance Following the Sixth Restatement Effective Date
Truist Bank	$ 1,833,333.33
JPMorgan Chase Bank, N.A.	$ 1,833,333.33
MUFG Bank, Ltd.	$ 733,333.33
BNP Paribas	$ 733,333.33
Versailles Assets LLC	$ 366,666.67

Class C Committed Note Purchaser	Amount of Initial Advance Following the Sixth Restatement Effective Date
Truist Bank	$ 2,500,000.00
JPMorgan Chase Bank, N.A.	$ 2,500,000.00
MUFG Bank, Ltd.	$ 1,000,000.00
BNP Paribas	$ 1,000,000.00
Versailles Assets LLC	$ 500,000.00

Class RR Committed Note Purchaser	Amount of Initial Advance Following the Sixth Restatement Effective Date
The Hertz Corporation	$ 6,000,000.00
ANNEX 1
REPRESENTATIONS AND WARRANTIES

1.    HVF II. HVF II represents and warrants to each Conduit Investor and each Committed Note Purchaser that each of its representations and warranties in the Series 2013-A Related Documents is true and correct as of the date hereof (unless stated to relate solely to an earlier date, in which case such representations and warranties shall be true and correct as of such earlier date) and further represents and warrants to such parties that:

a.	no Amortization Event or Potential Amortization Event, in each case with respect to the Series 2013-A Notes, is continuing;

b.
assuming each Conduit Investor or other purchaser of the Series 2013-A Notes hereunder is not purchasing with a view toward further distribution and there has been no general solicitation or general advertising within the meaning of the

Securities Act, and further assuming that the representations and warranties of each Conduit Investor set forth in Article VI are true and correct, the offer and sale of the Series 2013-A Notes in the manner contemplated by this Series 2013-A Supplement is a transaction exempt from the registration requirements of the Securities Act, and the Group I Indenture is not required to be qualified under the Trust Indenture Act;

c.
on the Sixth Restatement Effective Date, HVF II has furnished to the Administrative Agent true, accurate and complete copies of all Series 2013-A Related Documents to which it is a party as of the Sixth Restatement Effective Date, all of which are in full force and effect as of the Sixth Restatement Effective Date;

d.
as of the Sixth Restatement Effective Date, none of the written information furnished by HVF II, Hertz or any of its Affiliates, agents or representatives to the Conduit Investors, the Committed Note Purchasers, the Administrative Agent or the Funding Agents for purposes of or in connection with this Series 2013-A Supplement, including any information relating to the Series 2013-A Collateral, taken as a whole, is inaccurate in any material respect, or contains any material misstatement of fact, or omits to state a material fact or any fact necessary to make the statements contained therein not misleading, in each case as of the date such information was stated or certified unless such information has been superseded by subsequently delivered information; and

e.
HVF II is not, and is not controlled by, an "investment company" within the meaning of, and is not required to register as an "investment company" under, the Investment Company Act. In reaching this conclusion, although other statutory or regulatory exemptions under the Investment Company Act may be available, HVF II has relied on the exemption from registration set forth in Rule 3a-7 under the Investment Company Act.

2.	Group I Administrator. The Group I Administrator represents and warrants to each Conduit Investor and each Committed Note Purchaser that:

a.
each representation and warranty made by it in each Series 2013-A Related Document, is true and correct in all material respects as of the date hereof (unless stated to relate solely to an earlier date, in which case such representations and warranties shall be true and correct as of such earlier date);

b.
to the extent applicable, except as would not reasonably be expected to have a Material Adverse Effect, the Group I Administrator and each of HVF, HVF II, the Nominee and HGI is, and to the knowledge of the Group I Administrator its directors are, in compliance with (i) the Uniting and Strengthening of America by Providing the Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, (ii) the Trading with the Enemy Act, as amended, (iii) any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S.

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Treasury Department (“OFAC”) and any other enabling legislation or executive order relating thereto as well as sanctions laws and regulations of the United Nations Security Council, the European Union or any member state thereof and the United Kingdom (collectively, “Sanctions”) and (iv) Anti-Corruption Laws; and

c.
none of the Group I Administrator or any of HVF, HVF II, the Nominee or HGI or, to the knowledge of the Group I Administrator, any director or officer of the Group I Administrator or any of HVF, HVF II, the Nominee or HGI, is the target of any Sanctions (a “Sanctioned Party”). Except as would not reasonably be expected to have a Material Adverse Effect, none of the Group I Administrator, HVF, HVF II, the Nominee or HGI is organized or resident in a country or territory that is the target of a comprehensive embargo under Sanctions (including as of the Sixth Restatement Effective Date, without limitation, Cuba, Iran, North Korea, Sudan, Syria and the Crimea Region of the Ukraine—each a “Sanctioned Country”). None of the Group I Administrator, HVF, HVF II, the Nominee or HGI will knowingly (directly or indirectly) use the proceeds of the Series 2013-A Notes (i) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in material violation of Anti-Corruption Laws or (ii) for the purpose of funding or financing any activities or business of or with any Person that at the time of such funding or financing is a Sanctioned Party or organized or resident in a Sanctioned Country, except as otherwise permitted by applicable law, regulation or license.

3.
Conduit Investors and Committed Note Purchasers. Each of the Conduit Investors and each of the Committed Note Purchasers represents and warrants to HVF II and the Group I Administrator, as of the Sixth Restatement Effective Date (or, with respect to each Conduit Investor and each Committed Note Purchaser that becomes a party hereto after the Sixth Restatement Effective Date, as of the date such Person becomes a party hereto), that:

a.
it has had an opportunity to discuss HVF II’s and the Group I Administrator’s business, management and financial affairs, and the terms and conditions of the proposed purchase, with HVF II and the Group I Administrator and their respective representatives;

b.
it is an “accredited investor” within the meaning of Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act and has sufficient knowledge and experience in financial and business matters to be capable of evaluating the merits and risks of investing in, and is able and prepared to bear the economic risk of investing in, the Series 2013-A Notes;

c.
it purchased the Series 2013-A Notes for its own account, or for the account of one or more “accredited investors” within the meaning of Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act that meet the criteria described in

A1 - 2

subsection (b) and for which it is acting with complete investment discretion, for investment purposes only and not with a view to distribution, subject, nevertheless, to the understanding that the disposition of its property shall at all times be and remain within its control;

d.
it understands that the Series 2013-A Notes have not been and will not be registered or qualified under the Securities Act or any applicable state securities laws or the securities laws of any other jurisdiction and is being offered only in a transaction not involving any public offering within the meaning of the Securities Act and may not be resold or otherwise transferred unless so registered or qualified or unless an exemption from registration or qualification is available, that HVF II is not required to register the Series 2013-A Notes, and that any transfer must comply with the provisions of the Group I Supplement and Article IX of the Series 2013-A Supplement;

e.
it understands that the Series 2013-A Notes will bear the legend set out in the form of Series 2013-A Notes attached as Exhibit A-1 (in the case of the Class A Notes), Exhibit A-2 (in the case of the Class B Notes), Exhibit A-3 (in the case of the Class C Notes), Exhibit A-4 (in the case of the Class D Notes) or Exhibit A-5 (in the case of the Class RR Notes) hereto and be subject to the restrictions on transfer described in such legend and in Section 9.1;

f.	it will comply with all applicable federal and state securities laws in connection with any subsequent resale of the Series 2013-A Notes;

g.	it understands that the Series 2013-A Notes may be offered, resold, pledged or otherwise transferred only in accordance with Section 9.3 and only:

i.	to HVF II,

ii.	in a transaction meeting the requirements of Rule 144A under the Securities Act,

iii.	outside the United States to a foreign person in a transaction meeting the requirements of Regulation S under the Securities Act, or

iv.
in a transaction complying with or exempt from the registration requirements of the Securities Act and in accordance with any applicable securities laws of any state of the United States or any other jurisdiction; notwithstanding the foregoing provisions of this Section 3(g), it is hereby understood and agreed by HVF II that the Series 2013-A Notes will be pledged by each Conduit Investor pursuant to its related commercial paper program documents, and the Series 2013-A Notes, or interests therein, may be sold, transferred or pledged to its related Committed Note Purchaser or any Program Support Provider or any affiliate of its related Committed Note Purchaser or any Program Support Provider or, any

A1 - 3

commercial paper conduit administered by its related Committed Note Purchaser or any Program Support Provider or any affiliate of its related Committed Note Purchaser or any Program Support Provider;
provided that, for the avoidance of doubt, HVF II may, in its sole and absolute discretion, withhold its consent with respect to any offer, sale, pledge or other transfer of any Series 2013-A Note to any Person and any such withholding shall be deemed reasonable;

h.
if it desires to offer, sell or otherwise transfer, pledge or hypothecate the Series 2013-A Notes as described in clause (ii) or (iv) of Section 3(g) of this Annex 1, and such sale, transfer or pledge does not fall within the “notwithstanding the foregoing” provision of Section 3(g)(iv) of this Annex 1, the transferee of the Series 2013-A Notes will be required to deliver a certificate that an exemption from the registration requirements of the Securities Act applies to such offer, sale, transfer or hypothecation, and it understands that the registrar and transfer agent for the Series 2013-A Notes will not be required to accept for registration of transfer the Series 2013-A Notes acquired by it, except upon presentation of an executed letter in the form described herein; and

i.	it will obtain from any purchaser of the Series 2013-A Notes substantially the same representations and warranties contained in the foregoing paragraphs.

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ANNEX 2

COVENANTS

HVF II and the Group I Administrator each severally covenants and agrees that, until the Series 2013-A Notes have been paid in full and the Term has expired, it will:

1.	Performance of Obligations. Duly and timely perform all of its covenants (both affirmative and negative) and obligations under each Series 2013-A Related Document to which it is a party.

2.	Amendments. Not amend, supplement, waive or otherwise modify, or consent to any amendment, supplement, modification or waiver of:

i.
any provision of the Series 2013-A Related Documents (other than the Series 2013-A Supplement) or HVF Series 2013-G1 Related Documents if such amendment, supplement, modification, waiver or consent adversely affects the Series 2013-A Noteholders (A) other than with respect to the waiver of a Group I Leasing Company Amortization Event with respect to the HVF Series 2013-G1 Note, without the consent of the Series 2013-A Required Noteholders, or (B) solely with respect to the waiver of a Group I Leasing Company Amortization Event with respect to the HVF Series 2013-G1 Note, without the consent of the Required Supermajority Controlling Class Series 2013-A Noteholders;

provided that, prior to entering into, granting or effecting any such amendment, supplement, waiver, modification or consent without the consent of the Series 2013-A Required Noteholders (in the case of the foregoing clause (A)) or the consent of the Required Supermajority Controlling Class Series 2013-A Noteholders (in the case of the foregoing clause (B)), HVF II shall deliver to the Trustee and each Funding Agent an Officer’s Certificate and Opinion of Counsel (which may be based on an Officer’s Certificate) confirming, in each case, that such amendment, supplement, modification, waiver or consent does not adversely affect the Series 2013-A Noteholders;
provided further that, neither of the preceding clauses (A) or (B) shall apply to:
(I) any amendment, supplement, modification or consent with respect to any Series 2013-A Interest Rate Cap (A) the sole effect of which amendment, supplement, modification or consent is to (w) increase the notional amount thereunder, (x) modify the notional amortization schedule thereunder applicable during the period between the Expected Final Payment Date and the Legal Final Payment Date, (y) decrease the strike rate of or (z) extend the term thereunder or (B) if HVF II would be permitted to enter into such Series 2013-A Interest Rate Cap, as so amended, supplemented or modified without the consent of the Series 2013-A Noteholders,

(II) any amendment, supplement, modification or consent with respect to any Series 2013-A Demand Note permitted pursuant to Section 4.5 of the Series 2013-A Supplement, or
(III) any amendment, supplement, modification or consent with respect to the definitions of “Series 2013-G1 Commitment Termination Date”, “Series 2013-G1 Maximum Principal Amount” or “Special Term”, in each case, as such terms are defined in the HVF Series 2013-G1 Supplement;

ii.
any Series 2013-A Letter of Credit so that it is not substantially in the form of Exhibit I to this Series 2013-A Supplement without written consent of the Required Controlling Class Series 2013-A Noteholders;

iii.
the defined terms “HVF II Group I Aggregate Asset Amount Deficiency” and “HVF II Group I Liquidation Event” appearing in the HVF Series 2013-G1 Supplement, in each case, without the written consent of each Committed Note Purchaser and each Conduit Investor;

iv.
the defined terms “Group I Aggregate Asset Amount”, “Group I Aggregate Asset Amount Deficiency”, “Group I Manufacturer Program”, “Group I Liquidation Event”, “Group I Required Contractual Criteria” and “Group I Aggregate Asset Coverage Threshold Amount”, in each case, appearing in the Group I Supplement, in each case, without the written consent of each Committed Note Purchaser and each Conduit Investor;

v.
the defined terms “Base Rate”, “Class A/B/C/D Adjusted Asset Coverage Threshold Amount”, “Eurodollar Advance”, “Eurodollar Interest Period”, “Eurodollar Rate”, “Eurodollar Rate (Reserve Adjusted)”, “Prime Rate”, “Series 2013-A AAA Component”, “Series 2013-A Adjusted Asset Coverage Threshold Amount”, “Series 2013-A Asset Amount”, “Series 2013-A Asset Coverage Threshold Amount”, “Series 2013-A Commitment Termination Date”, “Series 2013-A Eligible Manufacturer Receivable”, “Series 2013-A Liquidation Event”, “Series 2013-A Manufacturer Concentration Excess Amount”, “Series 2013-A Manufacturer Percentage”, “Series 2013-A Maximum Manufacturer Amount”, “Series 2013-A Maximum Non-Investment Grade (High) Program Receivable Amount”, “Series 2013-A Non-Investment Grade (High) Program Receivable Concentration Excess Amount”, “Series 2013-A Non-Liened Vehicle Concentration Excess Amount”, “Series 2013-A AAA Select Component”, “Series 2013-A Third-Party Market Value”, “Class A Up-Front Fee”, “Class B Up-Front Fee”, “Class C Up-Front Fee” or “Class D Up-Front Fee”, in each case, appearing in the Series 2013-A Supplement, in each case, without the written consent of each Committed Note Purchaser and each Conduit Investor;

vi.	any defined terms included in any of the defined terms listed in any of the preceding clauses (iii) through (v) if such amendment, supplement or

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modification materially adversely affects the Series 2013-A Noteholders, without the consent of each Committed Note Purchaser and each Conduit Investor; provided that, prior to entering into, granting or effecting any such amendment, supplement or modification without the consent of each Committed Note Purchaser and each Conduit Investor, HVF II shall deliver to each Funding Agent an Officer’s Certificate confirming, in each case, that such amendment, supplement or modification does not materially adversely affect the Series 2013-A Noteholders; provided further that, for the avoidance of doubt, in any such case, the requirements of the preceding clause (i) shall remain applicable to such amendment, supplement or modification of such defined term;

vii.
any of (I) the defined terms “Class A Commitment”, “Class A Commitment Percentage”, “Class A Conduit Assignee”, “Class A CP Rate”, “Class A Funding Conditions”, “Class A Investor Group Principal Amount”, “Class A Maximum Investor Group Principal Amount”, “Class A Program Fee”, “Class A/B/C Adjusted Advance Rate”, “Class A/B/C Baseline Advance Rate”, “Class A/B/C Blended Advance Rate”, “Class A/B/C Concentration Excess Advance Rate Adjustment”, “Class A/B/C MTM/DT Advance Rate Adjustment”, or “Class A Undrawn Fee”, in each case, appearing in the Series 2013-A Supplement or (II) the required amount of Enhancement or Group I Series Enhancement with respect to the Class A Noteholders, in the case of either of the foregoing (I) or (II), without the written consent of each Class A Committed Note Purchaser and each Class A Conduit Investor;

viii.
any defined terms included in any of the defined terms listed in the preceding clause (vii)(I) if such amendment, supplement or modification materially adversely affects the Class A Noteholders, without the consent of each Class A Committed Note Purchaser and each Class A Conduit Investor; provided that, prior to entering into, granting or effecting any such amendment, supplement or modification without the consent of each Class A Committed Note Purchaser and each Class A Conduit Investor, HVF II shall deliver to each Class A Funding Agent an Officer’s Certificate confirming, in each case, that such amendment, supplement or modification does not materially adversely affect the Class A Noteholders; provided further that, for the avoidance of doubt, in any such case, the requirements of the preceding clause (i) shall remain applicable to such amendment, supplement or modification of such defined term;

ix.
any of (I) the defined terms “Class B Commitment”, “Class B Commitment Percentage”, “Class B Conduit Assignee”, “Class B CP Rate”, “Class B Funding Conditions”, “Class B Investor Group Principal Amount”, “Class B Maximum Investor Group Principal Amount”, “Class B Program Fee”, “Class A/B/C Adjusted Advance Rate”, “Class A/B/C Baseline Advance Rate”, “Class A/B/C Blended Advance Rate”, “Class A/B/C Concentration Excess Advance Rate Adjustment”, “Class A/B/C MTM/DT Advance Rate Adjustment”, or “Class B Undrawn Fee”, in each case, appearing in the Series 2013-A Supplement or (II)

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the required amount of Enhancement or Group I Series Enhancement with respect to the Class B Noteholders, in the case of either of the foregoing (I) or (II), without the written consent of each Class B Committed Note Purchaser and each Class B Conduit Investor;

x.
any defined terms included in any of the defined terms listed in the preceding clause (ix)(I) if such amendment, supplement or modification materially adversely affects the Class B Noteholders, without the consent of each Class B Committed Note Purchaser and each Class B Conduit Investor; provided that, prior to entering into, granting or effecting any such amendment, supplement or modification without the consent of each Class B Committed Note Purchaser and each Class B Conduit Investor, HVF II shall deliver to each Class B Funding Agent an Officer’s Certificate confirming, in each case, that such amendment, supplement or modification does not materially adversely affect the Class B Noteholders; provided further that, for the avoidance of doubt, in any such case, the requirements of the preceding clause (i) shall remain applicable to such amendment, supplement or modification of such defined term;

xi.
any of (I) the defined terms “Class C Commitment”, “Class C Commitment Percentage”, “Class C Conduit Assignee”, “Class C CP Rate”, “Class C Funding Conditions”, “Class C Investor Group Principal Amount”, “Class C Maximum Investor Group Principal Amount”, “Class C Program Fee”, “Class A/B/C Adjusted Advance Rate”, “Class A/B/C Baseline Advance Rate”, “Class A/B/C Blended Advance Rate”, “Class A/B/C Concentration Excess Advance Rate Adjustment”, “Class A/B/C MTM/DT Advance Rate Adjustment”, or “Class C Undrawn Fee”, in each case, appearing in the Series 2013-A Supplement or (II) the required amount of Enhancement or Group I Series Enhancement with respect to the Class C Noteholders, in the case of either of the foregoing (I) or (II), without the written consent of each Class C Committed Note Purchaser and each Class C Conduit Investor;

xii.
any defined terms included in any of the defined terms listed in the preceding clause (xi)(I) if such amendment, supplement or modification materially adversely affects the Class C Noteholders, without the consent of each Class C Committed Note Purchaser and each Class C Conduit Investor; provided that, prior to entering into, granting or effecting any such amendment, supplement or modification without the consent of each Class C Committed Note Purchaser and each Class C Conduit Investor, HVF II shall deliver to each Class C Funding Agent an Officer’s Certificate confirming, in each case, that such amendment, supplement or modification does not materially adversely affect the Class C Noteholders; provided further that, for the avoidance of doubt, in any such case, the requirements of the preceding clause (i) shall remain applicable to such amendment, supplement or modification of such defined term;

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xiii. any of (I) the defined terms “Class D Commitment”, “Class D Commitment Percentage”, “Class D Conduit Assignee”, “Class D CP Rate”, “Class D Funding Conditions”, “Class D Investor Group Principal Amount”, “Class D Maximum Investor Group Principal Amount”, “Class D Program Fee”, “Class D Adjusted Advance Rate”, “Class D Baseline Advance Rate”, “Class D Blended Advance Rate”, “Class D Concentration Excess Advance Rate Adjustment”, “Class D MTM/DT Advance Rate Adjustment”, or “Class D Undrawn Fee”, in each case, appearing in the Series 2013-A Supplement or (II) the required amount of Enhancement or Group I Series Enhancement with respect to the Class D Noteholders, in the case of either of the foregoing (I) or (II), without the written consent of each Class D Committed Note Purchaser and each Class D Conduit Investor;
xiv. any defined terms included in any of the defined terms listed in the preceding clause (xiii)(I) if such amendment, supplement or modification materially adversely affects the Class D Noteholders, without the consent of each Class D Committed Note Purchaser and each Class D Conduit Investor; provided that, prior to entering into, granting or effecting any such amendment, supplement or modification without the consent of each Class D Committed Note Purchaser and each Class D Conduit Investor, HVF II shall deliver to each Class D Funding Agent an Officer’s Certificate confirming, in each case, that such amendment, supplement or modification does not materially adversely affect the Class D Noteholders; provided further that, for the avoidance of doubt, in any such case, the requirements of the preceding clause (i) shall remain applicable to such amendment, supplement or modification of such defined term; or

xv.
Section 10.2(b)(i) or 10.2(b)(ii) of the Group I Supplement, if such amendment, supplement, modification, waiver or consent affects the Series 2013-A Noteholders, without the consent of each Committed Note Purchaser and each Conduit Investor.

3.
Delivery of Information. (i) At the same time any report, notice, certificate, statement, Opinion of Counsel or other document is provided or caused to be provided to the Trustee or any Rating Agency by HVF II or the Group I Administrator under the Series 2013-A Supplement or, to the extent such report, notice, certificate, statement, Opinion of Counsel or other document relates to the Series 2013-A Notes, Series 2013-A Collateral or the Group I Indenture, provide the Administrative Agent (who shall provide a copy thereof to the Committed Note Purchasers and the Conduit Investors) with a copy of such report, notice, certificate, Opinion of Counsel or other document, provided that, no Opinion of Counsel delivered in connection with the issuance of any Series of Notes (other than the Series 2013-A Notes) shall be required to be provided pursuant to this clause (i), (ii) at the same time any report is provided or caused to be provided by HVF to the HVF II Trustee pursuant to Sections 5.1(e) or (f) of the HVF Series 2013-G1 Supplement, provide or cause to be provided to the Administrative Agent a copy of such report and (iii) provide the Administrative Agent and each Funding Agent such other

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information with respect to HVF II or the Group I Administrator as the Administrative Agent or any Funding Agent may from time to time reasonably request; provided however, that neither HVF II nor the Group I Administrator shall have any obligation under this Section 3 to deliver to the Administrative Agent copies of any information, reports, notices, certificates, statements, Opinions of Counsel or other documents relating solely to any Series of Notes other than the Series 2013-A Notes, or any legal opinions or routine communications, including determinations relating to payments, payment requests, payment directions or other similar calculations. For the avoidance of doubt, nothing in this Section 3 shall require any Opinion of Counsel provided to any Person pursuant to this Section 3 to be addressed to such Person or to permit such Person any basis on which to rely on such Opinion of Counsel.

4.
Access to Collateral Information. At any time and from time to time, following reasonable prior notice from the Administrative Agent or any Funding Agent, and during regular business hours, permit, and, if applicable, cause HVF to permit, the Administrative Agent or any Funding Agent, or their respective agents or representatives (including any independent public accounting firm, independent consulting firm or other third party auditors) or permitted assigns, access to the offices of, the Group I Administrator, Hertz, and HVF II, as applicable,

(i)    to examine and make copies of and abstracts from all documentation relating to the Series 2013-A Collateral on the same terms as are provided to the Trustee under Section 6.4 of the Base Indenture (but excluding making copies of or abstracts from any information that the Group I Administrator or HVF II reasonably determines to be proprietary or confidential; provided that, for the avoidance of doubt, all data and information used to calculate any Series 2013-A MTM/DT Advance Rate Adjustment or lack thereof shall be deemed to be proprietary and confidential), and
(ii)    upon reasonable notice, to visit the offices and properties of, the Group I Administrator, Hertz, and HVF II for the purpose of examining such materials described in clause (i) above, and to discuss matters relating to the Series 2013-A Collateral, or the administration and performance of the Base Indenture, the Group I Supplement, the Series 2013-A Supplement and the other Series 2013-A Related Documents with any of the Authorized Officers or other nominees as such officers specify, of the Group I Administrator, Hertz and/or HVF II, as applicable, having knowledge of such matters, in each case as may reasonably be requested; provided that, (i) prior to the occurrence of an Amortization Event or Potential Amortization Event, in each case, with respect to the Series 2013-A Notes, one such visit per annum, if requested, coordinated by the Administrative Agent and in which each Funding Agent may participate shall be at HVF II’s sole cost and expense and (ii) during the continuance of an Amortization Event or Potential Amortization Event, in each case, with respect to the Series 2013-A Notes, each such visit shall be at HVF II’s sole cost and expense.

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Each party making a request pursuant to this Section 4 shall simultaneously send a copy of such request to each of the Administrative Agent and each Funding Agent, as applicable, so as to allow such other parties to participate in the requested visit.

5.
Cash AUP. At any time and from time to time, following reasonable prior notice from the Administrative Agent, cooperate with the Administrative Agent or its agents or representatives (including any independent public accounting firm, independent consulting firm or other third party auditors) or permitted assigns in conducting a review of any ten (10) Business Days selected by the Administrative Agent (or its representatives or agents), confirming (i) the information contained in the Daily Group I Collection Report for each such day, (ii) that the Group I Collections described in each such Daily Group I Collection Report for each such day were applied correctly in accordance with Article V of the Series 2013-A Supplement, (iii) the information contained in the Series 2013-G1 Daily Collection Report (as defined in the HVF Series 2013-G1 Supplement) for each such day and (iv) that the Series 2013-G1 Collections (as defined in the HVF Series 2013-G1 Supplement) described in each such Series 2013-G1 Daily Collection Report for each such day were applied correctly in accordance with Article VII of the HVF Series 2013-G1 Supplement (a “Cash AUP”); provided that, such Cash AUPs shall be at HVF II’s sole cost and expense (i) for no more than one such Cash AUP per annum prior to the occurrence of an Amortization Event or Potential Amortization Event, in each case with respect to the Series 2013-A Notes, and (ii) for each such Cash AUP after the occurrence and during the continuance of an Amortization Event or Potential Amortization Event, in each case with respect to the Series 2013-A Notes.

6.
Noteholder Statement AUP. On or prior to the Payment Date occurring in July of each year, the Group I Administrator shall cause a firm of independent certified public accountants or independent consultants (reasonably acceptable to both the Administrative Agent and the Group I Administrator, which may be the Group I Administrator’s accountants) to deliver to the Administrative Agent and each Funding Agent, a report in a form reasonably acceptable to HVF II and the Administrative Agent (a “Noteholder Statement AUP”); provided that, such Noteholder Statement AUPs shall be at HVF II's sole cost and expense (i) for no more than one such Noteholder Statement AUP per annum prior to the occurrence of an Amortization Event or Potential Amortization Event, in each case with respect to the Series 2013-A Notes and (ii) for each such Noteholder Statement AUP after the occurrence and during the continuance of an Amortization Event or Potential Amortization Event, in each case with respect to the Series 2013-A Notes.

7.
Margin Stock. Not permit any (i) part of the proceeds of any Advance to be (x) used to purchase or carry any Margin Stock or (y) loaned to others for the purpose of purchasing or carrying any Margin Stock or (ii) amounts owed with respect to the Series 2013-A Notes to be secured, directly or indirectly, by any Margin Stock.

8.
Reallocation of Excess Collections. On or after the Expected Final Payment Date, use all amounts allocated to and available for distribution from each principal collection account in respect of each Series of Group I Notes to decrease, pro rata (based on Principal

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Amount), the Series 2013-A Principal Amount and the principal amount of any other Series of Group I Notes that is then required to be paid.

9.
Financial Statements. Commencing on the Sixth Restatement Effective Date, deliver to each Funding Agent within 120 days after the end of each fiscal year of HVF II, the financial statements prepared pursuant to Section 6.16 of the Base Indenture.

10.
Collateral Agent Report. In the case of the Group I Administrator, for so long as a Group I Liquidation Event for any Series of Group I Notes is continuing, furnish or cause the Group I Lease Servicer to furnish to the Administrative Agent and each Series 2013-A Noteholder, the Collateral Agent Report prepared in accordance with Section 2.4 of the Collateral Agency Agreement; provided that the Group I Servicer may furnish or cause to be furnished to the Administrative Agent any such Collateral Agent Report, by posting, or causing to be posted, such Collateral Agent Report to a password-protected website made available to the Administrative Agent or by any other reasonable means of electronic transmission (including, without limitation, e-mail, file transfer protocol or otherwise).

11.
Further Assurances. At any time and from time to time, upon the written request of the Administrative Agent, and at its sole expense, promptly and duly execute and deliver any and all such further instruments and documents and take such further action as the Administrative Agent may reasonably deem desirable in obtaining the full benefits of this Series 2013-A Supplement and of the rights and powers herein granted, including the filing of any financing or continuation statements under the UCC in effect in any jurisdiction with respect to the liens and security interests granted hereby.

12.
Group I Administrator Replacement. Not appoint or agree to the appointment of any successor Group I Administrator (other than the Group I Back-Up Administrator) without the prior written consent of the Required Controlling Class Series 2013-A Noteholders.

13.
Series 2013-G1 Administrator Replacement. Not appoint or agree to the appointment of any successor Series 2013-G1 Administrator (other than the Series 2013-G1 Back-Up Administrator) without the prior written consent of the Required Controlling Class Series 2013-A Noteholders.

14.
Series 2013-G1 Back-Up Disposition Agent Agreement Amendments. Not amend the Series 2013-G1 Back-Up Disposition Agent Agreement in a manner that materially adversely affects the Series 2013-A Noteholders, as determined by the Administrative Agent in its sole discretion, without the prior written consent of the Required Controlling Class Series 2013-A Noteholders.

15.
Independent Directors. (x) Not remove any Independent Director of the HVF II General Partner or HVF, without (i) delivering an Officer’s Certificate to the Administrative Agent certifying that the replacement Independent Director of the applicable entity satisfies the definition of Independent Director and (ii) obtaining the prior written consent of the Administrative Agent (not to be unreasonably withheld or delayed), in each case, no later than ten (10) Business Days prior to the effectiveness of such removal (or such

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shorter period as my be agreed to by the Administrative Agent) and (y) not replace any Independent Director of the HVF II General Partner or HVF unless (i) it has obtained the prior written consent of the Administrative Agent (not to be unreasonably withheld or delayed) or (ii) such replacement Independent Director is an officer, director or employee of an entity that provides, in the ordinary course of its business, advisory, management or placement services to issuers of securitization or structured finance instruments, agreements or securities and otherwise meets the applicable definition of Independent Director; provided, that, for the avoidance of doubt, in the event that an Independent Director of the HVF II General Partner or HVF is removed in connection with any such replacement, the HVF II General Partner or HVF, as applicable, and the Group I Administrator shall be required to effect such removal in accordance with clause (x) above.

16.
Notice of Certain Amendments. Within five (5) Business Days of the execution of any amendment or modification of any Series 2013-A Related Document or any HVF Series 2013-G1 Related Document, the Group I Administrator shall provide written notification of such amendment or modification to Standard & Poor’s for so long as Standard & Poor’s is rating any Series 2013-A Commercial Paper.

17.
Standard & Poor’s Limitation on Permitted Investments. For so long as any Series 2013-A Commercial Paper is being rated by Standard & Poor’s and the Funding Agent with respect the Investor Group that issues such Series 2013-A Commercial Paper has notified HVF II in writing that such Series 2013-A Commercial Paper has not been issued on a “fully-wrapped” basis (and, if so notified, until such notice has been revoked by such Funding Agent), neither the Group I Administrator nor HVF II shall invest, or direct the investment of, any funds on deposit in any Series 2013-A Accounts, in a Permitted Investment that is a Permitted Investment pursuant to clause (viii) of the definition thereof (an “Additional Permitted Investment”), unless the Group I Administrator shall have received confirmation in writing from Standard & Poor’s that the investment of such funds in an Additional Permitted Investment will not cause the rating on such Series 2013-A Commercial Paper being rated by Standard & Poor’s to be reduced or withdrawn.

18.
Maintenance of Separate Existence. Take or refrain from taking, as the case may be, all other actions that are necessary to be taken or not to be taken in order to (x) ensure that the assumptions and factual recitations set forth in the Specified Bankruptcy Opinion Provisions remain true and correct in all material respects with respect to HVF II and (y) comply in all material respects with those procedures described in such provisions that are applicable to HVF II.

19.	Merger.

i.	Solely with respect to HVF II, not be a party to any merger or consolidation without the prior written consent of the Required Controlling Class Series 2013-A Noteholders.

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ii.
Solely with respect to the Group I Administrator, not permit or suffer HVF to be a party to any merger or consolidation without the prior written consent of the Required Controlling Class Series 2013-A Noteholders.

20.	Series 2013-A Third-Party Market Value Procedures. Comply with the Series 2013-A Third-Party Market Value Procedures in all material respects.

21.
Enhancement Provider Ratings. Solely with respect to the Group I Administrator, at least once every calendar month, determine (a) whether any Series 2013-A Letter of Credit Provider has been subject to a Series 2013-A Downgrade Event and (b) whether each Interest Rate Cap Provider is an Eligible Interest Rate Cap Provider.

22.
RCFC Nominee. On any date during the RCFC Nominee Applicability Period, not permit or suffer to exist any amendment to the RCFC Nominee Agreement or to RCFC’s organizational documents unless the Series 2013-A Rating Agency Condition shall have been satisfied with respect to such amendment.

23.
Additional Group I Leasing Companies. Solely with respect to HVF II, not designate any Additional Group I Leasing Company or acquire any Additional Group I Leasing Company Notes, in each case, without the prior written consent of the Required Controlling Class Series 2013-A Noteholders.

24.
Future Issuances of Group I Notes. Not issue any other Series of Group I Notes on any date on which any Group I Leasing Company Amortization Event or Group I Potential Leasing Company Amortization Event is continuing without the prior written consent of the Required Controlling Class Series 2013-A Noteholders.

25.	Financial Statements and Other Reporting. Solely with respect to the Group I Administrator, furnish or cause to be furnished to each Funding Agent:

i.
commencing on the Sixth Restatement Effective Date, within 120 days after the end of each of Hertz’s fiscal years, copies of the Annual Report on Form 10‑K filed by Hertz with the SEC or, if Hertz is not a reporting company, information equivalent to that which would be required to be included in the financial statements contained in such an Annual Report if Hertz were a reporting company, including consolidated financial statements consisting of a balance sheet of Hertz and its consolidated subsidiaries as at the end of such fiscal year and statements of income, stockholders’ equity and cash flows of Hertz and its consolidated subsidiaries for such fiscal year, setting forth in comparative form the corresponding figures for the preceding fiscal year (if applicable), certified by and containing an opinion, unqualified as to scope, of a firm of independent certified public accountants of nationally recognized standing selected by Hertz;

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ii.
commencing on the Sixth Restatement Effective Date, within sixty (60) days after the end of each of the first three quarters of each of Hertz’s fiscal years, copies of the Quarterly Report on Form 10‑Q filed by Hertz with the SEC or, if Hertz is not a reporting company, information equivalent to that which would be required to be included in the financial statements contained in such a Quarterly Report if Hertz were a reporting company, including (x) financial statements consisting of consolidated balance sheets of Hertz and its consolidated subsidiaries as at the end of such quarter and statements of income, stockholders’ equity and cash flows of Hertz and its consolidated subsidiaries for each such quarter, setting forth in comparative form the corresponding figures for the corresponding periods of the preceding fiscal year (if applicable), all in reasonable detail and certified (subject to normal year-end audit adjustments) by a senior financial officer of Hertz as having been prepared in accordance with GAAP;

iii.
simultaneously with the delivery of the Annual Report on Form 10‑K (or equivalent information) referred to in (i) above and the Quarterly Report on Form 10‑Q (or equivalent information) referred to in (ii) above, an Officer’s Certificate of Hertz stating whether, to the knowledge of such officer, there exists on the date of the certificate any condition or event that then constitutes, or that after notice or lapse of time or both would constitute, a Series 2013-G1 Potential Operating Lease Event of Default (as defined in the HVF Series 2013-G1 Supplement) or Series 2013-G1 Operating Lease Event of Default (as defined in the HVF Series 2013-G1 Supplement), and, if any such condition or event exists, specifying the nature and period of existence thereof and the action Hertz is taking and proposes to take with respect thereto;

iv.
promptly after obtaining actual knowledge thereof, notice of any Series 2013-G1 Manufacturer Event of Default (as defined in the HVF Series 2013-G1 Supplement) or termination of a Series 2013-G1 Manufacturer Program (as defined in the HVF Series 2013-G1 Supplement); and

v.
promptly after any Authorized Officer of Hertz becomes aware of the occurrence of any Reportable Event (as defined in the HVF Series 2013-G1 Supplement) (other than a reduction in active Plan participants) with respect to any Plan (as defined in the HVF Series 2013-G1 Supplement) of Hertz, a certificate signed by an Authorized Officer of Hertz setting forth the details as to such Reportable Event and the action that such Lessee is taking and proposes to take with respect thereto, together with a copy of the notice of such Reportable Event given to the Pension Benefit Guaranty Corporation.

The financial data that shall be delivered to the Funding Agents pursuant to the foregoing paragraphs (i) and (ii) shall be prepared in conformity with GAAP.

Notwithstanding the foregoing provisions of this Section 25, if any audited or reviewed financial statements or information required to be included in any such filing

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are not reasonably available on a timely basis as a result of such Hertz’s accountants not being “independent” (as defined pursuant to the Exchange Act and the rules and regulations of the SEC thereunder), the Group I Administrator may, in lieu of furnishing or causing to be furnished the information, documents and reports so required to be furnished, elect to make a filing on an alternative form or transmit or make available unaudited or unreviewed financial statements or information substantially similar to such required audited or reviewed financial statements or information, provided that the Group I Administrator shall in any event be required to furnish or cause to be furnished such filing and so transmit or make available such audited or reviewed financial statements or information no later than the first anniversary of the date on which the same was otherwise required pursuant to the preceding provisions of this Section 25.

Documents, reports, notices or other information required to be furnished or delivered pursuant to this Section 25 may be delivered electronically and, if so delivered, shall be deemed to have been delivered on the date (i) on which Hertz posts such documents, or provides a link thereto on Hertz’s or any Parent’s website (or such other website address as the Group I Administrator may specify by written notice to the Funding Agents from time to time) or (ii) on which such documents are posted on Hertz’s or any Parent’s behalf on an internet or intranet website to which the Funding Agents have access (whether a commercial, government or third-party website or whether sponsored by or on behalf of the Funding Agents).

26.
Delivery of Certain Written Rating Agency Confirmations. Upon written request of the Administrative Agent at any time following the issuance of any other Series of Group I Notes on any date after the date hereof, promptly furnish to the Administrative Agent a copy of each written confirmation received by HVF II from any Rating Agency confirming that the Rating Agency Condition with respect to any Series of Group I Notes Outstanding as of the date of such issuance has been satisfied with respect to such issuance.

27.	[Reserved].

28.
Class A/B/C/D Advance Allocations. Solely with respect to HVF II, not, without the prior written consent of each Class D Noteholder, permit the Class D Principal Amount for any five (5) consecutive Business Day period during the Series 2013-A Revolving Period to equal less than the lesser of (a) the Class D Maximum Principal Amount as of such date and (b) the product of (i) the Class A/B/C Principal Amount as of such date and (ii) a fraction, the numerator of which is (A) the excess, if any, of the Class D Blended Advance Rate over the Class A/B/C Blended Advance Rate, in each case as of such date, and the denominator of which is (B) the Class A/B/C Blended Advance Rate as of such date; provided that, HVF II’s obligation pursuant to this Section 28 shall be qualified in its entirety by HVF II’s right to request Class A Advances, Class A Decreases, Class B Advances, Class B Decreases, Class C Advances, Class C Decreases, Class D Advances and/or Class D Decreases pursuant to the Series 2013-A Supplement.

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ANNEX 3
CONDITIONS PRECEDENT
The effectiveness of this Series 2013-A Supplement is subject to the following, in each case as of the Sixth Restatement Effective Date:
1.    the Base Indenture and the Group I Supplement shall be in full force and effect;
2.    each Funding Agent shall have received copies of (i) the Certificate of Incorporation and By‑Laws of Hertz, the certificate of incorporation and by-laws of the HVF II General Partner and the certificate of formation and limited partnership agreement of HVF II, certified by the Secretary of State of the state of incorporation or organization, as the case may be, (ii) resolutions of the board of directors (or an authorized committee thereof) of the HVF II General Partner and Hertz with respect to the transactions contemplated by this Series 2013-A Supplement, and (iii) an incumbency certificate of the HVF II General Partner and Hertz, each certified by the secretary or assistant secretary of the related entity in form and substance reasonably satisfactory to the Administrative Agent;
3.    each Conduit Investor and each Committed Note Purchaser shall have received opinions of counsel (i) from Weil, Gotshal & Manges LLP, or other counsel acceptable to the Conduit Investors and the Committed Note Purchasers, with respect to such matters as any such Conduit Investor or Committed Note Purchaser shall reasonably request (including regarding UCC security interest matters and no-conflicts) and (ii) from counsel to the Trustee acceptable to the Conduit Investors and the Committed Note Purchasers with respect to such matters as any such Conduit Investor or Committed Note Purchaser shall reasonably request;
4.    the Administrative Agent shall have received evidence satisfactory to it of the completion of all UCC filings as may be necessary to perfect or evidence the assignment by HVF II to the Trustee of its interests in the Series 2013-A Collateral, the proceeds thereof and the security interests granted pursuant to the Series 2013-A Supplement and the Group I Supplement;
5.    the Administrative Agent shall have received a written search report listing all effective financing statements that name HVF II as debtor or assignor and that are filed in the State of Delaware and in any other jurisdiction that the Administrative Agent determines is necessary or appropriate, together with copies of such financing statements, and tax and judgment lien searches showing no such liens that are not permitted by the Series 2013-A Related Documents;
6.    (a) each Class A Committed Note Purchaser shall have received payment of the Class A Up-Front Fee owing to it, (b) each Class B Committed Note Purchaser shall have received payment of the Class B Up-Front Fee owing to it, (c) each Class C Committed Note Purchaser shall have received payment of the Class C Up-Front Fee owing to it, and (d) each Class D Committed Note Purchaser shall have received payment of the Class D Up-Front Fee owing to it;
7.    no later than two (2) days prior to the Sixth Restatement Effective Date, the Administrative Agent shall have received all documentation and other information about HVF II and Hertz that the Administrative Agent has reasonably determined is required by regulatory authorities under “know your customer” and anti-money laundering rules and regulations, including, without limitation, the PATRIOT Act, and that the Administrative Agent has reasonably requested in writing at least five (5) days prior to the Sixth Restatement Effective Date;

8.     each Class A Conduit Investor, or if there is no Class A Conduit Investor with respect to any Class A Investor Group, the Class A Committed Note Purchaser with respect to such Class A Investor Group, shall have received a copy of a draft ratings letter, in form and substance reasonably satisfactory to it, from DBRS stating that, after giving effect to the execution of this Series 2013-A Supplement, the public long term credit rating assigned to the Class A Notes is “AAA” and such Class A Conduit Investors and Class A Committed Note Purchasers shall have received evidence that DBRS has agreed to deliver such letter;

9.    each Class B Conduit Investor, or if there is no Class B Conduit Investor with respect to any Class B Investor Group, the Class B Committed Note Purchaser with respect to such Class B Investor Group, shall have received a copy of a draft ratings letter, in form and substance reasonably satisfactory to it, from DBRS stating that, after giving effect to the execution of this Series 2013-A Supplement, the public long term credit rating assigned to the Class B Notes is “AA” and such Class B Conduit Investors and Class B Committed Note Purchasers shall have received evidence that DBRS has agreed to deliver such letter;

10.    each Class C Conduit Investor, or if there is no Class C Conduit Investor with respect to any Class C Investor Group, the Class C Committed Note Purchaser with respect to such Class C Investor Group, shall have received a copy of a draft ratings letter, in form and substance reasonably satisfactory to it, from DBRS stating that, after giving effect to the execution of this Series 2013-A Supplement, the public long term credit rating assigned to the Class C Notes is “A” and such Class C Conduit Investors and Class C Committed Note Purchasers shall have received evidence that DBRS has agreed to deliver such letter;

11.    each Class D Conduit Investor, or if there is no Class D Conduit Investor with respect to any Class D Investor Group, the Class D Committed Note Purchaser with respect to such Class D Investor Group, shall have received a copy of a draft ratings letter, in form and substance reasonably satisfactory to it, from DBRS stating that, after giving effect to the execution of this Series 2013-A Supplement, the public long term credit rating assigned to the Class D Notes is “BBB” and such Class D Conduit Investors and Class D Committed Note Purchasers shall have received evidence that DBRS has agreed to deliver such letter and;

12.    each Conduit Investor and each Committed Note Purchaser shall have received a properly completed and executed Certification Regarding Beneficial Owners of Legal Entity Customers, if requested a reasonable time prior to the date of this Agreement by such Conduit Investor or Committed Note Purchaser, dated as of or prior to the date of this Agreement, together with copies of additional documentation necessary to comply with 31 CFR § 1010.230 and such additional supporting documentation as such Conduit Investor or Committed Note Purchaser may reasonably request in connection with the verification of the foregoing certification.

2

ANNEX 4
RISK RETENTION REPRESENTATIONS AND UNDERTAKINGS
EUROPEAN UNION SECURITISATION RISK RETENTION REPRESENTATIONS AND UNDERTAKING

1.	The Group I Administrator represents and warrants to each Conduit Investor and each Committed Note Purchaser as of the Sixth Restatement Effective Date that:

i.	it owns 100% of the issued and outstanding limited liability company interests in HVF (the “HVF Equity”);

ii.	the Series 2013-A Blended Advance Rate does not exceed 95%; and

iii.	the Series 2013-G1 Advance Rate (as defined in the HVF Series 2013-G1 Supplement) does not exceed 95%,

2.	The Group I Administrator agrees for the benefit of each Conduit Investor and Committed Note Purchaser that it shall, for so long as any Series 2013-A Notes are Outstanding:

(a)
not sell or transfer, or otherwise surrender all or part of the rights, benefits or obligations of, the HVF Equity (in whole or in part) or subject the HVF Equity to any credit risk mitigation, any short positions or any other hedge; provided that, the HVF Equity may be pledged insofar as it is not otherwise prohibited from pledging the HVF Equity under the HVF Series 2013-G1 Supplement;

(b)	promptly provide notice to each Conduit Investor and Committed Note Purchaser in the event that it fails to comply with clause (a) above; and

(c)
provide any and all information reasonably requested by any Committed Note Purchaser that is required by any such Committed Note Purchaser or any Conduit Investor in such Committed Note Purchaser’s Investor Group for purposes of complying with Article 5(1)(b), Article 5(1)(d) or Article 5(1)(e) of the Securitisation Regulation or the due diligence assessment requirements of Article 5(3) of the Securitisation Regulation; provided that, compliance by the Group I Administrator with this clause (c) shall be at the expense of the requesting Committed Note Purchaser, and provided further that, this clause (c) shall not apply to information that the Group I Administrator is not able to provide (whether because the Group I Administrator has not been able to obtain the requested information after having made all reasonable efforts to do so, by reason of any contractual, statutory or regulatory obligations binding on it, or because it is otherwise legally prohibited from providing the requested information), and provided further that, for the avoidance of doubt, any information provided pursuant to this Section 2(c) of this Annex 4 shall be subject to Section 11.3 of this Series 2013-A Supplement.

3.
The Group I Administrator hereby represents and warrants to each Conduit Investor and each Committed Note Purchaser, as of the Sixth Restatement Effective Date, as of the date of each Advance and as of the date of delivery of each Monthly Noteholders’ Statement that it continues to comply with Section 1 above of this Annex 4 as of such date.

4.
Anything to the contrary in this Annex 4 notwithstanding, the Group I Administrator shall not be in breach of any undertaking, representation or warranty in this Annex 4 if it fails to comply due to events, actions or circumstances beyond its control.

5.	The Group I Administrator:

i.	confirms that it holds the HVF Equity as “originator” for the purposes of the Retention Requirements;

ii.
confirms its holding of such HVF Equity will satisfy the requirements to retain on an ongoing basis a minimum net economic interest of not less than 5% in the manner described in the Retention Requirements;

iii.	confirms that the modality provided for in point (d) of Article 6(3) of the Securitisation Regulation has been applied to retain a material net economic interest;

iv.
confirms that it is not an entity that has been established or operates for the sole purpose of securitizing exposures as more particularly described in its annual report on Form 10-K for the fiscal year end December 31, 2018; and

v.	confirms that it will hold the HVF Equity for so long as the Series 2013-A Notes remain Outstanding.

Notwithstanding anything to the contrary in this Series 2013-A Supplement, if (a) the Group I Administrator does not constitute an "originator" or holds any of the HVF Equity in a capacity other than as “originator”, in each case for the purposes of the Retention Requirements, (b) the Group I Administrator's holding of any of the HVF Equity fails to satisfy the requirements to hold a net economic interest in the manner described in the Retention Requirements or any other requirement of the Securitisation Regulation, (c) the modality provided for in point (d) of Article 6(3) of the Securitisation Regulation is not applied to retain a material net economic interest, (d) the Group I Administrator operates for the sole purpose of securitizing exposures as more particularly described in its annual report on Form 10-K for the fiscal year end December 31, 2018, or (e) the Group I Administrator does not hold the HVF Equity so long as the Series 2013-A Notes remain

2

Outstanding, then none of the events or conditions described in the preceding clauses (a), (b), (c), (d) or (e) shall result in any Amortization Event, Potential Amortization Event, event of default, potential event of default or similar consequence, however styled, defined or denominated; provided that the foregoing shall not relieve the Group I Administrator of its obligation to comply with paragraphs 1 through 4 above.

3

U.S. RISK RETENTION REPRESENTATIONS AND UNDERTAKING

1. The Group I Administrator represents and warrants to each Conduit Investor and each Committed Note Purchaser that:

i.
as of the Sixth Restatement Effective Date (A) the Group I Administrator is the “sponsor” (as defined by the US Risk Retention Rule) of the “securitization transaction” (as defined by the US Risk Retention Rule) contemplated by the Series 2013-A Supplement, (B) the Class RR Note owned by the Group I Administrative Agent, (x) is an “eligible horizontal residual interest” (as defined by the US Risk Retention Rule) and (y) has an estimated fair value, equal to at least 5% of the fair value of the Series 2013-A Notes, using a fair value measurement framework under GAAP, and (C) by the Group I Administrator holding the Class RR Note, the requirements set forth in Sections 246.3(a) and 246.4(a) of the US Risk Retention Rule, in each case, have been satisfied with respect to the Series 2013-A Notes;

ii.
as of the Sixth Restatement Effective Date (A) the US Risk Retention Notice was provided to the Series 2013-A Noteholders a reasonable period of time prior to the date hereof and satisfies the requirements of Section 246.4(c)(i) of the US Risk Retention Rule and (B) the Group I Administrator will provide a subsequent notice a reasonable period of time following the date hereof setting forth the value of the Class RR Note as of the date hereof that will satisfy Section 246.4(c)(ii) of the US Risk Retention Rule;

iii.
as of the date of any Class A Advance, Class B Advance, Class C Advance, Class D Advance, Class RR Advance, Class RR Voluntary Decrease or Class RR Mandatory Decrease (A) the Group I Administrator is the “sponsor” (as defined by the US Risk Retention Rule) of the “securitization transaction” (as defined by the US Risk Retention Rule) contemplated by the Series 2013-A Supplement, (B) the Class RR Notes owned by the Group I Administrative Agent, (x) are an “eligible horizontal residual interest” (as defined by the US Risk Retention Rule) and (y) after giving effect to such Class A Advance, Class B Advance, Class C Advance, Class D Advance, Class RR Advance, Class RR Voluntary Decrease or Class RR Mandatory Decrease, as applicable, have an estimated fair value, equal to at least 5% of the fair value of the Series 2013-A Notes, using a fair value measurement framework under GAAP, and (C) by the Group I Administrator holding such Class RR Notes, the requirements set forth in Sections 246.3(a) and 246.4(a) of the US Risk Retention Rule, in each case, have been satisfied with respect to the Series 2013-A Notes; and

4

iv.
as of the date of any Class A Advance, Class B Advance, Class C Advance, Class D Advance, Class RR Advance, Class RR Voluntary Decrease or Class RR Mandatory Decrease (A) a notice substantively similar to the US Risk Retention Notice will have been provided to the Series 2013-A Noteholders a reasonable period of time prior to the date of such Class A Advance, Class B Advance, Class C Advance, Class D Advance, Class RR Advance, Class RR Voluntary Decrease or Class RR Mandatory Decrease and will satisfy the requirements of Section 246.4(c)(i) of the US Risk Retention Rule and (B) the Group I Administrator will provide a subsequent notice a reasonable period of time following the date of such Class A Advance, Class B Advance, Class C Advance, Class D Advance, Class RR Advance, Class RR Voluntary Decrease or Class RR Mandatory Decrease, as applicable, setting forth the value of the Class RR Note as of such date that will satisfy Section 246.4(c)(ii) of the US Risk Retention Rule.

2. The Group I Administrator agrees for the benefit of each Conduit Investor and Committed Note Purchaser that it shall, for so long as any Class A Notes, Class B Notes, Class C Notes or Class D Notes are Outstanding, not sell, or transfer the Class RR Note or enter into an agreement, derivative or position with respect to the Class RR Note, in each case, to the extent that such sale, transfer, agreement, derivative or position would be in violation of Section 246.12 of the US Risk Retention Rule.

5

EXHIBIT A-1
TO
SIXTH AMENDED AND RESTATED SERIES 2013-A SUPPLEMENT
FORM OF SERIES 2013-A VARIABLE FUNDING
RENTAL CAR ASSET BACKED NOTE, CLASS A
SERIES 2013-A VARIABLE FUNDING RENTAL CAR ASSET BACKED NOTE, CLASS A

REGISTERED	Up to $[ ]
No. R-[ ]
SEE REVERSE FOR CERTAIN CONDITIONS
THIS CLASS A NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR WITH ANY STATE SECURITIES OR “BLUE SKY” LAWS. THE HOLDER HEREOF, BY ITS ACCEPTANCE HEREOF, AGREES FOR THE BENEFIT OF HERTZ VEHICLE FINANCING II LP, A SPECIAL PURPOSE LIMITED PARTNERSHIP ESTABLISHED UNDER THE LAWS OF DELAWARE (THE “COMPANY”), THAT SUCH CLASS A NOTE IS BEING ACQUIRED FOR ITS OWN ACCOUNT AND NOT WITH A VIEW TO DISTRIBUTION AND TO OFFER, SELL OR OTHERWISE TRANSFER SUCH NOTE ONLY (A) TO THE COMPANY, (B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) TO AN INSTITUTIONAL ACCREDITED INVESTOR WITHIN THE MEANING OF RULE 501(A)(1), (2), (3) OR (7) UNDER THE SECURITIES ACT OR (D) PURSUANT TO AN APPLICABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND, IN EACH SUCH CASE, IN COMPLIANCE WITH THE INDENTURE AND ALL APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER JURISDICTION, SUBJECT TO THE RIGHT OF THE COMPANY, PRIOR TO ANY TRANSFER PURSUANT TO CLAUSE (C), TO REQUIRE THE DELIVERY TO IT OF A PURCHASER’S LETTER IN THE FORM OF EXHIBIT E-1 TO THE SERIES 2013-A SUPPLEMENT CERTIFYING, AMONG OTHER THINGS, THAT SUCH PURCHASER IS AN INSTITUTIONAL “ACCREDITED INVESTOR” WITHIN THE MEANING OF RULE 501(A)(1), (2), (3) OR (7) UNDER

A-1-1

THE SECURITIES ACT AND SUBJECT TO THE RIGHT OF THE COMPANY, PRIOR TO ANY TRANSFER PURSUANT TO CLAUSE (D), TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO IT.

A-1-2

HERTZ VEHICLE FINANCING II LP
SERIES 2013-A VARIABLE FUNDING RENTAL CAR ASSET BACKED NOTE, CLASS A
Hertz Vehicle Financing II LP, a special purpose limited partnership established under the laws of Delaware, (herein referenced as the “Company”), for value received, hereby promises to pay to [ ], as funding agent for [ ], as a Class A Committed Note Purchaser, and [ ], as a Class A Conduit Investor (the “Class A Note Purchaser”), or its registered assigns, the aggregate principal sum of up to [ ] DOLLARS AND [ ] CENTS ($[ ]) (but in no event greater than the Class A Investor Group Principal Amount with respect to the Class A Note Purchaser’s Class A Investor Group, as determined in accordance with the Series 2013-A Supplement) or, if less, the aggregate unpaid principal amount shown on the schedule attached hereto (and any continuation thereof), which amount in any case shall be payable in the amounts and at the times set forth in the Group I Indenture and the Series 2013-A Supplement; provided, that, the entire unpaid principal amount of this Class A Note shall be due on the Legal Final Payment Date. The Company will pay interest on this Class A Note at the Class A Note Rate. Such interest shall be payable on each Payment Date until the principal of this Class A Note is paid or made available for payment, to the extent funds are available from Group I Interest Collections allocable to the Class A Note in accordance with the terms of the Series 2013-A Supplement. In addition, the Company will pay interest on this Class A Note, to the extent funds are available from Group I Interest Collections allocable to the Class A Note, on the dates set forth in Section 5.3 of the Series 2013-A Supplement. Pursuant to Sections 2.2 and 2.3 of the Series 2013-A Supplement, the principal amount of this Class A Note shall be subject to Advances and Decreases on any Business Day during the Series 2013-A Revolving Period, and accordingly, such principal amount is subject to prepayment in whole or in part at any time. During the Series 2013-A Revolving Period, this Class A Note is subject to mandatory prepayment, to the extent funds have been allocated to the Series 2013-A Principal Collection Account and are available therefor, in accordance with Section 2.3(b) of the Series 2013-A Supplement. Beginning on the first Payment Date following the occurrence of a Series 2013-A Amortization Event, subject to cure in accordance with the Series 2013-A Supplement, the principal of this Class A Note shall be paid in installments on each subsequent Payment Date to the extent of funds available for payment therefor pursuant to the Indenture. Such principal of and interest on this Class A Note shall be paid in the manner specified on the reverse hereof.

The principal of and interest on this Class A Note are payable in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts. Except as otherwise provided in the Indenture, payments made by the Company with respect to this Class A Note shall be applied first to interest due and payable on this Class A Note as provided above and then to the unpaid principal of this Class A Note. This Class A Note does not represent an interest in, or an

A-1-3

obligation of, The Hertz Corporation or any affiliate of The Hertz Corporation other than the Company.
Reference is made to the further provisions of this Class A Note set forth on the reverse hereof, which shall have the same effect as though fully set forth on the face of this Class A Note. Although a summary of certain provisions of the Indenture is set forth below and on the reverse hereof and made a part hereof, this Class A Note does not purport to summarize the Indenture and reference is made to the Indenture for information with respect to the interests, rights, benefits, obligations, proceeds and duties evidenced hereby and the rights, duties and obligations of the Company and the Trustee. A copy of the Indenture may be requested from the Trustee by writing to the Trustee at: The Bank of New York Mellon Trust Company, N.A., 2 North LaSalle Street, 7th Floor, Chicago, Illinois 60602, Attention: Corporate Trust Administration-Structured Finance.
Unless the certificate of authentication hereon has been executed by the Trustee whose name appears below by manual signature, this Class A Note shall not be entitled to any benefit under the Indenture referred to on the reverse hereof, or be valid or obligatory for any purpose.

A-1-4

IN WITNESS WHEREOF, the Company has caused this instrument to be signed, manually or in facsimile, by its Authorized Officer.
Dated: [ ], 20[ ]

HERTZ VEHICLE FINANCING II LP
By HVF II GP Corp., its General Partner
By:
Name: R. Scott Massengill
Title: Vice President and Treasurer
TRUSTEE’S CERTIFICATE OF AUTHENTICATION
This is one of the Class A Notes, of the Series 2013-A Notes, a series issued under the within-mentioned Indenture.
Dated: [ ], 20[ ]
THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.,
as Trustee
By:
Authorized Signatory

A-1-5

REVERSE OF SERIES 2013-A NOTE, CLASS A

This Series 2013-A Note, Class A is one of a duly authorized issue of Group I Notes of the Company, designated as its Series 2013-A Variable Funding Rental Car Asset Backed Notes (herein called the “Class A Note”), issued under (i) the Amended and Restated Base Indenture, dated as of October 31, 2014 (as amended, supplemented or modified, is herein referred to as the “Base Indenture”), between the Company and The Bank of New York Mellon Trust Company, N.A. (formerly known as The Bank of New York Trust Company, N.A.), as trustee (the “Trustee”, which term includes any successor Trustee under the Base Indenture), (ii) the Amended and Restated Group I Supplement, dated as of October 31, 2014 (as amended, supplemented or modified from time to time, is herein referred to as the “Group I Supplement”), between the Company and the Trustee and (iii) the Sixth Amended and Restated Series 2013-A Supplement, dated as of February 21, 2020 (as further amended, supplemented or modified from time to time, is herein referred to as the “Series 2013-A Supplement”), among the Company, the Administrative Agent, certain Committed Note Purchasers, certain Conduit Investors, certain Funding Agents and the Trustee. The Base Indenture, together with the Group I Supplement and the Series 2013-A Supplement are referred to herein collectively, as the “Indenture”. Except as set forth in the Series 2013-A Supplement, the Class A Note is subject to all terms of the Base Indenture and Group I Supplement. Except as set forth in the Series 2013-A Supplement and the Group I Supplement, the Class A Note is subject to all of the terms of the Base Indenture. All terms used in this Class A Note that are defined in the Series 2013-A Supplement shall have the meanings assigned to them in or pursuant to the Series 2013-A Supplement.
The Class A Note is and will be secured as provided in the Indenture.
“Payment Date” means the 25th day of each calendar month, or, if any such date is not a Business Day, the next succeeding Business Day, commencing February 25, 2020.
As described above, the entire unpaid principal amount of this Class A Note shall be due and payable on the Legal Final Payment Date, in accordance with Section 2.8 of the Series 2013-A Supplement. Notwithstanding the foregoing, if an Amortization Event with respect to the Class A Notes shall have occurred and be continuing then, in certain circumstances, principal of the Class A Note may be paid earlier, as described in the Indenture. All principal payments of the Class A Note shall be made to the Class A Noteholders.
Payments of interest on this Class A Note are due and payable on each Payment Date or such other date as may be specified in the Series 2013-A Supplement, together with the installment of principal then due, if any, and any payments of principal made on any Business Day in respect of any Decreases, to the extent not in full payment of this Class A Note, shall be made by wire transfer to the Holder of record of this Class A Note (or one or more predecessor Class A Notes) on the Note Register as of the close of business on each Record Date. Any reduction in the principal amount of this Class A Note (or one or more predecessor Class A Notes) effected by any payments made on any Payment Date shall be binding upon all future Holders of this Class A Note and of any Class A Note issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof, whether or not noted thereon.

A-1-6

The Company shall pay interest on overdue installments of interest at the Class A Note Rate to the extent lawful.
Subject to the terms of the Indenture, the holder of any Class A Note may transfer the same in whole or in part, in an amount equivalent to an authorized denomination, by surrendering such Class A Note at the office maintained by the Registrar for such purpose pursuant to Section 2.5 of the Base Indenture, with the form of transfer endorsed on it duly completed and executed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Registrar by, the holder thereof and accompanied by a certificate substantially in the form of Exhibit E-1 to the Series 2013-A Supplement. In exchange for any Class A Note properly presented for transfer, the Company shall execute and the Trustee shall promptly authenticate and deliver or cause to be authenticated and delivered in compliance with applicable law, to the transferee at such office, or send by mail (at the risk of the transferee) to such address as the transferee may request, Class A Notes for the same aggregate principal amount as was transferred. In the case of the transfer of any Class A Note in part, the Company shall execute and the Trustee shall promptly authenticate and deliver or cause to be authenticated and delivered to the transferor at such office, or send by mail (at the risk of the transferor) to such address as the transferor may request, Class A Notes for the aggregate principal amount that was not transferred. No transfer of any Class A Note shall be made unless the request for such transfer is made by each Class A Noteholder at such office. Upon the issuance of transferred Class A Notes, the Trustee shall recognize the Holders of such Class A Notes as Class A Noteholders.
Each Class A Noteholder, by acceptance of a Class A Note, covenants and agrees that no recourse may be taken, directly or indirectly, with respect to the obligations of the Trustee or the Company on the Class A Note or under the Indenture or any certificate or other writing delivered in connection therewith, against the Trustee in its individual capacity, or against any stockholder, member, employee, officer, director or incorporator of the Company; provided, however, that nothing contained herein shall be taken to prevent recourse to, and enforcement against, the assets of the Company constituting Series 2013-A Collateral for any and all liabilities, obligations and undertakings contained in the Indenture or in this Class A Note, to the extent provided for in the Indenture.
Each Class A Noteholder, by acceptance of a Class A Note, covenants and agrees that by accepting the benefits of the Indenture that such Class A Noteholder will not, for a period of one year and one day following payment in full of the Class A Notes and each other Series of Notes issued under the Base Indenture, institute against the Company, or join with any other Person in instituting against the Company, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings, under any United States Federal or state bankruptcy or similar law in connection with any obligations relating to the Notes, the Indenture or the Master Related Documents.
Prior to the due presentment for registration of transfer of this Class A Note, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Class A Note (as of the day of determination or as of such other date as may be

A-1-7

specified in the Indenture) is registered as the owner hereof for all purposes, whether or not this Class A Note shall be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.
It is the intent of the Company and each Class A Noteholder that, for Federal, state and local income and franchise tax purposes and any other tax imposed on or measured by income, the Class A Note will evidence indebtedness secured by the Series 2013-A Collateral. Each Class A Noteholder, by the acceptance of this Class A Note, agrees to treat this Class A Note for purposes of Federal, state and local income or franchise taxes and any other tax imposed on or measured by income, as indebtedness.
The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holder of the Class A Notes under the Indenture at any time by the Company with the consent of the applicable Person(s) specified therein. The Indenture also contains provisions permitting the applicable Person(s) specified therein to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences with respect to the Class A Notes. Any such consent or waiver by such Person(s) shall be conclusive and binding upon the Class A Noteholders and upon all future Holders of this Class A Note and of any Class A Note issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof whether or not notation of such consent or waiver is made upon this Class A Note. The Indenture also permits the Company and the Trustee to amend or waive certain terms and conditions set forth in the Indenture without the consent of any other Person.
The term “Company” as used in this Class A Note includes any successor to the Company under the Indenture.
The Class A Note is issuable only in registered form in denominations as provided in the Indenture, subject to certain limitations set forth therein.
This Class A Note and the Indenture, and all matters arising out of or relating to this Class A Note or Indenture, shall be governed by, and construed and interpreted in accordance with, the internal law of the State of New York, and the obligations, rights and remedies of the parties hereto shall be determined in accordance with such law.
No reference herein to the Indenture and no provision of this Class A Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest on this Class A Note at the times, place and rate, and in the coin or currency herein prescribed, subject to any duty of the Company to deduct or withhold any amounts as required by law, including any applicable U.S. withholding taxes; provided that, notwithstanding anything to the contrary herein or in the Indenture, the Class A Noteholders shall only have recourse to the Series 2013-A Collateral.

A-1-8

INCREASES AND DECREASES

Date	Unpaid Principal Amount	Increase	Decrease	Total	Class A Note Rate	Interest Period (if applicable)	Notation Made By

A-1-9

ASSIGNMENT
Social Security or taxpayer I.D. or other identifying number of assignee

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto ___________________________________________________________
(name and address of assignee)
the within Class A Note and all rights thereunder, and hereby irrevocably constitutes and appoints _______________, attorney, to transfer said Class A Note on the books kept for registration thereof, with full power of substitution in the premises.

Dated: _______________

Signature Guaranteed:

Name:
Title:

1 NOTE: The signature to this assignment must correspond with the name of the registered owner as it appears on the face of the within Class A Note in every particular, without alteration, enlargement or any change whatsoever.

A-1-10

EXHIBIT A-2
TO
SIXTH AMENDED AND RESTATED SERIES 2013-A SUPPLEMENT
FORM OF SERIES 2013-A VARIABLE FUNDING
RENTAL CAR ASSET BACKED NOTE, CLASS B

A-2-1

SERIES 2013-A VARIABLE FUNDING RENTAL CAR ASSET BACKED NOTE, CLASS B

REGISTERED	Up to $[ ]
No. R-[ ]
SEE REVERSE FOR CERTAIN CONDITIONS
THIS CLASS B NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR WITH ANY STATE SECURITIES OR “BLUE SKY” LAWS. THE HOLDER HEREOF, BY ITS ACCEPTANCE HEREOF, AGREES FOR THE BENEFIT OF HERTZ VEHICLE FINANCING II LP, A SPECIAL PURPOSE LIMITED PARTNERSHIP ESTABLISHED UNDER THE LAWS OF DELAWARE (THE “COMPANY”), THAT SUCH CLASS B NOTE IS BEING ACQUIRED FOR ITS OWN ACCOUNT AND NOT WITH A VIEW TO DISTRIBUTION AND TO OFFER, SELL OR OTHERWISE TRANSFER SUCH NOTE ONLY (A) TO THE COMPANY, (B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) TO AN INSTITUTIONAL ACCREDITED INVESTOR WITHIN THE MEANING OF RULE 501(A)(1), (2), (3) OR (7) UNDER THE SECURITIES ACT OR (D) PURSUANT TO AN APPLICABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND, IN EACH SUCH CASE, IN COMPLIANCE WITH THE INDENTURE AND ALL APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER JURISDICTION, SUBJECT TO THE RIGHT OF THE COMPANY, PRIOR TO ANY TRANSFER PURSUANT TO CLAUSE (C), TO REQUIRE THE DELIVERY TO IT OF A PURCHASER’S LETTER IN THE FORM OF EXHIBIT E-2 TO THE SERIES 2013-A SUPPLEMENT CERTIFYING, AMONG OTHER THINGS, THAT SUCH PURCHASER IS AN INSTITUTIONAL “ACCREDITED INVESTOR” WITHIN THE MEANING OF RULE 501(A)(1), (2), (3) OR (7) UNDER THE SECURITIES ACT AND SUBJECT TO THE RIGHT OF THE COMPANY, PRIOR TO ANY TRANSFER PURSUANT TO CLAUSE (D), TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO IT.

A-2-2

HERTZ VEHICLE FINANCING II LP
SERIES 2013-A VARIABLE FUNDING RENTAL CAR ASSET BACKED NOTE, CLASS B
Hertz Vehicle Financing II LP, a special purpose limited partnership established under the laws of Delaware, (herein referenced as the “Company”), for value received, hereby promises to pay to [ ], as funding agent for [ ], as a Class B Committed Note Purchaser, and [ ], as a Class B Conduit Investor (the “Class B Note Purchaser”), or its registered assigns, the aggregate principal sum of up to [ ] DOLLARS AND [ ] CENTS ($[ ]) (but in no event greater than the Class B Investor Group Principal Amount with respect to the Class B Note Purchaser’s Class B Investor Group, as determined in accordance with the Series 2013-A Supplement) or, if less, the aggregate unpaid principal amount shown on the schedule attached hereto (and any continuation thereof), which amount in any case shall be payable in the amounts and at the times set forth in the Group I Indenture and the Series 2013-A Supplement; provided, that, the entire unpaid principal amount of this Class B Note shall be due on the Legal Final Payment Date. The Company will pay interest on this Class B Note at the Class B Note Rate. Such interest shall be payable on each Payment Date until the principal of this Class B Note is paid or made available for payment, to the extent funds are available from Group I Interest Collections allocable to the Class B Note in accordance with the terms of the Series 2013-A Supplement. In addition, the Company will pay interest on this Class B Note, to the extent funds are available from Group I Interest Collections allocable to the Class B Note, on the dates set forth in Section 5.3 of the Series 2013-A Supplement. Pursuant to Sections 2.2 and 2.3 of the Series 2013-A Supplement, the principal amount of this Class B Note shall be subject to Advances and Decreases on any Business Day during the Series 2013-A Revolving Period, and accordingly, such principal amount is subject to prepayment in whole or in part at any time. During the Series 2013-A Revolving Period, this Class B Note is subject to mandatory prepayment, to the extent funds have been allocated to the Series 2013-A Principal Collection Account and are available therefor, in accordance with Section 2.3(b) of the Series 2013-A Supplement. Beginning on the first Payment Date following the occurrence of a Series 2013-A Amortization Event, subject to cure in accordance with the Series 2013-A Supplement, the principal of this Class B Note shall be paid in installments on each subsequent Payment Date to the extent of funds available for payment therefor pursuant to the Indenture. Such principal of and interest on this Class B Note shall be paid in the manner specified on the reverse hereof.

The principal of and interest on this Class B Note are payable in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts. Except as otherwise provided in the Indenture, payments made by the Company with respect to this Class B Note shall be applied first to interest due and payable on this Class B Note as provided above and then to the unpaid principal of this Class B Note. This Class B Note does not represent an interest in, or an

A-2-3

obligation of, The Hertz Corporation or any affiliate of The Hertz Corporation other than the Company.
Reference is made to the further provisions of this Class B Note set forth on the reverse hereof, which shall have the same effect as though fully set forth on the face of this Class B Note. Although a summary of certain provisions of the Indenture is set forth below and on the reverse hereof and made a part hereof, this Class B Note does not purport to summarize the Indenture and reference is made to the Indenture for information with respect to the interests, rights, benefits, obligations, proceeds and duties evidenced hereby and the rights, duties and obligations of the Company and the Trustee. A copy of the Indenture may be requested from the Trustee by writing to the Trustee at: The Bank of New York Mellon Trust Company, N.A., 2 North LaSalle Street, 7th Floor, Chicago, Illinois 60602, Attention: Corporate Trust Administration-Structured Finance.
Unless the certificate of authentication hereon has been executed by the Trustee whose name appears below by manual signature, this Class B Note shall not be entitled to any benefit under the Indenture referred to on the reverse hereof, or be valid or obligatory for any purpose.

A-2-4

IN WITNESS WHEREOF, the Company has caused this instrument to be signed, manually or in facsimile, by its Authorized Officer.
Dated: [ ], 20[ ]

HERTZ VEHICLE FINANCING II LP
By HVF II GP Corp., its General Partner
By:
Name: R. Scott Massengill
Title: Vice President and Treasurer
TRUSTEE’S CERTIFICATE OF AUTHENTICATION
This is one of the Class B Notes, of the Series 2013-A Notes, a series issued under the within-mentioned Indenture.
Dated: [ ], 20[ ]
THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.,
as Trustee
By:
Authorized Signatory

A-2-5

REVERSE OF SERIES 2013-A NOTE, CLASS B

This Series 2013-A Note, Class B is one of a duly authorized issue of Group I Notes of the Company, designated as its Series 2013-A Variable Funding Rental Car Asset Backed Notes (herein called the “Class B Note”), issued under (i) the Amended and Restated Base Indenture, dated as of October 31, 2014 (as amended, supplemented or modified, is herein referred to as the “Base Indenture”), between the Company and The Bank of New York Mellon Trust Company, N.A. (formerly known as The Bank of New York Trust Company, N.A.), as trustee (the “Trustee”, which term includes any successor Trustee under the Base Indenture), (ii) the Amended and Restated Group I Supplement, dated as of October 31, 2014 (as amended, supplemented or modified from time to time, is herein referred to as the “Group I Supplement”), between the Company and the Trustee and (iii) the Sixth Amended and Restated Series 2013-A Supplement, dated as of February 21, 2020 (as further amended, supplemented or modified from time to time, is herein referred to as the “Series 2013-A Supplement”), among the Company, the Administrative Agent, certain Committed Note Purchasers, certain Conduit Investors, certain Funding Agents and the Trustee. The Base Indenture, together with the Group I Supplement and the Series 2013-A Supplement are referred to herein collectively, as the “Indenture”. Except as set forth in the Series 2013-A Supplement, the Class B Note is subject to all terms of the Base Indenture and Group I Supplement. Except as set forth in the Series 2013-A Supplement and the Group I Supplement, the Class B Note is subject to all of the terms of the Base Indenture. All terms used in this Class B Note that are defined in the Series 2013-A Supplement shall have the meanings assigned to them in or pursuant to the Series 2013-A Supplement.
The Class B Note is and will be secured as provided in the Indenture.
“Payment Date” means the 25th day of each calendar month, or, if any such date is not a Business Day, the next succeeding Business Day, commencing February 25, 2020.
As described above, the entire unpaid principal amount of this Class B Note shall be due and payable on the Legal Final Payment Date, in accordance with Section 2.8 of the Series 2013-A Supplement. Notwithstanding the foregoing, if an Amortization Event with respect to the Class B Notes shall have occurred and be continuing then, in certain circumstances, principal of the Class B Note may be paid earlier, as described in the Indenture. All principal payments of the Class B Note shall be made to the Class B Noteholders.
Payments of interest on this Class B Note are due and payable on each Payment Date or such other date as may be specified in the Series 2013-A Supplement, together with the installment of principal then due, if any, and any payments of principal made on any Business Day in respect of any Decreases, to the extent not in full payment of this Class B Note, shall be made by wire transfer to the Holder of record of this Class B Note (or one or more predecessor Class B Notes) on the Note Register as of the close of business on each Record Date. Any reduction in the principal amount of this Class B Note (or one or more predecessor Class B Notes) effected by any payments made on any Payment Date shall be binding upon all future Holders of this Class B Note and of any Class B Note issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof, whether or not noted thereon.

A-2-6

The Company shall pay interest on overdue installments of interest at the Class B Note Rate to the extent lawful.
Subject to the terms of the Indenture, the holder of any Class B Note may transfer the same in whole or in part, in an amount equivalent to an authorized denomination, by surrendering such Class B Note at the office maintained by the Registrar for such purpose pursuant to Section 2.5 of the Base Indenture, with the form of transfer endorsed on it duly completed and executed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Registrar by, the holder thereof and accompanied by a certificate substantially in the form of Exhibit E-2 to the Series 2013-A Supplement. In exchange for any Class B Note properly presented for transfer, the Company shall execute and the Trustee shall promptly authenticate and deliver or cause to be authenticated and delivered in compliance with applicable law, to the transferee at such office, or send by mail (at the risk of the transferee) to such address as the transferee may request, Class B Notes for the same aggregate principal amount as was transferred. In the case of the transfer of any Class B Note in part, the Company shall execute and the Trustee shall promptly authenticate and deliver or cause to be authenticated and delivered to the transferor at such office, or send by mail (at the risk of the transferor) to such address as the transferor may request, Class B Notes for the aggregate principal amount that was not transferred. No transfer of any Class B Note shall be made unless the request for such transfer is made by each Class B Noteholder at such office. Upon the issuance of transferred Class B Notes, the Trustee shall recognize the Holders of such Class B Notes as Class B Noteholders.
Each Class B Noteholder, by acceptance of a Class B Note, covenants and agrees that no recourse may be taken, directly or indirectly, with respect to the obligations of the Trustee or the Company on the Class B Note or under the Indenture or any certificate or other writing delivered in connection therewith, against the Trustee in its individual capacity, or against any stockholder, member, employee, officer, director or incorporator of the Company; provided, however, that nothing contained herein shall be taken to prevent recourse to, and enforcement against, the assets of the Company constituting Series 2013-A Collateral for any and all liabilities, obligations and undertakings contained in the Indenture or in this Class B Note, to the extent provided for in the Indenture.
Each Class B Noteholder, by acceptance of a Class B Note, covenants and agrees that by accepting the benefits of the Indenture that such Class B Noteholder will not, for a period of one year and one day following payment in full of the Class B Notes and each other Series of Notes issued under the Base Indenture, institute against the Company, or join with any other Person in instituting against the Company, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings, under any United States Federal or state bankruptcy or similar law in connection with any obligations relating to the Notes, the Indenture or the Master Related Documents.
Prior to the due presentment for registration of transfer of this Class B Note, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Class B Note (as of the day of determination or as of such other date as may be

A-2-7

specified in the Indenture) is registered as the owner hereof for all purposes, whether or not this Class B Note shall be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.
It is the intent of the Company and each Class B Noteholder that, for Federal, state and local income and franchise tax purposes and any other tax imposed on or measured by income, the Class B Note will evidence indebtedness secured by the Series 2013-A Collateral. Each Class B Noteholder, by the acceptance of this Class B Note, agrees to treat this Class B Note for purposes of Federal, state and local income or franchise taxes and any other tax imposed on or measured by income, as indebtedness.
The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holder of the Class B Notes under the Indenture at any time by the Company with the consent of the applicable Person(s) specified therein. The Indenture also contains provisions permitting the applicable Person(s) specified therein to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences with respect to the Class B Notes. Any such consent or waiver by such Person(s) shall be conclusive and binding upon the Class B Noteholders and upon all future Holders of this Class B Note and of any Class B Note issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof whether or not notation of such consent or waiver is made upon this Class B Note. The Indenture also permits the Company and the Trustee to amend or waive certain terms and conditions set forth in the Indenture without the consent of any other Person.
The term “Company” as used in this Class B Note includes any successor to the Company under the Indenture.
The Class B Note is issuable only in registered form in denominations as provided in the Indenture, subject to certain limitations set forth therein.
This Class B Note and the Indenture, and all matters arising out of or relating to this Class B Note or Indenture, shall be governed by, and construed and interpreted in accordance with, the internal law of the State of New York, and the obligations, rights and remedies of the parties hereto shall be determined in accordance with such law.
No reference herein to the Indenture and no provision of this Class B Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest on this Class B Note at the times, place and rate, and in the coin or currency herein prescribed, subject to any duty of the Company to deduct or withhold any amounts as required by law, including any applicable U.S. withholding taxes; provided that, notwithstanding anything to the contrary herein or in the Indenture, the Class B Noteholders shall only have recourse to the Series 2013-A Collateral.

A-2-8

INCREASES AND DECREASES

Date	Unpaid Principal Amount	Increase	Decrease	Total	Class B Note Rate	Interest Period (if applicable)	Notation Made By

A-2-9

ASSIGNMENT
Social Security or taxpayer I.D. or other identifying number of assignee

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto ___________________________________________________________
(name and address of assignee)
the within Class B Note and all rights thereunder, and hereby irrevocably constitutes and appoints _______________, attorney, to transfer said Class B Note on the books kept for registration thereof, with full power of substitution in the premises.

Dated: _______________

Signature Guaranteed:

Name:
Title:

1 NOTE: The signature to this assignment must correspond with the name of the registered owner as it appears on the face of the within Class B Note in every particular, without alteration, enlargement or any change whatsoever.

A-2-10

EXHIBIT A-3
TO
SIXTH AMENDED AND RESTATED SERIES 2013-A SUPPLEMENT
FORM OF SERIES 2013-A VARIABLE FUNDING
RENTAL CAR ASSET BACKED NOTE, CLASS C

A-3-1

SERIES 2013-A VARIABLE FUNDING RENTAL CAR ASSET BACKED NOTE, CLASS C

REGISTERED	Up to $[ ]
No. R-[ ]
SEE REVERSE FOR CERTAIN CONDITIONS
THIS CLASS C NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR WITH ANY STATE SECURITIES OR “BLUE SKY” LAWS. THE HOLDER HEREOF, BY ITS ACCEPTANCE HEREOF, AGREES FOR THE BENEFIT OF HERTZ VEHICLE FINANCING II LP, A SPECIAL PURPOSE LIMITED PARTNERSHIP ESTABLISHED UNDER THE LAWS OF DELAWARE (THE “COMPANY”), THAT SUCH CLASS C NOTE IS BEING ACQUIRED FOR ITS OWN ACCOUNT AND NOT WITH A VIEW TO DISTRIBUTION AND TO OFFER, SELL OR OTHERWISE TRANSFER SUCH NOTE ONLY (A) TO THE COMPANY, (B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) TO AN INSTITUTIONAL ACCREDITED INVESTOR WITHIN THE MEANING OF RULE 501(A)(1), (2), (3) OR (7) UNDER THE SECURITIES ACT OR (D) PURSUANT TO AN APPLICABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND, IN EACH SUCH CASE, IN COMPLIANCE WITH THE INDENTURE AND ALL APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER JURISDICTION, SUBJECT TO THE RIGHT OF THE COMPANY, PRIOR TO ANY TRANSFER PURSUANT TO CLAUSE (C), TO REQUIRE THE DELIVERY TO IT OF A PURCHASER’S LETTER IN THE FORM OF EXHIBIT E-3 TO THE SERIES 2013-A SUPPLEMENT CERTIFYING, AMONG OTHER THINGS, THAT SUCH PURCHASER IS AN INSTITUTIONAL “ACCREDITED INVESTOR” WITHIN THE MEANING OF RULE 501(A)(1), (2), (3) OR (7) UNDER THE SECURITIES ACT AND SUBJECT TO THE RIGHT OF THE COMPANY, PRIOR TO ANY TRANSFER PURSUANT TO CLAUSE (D), TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO IT.

A-3-2

HERTZ VEHICLE FINANCING II LP
SERIES 2013-A VARIABLE FUNDING RENTAL CAR ASSET BACKED NOTE, CLASS C
Hertz Vehicle Financing II LP, a special purpose limited partnership established under the laws of Delaware, (herein referenced as the “Company”), for value received, hereby promises to pay to [ ], as funding agent for [ ], as a Class C Committed Note Purchaser, and [ ], as a Class C Conduit Investor (the “Class C Note Purchaser”), or its registered assigns, the aggregate principal sum of up to [ ] DOLLARS AND [ ] CENTS ($[ ]) (but in no event greater than the Class C Investor Group Principal Amount with respect to the Class C Note Purchaser’s Class C Investor Group, as determined in accordance with the Series 2013-A Supplement) or, if less, the aggregate unpaid principal amount shown on the schedule attached hereto (and any continuation thereof), which amount in any case shall be payable in the amounts and at the times set forth in the Group I Indenture and the Series 2013-A Supplement; provided, that, the entire unpaid principal amount of this Class C Note shall be due on the Legal Final Payment Date. The Company will pay interest on this Class C Note at the Class C Note Rate. Such interest shall be payable on each Payment Date until the principal of this Class C Note is paid or made available for payment, to the extent funds are available from Group I Interest Collections allocable to the Class C Note in accordance with the terms of the Series 2013-A Supplement. In addition, the Company will pay interest on this Class C Note, to the extent funds are available from Group I Interest Collections allocable to the Class C Note, on the dates set forth in Section 5.3 of the Series 2013-A Supplement. Pursuant to Sections 2.2 and 2.3 of the Series 2013-A Supplement, the principal amount of this Class C Note shall be subject to Advances and Decreases on any Business Day during the Series 2013-A Revolving Period, and accordingly, such principal amount is subject to prepayment in whole or in part at any time. During the Series 2013-A Revolving Period, this Class C Note is subject to mandatory prepayment, to the extent funds have been allocated to the Series 2013-A Principal Collection Account and are available therefor, in accordance with Section 2.3(b) of the Series 2013-A Supplement. Beginning on the first Payment Date following the occurrence of a Series 2013-A Amortization Event, subject to cure in accordance with the Series 2013-A Supplement, the principal of this Class C Note shall be paid in installments on each subsequent Payment Date to the extent of funds available for payment therefor pursuant to the Indenture. Such principal of and interest on this Class C Note shall be paid in the manner specified on the reverse hereof.

The principal of and interest on this Class C Note are payable in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts. Except as otherwise provided in the Indenture, payments made by the Company with respect to this Class C Note shall be applied first to interest due and payable on this Class C Note as provided above and then to the unpaid principal of this Class C Note. This Class C Note does not represent an interest in, or an

A-3-3

obligation of, The Hertz Corporation or any affiliate of The Hertz Corporation other than the Company.
Reference is made to the further provisions of this Class C Note set forth on the reverse hereof, which shall have the same effect as though fully set forth on the face of this Class C Note. Although a summary of certain provisions of the Indenture is set forth below and on the reverse hereof and made a part hereof, this Class C Note does not purport to summarize the Indenture and reference is made to the Indenture for information with respect to the interests, rights, benefits, obligations, proceeds and duties evidenced hereby and the rights, duties and obligations of the Company and the Trustee. A copy of the Indenture may be requested from the Trustee by writing to the Trustee at: The Bank of New York Mellon Trust Company, N.A., 2 North LaSalle Street, 7th Floor, Chicago, Illinois 60602, Attention: Corporate Trust Administration-Structured Finance.
Unless the certificate of authentication hereon has been executed by the Trustee whose name appears below by manual signature, this Class C Note shall not be entitled to any benefit under the Indenture referred to on the reverse hereof, or be valid or obligatory for any purpose.

A-3-4

IN WITNESS WHEREOF, the Company has caused this instrument to be signed, manually or in facsimile, by its Authorized Officer.
Dated: [ ], 20[ ]

HERTZ VEHICLE FINANCING II LP
By HVF II GP Corp., its General Partner
By:
Name: R. Scott Massengill
Title: Vice President and Treasurer
TRUSTEE’S CERTIFICATE OF AUTHENTICATION
This is one of the Class C Notes, of the Series 2013-A Notes, a series issued under the within-mentioned Indenture.
Dated: [ ], 20[ ]
THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.,
as Trustee
By:
Authorized Signatory

A-3-5

REVERSE OF SERIES 2013-A NOTE, CLASS C

This Series 2013-A Note, Class C is one of a duly authorized issue of Group I Notes of the Company, designated as its Series 2013-A Variable Funding Rental Car Asset Backed Notes (herein called the “Class C Note”), issued under (i) the Amended and Restated Base Indenture, dated as of October 31, 2014 (as amended, supplemented or modified, is herein referred to as the “Base Indenture”), between the Company and The Bank of New York Mellon Trust Company, N.A. (formerly known as The Bank of New York Trust Company, N.A.), as trustee (the “Trustee”, which term includes any successor Trustee under the Base Indenture), (ii) the Amended and Restated Group I Supplement, dated as of October 31, 2014 (as amended, supplemented or modified from time to time, is herein referred to as the “Group I Supplement”), between the Company and the Trustee and (iii) the Sixth Amended and Restated Series 2013-A Supplement, dated as of February 21, 2020 (as further amended, supplemented or modified from time to time, is herein referred to as the “Series 2013-A Supplement”), among the Company, the Administrative Agent, certain Committed Note Purchasers, certain Conduit Investors, certain Funding Agents and the Trustee. The Base Indenture, together with the Group I Supplement and the Series 2013-A Supplement are referred to herein collectively, as the “Indenture”. Except as set forth in the Series 2013-A Supplement, the Class C Note is subject to all terms of the Base Indenture and Group I Supplement. Except as set forth in the Series 2013-A Supplement and the Group I Supplement, the Class C Note is subject to all of the terms of the Base Indenture. All terms used in this Class C Note that are defined in the Series 2013-A Supplement shall have the meanings assigned to them in or pursuant to the Series 2013-A Supplement.
The Class C Note is and will be secured as provided in the Indenture.
“Payment Date” means the 25th day of each calendar month, or, if any such date is not a Business Day, the next succeeding Business Day, commencing February 25, 2020.
As described above, the entire unpaid principal amount of this Class C Note shall be due and payable on the Legal Final Payment Date, in accordance with Section 2.8 of the Series 2013-A Supplement. Notwithstanding the foregoing, if an Amortization Event with respect to the Class C Notes shall have occurred and be continuing then, in certain circumstances, principal of the Class C Note may be paid earlier, as described in the Indenture. All principal payments of the Class C Note shall be made to the Class C Noteholders.
Payments of interest on this Class C Note are due and payable on each Payment Date or such other date as may be specified in the Series 2013-A Supplement, together with the installment of principal then due, if any, and any payments of principal made on any Business Day in respect of any Decreases, to the extent not in full payment of this Class C Note, shall be made by wire transfer to the Holder of record of this Class C Note (or one or more predecessor Class C Notes) on the Note Register as of the close of business on each Record Date. Any reduction in the principal amount of this Class C Note (or one or more predecessor Class C Notes) effected by any payments made on any Payment Date shall be binding upon all future Holders of this Class C Note and of any Class C Note issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof, whether or not noted thereon.

A-3-6

The Company shall pay interest on overdue installments of interest at the Class C Note Rate to the extent lawful.
Subject to the terms of the Indenture, the holder of any Class C Note may transfer the same in whole or in part, in an amount equivalent to an authorized denomination, by surrendering such Class C Note at the office maintained by the Registrar for such purpose pursuant to Section 2.5 of the Base Indenture, with the form of transfer endorsed on it duly completed and executed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Registrar by, the holder thereof and accompanied by a certificate substantially in the form of Exhibit E-3 to the Series 2013-A Supplement. In exchange for any Class C Note properly presented for transfer, the Company shall execute and the Trustee shall promptly authenticate and deliver or cause to be authenticated and delivered in compliance with applicable law, to the transferee at such office, or send by mail (at the risk of the transferee) to such address as the transferee may request, Class C Notes for the same aggregate principal amount as was transferred. In the case of the transfer of any Class C Note in part, the Company shall execute and the Trustee shall promptly authenticate and deliver or cause to be authenticated and delivered to the transferor at such office, or send by mail (at the risk of the transferor) to such address as the transferor may request, Class C Notes for the aggregate principal amount that was not transferred. No transfer of any Class C Note shall be made unless the request for such transfer is made by each Class C Noteholder at such office. Upon the issuance of transferred Class C Notes, the Trustee shall recognize the Holders of such Class C Notes as Class C Noteholders.
Each Class C Noteholder, by acceptance of a Class C Note, covenants and agrees that no recourse may be taken, directly or indirectly, with respect to the obligations of the Trustee or the Company on the Class C Note or under the Indenture or any certificate or other writing delivered in connection therewith, against the Trustee in its individual capacity, or against any stockholder, member, employee, officer, director or incorporator of the Company; provided, however, that nothing contained herein shall be taken to prevent recourse to, and enforcement against, the assets of the Company constituting Series 2013-A Collateral for any and all liabilities, obligations and undertakings contained in the Indenture or in this Class C Note, to the extent provided for in the Indenture.
Each Class C Noteholder, by acceptance of a Class C Note, covenants and agrees that by accepting the benefits of the Indenture that such Class C Noteholder will not, for a period of one year and one day following payment in full of the Class C Notes and each other Series of Notes issued under the Base Indenture, institute against the Company, or join with any other Person in instituting against the Company, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings, under any United States Federal or state bankruptcy or similar law in connection with any obligations relating to the Notes, the Indenture or the Master Related Documents.
Prior to the due presentment for registration of transfer of this Class C Note, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Class C Note (as of the day of determination or as of such other date as may be

A-3-7

specified in the Indenture) is registered as the owner hereof for all purposes, whether or not this Class C Note shall be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.
It is the intent of the Company and each Class C Noteholder that, for Federal, state and local income and franchise tax purposes and any other tax imposed on or measured by income, the Class C Note will evidence indebtedness secured by the Series 2013-A Collateral. Each Class C Noteholder, by the acceptance of this Class C Note, agrees to treat this Class C Note for purposes of Federal, state and local income or franchise taxes and any other tax imposed on or measured by income, as indebtedness.
The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holder of the Class C Notes under the Indenture at any time by the Company with the consent of the applicable Person(s) specified therein. The Indenture also contains provisions permitting the applicable Person(s) specified therein to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences with respect to the Class C Notes. Any such consent or waiver by such Person(s) shall be conclusive and binding upon the Class C Noteholders and upon all future Holders of this Class C Note and of any Class C Note issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof whether or not notation of such consent or waiver is made upon this Class C Note. The Indenture also permits the Company and the Trustee to amend or waive certain terms and conditions set forth in the Indenture without the consent of any other Person.
The term “Company” as used in this Class C Note includes any successor to the Company under the Indenture.
The Class C Note is issuable only in registered form in denominations as provided in the Indenture, subject to certain limitations set forth therein.
This Class C Note and the Indenture, and all matters arising out of or relating to this Class C Note or Indenture, shall be governed by, and construed and interpreted in accordance with, the internal law of the State of New York, and the obligations, rights and remedies of the parties hereto shall be determined in accordance with such law.
No reference herein to the Indenture and no provision of this Class C Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest on this Class C Note at the times, place and rate, and in the coin or currency herein prescribed, subject to any duty of the Company to deduct or withhold any amounts as required by law, including any applicable U.S. withholding taxes; provided that, notwithstanding anything to the contrary herein or in the Indenture, the Class C Noteholders shall only have recourse to the Series 2013-A Collateral.

A-3-8

INCREASES AND DECREASES

Date	Unpaid Principal Amount	Increase	Decrease	Total	Class C Note Rate	Interest Period (if applicable)	Notation Made By

A-3-9

ASSIGNMENT
Social Security or taxpayer I.D. or other identifying number of assignee

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto ___________________________________________________________
(name and address of assignee)
the within Class C Note and all rights thereunder, and hereby irrevocably constitutes and appoints _______________, attorney, to transfer said Class C Note on the books kept for registration thereof, with full power of substitution in the premises.

Dated: _______________

Signature Guaranteed:

Name:
Title:

1 NOTE: The signature to this assignment must correspond with the name of the registered owner as it appears on the face of the within Class C Note in every particular, without alteration, enlargement or any change whatsoever.

A-3-10

EXHIBIT A-4
TO
SIXTH AMENDED AND RESTATED SERIES 2013-A SUPPLEMENT
FORM OF SERIES 2013-A VARIABLE FUNDING
RENTAL CAR ASSET BACKED NOTE, CLASS D

A-4-1

SERIES 2013-A VARIABLE FUNDING RENTAL CAR ASSET BACKED NOTE, CLASS D

REGISTERED	Up to $[ ]
No. R-[ ]
SEE REVERSE FOR CERTAIN CONDITIONS
THIS CLASS D NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR WITH ANY STATE SECURITIES OR “BLUE SKY” LAWS. THE HOLDER HEREOF, BY ITS ACCEPTANCE HEREOF, AGREES FOR THE BENEFIT OF HERTZ VEHICLE FINANCING II LP, A SPECIAL PURPOSE LIMITED PARTNERSHIP ESTABLISHED UNDER THE LAWS OF DELAWARE (THE “COMPANY”), THAT SUCH CLASS D NOTE IS BEING ACQUIRED FOR ITS OWN ACCOUNT AND NOT WITH A VIEW TO DISTRIBUTION AND TO OFFER, SELL OR OTHERWISE TRANSFER SUCH NOTE ONLY (A) TO THE COMPANY, (B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) TO AN INSTITUTIONAL ACCREDITED INVESTOR WITHIN THE MEANING OF RULE 501(A)(1), (2), (3) OR (7) UNDER THE SECURITIES ACT OR (D) PURSUANT TO AN APPLICABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND, IN EACH SUCH CASE, IN COMPLIANCE WITH THE INDENTURE AND ALL APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER JURISDICTION, SUBJECT TO THE RIGHT OF THE COMPANY, PRIOR TO ANY TRANSFER PURSUANT TO CLAUSE (C), TO REQUIRE THE DELIVERY TO IT OF A PURCHASER’S LETTER IN THE FORM OF EXHIBIT E-4 TO THE SERIES 2013-A SUPPLEMENT CERTIFYING, AMONG OTHER THINGS, THAT SUCH PURCHASER IS AN INSTITUTIONAL “ACCREDITED INVESTOR” WITHIN THE MEANING OF RULE 501(A)(1), (2), (3) OR (7) UNDER THE SECURITIES ACT AND SUBJECT TO THE RIGHT OF THE COMPANY, PRIOR TO ANY TRANSFER PURSUANT TO CLAUSE (D), TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO IT.

A-4-2

HERTZ VEHICLE FINANCING II LP
SERIES 2013-A VARIABLE FUNDING RENTAL CAR ASSET BACKED NOTE, CLASS D
Hertz Vehicle Financing II LP, a special purpose limited partnership established under the laws of Delaware, (herein referenced as the “Company”), for value received, hereby promises to pay to [ ], as funding agent for [ ], as a Class D Committed Note Purchaser, and [ ], as a Class D Conduit Investor (the “Class D Note Purchaser”), or its registered assigns, the aggregate principal sum of up to [ ] DOLLARS AND [ ] CENTS ($[ ]) (but in no event greater than the Class D Investor Group Principal Amount with respect to the Class D Note Purchaser’s Class D Investor Group, as determined in accordance with the Series 2013-A Supplement) or, if less, the aggregate unpaid principal amount shown on the schedule attached hereto (and any continuation thereof), which amount in any case shall be payable in the amounts and at the times set forth in the Group I Indenture and the Series 2013-A Supplement; provided, that, the entire unpaid principal amount of this Class D Note shall be due on the Legal Final Payment Date. The Company will pay interest on this Class D Note at the Class D Note Rate. Such interest shall be payable on each Payment Date until the principal of this Class D Note is paid or made available for payment, to the extent funds are available from Group I Interest Collections allocable to the Class D Note in accordance with the terms of the Series 2013-A Supplement. In addition, the Company will pay interest on this Class D Note, to the extent funds are available from Group I Interest Collections allocable to the Class D Note, on the dates set forth in Section 5.3 of the Series 2013-A Supplement. Pursuant to Sections 2.2 and 2.3 of the Series 2013-A Supplement, the principal amount of this Class D Note shall be subject to Advances and Decreases on any Business Day during the Series 2013-A Revolving Period, and accordingly, such principal amount is subject to prepayment in whole or in part at any time. During the Series 2013-A Revolving Period, this Class D Note is subject to mandatory prepayment, to the extent funds have been allocated to the Series 2013-A Principal Collection Account and are available therefor, in accordance with Section 2.3(b) of the Series 2013-A Supplement. Beginning on the first Payment Date following the occurrence of a Series 2013-A Amortization Event, subject to cure in accordance with the Series 2013-A Supplement, the principal of this Class D Note shall be paid in installments on each subsequent Payment Date to the extent of funds available for payment therefor pursuant to the Indenture. Such principal of and interest on this Class D Note shall be paid in the manner specified on the reverse hereof.

The principal of and interest on this Class D Note are payable in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts. Except as otherwise provided in the Indenture, payments made by the Company with respect to this Class D Note shall be applied first to interest due and payable on this Class D Note as provided above and then to the unpaid principal of this Class D Note. This Class D Note does not represent an interest in, or an

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obligation of, The Hertz Corporation or any affiliate of The Hertz Corporation other than the Company.
Reference is made to the further provisions of this Class D Note set forth on the reverse hereof, which shall have the same effect as though fully set forth on the face of this Class D Note. Although a summary of certain provisions of the Indenture is set forth below and on the reverse hereof and made a part hereof, this Class D Note does not purport to summarize the Indenture and reference is made to the Indenture for information with respect to the interests, rights, benefits, obligations, proceeds and duties evidenced hereby and the rights, duties and obligations of the Company and the Trustee. A copy of the Indenture may be requested from the Trustee by writing to the Trustee at: The Bank of New York Mellon Trust Company, N.A., 2 North LaSalle Street, 7th Floor, Chicago, Illinois 60602, Attention: Corporate Trust Administration-Structured Finance.
Unless the certificate of authentication hereon has been executed by the Trustee whose name appears below by manual signature, this Class D Note shall not be entitled to any benefit under the Indenture referred to on the reverse hereof, or be valid or obligatory for any purpose.

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IN WITNESS WHEREOF, the Company has caused this instrument to be signed, manually or in facsimile, by its Authorized Officer.
Dated: [ ], 20[ ]

HERTZ VEHICLE FINANCING II LP
By HVF II GP Corp., its General Partner
By:
Name: R. Scott Massengill
Title: Vice President and Treasurer
TRUSTEE’S CERTIFICATE OF AUTHENTICATION
This is one of the Class D Notes, of the Series 2013-A Notes, a series issued under the within-mentioned Indenture.
Dated: [ ], 20[ ]
THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.,
as Trustee
By:
Authorized Signatory

A-4-5

REVERSE OF SERIES 2013-A NOTE, CLASS D

This Series 2013-A Note, Class D is one of a duly authorized issue of Group I Notes of the Company, designated as its Series 2013-A Variable Funding Rental Car Asset Backed Notes (herein called the “Class D Note”), issued under (i) the Amended and Restated Base Indenture, dated as of October 31, 2014 (as amended, supplemented or modified, is herein referred to as the “Base Indenture”), between the Company and The Bank of New York Mellon Trust Company, N.A. (formerly known as The Bank of New York Trust Company, N.A.), as trustee (the “Trustee”, which term includes any successor Trustee under the Base Indenture), (ii) the Amended and Restated Group I Supplement, dated as of October 31, 2014 (as amended, supplemented or modified from time to time, is herein referred to as the “Group I Supplement”), between the Company and the Trustee and (iii) the Sixth Amended and Restated Series 2013-A Supplement, dated as of February 21, 2020 (as further amended, supplemented or modified from time to time, is herein referred to as the “Series 2013-A Supplement”), among the Company, the Administrative Agent, certain Committed Note Purchasers, certain Conduit Investors, certain Funding Agents and the Trustee. The Base Indenture, together with the Group I Supplement and the Series 2013-A Supplement are referred to herein collectively, as the “Indenture”. Except as set forth in the Series 2013-A Supplement, the Class D Note is subject to all terms of the Base Indenture and Group I Supplement. Except as set forth in the Series 2013-A Supplement and the Group I Supplement, the Class D Note is subject to all of the terms of the Base Indenture. All terms used in this Class D Note that are defined in the Series 2013-A Supplement shall have the meanings assigned to them in or pursuant to the Series 2013-A Supplement.
The Class D Note is and will be secured as provided in the Indenture.
“Payment Date” means the 25th day of each calendar month, or, if any such date is not a Business Day, the next succeeding Business Day, commencing February 25, 2020.
As described above, the entire unpaid principal amount of this Class D Note shall be due and payable on the Legal Final Payment Date, in accordance with Section 2.8 of the Series 2013-A Supplement. Notwithstanding the foregoing, if an Amortization Event with respect to the Class D Notes shall have occurred and be continuing then, in certain circumstances, principal of the Class D Note may be paid earlier, as described in the Indenture. All principal payments of the Class D Note shall be made to the Class D Noteholders.
Payments of interest on this Class D Note are due and payable on each Payment Date or such other date as may be specified in the Series 2013-A Supplement, together with the installment of principal then due, if any, and any payments of principal made on any Business Day in respect of any Decreases, to the extent not in full payment of this Class D Note, shall be made by wire transfer to the Holder of record of this Class D Note (or one or more predecessor Class D Notes) on the Note Register as of the close of business on each Record Date. Any reduction in the principal amount of this Class D

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Note (or one or more predecessor Class D Notes) effected by any payments made on any Payment Date shall be binding upon all future Holders of this Class D Note and of any Class D Note issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof, whether or not noted thereon.
The Company shall pay interest on overdue installments of interest at the Class D Note Rate to the extent lawful.
Subject to the terms of the Indenture, the holder of any Class D Note may transfer the same in whole or in part, in an amount equivalent to an authorized denomination, by surrendering such Class D Note at the office maintained by the Registrar for such purpose pursuant to Section 2.5 of the Base Indenture, with the form of transfer endorsed on it duly completed and executed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Registrar by, the holder thereof and accompanied by a certificate substantially in the form of Exhibit E-4 to the Series 2013-A Supplement. In exchange for any Class D Note properly presented for transfer, the Company shall execute and the Trustee shall promptly authenticate and deliver or cause to be authenticated and delivered in compliance with applicable law, to the transferee at such office, or send by mail (at the risk of the transferee) to such address as the transferee may request, Class D Notes for the same aggregate principal amount as was transferred. In the case of the transfer of any Class D Note in part, the Company shall execute and the Trustee shall promptly authenticate and deliver or cause to be authenticated and delivered to the transferor at such office, or send by mail (at the risk of the transferor) to such address as the transferor may request, Class D Notes for the aggregate principal amount that was not transferred. No transfer of any Class D Note shall be made unless the request for such transfer is made by each Class D Noteholder at such office. Upon the issuance of transferred Class D Notes, the Trustee shall recognize the Holders of such Class D Notes as Class D Noteholders.
Each Class D Noteholder, by acceptance of a Class D Note, covenants and agrees that no recourse may be taken, directly or indirectly, with respect to the obligations of the Trustee or the Company on the Class D Note or under the Indenture or any certificate or other writing delivered in connection therewith, against the Trustee in its individual capacity, or against any stockholder, member, employee, officer, director or incorporator of the Company; provided, however, that nothing contained herein shall be taken to prevent recourse to, and enforcement against, the assets of the Company constituting Series 2013-A Collateral for any and all liabilities, obligations and undertakings contained in the Indenture or in this Class D Note, to the extent provided for in the Indenture.
Each Class D Noteholder, by acceptance of a Class D Note, covenants and agrees that by accepting the benefits of the Indenture that such Class D Noteholder will not, for a period of one year and one day following payment in full of the Class D Notes and each other Series of Notes issued under the Base Indenture, institute against the Company, or join with any other Person in instituting against the Company, any

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bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings, under any United States Federal or state bankruptcy or similar law in connection with any obligations relating to the Notes, the Indenture or the Master Related Documents.
Prior to the due presentment for registration of transfer of this Class D Note, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Class D Note (as of the day of determination or as of such other date as may be specified in the Indenture) is registered as the owner hereof for all purposes, whether or not this Class D Note shall be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.
It is the intent of the Company and each Class D Noteholder that, for Federal, state and local income and franchise tax purposes and any other tax imposed on or measured by income, the Class D Note will evidence indebtedness secured by the Series 2013-A Collateral. Each Class D Noteholder, by the acceptance of this Class D Note, agrees to treat this Class D Note for purposes of Federal, state and local income or franchise taxes and any other tax imposed on or measured by income, as indebtedness.
The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holder of the Class D Notes under the Indenture at any time by the Company with the consent of the applicable Person(s) specified therein. The Indenture also contains provisions permitting the applicable Person(s) specified therein to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences with respect to the Class D Notes. Any such consent or waiver by such Person(s) shall be conclusive and binding upon the Class D Noteholders and upon all future Holders of this Class D Note and of any Class D Note issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof whether or not notation of such consent or waiver is made upon this Class D Note. The Indenture also permits the Company and the Trustee to amend or waive certain terms and conditions set forth in the Indenture without the consent of any other Person.
The term “Company” as used in this Class D Note includes any successor to the Company under the Indenture.
The Class D Note is issuable only in registered form in denominations as provided in the Indenture, subject to certain limitations set forth therein.
This Class D Note and the Indenture, and all matters arising out of or relating to this Class D Note or Indenture, shall be governed by, and construed and interpreted in accordance with, the internal law of the State of New York, and the obligations, rights and remedies of the parties hereto shall be determined in accordance with such law.

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No reference herein to the Indenture and no provision of this Class D Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest on this Class D Note at the times, place and rate, and in the coin or currency herein prescribed, subject to any duty of the Company to deduct or withhold any amounts as required by law, including any applicable U.S. withholding taxes; provided that, notwithstanding anything to the contrary herein or in the Indenture, the Class D Noteholders shall only have recourse to the Series 2013-A Collateral.

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INCREASES AND DECREASES

Date	Unpaid Principal Amount	Increase	Decrease	Total	Class D Note Rate	Interest Period (if applicable)	Notation Made By

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ASSIGNMENT
Social Security or taxpayer I.D. or other identifying number of assignee

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto ___________________________________________________________
(name and address of assignee)
the within Class D Note and all rights thereunder, and hereby irrevocably constitutes and appoints _______________, attorney, to transfer said Class D Note on the books kept for registration thereof, with full power of substitution in the premises.

Dated: _______________

Signature Guaranteed:

Name:
Title:

1 NOTE: The signature to this assignment must correspond with the name of the registered owner as it appears on the face of the within Class D Note in every particular, without alteration, enlargement or any change whatsoever.

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EXHIBIT A-5
TO
SIXTH AMENDED AND RESTATED SERIES 2013-A SUPPLEMENT
FORM OF SERIES 2013-A VARIABLE FUNDING
RENTAL CAR ASSET BACKED NOTE, CLASS RR

A-5-1

SERIES 2013-A VARIABLE FUNDING RENTAL CAR ASSET BACKED NOTE, CLASS RR

REGISTERED	Up to $[ ]
No. R-[ ]
SEE REVERSE FOR CERTAIN CONDITIONS
THIS CLASS RR NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR WITH ANY STATE SECURITIES OR “BLUE SKY” LAWS. THE HOLDER HEREOF, BY ITS ACCEPTANCE HEREOF, AGREES FOR THE BENEFIT OF HERTZ VEHICLE FINANCING II LP, A SPECIAL PURPOSE LIMITED PARTNERSHIP ESTABLISHED UNDER THE LAWS OF DELAWARE (THE “COMPANY”), THAT SUCH CLASS RR NOTE IS BEING ACQUIRED FOR ITS OWN ACCOUNT AND NOT WITH A VIEW TO DISTRIBUTION AND TO OFFER, SELL OR OTHERWISE TRANSFER SUCH NOTE ONLY (A) TO THE COMPANY, (B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) TO AN INSTITUTIONAL ACCREDITED INVESTOR WITHIN THE MEANING OF RULE 501(A)(1), (2), (3) OR (7) UNDER THE SECURITIES ACT OR (D) PURSUANT TO AN APPLICABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND, IN EACH SUCH CASE, IN COMPLIANCE WITH THE INDENTURE AND ALL APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER JURISDICTION, SUBJECT TO THE RIGHT OF THE COMPANY, PRIOR TO ANY TRANSFER PURSUANT TO CLAUSE (C), TO REQUIRE THE DELIVERY TO IT OF A PURCHASER’S LETTER IN THE FORM OF EXHIBIT E-5 TO THE SERIES 2013-A SUPPLEMENT CERTIFYING, AMONG OTHER THINGS, THAT SUCH PURCHASER IS AN INSTITUTIONAL “ACCREDITED INVESTOR” WITHIN THE MEANING OF RULE 501(A)(1), (2), (3) OR (7) UNDER THE SECURITIES ACT AND SUBJECT TO THE RIGHT OF THE COMPANY, PRIOR TO ANY TRANSFER PURSUANT TO CLAUSE (D), TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO IT.

A-5-2

HERTZ VEHICLE FINANCING II LP
SERIES 2013-A VARIABLE FUNDING RENTAL CAR ASSET BACKED NOTE, CLASS RR
Hertz Vehicle Financing II LP, a special purpose limited partnership established under the laws of Delaware, (herein referenced as the “Company”), for value received, hereby promises to pay to [ ], as a Class RR Committed Note Purchaser (the “Class RR Note Purchaser”), or its registered assigns, the aggregate principal sum of up to [ ] DOLLARS AND [ ] CENTS ($[ ]), (but in no event greater than the Class RR Principal Amount) or, if less, the aggregate unpaid principal determined in accordance with Series 2013-A Supplement, which amount in any case shall be payable in the amounts and at the times set forth in the Group I Indenture and the Series 2013-A Supplement; provided, that, the entire unpaid principal amount of this Class RR Note shall be due on the Legal Final Payment Date. The Company will pay interest on this Class RR Note at the Class RR Note Rate. Such interest shall be payable on each Payment Date until the principal of this Class RR Note is paid or made available for payment, to the extent funds are available from Group I Interest Collections allocable to the Class RR Note in accordance with the terms of the Series 2013-A Supplement. In addition, the Company will pay interest on this Class RR Note, to the extent funds are available from Group I Interest Collections allocable to the Class RR Note, on the dates set forth in Section 5.3 of the Series 2013-A Supplement. Pursuant to Sections 2.2 and 2.3 of the Series 2013-A Supplement, the principal amount of this Class RR Note shall be subject to Advances and Decreases on any Business Day during the Series 2013-A Revolving Period, and accordingly, such principal amount is subject to prepayment in whole or in part at any time. During the Series 2013-A Revolving Period, this Class RR Note is subject to mandatory prepayment, to the extent funds have been allocated to the Series 2013-A Principal Collection Account and are available therefor, in accordance with Section 2.3(b) of the Series 2013-A Supplement. Beginning on the first Payment Date following the occurrence of a Series 2013-A Amortization Event, subject to cure in accordance with the Series 2013-A Supplement, the principal of this Class RR Note shall be paid in installments on each subsequent Payment Date to the extent of funds available for payment therefor pursuant to the Indenture. Such principal of and interest on this Class RR Note shall be paid in the manner specified on the reverse hereof.

The principal of and interest on this Class RR Note are payable in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts. Except as otherwise provided in the Indenture, payments made by the Company with respect to this Class RR Note shall be applied first to interest due and payable on this Class RR Note as provided above and then to the unpaid principal of this Class RR Note. This Class RR Note does not represent an interest in, or an obligation of, The Hertz Corporation or any affiliate of The Hertz Corporation other than the Company.

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Reference is made to the further provisions of this Class RR Note set forth on the reverse hereof, which shall have the same effect as though fully set forth on the face of this Class RR Note. Although a summary of certain provisions of the Indenture is set forth below and on the reverse hereof and made a part hereof, this Class RR Note does not purport to summarize the Indenture and reference is made to the Indenture for information with respect to the interests, rights, benefits, obligations, proceeds and duties evidenced hereby and the rights, duties and obligations of the Company and the Trustee. A copy of the Indenture may be requested from the Trustee by writing to the Trustee at: The Bank of New York Mellon Trust Company, N.A., 2 North LaSalle Street, 7th Floor, Chicago, Illinois 60602, Attention: Corporate Trust Administration-Structured Finance.
Unless the certificate of authentication hereon has been executed by the Trustee whose name appears below by manual signature, this Class RR Note shall not be entitled to any benefit under the Indenture referred to on the reverse hereof, or be valid or obligatory for any purpose.

A-5-4

IN WITNESS WHEREOF, the Company has caused this instrument to be signed, manually or in facsimile, by its Authorized Officer.
Dated: [ ], 20[ ]

HERTZ VEHICLE FINANCING II LP
By HVF II GP Corp., its General Partner
By:
Name: R. Scott Massengill
Title: Vice President and Treasurer
TRUSTEE’S CERTIFICATE OF AUTHENTICATION
This is one of the Class RR Notes, of the Series 2013-A Notes, a series issued under the within-mentioned Indenture.
Dated: [ ], 20[ ]
THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.,
as Trustee
By:
Authorized Signatory

A-5-5

REVERSE OF SERIES 2013-A NOTE, CLASS RR

This Series 2013-A Note, Class RR is one of a duly authorized issue of Group I Notes of the Company, designated as its Series 2013-A Variable Funding Rental Car Asset Backed Notes (herein called the “Class RR Note”), issued under (i) the Amended and Restated Base Indenture, dated as of October 31, 2014 (as amended, supplemented or modified, is herein referred to as the “Base Indenture”), between the Company and The Bank of New York Mellon Trust Company, N.A. (formerly known as The Bank of New York Trust Company, N.A.), as trustee (the “Trustee”, which term includes any successor Trustee under the Base Indenture), (ii) the Amended and Restated Group I Supplement, dated as of October 31, 2014 (as amended, supplemented or modified from time to time, is herein referred to as the “Group I Supplement”), between the Company and the Trustee and (iii) the Sixth Amended and Restated Series 2013-A Supplement, dated as of February 21, 2020 (as further amended, supplemented or modified from time to time, is herein referred to as the “Series 2013-A Supplement”), among the Company, the Administrative Agent, certain Committed Note Purchasers, certain Conduit Investors, certain Funding Agents and the Trustee. The Base Indenture, together with the Group I Supplement and the Series 2013-A Supplement are referred to herein collectively, as the “Indenture”. Except as set forth in the Series 2013-A Supplement, the Class RR Note is subject to all terms of the Base Indenture and Group I Supplement. Except as set forth in the Series 2013-A Supplement and the Group I Supplement, the Class RR Note is subject to all of the terms of the Base Indenture. All terms used in this Class RR Note that are defined in the Series 2013-A Supplement shall have the meanings assigned to them in or pursuant to the Series 2013-A Supplement.
The Class RR Note is and will be secured as provided in the Indenture.
“Payment Date” means the 25th day of each calendar month, or, if any such date is not a Business Day, the next succeeding Business Day, commencing February 25, 2020.
As described above, the entire unpaid principal amount of this Class RR Note shall be due and payable on the Legal Final Payment Date, in accordance with Section 2.8 of the Series 2013-A Supplement. Notwithstanding the foregoing, if an Amortization Event with respect to the Class RR Notes shall have occurred and be continuing then, in certain circumstances, principal of the Class RR Note may be paid earlier, as described in the Indenture. All principal payments of the Class RR Note shall be made to the Class RR Noteholders.
Payments of interest on this Class RR Note are due and payable on each Payment Date or such other date as may be specified in the Series 2013-A Supplement, together with the installment of principal then due, if any, and any payments of principal made on any Business Day in respect of any Decreases, to the extent not in full payment of this Class RR Note, shall be made by wire transfer to the Holder of record of this Class RR Note (or one or more predecessor Class RR Notes) on the Note Register as of the close of business on each Record Date. Any reduction in the principal amount of this

A-5-6

Class RR Note (or one or more predecessor Class RR Notes) effected by any payments made on any Payment Date shall be binding upon all future Holders of this Class RR Note and of any Class RR Note issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof, whether or not noted thereon.
The Company shall pay interest on overdue installments of interest at the Class RR Note Rate to the extent lawful.
Subject to the terms of the Indenture, the holder of any Class RR Note may transfer the same in whole or in part, in an amount equivalent to an authorized denomination, by surrendering such Class RR Note at the office maintained by the Registrar for such purpose pursuant to Section 2.5 of the Base Indenture, with the form of transfer endorsed on it duly completed and executed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Registrar by, the holder thereof and accompanied by a certificate substantially in the form of Exhibit E-5 to the Series 2013-A Supplement. In exchange for any Class RR Note properly presented for transfer, the Company shall execute and the Trustee shall promptly authenticate and deliver or cause to be authenticated and delivered in compliance with applicable law, to the transferee at such office, or send by mail (at the risk of the transferee) to such address as the transferee may request, Class RR Notes for the same aggregate principal amount as was transferred. In the case of the transfer of any Class RR Note in part, the Company shall execute and the Trustee shall promptly authenticate and deliver or cause to be authenticated and delivered to the transferor at such office, or send by mail (at the risk of the transferor) to such address as the transferor may request, Class RR Notes for the aggregate principal amount that was not transferred. No transfer of any Class RR Note shall be made unless the request for such transfer is made by each Class RR Noteholder at such office. Upon the issuance of transferred Class RR Notes, the Trustee shall recognize the Holders of such Class RR Notes as Class RR Noteholders.
Each Class RR Noteholder, by acceptance of a Class RR Note, covenants and agrees that no recourse may be taken, directly or indirectly, with respect to the obligations of the Trustee or the Company on the Class RR Note or under the Indenture or any certificate or other writing delivered in connection therewith, against the Trustee in its individual capacity, or against any stockholder, member, employee, officer, director or incorporator of the Company; provided, however, that nothing contained herein shall be taken to prevent recourse to, and enforcement against, the assets of the Company constituting Series 2013-A Collateral for any and all liabilities, obligations and undertakings contained in the Indenture or in this Class RR Note, to the extent provided for in the Indenture.
Each Class RR Noteholder, by acceptance of a Class RR Note, covenants and agrees that by accepting the benefits of the Indenture that such Class RR Noteholder will not, for a period of one year and one day following payment in full of the Class RR Notes and each other Series of Notes issued under the Base Indenture, institute against the Company, or join with any other Person in instituting against the Company, any

A-5-7

bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings, under any United States Federal or state bankruptcy or similar law in connection with any obligations relating to the Notes, the Indenture or the Master Related Documents.
Prior to the due presentment for registration of transfer of this Class RR Note, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Class RR Note (as of the day of determination or as of such other date as may be specified in the Indenture) is registered as the owner hereof for all purposes, whether or not this Class RR Note shall be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.
It is the intent of the Company and each Class RR Noteholder that, for Federal, state and local income and franchise tax purposes and any other tax imposed on or measured by income, the Class RR Note will evidence indebtedness secured by the Series 2013-A Collateral. Each Class RR Noteholder, by the acceptance of this Class RR Note, agrees to treat this Class RR Note for purposes of Federal, state and local income or franchise taxes and any other tax imposed on or measured by income, as indebtedness.
The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holder of the Class RR Notes under the Indenture at any time by the Company with the consent of the applicable Person(s) specified therein. The Indenture also contains provisions permitting the applicable Person(s) specified therein to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences with respect to the Class RR Notes. Any such consent or waiver by such Person(s) shall be conclusive and binding upon the Class RR Noteholders and upon all future Holders of this Class RR Note and of any Class RR Note issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof whether or not notation of such consent or waiver is made upon this Class RR Note. The Indenture also permits the Company and the Trustee to amend or waive certain terms and conditions set forth in the Indenture without the consent of any other Person.
The term “Company” as used in this Class RR Note includes any successor to the Company under the Indenture.
The Class RR Note is issuable only in registered form in denominations as provided in the Indenture, subject to certain limitations set forth therein.
This Class RR Note and the Indenture, and all matters arising out of or relating to this Class RR Note or Indenture, shall be governed by, and construed and interpreted in accordance with, the internal law of the State of New York, and the obligations, rights and remedies of the parties hereto shall be determined in accordance with such law.

A-5-8

No reference herein to the Indenture and no provision of this Class RR Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest on this Class RR Note at the times, place and rate, and in the coin or currency herein prescribed, subject to any duty of the Company to deduct or withhold any amounts as required by law, including any applicable U.S. withholding taxes; provided that, notwithstanding anything to the contrary herein or in the Indenture, the Class RR Noteholders shall only have recourse to the Series 2013-A Collateral.

A-5-9

ASSIGNMENT

Social Security or taxpayer I.D. or other identifying number of assignee

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto ___________________________________________________________
(name and address of assignee)
the within Class RR Note and all rights thereunder, and hereby irrevocably constitutes and appoints _______________, attorney, to transfer said Class RR Note on the books kept for registration thereof, with full power of substitution in the premises.

Dated: _______________

Signature Guaranteed:

Name:
Title:

1 NOTE: The signature to this assignment must correspond with the name of the registered owner as it appears on the face of the within Class RR Note in every particular, without alteration, enlargement or any change whatsoever.

A-5-10

EXHIBIT B-1
TO
SIXTH AMENDED AND RESTATED SERIES 2013-A SUPPLEMENT
FORM OF SERIES 2013-A DEMAND NOTE

$[ ]	New York, New York
[_], 2020

FOR VALUE RECEIVED, the undersigned, THE HERTZ CORPORATION, a Delaware corporation (“Hertz”), promises to pay to the order of HERTZ VEHICLE FINANCING II LP, a special purpose limited partnership established under the laws of Delaware (“HVF II”), on any date of demand (the “Demand Date”) the principal sum of $[ ].
1. Definitions. Capitalized terms used but not defined in this Demand Note shall have the respective meanings assigned to them in the Series 2013-A Supplement (as defined below). Reference is made to that certain Amended and Restated Base Indenture, dated as of October 31, 2014 (as the same may be amended, supplemented or otherwise modified from time to time in accordance with the terms thereof, the “Base Indenture”), between HVF II and The Bank of New York Mellon Trust Company, N.A. (formerly known as The Bank of New York Trust Company, N.A.), a national banking association (in such capacity, the “Trustee”), the Amended and Restated Group I Supplement thereto, dated as of October 31, 2014 (as the same may be amended, supplemented or otherwise modified from time to time in accordance with the terms thereof, the “Group I Supplement”), between HVF II and the Trustee and the Sixth Amended and Restated Series 2013-A Supplement thereto, dated as of February 21, 2020 (as the same may be amended, supplemented or otherwise modified from time to time in accordance with the terms thereof, the “Series 2013-A Supplement”), among HVF II, Hertz, as Group I Administrator, Deutsche Bank AG, New York Branch, as the Administrative Agent, certain Committed Note Purchasers, certain Conduit Investors, certain Funding Agents and the Trustee.
2. Principal. The outstanding principal balance (or any portion thereof) of this Demand Note shall be due and payable on each Demand Date to the extent demand is made therefor by the Trustee.
3. Interest. Interest shall be paid on each Payment Date on the weighted average principal balance outstanding during the Interest Period immediately preceding such Payment Date at the Demand Note Rate. Interest hereon shall be calculated based on the actual number of days elapsed in each Interest Period calculated on a 30-360 basis. The “Demand Note Rate” means the London Interbank Offered Rate appearing on the BBA Libor Rates Page at approximately 11:00 a.m. (London time) on the first day of such Interest Period as the rate for dollar deposits with a one-month maturity. “BBA Libor Rates Page” shall mean the display designated as Reuters Screen LIBOR01 Page (or on any successor or substitute page of such service, providing rate quotations comparable to those currently provided on such page of such service, as determined by Hertz from time to time for purposes of providing quotations of interest rates applicable to Dollar deposits offered by leading banks in the London interbank market. “Interest Period” means a period

B-1-1

commencing on and including the second Business Day preceding a Determination Date and ending on and including the day preceding the second Business Day preceding the next succeeding Determination Date; provided, however, that the initial Interest Period shall commence on November 25, 2013 and end on and include December 15, 2013. The maker and endorser waives presentment for payment, protest and notice of dishonor and nonpayment of this Demand Note. The receipt of interest in advance or the extension of time shall not relinquish or discharge any endorser of this Demand Note.
4. No Waiver, Amendment. No failure or delay on the part of HVF II in exercising any power or right hereunder shall operate as a waiver thereof, nor shall any single. or partial exercise of any such power or right preclude any other or further exercise thereof or the exercise of any other power or right. No amendment, modification or waiver of, or consent with respect to, any provision of this Demand Note shall in any event be effective unless (a) the same shall be in writing and signed and delivered by each of Hertz, HVF II and the Trustee and (b) all consents, if any, required for such actions under any material contracts or agreements of either Hertz or HVF II and the Series 2013-A Supplement shall have been received by the appropriate Persons.
5. Payments. All payments shall be made in lawful money of the United States of America by wire transfer in immediately available funds and shall be applied first to fees and costs, including collection costs, if any, next to interest and then to principal. Payments shall be made to the account designated in the written demand for payment.
6. Collection Costs. Hertz agrees to pay all costs of collection of this Demand Note, including, without limitation, reasonable attorney’s fees, paralegal’s fees and other legal costs (including court costs) incurred in connection with consultation, arbitration and litigation (including trial, appellate, administrative and bankruptcy proceedings), regardless of whether or not suit is brought, and all other costs and expenses incurred by HVF II or the Trustee in exercising its rights and remedies hereunder. Such costs of collection shall bear interest at the Demand Note Rate until paid.
7. No Negotiation. This Demand Note is not negotiable other than to the Trustee for the benefit of the Series 2013-A Noteholders pursuant to the Series 2013-A Supplement. The parties intend that this Demand Note will be pledged to the Trustee for the benefit of the secured parties under the Series 2013-A Supplement and the other Series 2013-A Related Documents and payments hereunder shall be made only to said Trustee.
8. Reduction of Principal. The principal amount of this Demand Note may be modified from time to time, only in accordance with the provisions of the Series 2013-A Supplement.
9. Governing Law. THIS DEMAND NOTE, AND ALL MATTERS ARISING OUT OF OR RELATING TO THIS DEMAND NOTE, SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE INTERNAL LAW OF THE STATE OF NEW YORK, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HERETO SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAW.

10. Captions. Paragraph captions used in this Demand Note are provided solely for convenience of reference only and shall not affect the meaning or interpretation of any provision this Demand Note.

B-1-2

THE HERTZ CORPORATION

By:
Name: R. Scott Massengill
Title: Senior Vice President and Treasurer

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PAYMENT GRID

Date	Principal Amount	Amount of Principal Payment	Outstanding Principal Balance	Notation Made By

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EXHIBIT B-2
TO
SIXTH AMENDED AND RESTATED SERIES 2013-A SUPPLEMENT
FORM OF DEMAND NOTICE

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.,
AS TRUSTEE
__________ ___, 20__

The Hertz Corporation
8501 Williams Road
Estero, FL 33928
Attn: Treasury Department

This Demand Notice is being delivered to you pursuant to Section 5.5(c) of that certain Sixth Amended and Restated Series 2013-A Supplement, dated as of February 21, 2020 (as such agreement may be amended, supplemented, restated or otherwise modified from time to time in accordance with its terms, the “Series 2013-A Supplement”), by and among Hertz Vehicle Financing II LP, a special purpose limited partnership established under the laws of Delaware (“HVF II”), as Issuer, The Hertz Corporation, as the Group I Administrator, certain committed note purchasers, certain conduit investors, certain funding agents and The Bank of New York Mellon Trust Company, N.A., as Trustee (the “Trustee”), to the Amended and Restated Group I Supplement, dated as of October 31, 2014 (as such agreement may be amended, supplemented, amended and restated or otherwise modified from time to time, the “Group I Supplement”), by and between HVF II and the Trustee, to the Amended and Restated Base Indenture, dated as of October 31, 2014 (as such agreement may be amended, supplemented, amended and restated or otherwise modified from time to time, the “Base Indenture”), by and between HVF II, as Issuer, and the Trustee. Capitalized terms used but not defined in this Demand Notice shall have the respective meanings assigned to them in the Series 2013-A Supplement.
Demand is hereby made for payment on the Series 2013-A Demand Note in the amount of $[ ] in immediately available funds by wire transfer to the account set forth below:
Account bank: [        ]
Account name: [        ]
ABA routing number: [        ]
Reference: [        ]

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EXHIBIT C
TO
SIXTH AMENDED AND RESTATED SERIES 2013-A SUPPLEMENT
FORM OF REDUCTION NOTICE REQUEST
SERIES 2013-A LETTER OF CREDIT
The Bank of New York Mellon Trust Company, N.A.,
as Trustee under the
Series 2013-A Supplement
referred to below
2 North LaSalle Street, 7th Floor
Chicago, Illinois 60602
Attention: Corporate Trust Administration-Structured Finance
Request for reduction of the stated amount of the Series 2013-A Letter of Credit under the Amended and Restated Series 2013-A Letter of Credit Agreement, dated as of [ ], [ ], (as amended, supplemented or otherwise modified from time to time in accordance with the terms thereof as of the date hereof, the “Letter of Credit Agreement”), between The Hertz Corporation (“Hertz”) and [        ], as the Issuing Bank.
The undersigned, a duly authorized officer of Hertz, hereby certifies to The Bank of New York Mellon Trust Company, N.A., in its capacity as the Trustee (the “Trustee”) under the Sixth Amended and Restated Series 2013-A Supplement referred to in the Letter of Credit Agreement (as may be amended, supplemented, amended and restated or otherwise modified from time to time, the “Series 2013-A Supplement”) as follows:
1.    The Series 2013-A Letter of Credit Amount and the Series 2013-A Letter of Credit Liquidity Amount as of the date of this request prior to giving effect to the reduction of the stated amount of the Series 2013-A Letter of Credit requested in paragraph 2 of this request are $                    and $                   , respectively.
2.    The Trustee is hereby requested pursuant to Section 5.7(c) of the Series 2013-A Supplement to execute and deliver to the Series 2013-A Letter of Credit Provider a Series 2013-A Notice of Reduction substantially in the form of Annex G to the Series 2013-A Letter of Credit (the “Notice of Reduction”) for a reduction (the “Reduction”) in the stated

amount of the Series 2013-A Letter of Credit by an amount equal to $                   . The Trustee is requested to execute and deliver the Notice of Reduction promptly following its receipt of this request, and in no event more than two (2) Business Days following the date of its receipt of this request (as required pursuant to Section 5.7(c) of the Series 2013-A Supplement), and to provide for the reduction pursuant to the Notice of Reduction to be as of                ,       . The undersigned understands that the Trustee will be relying on the contents hereof. The undersigned further understands that the Trustee shall not be liable to the undersigned for any failure to transmit (or any delay in transmitting) the Notice of Reduction (including any fees and expenses attributable to the stated amount of the Series 2013-A Letter of Credit not being reduced in accordance with this paragraph) to the extent such failure (or delay) does not result from the gross negligence or willful misconduct of the Trustee.
3.    To the best of the knowledge of the undersigned, the Series 2013-A Letter of Credit Amount and the Series 2013-A Letter of Credit Liquidity Amount will be $                    and $                   , respectively, as of the date of the reduction (immediately after giving effect to such reduction) requested in paragraph 2 of this request.
4.    The undersigned acknowledges and agrees that each of (a) the execution and delivery of this request by the undersigned, (b) the execution and delivery by the Trustee of a Notice of Reduction of the stated amount of the Series 2013-A Letter of Credit, substantially in the form of Annex G to the Series 2013-A Letter of Credit, and (c) the Series 2013-A Letter of Credit Provider’s acknowledgment of such notice constitutes a representation and warranty to the Series 2013-A Letter of Credit Provider and the Trustee (i) by the undersigned, in its capacity as [_], that each of the statements set forth in the Series 2013-A Letter of Credit Agreement is true and correct and (ii) by the undersigned, in its capacity as Group I Administrator under the Series 2013-A Supplement, that (A) the Series 2013-A Adjusted Liquid Enhancement Amount will equal or exceed the Series 2013-A Required Liquid Enhancement Amount, (B) the Series 2013-A Letter of Credit Liquidity Amount will equal or exceed the Series 2013-A Demand Note Payment Amount and (C) no Group I Aggregate Asset Amount Deficiency will exist immediately after giving effect to such reduction.

5.    The undersigned agrees that if on or prior to the date as of which the stated amount of the Series 2013-A Letter of Credit is reduced by the amount set forth in paragraph 2 of this request the undersigned obtains knowledge that any of the statements set forth in this request is not true and correct or will not be true and correct after giving effect to such reduction, the undersigned shall immediately so notify the Series 2013-A Letter of Credit Provider and the Trustee by telephone and in writing by telefacsimile in the manner provided in the Letter of Credit Agreement and the request set forth herein to reduce the stated amount of the Series 2013-A Letter of Credit shall be deemed canceled upon receipt by the Series 2013-A Letter of Credit Provider of such notice in writing.
6.    Capitalized terms used herein and not defined herein have the meanings set forth in the Series 2013-A Supplement.

IN WITNESS WHEREOF, The Hertz Corporation, as the Group I Administrator, has executed and delivered this request on this        day of                ,       .

THE HERTZ CORPORATION, as the Group I Administrator

By:
Name:
Title:

EXHIBIT D
TO
SIXTH AMENDED AND RESTATED SERIES 2013-A SUPPLEMENT

FORM OF LEASE PAYMENT
DEFICIT NOTICE
The Bank of New York Mellon Trust Company, N.A., as Trustee
2 North LaSalle Street, 7th Floor
Chicago, Illinois 60602
Attn: Corporate Trust Administration-Structured Finance
[ ]
Ladies and Gentlemen:
This Lease Payment Deficit Notice is delivered to you pursuant to Section 5.9(b) of the Sixth Amended and Restated Series 2013-A Supplement, dated as of February 21, 2020 (as may be amended, supplemented, amended and restated or otherwise modified from time to time the “Series 2013-A Supplement”), by and among Hertz Vehicle Financing II LP (“HVF II”), as Issuer, The Bank of New York Mellon Trust Company, N.A., as Trustee (the “Trustee”) and Securities Intermediary, The Hertz Corporation, as Group I Administrator (the “Group I Administrator”), Deutsche Bank AG, New York Branch, as Administrative Agent, certain committed note purchasers, certain conduit investors and certain funding agents, to the Amended and Restated Base Indenture, dated as of October 31, 2014 (as amended, supplemented, amended and restated or otherwise modified from time to time, “Base Indenture”), by and between HVF II and the Trustee, as supplemented by the Amended and Restated Group I Supplement, dated as of October 31, 2014 as amended, supplemented, amended and restated or otherwise modified from time to time, the “Group I Supplement”), by and between HVF II and the Trustee. Terms used herein have the meanings provided in the Series 2013-A Supplement.
Pursuant to Section 5.9(a) and (b) of the Series 2013-A Supplement, The Hertz Corporation, in its capacity as Group I Administrator under the Group I Related Documents and the Series 2013-A Related Documents, hereby provides notice of a Series 2013-A Lease Payment Deficit in the amount of $                    (consisting of a Series 2013-A Lease Interest Payment Deficit in the amount of $                    and a Series 2013-A Lease Principal Payment Deficit in the amount of $                   ).

D-1

THE HERTZ CORPORATION, as Group I Administrator
By:______________________________
Name:____________________________
Title:_____________________________

D-2

EXHIBIT E-1
TO
SIXTH AMENDED AND RESTATED SERIES 2013-A SUPPLEMENT
FORM OF CLASS A PURCHASER’S LETTER
The Bank of New York Mellon Trust Company, N.A.,
as Registrar
2 North LaSalle Street, 7th Floor
Chicago, Illinois 60602
Attention: Corporate Trust Administration-Structured Finance
Re:     Hertz Vehicle Financing II LP
Series 2013-A Rental Car Asset Backed Notes
Reference is made to the Sixth Amended and Restated Series 2013-A Supplement, dated as of February 21, 2020 (as from time to time amended, supplemented or otherwise modified in accordance with the terms thereof, the “Series 2013-A Supplement”), by and among Hertz Vehicle Financing II LP, as Issuer (“HVF II”), The Bank of New York Mellon Trust Company, N.A., as Trustee (the “Trustee”) and Securities Intermediary, The Hertz Corporation (“Hertz”), as Group I Administrator, Deutsche Bank AG New York Branch, as Administrative Agent, certain committed note purchasers, certain conduit investors and certain funding agents, to the Amended and Restated Base Indenture, dated as of October 31, 2014 (as from time to time amended, supplemented or otherwise modified in accordance with the terms thereof, the “Base Indenture”), by and between HVF II and the Trustee, as supplemented by the Amended and Restated Group I Supplement, dated as of October 31, 2014 (as from time to time amended, supplemented or otherwise modified in accordance with the terms thereof, the “Group I Supplement”), by and between HVF II and the Trustee. Capitalized terms used herein and not defined herein shall have the meanings given to them in the Series 2013-A Supplement.
In connection with a proposed purchase of certain Class A Notes from [            ] by the undersigned, the undersigned hereby represents and warrants that:
(a)it has had an opportunity to discuss HVF II’s and the Group I Administrator’s business, management and financial affairs, and the terms and conditions of the proposed purchase, with HVF II and the Group I Administrator and their respective representatives;

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(b)it is an “accredited investor” within the meaning of Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act and has sufficient knowledge and experience in financial and business matters to be capable of evaluating the merits and risks of investing in, and is able and prepared to bear the economic risk of investing in, the Class A Notes;
(c)it is purchasing the Class A Notes for its own account, or for the account of one or more “accredited investors” within the meaning of Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act that meet the criteria described in subsection (b) and for which it is acting with complete investment discretion, for investment purposes only and not with a view to distribution, subject, nevertheless, to the understanding that the disposition of its property shall at all times be and remain within its control;
(d)it understands that the Class A Notes have not been and will not be registered or qualified under the Securities Act or any applicable state securities laws or the securities laws of any other jurisdiction and is being offered only in a transaction not involving any public offering within the meaning of the Securities Act and may not be resold or otherwise transferred unless so registered or qualified or unless an exemption from registration or qualification is available, that HVF II is not required to register the Class A Notes, and that any transfer must comply with provisions of Section 2.8 of the Base Indenture;
(e)it understands that the Class A Notes will bear the legend set out in the form of Class A Notes attached as Exhibit A-1 to the Series 2013-A Supplement and be subject to the restrictions on transfer described in such legend;
(f)it will comply with all applicable federal and state securities laws in connection with any subsequent resale of the Class A Notes;
(g)it understands that the Class A Notes may be offered, resold, pledged or otherwise transferred only with HVF II’s prior written consent, which consent shall not be unreasonably withheld, and only (A) to HVF II, (B) in a transaction meeting the requirements of Rule 144A under the Securities Act, (C) outside the United States to a foreign person in a transaction meeting the requirements of Regulation S under the Securities Act, or (D) in a transaction complying with or exempt from the registration requirements of the Securities Act and in accordance with any applicable securities laws of any state of the United States or any other jurisdiction; notwithstanding the foregoing, it is hereby understood and agreed by HVF II that (i) in the case of each Class A Investor Group with respect to which there is a Class A Conduit Investor, the Class A Notes will be pledged by each Class A Conduit Investor pursuant to its related commercial paper program documents, and the Series Class A Notes, or interests therein, may be sold, transferred or pledged to the related Class A Committed Note Purchaser or any Class A Program Support Provider or any affiliate of its related Class A Committed Note Purchaser or any Class A Program Support Provider or, any commercial paper conduit administered by its related Class A Committed Note Purchaser or any Class A Program Support Provider or any affiliate of its related Class A Committed Note Purchaser or any Class A Program Support Provider and (ii) in the case of each Class A Investor Group, the Class A Notes, or interests therein, may be sold, transferred or pledged to the related Class A Committed Note Purchaser or any Class A Program Support Provider or any affiliate of its related Class A Committed Note Purchaser or any Class A Program Support Provider or, any commercial paper conduit administered by its related Class A Committed Note Purchaser or any Class A Program Support Provider or any affiliate of its related Class A Committed Note Purchaser or any Class A Program Support Provider;

E-1-2

(h)    if it desires to offer, sell or otherwise transfer, pledge or hypothecate the Class A Notes as described in Section 3(g)(ii) or Section 3(g)(iv) of Annex 1 to the Series 2013-A Supplement, and such sale, transfer or pledge does not fall within the “notwithstanding the foregoing” provision of Section 3(g)(iv) of Annex 1 to the Series 2013-A Supplement, the transferee of the Class A Notes will be required to deliver a certificate, as described in Section 3(h) of Annex 1 to the Series 2013-A Supplement, that an exemption from the registration requirements of the Securities Act applies to such offer, sale, transfer or hypothecation. Upon original issuance thereof, and until such time as the same may no longer be required under the applicable requirements of the Securities Act, the certificate evidencing the Class A Notes (and all securities issued in exchange therefor or substitution thereof) shall bear a legend substantially in the form set forth in the Class A Notes included as an exhibit to the Series 2013-A Supplement. The undersigned understands that the registrar and transfer agent for the Class A Notes will not be required to accept for registration of transfer the Class A Notes acquired by it, except upon presentation of an executed letter in the form required by the Series 2013-A Supplement; and
(i)    it will obtain from any purchaser of the Class A Notes substantially the same representations and warranties contained in the foregoing paragraphs.

This certificate and the statements contained herein are made for your benefit and for the benefit of HVF II.
[            ]

By:
Name:
Title:
Dated:
cc: Hertz Vehicle Financing II LP

E-1-3

EXHIBIT E-2
TO
SIXTH AMENDED AND RESTATED SERIES 2013-A SUPPLEMENT
FORM OF CLASS B PURCHASER’S LETTER
The Bank of New York Mellon Trust Company, N.A.,
as Registrar
2 North LaSalle Street, 7th Floor
Chicago, Illinois 60602
Attention: Corporate Trust Administration-Structured Finance
Re:     Hertz Vehicle Financing II LP
Series 2013-A Rental Car Asset Backed Notes
Reference is made to the Sixth Amended and Restated Series 2013-A Supplement, dated as of February 21, 2020 (as from time to time amended, supplemented or otherwise modified in accordance with the terms thereof, the “Series 2013-A Supplement”), by and among Hertz Vehicle Financing II LP, as Issuer (“HVF II”), The Bank of New York Mellon Trust Company, N.A., as Trustee (the “Trustee”) and Securities Intermediary, The Hertz Corporation (“Hertz”), as Group I Administrator, Deutsche Bank AG New York Branch, as Administrative Agent, certain committed note purchasers, certain conduit investors and certain funding agents, to the Amended and Restated Base Indenture, dated as of October 31, 2014 (as from time to time amended, supplemented or otherwise modified in accordance with the terms thereof, the “Base Indenture”), by and between HVF II and the Trustee, as supplemented by the Amended and Restated Group I Supplement, dated as of October 31, 2014 (as from time to time amended, supplemented or otherwise modified in accordance with the terms thereof, the “Group I Supplement”), by and between HVF II and the Trustee. Capitalized terms used herein and not defined herein shall have the meanings given to them in the Series 2013-A Supplement.
In connection with a proposed purchase of certain Class B Notes from [            ] by the undersigned, the undersigned hereby represents and warrants that:
(j)it has had an opportunity to discuss HVF II’s and the Group I Administrator’s business, management and financial affairs, and the terms and conditions of the proposed purchase, with HVF II and the Group I Administrator and their respective representatives;
(k)it is an “accredited investor” within the meaning of Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act and has sufficient knowledge and experience

E-2-1

in financial and business matters to be capable of evaluating the merits and risks of investing in, and is able and prepared to bear the economic risk of investing in, the Class B Notes;
(l)it is purchasing the Class B Notes for its own account, or for the account of one or more “accredited investors” within the meaning of Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act that meet the criteria described in subsection (b) and for which it is acting with complete investment discretion, for investment purposes only and not with a view to distribution, subject, nevertheless, to the understanding that the disposition of its property shall at all times be and remain within its control;
(m)it understands that the Class B Notes have not been and will not be registered or qualified under the Securities Act or any applicable state securities laws or the securities laws of any other jurisdiction and is being offered only in a transaction not involving any public offering within the meaning of the Securities Act and may not be resold or otherwise transferred unless so registered or qualified or unless an exemption from registration or qualification is available, that HVF II is not required to register the Class B Notes, and that any transfer must comply with provisions of Section 2.8 of the Base Indenture;
(n)it understands that the Class B Notes will bear the legend set out in the form of Class B Notes attached as Exhibit A-2 to the Series 2013-A Supplement and be subject to the restrictions on transfer described in such legend;
(o)it will comply with all applicable federal and state securities laws in connection with any subsequent resale of the Class B Notes;
(p)it understands that the Class B Notes may be offered, resold, pledged or otherwise transferred only with HVF II’s prior written consent, which consent shall not be unreasonably withheld, and only (A) to HVF II, (B) in a transaction meeting the requirements of Rule 144A under the Securities Act, (C) outside the United States to a foreign person in a transaction meeting the requirements of Regulation S under the Securities Act, or (D) in a transaction complying with or exempt from the registration requirements of the Securities Act and in accordance with any applicable securities laws of any state of the United States or any other jurisdiction; notwithstanding the foregoing, it is hereby understood and agreed by HVF II that (i) in the case of each Class B Investor Group with respect to which there is a Class B Conduit Investor, the Class B Notes will be pledged by each Class B Conduit Investor pursuant to its related commercial paper program documents, and the Series Class B Notes, or interests therein, may be sold, transferred or pledged to the related Class B Committed Note Purchaser or any Class B Program Support Provider or any affiliate of its related Class B Committed Note Purchaser or any Class B Program Support Provider or, any commercial paper conduit administered by its related Class B Committed Note Purchaser or any Class B Program Support Provider or any affiliate of its related Class B Committed Note Purchaser or any Class B Program Support Provider and (ii) in the case of each Class B Investor Group, the Class B Notes, or interests therein, may be sold, transferred or pledged to the related Class B Committed Note Purchaser or any Class B Program Support Provider or any affiliate of its related Class B Committed Note Purchaser or any Class B Program Support Provider or, any commercial paper conduit administered by its related Class B Committed Note Purchaser or any Class B Program Support Provider or any affiliate of its related Class B Committed Note Purchaser or any Class B Program Support Provider;

E-2-2

(q)if it desires to offer, sell or otherwise transfer, pledge or hypothecate the Class B Notes as described in Section 3(g)(ii) or Section 3(g)(iv) of Annex 1 to the Series 2013-A Supplement, and such sale, transfer or pledge does not fall within the “notwithstanding the foregoing” provision of Section 3(g)(iv) of Annex 1 to the Series 2013-A Supplement, the transferee of the Class B Notes will be required to deliver a certificate, as described in Section 3(h) of Annex 1 to the Series 2013-A Supplement, that an exemption from the registration requirements of the Securities Act applies to such offer, sale, transfer or hypothecation. Upon original issuance thereof, and until such time as the same may no longer be required under the applicable requirements of the Securities Act, the certificate evidencing the Class B Notes (and all securities issued in exchange therefor or substitution thereof) shall bear a legend substantially in the form set forth in the Class B Notes included as an exhibit to the Series 2013-A Supplement. The undersigned understands that the registrar and transfer agent for the Class B Notes will not be required to accept for registration of transfer the Class B Notes acquired by it, except upon presentation of an executed letter in the form required by the Series 2013-A Supplement; and
(r)it will obtain from any purchaser of the Class B Notes substantially the same representations and warranties contained in the foregoing paragraphs.
This certificate and the statements contained herein are made for your benefit and for the benefit of HVF II.
[            ]

By:
Name:
Title:
Dated:
cc: Hertz Vehicle Financing II LP

E-2-3

EXHIBIT E-3
TO
SIXTH AMENDED AND RESTATED SERIES 2013-A SUPPLEMENT
FORM OF CLASS C PURCHASER’S LETTER
The Bank of New York Mellon Trust Company, N.A.,
as Registrar
2 North LaSalle Street, 7th Floor
Chicago, Illinois 60602
Attention: Corporate Trust Administration-Structured Finance
Re:     Hertz Vehicle Financing II LP
Series 2013-A Rental Car Asset Backed Notes
Reference is made to the Sixth Amended and Restated Series 2013-A Supplement, dated as of February 21, 2020 (as from time to time amended, supplemented or otherwise modified in accordance with the terms thereof, the “Series 2013-A Supplement”), by and among Hertz Vehicle Financing II LP, as Issuer (“HVF II”), The Bank of New York Mellon Trust Company, N.A., as Trustee (the “Trustee”) and Securities Intermediary, The Hertz Corporation (“Hertz”), as Group I Administrator, Deutsche Bank AG New York Branch, as Administrative Agent, certain committed note purchasers, certain conduit investors and certain funding agents, to the Amended and Restated Base Indenture, dated as of October 31, 2014 (as from time to time amended, supplemented or otherwise modified in accordance with the terms thereof, the “Base Indenture”), by and between HVF II and the Trustee, as supplemented by the Amended and Restated Group I Supplement, dated as of October 31, 2014 (as from time to time amended, supplemented or otherwise modified in accordance with the terms thereof, the “Group I Supplement”), by and between HVF II and the Trustee. Capitalized terms used herein and not defined herein shall have the meanings given to them in the Series 2013-A Supplement.
In connection with a proposed purchase of certain Class C Notes from [            ] by the undersigned, the undersigned hereby represents and warrants that:
(s)it has had an opportunity to discuss HVF II’s and the Group I Administrator’s business, management and financial affairs, and the terms and conditions of the proposed purchase, with HVF II and the Group I Administrator and their respective representatives;

E-3-1

(t)it is an “accredited investor” within the meaning of Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act and has sufficient knowledge and experience in financial and business matters to be capable of evaluating the merits and risks of investing in, and is able and prepared to bear the economic risk of investing in, the Class C Notes;
(u)it is purchasing the Class C Notes for its own account, or for the account of one or more “accredited investors” within the meaning of Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act that meet the criteria described in subsection (b) and for which it is acting with complete investment discretion, for investment purposes only and not with a view to distribution, subject, nevertheless, to the understanding that the disposition of its property shall at all times be and remain within its control;
(v)it understands that the Class C Notes have not been and will not be registered or qualified under the Securities Act or any applicable state securities laws or the securities laws of any other jurisdiction and is being offered only in a transaction not involving any public offering within the meaning of the Securities Act and may not be resold or otherwise transferred unless so registered or qualified or unless an exemption from registration or qualification is available, that HVF II is not required to register the Class C Notes, and that any transfer must comply with provisions of Section 2.8 of the Base Indenture;
(w)it understands that the Class C Notes will bear the legend set out in the form of Class C Notes attached as Exhibit A-3 to the Series 2013-A Supplement and be subject to the restrictions on transfer described in such legend;
(x)it will comply with all applicable federal and state securities laws in connection with any subsequent resale of the Class C Notes;
(y)it understands that the Class C Notes may be offered, resold, pledged or otherwise transferred only with HVF II’s prior written consent, which consent shall not be unreasonably withheld, and only (A) to HVF II, (B) in a transaction meeting the requirements of Rule 144A under the Securities Act, (C) outside the United States to a foreign person in a transaction meeting the requirements of Regulation S under the Securities Act, or (D) in a transaction complying with or exempt from the registration requirements of the Securities Act and in accordance with any applicable securities laws of any state of the United States or any other jurisdiction; notwithstanding the foregoing, it is hereby understood and agreed by HVF II that (i) in the case of each Class C Investor Group with respect to which there is a Class C Conduit Investor, the Class C Notes will be pledged by each Class C Conduit Investor pursuant to its related commercial paper program documents, and the Series Class C Notes, or interests therein, may be sold, transferred or pledged to the related Class C Committed Note Purchaser or any Class C Program Support Provider or any affiliate of its related Class C Committed Note Purchaser or any Class C Program Support Provider or, any commercial paper conduit administered by its related Class C Committed Note Purchaser or any Class C Program Support Provider or any affiliate of its related Class C Committed Note Purchaser or any Class C Program Support Provider and (ii) in the case of each Class C Investor Group, the Class C Notes, or interests therein, may be sold, transferred or pledged to the related Class C Committed Note Purchaser or any Class C Program Support Provider or any affiliate of its related Class C Committed Note Purchaser or any Class C Program Support Provider or, any commercial paper conduit administered by its related Class C Committed Note Purchaser or any Class C Program Support Provider or any affiliate of its related Class C Committed Note Purchaser or any Class C Program Support Provider;

E-3-2

(z)if it desires to offer, sell or otherwise transfer, pledge or hypothecate the Class C Notes as described in Section 3(g)(ii) or Section 3(g)(iv) of Annex 1 to the Series 2013-A Supplement, and such sale, transfer or pledge does not fall within the “notwithstanding the foregoing” provision of Section 3(g)(iv) of Annex 1 to the Series 2013-A Supplement, the transferee of the Class C Notes will be required to deliver a certificate, as described in Section 3(h) of Annex 1 to the Series 2013-A Supplement, that an exemption from the registration requirements of the Securities Act applies to such offer, sale, transfer or hypothecation. Upon original issuance thereof, and until such time as the same may no longer be required under the applicable requirements of the Securities Act, the certificate evidencing the Class C Notes (and all securities issued in exchange therefor or substitution thereof) shall bear a legend substantially in the form set forth in the Class C Notes included as an exhibit to the Series 2013-A Supplement. The undersigned understands that the registrar and transfer agent for the Class C Notes will not be required to accept for registration of transfer the Class C Notes acquired by it, except upon presentation of an executed letter in the form required by the Series 2013-A Supplement; and
(aa)it will obtain from any purchaser of the Class C Notes substantially the same representations and warranties contained in the foregoing paragraphs.
This certificate and the statements contained herein are made for your benefit and for the benefit of HVF II.
[            ]

By:
Name:
Title:
Dated:
cc: Hertz Vehicle Financing II LP
(ab)

E-3-3

EXHIBIT E-4
TO
SIXTH AMENDED AND RESTATED SERIES 2013-A SUPPLEMENT
FORM OF CLASS D PURCHASER’S LETTER
The Bank of New York Mellon Trust Company, N.A.,
as Registrar
2 North LaSalle Street, 7th Floor
Chicago, Illinois 60602
Attention: Corporate Trust Administration-Structured Finance
Re:     Hertz Vehicle Financing II LP
Series 2013-A Rental Car Asset Backed Notes
Reference is made to the Sixth Amended and Restated Series 2013-A Supplement, dated as of February 21, 2020 (as from time to time amended, supplemented or otherwise modified in accordance with the terms thereof, the “Series 2013-A Supplement”), by and among Hertz Vehicle Financing II LP, as Issuer (“HVF II”), The Bank of New York Mellon Trust Company, N.A., as Trustee (the “Trustee”) and Securities Intermediary, The Hertz Corporation (“Hertz”), as Group I Administrator, Deutsche Bank AG New York Branch, as Administrative Agent, certain committed note purchasers, certain conduit investors and certain funding agents, to the Amended and Restated Base Indenture, dated as of October 31, 2014 (as from time to time amended, supplemented or otherwise modified in accordance with the terms thereof, the “Base Indenture”), by and between HVF II and the Trustee, as supplemented by the Amended and Restated Group I Supplement, dated as of October 31, 2014 (as from time to time amended, supplemented or otherwise modified in accordance with the terms thereof, the “Group I Supplement”), by and between HVF II and the Trustee. Capitalized terms used herein and not defined herein shall have the meanings given to them in the Series 2013-A Supplement.
In connection with a proposed purchase of certain Class D Notes from [            ] by the undersigned, the undersigned hereby represents and warrants that:
(bb)    it has had an opportunity to discuss HVF II’s and the Group I Administrator’s business, management and financial affairs, and the terms and conditions of the proposed purchase, with HVF II and the Group I Administrator and their respective representatives;

E-4-1

(cc)    it is an “accredited investor” within the meaning of Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act and has sufficient knowledge and experience in financial and business matters to be capable of evaluating the merits and risks of investing in, and is able and prepared to bear the economic risk of investing in, the Class D Notes;

(dd)    it is purchasing the Class D Notes for its own account, or for the account of one or more “accredited investors” within the meaning of Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act that meet the criteria described in subsection (b) and for which it is acting with complete investment discretion, for investment purposes only and not with a view to distribution, subject, nevertheless, to the understanding that the disposition of its property shall at all times be and remain within its control;

(ee)    it understands that the Class D Notes have not been and will not be registered or qualified under the Securities Act or any applicable state securities laws or the securities laws of any other jurisdiction and is being offered only in a transaction not involving any public offering within the meaning of the Securities Act and may not be resold or otherwise transferred unless so registered or qualified or unless an exemption from registration or qualification is available, that HVF II is not required to register the Class D Notes, and that any transfer must comply with provisions of Section 2.8 of the Base Indenture;

(ff)    it understands that the Class D Notes will bear the legend set out in the form of Class D Notes attached as Exhibit A-4 to the Series 2013-A Supplement and be subject to the restrictions on transfer described in such legend;

(gg)    it will comply with all applicable federal and state securities laws in connection with any subsequent resale of the Class D Notes;

(hh)    it understands that the Class D Notes may be offered, resold, pledged or otherwise transferred only with HVF II’s prior written consent, which consent shall not be unreasonably withheld, and only (A) to HVF II, (B) in a transaction meeting the requirements of Rule 144A under the Securities Act, (C) outside the United States to a foreign person in a transaction meeting the requirements of Regulation S under the Securities Act, or (D) in a transaction complying with or exempt from the registration requirements of the Securities Act and in accordance with any applicable securities laws of any state of the United States or any other jurisdiction; notwithstanding the foregoing, it is hereby understood and agreed by HVF II that (i) in the case of each Class D Investor Group with respect to which there is a Class D Conduit Investor, the Class D Notes will be pledged by each Class D Conduit Investor pursuant to its related commercial paper program documents, and the Series Class D Notes, or interests therein, may be sold, transferred or pledged to the related Class D Committed Note Purchaser or any Class D Program Support Provider or any affiliate of its related Class D Committed Note Purchaser or any Class D Program Support Provider or, any commercial paper conduit administered by its related Class D Committed Note Purchaser or any Class D Program Support Provider or any affiliate of its related Class D Committed Note Purchaser or any Class D Program Support Provider and (ii) in the case of each Class D Investor Group, the Class D Notes, or interests therein, may be sold, transferred or pledged
E-4-2

to the related Class D Committed Note Purchaser or any Class D Program Support Provider or any affiliate of its related Class D Committed Note Purchaser or any Class D Program Support Provider or, any commercial paper conduit administered by its related Class D Committed Note Purchaser or any Class D Program Support Provider or any affiliate of its related Class D Committed Note Purchaser or any Class D Program Support Provider;

(ii)    if it desires to offer, sell or otherwise transfer, pledge or hypothecate the Class D Notes as described in Section 3(g)(ii) or Section 3(g)(iv) of Annex 1 to the Series 2013-A Supplement, and such sale, transfer or pledge does not fall within the “notwithstanding the foregoing” provision of Section 3(g)(iv) of Annex 1 to the Series 2013-A Supplement, the transferee of the Class D Notes will be required to deliver a certificate, as described in Section 3(h) of Annex 1 to the Series 2013-A Supplement, that an exemption from the registration requirements of the Securities Act applies to such offer, sale, transfer or hypothecation. Upon original issuance thereof, and until such time as the same may no longer be required under the applicable requirements of the Securities Act, the certificate evidencing the Class D Notes (and all securities issued in exchange therefor or substitution thereof) shall bear a legend substantially in the form set forth in the Class D Notes included as an exhibit to the Series 2013-A Supplement. The undersigned understands that the registrar and transfer agent for the Class D Notes will not be required to accept for registration of transfer the Class D Notes acquired by it, except upon presentation of an executed letter in the form required by the Series 2013-A Supplement; and

(jj)    it will obtain from any purchaser of the Class D Notes substantially the same representations and warranties contained in the foregoing paragraphs.

This certificate and the statements contained herein are made for your benefit and for the benefit of HVF II.
[            ]

By:
Name:
Title:
Dated:
cc: Hertz Vehicle Financing II LP

E-4-3

EXHIBIT E-5
TO
SIXTH AMENDED AND RESTATED SERIES 2013-A SUPPLEMENT
FORM OF CLASS RR PURCHASER’S LETTER
The Bank of New York Mellon Trust Company, N.A.,
as Registrar
2 North LaSalle Street, 7th Floor
Chicago, Illinois 60602
Attention: Corporate Trust Administration-Structured Finance
Re:     Hertz Vehicle Financing II LP
Series 2013-A Rental Car Asset Backed Notes
Reference is made to the Sixth Amended and Restated Series 2013-A Supplement, dated as of February 21, 2020 (as from time to time amended, supplemented or otherwise modified in accordance with the terms thereof, the “Series 2013-A Supplement”), by and among Hertz Vehicle Financing II LP, as Issuer (“HVF II”), The Bank of New York Mellon Trust Company, N.A., as Trustee (the “Trustee”) and Securities Intermediary, The Hertz Corporation (“Hertz”), as Group I Administrator, Deutsche Bank AG New York Branch, as Administrative Agent, certain committed note purchasers, certain conduit investors and certain funding agents, to the Amended and Restated Base Indenture, dated as of October 31, 2014 (as from time to time amended, supplemented or otherwise modified in accordance with the terms thereof, the “Base Indenture”), by and between HVF II and the Trustee, as supplemented by the Amended and Restated Group I Supplement, dated as of October 31, 2014 (as from time to time amended, supplemented or otherwise modified in accordance with the terms thereof, the “Group I Supplement”), by and between HVF II and the Trustee. Capitalized terms used herein and not defined herein shall have the meanings given to them in the Series 2013-A Supplement.
In connection with a proposed purchase of certain Class RR Notes from [            ] by the undersigned, the undersigned hereby represents and warrants that:
(kk)    it has had an opportunity to discuss HVF II’s and the Group I Administrator’s business, management and financial affairs, and the terms and conditions of the proposed purchase, with HVF II and the Group I Administrator and their respective representatives;

E-5-1

(ll)    it is an “accredited investor” within the meaning of Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act and has sufficient knowledge and experience in financial and business matters to be capable of evaluating the merits and risks of investing in, and is able and prepared to bear the economic risk of investing in, the Class RR Notes;

(mm)    it is purchasing the Class RR Notes for its own account, or for the account of one or more “accredited investors” within the meaning of Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act that meet the criteria described in subsection (b) and for which it is acting with complete investment discretion, for investment purposes only and not with a view to distribution, subject, nevertheless, to the understanding that the disposition of its property shall at all times be and remain within its control;

(nn)    it understands that the Class RR Notes have not been and will not be registered or qualified under the Securities Act or any applicable state securities laws or the securities laws of any other jurisdiction and is being offered only in a transaction not involving any public offering within the meaning of the Securities Act and may not be resold or otherwise transferred unless so registered or qualified or unless an exemption from registration or qualification is available, that HVF II is not required to register the Class RR Notes, and that any transfer must comply with provisions of Section 2.8 of the Base Indenture;

(oo)    it understands that the Class RR Notes will bear the legend set out in the form of Class RR Notes attached as Exhibit A-5 to the Series 2013-A Supplement and be subject to the restrictions on transfer described in such legend;

(pp)    it will comply with all applicable federal and state securities laws in connection with any subsequent resale of the Class RR Notes;

(qq)    it understands that the Class RR Notes may be offered, resold, pledged or otherwise transferred only with HVF II’s prior written consent, which consent shall not be unreasonably withheld, and only (A) to HVF II, (B) in a transaction meeting the requirements of Rule 144A under the Securities Act, (C) outside the United States to a foreign person in a transaction meeting the requirements of Regulation S under the Securities Act, or (D) in a transaction complying with or exempt from the registration requirements of the Securities Act and in accordance with any applicable securities laws of any state of the United States or any other jurisdiction; notwithstanding the foregoing, it is hereby understood and agreed by HVF II that the Class RR Notes, or interests therein, may be sold, transferred or pledged to any affiliate of the Class RR Committed Note Purchaser;

(rr)    if it desires to offer, sell or otherwise transfer, pledge or hypothecate the Class RR Notes as described in Section 3(g)(ii) or Section 3(g)(iv) of Annex 1 to the Series 2013-A Supplement, and such sale, transfer or pledge does not fall within the “notwithstanding the foregoing” provision of Section 3(g)(iv) of Annex 1 to the Series 2013-A Supplement, the transferee of the Class RR Notes will be required to deliver a certificate, as described in Section 3(h) of Annex 1 to the Series 2013-A Supplement, that an exemption from the registration requirements of the Securities Act applies to such offer, sale, transfer or

E-5-2

hypothecation. Upon original issuance thereof, and until such time as the same may no longer be required under the applicable requirements of the Securities Act, the certificate evidencing the Class RR Notes (and all securities issued in exchange therefor or substitution thereof) shall bear a legend substantially in the form set forth in the Class RR Notes included as an exhibit to the Series 2013-A Supplement. The undersigned understands that the registrar and transfer agent for the Class RR Notes will not be required to accept for registration of transfer the Class RR Notes acquired by it, except upon presentation of an executed letter in the form required by the Series 2013-A Supplement; and

(ss)    it will obtain from any purchaser of the Class RR Notes substantially the same representations and warranties contained in the foregoing paragraphs.

This certificate and the statements contained herein are made for your benefit and for the benefit of HVF II.
[            ]

By:
Name:
Title:
Dated:
cc: Hertz Vehicle Financing II LP

E-5-3

EXHIBIT F
TO
SIXTH AMENDED AND RESTATED SERIES 2013-A SUPPLEMENT
[RESERVED]

EXHIBIT G-1
TO
SIXTH AMENDED AND RESTATED SERIES 2013-A SUPPLEMENT
FORM OF CLASS A ASSIGNMENT AND ASSUMPTION AGREEMENT

CLASS A ASSIGNMENT AND ASSUMPTION AGREEMENT, dated as of [    ], among [    ] (the “Transferor”), each purchaser listed as a Class A Acquiring Committed Note Purchaser on the signature pages hereof (each, an “Acquiring Committed Note Purchaser”), the Class A Funding Agent with respect to the assigning Class A Committed Note Purchaser listed in the signature pages hereof (the “Funding Agent”), and Hertz Vehicle Financing II LP, a special purpose limited partnership established under the laws of Delaware (the “Company”).
W I T N E S S E T H:
WHEREAS, this Class A Assignment and Assumption Agreement is being executed and delivered in accordance with subsection 9.3(a) of the Sixth Amended and Restated Series 2013-A Supplement, dated as of February 21, 2020 (as from time to time further amended, supplemented or otherwise modified in accordance with the terms thereof, the “Series 2013-A Supplement”; terms defined therein being used herein as therein defined unless indicated otherwise), by and among the Company, the Conduit Investors named therein, the Committed Note Purchasers named therein, the Funding Agents named therein, The Hertz Corporation, as Group I Administrator, Deutsche Bank AG, New York Branch, as Administrative Agent (in such capacity, the “Administrative Agent”) and The Bank of New York Mellon Trust Company, N.A., as trustee (“Trustee”) to the Amended and Restated Base Indenture, dated as of October 31, 2014 (as from time to time further amended, supplemented or otherwise modified in accordance with the terms thereof, the “Base Indenture”), by and between the Company and the Trustee, as supplemented by the Amended and Restated Group I Supplement, dated as of October 31, 2014 (as from time to time further amended, supplemented or otherwise modified in accordance with the terms thereof, the “Group I Supplement” and together with the Base Indenture and the Series 2013-A Supplement, the “Indenture”), by and between the Company and the Trustee;
WHEREAS, each Acquiring Committed Note Purchaser (if it is not already an existing Class A Committed Note Purchaser) wishes to become a Class A Committed Note Purchaser party to the Series 2013-A Supplement; and
WHEREAS, the Transferor is selling and assigning to each Acquiring Committed Note Purchaser, the portion of its rights, obligations and commitments under the Series 2013-A Supplement and the Class A Notes as set forth herein;

G-1-1

NOW, THEREFORE, the parties hereto hereby agree as follows:
Upon the execution and delivery of this Class A Assignment and Assumption Agreement by each Acquiring Committed Note Purchaser, the Funding Agent, the Transferor and the Company (the date of such execution and delivery, the “Transfer Issuance Date”), each Acquiring Committed Note Purchaser shall become a Class A Committed Note Purchaser party to the Series 2013-A Supplement for all purposes thereof.
The Transferor acknowledges receipt from each Acquiring Committed Note Purchaser of an amount equal to the purchase price, as agreed between the Transferor and such Acquiring Committed Note Purchaser (the “Purchase Price”), of the portion being purchased by such Acquiring Committed Note Purchaser (such Acquiring Committed Note Purchaser’s “Purchased Percentage”) of the Transferor’s Class A Commitment under the Series 2013-A Supplement and the Transferor’s Class A Investor Group Principal Amount. The Transferor hereby irrevocably sells, assigns and transfers to each Acquiring Committed Note Purchaser, without recourse, representation or warranty, and each Acquiring Committed Note Purchaser hereby irrevocably purchases, takes and assumes from the Transferor, such Acquiring Committed Note Purchaser’s Purchased Percentage of the Transferor’s Class A Commitment under the Series 2013-A Supplement and the Transferor’s Class A Investor Group Principal Amount.
The Transferor has made arrangements with each Acquiring Committed Note Purchaser with respect to [(i)] the portion, if any, to be paid, and the date or dates for payment, by the Transferor to such Acquiring Committed Note Purchaser of any program fees, undrawn facility fee, structuring and commitment fees or other fees (collectively, the “Fees”) [heretofore received] by the Transferor pursuant to Article III of the Series 2013-A Supplement prior to the Transfer Issuance Date [and (ii) the portion, if any, to be paid, and the date or dates for payment, by such Acquiring Committed Note Purchaser to the Transferor of Fees received by such Acquiring Committed Note Purchaser pursuant to the Series 2013-A Supplement from and after the Transfer Issuance Date].
From and after the Transfer Issuance Date, amounts that would otherwise by payable to or for the account of the Transferor pursuant to the Series 2013-A Supplement shall, instead, be payable to or for the account of the Transferor and the Acquiring Committed Note Purchasers, as the case may be, in accordance with their respective interests as reflected in this Class A Assignment and Assumption Agreement, whether such amounts have accrued prior to the Transfer Issuance Date or accrue subsequent to the Transfer Issuance Date.
Each of the parties to this Class A Assignment and Assumption Agreement agrees that at any time and from time to time upon the written request of any other party, it will execute and deliver such further documents and do such further acts and things as such other party may reasonably request in order to effect the purposes of this Class A Assignment and Assumption Agreement.
By executing and delivering this Class A Assignment and Assumption Agreement, the Transferor and each Acquiring Committed Note Purchaser confirm to and agree with each other and the Committed Note Purchasers as follows: (i) other than the representation and warranty

G-1-2

that it is the legal and beneficial owner of the interest being assigned hereby free and clear of any adverse claim, the Transferor makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Series 2013-A Supplement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Indenture, the Class A Notes, the Series 2013-A Related Documents or any instrument or document furnished pursuant thereto; (ii) the Transferor makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Company or the performance or observance by the Company of any of the Company’s obligations under the Indenture, the Series 2013-A Related Documents or any other instrument or document furnished pursuant hereto; (iii) each Acquiring Committed Note Purchaser confirms that it has received a copy of the Indenture and such other Series 2013-A Related Documents and other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Class A Assignment and Assumption Agreement; (iv) each Acquiring Committed Note Purchaser will, independently and without reliance upon the Administrative Agent, the Transferor or any other Investor Group and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Series 2013-A Supplement; (v) each Acquiring Committed Note Purchaser appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers under the Series 2013-A Supplement as are delegated to the Administrative Agent by the terms thereof, together with such powers as are reasonably incidental thereto, all in accordance with Article X of the Series 2013-A Supplement; (vi) each Acquiring Committed Note Purchaser appoints and authorizes the Funding Agent to take such action as agent on its behalf and to exercise such powers under the Series 2013-A Supplement as are delegated to such Funding Agent by the terms thereof, together with such powers as are reasonably incidental thereto, all in accordance with Article X of the Series 2013-A Supplement, (vii) each Acquiring Committed Note Purchaser agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Series 2013-A Supplement are required to be performed by it as a Class A Acquiring Committed Note Purchaser and (viii) the Acquiring Committed Note Purchaser hereby represents and warrants to the Company and the Group I Administrator that the representations and warranties contained in Section 3 of Annex 1 to the Series 2013-A Supplement are true and correct with respect to the Acquiring Committed Note Purchaser on and as of the date hereof and the Acquiring Committed Note Purchaser shall be deemed to have made such representations and warranties contained in Section 3 of Annex 1 to the Series 2013-A Supplement on and as of the date hereof.
Schedule I hereto sets forth the revised Class A Commitment Percentages of the Transferor and each Acquiring Committed Note Purchaser as well as administrative information with respect to each Acquiring Committed Note Purchaser and its Funding Agent.
This Class A Assignment and Assumption Agreement and all matters arising under or in any manner relating to this Class A Assignment and Assumption Agreement shall be governed by, and construed in accordance with, the law of the State of New York, and the obligations, rights and remedies of the parties hereto shall be determined in accordance with such law.

G-1-3

IN WITNESS WHEREOF, the parties hereto have caused this Class A Assignment and Assumption Agreement to be executed by their respective duly authorized officers as of the date first set forth above.
[    ], as Transferor
By:______________________________
Title:

By:______________________________
Title:
[    ], as Class A Acquiring Committed Note Purchaser
By:______________________________
Title:

[    ], as Class A Funding Agent

By:______________________________
Title:

G-1-4

CONSENTED AND ACKNOWLEDGED:
HERTZ VEHICLE FINANCING II LP, a limited partnership
By: HVF II GP Corp., its general partner
By: _______________________________
Title:

G-1-5

SCHEDULE I
LIST OF ADDRESSES FOR NOTICES
AND OF COMMITMENT PERCENTAGES
DEUTSCHE BANK AG, NEW YORK BRANCH, as
Administrative Agent
Address:

Attention:
Telephone:
Facsimile:
[TRANSFEROR]
Address:     [    ]
Attention: [    ]
Telephone: [    ]
Facsimile: [    ]

Prior Class A Commitment Percentage:                 [    ]
Revised Class A Commitment Percentage:             [    ]
Prior Class A Investor Group Principal Amount:            [    ]
Revised Class A Investor Group Principal Amount:        [    ]

[TRANSFEROR FUNDING AGENT]
Address:     [    ]
Attention: [    ]
Telephone: [    ]
Facsimile: [    ]

[ACQUIRING COMMITTED NOTE PURCHASER]
Address:     [    ]
Attention: [    ]
Telephone: [    ]
Facsimile: [    ]

G-1-6

Prior Class A Commitment Percentage:                [    ]
Revised Class A Commitment Percentage:            [    ]
Prior Class A Investor Group Principal Amount:            [    ]
Revised Class A Investor Group Principal Amount:        [    ]

[ACQUIRING COMMITTED NOTE PURCHASER FUNDING AGENT]
Address:     [    ]
Attention: [    ]
Telephone: [    ]
Facsimile: [    ]

G-1-7

EXHIBIT G-2
TO
SIXTH AMENDED AND RESTATED SERIES 2013-A SUPPLEMENT
FORM OF CLASS B ASSIGNMENT AND ASSUMPTION AGREEMENT

CLASS B ASSIGNMENT AND ASSUMPTION AGREEMENT, dated as of [    ], among [    ] (the “Transferor”), each purchaser listed as a Class B Acquiring Committed Note Purchaser on the signature pages hereof (each, an “Acquiring Committed Note Purchaser”), the Class B Funding Agent with respect to the assigning Class B Committed Note Purchaser listed in the signature pages hereof (the “Funding Agent”), and Hertz Vehicle Financing II LP, a special purpose limited partnership established under the laws of Delaware (the “Company”).
W I T N E S S E T H:
WHEREAS, this Class B Assignment and Assumption Agreement is being executed and delivered in accordance with subsection 9.3(b) of the Sixth Amended and Restated Series 2013-A Supplement, dated as of February 21, 2020 (as from time to time further amended, supplemented or otherwise modified in accordance with the terms thereof, the “Series 2013-A Supplement”; terms defined therein being used herein as therein defined unless indicated otherwise), by and among the Company, the Conduit Investors named therein, the Committed Note Purchasers named therein, the Funding Agents named therein, The Hertz Corporation, as Group I Administrator, Deutsche Bank AG, New York Branch, as Administrative Agent (in such capacity, the “Administrative Agent”) and The Bank of New York Mellon Trust Company, N.A., as trustee (“Trustee”) to the Amended and Restated Base Indenture, dated as of October 31, 2014 (as from time to time further amended, supplemented or otherwise modified in accordance with the terms thereof, the “Base Indenture”), by and between the Company and the Trustee, as supplemented by the Amended and Restated Group I Supplement, dated as of October 31, 2014 (as from time to time further amended, supplemented or otherwise modified in accordance with the terms thereof, the “Group I Supplement” and together with the Base Indenture and the Series 2013-A Supplement, the “Indenture”), by and between the Company and the Trustee;
WHEREAS, each Acquiring Committed Note Purchaser (if it is not already an existing Class B Committed Note Purchaser) wishes to become a Class B Committed Note Purchaser party to the Series 2013-A Supplement; and
WHEREAS, the Transferor is selling and assigning to each Acquiring Committed Note Purchaser, the portion of its rights, obligations and commitments under the Series 2013-A Supplement and the Class B Notes as set forth herein;

G-2-1

NOW, THEREFORE, the parties hereto hereby agree as follows:
Upon the execution and delivery of this Class B Assignment and Assumption Agreement by each Acquiring Committed Note Purchaser, the Funding Agent, the Transferor and the Company (the date of such execution and delivery, the “Transfer Issuance Date”), each Acquiring Committed Note Purchaser shall become a Class B Committed Note Purchaser party to the Series 2013-A Supplement for all purposes thereof.
The Transferor acknowledges receipt from each Acquiring Committed Note Purchaser of an amount equal to the purchase price, as agreed between the Transferor and such Acquiring Committed Note Purchaser (the “Purchase Price”), of the portion being purchased by such Acquiring Committed Note Purchaser (such Acquiring Committed Note Purchaser’s “Purchased Percentage”) of the Transferor’s Class B Commitment under the Series 2013-A Supplement and the Transferor’s Class B Investor Group Principal Amount. The Transferor hereby irrevocably sells, assigns and transfers to each Acquiring Committed Note Purchaser, without recourse, representation or warranty, and each Acquiring Committed Note Purchaser hereby irrevocably purchases, takes and assumes from the Transferor, such Acquiring Committed Note Purchaser’s Purchased Percentage of the Transferor’s Class B Commitment under the Series 2013-A Supplement and the Transferor’s Class B Investor Group Principal Amount.
The Transferor has made arrangements with each Acquiring Committed Note Purchaser with respect to [(i)] the portion, if any, to be paid, and the date or dates for payment, by the Transferor to such Acquiring Committed Note Purchaser of any program fees, undrawn facility fee, structuring and commitment fees or other fees (collectively, the “Fees”) [heretofore received] by the Transferor pursuant to Article III of the Series 2013-A Supplement prior to the Transfer Issuance Date [and (ii) the portion, if any, to be paid, and the date or dates for payment, by such Acquiring Committed Note Purchaser to the Transferor of Fees received by such Acquiring Committed Note Purchaser pursuant to the Series 2013-A Supplement from and after the Transfer Issuance Date].
From and after the Transfer Issuance Date, amounts that would otherwise by payable to or for the account of the Transferor pursuant to the Series 2013-A Supplement shall, instead, be payable to or for the account of the Transferor and the Acquiring Committed Note Purchasers, as the case may be, in accordance with their respective interests as reflected in this Class B Assignment and Assumption Agreement, whether such amounts have accrued prior to the Transfer Issuance Date or accrue subsequent to the Transfer Issuance Date.
Each of the parties to this Class B Assignment and Assumption Agreement agrees that at any time and from time to time upon the written request of any other party, it will execute and deliver such further documents and do such further acts and things as such other party may reasonably request in order to effect the purposes of this Class B Assignment and Assumption Agreement.
By executing and delivering this Class B Assignment and Assumption Agreement, the Transferor and each Acquiring Committed Note Purchaser confirm to and agree with each other and the Committed Note Purchasers as follows: (i) other than the representation and warranty

G-2-2

that it is the legal and beneficial owner of the interest being assigned hereby free and clear of any adverse claim, the Transferor makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Series 2013-A Supplement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Indenture, the Class B Notes, the Series 2013-A Related Documents or any instrument or document furnished pursuant thereto; (ii) the Transferor makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Company or the performance or observance by the Company of any of the Company’s obligations under the Indenture, the Series 2013-A Related Documents or any other instrument or document furnished pursuant hereto; (iii) each Acquiring Committed Note Purchaser confirms that it has received a copy of the Indenture and such other Series 2013-A Related Documents and other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Class B Assignment and Assumption Agreement; (iv) each Acquiring Committed Note Purchaser will, independently and without reliance upon the Administrative Agent, the Transferor or any other Investor Group and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Series 2013-A Supplement; (v) each Acquiring Committed Note Purchaser appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers under the Series 2013-A Supplement as are delegated to the Administrative Agent by the terms thereof, together with such powers as are reasonably incidental thereto, all in accordance with Article X of the Series 2013-A Supplement; (vi) each Acquiring Committed Note Purchaser appoints and authorizes the Funding Agent to take such action as agent on its behalf and to exercise such powers under the Series 2013-A Supplement as are delegated to such Funding Agent by the terms thereof, together with such powers as are reasonably incidental thereto, all in accordance with Article X of the Series 2013-A Supplement, (vii) each Acquiring Committed Note Purchaser agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Series 2013-A Supplement are required to be performed by it as a Class B Acquiring Committed Note Purchaser and (viii) the Acquiring Committed Note Purchaser hereby represents and warrants to the Company and the Group I Administrator that the representations and warranties contained in Section 3 of Annex 1 to the Series 2013-A Supplement are true and correct with respect to the Acquiring Committed Note Purchaser on and as of the date hereof and the Acquiring Committed Note Purchaser shall be deemed to have made such representations and warranties contained in Section 3 of Annex 1 to the Series 2013-A Supplement on and as of the date hereof.
Schedule I hereto sets forth the revised Class B Commitment Percentages of the Transferor and each Acquiring Committed Note Purchaser as well as administrative information with respect to each Acquiring Committed Note Purchaser and its Funding Agent.
This Class B Assignment and Assumption Agreement and all matters arising under or in any manner relating to this Class B Assignment and Assumption Agreement shall be governed by, and construed in accordance with, the law of the State of New York, and the obligations, rights and remedies of the parties hereto shall be determined in accordance with such law.

G-2-3

IN WITNESS WHEREOF, the parties hereto have caused this Class B Assignment and Assumption Agreement to be executed by their respective duly authorized officers as of the date first set forth above.
[    ], as Transferor
By:______________________________
Title:

By:______________________________
Title:
[    ], as Class B Acquiring Committed Note Purchaser
By:______________________________
Title:

[    ], as Class B Funding Agent

By:______________________________
Title:

G-2-4

CONSENTED AND ACKNOWLEDGED:
HERTZ VEHICLE FINANCING II LP, a limited partnership
By: HVF II GP Corp., its general partner
By: _______________________________
Title:

G-2-5

SCHEDULE I
LIST OF ADDRESSES FOR NOTICES
AND OF COMMITMENT PERCENTAGES
DEUTSCHE BANK AG, NEW YORK BRANCH, as
Administrative Agent
Address:

Attention:
Telephone:
Facsimile:
[TRANSFEROR]
Address:     [    ]
Attention: [    ]
Telephone: [    ]
Facsimile: [    ]

Prior Class B Commitment Percentage:                 [    ]
Revised Class B Commitment Percentage:             [    ]
Prior Class B Investor Group Principal Amount:            [    ]
Revised Class B Investor Group Principal Amount:        [    ]

[TRANSFEROR FUNDING AGENT]
Address:     [    ]
Attention: [    ]
Telephone: [    ]
Facsimile: [    ]

[ACQUIRING COMMITTED NOTE PURCHASER]
Address:     [    ]
Attention: [    ]
Telephone: [    ]
Facsimile: [    ]

G-2-6

Prior Class B Commitment Percentage:                [    ]
Revised Class B Commitment Percentage:            [    ]
Prior Class B Investor Group Principal Amount:            [    ]
Revised Class B Investor Group Principal Amount:        [    ]

[ACQUIRING COMMITTED NOTE PURCHASER FUNDING AGENT]
Address:     [    ]
Attention: [    ]
Telephone: [    ]
Facsimile: [    ]

G-2-7

EXHIBIT G-3
TO
SIXTH AMENDED AND RESTATED SERIES 2013-A SUPPLEMENT
FORM OF CLASS C ASSIGNMENT AND ASSUMPTION AGREEMENT

CLASS C ASSIGNMENT AND ASSUMPTION AGREEMENT, dated as of [    ], among [    ] (the “Transferor”), each purchaser listed as a Class C Acquiring Committed Note Purchaser on the signature pages hereof (each, an “Acquiring Committed Note Purchaser”), the Class C Funding Agent with respect to the assigning Class C Committed Note Purchaser listed in the signature pages hereof (the “Funding Agent”), and Hertz Vehicle Financing II LP, a special purpose limited partnership established under the laws of Delaware (the “Company”).
W I T N E S S E T H:
WHEREAS, this Class C Assignment and Assumption Agreement is being executed and delivered in accordance with subsection 9.3(c) of the Sixth Amended and Restated Series 2013-A Supplement, dated as of February 21, 2020 (as from time to time further amended, supplemented or otherwise modified in accordance with the terms thereof, the “Series 2013-A Supplement”; terms defined therein being used herein as therein defined unless indicated otherwise), by and among the Company, the Conduit Investors named therein, the Committed Note Purchasers named therein, the Funding Agents named therein, The Hertz Corporation, as Group I Administrator, Deutsche Bank AG, New York Branch, as Administrative Agent (in such capacity, the “Administrative Agent”) and The Bank of New York Mellon Trust Company, N.A., as trustee (“Trustee”) to the Amended and Restated Base Indenture, dated as of October 31, 2014 (as from time to time further amended, supplemented or otherwise modified in accordance with the terms thereof, the “Base Indenture”), by and between the Company and the Trustee, as supplemented by the Amended and Restated Group I Supplement, dated as of October 31, 2014 (as from time to time further amended, supplemented or otherwise modified in accordance with the terms thereof, the “Group I Supplement” and together with the Base Indenture and the Series 2013-A Supplement, the “Indenture”), by and between the Company and the Trustee;
WHEREAS, each Acquiring Committed Note Purchaser (if it is not already an existing Class C Committed Note Purchaser) wishes to become a Class C Committed Note Purchaser party to the Series 2013-A Supplement; and
WHEREAS, the Transferor is selling and assigning to each Acquiring Committed Note Purchaser, the portion of its rights, obligations and commitments under the Series 2013-A Supplement and the Class C Notes as set forth herein;

G-3-1

NOW, THEREFORE, the parties hereto hereby agree as follows:
Upon the execution and delivery of this Class C Assignment and Assumption Agreement by each Acquiring Committed Note Purchaser, the Funding Agent, the Transferor and the Company (the date of such execution and delivery, the “Transfer Issuance Date”), each Acquiring Committed Note Purchaser shall become a Class C Committed Note Purchaser party to the Series 2013-A Supplement for all purposes thereof.
The Transferor acknowledges receipt from each Acquiring Committed Note Purchaser of an amount equal to the purchase price, as agreed between the Transferor and such Acquiring Committed Note Purchaser (the “Purchase Price”), of the portion being purchased by such Acquiring Committed Note Purchaser (such Acquiring Committed Note Purchaser’s “Purchased Percentage”) of the Transferor’s Class C Commitment under the Series 2013-A Supplement and the Transferor’s Class C Investor Group Principal Amount. The Transferor hereby irrevocably sells, assigns and transfers to each Acquiring Committed Note Purchaser, without recourse, representation or warranty, and each Acquiring Committed Note Purchaser hereby irrevocably purchases, takes and assumes from the Transferor, such Acquiring Committed Note Purchaser’s Purchased Percentage of the Transferor’s Class C Commitment under the Series 2013-A Supplement and the Transferor’s Class C Investor Group Principal Amount.
The Transferor has made arrangements with each Acquiring Committed Note Purchaser with respect to [(i)] the portion, if any, to be paid, and the date or dates for payment, by the Transferor to such Acquiring Committed Note Purchaser of any program fees, undrawn facility fee, structuring and commitment fees or other fees (collectively, the “Fees”) [heretofore received] by the Transferor pursuant to Article III of the Series 2013-A Supplement prior to the Transfer Issuance Date [and (ii) the portion, if any, to be paid, and the date or dates for payment, by such Acquiring Committed Note Purchaser to the Transferor of Fees received by such Acquiring Committed Note Purchaser pursuant to the Series 2013-A Supplement from and after the Transfer Issuance Date].
From and after the Transfer Issuance Date, amounts that would otherwise by payable to or for the account of the Transferor pursuant to the Series 2013-A Supplement shall, instead, be payable to or for the account of the Transferor and the Acquiring Committed Note Purchasers, as the case may be, in accordance with their respective interests as reflected in this Class C Assignment and Assumption Agreement, whether such amounts have accrued prior to the Transfer Issuance Date or accrue subsequent to the Transfer Issuance Date.
Each of the parties to this Class C Assignment and Assumption Agreement agrees that at any time and from time to time upon the written request of any other party, it will execute and deliver such further documents and do such further acts and things as such other party may reasonably request in order to effect the purposes of this Class C Assignment and Assumption Agreement.
By executing and delivering this Class C Assignment and Assumption Agreement, the Transferor and each Acquiring Committed Note Purchaser confirm to and agree with each other and the Committed Note Purchasers as follows: (i) other than the representation and warranty

G-3-2

that it is the legal and beneficial owner of the interest being assigned hereby free and clear of any adverse claim, the Transferor makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Series 2013-A Supplement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Indenture, the Class C Notes, the Series 2013-A Related Documents or any instrument or document furnished pursuant thereto; (ii) the Transferor makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Company or the performance or observance by the Company of any of the Company’s obligations under the Indenture, the Series 2013-A Related Documents or any other instrument or document furnished pursuant hereto; (iii) each Acquiring Committed Note Purchaser confirms that it has received a copy of the Indenture and such other Series 2013-A Related Documents and other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Class C Assignment and Assumption Agreement; (iv) each Acquiring Committed Note Purchaser will, independently and without reliance upon the Administrative Agent, the Transferor or any other Investor Group and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Series 2013-A Supplement; (v) each Acquiring Committed Note Purchaser appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers under the Series 2013-A Supplement as are delegated to the Administrative Agent by the terms thereof, together with such powers as are reasonably incidental thereto, all in accordance with Article X of the Series 2013-A Supplement; (vi) each Acquiring Committed Note Purchaser appoints and authorizes the Funding Agent to take such action as agent on its behalf and to exercise such powers under the Series 2013-A Supplement as are delegated to such Funding Agent by the terms thereof, together with such powers as are reasonably incidental thereto, all in accordance with Article X of the Series 2013-A Supplement, (vii) each Acquiring Committed Note Purchaser agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Series 2013-A Supplement are required to be performed by it as a Class C Acquiring Committed Note Purchaser and (viii) the Acquiring Committed Note Purchaser hereby represents and warrants to the Company and the Group I Administrator that the representations and warranties contained in Section 3 of Annex 1 to the Series 2013-A Supplement are true and correct with respect to the Acquiring Committed Note Purchaser on and as of the date hereof and the Acquiring Committed Note Purchaser shall be deemed to have made such representations and warranties contained in Section 3 of Annex 1 to the Series 2013-A Supplement on and as of the date hereof.
Schedule I hereto sets forth the revised Class C Commitment Percentages of the Transferor and each Acquiring Committed Note Purchaser as well as administrative information with respect to each Acquiring Committed Note Purchaser and its Funding Agent.
This Class C Assignment and Assumption Agreement and all matters arising under or in any manner relating to this Class C Assignment and Assumption Agreement shall be governed by, and construed in accordance with, the law of the State of New York, and the obligations, rights and remedies of the parties hereto shall be determined in accordance with such law.

G-3-3

IN WITNESS WHEREOF, the parties hereto have caused this Class C Assignment and Assumption Agreement to be executed by their respective duly authorized officers as of the date first set forth above.
[    ], as Transferor
By:______________________________
Title:

By:______________________________
Title:
[    ], as Class C Acquiring Committed Note Purchaser
By:______________________________
Title:

[    ], as Class C Funding Agent

By:______________________________
Title:

G-3-4

CONSENTED AND ACKNOWLEDGED:
HERTZ VEHICLE FINANCING II LP, a limited partnership
By: HVF II GP Corp., its general partner
By: _______________________________
Title:

G-3-5

SCHEDULE I
LIST OF ADDRESSES FOR NOTICES
AND OF COMMITMENT PERCENTAGES
DEUTSCHE BANK AG, NEW YORK BRANCH, as
Administrative Agent
Address:

Attention:
Telephone:
Facsimile:
[TRANSFEROR]
Address:     [    ]
Attention: [    ]
Telephone: [    ]
Facsimile: [    ]

Prior Class C Commitment Percentage:                 [    ]
Revised Class C Commitment Percentage:             [    ]
Prior Class C Investor Group Principal Amount:            [    ]
Revised Class C Investor Group Principal Amount:        [    ]

[TRANSFEROR FUNDING AGENT]
Address:     [    ]
Attention: [    ]
Telephone: [    ]
Facsimile: [    ]

[ACQUIRING COMMITTED NOTE PURCHASER]
Address:     [    ]
Attention: [    ]
Telephone: [    ]
Facsimile: [    ]

G-3-6

Prior Class C Commitment Percentage:                [    ]
Revised Class C Commitment Percentage:            [    ]
Prior Class C Investor Group Principal Amount:            [    ]
Revised Class C Investor Group Principal Amount:        [    ]

[ACQUIRING COMMITTED NOTE PURCHASER FUNDING AGENT]
Address:     [    ]
Attention: [    ]
Telephone: [    ]
Facsimile: [    ]

G-3-7

EXHIBIT G-4
TO
SIXTH AMENDED AND RESTATED SERIES 2013-A SUPPLEMENT
FORM OF CLASS D ASSIGNMENT AND ASSUMPTION AGREEMENT

CLASS D ASSIGNMENT AND ASSUMPTION AGREEMENT, dated as of [    ], among [    ] (the “Transferor”), each purchaser listed as a Class D Acquiring Committed Note Purchaser on the signature pages hereof (each, an “Acquiring Committed Note Purchaser”), the Class D Funding Agent with respect to the assigning Class D Committed Note Purchaser listed in the signature pages hereof (the “Funding Agent”), and Hertz Vehicle Financing II LP, a special purpose limited partnership established under the laws of Delaware (the “Company”).
W I T N E S S E T H:
WHEREAS, this Class D Assignment and Assumption Agreement is being executed and delivered in accordance with subsection 9.3(d) of the Sixth Amended and Restated Series 2013-A Supplement, dated as of February 21, 2020 (as from time to time further amended, supplemented or otherwise modified in accordance with the terms thereof, the “Series 2013-A Supplement”; terms defined therein being used herein as therein defined unless indicated otherwise), by and among the Company, the Conduit Investors named therein, the Committed Note Purchasers named therein, the Funding Agents named therein, The Hertz Corporation, as Group I Administrator, Deutsche Bank AG, New York Branch, as Administrative Agent (in such capacity, the “Administrative Agent”) and The Bank of New York Mellon Trust Company, N.A., as trustee (“Trustee”) to the Amended and Restated Base Indenture, dated as of October 31, 2014 (as from time to time further amended, supplemented or otherwise modified in accordance with the terms thereof, the “Base Indenture”), by and between the Company and the Trustee, as supplemented by the Amended and Restated Group I Supplement, dated as of October 31, 2014 (as from time to time further amended, supplemented or otherwise modified in accordance with the terms thereof, the “Group I Supplement” and together with the Base Indenture and the Series 2013-A Supplement, the “Indenture”), by and between the Company and the Trustee;
WHEREAS, each Acquiring Committed Note Purchaser (if it is not already an existing Class D Committed Note Purchaser) wishes to become a Class D Committed Note Purchaser party to the Series 2013-A Supplement; and
WHEREAS, the Transferor is selling and assigning to each Acquiring Committed Note Purchaser, the portion of its rights, obligations and commitments under the Series 2013-A Supplement and the Class D Notes as set forth herein;

G-4-1

NOW, THEREFORE, the parties hereto hereby agree as follows:
Upon the execution and delivery of this Class D Assignment and Assumption Agreement by each Acquiring Committed Note Purchaser, the Funding Agent, the Transferor and the Company (the date of such execution and delivery, the “Transfer Issuance Date”), each Acquiring Committed Note Purchaser shall become a Class D Committed Note Purchaser party to the Series 2013-A Supplement for all purposes thereof.
The Transferor acknowledges receipt from each Acquiring Committed Note Purchaser of an amount equal to the purchase price, as agreed between the Transferor and such Acquiring Committed Note Purchaser (the “Purchase Price”), of the portion being purchased by such Acquiring Committed Note Purchaser (such Acquiring Committed Note Purchaser’s “Purchased Percentage”) of the Transferor’s Class D Commitment under the Series 2013-A Supplement and the Transferor’s Class D Investor Group Principal Amount. The Transferor hereby irrevocably sells, assigns and transfers to each Acquiring Committed Note Purchaser, without recourse, representation or warranty, and each Acquiring Committed Note Purchaser hereby irrevocably purchases, takes and assumes from the Transferor, such Acquiring Committed Note Purchaser’s Purchased Percentage of the Transferor’s Class D Commitment under the Series 2013-A Supplement and the Transferor’s Class D Investor Group Principal Amount.
The Transferor has made arrangements with each Acquiring Committed Note Purchaser with respect to [(i)] the portion, if any, to be paid, and the date or dates for payment, by the Transferor to such Acquiring Committed Note Purchaser of any program fees, undrawn facility fee, structuring and commitment fees or other fees (collectively, the “Fees”) [heretofore received] by the Transferor pursuant to Article III of the Series 2013-A Supplement prior to the Transfer Issuance Date [and (ii) the portion, if any, to be paid, and the date or dates for payment, by such Acquiring Committed Note Purchaser to the Transferor of Fees received by such Acquiring Committed Note Purchaser pursuant to the Series 2013-A Supplement from and after the Transfer Issuance Date].
From and after the Transfer Issuance Date, amounts that would otherwise by payable to or for the account of the Transferor pursuant to the Series 2013-A Supplement shall, instead, be payable to or for the account of the Transferor and the Acquiring Committed Note Purchasers, as the case may be, in accordance with their respective interests as reflected in this Class D Assignment and Assumption Agreement, whether such amounts have accrued prior to the Transfer Issuance Date or accrue subsequent to the Transfer Issuance Date.
Each of the parties to this Class D Assignment and Assumption Agreement agrees that at any time and from time to time upon the written request of any other party, it will execute and deliver such further documents and do such further acts and things as such other party may reasonably request in order to effect the purposes of this Class D Assignment and Assumption Agreement.
By executing and delivering this Class D Assignment and Assumption Agreement, the Transferor and each Acquiring Committed Note Purchaser confirm to and agree with each other and the Committed Note Purchasers as follows: (i) other than the representation and warranty

G-4-2

that it is the legal and beneficial owner of the interest being assigned hereby free and clear of any adverse claim, the Transferor makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Series 2013-A Supplement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Indenture, the Class D Notes, the Series 2013-A Related Documents or any instrument or document furnished pursuant thereto; (ii) the Transferor makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Company or the performance or observance by the Company of any of the Company’s obligations under the Indenture, the Series 2013-A Related Documents or any other instrument or document furnished pursuant hereto; (iii) each Acquiring Committed Note Purchaser confirms that it has received a copy of the Indenture and such other Series 2013-A Related Documents and other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Class D Assignment and Assumption Agreement; (iv) each Acquiring Committed Note Purchaser will, independently and without reliance upon the Administrative Agent, the Transferor or any other Investor Group and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Series 2013-A Supplement; (v) each Acquiring Committed Note Purchaser appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers under the Series 2013-A Supplement as are delegated to the Administrative Agent by the terms thereof, together with such powers as are reasonably incidental thereto, all in accordance with Article X of the Series 2013-A Supplement; (vi) each Acquiring Committed Note Purchaser appoints and authorizes the Funding Agent to take such action as agent on its behalf and to exercise such powers under the Series 2013-A Supplement as are delegated to such Funding Agent by the terms thereof, together with such powers as are reasonably incidental thereto, all in accordance with Article X of the Series 2013-A Supplement, (vii) each Acquiring Committed Note Purchaser agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Series 2013-A Supplement are required to be performed by it as a Class D Acquiring Committed Note Purchaser and (viii) the Acquiring Committed Note Purchaser hereby represents and warrants to the Company and the Group I Administrator that the representations and warranties contained in Section 3 of Annex 1 to the Series 2013-A Supplement are true and correct with respect to the Acquiring Committed Note Purchaser on and as of the date hereof and the Acquiring Committed Note Purchaser shall be deemed to have made such representations and warranties contained in Section 3 of Annex 1 to the Series 2013-A Supplement on and as of the date hereof.
Schedule I hereto sets forth the revised Class D Commitment Percentages of the Transferor and each Acquiring Committed Note Purchaser as well as administrative information with respect to each Acquiring Committed Note Purchaser and its Funding Agent.
This Class D Assignment and Assumption Agreement and all matters arising under or in any manner relating to this Class D Assignment and Assumption Agreement shall be governed by, and construed in accordance with, the law of the State of New York, and the obligations, rights and remedies of the parties hereto shall be determined in accordance with such law.

G-4-3

IN WITNESS WHEREOF, the parties hereto have caused this Class D Assignment and Assumption Agreement to be executed by their respective duly authorized officers as of the date first set forth above.
[    ], as Transferor
By:______________________________
Title:

By:______________________________
Title:
[    ], as Class D Acquiring Committed Note Purchaser
By:______________________________
Title:

[    ], as Class D Funding Agent

By:______________________________
Title:

G-4-4

CONSENTED AND ACKNOWLEDGED:
HERTZ VEHICLE FINANCING II LP, a limited partnership
By: HVF II GP Corp., its general partner
By: _______________________________
Title:

G-4-5

SCHEDULE I
LIST OF ADDRESSES FOR NOTICES
AND OF COMMITMENT PERCENTAGES
DEUTSCHE BANK AG, NEW YORK BRANCH, as
Administrative Agent
Address:

Attention:
Telephone:
Facsimile:

[TRANSFEROR]
Address:     [    ]
Attention: [    ]
Telephone: [    ]
Facsimile: [    ]

Prior Class D Commitment Percentage:             [    ]
Revised Class D Commitment Percentage:             [    ]
Prior Class D Investor Group Principal Amount:        [    ]
Revised Class D Investor Group Principal Amount:        [    ]

[TRANSFEROR FUNDING AGENT]
Address:     [    ]
Attention: [    ]
Telephone: [    ]
Facsimile: [    ]

[ACQUIRING COMMITTED NOTE PURCHASER]
Address:     [    ]
Attention: [    ]
Telephone: [    ]
Facsimile: [    ]

G-4-6

Prior Class D Commitment Percentage:                [    ]
Revised Class D Commitment Percentage:            [    ]
Prior Class D Investor Group Principal Amount:        [    ]
Revised Class D Investor Group Principal Amount:        [    ]

[ACQUIRING COMMITTED NOTE PURCHASER FUNDING AGENT]
Address:     [    ]
Attention: [    ]
Telephone: [    ]
Facsimile: [    ]

G-4-7

EXHIBIT G-5
TO
SIXTH AMENDED AND RESTATED SERIES 2013-A SUPPLEMENT
FORM OF CLASS RR ASSIGNMENT AND ASSUMPTION AGREEMENT

CLASS RR ASSIGNMENT AND ASSUMPTION AGREEMENT, dated as of [    ], among [    ] (the “Transferor”), each purchaser listed as a Class RR Acquiring Committed Note Purchaser on the signature pages hereof (each, an “Acquiring Committed Note Purchaser”) and Hertz Vehicle Financing II LP, a special purpose limited partnership established under the laws of Delaware (the “Company”).
W I T N E S S E T H:
WHEREAS, this Class RR Assignment and Assumption Agreement is being executed and delivered in accordance with subsection 9.3(e) of the Sixth Amended and Restated Series 2013-A Supplement, dated as of February 21, 2020 (as from time to time further amended, supplemented or otherwise modified in accordance with the terms thereof, the “Series 2013-A Supplement”; terms defined therein being used herein as therein defined unless indicated otherwise), by and among the Company, the Conduit Investors named therein, the Committed Note Purchasers named therein, the Funding Agents named therein, The Hertz Corporation, as Group I Administrator, Deutsche Bank AG, New York Branch, as Administrative Agent (in such capacity, the “Administrative Agent”) and The Bank of New York Mellon Trust Company, N.A., as trustee (“Trustee”) to the Amended and Restated Base Indenture, dated as of October 31, 2014 (as from time to time further amended, supplemented or otherwise modified in accordance with the terms thereof, the “Base Indenture”), by and between the Company and the Trustee, as supplemented by the Amended and Restated Group I Supplement, dated as of October 31, 2014 (as from time to time further amended, supplemented or otherwise modified in accordance with the terms thereof, the “Group I Supplement” and together with the Base Indenture and the Series 2013-A Supplement, the “Indenture”), by and between the Company and the Trustee;
WHEREAS, each Acquiring Committed Note Purchaser (if it is not already an existing Class RR Committed Note Purchaser) wishes to become a Class RR Committed Note Purchaser party to the Series 2013-A Supplement; and
WHEREAS, the Transferor is selling and assigning to each Acquiring Committed Note Purchaser, the portion of its rights, obligations and commitments under the Series 2013-A Supplement and the Class RR Notes as set forth herein;
NOW, THEREFORE, the parties hereto hereby agree as follows:

G-5-1

Upon the execution and delivery of this Class RR Assignment and Assumption Agreement by each Acquiring Committed Note Purchaser, the Transferor and the Company (the date of such execution and delivery, the “Transfer Issuance Date”), each Acquiring Committed Note Purchaser shall become a Class RR Committed Note Purchaser party to the Series 2013-A Supplement for all purposes thereof.
The Transferor acknowledges receipt from each Acquiring Committed Note Purchaser of an amount equal to the purchase price, as agreed between the Transferor and such Acquiring Committed Note Purchaser (the “Purchase Price”), of the portion being purchased by such Acquiring Committed Note Purchaser (such Acquiring Committed Note Purchaser’s “Purchased Percentage”) of the Transferor’s Class RR Commitment under the Series 2013-A Supplement and the Transferor’s Class RR Principal Amount. The Transferor hereby irrevocably sells, assigns and transfers to each Acquiring Committed Note Purchaser, without recourse, representation or warranty, and each Acquiring Committed Note Purchaser hereby irrevocably purchases, takes and assumes from the Transferor, such Acquiring Committed Note Purchaser’s Purchased Percentage of the Transferor’s Class RR Commitment under the Series 2013-A Supplement and the Transferor’s Class RR Principal Amount.
The Transferor has made arrangements with each Acquiring Committed Note Purchaser with respect to [(i)] the portion, if any, to be paid, and the date or dates for payment, by the Transferor to such Acquiring Committed Note Purchaser of any program fees, undrawn facility fee, structuring and commitment fees or other fees (collectively, the “Fees”) [heretofore received] by the Transferor pursuant to Article III of the Series 2013-A Supplement prior to the Transfer Issuance Date [and (ii) the portion, if any, to be paid, and the date or dates for payment, by such Acquiring Committed Note Purchaser to the Transferor of Fees received by such Acquiring Committed Note Purchaser pursuant to the Series 2013-A Supplement from and after the Transfer Issuance Date].
From and after the Transfer Issuance Date, amounts that would otherwise by payable to or for the account of the Transferor pursuant to the Series 2013-A Supplement shall, instead, be payable to or for the account of the Transferor and the Acquiring Committed Note Purchasers, as the case may be, in accordance with their respective interests as reflected in this Class RR Assignment and Assumption Agreement, whether such amounts have accrued prior to the Transfer Issuance Date or accrue subsequent to the Transfer Issuance Date.
Each of the parties to this Class RR Assignment and Assumption Agreement agrees that at any time and from time to time upon the written request of any other party, it will execute and deliver such further documents and do such further acts and things as such other party may reasonably request in order to effect the purposes of this Class RR Assignment and Assumption Agreement.
By executing and delivering this Class RR Assignment and Assumption Agreement, the Transferor and each Acquiring Committed Note Purchaser confirm to and agree with each other and the Committed Note Purchasers as follows: (i) other than the representation and warranty that it is the legal and beneficial owner of the interest being assigned hereby free and clear of any adverse claim, the Transferor makes no representation or warranty and assumes no responsibility

G-5-2

with respect to any statements, warranties or representations made in or in connection with the Series 2013-A Supplement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Indenture, the Class RR Notes, the Series 2013-A Related Documents or any instrument or document furnished pursuant thereto; (ii) the Transferor makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Company or the performance or observance by the Company of any of the Company’s obligations under the Indenture, the Series 2013-A Related Documents or any other instrument or document furnished pursuant hereto; (iii) each Acquiring Committed Note Purchaser confirms that it has received a copy of the Indenture and such other Series 2013-A Related Documents and other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Class RR Assignment and Assumption Agreement; (iv) each Acquiring Committed Note Purchaser will, independently and without reliance upon the Administrative Agent, the Transferor or any other Investor Group and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Series 2013-A Supplement; (v) each Acquiring Committed Note Purchaser appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers under the Series 2013-A Supplement as are delegated to the Administrative Agent by the terms thereof, together with such powers as are reasonably incidental thereto, all in accordance with Article X of the Series 2013-A Supplement; (vi) each Acquiring Committed Note Purchaser agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Series 2013-A Supplement are required to be performed by it as a Class RR Acquiring Committed Note Purchaser and (vii) the Acquiring Committed Note Purchaser hereby represents and warrants to the Company and the Group I Administrator that the representations and warranties contained in Section 3 of Annex 1 to the Series 2013-A Supplement are true and correct with respect to the Acquiring Committed Note Purchaser on and as of the date hereof and the Acquiring Committed Note Purchaser shall be deemed to have made such representations and warranties contained in Section 3 of Annex 1 to the Series 2013-A Supplement on and as of the date hereof.
Schedule I hereto sets forth the revised Class RR Commitment Percentages of the Transferor and each Acquiring Committed Note Purchaser as well as administrative information with respect to each Acquiring Committed Note Purchaser.
This Class RR Assignment and Assumption Agreement and all matters arising under or in any manner relating to this Class RR Assignment and Assumption Agreement shall be governed by, and construed in accordance with, the law of the State of New York, and the obligations, rights and remedies of the parties hereto shall be determined in accordance with such law.

G-5-3

IN WITNESS WHEREOF, the parties hereto have caused this Class RR Assignment and Assumption Agreement to be executed by their respective duly authorized officers as of the date first set forth above.
[    ], as Transferor
By:______________________________
Title:

By:______________________________
Title:
[    ], as Class RR Acquiring Committed Note Purchaser
By:______________________________
Title:

G-5-4

CONSENTED AND ACKNOWLEDGED:
HERTZ VEHICLE FINANCING II LP, a limited partnership
By: HVF II GP Corp., its general partner
By: _______________________________
Title:

G-5-5

SCHEDULE I
LIST OF ADDRESSES FOR NOTICES
AND OF COMMITMENT PERCENTAGES
DEUTSCHE BANK AG, NEW YORK BRANCH, as
Administrative Agent
Address:

Attention:
Telephone:
Facsimile:

[TRANSFEROR]
Address:     [    ]
Attention: [    ]
Telephone: [    ]
Facsimile: [    ]

Prior Class RR Commitment Percentage:         [    ]
Revised Class RR Commitment Percentage:         [    ]
Prior Class RR Principal Amount:            [    ]
Revised Class RR Principal Amount:            [    ]

[ACQUIRING COMMITTED NOTE PURCHASER]
Address:     [    ]
Attention: [    ]
Telephone: [    ]
Facsimile: [    ]

Prior Class RR Commitment Percentage:        [    ]
Revised Class RR Commitment Percentage:        [    ]
Prior Class RR Principal Amount:            [    ]
Revised Class RR Principal Amount:            [    ]

G-5-6

EXHIBIT H-1
TO
SIXTH AMENDED AND RESTATED SERIES 2013-A SUPPLEMENT
FORM OF CLASS A INVESTOR GROUP SUPPLEMENT
CLASS A INVESTOR GROUP SUPPLEMENT, dated as of [ ], [ ], among (i) [    ] (the “Class A Transferor Investor Group”), (ii) the Class A Funding Agent with respect to the Class A Transferor Investor Group in the signature pages hereof (the “Class A Transferor Funding Agent”) (iii) [    ] (the “Class A Acquiring Investor Group”), (iv) the Class A Funding Agent with respect to the Class A Acquiring Investor Group listed in the signature pages hereof (the “Class A Acquiring Funding Agent”), and (v) Hertz Vehicle Financing II LP, a special purpose limited partnership established under the laws of Delaware (the “Company”).
W I T N E S S E T H:
WHEREAS, this Class A Investor Group Supplement is being executed and delivered in accordance with subsection 9.3(a)(iii) of the Sixth Amended and Restated Series 2013-A Supplement, dated as of February 21, 2020 (as from time to time further amended, supplemented or otherwise modified in accordance with the terms thereof, the “Series 2013-A Supplement”; terms defined therein being used herein as therein defined unless indicated otherwise), by and among the Company, the Conduit Investors named therein, the Committed Note Purchasers named therein, the Funding Agents named therein, The Hertz Corporation, as Group I Administrator, Deutsche Bank AG, New York Branch, as Administrative Agent (in such capacity, the “Administrative Agent”) and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”) to the Amended and Restated Base Indenture, dated as of October 31, 2014 (as from time to time further amended, supplemented or otherwise modified in accordance with the terms thereof, the “Base Indenture”), by and between the Company and the Trustee, as supplemented by the Amended and Restated Group I Supplement, dated as of October 31, 2014 (as from time to time further amended, supplemented or otherwise modified in accordance with the terms thereof, the “Group I Supplement” and together with the Base Indenture and the Series 2013-A Supplement, the “Indenture”), by and between the Company and the Trustee;
WHEREAS, the Class A Acquiring Investor Group wishes to become a Class A Conduit Investor and a Class A Committed Note Purchaser with respect to such Class A Conduit Investor under the Series 2013-A Supplement; and
WHEREAS, the Class A Transferor Investor Group is selling and assigning to the Class A Acquiring Investor Group its respective rights, obligations and commitments under the Series 2013-A Supplement and the Class A Notes with respect to the percentage of its total commitment specified on Schedule I attached hereto;

H-1-1

NOW, THEREFORE, the parties hereto hereby agree as follows:
Upon the execution and delivery of this Class A Investor Group Supplement by the Class A Acquiring Investor Group, the Class A Acquiring Funding Agent with respect thereto, the Class A Transferor Investor Group, the Class A Transferor Funding Agent and the Company (the date of such execution and delivery, the “Transfer Issuance Date”), the Class A Conduit Investor(s) and the Class A Committed Note Purchasers with respect to the Class A Acquiring Investor Group shall become parties to the Series 2013-A Supplement for all purposes thereof.
The Class A Transferor Investor Group acknowledges receipt from the Class A Acquiring Investor Group of an amount equal to the purchase price, as agreed between the Class A Transferor Investor Group and the Class A Acquiring Investor Group (the “Purchase Price”), of the portion being purchased by the Class A Acquiring Investor Group (the Class A Acquiring Investor Group’s “Purchased Percentage”) of the Class A Commitment with respect to the Class A Committed Note Purchasers included in the Class A Transferor Investor Group under the Series 2013-A Supplement and the Class A Transferor Investor Group’s Class A Investor Group Principal Amount. The Class A Transferor Investor Group hereby irrevocably sells, assigns and transfers to the Class A Acquiring Investor Group, without recourse, representation or warranty, and the Class A Acquiring Investor Group hereby irrevocably purchases, takes and assumes from the Class A Transferor Investor Group, the Class A Acquiring Investor Group’s Purchased Percentage of the Class A Commitment with respect to the Class A Committed Note Purchasers included in the Class A Transferor Investor Group under the Series 2013-A Supplement and the Class A Transferor Investor Group’s Class A Investor Group Principal Amount.
From and after the Transfer Issuance Date, amounts that would otherwise be payable to or for the account of the Class A Transferor Investor Group pursuant to the Series 2013-A Supplement shall, instead, be payable to or for the account of the Class A Transferor Investor Group and the Class A Acquiring Investor Group, as the case may be, in accordance with their respective interests as reflected in this Class A Investor Group Supplement, whether such amounts have accrued prior to the Transfer Issuance Date or accrue subsequent to the Transfer Issuance Date.
Each of the parties to this Class A Investor Group Supplement agrees that at any time and from time to time upon the written request of any other party, it will execute and deliver such further documents and do such further acts and things as such other party may reasonably request in order to effect the purposes of this Class A Investor Group Supplement.
By executing and delivering this Class A Investor Group Supplement, the Class A Transferor Investor Group and the Class A Acquiring Investor Group confirm to and agree with each other as follows: (i) other than the representation and warranty that it is the legal and beneficial owner of the interest being assigned hereby free and clear of any adverse claim, the Class A Transferor Investor Group makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Series 2013-A Supplement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Indenture, the Class A Notes, the Series 2013-A Related Documents or any instrument or document furnished pursuant thereto; (ii) the Class A Transferor

H-1-2

Investor Group makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Company or the performance or observance by the Company of any of the Company’s obligations under the Indenture and the Series 2013-A Related Documents or any other instrument or document furnished pursuant hereto; (iii) the Class A Acquiring Investor Group confirms that it has received a copy of the Indenture and the Series 2013-A Related Documents and other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Class A Investor Group Supplement; (iv) the Class A Acquiring Investor Group will, independently and without reliance upon the Administrative Agent, the Class A Transferor Investor Group or any other Person and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Series 2013-A Supplement; (v) the Class A Acquiring Investor Group appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers under the Series 2013-A Supplement as are delegated to the Administrative Agent by the terms thereof, together with such powers as are reasonably incidental thereto, all in accordance with Article X of the Series 2013-A Supplement; (vi) each member of the Class A Acquiring Investor Group appoints and authorizes its respective Class A Acquiring Funding Agent, listed on Schedule I hereto, to take such action as agent on its behalf and to exercise such powers under the Series 2013-A Supplement as are delegated to such Class A Acquiring Funding Agent by the terms thereof, together with such powers as are reasonably incidental thereto, all in accordance with Article X of the Series 2013-A Supplement, (vii) each member of the Class A Acquiring Investor Group agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Series 2013-A Supplement are required to be performed by it as a member of the Class A Acquiring Investor Group and (viii) each member of the Class A Acquiring Investor Group hereby represents and warrants to the Company and the Group I Administrator that the representations and warranties contained in Section 3 of Annex 1 to the Series 2013-A Supplement are true and correct with respect to the Class A Acquiring Investor Group on and as of the date hereof and the Class A Acquiring Investor Group shall be deemed to have made such representations and warranties contained in Section 3 of Annex 1 to the Series 2013-A Supplement on and as of the date hereof.
Schedule I hereto sets forth the revised Class A Commitment Percentages of the Class A Transferor Investor Group and the Class A Acquiring Investor Group, as well as administrative information with respect to the Class A Acquiring Investor Group and its Class A Acquiring Funding Agent.
This Class A Investor Group Supplement and all matters arising under or in any manner relating to this Class A Investor Group Supplement shall be governed by, and construed in accordance with, the law of the State of New York, and the obligations, rights and remedies of the parties hereto shall be determined in accordance with such law.

H-1-3

IN WITNESS WHEREOF, the parties hereto have caused this Class A Investor Group Supplement to be executed by their respective duly authorized officers as of the date first set forth above.
[    ], as Class A Transferor Investor Group
By:______________________________
Title:
[    ], as Class A Transferor Investor Group
By:______________________________
Title:
[    ], as Class A Transferor Funding Agent
By:______________________________
Title:
[    ], as Class A Acquiring Investor Group
By:______________________________
Title:
[    ], as Class A Acquiring Investor Group

By:______________________________
Title:
[    ], as Class A Funding Agent

By:______________________________
Title:

H-1-4

CONSENTED AND ACKNOWLEDGED:
HERTZ VEHICLE FINANCING II LP, a limited partnership
By: HVF II GP Corp., its general partner
By: _______________________________
Title

H-1-5

LIST OF ADDRESSES FOR NOTICES
AND OF COMMITMENT PERCENTAGES

H-1-6

EXHIBIT H-2
TO
SIXTH AMENDED AND RESTATED SERIES 2013-A SUPPLEMENT
FORM OF CLASS B INVESTOR GROUP SUPPLEMENT
CLASS B INVESTOR GROUP SUPPLEMENT, dated as of [ ], [ ], among (i) [    ] (the “Class B Transferor Investor Group”), (ii) the Class B Funding Agent with respect to the Class B Transferor Investor Group in the signature pages hereof (the “Class B Transferor Funding Agent”) (iii) [    ] (the “Class B Acquiring Investor Group”), (iv) the Class B Funding Agent with respect to the Class B Acquiring Investor Group listed in the signature pages hereof (the “Class B Acquiring Funding Agent”), and (v) Hertz Vehicle Financing II LP, a special purpose limited partnership established under the laws of Delaware (the “Company”).
W I T N E S S E T H:
WHEREAS, this Class B Investor Group Supplement is being executed and delivered in accordance with subsection 9.3(b)(iii) of the Sixth Amended and Restated Series 2013-A Supplement, dated as of February 21, 2020 (as from time to time further amended, supplemented or otherwise modified in accordance with the terms thereof, the “Series 2013-A Supplement”; terms defined therein being used herein as therein defined unless indicated otherwise), by and among the Company, the Conduit Investors named therein, the Committed Note Purchasers named therein, the Funding Agents named therein, The Hertz Corporation, as Group I Administrator, Deutsche Bank AG, New York Branch, as Administrative Agent (in such capacity, the “Administrative Agent”) and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”) to the Amended and Restated Base Indenture, dated as of October 31, 2014 (as from time to time further amended, supplemented or otherwise modified in accordance with the terms thereof, the “Base Indenture”), by and between the Company and the Trustee, as supplemented by the Amended and Restated Group I Supplement, dated as of October 31, 2014 (as from time to time further amended, supplemented or otherwise modified in accordance with the terms thereof, the “Group I Supplement” and together with the Base Indenture and the Series 2013-A Supplement, the “Indenture”), by and between the Company and the Trustee;
WHEREAS, the Class B Acquiring Investor Group wishes to become a Class B Conduit Investor and a Class B Committed Note Purchaser with respect to such Class B Conduit Investor under the Series 2013-A Supplement; and
WHEREAS, the Class B Transferor Investor Group is selling and assigning to the Class B Acquiring Investor Group its respective rights, obligations and commitments under the Series 2013-A Supplement and the Class B Notes with respect to the percentage of its total commitment specified on Schedule I attached hereto;

H-2-1

NOW, THEREFORE, the parties hereto hereby agree as follows:
Upon the execution and delivery of this Class B Investor Group Supplement by the Class B Acquiring Investor Group, the Class B Acquiring Funding Agent with respect thereto, the Class B Transferor Investor Group, the Class B Transferor Funding Agent and the Company (the date of such execution and delivery, the “Transfer Issuance Date”), the Class B Conduit Investor(s) and the Class B Committed Note Purchasers with respect to the Class B Acquiring Investor Group shall become parties to the Series 2013-A Supplement for all purposes thereof.
The Class B Transferor Investor Group acknowledges receipt from the Class B Acquiring Investor Group of an amount equal to the purchase price, as agreed between the Class B Transferor Investor Group and the Class B Acquiring Investor Group (the “Purchase Price”), of the portion being purchased by the Class B Acquiring Investor Group (the Class B Acquiring Investor Group’s “Purchased Percentage”) of the Class B Commitment with respect to the Class B Committed Note Purchasers included in the Class B Transferor Investor Group under the Series 2013-A Supplement and the Class B Transferor Investor Group’s Class B Investor Group Principal Amount. The Class B Transferor Investor Group hereby irrevocably sells, assigns and transfers to the Class B Acquiring Investor Group, without recourse, representation or warranty, and the Class B Acquiring Investor Group hereby irrevocably purchases, takes and assumes from the Class B Transferor Investor Group, the Class B Acquiring Investor Group’s Purchased Percentage of the Class B Commitment with respect to the Class B Committed Note Purchasers included in the Class B Transferor Investor Group under the Series 2013-A Supplement and the Class B Transferor Investor Group’s Class B Investor Group Principal Amount.
From and after the Transfer Issuance Date, amounts that would otherwise be payable to or for the account of the Class B Transferor Investor Group pursuant to the Series 2013-A Supplement shall, instead, be payable to or for the account of the Class B Transferor Investor Group and the Class B Acquiring Investor Group, as the case may be, in accordance with their respective interests as reflected in this Class B Investor Group Supplement, whether such amounts have accrued prior to the Transfer Issuance Date or accrue subsequent to the Transfer Issuance Date.
Each of the parties to this Class B Investor Group Supplement agrees that at any time and from time to time upon the written request of any other party, it will execute and deliver such further documents and do such further acts and things as such other party may reasonably request in order to effect the purposes of this Class B Investor Group Supplement.
By executing and delivering this Class B Investor Group Supplement, the Class B Transferor Investor Group and the Class B Acquiring Investor Group confirm to and agree with each other as follows: (i) other than the representation and warranty that it is the legal and beneficial owner of the interest being assigned hereby free and clear of any adverse claim, the Class B Transferor Investor Group makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Series 2013-A Supplement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Indenture, the Class B Notes, the Series 2013-A Related

H-2-2

Documents or any instrument or document furnished pursuant thereto; (ii) the Class B Transferor Investor Group makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Company or the performance or observance by the Company of any of the Company’s obligations under the Indenture and the Series 2013-A Related Documents or any other instrument or document furnished pursuant hereto; (iii) the Class B Acquiring Investor Group confirms that it has received a copy of the Indenture and the Series 2013-A Related Documents and other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Class B Investor Group Supplement; (iv) the Class B Acquiring Investor Group will, independently and without reliance upon the Administrative Agent, the Class B Transferor Investor Group or any other Person and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Series 2013-A Supplement; (v) the Class B Acquiring Investor Group appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers under the Series 2013-A Supplement as are delegated to the Administrative Agent by the terms thereof, together with such powers as are reasonably incidental thereto, all in accordance with Article X of the Series 2013-A Supplement; (vi) each member of the Class B Acquiring Investor Group appoints and authorizes its respective Class B Acquiring Funding Agent, listed on Schedule I hereto, to take such action as agent on its behalf and to exercise such powers under the Series 2013-A Supplement as are delegated to such Class B Acquiring Funding Agent by the terms thereof, together with such powers as are reasonably incidental thereto, all in accordance with Article X of the Series 2013-A Supplement, (vii) each member of the Class B Acquiring Investor Group agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Series 2013-A Supplement are required to be performed by it as a member of the Class B Acquiring Investor Group and (viii) each member of the Class B Acquiring Investor Group hereby represents and warrants to the Company and the Group I Administrator that the representations and warranties contained in Section 3 of Annex 1 to the Series 2013-A Supplement are true and correct with respect to the Class B Acquiring Investor Group on and as of the date hereof and the Class B Acquiring Investor Group shall be deemed to have made such representations and warranties contained in Section 3 of Annex 1 to the Series 2013-A Supplement on and as of the date hereof.
Schedule I hereto sets forth the revised Class B Commitment Percentages of the Class B Transferor Investor Group and the Class B Acquiring Investor Group, as well as administrative information with respect to the Class B Acquiring Investor Group and its Class B Acquiring Funding Agent.
This Class B Investor Group Supplement and all matters arising under or in any manner relating to this Class B Investor Group Supplement shall be governed by, and construed in accordance with, the law of the State of New York, and the obligations, rights and remedies of the parties hereto shall be determined in accordance with such law.
IN WITNESS WHEREOF, the parties hereto have caused this Class B Investor Group Supplement to be executed by their respective duly authorized officers as of the date first set forth above.

H-2-3

[    ], as Class B Transferor Investor Group
By:______________________________
Title:
[    ], as Class B Transferor Investor Group
By:______________________________
Title:
[    ], as Class B Transferor Funding Agent
By:______________________________
Title:
[    ], as Class B Acquiring Investor Group

By:______________________________
Title:
[    ], as Class B Acquiring Investor Group

By:______________________________
Title:
[    ], as Class B Funding Agent

By:______________________________
Title:

H-2-4

CONSENTED AND ACKNOWLEDGED:
HERTZ VEHICLE FINANCING II LP, a limited partnership
By: HVF II GP Corp., its general partner
By: _______________________________
Title:

H-2-5

LIST OF ADDRESSES FOR NOTICES
AND OF COMMITMENT PERCENTAGES

H-2-6

EXHIBIT H-3
TO
SIXTH AMENDED AND RESTATED SERIES 2013-A SUPPLEMENT
FORM OF CLASS C INVESTOR GROUP SUPPLEMENT
CLASS C INVESTOR GROUP SUPPLEMENT, dated as of [ ], [ ], among (i) [    ] (the “Class C Transferor Investor Group”), (ii) the Class C Funding Agent with respect to the Class C Transferor Investor Group in the signature pages hereof (the “Class C Transferor Funding Agent”) (iii) [    ] (the “Class C Acquiring Investor Group”), (iv) the Class C Funding Agent with respect to the Class C Acquiring Investor Group listed in the signature pages hereof (the “Class C Acquiring Funding Agent”), and (v) Hertz Vehicle Financing II LP, a special purpose limited partnership established under the laws of Delaware (the “Company”).
W I T N E S S E T H:
WHEREAS, this Class C Investor Group Supplement is being executed and delivered in accordance with subsection 9.3(c)(iii) of the Sixth Amended and Restated Series 2013-A Supplement, dated as of February 21, 2020 (as from time to time further amended, supplemented or otherwise modified in accordance with the terms thereof, the “Series 2013-A Supplement”; terms defined therein being used herein as therein defined unless indicated otherwise), by and among the Company, the Conduit Investors named therein, the Committed Note Purchasers named therein, the Funding Agents named therein, The Hertz Corporation, as Group I Administrator, Deutsche Bank AG, New York Branch, as Administrative Agent (in such capacity, the “Administrative Agent”) and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”) to the Amended and Restated Base Indenture, dated as of October 31, 2014 (as from time to time further amended, supplemented or otherwise modified in accordance with the terms thereof, the “Base Indenture”), by and between the Company and the Trustee, as supplemented by the Amended and Restated Group I Supplement, dated as of October 31, 2014 (as from time to time further amended, supplemented or otherwise modified in accordance with the terms thereof, the “Group I Supplement” and together with the Base Indenture and the Series 2013-A Supplement, the “Indenture”), by and between the Company and the Trustee;
WHEREAS, the Class C Acquiring Investor Group wishes to become a Class C Conduit Investor and a Class C Committed Note Purchaser with respect to such Class C Conduit Investor under the Series 2013-A Supplement; and
WHEREAS, the Class C Transferor Investor Group is selling and assigning to the Class C Acquiring Investor Group its respective rights, obligations and commitments under the Series 2013-A Supplement and the Class C Notes with respect to the percentage of its total commitment specified on Schedule I attached hereto;
NOW, THEREFORE, the parties hereto hereby agree as follows:

H-3-1

Upon the execution and delivery of this Class C Investor Group Supplement by the Class C Acquiring Investor Group, the Class C Acquiring Funding Agent with respect thereto, the Class C Transferor Investor Group, the Class C Transferor Funding Agent and the Company (the date of such execution and delivery, the “Transfer Issuance Date”), the Class C Conduit Investor(s) and the Class C Committed Note Purchasers with respect to the Class C Acquiring Investor Group shall become parties to the Series 2013-A Supplement for all purposes thereof.
The Class C Transferor Investor Group acknowledges receipt from the Class C Acquiring Investor Group of an amount equal to the purchase price, as agreed between the Class C Transferor Investor Group and the Class C Acquiring Investor Group (the “Purchase Price”), of the portion being purchased by the Class C Acquiring Investor Group (the Class C Acquiring Investor Group’s “Purchased Percentage”) of the Class C Commitment with respect to the Class C Committed Note Purchasers included in the Class C Transferor Investor Group under the Series 2013-A Supplement and the Class C Transferor Investor Group’s Class C Investor Group Principal Amount. The Class C Transferor Investor Group hereby irrevocably sells, assigns and transfers to the Class C Acquiring Investor Group, without recourse, representation or warranty, and the Class C Acquiring Investor Group hereby irrevocably purchases, takes and assumes from the Class C Transferor Investor Group, the Class C Acquiring Investor Group’s Purchased Percentage of the Class C Commitment with respect to the Class C Committed Note Purchasers included in the Class C Transferor Investor Group under the Series 2013-A Supplement and the Class C Transferor Investor Group’s Class C Investor Group Principal Amount.
From and after the Transfer Issuance Date, amounts that would otherwise be payable to or for the account of the Class C Transferor Investor Group pursuant to the Series 2013-A Supplement shall, instead, be payable to or for the account of the Class C Transferor Investor Group and the Class C Acquiring Investor Group, as the case may be, in accordance with their respective interests as reflected in this Class C Investor Group Supplement, whether such amounts have accrued prior to the Transfer Issuance Date or accrue subsequent to the Transfer Issuance Date.
Each of the parties to this Class C Investor Group Supplement agrees that at any time and from time to time upon the written request of any other party, it will execute and deliver such further documents and do such further acts and things as such other party may reasonably request in order to effect the purposes of this Class C Investor Group Supplement.
By executing and delivering this Class C Investor Group Supplement, the Class C Transferor Investor Group and the Class C Acquiring Investor Group confirm to and agree with each other as follows: (i) other than the representation and warranty that it is the legal and beneficial owner of the interest being assigned hereby free and clear of any adverse claim, the Class C Transferor Investor Group makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Series 2013-A Supplement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Indenture, the Class C Notes, the Series 2013-A Related Documents or any instrument or document furnished pursuant thereto; (ii) the Class C Transferor

H-3-2

Investor Group makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Company or the performance or observance by the Company of any of the Company’s obligations under the Indenture and the Series 2013-A Related Documents or any other instrument or document furnished pursuant hereto; (iii) the Class C Acquiring Investor Group confirms that it has received a copy of the Indenture and the Series 2013-A Related Documents and other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Class C Investor Group Supplement; (iv) the Class C Acquiring Investor Group will, independently and without reliance upon the Administrative Agent, the Class C Transferor Investor Group or any other Person and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Series 2013-A Supplement; (v) the Class C Acquiring Investor Group appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers under the Series 2013-A Supplement as are delegated to the Administrative Agent by the terms thereof, together with such powers as are reasonably incidental thereto, all in accordance with Article X of the Series 2013-A Supplement; (vi) each member of the Class C Acquiring Investor Group appoints and authorizes its respective Class C Acquiring Funding Agent, listed on Schedule I hereto, to take such action as agent on its behalf and to exercise such powers under the Series 2013-A Supplement as are delegated to such Class C Acquiring Funding Agent by the terms thereof, together with such powers as are reasonably incidental thereto, all in accordance with Article X of the Series 2013-A Supplement, (vii) each member of the Class C Acquiring Investor Group agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Series 2013-A Supplement are required to be performed by it as a member of the Class C Acquiring Investor Group and (viii) each member of the Class C Acquiring Investor Group hereby represents and warrants to the Company and the Group I Administrator that the representations and warranties contained in Section 3 of Annex 1 to the Series 2013-A Supplement are true and correct with respect to the Class C Acquiring Investor Group on and as of the date hereof and the Class C Acquiring Investor Group shall be deemed to have made such representations and warranties contained in Section 3 of Annex 1 to the Series 2013-A Supplement on and as of the date hereof.
Schedule I hereto sets forth the revised Class C Commitment Percentages of the Class C Transferor Investor Group and the Class C Acquiring Investor Group, as well as administrative information with respect to the Class C Acquiring Investor Group and its Class C Acquiring Funding Agent.
This Class C Investor Group Supplement and all matters arising under or in any manner relating to this Class C Investor Group Supplement shall be governed by, and construed in accordance with, the law of the State of New York, and the obligations, rights and remedies of the parties hereto shall be determined in accordance with such law.

H-3-3

IN WITNESS WHEREOF, the parties hereto have caused this Class C Investor Group Supplement to be executed by their respective duly authorized officers as of the date first set forth above.
[    ], as Class C Transferor Investor Group
By:______________________________
Title:

[    ], as Class C Transferor Investor Group
By:______________________________
Title:
[    ], as Class C Transferor Funding Agent
By:______________________________
Title:
[    ], as Class C Acquiring Investor Group

By:______________________________
Title:
[    ], as Class C Acquiring Investor Group

By:______________________________
Title:
[    ], as Class C Funding Agent

By:______________________________
Title:

H-3-4

CONSENTED AND ACKNOWLEDGED:
HERTZ VEHICLE FINANCING II LP, a limited partnership
By: HVF II GP Corp., its general partner
By: _______________________________
Title:

H-3-5

LIST OF ADDRESSES FOR NOTICES
AND OF COMMITMENT PERCENTAGES

H-3-6

EXHIBIT H-4
TO
SIXTH AMENDED AND RESTATED SERIES 2013-A SUPPLEMENT
FORM OF CLASS D INVESTOR GROUP SUPPLEMENT
CLASS D INVESTOR GROUP SUPPLEMENT, dated as of [ ], [ ], among (i) [    ] (the “Class D Transferor Investor Group”), (ii) the Class D Funding Agent with respect to the Class D Transferor Investor Group in the signature pages hereof (the “Class D Transferor Funding Agent”) (iii) [    ] (the “Class D Acquiring Investor Group”), (iv) the Class D Funding Agent with respect to the Class D Acquiring Investor Group listed in the signature pages hereof (the “Class D Acquiring Funding Agent”), and (v) Hertz Vehicle Financing II LP, a special purpose limited partnership established under the laws of Delaware (the “Company”).
W I T N E S S E T H:
WHEREAS, this Class D Investor Group Supplement is being executed and delivered in accordance with subsection 9.3(d)(iii) of the Sixth Amended and Restated Series 2013-A Supplement, dated as of February 21, 2020 (as from time to time further amended, supplemented or otherwise modified in accordance with the terms thereof, the “Series 2013-A Supplement”; terms defined therein being used herein as therein defined unless indicated otherwise), by and among the Company, the Conduit Investors named therein, the Committed Note Purchasers named therein, the Funding Agents named therein, The Hertz Corporation, as Group I Administrator, Deutsche Bank AG, New York Branch, as Administrative Agent (in such capacity, the “Administrative Agent”) and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”) to the Amended and Restated Base Indenture, dated as of October 31, 2014 (as from time to time further amended, supplemented or otherwise modified in accordance with the terms thereof, the “Base Indenture”), by and between the Company and the Trustee, as supplemented by the Amended and Restated Group I Supplement, dated as of October 31, 2014 (as from time to time further amended, supplemented or otherwise modified in accordance with the terms thereof, the “Group I Supplement” and together with the Base Indenture and the Series 2013-A Supplement, the “Indenture”), by and between the Company and the Trustee;
WHEREAS, the Class D Acquiring Investor Group wishes to become a Class D Conduit Investor and a Class D Committed Note Purchaser with respect to such Class D Conduit Investor under the Series 2013-A Supplement; and
WHEREAS, the Class D Transferor Investor Group is selling and assigning to the Class D Acquiring Investor Group its respective rights, obligations and commitments under the Series 2013-A Supplement and the Class D Notes with respect to the percentage of its total commitment specified on Schedule I attached hereto;
NOW, THEREFORE, the parties hereto hereby agree as follows:

H-4-1

Upon the execution and delivery of this Class D Investor Group Supplement by the Class D Acquiring Investor Group, the Class D Acquiring Funding Agent with respect thereto, the Class D Transferor Investor Group, the Class D Transferor Funding Agent and the Company (the date of such execution and delivery, the “Transfer Issuance Date”), the Class D Conduit Investor(s) and the Class D Committed Note Purchasers with respect to the Class D Acquiring Investor Group shall become parties to the Series 2013-A Supplement for all purposes thereof.
The Class D Transferor Investor Group acknowledges receipt from the Class D Acquiring Investor Group of an amount equal to the purchase price, as agreed between the Class D Transferor Investor Group and the Class D Acquiring Investor Group (the “Purchase Price”), of the portion being purchased by the Class D Acquiring Investor Group (the Class D Acquiring Investor Group’s “Purchased Percentage”) of the Class D Commitment with respect to the Class D Committed Note Purchasers included in the Class D Transferor Investor Group under the Series 2013-A Supplement and the Class D Transferor Investor Group’s Class D Investor Group Principal Amount. The Class D Transferor Investor Group hereby irrevocably sells, assigns and transfers to the Class D Acquiring Investor Group, without recourse, representation or warranty, and the Class D Acquiring Investor Group hereby irrevocably purchases, takes and assumes from the Class D Transferor Investor Group, the Class D Acquiring Investor Group’s Purchased Percentage of the Class D Commitment with respect to the Class D Committed Note Purchasers included in the Class D Transferor Investor Group under the Series 2013-A Supplement and the Class D Transferor Investor Group’s Class D Investor Group Principal Amount.
From and after the Transfer Issuance Date, amounts that would otherwise be payable to or for the account of the Class D Transferor Investor Group pursuant to the Series 2013-A Supplement shall, instead, be payable to or for the account of the Class D Transferor Investor Group and the Class D Acquiring Investor Group, as the case may be, in accordance with their respective interests as reflected in this Class D Investor Group Supplement, whether such amounts have accrued prior to the Transfer Issuance Date or accrue subsequent to the Transfer Issuance Date.
Each of the parties to this Class D Investor Group Supplement agrees that at any time and from time to time upon the written request of any other party, it will execute and deliver such further documents and do such further acts and things as such other party may reasonably request in order to effect the purposes of this Class D Investor Group Supplement.
By executing and delivering this Class D Investor Group Supplement, the Class D Transferor Investor Group and the Class D Acquiring Investor Group confirm to and agree with each other as follows: (i) other than the representation and warranty that it is the legal and beneficial owner of the interest being assigned hereby free and clear of any adverse claim, the Class D Transferor Investor Group makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Series 2013-A Supplement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Indenture, the Class D Notes, the Series 2013-A Related Documents or any instrument or document furnished pursuant thereto; (ii) the Class D Transferor

H-4-2

Investor Group makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Company or the performance or observance by the Company of any of the Company’s obligations under the Indenture and the Series 2013-A Related Documents or any other instrument or document furnished pursuant hereto; (iii) the Class D Acquiring Investor Group confirms that it has received a copy of the Indenture and the Series 2013-A Related Documents and other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Class D Investor Group Supplement; (iv) the Class D Acquiring Investor Group will, independently and without reliance upon the Administrative Agent, the Class D Transferor Investor Group or any other Person and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Series 2013-A Supplement; (v) the Class D Acquiring Investor Group appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers under the Series 2013-A Supplement as are delegated to the Administrative Agent by the terms thereof, together with such powers as are reasonably incidental thereto, all in accordance with Article X of the Series 2013-A Supplement; (vi) each member of the Class D Acquiring Investor Group appoints and authorizes its respective Class D Acquiring Funding Agent, listed on Schedule I hereto, to take such action as agent on its behalf and to exercise such powers under the Series 2013-A Supplement as are delegated to such Class D Acquiring Funding Agent by the terms thereof, together with such powers as are reasonably incidental thereto, all in accordance with Article X of the Series 2013-A Supplement, (vii) each member of the Class D Acquiring Investor Group agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Series 2013-A Supplement are required to be performed by it as a member of the Class D Acquiring Investor Group and (viii) each member of the Class D Acquiring Investor Group hereby represents and warrants to the Company and the Group I Administrator that the representations and warranties contained in Section 3 of Annex 1 to the Series 2013-A Supplement are true and correct with respect to the Class D Acquiring Investor Group on and as of the date hereof and the Class D Acquiring Investor Group shall be deemed to have made such representations and warranties contained in Section 3 of Annex 1 to the Series 2013-A Supplement on and as of the date hereof.
Schedule I hereto sets forth the revised Class D Commitment Percentages of the Class D Transferor Investor Group and the Class D Acquiring Investor Group, as well as administrative information with respect to the Class D Acquiring Investor Group and its Class D Acquiring Funding Agent.
This Class D Investor Group Supplement and all matters arising under or in any manner relating to this Class D Investor Group Supplement shall be governed by, and construed in accordance with, the law of the State of New York, and the obligations, rights and remedies of the parties hereto shall be determined in accordance with such law.

H-4-3

IN WITNESS WHEREOF, the parties hereto have caused this Class D Investor Group Supplement to be executed by their respective duly authorized officers as of the date first set forth above.
[    ], as Class D Transferor Investor Group
By:______________________________
Title:

[    ], as Class D Transferor Investor Group
By:______________________________
Title:
[    ], as Class D Transferor Funding Agent
By:______________________________
Title:
[    ], as Class D Acquiring Investor Group

By:______________________________
Title:
[    ], as Class D Acquiring Investor Group

By:______________________________
Title:
[    ], as Class D Funding Agent

By:______________________________
Title:

H-4-4

CONSENTED AND ACKNOWLEDGED:
HERTZ VEHICLE FINANCING II LP, a limited partnership
By: HVF II GP Corp., its general partner
By: _______________________________
Title:

H-4-5

LIST OF ADDRESSES FOR NOTICES
AND OF COMMITMENT PERCENTAGES

H-4-6

EXHIBIT I
TO
SIXTH AMENDED AND RESTATED SERIES 2013-A SUPPLEMENT
FORM OF SERIES 2013-A LETTER OF CREDIT

2

SERIES 2013-A LETTER OF CREDIT
NO. [    ]
OUR IRREVOCABLE LETTER OF CREDIT NO. DBS-[ ]
[ ] [ ]
Beneficiary:
The Bank of New York Mellon Trust Company, N.A.
as Trustee
under the Series 2013-A Supplement
referred to below
2 North LaSalle Street, 7th Floor
Chicago, Illinois 60602
Attention:    Corporate Trust Administration-Structured Finance
Dear Sir or Madam:
The undersigned (“[        ]” or the “Issuing Bank”) hereby establishes, at the request and for the account of The Hertz Corporation, a Delaware corporation (“Hertz”), pursuant to that certain [ ] Insert relevant agreement., dated as of [ ] (as amended, supplemented, amended and restated or otherwise modified from time to time in accordance with the terms thereof, the “Series 2013-A Letter of Credit Agreement”), among [ ], in the Beneficiary’s favor on Beneficiary’s behalf as Trustee under the Sixth Amended and Restated Series 2013-A Supplement, dated as of February 21, 2020 (as such agreement may be amended, supplemented, amended and restated or otherwise modified from time to time, the “Series 2013-A Supplement”), by and among Hertz Vehicle Financing II LP, a special purpose limited partnership established under the laws of Delaware (“HVF II”), as Issuer, The Hertz Corporation, as the Group I Administrator, Deutsche Bank AG, New York Branch, as administrative agent, certain committed note purchasers, certain conduit investors, certain funding agents and The Bank of New York Mellon Trust Company, N.A., as Trustee (the “Trustee”), to the Amended and Restated Group I Supplement, dated as of October 31, 2014 (as such agreement may be amended, supplemented, amended and restated or otherwise modified from time to time, the “Group I Supplement”), by and between HVF II and the Trustee, to the Amended and Restated Base Indenture, dated as of October 31, 2014 (as such agreement may be amended, supplemented, amended and restated or otherwise modified from time to time, the “Base Indenture”), by and between HVF II, as Issuer, and the Trustee, in respect of Credit Demands (as defined below), Unpaid Demand Note Demands (as defined below),

2

Preference Payment Demands (as defined below) and Termination Demands (as defined below) this Irrevocable Letter of Credit No. [    ] in the amount of [    ] ($[    ]) (such amount, as the same may be reduced, increased (to an amount not exceeding $[    ]) or reinstated as provided herein, being the “Series 2013-A Letter of Credit Amount”), effective immediately and expiring at 4:00 p.m. (New York time) at our office located at [        ] (such office or any other office which may be designated by the Issuing Bank by written notice delivered to Beneficiary, being the “Issuing Bank’s Office”) on the earlier of (i) [ ] and (ii) [ ], beyond which expiry date will not be extended (or, if such date is not a Business Day (as defined below), the immediately succeeding Business Day) (the “Series 2013-A Letter of Credit Expiration Date”). The Issuing Bank hereby agrees that the Series 2013-A Letter of Credit Expiration Date shall be automatically extended, without amendment, [to the earlier of (i) the date that is one year from the then current Series 2013-A Letter of Credit Expiration Date and (ii) [ ], in each case][for successive one year periods from each Series 2013-A Letter of Credit Expiration Date] unless, no fewer than sixty (60) days before the then current Series 2013-A Letter of Credit Expiration Date, we notify you in writing by registered mail (return receipt) or overnight courier that this letter of credit will not be extended beyond the then current Series 2013-A Letter of Credit Expiration Date. The term “Beneficiary” refers herein (and in each Annex hereto) to the Trustee, as such term is defined in the Base Indenture. Terms used herein and not defined herein shall have the meaning set forth in the Series 2013-A Supplement.
The Issuing Bank irrevocably authorizes Beneficiary to draw on it, in accordance with the terms and conditions and subject to the reductions in amount as hereinafter set forth, (1) in one or more draws by one or more of the Trustee’s drafts, each drawn on the Issuing Bank at the Issuing Bank’s Office, payable at sight on a Business Day (as defined below), and accompanied by the Trustee’s written and completed certificate signed by the Trustee in substantially the form of Annex A attached hereto (any such draft accompanied by such certificate being a “Credit Demand”), an amount equal to the face amount of each such draft but in the aggregate amount not exceeding the Series 2013-A Letter of Credit Amount as in effect on such Business Day (as defined below), (2) in one or more draws by one or more of the Trustee’s drafts, each drawn on the Issuing Bank at the Issuing Bank’s Office, payable at sight on a Business Day (as defined below), and accompanied by the Trustee’s written and completed certificate signed by it in substantially the form of Annex B attached hereto (any such draft accompanied by such certificate being an “Unpaid Demand Note Demand”), an amount equal to the face amount of each such draft but not exceeding the Series 2013-A Letter of Credit Amount as in effect on such Business Day (as defined below), (3) in one or more draws by one or more of the Trustee’s drafts, each drawn on the Issuing Bank at the Issuing Bank’s Office, payable at sight on a Business Day (as defined below), and accompanied by the Trustee’s written and completed certificate signed by the Trustee in substantially the form of Annex C attached hereto (any such draft accompanied by such certificate being a “Preference Payment Demand”), an amount equal to the face amount of each such draft but not exceeding the Series 2013-A Letter of Credit Amount as in effect on such Business Day

3

(as defined below) and (4) in one or more draws by one or more of the Trustee’s drafts, drawn on the Issuing Bank at the Issuing Bank’s Office, payable at sight on a Business Day (as defined below), and accompanied by the Trustee’s written and completed certificate signed by the Trustee in substantially the form of Annex D attached hereto (any such draft accompanied by such certificate being a “Termination Demand”), an amount equal to the face amount of each such draft but not exceeding the Series 2013-A Letter of Credit Amount as in effect on such Business Day (as defined below). Any Credit Demand, Unpaid Demand Note Demand, Preference Payment Demand or Termination Demand may be delivered by facsimile transmission. [Drawings may also be presented to us by facsimile transmission to facsimile number [_] (each such drawing, a “fax drawing”). If you present a fax drawing under this Letter of Credit you do not need to present the original of any drawing documents, and if we receive any such original drawing documents they will not be examined by us. In the event of a full or final drawing, the original Letter of Credit must be returned to us by overnight courier.] The Trustee shall deliver the original executed counterpart of such Credit Demand, Unpaid Demand Note Demand, Preference Payment Demand or Termination Demand, as the case may be, to the Issuing Bank by means of overnight courier. “Business Day” means any day other than a Saturday, Sunday or other day on which banks are authorized or required by law to close in New York City, New York. Upon the Issuing Bank honoring any Credit Demand, Unpaid Demand Note Demand, Preference Payment Demand or Termination Demand presented hereunder, the Series 2013-A Letter of Credit Amount shall automatically be decreased by an amount equal to the amount of such Credit Demand, Unpaid Demand Note Demand, Preference Payment Demand or Termination Demand. In addition to the foregoing reduction, (i) upon the Issuing Bank honoring any Termination Demand in respect of the entire Series 2013-A Letter of Credit Amount presented to it hereunder, the amount available to be drawn under this Series 2013-A Letter of Credit Amount shall automatically be reduced to zero and this Series 2013-A Letter of Credit shall be terminated and (ii) no amount decreased on the honoring of any Preference Payment Demand or Termination Demand shall be reinstated.
The Series 2013-A Letter of Credit Amount shall be automatically reinstated when and to the extent, but only when and to the extent, that (i) the Issuing Bank is reimbursed by Hertz (or by HVF II under Section 5.6 or 5.7 of the Series 2013-A Supplement) for any amount drawn hereunder as a Credit Demand or an Unpaid Demand Note Demand and (ii) the Issuing Bank receives written notice from Hertz in substantially the form of Annex E hereto that no Event of Bankruptcy (as defined in the Base Indenture) with respect to Hertz has occurred and is continuing; provided, however, that the Series 2013-A Letter of Credit Amount shall, in no event, be reinstated to an amount in excess of the then current Series 2013-A Letter of Credit Amount (without giving effect to any reduction to the Series 2013-A Letter of Credit Amount that resulted from any such Credit Demand or Unpaid Demand Note Demand).
The Series 2013-A Letter of Credit Amount shall be automatically reduced in accordance with the terms of a written request from the Trustee to the Issuing Bank in

4

substantially the form of Annex G attached hereto that is acknowledged and agreed to in writing by the Issuing Bank. The Series 2013-A Letter of Credit Amount shall be automatically increased upon receipt by (and written acknowledgment of such receipt by) the Trustee of written notice from the Issuing Bank in substantially the form of Annex H attached hereto certifying that the Series 2013-A Letter of Credit Amount has been increased and setting forth the amount of such increase, which increase shall not result in the Series 2013-A Letter of Credit Amount exceeding an amount equal to [    ]($[    ]).
Each Credit Demand, Unpaid Demand Note Demand, Preference Payment Demand and Termination Demand shall be dated the date of its presentation, and shall be presented to the Issuing Bank at the Issuing Bank’s Office, Attention: [ ]. If the Issuing Bank receives any Credit Demand, Unpaid Demand Note Demand, Preference Payment Demand or Termination Demand at such office, all in strict conformity with the terms and conditions of this Series 2013-A Letter of Credit, not later than 12:00 p.m. (New York City time) on a Business Day prior to the termination hereof, the Issuing Bank will make such funds available by 4:00 p.m. (New York City time) on the same day in accordance with Beneficiary’s payment instructions. If the Issuing Bank receives any Credit Demand, Unpaid Demand Note Demand, Preference Payment Demand or Termination Demand at such office, all in strict conformity with the terms and conditions of this Series 2013-A Letter of Credit, after 12:00 p.m. (New York City time) on a Business Day prior to the termination hereof, the Issuing Bank will make the funds available by 4:00 p.m. (New York City time) on the next succeeding Business Day in accordance with Beneficiary’s payment instructions. If Beneficiary so requests to the Issuing Bank, payment under this Series 2013-A Letter of Credit may be made by wire transfer of Federal Reserve Bank of New York funds to Beneficiary’s account in a bank on the Federal Reserve wire system or by deposit of same day funds into a designated account. All payments made by the Issuing Bank under this Series 2013-A Letter of Credit shall be made with the Issuing Bank’s own funds.
In the event there is more than one draw request on the same Business Day, the draw requests shall be honored in the following order: (1) the Credit Demands, (2) the Unpaid Demand Note Demands, (3) the Preference Payment Demand and (4) the Termination Demand.
Upon the earliest of (i) the date on which the Issuing Bank honors a Preference Payment Demand or Termination Demand presented hereunder to the extent of the Series 2013-A Letter of Credit Amount as in effect on such date, (ii) the date on which the Issuing Bank receives written notice from Beneficiary that an alternate letter of credit or other credit facility has been substituted for this Series 2013-A Letter of Credit and (iii) the Series 2013-A Letter of Credit Expiration Date, this Series 2013-A Letter of Credit shall automatically terminate and Beneficiary shall surrender this Series 2013-A Letter of Credit to the undersigned Issuing Bank on such day.

5

This Series 2013-A Letter of Credit is transferable in its entirety to any transferee(s) who Beneficiary certifies to the Issuing Bank has succeeded Beneficiary as Trustee under the Base Indenture, the Group I Supplement and the Series 2013-A Supplement, and may be successively transferred. Transfer of this Series 2013-A Letter of Credit to such transferee shall be effected by the presentation to the Issuing Bank of this original Series 2013-A Letter of Credit and amendment(s), if any, accompanied by a certificate in substantially the form of Annex F attached hereto. Upon such presentation the Issuing Bank shall forthwith transfer this Series 2013-A Letter of Credit to (or to the order of) the transferee or, if so requested by Beneficiary’s transferee, amend and restate, or issue an amendment to, this Series 2013-A Letter of Credit changing the Beneficiary name to that of the Beneficiary’s transferee; provided that, in connection with any such amendment or amendment and restatement, all provisions of this Letter of Credit shall remain the same other than the change of the Beneficiary.
This Series 2013-A Letter of Credit sets forth in full the undertaking of the Issuing Bank, and such undertaking shall not in any way be modified, amended, amplified or limited by reference to any document, instrument or agreement referred to herein, except only the certificates and the drafts referred to herein; and any such reference shall not be deemed to incorporate herein by reference any document, instrument or agreement except for such certificates and such drafts.
This Series 2013-A Letter of Credit is subject to the Uniform Customs and Practice for Documentary Credits, 2007 Revision, ICC Publication No. 600 (the “Uniform Customs”), which is incorporated into the text of this Series 2013-A Letter of Credit by reference, and shall be governed by the laws of the State of New York, including, as to matters not covered by the Uniform Customs, the Uniform Commercial Code as in effect in the State of New York; provided that, if an interruption of business (as described in such Article 36 of the Uniform Customs) exists at the Issuing Bank’s Office, the Issuing Bank agrees to (i) promptly notify the Trustee of an alternative location in which to send any communications with respect to this Series 2013-A Letter of Credit or (ii) effect payment under this Series 2013-A Letter of Credit if a draw which otherwise conforms to the terms and conditions of this Series 2013-A Letter of Credit is made prior to the earlier of (A) the thirtieth day after the resumption of business and (B) the Series 2013-A Letter of Credit Expiration Date; provided further that, Article 32 of the Uniform Customs shall not apply to this Series 2013-A Letter of Credit as draws hereunder shall not be deemed to be installments for purposes thereof.
Communications with respect to this Series 2013-A Letter of Credit shall be in writing and shall be addressed to the Issuing Bank at the Issuing Bank’s Office, specifically referring to the number of this Series 2013-A Letter of Credit.
[All parties to this Letter of Credit are advised that the U.S. Government has in place certain sanctions against certain countries, individuals, entities, and vessels. [ ] entities, including branches and, in certain circumstances, subsidiaries, are/will be

6

prohibited from engaging in transactions or other activities within the scope of applicable sanctions.]
Very truly yours,
[            ]

By:

Name:
Title:

By:

Name:
Title:

7

ANNEX A
CERTIFICATE OF CREDIT DEMAND
[Issuing Bank’s Address]

Attention: [Global Loan Operations, Standby Letter of Credit Unit]
Certificate of Credit Demand under the Irrevocable Letter of Credit No. [    ] (the “Series 2013-A Letter of Credit”), dated [ ], issued by [        ], as the Issuing Bank, in favor of the Trustee. Capitalized terms not otherwise defined herein shall have the meanings assigned thereto in the Series 2013-A Letter of Credit or, if not defined therein, the Series 2013-A Supplement (as defined in the Series 2013-A Letter of Credit).
The undersigned, a duly authorized officer of the Trustee, hereby certifies to the Issuing Bank as follows:
1.    [The Bank of New York Mellon Trust Company, N.A.] is the Trustee under the Series 2013-A Supplement referred to in the Series 2013-A Letter of Credit.
2.    [A Series 2013-A Reserve Account Interest Withdrawal Shortfall exists on the [_]2 Payment Date and pursuant to Section 5.5(a) of the Series 2013-A Supplement, an amount equal to the Issuing Bank’s Pro Rata Share of the least of: (i) such Series 2013-A Reserve Account Interest Withdrawal Shortfall, (ii) the Series 2013-A Letter of Credit Liquidity Amount as of such Payment Date, and (iii) the Series 2013-A Lease Interest Payment Deficit for such Payment Date]3
[A Series 2013-A Reserve Account Interest Withdrawal Shortfall exists on the [_]4 Payment Date and pursuant to Section 5.5(a) of the Series 2013-A Supplement, an amount equal to the Issuing Bank’s Pro Rata Share of the excess of: (i) the least of (A) such Series 2013-A Reserve Account Interest Withdrawal Shortfall, (B) the Series 2013-A Letter of Credit Liquidity Amount as of such Payment Date on the Series 2013-A Letters of Credit and (C) the Series 2013-A Lease Interest Payment Deficit for such Payment Date, over (ii) the lesser of (x) the Series 2013-A L/C Cash Collateral ________________________
1 If Trustee under the Series 2013-A Supplement is other than The Bank of New York Mellon Trust Company, N.A., the name of such other Trustee is to be inserted.
2 Specify the relevant Payment Date.
3 Use in case of a Series 2013-A Reserve Account Interest Withdrawal Shortfall on any Payment Date and if no Series 2013-A L/C Cash Collateral Account has been established and funded.
4 Specify the relevant Payment Date.

Percentage on such Payment Date of the least of the amounts described in clauses (A), (B) and (C) above and (y) the Series 2013-A Available L/C Cash Collateral Account Amount on such Payment Date]5
[A Series 2013-A Lease Principal Payment Deficit exists on the [_]6 Payment Date that exceeds the amount, if any, withdrawn from the Series 2013-A Reserve Account pursuant to Section 5.4(b) of the Series 2013-A Supplement and pursuant to Section 5.5(b) of the Series 2013-A Supplement, an amount equal to the Issuing Bank’s Pro Rata Share of the [lesser][least] of: (i) the excess of the Series 2013-A Lease Principal Payment Deficit over the amounts withdrawn from the Series 2013-A Reserve Account pursuant to Section 5.4(b) of the Series 2013-A Supplement, (ii) the Series 2013-A Letter of Credit Liquidity Amount as of such Payment Date (after giving effect to any drawings on the Series 2013-A Letters of Credit on such Payment Date pursuant to Section 5.5(a) of the Series 2013-A Supplement) [and (iii) the excess, if any, of the Principal Deficit Amount over the amount, if any, withdrawn from the Series 2013-A Reserve Account pursuant to Section 5.4(c) of the Series 2013-A Supplement]7 [the excess, if any, of the Series 2013-A Principal Amount over the amount to be deposited into the Series 2013-A Distribution Account (together with any amounts to be deposited therein pursuant to the terms of the Series 2013-A Supplement (other than pursuant to amounts allocated and drawn in accordance with this sentence or as a result of a Principal Deficit Amount exceeding zero) on the Legal Final Payment Date for payment of principal of the Series 2013-A Notes]8]9
[A Series 2013-A Lease Principal Payment Deficit exists on the [_]10 Payment Date that exceeds the amount, if any, withdrawn from the Series 2013-A
_________________________________
5    Use in case of a Series 2013-A Reserve Account Interest Withdrawal Shortfall on any Payment Date and if the Series 2013-A L/C Cash Collateral Account has been established and funded.
    6 Specify relevant Payment Date.
    7 Use on any Payment Date other than the Legal Final Payment Date occurring during the period commencing on and including the date of the filing by any Group I Lessee of a petition for relief under Chapter 11 of the Bankruptcy Code to but excluding the date on which such Group I Lessee shall have resumed making all payments of Monthly Variable Rent required to be made under the Group I Leases.
    8 Use on the Legal Final Payment Date.
    9 Use in case of a Series 2013-A Lease Principal Payment Deficit on any Payment Date and if no Series 2013-A L/C Cash Collateral Account has been established and funded.
    10 Specify relevant Payment Date.

Reserve Account pursuant to Section 5.4(b) of the Series 2013-A Supplement and pursuant to Section 5.5(g) of the Series 2013-A Supplement, an amount equal to the Issuing Bank’s Pro Rata Share of the excess of (i) the [lesser][least] of: (A) the excess of the Series 2013-A Lease Principal Payment Deficit over the amounts withdrawn from the Series 2013-A Reserve Account pursuant to Section 5.4(b) of the Series 2013-A Supplement, (B) the Series 2013-A Letter of Credit Liquidity Amount as of such Payment Date (after giving effect to any drawings on the Series 2013-A Letters of Credit on such Payment Date pursuant to Section 5.5(a) of the Series 2013-A Supplement) [and (C) the excess, if any, of the Principal Deficit Amount over the amount, if any, withdrawn from the Series 2013-A Reserve Account pursuant to Section 5.4(c) of the Series 2013-A Supplement]11 [the excess, if any, of the Series 2013-A Principal Amount over the amount to be deposited into the Series 2013-A Distribution Account (together with any amounts to be deposited therein pursuant to the terms of the Series 2013-A Supplement (other than pursuant to amounts allocated and drawn in accordance with this sentence or as a result of a Principal Deficit Amount exceeding zero) on the Legal Final Payment Date for payment of principal of the Series 2013-A Notes]12, over (ii) the lesser of (A) the Series 2013-A L/C Cash Collateral Percentage on such Payment Date of the amount calculated pursuant to clause (i) above and (B) the Series 2013-A L/C Cash Collateral Account Amount on such Payment Date (after giving effect to any withdrawals therefrom on such Payment Date pursuant to Section 5.5(a) of the Series 2013-A Supplement)]13 has been allocated to making a drawing under the Series 2013-A Letter of Credit.
3.    The Trustee is making a drawing under the Series 2013-A Letter of Credit as required by Section[s] [5.5(a) and/or 5.5(b)]14 of the Series 2013-A Supplement for an amount equal to $_____________, which amount is a Series 2013-A L/C Credit Disbursement (the “Series 2013-A L/C Credit Disbursement”) and is equal to the amount allocated to making a drawing on the Series 2013-A Letter of Credit under such Section
________________
    11 Use on any Payment Date other than the Legal Final Payment Date occurring during the period commencing on and including the date of the filing by any Group I Lessee of a petition for relief under Chapter 11 of the Bankruptcy Code to but excluding the date on which such Group I Lessee shall have resumed making all payments of Monthly Variable Rent required to be made under the Group I Leases.
    12 Use on the Legal Final Payment Date.
    13 Use in case of a Series 2013-A Lease Principal Payment Deficit on any Payment Date and if the Series 2013-A L/C Cash Collateral Account has been established and funded.
    14 Use reference to Section 5.5(a) of the Series 2013-A Supplement in case of a Series 2013-A Lease Interest Payment Deficit and/or Section 5.5(b) of the Series 2013-A Supplement in case of a Series 2013-A Lease Principal Payment Deficit.

[5.5(a) and/or 5.5(b)]15 of the Series 2013-A Supplement as described above. The Series 2013-A L/C Credit Disbursement does not exceed the amount that is available to be drawn by the Trustee under the Series 2013-A Letter of Credit on the date of this certificate.
4.    The amount of the draft shall be delivered pursuant to the following instructions:
[insert payment instructions (including payment date) for wire to [The Bank of New York Mellon Trust Company, N.A.]16 as Trustee].
5.    The Trustee acknowledges that, pursuant to the terms of the Series 2013-A Letter of Credit, upon the Issuing Bank honoring the draft accompanying this certificate, the Series 2013-A Letter of Credit Amount shall be automatically decreased by an amount equal to such draft.
_____________________
    15 Use reference to Section 5.5(a) of the Series 2013-A Supplement in case of a Series 2013-A Lease Interest Payment Deficit and/or Section 5.5(b) of the Series 2013-A Supplement in case of a Series 2013-A Lease Principal Payment Deficit.
    16 See footnote 1 above.

IN WITNESS WHEREOF, the Trustee has executed and delivered this certificate on this          day of         ,     .
[THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.]17,
as Trustee

By	Title:

17 See footnote 1 above.

ANNEX B
CERTIFICATE OF UNPAID DEMAND NOTE DEMAND
[Issuing Bank’s Address]

Attention: [Global Loan Operations, Standby Letter of Credit Unit]
Certificate of Unpaid Demand Note Demand under the Irrevocable Letter of Credit No. [                          ] (the “Series 2013-A Letter of Credit”), dated [ ], issued by [            ], as the Issuing Bank, in favor of the Trustee. Capitalized terms not otherwise defined herein shall have the meanings assigned thereto in the Series 2013-A Letter of Credit or, if not defined therein, the Series 2013-A Supplement (as defined in the Series 2013-A Letter of Credit).
The undersigned, a duly authorized officer of the Trustee, hereby certifies to the Issuing Bank as follows:
1.    [The Bank of New York Mellon Trust Company, N.A.]1 is the Trustee under the Series 2013-A Supplement referred to in the Series 2013-A Letter of Credit.
2.    As of the date of this certificate, there exists an amount due and payable by The Hertz Corporation (“Hertz”) under the Series 2013-A Demand Note (the “Demand Note”) issued by Hertz to HVF II and pledged to the Trustee under the Series 2013-A Supplement which amount has not been paid (or the Trustee has failed to make a demand for payment under the Demand Note in such amount due to the occurrence of an Event of Bankruptcy (or the occurrence of an event described in clause (a) of the definition thereof, without the lapse of a period of 60 consecutive days) with respect to Hertz) and, pursuant to Section 5.5(d) of the Series 2013-A Supplement, an amount equal to the Issuing Bank’s Pro Rata Share
[of the lesser of (i) the amount that Hertz failed to pay under the Demand Note (or the amount that the Trustee failed to demand for payment thereunder); and (ii) the Series 2013-A Letter of Credit Amount as of the date hereof;]2
[of the excess of (i) the lesser of (A) the amount that Hertz failed to pay under the Demand Note (or the amount that the Trustee failed to demand for payment thereunder) and (B) the Series 2013-A Letter of Credit Amount as of the date hereof over (ii) the lesser of (x) the Series 2013-A L/C Cash Collateral Percentage on such Business ______________________
1 If Trustee under the Series 2013-A Supplement is other than The Bank of New York Mellon Trust Company, N.A., the name of such other Trustee is to be inserted.
    2 Use on any Business Day if no Series 2013-A L/C Cash Collateral Account has been established and funded as of such date.

Day of the lesser of the amounts set forth in clauses (A) and (B) above and (y) the Series 2013-A Available L/C Cash Collateral Account Amount as of the date hereof (after giving effect to any withdrawals therefrom on such date pursuant to Section 5.5(a) and Section 5.5(b) of the Series 2013-A Supplement);]3
has been allocated to making a drawing on the Series 2013-A Letter of Credit.
3.    Pursuant to Sections 5.5(d) of the Series 2013-A Supplement, the Trustee is making a drawing under the Series 2013-A Letter of Credit in an amount equal to $            , which amount is a Series 2013-A L/C Unpaid Demand Note Disbursement (the “Series 2013-A L/C Unpaid Demand Note Disbursement”) and is equal to the amount allocated to making a drawing on the Series 2013-A Letter of Credit under Sections 5.5(d) of the Series 2013-A Supplement as described above. The Series 2013-A L/C Unpaid Demand Note Disbursement does not exceed the amount that is available to be drawn by the Trustee under the Series 2013-A Letter of Credit on the date of this certificate.
4.    The amount of the draft shall be delivered pursuant to the following instructions:
[insert payment instructions (including payment date) for wire to [The Bank of New York Mellon Trust Company, N.A.]4 as Trustee].
5.    The Trustee acknowledges that, pursuant to the terms of the Series 2013-A Letter of Credit, upon the Issuing Bank honoring the draft accompanying this certificate, the Series 2013-A Letter of Credit Amount shall be automatically decreased by an amount equal to such draft.
_______________________________
    3 Use on any Business Day if the Series 2013-A L/C Collateral Account has been established and funded as of such date.
    4 See footnote 1 above.

IN WITNESS WHEREOF, the Trustee has executed and delivered this certificate on this          day of         ,     .
[THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.]5,
as Trustee

By	Title:
_

______________________________
5 See footnote 1 above.

ANNEX C
CERTIFICATE OF PREFERENCE PAYMENT DEMAND
[Issuing Bank’s Address]

Attention: [Global Loan Operations, Standby Letter of Credit Unit]
Certificate of Preference Payment Demand under the Irrevocable Letter of Credit No. [                        ] (the “Series 2013-A Letter of Credit”), dated [ ], issued by [        ], as the Issuing Bank, in favor of the Trustee. Capitalized terms not otherwise defined herein shall have the meanings assigned thereto in the Series 2013-A Letter of Credit or, if not defined therein, the Series 2013-A Supplement (as defined in the Series 2013-A Letter of Credit).
The undersigned, a duly authorized officer of the Trustee, hereby certifies to the Issuing Bank as follows:
1.    [The Bank of New York Mellon Trust Company, N.A.]1 is the Trustee under the Series 2013-A Supplement referred to in the Series 2013-A Letter of Credit.
2.    The Trustee has received a certified copy of the final non-appealable order of the applicable bankruptcy court requiring the return of a Preference Amount.
3.    Pursuant to Section 5.5(d) of the Series 2013-A Supplement, an amount equal to the Issuing Bank’s Pro Rata Share of [the lesser of (i) the Preference Amount referred to above and (ii) the Series 2013-A Letter of Credit Amount as of the date hereof]2 [the excess of (i) lesser of (A) the Preference Amount referred to above and (B) the Series 2013-A Letter of Credit Amount as of the date hereof over (ii) the lesser of (x) the Series 2013-A L/C Cash Collateral Percentage as of the date hereof of the lesser of the amounts set forth in clauses (A) and (B) above and (y) the Series 2013-A Available L/C Cash Collateral Account Amount as of the date hereof (after giving effect to any withdrawals therefrom on such Payment Date pursuant to Section 5.5(a) and Section
______________________________
    1 If Trustee under the Series 2013-A Supplement is other than The Bank of New York Mellon Trust Company, N.A., the name of such other Trustee is to be inserted.
    2 Use if no Series 2013-A L/C Cash Collateral Account has been established and funded as of such date.

5.5(b) of the Series 2013-A Supplement)]3 has been allocated to making a drawing under the Series 2013-A Letter of Credit.
4.    Pursuant to Section 5.5(d) of the Series 2013-A Supplement, the Trustee is making a drawing in the amount of $____________ which amount is a Series 2013-A L/C Preference Payment Disbursement (the “Series 2013-A L/C Preference Payment Disbursement”) and is equal to the amount allocated to making a drawing on the Series 2013-A Letter of Credit under such Section 5.5(d) of the Series 2013-A Supplement as described above. The Series 2013-A L/C Preference Payment Disbursement does not exceed the amount that is available to be drawn by the Trustee under the Series 2013-A Letter of Credit on the date of this certificate.
5.    The amount of the draft shall be delivered pursuant to the following instructions:
[insert payment instructions (including payment date) for wire to [The Bank of New York Mellon Trust Company, N.A.]4 as Trustee]
6.    The Trustee acknowledges that, pursuant to the terms of the Series 2013-A Letter of Credit, upon the Issuing Bank honoring the draft accompanying this certificate, the Series 2013-A Letter of Credit Amount shall be automatically decreased by an amount equal to such draft.

______________________________________
    3 Use if the Series 2013-A L/C Cash Collateral Account has been established and funded as of such date.
    4 See footnote 1 above.

IN WITNESS WHEREOF, the Trustee has executed and delivered this certificate on this          day of         ,     .
[THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.]5,
as Trustee

By	Title:

_______________________________
    5 See footnote 1 above.

ANNEX D
CERTIFICATE OF TERMINATION DEMAND
[Issuing Bank’s Address]

Attention: [Global Loan Operations, Standby Letter of Credit Unit]
Certificate of Termination Demand under the Irrevocable Letter of Credit No. [                        ] (the “Series 2013-A Letter of Credit”), dated [ ], issued by [        ], as the Issuing Bank, in favor of the Trustee. Capitalized terms not otherwise defined herein shall have the meanings assigned thereto in the Series 2013-A Letter of Credit Agreement or, if not defined therein, the Series 2013-A Supplement (as defined in the Series 2013-A Letter of Credit).
The undersigned, a duly authorized officer of the Trustee, hereby certifies to the Issuing Bank as follows:
1.    [The Bank of New York Mellon Trust Company, N.A.] is the Trustee under the Series 2013-A Supplement referred to in the Series 2013-A Letter of Credit.
2.    [Pursuant to Section 5.7(a) of the Series 2013-A Supplement, an amount equal to the Issuing Bank’s Pro Rata Share of the lesser of (x) the greatest of (A) the excess, if any, of the Series 2013-A Adjusted Asset Coverage Threshold Amount over the Series 2013-A Asset Amount, in each case, as of the date that is sixteen (16) Business Days prior to the scheduled expiration date of the Series 2013-A Letter of Credit (after giving effect to all deposits to, and withdrawals from, the Series 2013-A Reserve Account and the Series 2013-A L/C Cash Collateral Account on such date), excluding the Series 2013-A Letter of Credit but taking into account any substitute Series 2013-A Letter of Credit that has been obtained from a Series 2013-A Eligible Letter of Credit Provider and is in full force and effect on such date, (B) the excess, if any, of the Series 2013-A Required Liquid Enhancement Amount over the Series 2013-A Adjusted Liquid Enhancement Amount, in each case, as of such date (after giving effect to all deposits to, and withdrawals from, the Series 2013-A Reserve Account and the Series 2013-A L/C Cash Collateral Account on such date), excluding the Series 2013-A Letter of Credit but taking into account each substitute Series 2013-A Letter of Credit that has been obtained from a Series 2013-A Eligible Letter of Credit Provider and is in full force and effect on such date, and (C) the excess, if any, of the Series 2013-A Demand Note Payment Amount over the Series 2013-A Letter of Credit Liquidity Amount, in each case, as of such date (after giving effect to all deposits to, and withdrawals from, the Series 2013-A
    1 If Trustee under the Series 2013-A Supplement is other than The Bank of New York Mellon Trust Company, N.A., the name of such other Trustee is to be inserted.

L/C Cash Collateral Account on such date), excluding the Series 2013-A Letter of Credit but taking into account each substitute Series 2013-A Letter of Credit that has been obtained from a Series 2013-A Eligible Letter of Credit Provider and is in full force and effect on such date, and (y) the amount available to be drawn on the expiring Series 2013-A Letter of Credit on such date has been allocated to making a drawing under the Series 2013-A Letter of Credit.]2
[The Trustee has not received the notice required from HVF II pursuant to Section 5.7(a) of the Series 2013-A Supplement on or prior to the date that is fifteen (15) Business Days prior to each Series 2013-A Letter of Credit Expiration Date. As such, pursuant to such Section 5.7(a) of the Series 2013-A Supplement, the Trustee is making a drawing for the full amount of the Series 2013-A Letter of Credit.]3
[Pursuant to Section 5.7(b) of the Series 2013-A Supplement, an amount equal to the lesser of (i) the greatest of (A) the excess, if any, of the Series 2013-A Adjusted Asset Coverage Threshold Amount over the Series 2013-A Asset Amount as of the thirtieth (30) day after the occurrence of a Series 2013-A Downgrade Event with respect to the Issuing Bank, excluding the available amount under the Series 2013-A Letter of Credit on such date, (B) the excess, if any, of the Series 2013-A Required Liquid Enhancement Amount over the Series 2013-A Adjusted Liquid Enhancement Amount as of such date, excluding the available amount under the Series 2013-A Letter of Credit on such date, and (C) the excess, if any, of the Series 2013-A Demand Note Payment Amount over the Series 2013-A Letter of Credit Liquidity Amount as of such date, excluding the available amount under the Series 2013-A Letter of Credit on such date, and (ii) the amount available to be drawn on the Series 2013-A Letter of Credit on such date has been allocated to making a drawing under the Series 2013-A Letter of Credit.]4
3.    [Pursuant to Section [5.7(a)]5 [5.7(b)]6 of the Series 2013-A Supplement, the Trustee is making a drawing in the amount of $         which is a Series 2013-A L/C Termination Disbursement (the “Series 2013-A L/C Termination Disbursement”) and is equal to the amount allocated to making a drawing on the Series
____________________________
    2 Use in case of an expiring Series 2013-A Letter of Credit.
    3 Use if HVF II does not provide the Trustee with notices required under Section 5.7(a) of the Series 2013-A Supplement with respect to an expiring Series 2013-A Letter of Credit.
    4 Use in case of Issuing Bank being subject to a Series 2013-A Downgrade Event.
    5 Use in case of an expiring Series 2013-A Letter of Credit.
    6 Use in case of a Series 2013-A Letter of Credit Provider being subject to a Series 2013-A Downgrade Event.

2013-A Letter of Credit under such Section [5.7(a)]7 [5.7(b)]8 of the Series 2013-A Supplement as described above. The Series 2013-A L/C Termination Disbursement does not exceed the amount that is available to be drawn by the Trustee under the Series 2013-A Letter of Credit on the date of this certificate.
4.    The amount of the draft shall be delivered pursuant to the following instructions:
[insert payment instructions (including payment date) for wire to [The Bank of New York Mellon Trust Company, N.A.]9 as Trustee]
________________________________
    7 Use in case of an expiring Series 2013-A Letter of Credit.
    8 Use in case of a Series 2013-A Letter of Credit Provider being subject to a Series 2013-A Downgrade Event.
    9 See footnote 1 above.

5.    The Trustee acknowledges that, pursuant to the terms of the Series 2013-A Letter of Credit, upon the Issuing Bank honoring the draft accompanying this certificate, the Series 2013-A Letter of Credit Amount shall be automatically reduced to zero and the Series 2013-A Letter of Credit shall terminate and be immediately returned to the Issuing Bank.
IN WITNESS WHEREOF, the Trustee has executed and delivered this certificate on this          day of         ,     .
[THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.]10,
as Trustee
By
Title:
_____________________________
    10 See footnote 1 above.

ANNEX E
CERTIFICATE OF REINSTATEMENT
OF LETTER OF CREDIT AMOUNT
[Issuing Bank’s Address]

Attention: [Global Loan Operations, Standby Letter of Credit Unit]
Certificate of Reinstatement of Letter of Credit Amount under the Irrevocable Letter of Credit No. [                      ] (the “Series 2013-A Letter of Credit”), dated [_], issued by [            ], as the Issuing Bank, in favor of [The Bank of New York Mellon Trust Company, N.A., a New York banking corporation]1, as Trustee (in such capacity, the “Trustee”) under the Series 2013-A Supplement, Group I Supplement and the Base Indenture. Capitalized terms not otherwise defined herein shall have the meanings assigned thereto in the Series 2013-A Letter of Credit.
The undersigned, a duly authorized officer of The Hertz Corporation (“Hertz”), hereby certifies to the Issuing Bank as follows:
1.    As of the date of this certificate, the Issuing Bank has been reimbursed by Hertz in the amount of $[        ] (the “Reimbursement Amount”) in respect of the [Credit Demand] [Unpaid Demand Note Demand] made on             , _______.
2.    The Reimbursement Amount was paid to the Issuing Bank prior to payment in full of the Series 2013-A Notes (as defined in the Series 2013-A Supplement).
3.    Hertz hereby notifies you that, pursuant to the terms and conditions of the Series 2013-A Letter of Credit, the Series 2013-A Letter of Credit Amount of the Issuing Bank is hereby reinstated in the amount of $[    ] so that the Series 2013-A Letter of Credit Amount of the Issuing Bank after taking into account such reinstatement is in amount equal to $[    ].
4.    As of the date of this certificate, no Event of Bankruptcy with respect to Hertz has occurred and is continuing. “Event of Bankruptcy” with respect to Hertz means (a) a case or other proceeding shall be commenced, without the application or consent of Hertz, in any court, seeking the liquidation, reorganization, debt arrangement, dissolution, winding up, or composition or readjustment of debts of Hertz, the appointment of a trustee, receiver, custodian, liquidator, assignee, sequestrator or the like for Hertz or all or any substantial part of its assets, or any similar action with respect
_______________________
    1 If the Trustee under the Series 2013-A Supplement is other than The Bank of New York Mellon Trust Company, N.A., the name of such other Trustee is to be inserted.

to Hertz under any law relating to bankruptcy, insolvency, reorganization, winding up or composition or adjustment of debts, and any such case or proceeding shall continue undismissed, or unstayed and in effect, for a period of 60 consecutive days; or an order for relief in respect of Hertz shall be entered in an involuntary case under the federal bankruptcy laws or any other similar law now or hereafter in effect; or (b) Hertz shall commence a voluntary case or other proceeding under any applicable bankruptcy, insolvency, reorganization, debt arrangement, dissolution or other similar law now or hereafter in effect, or shall consent to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator (or other similar official) for any substantial part of its property, or shall make any general assignment for the benefit of creditors; or (c) Hertz or its board of directors shall vote to implement any of the actions set forth in the preceding clause (b).
IN WITNESS WHEREOF, Hertz has executed and delivered this certificate on this ____ day of_____________, ______.
THE HERTZ CORPORATION

By	Title:

Acknowledged and Agreed:
The undersigned hereby acknowledges receipt of the Reimbursement Amount (as defined above) in the amount set forth above and agrees that the undersigned’s Series 2013-A Letter of Credit Amount is in an amount equal to $___________ as of this _____ day of _____________, 20__ after taking into account the reinstatement of the Series 2013-A Letter of Credit Amount by an amount equal to the Reimbursement Amount.
[        ]

By:
Name:
Title:

By:
Name:
Title:

ANNEX F
INSTRUCTION TO TRANSFER
[Issuing Bank’s Address]

Attention:    [Global Loan Operations, Standby Letter of Credit Unit]
Re:    Irrevocable Letter of Credit No. [                   ]
Ladies and Gentlemen:
Instruction to Transfer under the Irrevocable Letter of Credit No. [ ] (the “Series 2013-A Letter of Credit”), dated [ ], issued by [            ], as Issuing Bank in favor of the Trustee. Capitalized terms not otherwise defined herein shall have the meanings assigned thereto in the Series 2013-A Letter of Credit.
For value received, the undersigned beneficiary hereby irrevocably transfers to:

[Name of Transferee]

[Issuing Bank’s Address]
all rights of the undersigned beneficiary to draw under the Series 2013-A Letter of Credit. The transferee has succeeded the undersigned as Trustee under the [Base Indenture, the Group I Supplement] and the Series 2013-A Supplement (as defined in the Series 2013-A Letter of Credit).
By this transfer, all rights of the undersigned beneficiary in the Series 2013-A Letter of Credit are transferred to the transferee and the transferee shall hereafter have the sole rights as beneficiary thereof; provided, however, that no rights shall be deemed to have been transferred to the transferee until such transfer complies with the requirements of the Series 2013-A Letter of Credit pertaining to transfers.

The Series 2013-A Letter of Credit is returned herewith and in accordance therewith we ask that this transfer be effective and that the Issuing Bank transfer the Series 2013-A Letter of Credit to our transferee and that the Issuing Bank endorse the Series 2013-A Letter of Credit returned herewith in favor of the transferee or, if requested by the transferee, issue a new irrevocable letter of credit in favor of the transferee with provisions consistent with the Series 2013-A Letter of Credit.
Very truly yours,
[THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.]1,
as Trustee

By	Name: Title:

By	Name: Title:
__________________________
    1 If the Trustee under the Series 2013-A Supplement is other than The Bank of New York Mellon Trust Company, N.A., the name of such other Trustee is to be inserted.

ANNEX G
NOTICE OF REDUCTION OF SERIES 2013-A LETTER OF CREDIT AMOUNT
[Issuing Bank’s Address]

Attention: [Global Loan Operations, Standby Letter of Credit Unit]
Notice of Reduction of Series 2013-A Letter of Credit Amount under the Irrevocable Letter of Credit No. [                    ] (the “Series 2013-A Letter of Credit”), dated [ ], issued by [            ], as the Issuing Bank, in favor of [The Bank of New York Mellon Trust Company, N.A.]1, as the Trustee. Capitalized terms not otherwise defined herein shall have the meanings assigned thereto in the Series 2013-A Letter of Credit.
The undersigned, a duly authorized officer of the Trustee, hereby notifies the Issuing Bank as follows:
1.    The Trustee has received a notice in accordance with the Series 2013-A Supplement authorizing it to request a reduction of the Series 2013-A Letter of Credit Amount to $             and is delivering this notice in accordance with the terms of the Series 2013-A Letter of Credit Agreement.
2.    The Issuing Bank acknowledges that the aggregate maximum amount of the Series 2013-A Letter of Credit is reduced to $             from $             pursuant to and in accordance with the terms and provisions of the Series 2013-A Letter of Credit and that the reference in the first paragraph of the Series 2013-A Letter of Credit to “         ($        )” is amended to read “         ($        ).
3.    This request, upon your acknowledgment set forth below, shall constitute an amendment to the Series 2013-A Letter of Credit and shall form an integral part thereof and confirms that all other terms of the Series 2013-A Letter of Credit remain unchanged.
4.    [The Issuing Bank is requested to execute and deliver its acknowledgment and agreement to this notice to the Trustee in the manner provided in Section [3.2(a)] of the Series 2013-A Letter of Credit Agreement.]
__________________
    1 If Trustee under the Series 2013-A Supplement is other than The Bank of New York Mellon Trust Company, N.A., the name of such other Trustee is to be inserted.

IN WITNESS WHEREOF, the Trustee has executed and delivered this certificate on this          day of         ,     .
[THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.]2,
as Trustee

By:	Title:
ACKNOWLEDGED
THIS          DAY OF         ,    :
[                    ]

By:	Name: Title:

___________________________
    2 See footnote 1 above.

ANNEX H
NOTICE OF INCREASE OF SERIES 2013-A LETTER OF CREDIT AMOUNT
[The Bank of New York Mellon Trust Company, N.A.],
    as Trustee under the
    Series 2013-A Supplement
    referred to below
2 North LaSalle Street, 7th Floor
Chicago, Illinois 60602
Attention: Corporate Trust Administration—Structured Finance
Notice of Increase of Series 2013-A Letter of Credit Amount under the Irrevocable Letter of Credit No. [                        ] (the “Series 2013-A Letter of Credit”), dated [ ], 2013, issued by [        ], as the Issuing Bank, in favor of [The Bank of New York Mellon Trust Company, N.A.], as the Trustee. Capitalized terms not otherwise defined herein shall have the meanings assigned thereto in the Series 2013-A Letter of Credit.
The undersigned, duly authorized officers of the Issuing Bank, hereby notify the Trustee as follows:
1.    The Issuing Bank has received a request from [_____________] to increase the Series 2013-A Letter of Credit Amount by $        , which increase shall not result in the Series 2013-A Letter of Credit Amount exceeding an amount equal to [               ] Dollars ($[            ]).
2.    Upon your acknowledgment set forth below, the aggregate maximum amount of the Series 2013-A Letter of Credit is increased to $         from $         pursuant to and in accordance with the terms and provisions of the Series 2013-A Letter of Credit and that the reference in the first paragraph of the Series 2013-A Letter of Credit to “                     ($        )” is amended to read “                     ($        )”.
3.    This notice, upon your acknowledgment set forth below, shall constitute an amendment to the Series 2013-A Letter of Credit and shall form an integral part thereof and confirms that all other terms of the Series 2013-A Letter of Credit remain unchanged.
4.    [The Trustee is requested to execute and deliver its acknowledgment and acceptance to this notice to the Issuing Bank, in the manner provided in Section [3.2(a)] of the Series 2013-A Letter of Credit Agreement.]
_____________________________
    1 If Trustee under the Series 2013-A Supplement is other than The Bank of New York Mellon Trust Company, N.A., the name of such other Trustee is to be inserted.
    2 See footnote 1 above.

IN WITNESS WHEREOF, the Issuing Bank has executed and delivered this certificate on this      day of         ,     .

[	]

By:	Name: Title:

By:	Name: Title:
ACKNOWLEDGED AND AGREED TO
THIS _____ DAY OF         , ____:
[THE BANK OF NEW YORK
MELLON TRUST COMPANY, N.A.]3,
as Trustee

By:	Name: Title:

______________________________
    3 See footnote 1 above.

EXHIBIT J-1
TO
SIXTH AMENDED AND RESTATED SERIES 2013-A SUPPLEMENT
FORM OF CLASS A/B/C ADVANCE REQUEST
HERTZ VEHICLE FINANCING II LP
SERIES 2013-A VARIABLE FUNDING RENTAL CAR
ASSET BACKED NOTES, CLASS A
SERIES 2013-A VARIABLE FUNDING RENTAL CAR
ASSET BACKED NOTES, CLASS B
SERIES 2013-A VARIABLE FUNDING RENTAL CAR
ASSET BACKED NOTES, CLASS C

To: Addressees on Schedule I hereto
Ladies and Gentlemen:
This Class A/B/C Advance Request is delivered to you pursuant to Section 2.2 of that certain Sixth Amended and Restated Series 2013-A Supplement, dated as of February 21, 2020 (as further amended, supplemented, restated or otherwise modified from time to time, the “Series 2013-A Supplement”), by and among Hertz Vehicle Financing II LP, the Conduit Investors named therein, the Committed Note Purchasers named therein, the Funding Agents named therein, The Hertz Corporation, as Group I Administrator, Deutsche Bank AG, New York Branch, as Administrative Agent (in such capacity, the “Administrative Agent”) and The Bank of New York Mellon Trust Company, N.A. as Trustee (the “Trustee”).
Unless otherwise defined herein or as the context otherwise requires, terms used herein have the meaning assigned thereto under Schedule I of the Series 2013-A Supplement.
The undersigned hereby requests that a Class A Advance be made in the aggregate principal amount of $___________ on ____________, 20___. The undersigned hereby acknowledges that, subject to the terms of the Series 2013-A Supplement, any Class A Advance that is not funded at the Class A CP Rate by a Class A Conduit Investor or otherwise shall be a Eurodollar Advance and the related Eurodollar Interest Period shall commence on the date of such Eurodollar Advance and end on the next Payment Date.
The undersigned hereby requests that a Class B Advance be made in the aggregate principal amount of $___________ on ____________, 20___. The undersigned hereby acknowledges that, subject to the terms of the Series 2013-A Supplement, any Class B Advance that is not funded at the Class B CP Rate by a Class B Conduit Investor or otherwise shall be a Eurodollar Advance and

J-1-1

the related Eurodollar Interest Period shall commence on the date of such Eurodollar Advance and end on the next Payment Date.
The undersigned hereby requests that a Class C Advance be made in the aggregate principal amount of $___________ on ____________, 20___. The undersigned hereby acknowledges that, subject to the terms of the Series 2013-A Supplement, any Class C Advance that is not funded at the Class C CP Rate by a Class C Conduit Investor or otherwise shall be a Eurodollar Advance and the related Eurodollar Interest Period shall commence on the date of such Eurodollar Advance and end on the next Payment Date.
The Group I Aggregate Asset Amount as of the date hereof is an amount equal to $______________.
The undersigned hereby acknowledges that the delivery of this Class A/B/C Advance Request and the acceptance by undersigned of the proceeds of the Class A Advance, Class B Advance and Class C Advance requested hereby constitute a representation and warranty by the undersigned that, (i) on the date of such Class A Advance, and before and after giving effect thereto and to the application of the proceeds therefrom, all conditions set forth in the definition of “Class A Funding Conditions” in Schedule I of the Series 2013-A Supplement have been satisfied, (ii) on the date of such Class B Advance, and before and after giving effect thereto and to the application of the proceeds therefrom, all conditions set forth in the definition of “Class B Funding Conditions” in Schedule I of the Series 2013-A Supplement have been satisfied and (iii) on the date of such Class C Advance, and before and after giving effect thereto and to the application of the proceeds therefrom, all conditions set forth in the definition of “Class C Funding Conditions” in Schedule I of the Series 2013-A Supplement have been satisfied.
The undersigned agrees that if prior to the time of the Class A Advance, Class B Advance and Class C Advance requested hereby any matter certified to herein by it will not be true and correct at such time as if then made, it will immediately so notify both you and (i) each Class A Committed Note Purchaser and each Class A Conduit Investor, if any, in your Class A Investor Group, (ii) each Class B Committed Note Purchaser and each Class B Conduit Investor, if any, in your Class B Investor Group and (iii) each Class C Committed Note Purchaser and each Class C Conduit Investor, if any, in your Class C Investor Group. Except to the extent, if any, that prior to the time of the Class A Advance, Class B Advance Request and Class C Advance Request requested hereby you and (i) each Class A Committed Note Purchaser and each Class A Conduit Investor, if any, in your Class A Investor Group, (ii) each Class B Committed Note Purchaser and each Class B Conduit Investor, if any, in your Class B Investor Group and (iii) each Class C Committed Note Purchaser and each Class C Conduit Investor, if any, in your Class C Investor Group shall receive written notice to the contrary from the undersigned, each matter certified to herein shall be deemed once again to be certified as true and correct at the date of such Class A Advance as if then made.
Please wire transfer the proceeds of each of the Class A Advance, Class B Advance and Class C Advance to the following account pursuant to the following instructions:

J-1-2

[insert payment instructions]
The undersigned has caused this Class A/B/C Advance Request to be executed and delivered, and the certification and warranties contained herein to be made, by its duly Authorized Officer this ____ day of __________, 20___.
HERTZ VEHICLE FINANCING II LP, a limited partnership

By: HVF II GP Corp., its general partner

By:
Name:
Title:

J-1-3

SCHEDULE I:
The Bank of New York Mellon Trust Company, N.A., as Trustee
2 North LaSalle Street, 7th Floor
Chicago, IL 60602
Contact person: Corporate Trust Administration - Structured Finance
Telephone: (312) 827-8569
Fax: (312) 827-8562
Email: mitchell.brumwell@bnymellon.com

DEUTSCHE BANK AG, New York Branch, as Administrative Agent
60 Wall Street, 5th Floor
New York, NY 10005-2858
Contact person: Robert Sheldon
Telephone: (212) 250-4493
Fax: (212) 797-5160
Email: robert.sheldon@db.com

With an electronic copy to: abs.conduits@db.com

CITIBANK, N.A., as a Class A Funding Agent, as a Class B Funding Agent, as a Class C Funding Agent, as a Class A Committed Note Purchaser, as a Class B Committed Note Purchaser, and as a Class C Committed Note Purchaser
Global Loans - Conduit Operations
390 Greenwich St., 1st Fl.
New York, NY 10013
Contact person: Amy Jo Pitts - Global Securitized Products
Telephone: 302-323-3125
Email: amy.jo.pitts@citi.com
CHARTA, LLC, as a Class A Conduit Investor, as a Class B Conduit Investor, and as a Class C Conduit Investor
1615 Brett Road
Ops Building 3
New Castle, DE 19720
Attention: Global Loans - Conduit Operations
Telephone: 302-323-3125
Email: conduitoperations@citi.com
amy.jo.pitts@citi.com
brett.bushinger@citi.com
cayla.huppert@citi.com
wioletta.s.frankowicz@citi.com
robert.kohl@.citi.com

CAFCO, LLC, as a Class A Conduit Investor, as a Class B Conduit Investor, and as a Class C Conduit Investor
1615 Brett Road

J-1-4

Ops Building 3
New Castle, DE 19720
Attention: Global Loans - Conduit Operations
Telephone: 302-323-3125
Email: conduitoperations@citi.com
amy.jo.pitts@citi.com
brett.bushinger@citi.com
cayla.huppert@citi.com
wioletta.s.frankowicz@citi.com
robert.kohl@.citi.com

CRC FUNDING, LLC, as a Class A Conduit Investor, as a Class B Conduit Investor, and as a Class C Conduit Investor
1615 Brett Road
Ops Building 3
New Castle, DE 19720
Attention: Global Loans - Conduit Operations
Telephone: 302-323-3125
Email: conduitoperations@citi.com
amy.jo.pitts@citi.com
brett.bushinger@citi.com
cayla.huppert@citi.com
wioletta.s.frankowicz@citi.com
robert.kohl@.citi.com

CIESCO, LLC, as a Class A Conduit Investor, as a Class B Conduit Investor, and as a Class C Conduit Investor
1615 Brett Road
Ops Building 3
New Castle, DE 19720
Attention: Global Loans - Conduit Operations
Telephone: 302-323-3125
Email: conduitoperations@citi.com
amy.jo.pitts@citi.com
brett.bushinger@citi.com
cayla.huppert@citi.com
wioletta.s.frankowicz@citi.com
robert.kohl@.citi.com

DEUTSCHE BANK AG, New York Branch, as a Class A Funding Agent, as a Class B Funding Agent, as a Class C Funding Agent, as a Class A Committed Note Purchaser, as a Class B Committed Note Purchaser, and as a Class C Committed Note Purchaser
60 Wall Street, 5th Floor
New York, NY 10005-2858
Contact person: Mary Conners
Telephone: (212) 250-4731

J-1-5

Fax: (212) 797-5150
Email: abs.conduits@db.com; mary.conners@db.com

BANK OF AMERICA, N.A., as a Class A Funding Agent, as a Class B Funding Agent, as a Class C Funding Agent, as a Class A Committed Note Purchaser, as a Class B Committed Note Purchaser, and as a Class C Committed Note Purchaser
214 North Tryon Street, 15th Floor
Charlotte, NC 28255
Contact person: Judith Helms
Telephone number:    (980) 387-1693
Fax number:         (704) 387-2828
E-mail address:     judith.e.helms@baml.com

THE BANK OF NOVA SCOTIA, as a Class A Funding Agent, as a Class B Funding Agent, as Class C Funding Agent, as a Class A Committed Note Purchaser, as a Class B Committed Note Purchaser, and as a Class C Committed Note Purchaser for LIBERTY STREET FUNDING LLC, as a Class A Conduit Investor, as a Class B Conduit Investor, and as a Class C Conduit Investor
40 King Street West, 66th floor
Toronto, Ontario, Canada M5H 1H1
Contact person: Pia Manalac
Telephone: (212) 225-5369
E-mail address: pia.manalac@scotiabank.com

Or, in the case of Liberty Street Funding LLC:

Liberty Street Funding LLC
68 South Service Road, Suite 120
Melville, NY 11747
Contact person: Jill Russo
Telephone number:    (212) 295-2742
Fax number: (212) 302-8767
E-mail address: jrusso@gssnyc.com

BARCLAYS BANK PLC, as a Class A Funding Agent, as a Class B Funding Agent, and as a Class C Funding Agent, for BARCLAYS BANK PLC, as a Class A Committed Note Purchaser, as a Class B Committed Note Purchaser, and as a Class C Committed Note Purchaser
745 Seventh Avenue
5th Floor
New York, NY 10019
Contact person: ASG Reports
Telephone: (201) 499-8482
E-mail address:     barcapconduitops@barclays.com; asgreports@barclays.com;             gsuconduitgroup@barclays.com; christian.kurasek@barclays.com;             Benjamin.fernandez@barclays.com

J-1-6

SHEFFIELD RECEIVABLES LLC, as a Class A Conduit Investor, as a Class B Conduit Investor, and as a Class C Conduit Investor
c/o Barclays Bank PLC
745 Seventh Avenue
New York, NY 10019
Contact person: Charlie Sew
Telephone number: (212) 412-6736
Email address: asgreports@barclays.com

BMO CAPITAL MARKETS CORP., as a Class A Funding Agent, as a Class B Funding Agent, and as a Class C Funding Agent, for FAIRWAY FINANCE COMPANY LLC, as a Class A Conduit Investor, and BANK OF MONTREAL, as a Class A Committed Note Purchaser, as a Class B Committed Note Purchaser, and as a Class C Committed Note Purchaser
115 S. LaSalle Street, 36W
Chicago, IL 60603
Contact person: John Pappano
Telephone number:    (312) 461-4033
Fax number: (312) 293-4908
E-mail address: john.pappano@bmo.com
Contact person: Frank Trocchio
Telephone number:    (312) 461-3689
Fax number: (312) 461-3189
E-mail address: frank.trocchio@bmo.com

Or, in the case of Fairway Finance Company LLC:

c/o Lord Securities Corp.
48 Wall Street
27th Floor
New York, NY 10005
Contact person: Irina Khaimova
Telephone: (212) 346-9008
Fax: (212) 346-9012
E-mail address: Irina.Khaimova@lordspv.com

Or, in the case of Bank of Montreal:

Bank of Montreal
115 S. LaSalle Street
Chicago, IL 60603
Contact person: Brian Zaban
Telephone number: (312) 461-2578
Fax number: (312) 259-7260
E-mail address: brian.zaban@bmo.com

J-1-7

CREDIT AGRICOLE CORPORATE AND INVESTMENT BANK, as a Class A Funding Agent, as a Class B Funding Agent, as a Class C Funding Agent, as a Class A Committed Note Purchaser, as a Class B Committed Note Purchaser, and as a Class C Committed Note Purchaser for ATLANTIC ASSET SECURITIZATION LLC, as a Class A Conduit Investor, as a Class B Conduit Investor and as a Class C Conduit Investor
Credit Agricole Corporate and Investment Bank
1301 Avenue of the Americas
New York, NY 10019
Contact person: Tina Kourmpetis / Deric Bradford
Telephone number:    (212) 261-7814 / (212) 261-3470
Fax number: (917) 849-5584
E-mail address: Conduitsec@ca-cib.com; Conduit.Funding@ca-cib.com

Or, in the case of Atlantic Asset Securitization LLC or Credit Agricole Corporate and Investment Bank, as a Committed Note Purchaser:

Contact person: Tina Kourmpetis / Deric Bradford
Telephone number:    (212) 261-7814 / (212) 261-3470
Fax number: (917) 849-5584
E-mail address: Conduitsec@ca-cib.com; Conduit.Funding@ca-cib.com

ROYAL BANK OF CANADA., as a Class A Funding Agent and a Class A Committed Note Purchaser, for OLD LINE FUNDING, LLC, as a Class A Conduit Investor, as a Class B Conduit Investor, and as a Class C Conduit Investor
3 World Financial Center, 200 Vesey
Street 12th Floor
New York, New York 10281-8098
Contact person:     Securitization Finance
Telephone:     (212) 428-6537
Facsimile:     (212) 428-2304

With a copy to:

Attn: Conduit Management Securitization Finance Little Falls Centre II
2751 Centerville Road, Suite 212
Wilmington, Delaware 19808
Tel No: (302)-892-5903
Fax No: (302)-892-590

Or, in the case of Old Line Funding, LLC

c/o Global Securitization Services LLC
68 South Service Road
Melville, NY 11747
Contact person: Kevin Burns

J-1-8

Telephone: (631)-587-4700
Fax: (212) 302-8767

NATIXIS NEW YORK BRANCH, as a Class A Funding Agent, as a Class B Funding Agent, and as a Class C Funding Agent for VERSAILLES ASSETS LLC, as a Class A Conduit Investor, as a Class B Conduit Investor, as a Class C Conduit Investor, as a Class A Committed Note Purchaser, as a Class B Committed Note Purchaser, and as a Class C Committed Note Purchaser
Natixis North America
1251 Avenue of the Americas
New York, NY 10020
Contact person: Chad Johnson/ Terrence Gregersen/ David Bondy
Telephone: (212) 891-5881/(212) 891-6294/ (212) 891-5875
E-mail address: chad.johnson@us.natixis.com; terrence.gregersen@us.natixis.com,
david.bondy@ud.natixis.com; versailles_transactions@us.natixis.com,
         rajesh.rampersaud@db.com, Fiona.chan@db.com

Or, in the case of Versailles Assets LLC:

c/o Global Securitization Services LLC
68 South Service Road
Suite 120
Melville, NY 11747
Contact person: Andrew Stidd
Telephone: (212) 302-8767
Fax: (631) 587-4700
E-mail address:     versailles_transactions@cm.natixis.com

BNP PARIBAS, as a Class A Funding Agent, as a Class B Funding Agent, as a Class C Funding Agent, as a Class A Committed Note Purchaser, as a Class B Committed Note Purchaser, and as a Class C Committed Note Purchaser, for STARBIRD FUNDING CORPORATION, as a Class A Conduit Investor, as a Class B Conduit Investor, and as a Class C Conduit Investor
787 Seventh Avenue, 7th Floor
New York, NY 10019
Contact person: Sean Reddington
Telephone:     (212) 841-2565
Facsimile:     (212) 841-2140
Email:        sean.reddington@us.bnpparibas.com

Or, in the case of StarBird Funding Corporation:

68 South Service Road
Suite 120
Melville NY 11747-2350
Contact person: Damian A. Perez
Telephone:     (631) 930-7218

J-1-9

Facsimile:     (212) 302-8767
Email:        dperez@gssnyc.com
GOLDMAN SACHS BANK USA, as a Class A Funding Agent, as a Class B Funding Agent, as a Class C Funding Agent, as a Class A Committed Note Purchaser, as a Class B Committed Note Purchaser, and as a Class C Committed Note Purchaser
222 South Main Street
Salt Lake City, UT 84101
Contact person:     Ryan Thorpe
Telephone number:    (801) 884-4772
Fax number:         (212) 428-1077
E-mail address:     Ryan.Thorpe@.gs.com

LLOYDS BANK PLC, as a Class A Funding Agent, as a Class B Funding Agent, and as a Class C Funding Agent, for GRESHAM RECEIVABLES (NO.29) LTD, as a Class A Conduit Investor, as a Class B Conduit Investor, as a Class C Conduit Investor, as a Class A Committed Note Purchaser, as a Class B Committed Note Purchaser, and as a Class C Committed Note Purchaser
25 Gresham Street
London, EC2V 7HN
Contact person: Chris Rigby
Telephone: +44 (0)207 158 1930
Facsimile:     +44 (0) 207 158 3247
E-mail address: Chris.rigby@lloydsbanking.com

Or, in the case of Gresham Receivables (No.29) Ltd:
26 New Street
St Helier, Jersey, JE2 3RA
Contact person: Chris Rigby
Telephone: +44 (0)207 158 1930
Facsimile:     +44 (0) 207 158 3247
E-mail address: Edward.leng@lloydsbanking.com

MIZUHO BANK, LTD, as a Class A Funding Agent, as a Class B Funding Agent, as a Class C Funding Agent, as a Class A Committed Note Purchaser, as a Class B Committed Note Purchaser, and as a Class C Committed Note Purchaser
1271 Avenue of the Americas
New York, NY 10020
Contact person:     Jesse Miller
Telephone number:    (212) 282-4908
E-mail address:     Jesse.millner@mizuhocbus.com
Johan.andreasson@mizuhocbus.com
Yumi.trapani@mizuhocbus.com
Roman.burt@mizuhocbus.com
Nataliya.nesterova@mizuhocbus.com

J-1-10

CITIZENS BANK, N.A, as a Class A Funding Agent, as a Class B Funding Agent, as a Class C Funding Agent, as a Class A Committed Note Purchaser, as a Class B Committed Note Purchaser, and as a Class C Committed Note Purchaser
28 State Street
Boston, MA 02109
Contact person:    Michael Zappaterrini
Telephone number:     (203) 900-6850
E-mail address:     Michael.zappaterrini@citizensbank.com

MUFG Bank, Ltd., as a Class A Funding Agent, as a Class B Funding Agent, as a Class C Funding Agent, as a Class A Committed Note Purchaser, as a Class B Committed Note Purchaser, and as a Class C Committed Note Purchaser for Gotham Funding Corporation, as a Class A Conduit Investor, as a Class B Conduit Investor, and as a Class C Conduit Investor
1221 Avenue of the Americas, 6th Floor
New York, New York 10020
Contact person:    Securitization Group
Telephone number:     212-782-6957
E-mail address:     securitization_reporting@us.mufg.jp

Or, in the case of Gotham Funding Corporation:
c/o Global Securitization Services, LLC.
68 South Service Road, Suite 120
Melville, NY 11747
Contact person:    Kevin Corrigan
Telephone number:     212-295-2757
E-mail address:     kcorrigan@gssnyc.com

CANADIAN IMPERIAL BANK OF COMMERCE, NEW YORK BRANCH, as a Class A Funding Agent, as a Class B Funding Agent, as a Class C Funding Agent, as a Class A Committed Note Purchaser, as a Class B Committed Note Purchaser, and as a Class C Committed Note Purchaser
425 Lexington Avenue, 5th Floor
New York, New York 10017
Contact person:    Robert Castro
Telephone number:     212-856-3656
E-mail address:     Robert.Castro@cibc.com

J-1-11

HSBC SECURITIES (USA) INC., as a Class A Funding Agent, for HSBC BANK USA, NATIONAL ASSOCIATION, as a Class A Committed Note Purchaser, as a Class B Committed Note Purchaser, and as a Class C Committed Note Purchaser
452 Fifth Avenue
New York, NY 10018
Contact person:
Telephone number:
E-mail address:

JPMORGAN CHASE BANK, N.A., as a Class A Funding Agent, as a Class B Funding Agent, as a Class C Funding Agent, as a Class A Committed Note Purchaser, as a Class B Committed Note Purchaser, and as a Class C Committed Note Purchaser, for CHARIOT FUNDING, LLC, as a Class A Conduit Invest, as a Class B Conduit Investor, and as a Class C Conduit Investor
JPMorgan Chase Bank, N.A.
383 Madison Avenue, Floor 8
New York, New York 10179
Contact Person: Jazmine Jones
Phone: 312-732-2234
Email: ABS.treasury.dept@jpmorgan.com

Or, in the case of Chariot Funding, LLC:

c/o JPMorgan Chase Bank, N.A.
Chase Tower
10 South Dearborn
Chicago, Illinois 60603
Attention: Asset Backed Securities - Conduit Group
Contact Person: Jazmine Jones
Phone: 312-732-2234
Email: ABS.treasury.dept@jpmorgan.com

TRUIST BANK, as a Class A Funding Agent, as a Class B Funding Agent, as a Class C Funding Agent, as a Class A Committed Note Purchaser, as a Class B Committed Note Purchaser, and as a Class C Committed Note Purchaser
Mail Code GA-ATL-3950
3333 Peachtree Road NE
10th Floor East
Atlanta, Georgia 30326
Contact Person:    Yasmin Ajani
Telephone:    404-588-8450
Email:        agency.services@suntrust.com

c/o 303 Peachtree Street, 25th Floor
Atlanta, Georgia 30308
Attention:    Yasmin Ajani

J-1-12

Telephone:    404-588-8450
Email:        agency.services@suntrust.com

EXHIBIT J-2
TO
SIXTH AMENDED AND RESTATED SERIES 2013-A SUPPLEMENT
FORM OF CLASS D ADVANCE REQUEST

HERTZ VEHICLE FINANCING II LP
SERIES 2013-A VARIABLE FUNDING RENTAL CAR
ASSET BACKED NOTES, CLASS D

To: Addressees on Schedule I hereto
Ladies and Gentlemen:
This Class D Advance Request is delivered to you pursuant to Section 2.2 of that certain Sixth Amended and Restated Series 2013-A Supplement, dated as of February 21, 2020 (as further amended, supplemented, restated or otherwise modified from time to time, the “Series 2013-A Supplement”), by and among Hertz Vehicle Financing II LP, the Conduit Investors named therein, the Committed Note Purchasers named therein, the Funding Agents named therein, The Hertz Corporation, as Group I Administrator, Deutsche Bank AG, New York Branch, as Administrative Agent (in such capacity, the “Administrative Agent”) and The Bank of New York Mellon Trust Company, N.A. as Trustee (the “Trustee”).
Unless otherwise defined herein or as the context otherwise requires, terms used herein have the meaning assigned thereto under Schedule I of the Series 2013-A Supplement.
The undersigned hereby requests that a Class D Advance be made in the aggregate principal amount of $___________ on ____________, 20___. The undersigned hereby acknowledges that, subject to the terms of the Series 2013-A Supplement, any Class D Advance that is not funded at the Class D CP Rate by a Class D Conduit Investor or otherwise shall be a Eurodollar Advance and the related Eurodollar Interest Period shall commence on the date of such Eurodollar Advance and end on the next Payment Date.
J-2-1

J-1-13

The Group I Aggregate Asset Amount as of the date hereof is an amount equal to $______________.
The undersigned hereby acknowledges that the delivery of this Class D Advance Request and the acceptance by undersigned of the proceeds of the Class D Advance requested hereby constitute a representation and warranty by the undersigned that, on the date of such Class D Advance, and before and after giving effect thereto and to the application of the proceeds therefrom, all conditions set forth in the definition of “Class D Funding Conditions” in Schedule I of the Series 2013-A Supplement have been satisfied.
The undersigned agrees that if prior to the time of the Class D Advance requested hereby any matter certified to herein by it will not be true and correct at such time as if then made, it will immediately so notify both you and each Class D Committed Note Purchaser and each Class D Conduit Investor, if any, in your Class D Investor Group. Except to the extent, if any, that prior to the time of the Class D Advance requested hereby you and each Class D Committed Note Purchaser and each Class D Conduit Investor, if any, in your Class D Investor Group, shall receive written notice to the contrary from the undersigned, each matter certified to herein shall be deemed once again to be certified as true and correct at the date of such Class D Advance as if then made.
Please wire transfer the proceeds of the Class D Advance to the following account pursuant to the following instructions:
[insert payment instructions]
The undersigned has caused this Class D Advance Request to be executed and delivered, and the certification and warranties contained herein to be made, by its duly Authorized Officer this ____ day of __________, 20___.
HERTZ VEHICLE FINANCING II LP, a limited partnership

By: HVF II GP Corp., its general partner

By:
Name:
Title:

J-2-2

SCHEDULE I:
The Bank of New York Mellon Trust Company, N.A., as Trustee
2 North LaSalle Street, 7th Floor
Chicago, IL 60602
Contact person: Corporate Trust Administration - Structured Finance
Telephone: (312) 827-8569
Fax: (312) 827-8562
Email: mitchell.brumwell@bnymellon.com

DEUTSCHE BANK AG, New York Branch, as Administrative Agent
60 Wall Street, 5th Floor
New York, NY 10005-2858
Contact person: Robert Sheldon
Telephone: (212) 250-4493
Fax: (212) 797-5160
Email: robert.sheldon@db.com

With an electronic copy to: abs.conduits@db.com

DEUTSCHE BANK AG, New York Branch, as a Class D Funding Agent and a Class D Committed Note Purchaser
60 Wall Street, 5th Floor
New York, NY 10005-2858
Contact person: Mary Conners
Telephone: (212) 250-4731
Fax: (212) 797-5150
Email: abs.conduits@db.com; mary.conners@db.com

J-2-3

EXHIBIT J-3
TO
SIXTH AMENDED AND RESTATED SERIES 2013-A SUPPLEMENT
FORM OF CLASS RR ADVANCE REQUEST

HERTZ VEHICLE FINANCING II LP
SERIES 2013-A VARIABLE FUNDING RENTAL CAR
ASSET BACKED NOTES, CLASS RR

To: Addressees on Schedule I hereto
Ladies and Gentlemen:
This Class RR Advance Request is delivered to you pursuant to Section 2.2 of that certain Sixth Amended and Restated Series 2013-A Supplement, dated as of February 21, 2020 (as further amended, supplemented, restated or otherwise modified from time to time, the “Series 2013-A Supplement”), by and among Hertz Vehicle Financing II LP, the Conduit Investors named therein, the Committed Note Purchasers named therein, the Funding Agents named therein, The Hertz Corporation, as Group I Administrator, Deutsche Bank AG, New York Branch, as Administrative Agent (in such capacity, the “Administrative Agent”) and The Bank of New York Mellon Trust Company, N.A. as Trustee (the “Trustee”).
Unless otherwise defined herein or as the context otherwise requires, terms used herein have the meaning assigned thereto under Schedule I of the Series 2013-A Supplement.
The undersigned hereby requests that a Class RR Advance be made in the aggregate principal amount of $___________ on ____________, 20___.
The Group I Aggregate Asset Amount as of the date hereof is an amount equal to $______________.
The undersigned hereby acknowledges that the delivery of this Class RR Advance Request and the acceptance by undersigned of the proceeds of the Class RR Advance requested hereby constitute a representation and warranty by the undersigned that, on the date of such Class RR Advance, and before and after giving effect thereto and to the application of the proceeds therefrom, all conditions set forth in the definition of “Class RR Funding Conditions” in Schedule I of the Series 2013-A Supplement have been satisfied or waived.

J-3-1

The undersigned agrees that if prior to the time of the Class RR Advance requested hereby any matter certified to herein by it will not be true and correct at such time as if then made, it will immediately so notify you. Except to the extent, if any, that prior to the time of the

Class RR Advance requested hereby you shall receive written notice to the contrary from the undersigned, each matter certified to herein shall be deemed once again to be certified as true and correct at the date of such Class RR Advance as if then made.
Please wire transfer the proceeds of the Class RR Advance to the following account pursuant to the following instructions:
[insert payment instructions]
The undersigned has caused this Class RR Advance Request to be executed and delivered, and the certification and warranties contained herein to be made, by its duly Authorized Officer this ____ day of __________, 20___.
HERTZ VEHICLE FINANCING II LP, a limited partnership

By: HVF II GP Corp., its general partner

By:
Name:
Title:

J-3-2

SCHEDULE I:
The Bank of New York Mellon Trust Company, N.A., as Trustee
2 North LaSalle Street, 7th Floor
Chicago, IL 60602
Contact person: Corporate Trust Administration - Structured Finance
Telephone: (312) 827-8569
Fax: (312) 827-8562
Email: mitchell.brumwell@bnymellon.com

DEUTSCHE BANK AG, New York Branch, as Administrative Agent
60 Wall Street, 5th Floor
New York, NY 10005-2858
Contact person: Robert Sheldon
Telephone: (212) 250-4493
Fax: (212) 797-5160
Email: robert.sheldon@db.com

With an electronic copy to: abs.conduits@db.com

The Hertz Corporation, as a Class RR Committed Note Purchaser
8501 Williams Road
Estero, FL 33928
Attention: Treasury Department

J-3-3

EXHIBIT K-1
TO
SIXTH AMENDED AND RESTATED SERIES 2013-A SUPPLEMENT
CLASS A ADDENDUM TO AGREEMENT
Each of the undersigned:
(i) confirms that it has received a copy of the Sixth Amended and Restated Series 2013-A Supplement, dated as of February 21, 2020 (as from time to time further amended, supplemented or otherwise modified in accordance with the terms thereof, the “Series 2013-A Supplement”; terms defined therein being used herein as therein defined), by and among Hertz Vehicle Financing II LP (“HVF II”), the Conduit Investors named therein, the Committed Note Purchasers named therein, the Funding Agents named therein, The Hertz Corporation, as Group I Administrator, Deutsche Bank AG, New York Branch, as Administrative Agent (in such capacity, the “Administrative Agent”) and The Bank of New York Mellon Trust Company, N.A., as trustee, and such other agreements, documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Addendum;
(ii) appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers under the Series 2013-A Supplement as are delegated to the Administrative Agent by the terms thereof, together with such powers as are reasonably incidental thereto;
(iii) agrees to all of the provisions of the Series 2013-A Supplement;
(iv) agrees that the related Class A Maximum Investor Group Principal Amount is $_________________ (including any portion of the Class A Maximum Investor Group Principal Amount of such Class A Investor Group acquired pursuant to an assignment to such Class A Investor Group as a Class A Acquiring Investor Group) and the related Class A Committed Note Purchaser’s Class A Committed Note Purchaser Percentage is ___ percent (__%);
(v) designates ___________ as the Class A Funding Agent for itself, and such Class A Funding Agent hereby accepts such appointment;
(vi) becomes a party to the Series 2013-A Supplement and a Class A Conduit Investor, Class A Committed Note Purchaser or Class A Funding Agent, as the case may be, thereunder with the same effect as if the undersigned were an original signatory to the Series 2013-A Supplement; and
(vii) each member of the Class A Additional Investor Group hereby represents and warrants that the representations and warranties contained in Section 3 of Annex I to the Series 2013-A Supplement are true and correct with respect to the Class A Additional Investor Group on and as of the date hereof and the Class A Additional Investor Group shall be deemed to have made such representations and warranties contained in Section 3 of Annex I to the Series 2013-A

K-1-1

Supplement on and as of the date hereof. The notice address for each member of the Class A Additional Investor Group is as follows:
[INSERT CONTACT INFORMATION FOR EACH ENTITY]
This Class A Addendum shall be effective when a counterpart hereof, signed by the undersigned and HVF II and has been delivered to the parties hereto.
This Class A Addendum shall be governed by and construed in accordance with the laws of the State of New York.
IN WITNESS WHEREOF, the undersigned have caused this Class A Addendum to be duly executed and delivered by its duly authorized officer or agent as of this ____ day of __________, 20__.

[NAME OF ADDITIONAL CLASS A FUNDING AGENT], as Class A Funding Agent

By: ____________________________
Name:
Title:
[NAME OF ADDITIONAL CLASS A CONDUIT INVESTOR], as Class A Conduit Investor

By: ____________________________
Name:
Title:
[NAME OF ADDITIONAL CLASS A COMMITTED NOTE PURCHASER], as Class A Committed Note Purchaser

By: ____________________________
Name:
Title:

K-1-2

Acknowledged and Agreed to as of the date first above written:
HERTZ VEHICLE FINANCING II LP,
a limited partnership

By: HVF II GP, its general partner

By: _________________________
Name:
Title:
DEUTSCHE BANK AG, NEW YORK BRANCH, as Administrative Agent

By: _________________________
Name:
Title:

K-1-3

EXHIBIT K-2
TO
SIXTH AMENDED AND RESTATED SERIES 2013-A SUPPLEMENT
CLASS B ADDENDUM TO AGREEMENT
Each of the undersigned:
(i) confirms that it has received a copy of the Sixth Amended and Restated Series 2013-A Supplement, dated as of February 21, 2020 (as from time to time further amended, supplemented or otherwise modified in accordance with the terms thereof, the “Series 2013-A Supplement”; terms defined therein being used herein as therein defined), by and among Hertz Vehicle Financing II LP (“HVF II”), the Conduit Investors named therein, the Committed Note Purchasers named therein, the Funding Agents named therein, The Hertz Corporation, as Group I Administrator, Deutsche Bank AG, New York Branch, as Administrative Agent (in such capacity, the “Administrative Agent”) and The Bank of New York Mellon Trust Company, N.A., as trustee, and such other agreements, documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Addendum;
(ii) appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers under the Series 2013-A Supplement as are delegated to the Administrative Agent by the terms thereof, together with such powers as are reasonably incidental thereto;
(iii) agrees to all of the provisions of the Series 2013-A Supplement;
(iv) agrees that the related Class B Maximum Investor Group Principal Amount is $_________________ (including any portion of the Class B Maximum Investor Group Principal Amount of such Class B Investor Group acquired pursuant to an assignment to such Class B Investor Group as a Class B Acquiring Investor Group) and the related Class B Committed Note Purchaser’s Class B Committed Note Purchaser Percentage is ___ percent (__%);
(v) designates ___________ as the Class B Funding Agent for itself, and such Class B Funding Agent hereby accepts such appointment;
(vi) becomes a party to the Series 2013-A Supplement and a Class B Conduit Investor, Class B Committed Note Purchaser or Class B Funding Agent, as the case may be, thereunder with the same effect as if the undersigned were an original signatory to the Series 2013-A Supplement; and
(vii) each member of the Class B Additional Investor Group hereby represents and warrants that the representations and warranties contained in Section 3 of Annex I to the Series 2013-A Supplement are true and correct with respect to the Class B Additional Investor Group on and as of the date hereof and the Class B Additional Investor Group shall be deemed to have made such representations and warranties contained in Section 3 of Annex I to the Series 2013-A Supplement on and as of the date hereof. The notice address for each member of the Class B Additional Investor Group is as follows:

K-2-1

[INSERT CONTACT INFORMATION FOR EACH ENTITY]
This Class B Addendum shall be effective when a counterpart hereof, signed by the undersigned and HVF II and has been delivered to the parties hereto.
This Class B Addendum shall be governed by and construed in accordance with the laws of the State of New York.
IN WITNESS WHEREOF, the undersigned have caused this Class B Addendum to be duly executed and delivered by its duly authorized officer or agent as of this ____ day of __________, 20__.

[NAME OF ADDITIONAL CLASS B FUNDING AGENT], as Class B Funding Agent

By: ____________________________
Name:
Title:
[NAME OF ADDITIONAL CLASS B CONDUIT INVESTOR], as Class B Conduit Investor

By: ____________________________
Name:
Title:
[NAME OF ADDITIONAL CLASS B COMMITTED NOTE PURCHASER], as Class B Committed Note Purchaser

By: ____________________________
Name:
Title:

K-2-2

Acknowledged and Agreed to as of the date first above written:
HERTZ VEHICLE FINANCING II LP,
a limited partnership

By: HVF II GP, its general partner

By: _________________________
Name:
Title:
DEUTSCHE BANK AG, NEW YORK BRANCH, as Administrative Agent

By: _________________________
Name:
Title:

K-2-3

EXHIBIT K-3
TO
SIXTH AMENDED AND RESTATED SERIES 2013-A SUPPLEMENT
CLASS C ADDENDUM TO AGREEMENT
Each of the undersigned:
(i) confirms that it has received a copy of the Sixth Amended and Restated Series 2013-A Supplement, dated as of February 21, 2020 (as from time to time further amended, supplemented or otherwise modified in accordance with the terms thereof, the “Series 2013-A Supplement”; terms defined therein being used herein as therein defined), by and among Hertz Vehicle Financing II LP (“HVF II”), the Conduit Investors named therein, the Committed Note Purchasers named therein, the Funding Agents named therein, The Hertz Corporation, as Group I Administrator, Deutsche Bank AG, New York Branch, as Administrative Agent (in such capacity, the “Administrative Agent”) and The Bank of New York Mellon Trust Company, N.A., as trustee, and such other agreements, documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Addendum;
(ii) appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers under the Series 2013-A Supplement as are delegated to the Administrative Agent by the terms thereof, together with such powers as are reasonably incidental thereto;
(iii) agrees to all of the provisions of the Series 2013-A Supplement;
(iv) agrees that the related Class C Maximum Investor Group Principal Amount is $_________________ (including any portion of the Class C Maximum Investor Group Principal Amount of such Class C Investor Group acquired pursuant to an assignment to such Class C Investor Group as a Class C Acquiring Investor Group) and the related Class C Committed Note Purchaser’s Class C Committed Note Purchaser Percentage is ___ percent (__%);
(v) designates ___________ as the Class C Funding Agent for itself, and such Class C Funding Agent hereby accepts such appointment;
(vi) becomes a party to the Series 2013-A Supplement and a Class C Conduit Investor, Class C Committed Note Purchaser or Class C Funding Agent, as the case may be, thereunder with the same effect as if the undersigned were an original signatory to the Series 2013-A Supplement; and
(vii) each member of the Class C Additional Investor Group hereby represents and warrants that the representations and warranties contained in Section 3 of Annex I to the Series 2013-A Supplement are true and correct with respect to the Class C Additional Investor Group on and as of the date hereof and the Class C Additional Investor Group shall be deemed to have made such representations and warranties contained in Section 3 of Annex I to the Series 2013-A Supplement on and as of the date hereof. The notice address for each member of the Class C Additional Investor Group is as follows:

K-3-1

[INSERT CONTACT INFORMATION FOR EACH ENTITY]
This Class C Addendum shall be effective when a counterpart hereof, signed by the undersigned and HVF II and has been delivered to the parties hereto.
This Class C Addendum shall be governed by and construed in accordance with the laws of the State of New York.
IN WITNESS WHEREOF, the undersigned have caused this Class C Addendum to be duly executed and delivered by its duly authorized officer or agent as of this ____ day of __________, 20__.

[NAME OF ADDITIONAL CLASS C FUNDING AGENT], as Class C Funding Agent

By: ____________________________
Name:
Title:
[NAME OF ADDITIONAL CLASS C CONDUIT INVESTOR], as Class C Conduit Investor

By: ____________________________
Name:
Title:
[NAME OF ADDITIONAL CLASS C COMMITTED NOTE PURCHASER], as Class C Committed Note Purchaser

By: ____________________________
Name:
Title:

K-3-2

Acknowledged and Agreed to as of the date first above written:
HERTZ VEHICLE FINANCING II LP,
a limited partnership

By: HVF II GP, its general partner

By: _________________________
Name:
Title:
DEUTSCHE BANK AG, NEW YORK BRANCH, as Administrative Agent

By: _________________________
Name:
Title:

K-3-3

EXHIBIT K-4
TO
SIXTH AMENDED AND RESTATED SERIES 2013-A SUPPLEMENT
CLASS D ADDENDUM TO AGREEMENT
Each of the undersigned:
(i) confirms that it has received a copy of the Sixth Amended and Restated Series 2013-A Supplement, dated as of February 21, 2020 (as from time to time further amended, supplemented or otherwise modified in accordance with the terms thereof, the “Series 2013-A Supplement”; terms defined therein being used herein as therein defined), by and among Hertz Vehicle Financing II LP (“HVF II”), the Conduit Investors named therein, the Committed Note Purchasers named therein, the Funding Agents named therein, The Hertz Corporation, as Group I Administrator, Deutsche Bank AG, New York Branch, as Administrative Agent (in such capacity, the “Administrative Agent”) and The Bank of New York Mellon Trust Company, N.A., as trustee, and such other agreements, documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Addendum;
(ii) appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers under the Series 2013-A Supplement as are delegated to the Administrative Agent by the terms thereof, together with such powers as are reasonably incidental thereto;
(iii) agrees to all of the provisions of the Series 2013-A Supplement;
(iv) agrees that the related Class D Maximum Investor Group Principal Amount is $_________________ (including any portion of the Class D Maximum Investor Group Principal Amount of such Class D Investor Group acquired pursuant to an assignment to such Class D Investor Group as a Class D Acquiring Investor Group) and the related Class D Committed Note Purchaser’s Class D Committed Note Purchaser Percentage is ___ percent (__%);
(v) designates ___________ as the Class D Funding Agent for itself, and such Class D Funding Agent hereby accepts such appointment;
(vi) becomes a party to the Series 2013-A Supplement and a Class D Conduit Investor, Class D Committed Note Purchaser or Class D Funding Agent, as the case may be, thereunder with the same effect as if the undersigned were an original signatory to the Series 2013-A Supplement; and
(vii) each member of the Class D Additional Investor Group hereby represents and warrants that the representations and warranties contained in Section 3 of Annex I to the Series 2013-A Supplement are true and correct with respect to the Class D Additional Investor Group on and as of the date hereof and the Class D Additional Investor Group shall be deemed to have made such representations and warranties contained in Section 3 of Annex I to the Series 2013-A Supplement on and as of the date hereof. The notice address for each member of the Class D Additional Investor Group is as follows:

K-4-1

[INSERT CONTACT INFORMATION FOR EACH ENTITY]
This Class D Addendum shall be effective when a counterpart hereof, signed by the undersigned and HVF II and has been delivered to the parties hereto.
This Class D Addendum shall be governed by and construed in accordance with the laws of the State of New York.
IN WITNESS WHEREOF, the undersigned have caused this Class D Addendum to be duly executed and delivered by its duly authorized officer or agent as of this ____ day of __________, 20__.

[NAME OF ADDITIONAL CLASS D FUNDING AGENT], as Class D Funding Agent

By: ____________________________
Name:
Title:
[NAME OF ADDITIONAL CLASS D CONDUIT INVESTOR], as Class D Conduit Investor

By: ____________________________
Name:
Title:
[NAME OF ADDITIONAL CLASS D COMMITTED NOTE PURCHASER], as Class D Committed Note Purchaser

By: ____________________________
Name:
Title:

K-4-2

Acknowledged and Agreed to as of the date first above written:
HERTZ VEHICLE FINANCING II LP,
a limited partnership

By: HVF II GP, its general partner

By: _________________________
Name:
Title:
DEUTSCHE BANK AG, NEW YORK BRANCH, as Administrative Agent

By: _________________________
Name:
Title:

K-4-3

EXHIBIT L
TO
SIXTH AMENDED AND RESTATED SERIES 2013-A SUPPLEMENT

Additional UCC Representations
General

1.
(a)     The Group I Supplement creates a valid and continuing security interest (as defined in the applicable UCC) in the Group I Indenture Collateral in favor of the Trustee for the benefit of the Group I Noteholders and (b) the Series 2013-A Supplement creates a valid and continuing security interest (as defined in the applicable UCC) in (A) the Series 2013-A Demand Note and (B) all of HVF II’s right, title and interest in the Series 2013-A Interest Rate Caps and all proceeds of any and all of the items described in the preceding clauses (A) and (B) (the collateral described in clauses (A) and (B) above, the “Series Collateral”) in favor of the Trustee for the benefit of the Series 2013-A Noteholders and in the case of each of clause (a) and (b) is prior to all other Liens on such Group I Indenture Collateral and Series Collateral, as applicable, except for Group I Permitted Liens or Series 2013-A Permitted Liens, respectively, and is enforceable as such against creditors and purchasers from HVF II.

2.
HVF II owns and has good and marketable title to the Group I Indenture Collateral and the Series Collateral free and clear of any lien, claim, or encumbrance of any Person, except for Group I Permitted Liens or Series 2013-A Permitted Liens, respectively.

Characterization

3.
(a) The Series 2013-A Demand Note constitutes an “instrument” within the meaning of the applicable UCC and (b) the Series 2013-A Interest Rate Caps and all Group I Manufacturer Receivables constitute "accounts" or "general intangibles" within the meaning of the applicable UCC.

Perfection by filing

4.
HVF II has caused or will have caused, within ten days after the Series 2013-A Restatement Effective Date, the filing of all appropriate financing statements in the proper filing office in the appropriate jurisdictions under applicable law in order to perfect (a) the security interest in any accounts and general intangibles included in the Group I Indenture Collateral granted to the Trustee, and (b) the security interest in any accounts and general intangibles included in the Series Collateral granted to the Trustee.

Perfection by Possession

5.	All original copies of the Series 2013-A Demand Note that constitute or evidence the Series 2013-A Demand Note have been delivered to the Trustee.

L-1

Priority

1.
Other than the security interest granted to the Trustee pursuant to the Group I Supplement and the Series 2013-A Supplement, HVF II has not pledged, assigned, sold or granted a security interest in, or otherwise conveyed, any of the Group I Indenture Collateral or the Series Collateral. HVF II has not authorized the filing of and is not aware of any financing statements against HVF II that include a description of collateral covering the Group I Indenture Collateral or the Series Collateral, other than any financing statement relating to the security interests granted to the Trustee, as secured parties under the Group I Supplement and the Series 2013-A Supplement, respectively, or that has been terminated. HVF II is not aware of any judgment or tax lien filings against HVF II.

2.	The Series 2013-A Demand Note does not contain any marks or notations indicating that it has been pledged, assigned or otherwise conveyed to any Person other than the Trustee.

L-2

EXHIBIT M-1
TO
SIXTH AMENDED AND RESTATED SERIES 2013-A SUPPLEMENT
CLASS A INVESTOR GROUP MAXIMUM PRINCIPAL INCREASE ADDENDUM
In order to effect a Class A Investor Group Maximum Principal Increase with respect to its Class A Investor Group, each of the undersigned:
(i) confirms that it has received a copy of the Sixth Amended and Restated Series 2013-A Supplement, dated as of February 21, 2020 (as from time to time further amended, supplemented or otherwise modified in accordance with the terms thereof, the “Series 2013-A Supplement”; terms defined therein being used herein as defined therein), among Hertz Vehicle Financing II LP (“HVF II”), the Conduit Investors named therein, the Committed Note Purchasers named therein, the Funding Agents named therein, The Hertz Corporation, as Group I Administrator, Deutsche Bank AG, New York Branch, as administrative agent (in such capacity, the “Administrative Agent”) and The Bank of New York Mellon Trust Company, N.A., as trustee and securities intermediary, and such other agreements, documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Class A Investor Group Maximum Principal Increase Addendum;
(ii) reaffirms its appointment and authorization of the Administrative Agent to take such action as agent on its behalf and to exercise such powers under the Series 2013-A Supplement as are delegated to the Administrative Agent by the terms thereof, together with such powers as are reasonably incidental thereto;
(iii) reaffirms its agreement to all of the provisions of the Series 2013-A Supplement;
(iv) agrees to (1) a Class A Investor Group Maximum Principal Increase in an amount equal to $_____________ and (2) a Class A Investor Group Maximum Principal Increase Amount in an amount equal to $_________________;
(v) agrees that the related Class A Maximum Investor Group Principal Amount is $_________________ and the related Class A Committed Note Purchaser’s Class A Committed Note Purchaser Percentage is ___ percent (__%) (in each case after giving effect to the Class A Investor Group Maximum Principal Increase described in clause (iv) above); and
(vi) each member of the Class A Investor Group hereby represents and warrants that the representations and warranties contained in Section 3 of Annex 1 to the Series 2013-A Supplement are true and correct with respect to the Class A Investor Group on and as of the date hereof and the Class A Investor Group shall be deemed to have made such representations and warranties contained in Section 3 of Annex 1 to the Series 2013-A Supplement on and as of the date hereof.

M-1-1

This Class A Investor Group Maximum Principal Increase Addendum shall be effective when a counterpart hereof, signed by the undersigned and HVF II, has been delivered to the parties hereof.
This Class A Investor Group Maximum Principal Increase Addendum shall be governed by and construed in accordance with the law of the State of New York.
IN WITNESS WHEREOF, the undersigned have caused this Class A Investor Group Maximum Principal Increase Addendum to be duly executed and delivered by its duly authorized officer or agent as of this ____ day of __________, 20__.

[NAME OF CLASS A FUNDING AGENT], as Class A Funding Agent

By: ____________________________
Name:
Title:
[NAME OF CLASS A CONDUIT INVESTOR], as Class A Conduit Investor

By: ____________________________
Name:
Title:
[NAME OF CLASS A COMMITTED NOTE PURCHASER], as Class A Committed Note Purchaser

By: ____________________________
Name:
Title:

M-1-2

Acknowledged and agreed to as of the date first above written:
HERTZ VEHICLE FINANCING II LP,
a limited partnership

By: HVF II GP Corp., its general partner

By: _________________________
Name:
Title:

M-1-3

EXHIBIT M-2
TO
SIXTH AMENDED AND RESTATED SERIES 2013-A SUPPLEMENT
CLASS B INVESTOR GROUP MAXIMUM PRINCIPAL INCREASE ADDENDUM
In order to effect a Class B Investor Group Maximum Principal Increase with respect to its Class B Investor Group, each of the undersigned:
(i) confirms that it has received a copy of the Sixth Amended and Restated Series 2013-A Supplement, dated as of February 21, 2020 (as from time to time further amended, supplemented or otherwise modified in accordance with the terms thereof, the “Series 2013-A Supplement”; terms defined therein being used herein as defined therein), among Hertz Vehicle Financing II LP (“HVF II”), the Conduit Investors named therein, the Committed Note Purchasers named therein, the Funding Agents named therein, The Hertz Corporation, as Group I Administrator, Deutsche Bank AG, New York Branch, as administrative agent (in such capacity, the “Administrative Agent”) and The Bank of New York Mellon Trust Company, N.A., as trustee and securities intermediary, and such other agreements, documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Class B Investor Group Maximum Principal Increase Addendum;
(ii) reaffirms its appointment and authorization of the Administrative Agent to take such action as agent on its behalf and to exercise such powers under the Series 2013-A Supplement as are delegated to the Administrative Agent by the terms thereof, together with such powers as are reasonably incidental thereto;
(iii) reaffirms its agreement to all of the provisions of the Series 2013-A Supplement;
(iv) agrees to (1) a Class B Investor Group Maximum Principal Increase in an amount equal to $_____________ and (2) a Class B Investor Group Maximum Principal Increase Amount in an amount equal to $_________________;
(v) agrees that the related Class B Maximum Investor Group Principal Amount is $_________________ and the related Class B Committed Note Purchaser’s Class B Committed Note Purchaser Percentage is ___ percent (__%) (in each case after giving effect to the Class B Investor Group Maximum Principal Increase described in clause (iv) above); and
(vi) each member of the Class B Investor Group hereby represents and warrants that the representations and warranties contained in Section 3 of Annex 1 to the Series 2013-A Supplement are true and correct with respect to the Class B Investor Group on and as of the date hereof and the Class B Investor Group shall be deemed to have made such representations and warranties contained in Section 3 of Annex 1 to the Series 2013-A Supplement on and as of the date hereof.

M-2-1

This Class B Investor Group Maximum Principal Increase Addendum shall be effective when a counterpart hereof, signed by the undersigned and HVF II, has been delivered to the parties hereof.
This Class B Investor Group Maximum Principal Increase Addendum shall be governed by and construed in accordance with the law of the State of New York.
IN WITNESS WHEREOF, the undersigned have caused this Class B Investor Group Maximum Principal Increase Addendum to be duly executed and delivered by its duly authorized officer or agent as of this ____ day of __________, 20__.

[NAME OF CLASS B FUNDING AGENT], as Class B Funding Agent

By: ____________________________
Name:
Title:
[NAME OF CLASS B CONDUIT INVESTOR], as Class B Conduit Investor

By: ____________________________
Name:
Title:
[NAME OF CLASS B COMMITTED NOTE PURCHASER], as Class B Committed Note Purchaser

By: ____________________________
Name:
Title:

M-2-2

Acknowledged and agreed to as of the date first above written:
HERTZ VEHICLE FINANCING II LP,
a limited partnership

By: HVF II GP Corp., its general partner

By: _________________________
Name:
Title:

M-2-3

EXHIBIT M-3
TO
SIXTH AMENDED AND RESTATED SERIES 2013-A SUPPLEMENT
CLASS C INVESTOR GROUP MAXIMUM PRINCIPAL INCREASE ADDENDUM
In order to effect a Class C Investor Group Maximum Principal Increase with respect to its Class C Investor Group, each of the undersigned:
(i) confirms that it has received a copy of the Sixth Amended and Restated Series 2013-A Supplement, dated as of February 21, 2020 (as from time to time further amended, supplemented or otherwise modified in accordance with the terms thereof, the “Series 2013-A Supplement”; terms defined therein being used herein as defined therein), among Hertz Vehicle Financing II LP (“HVF II”), the Conduit Investors named therein, the Committed Note Purchasers named therein, the Funding Agents named therein, The Hertz Corporation, as Group I Administrator, Deutsche Bank AG, New York Branch, as administrative agent (in such capacity, the “Administrative Agent”) and The Bank of New York Mellon Trust Company, N.A., as trustee and securities intermediary, and such other agreements, documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Class C Investor Group Maximum Principal Increase Addendum;
(ii) reaffirms its appointment and authorization of the Administrative Agent to take such action as agent on its behalf and to exercise such powers under the Series 2013-A Supplement as are delegated to the Administrative Agent by the terms thereof, together with such powers as are reasonably incidental thereto;
(iii) reaffirms its agreement to all of the provisions of the Series 2013-A Supplement;
(iv) agrees to (1) a Class C Investor Group Maximum Principal Increase in an amount equal to $_____________ and (2) a Class C Investor Group Maximum Principal Increase Amount in an amount equal to $_________________;
(v) agrees that the related Class C Maximum Investor Group Principal Amount is $_________________ and the related Class C Committed Note Purchaser’s Class C Committed Note Purchaser Percentage is ___ percent (__%) (in each case after giving effect to the Class C Investor Group Maximum Principal Increase described in clause (iv) above); and
(vi) each member of the Class C Investor Group hereby represents and warrants that the representations and warranties contained in Section 3 of Annex 1 to the Series 2013-A Supplement are true and correct with respect to the Class C Investor Group on and as of the date hereof and the Class C Investor Group shall be deemed to have made such representations and warranties contained in Section 3 of Annex 1 to the Series 2013-A Supplement on and as of the date hereof.

M-3-1

This Class C Investor Group Maximum Principal Increase Addendum shall be effective when a counterpart hereof, signed by the undersigned and HVF II, has been delivered to the parties hereof.
This Class C Investor Group Maximum Principal Increase Addendum shall be governed by and construed in accordance with the law of the State of New York.
IN WITNESS WHEREOF, the undersigned have caused this Class C Investor Group Maximum Principal Increase Addendum to be duly executed and delivered by its duly authorized officer or agent as of this ____ day of __________, 20__.

[NAME OF CLASS C FUNDING AGENT], as Class C Funding Agent

By: ____________________________
Name:
Title:
[NAME OF CLASS C CONDUIT INVESTOR], as Class C Conduit Investor

By: ____________________________
Name:
Title:
[NAME OF CLASS C COMMITTED NOTE PURCHASER], as Class C Committed Note Purchaser

By: ____________________________
Name:
Title:

M-3-2

Acknowledged and agreed to as of the date first above written:
HERTZ VEHICLE FINANCING II LP,
a limited partnership

By: HVF II GP Corp., its general partner

By: _________________________
Name:
Title:

M-3-3

EXHIBIT M-4
TO
SIXTH AMENDED AND RESTATED SERIES 2013-A SUPPLEMENT
CLASS D INVESTOR GROUP MAXIMUM PRINCIPAL INCREASE ADDENDUM
In order to effect a Class D Investor Group Maximum Principal Increase with respect to its Class D Investor Group, each of the undersigned:
(i) confirms that it has received a copy of the Sixth Amended and Restated Series 2013-A Supplement, dated as of February 21, 2020 (as from time to time further amended, supplemented or otherwise modified in accordance with the terms thereof, the “Series 2013-A Supplement”; terms defined therein being used herein as defined therein), among Hertz Vehicle Financing II LP (“HVF II”), the Conduit Investors named therein, the Committed Note Purchasers named therein, the Funding Agents named therein, The Hertz Corporation, as Group I Administrator, Deutsche Bank AG, New York Branch, as administrative agent (in such capacity, the “Administrative Agent”) and The Bank of New York Mellon Trust Company, N.A., as trustee and securities intermediary, and such other agreements, documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Class D Investor Group Maximum Principal Increase Addendum;
(ii) reaffirms its appointment and authorization of the Administrative Agent to take such action as agent on its behalf and to exercise such powers under the Series 2013-A Supplement as are delegated to the Administrative Agent by the terms thereof, together with such powers as are reasonably incidental thereto;
(iii) reaffirms its agreement to all of the provisions of the Series 2013-A Supplement;
(iv) agrees to (1) a Class D Investor Group Maximum Principal Increase in an amount equal to $_____________ and (2) a Class D Investor Group Maximum Principal Increase Amount in an amount equal to $_________________;
(v) agrees that the related Class D Maximum Investor Group Principal Amount is $_________________ and the related Class D Committed Note Purchaser’s Class D Committed Note Purchaser Percentage is ___ percent (__%) (in each case after giving effect to the Class D Investor Group Maximum Principal Increase described in clause (iv) above); and
(vi) each member of the Class D Investor Group hereby represents and warrants that the representations and warranties contained in Section 3 of Annex 1 to the Series 2013-A Supplement are true and correct with respect to the Class D Investor Group on and as of the date hereof and the Class D Investor Group shall be deemed to have made such representations and warranties contained in Section 3 of Annex 1 to the Series 2013-A Supplement on and as of the date hereof.

M-4-1

This Class D Investor Group Maximum Principal Increase Addendum shall be effective when a counterpart hereof, signed by the undersigned and HVF II, has been delivered to the parties hereof.
This Class D Investor Group Maximum Principal Increase Addendum shall be governed by and construed in accordance with the law of the State of New York.
IN WITNESS WHEREOF, the undersigned have caused this Class D Investor Group Maximum Principal Increase Addendum to be duly executed and delivered by its duly authorized officer or agent as of this ____ day of __________, 20__.

[NAME OF CLASS D FUNDING AGENT], as Class D Funding Agent

By: ____________________________
Name:
Title:
[NAME OF CLASS D CONDUIT INVESTOR], as Class D Conduit Investor

By: ____________________________
Name:
Title:
[NAME OF CLASS D COMMITTED NOTE PURCHASER], as Class D Committed Note Purchaser

By: ____________________________
Name:
Title:

M-4-2

Acknowledged and agreed to as of the date first above written:
HERTZ VEHICLE FINANCING II LP,
a limited partnership

By: HVF II GP Corp., its general partner

By: _________________________
Name:
Title:

M-4-3

EXHIBIT M-5
TO
SIXTH AMENDED AND RESTATED SERIES 2013-A SUPPLEMENT
CLASS RR MAXIMUM PRINCIPAL INCREASE ADDENDUM
In order to effect a Class RR Maximum Principal Increase, the undersigned:
(i) confirms that it has received a copy of the Sixth Amended and Restated Series 2013-A Supplement, dated as of February 21, 2020 (as from time to time further amended, supplemented or otherwise modified in accordance with the terms thereof, the “Series 2013-A Supplement”; terms defined therein being used herein as defined therein), among Hertz Vehicle Financing II LP (“HVF II”), the Conduit Investors named therein, the Committed Note Purchasers named therein, the Funding Agents named therein, The Hertz Corporation, as Group I Administrator, Deutsche Bank AG, New York Branch, as administrative agent (in such capacity, the “Administrative Agent”) and The Bank of New York Mellon Trust Company, N.A., as trustee and securities intermediary, and such other agreements, documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Class RR Maximum Principal Increase Addendum;
(ii) reaffirms its appointment and authorization of the Administrative Agent to take such action as agent on its behalf and to exercise such powers under the Series 2013-A Supplement as are delegated to the Administrative Agent by the terms thereof, together with such powers as are reasonably incidental thereto;
(iii) reaffirms its agreement to all of the provisions of the Series 2013-A Supplement;
(iv) agrees to (1) a Class RR Maximum Principal Increase in an amount equal to $_____________ and (2) a Class RR Maximum Principal Increase Amount in an amount equal to $_________________;
(v) agrees that the Class RR Maximum Principal Amount is $_________________ and the Class RR Committed Note Purchaser’s Class RR Committed Note Purchaser Percentage is ___ percent (__%) (in each case after giving effect to the Class RR Maximum Principal Increase described in clause (iv) above); and
(vi) the Class RR Committed Note Purchaser hereby represents and warrants that the representations and warranties contained in Section 3 of Annex 1 to the Series 2013-A Supplement are true and correct with respect to the Class RR Committed Note Purchaser on and as of the date hereof and the Class RR Committed Note Purchaser shall be deemed to have made such representations and warranties contained in Section 3 of Annex 1 to the Series 2013-A Supplement on and as of the date hereof.

M-5-1

This Class RR Maximum Principal Increase Addendum shall be effective when a counterpart hereof, signed by the undersigned and HVF II, has been delivered to the parties hereof.
This Class RR Maximum Principal Increase Addendum shall be governed by and construed in accordance with the law of the State of New York.
IN WITNESS WHEREOF, the undersigned have caused this Class RR Maximum Principal Increase Addendum to be duly executed and delivered by its duly authorized officer or agent as of this ____ day of __________, 20__.

[NAME OF CLASS RR COMMITTED NOTE PURCHASER], as Class RR Committed Note Purchaser

By: ____________________________
Name:
Title:

Acknowledged and agreed to as of the date first above written:
HERTZ VEHICLE FINANCING II LP,
a limited partnership

By: HVF II GP Corp., its general partner

By: _________________________
Name:
Title:

M-5-2

EXHIBIT N
TO
SIXTH AMENDED AND RESTATED SERIES 2013-A SUPPLEMENT

FORM OF REQUIRED INVOICE

Bank Name

DATE:

FROM:

RE:    HERTZ VEHICLE FINANCING II LLP
Interest from [ ] up to and including [ ]

Maximum Facility Amount
Series 2013-A, Class [ ]

FEE TYPE	DATES		TERM	AVERAGE	RATE	AMOUNT DUE
	Period Start	Period		PRINCIPAL

PROGRAM FEE        Actual    [ ]

UNUSED FEE        Actual    [ ]

INTEREST        Actual    [ ]

OTHER        Actual    [ ]

AMOUNT
DUE:    -

On [ ], kindly wire payment to:    Bank Name:
ABA:
For Account
#:
Account Name:
Attn:
Reference:

If you have any questions, please contact me at phone number.

EXHIBIT O
TO
SIXTH AMENDED AND RESTATED SERIES 2013-A SUPPLEMENT
ADDRESS INFORMATION

DEUTSCHE BANK AG, NEW YORK BRANCH, as the Administrative Agent
Address:    60 Wall Street, 5th Floor
        New York, NY 10005-2858

Attention:    Robert Sheldon
Telephone:    (212) 250-4493
Facsimile:    (212) 797-5160
With electronic copy to abs.conduits@db.com
DEUTSCHE BANK AG, NEW YORK BRANCH, as a Class A Committed Note Purchaser, as a Class B Committed Note Purchaser, as a Class C Committed Note Purchaser and as a Class D Committed Note Purchaser
Address:    60 Wall Street
        5th Floor
        New York, NY 10005

Attention:    Mary Conners
Telephone:    (212) 250-4731
Facsimile:    (212) 797-5150
Email:        abs.conduits@db.com; mary.conners@db.com
DEUTSCHE BANK AG, NEW YORK BRANCH, as a Class A Funding Agent, as a Class B Funding Agent, as a Class C Funding Agent and as a Class D Funding Agent
Address:    60 Wall Street
        5th Floor
        New York, NY 10005

Attention:    Mary Conners
Telephone:    (212) 250-4731
Facsimile:    (212) 797-5150
Email:        abs.conduits@db.com; mary.conners@db.com

BARCLAYS BANK PLC, as a Class A Funding Agent, as a Class B Funding Agent and as a Class C Funding Agent
Address:    745 Seventh Avenue
5th Floor
New York, NY 10019

Attention:    John McCarthy
Telephone:    (212) 526-7161
Email:        barcapconduitops@barclays.com; asgreports@barclays.com;
john.j.mccarthy@barclays.com
BARCLAYS BANK PLC,
as a Class A Committed Note Purchaser, as a Class B Committed Note Purchaser and as a Class C Committed Note Purchaser
Address:    745 Seventh Avenue
5th Floor
New York, NY 10019

Attention:    Laura Spichiger
Telephone:    (212) 528-7475
Email:        barcapconduitops@barclays.com; asgreports@barclays.com;
laura.spichiger@barclays.com
SHEFFIELD RECEIVABLES COMPANY LLC,
as a Class A Conduit Investor, as a Class B Conduit Investor and as a Class C Conduit Investor
Address:    745 Seventh Avenue
New York, NY 10019

Attention:    Charlie Sew
Telephone:    (212) 412-6736
Email:        asgreports@barclays.com

THE BANK OF NOVA SCOTIA, as a Class A Funding Agent, as a Class B Funding Agent and as a Class C Funding Agent
Address:    40 King Street West
66th Floor
Toronto, Ontario, Canada M5H 1H1

Attention:    Doug Noe
Telephone:    (416) 945-4060
Email:        doug.noe@scotiabank.com

Attention:    Pia Manalac
Telephone:    (212) 225-5369
Email:        doug.noe@scotiabank.com

With a copy to:
Address:     250 Vesey Street
23rd Floor
New York, NY 10281
Attention:    Darren Ward
Telephone:    (212) 225-5264
Email:        Darren.ward@scotiabank.com

LIBERTY STREET FUNDING LLC, as a Class A Conduit Investor, as a Class B Conduit Investor and as a Class C Conduit Investor
Address:    68 South Service Road, Suite 120
Melville, NY 11747

Attention:    Jill Russo
Telephone:    (212) 295-2748
Facsimile:    (212) 302-8767
Email:        jrusso@gssnyc.com

THE BANK OF NOVA SCOTIA, as a Class A Committed Note Purchaser, as a Class B Committed Note Purchaser and as a Class C Committed Note Purchaser
Address:    40 King Street West
66th Floor
Toronto, Ontario, Canada M5H 1H1

Attention:    Doug Noe
Telephone:    (416) 945-4060
Email:        doug.noe@scotiabank.com

Attention:    Pia Manalac
Telephone:    (212) 225-5369
Email:        doug.noe@scotiabank.com

With a copy to:
Address:     250 Vesey Street
23rd Floor
New York, NY 10281
Attention:    Darren Ward
Telephone:    (212) 225-5264
Email:        Darren.ward@scotiabank.com

BANK OF AMERICA, N.A., as a Class A Funding Agent, as a Class B Funding Agent and as a Class C Funding Agent
Address:    214 North Tryon Street, 15th Floor
Charlotte, NC 28255

Attention:    Nina C. Austin
Telephone:    (980) 388-3539
Facsimile:    (704) 387-2828
Email:        nina.c.austin@baml.com

BANK OF AMERICA, N.A., as a Class A Committed Note Purchaser, as a Class B Committed Note Purchaser and as a Class C Committed Note Purchaser
Address:    214 North Tryon Street, 15th Floor
Charlotte, NC 28255

Attention:    Nina C. Austin
Telephone:    (980) 388-3539
Facsimile:    (704) 387-2828
Email:        nina.c.austin@baml.com

CREDIT AGRICOLE CORPORATE AND INVESTMENT BANK, as a Class A Funding Agent, as a Class B Funding Agent and as a Class C Funding Agent
Address:    1301 Avenue of Americas
New York, NY 10019

Attention:    Tina Kourmpetis / GMD Securitization
Telephone:    (212) 261-7814
Facsimile:    (917) 849-5584
Email:        Conduit.Funding@ca-cib.com; Transaction.Management@ca-cib.com

ATLANTIC ASSET SECURITIZATION LLC, as a Class A Conduit Investor, as a Class B Conduit Investor and as a Class C Conduit Investor
Address:    1301 Avenue of the Americas
New York, NY 10019

Attention:    Tina Kourmpetis / GMD Securitization
Telephone:    (212) 261-7814
Facsimile:    (917) 849-5584
Email:        Conduit.Funding@ca-cib.com; Transaction.Management@ca-cib.com

CREDIT AGRICOLE CORPORATE AND INVESTMENT BANK, as a Class A Committed Note Purchaser, as a Class B Committed Note Purchaser and as a Class C Committed Note Purchaser
Address:    1301 Avenue of Americas
New York, NY 10019

Attention:    Tina Kourmpetis / GMD Securitization
Telephone:    (212) 261-7814
Facsimile:    (917) 849-5584
Email:        Conduit.Funding@ca-cib.com; Transaction.Management@ca-cib.com

ROYAL BANK OF CANADA,
as a Class A Funding Agent, as a Class B Funding Agent and as a Class C Funding Agent
Address:    3 World Financial Center,
200 Vesey Street 12th Floor
New York, New York 10281-8098

Attention:    Securitization Finance
Telephone:    (212) 428-6537
Facsimile:    (212) 428-2304

With a copy to:

Attn: Conduit Management Securitization Finance Little Falls Centre II

2751 Centerville Road, Suite 212
Wilmington, Delaware 19808
Tel No: (302)-892-5903
Fax No: (302)-892-5900

OLD LINE FUNDING, LLC,
as a Class A Conduit Investor, as a Class B Conduit Investor and as a Class C Conduit Investor
Address:    Global Securitization Services, LLC
68 South Service Road
Melville New York, 11747

Attention:    Kevin Burns
Telephone:    (631)-587-4700
Facsimile:    (212) 302-8767

ROYAL BANK OF CANADA,
as a Class A Committed Note Purchaser, as a Class B Committed Note Purchaser and as a Class C Committed Note Purchaser
Address:    Royal Bank Plaza, North Tower
200 Bay Street
2nd Floor
Toronto Ontario M5J2W7

Attention:    Securitization Finance
Telephone:    (416) 842-3842

With a copy to:

RBC Capital Markets
Two Little Falls Center
2751 Centerville Road, Suite 212
Wilmington, DE 19808

Telephone: (302)-892-5903
Email: conduit.management@rbccm.com

NATIXIS NEW YORK BRANCH, as a Class A Funding Agent, as a Class B Funding Agent and as a Class C Funding Agent
Address:    Natixis North America
1251 Avenue of the Americas
New York, New York 10020

Attention:    Chad Johnson/ Terrence Gregersen/
David Bondy
Telephone:    (212) 891-5881/(212) 891-6294/
(212) 891-5875
Email:        chad.johnson@us.natixis.com, terrence.gregersen@us.natixis.com,                    david.bondy@us.natixis.com     versailles_transactions@us.natixis.com,                 rajesh.rampersaud@db.com, Fiona.chan@db.com

VERSAILLES ASSETS LLC, as a Class A Committed Note Purchaser, as a Class B Committed Note Purchaser and as a Class C Committed Note Purchaser
Address:    c/o Global Securitization Services LLC
68 South Service Road
Suite 120
Melville, NY 11747

Attention:    Andrew Stidd
Telephone:    (212) 302-8767
Facsimile:    (631) 587-4700
Email:        versailles_transactions@cm.natixis.com

VERSAILLES ASSETS LLC, as a Class A Conduit Investor, as a Class B Conduit Investor and as a Class C Conduit Investor
Address:    c/o Global Securitization Services LLC
68 South Service Road
Suite 120
Melville, NY 11747

Attention:    Andrew Stidd
Telephone:    (212) 302-8767
Facsimile:    (631) 587-4700
Email:        versailles_transactions@cm.natixis.com

BMO CAPITAL MARKETS CORP., as a Class A Funding Agent, as a Class B Funding Agent and as a Class C Funding Agent
Address:    115 S. LaSalle Street
Chicago, IL 60603

Attention:    John Pappano
Telephone:    (312) 461-4033
Facsimile:    (312) 293-4908
Email:        john.pappano@bmo.com
Attention:    Frank Trocchio
Telephone:    (312) 461-3689
Facsimile:    (312) 461-3189
Email:        frank.trocchio@bmo.com

FAIRWAY FINANCE COMPANY, LLC, as a Class A Conduit Investor, as a Class B Conduit Investor and as a Class C Conduit Investor
Address:    c/o Lord Securities Corp.
48 Wall Street
27th Floor
New York, NY 10005

Attention:    Irina Khaimova
Telephone:    (212) 346-9008
Facsimile:    (212) 346-9012
Email:        Irina.Khaimova@Lordspv.com

BANK OF MONTREAL, as a Class A Committed Note Purchaser, as a Class B Committed Note Purchaser and as a Class C Committed Note Purchaser
Address:    115 S. LaSalle Street
Chicago, IL 60603

Attention:    Brian Zaban
Telephone:    (312) 461-2578
Facsimile:    (312) 259-7260
Email:        brian.zaban@bmo.com

MIZUHO BANK, LTD., as a Class A Funding Agent, as a Class B Funding Agent and as a Class C Funding Agent
Address:    1251 Avenue of the Americas
New York, NY 10020

Attention:    Jesse Millner
Telephone:    (212) 282-4908
Email:    Jesse.millner@mizuhocbus.com
Johan.andreasson@mizuhocbus.com
Yumi.trapani@mizuhocbus.com
Roman.burt@mizuhocbus.com

Nataliya.nesterova@mizuhocbus.com

MIZUHO BANK, LTD., as a Class A Committed Note Purchaser, as a Class B Committed Note Purchaser and as a Class C Committed Note Purchaser
Address:    1271 Avenue of the Americas
New York, NY 10020

Attention:    Jesse Millner
Telephone:    (212) 282-4908
Email:    Jesse.millner@mizuhocbus.com
Johan.andreasson@mizuhocbus.com
Yumi.trapani@mizuhocbus.com
Roman.burt@mizuhocbus.com
Nataliya.nesterova@mizuhocbus.com

BNP PARIBAS, as a Class A Funding Agent, as a Class B Funding Agent and as a Class C Funding Agent
Address:    787 Seventh Avenue, 7th Floor
New York, NY 10019

Attention:    Mary Dierdorff
Telephone:    (917) 472-4841

Email:        mary.dierdorff@us.bnpparibas.com

STARBIRD FUNDING CORPORATION,
as a Class A Conduit Investor, as a Class B Conduit Investor and as a Class C Conduit Investor
Address:    68 South Service Road
Suite 120
Melville NY 11747-2350

Attention:    Damian A. Perez
Telephone:    (631) 930-7218
Facsimile:    (212) 302-8767
Email:        dperez@gssnyc.com

BNP PARIBAS, as a Class A Committed Note Purchaser, as a Class B Committed Note Purchaser and as a Class C Committed Note Purchaser
Address:    787 Seventh Avenue, 7th Floor
New York, NY 10019

Attention:    Mary Dierdorff
Telephone:    (917) 472-4841

Email:        mary.dierdorff@us.bnpparibas.com

GOLDMAN SACHS BANK USA, as a Class A Funding Agent, as a Class B Funding Agent and as a Class C Funding Agent
Address:    6011 Connection Drive
Irving, TX 75039

Attention:    Peter McGranee
Telephone:    (972) 368-2256
Facsimile:    (646) 769-5285
Email:        peter.mcgrane@.gs.com
gs-warehouselending@gs.com

GOLDMAN SACHS BANK USA, as a Class A Committed Note Purchaser, as a Class B Committed Note Purchaser and as a Class C Committed Note Purchaser
Address:    6011 Connection Drive
Irving, TX 75039

Attention:    Peter McGranee
Telephone:    (972) 368-2256
Facsimile:    (646) 769-5285
Email:        peter.mcgrane@.gs.com
gs-warehouselending@gs.com

LLOYDS BANK PLC,
as a Class A Funding Agent, as a Class B Funding Agent and as a Class C Funding Agent

Address:    25 Gresham Street
London, EC2V 7HN

Attention:    Chris Rigby
Telephone:    +44 (0)207 158 1930
Facsimile:    +44 (0) 207 158 3247
Email:        Chris.rigby@lloydsbanking.com

GRESHAM RECEIVABLES (NO.29) LTD,
as a Class A Committed Note Purchaser, as a Class B Committed Note Purchaser and as a Class C Committed Note Purchaser
Address:    26 New Street
St Helier, Jersey, JE2 3RA

Attention:    Edward Leng
Telephone:    +44 (0)207 158 6585
Facsimile:    +44 (0) 207 158 3247
Email:        Edward.leng@lloydsbanking.com

GRESHAM RECEIVABLES (NO.29) LTD,
as a Class A Conduit Investor, as a Class B Conduit Investor and as a Class C Conduit Investor
Address:    26 New Street
St Helier, Jersey, JE2 3RA

Attention:    Edward Leng
Telephone:    +44 (0)207 158 6585
Facsimile:    +44 (0) 207 158 3247
Email:        Edward.leng@lloydsbanking.com

CITIBANK, N.A., as a Class A Funding Agent, as a Class B Funding Agent and as a Class C Funding Agent
Address:    388 Greenwich St., 7th Floor
New York, NY 10013

Attention:    Amy Jo Pitts - Global
Securitized Products
Telephone:     302-323-3125
Email:        amy.jo.pitts@citi.com

CITIBANK, N.A., as a Class A Committed Note Purchaser, as a Class B Committed Note Purchaser and as a Class C Committed Note Purchaser
Address:    388 Greenwich St., 7th Floor
New York, NY 10013

Attention:    Amy Jo Pitts - Global
Securitized Products
Telephone:     302-323-3125
Email:        amy.jo.pitts@citi.com

CAFCO LLC, as a Class A Conduit Investor, as a Class B Conduit Investor and as a Class C Conduit Investor
Address:    1615 Brett Road
Ops Building 3
New Castle, DE 19720

Attention:    Global Loans - Conduit Operations
Telephone:    302-323-3125
Email:         conduitoperations@citi.com
amy.jo.pitts@citi.com
brett.bushinger@citi.com
Cayla.huppert@citi.com
wioletta.s.frankowicz@citi.com
Robert.kohl@citi.com

CHARTA LLC, as a Class A Conduit Investor, as a Class B Conduit Investor and as a Class C Conduit Investor
Address:    1615 Brett Road
Ops Building 3
New Castle, DE 19720

Attention:    Global Loans - Conduit Operations
Telephone:    302-323-3125
Email:         conduitoperations@citi.com
amy.jo.pitts@citi.com
brett.bushinger@citi.com
Cayla.huppert@citi.com
wioletta.s.frankowicz@citi.com
Robert.kohl@citi.com

CIESCO LLC, as a Class A Conduit Investor, as a Class B Conduit Investor and as a Class C Conduit Investor
Address:    1615 Brett Road
Ops Building 3
New Castle, DE 19720

Attention:    Global Loans - Conduit Operations
Telephone:    302-323-3125
Email:         conduitoperations@citi.com
amy.jo.pitts@citi.com
brett.bushinger@citi.com
Cayla.huppert@citi.com
wioletta.s.frankowicz@citi.com
Robert.kohl@citi.com

CRC Funding LLC, as a Class A Conduit Investor, as a Class B Conduit Investor and as a Class C Conduit Investor
Address:    1615 Brett Road
Ops Building 3
New Castle, DE 19720

Attention:    Global Loans - Conduit Operations
Telephone:    302-323-3125
Email:         conduitoperations@citi.com
amy.jo.pitts@citi.com
brett.bushinger@citi.com
Cayla.huppert@citi.com
wioletta.s.frankowicz@citi.com
Robert.kohl@citi.com

CITIZENS BANK, N.A., as a Class A Committed Note Purchaser, as a Class B Committed Note Purchaser and as a Class C Committed Note Purchaser
Address:    28 State Street
Boston, MA 02109

Attention:    Michael Zappaterrini
Telephone:     (203) 900-6850
Email:         Michael.zappaterrini@citizensbank.com

CITIZENS BANK, N.A., as a Class A Funding Agent, as a Class B Funding Agent and as a Class C Funding Agent
Address:    28 State Street
Boston, MA 02109

Attention:    Michael Zappaterrini
Telephone:     (203) 900-6850
Email:         Michael.zappaterrini@citizensbank.com

MUFG Bank, Ltd., as a Class A Funding Agent, as a Class B Funding Agent and as a Class C Funding Agent
Address:    1221 Avenue of the Americas, 6th Floor
New York, New York 10020

Attention:    Securitization Group
Telephone:    212-782-6957
Email:        securitization_reporting@mufgsecurities.com;

MUFG Bank, Ltd., as a Class A Committed Note Purchaser, as a Class B Committed Note Purchaser and as a Class C Committed Note Purchaser
Address:    1221 Avenue of the Americas, 6th Floor
New York, New York 10020

Attention:    Securitization Group
Telephone:    212-782-6957
Email:        securitization_reporting@us.mufg.jp

Gotham Funding Corporation, as a Class A Conduit Investor, as a Class B Conduit Investor and as a Class C Conduit Investor
Address:    c/o Global Securitization Services, LLC
68 South Service Road, Suite 120
Melville, NY 11747

Attention:    Kevin Corrigan
Telephone:    212-295-2757
Email:        kcorrigan@gssnyc.com

CANADIAN IMPERIAL BANK OF COMMERCE, NEW YORK BRANCH, as a Class A Funding Agent, as a Class B Funding Agent, as a Class C Funding Agent, as a Class A Committed Note Purchaser, as a Class B Committed Note Purchaser, and as a Class C Committed Note Purchaser
425 Lexington Avenue, 5th Floor
New York, New York 10017
Contact person:    Robert Castro
Telephone number:     212-856-3656
E-mail address:     Robert.Castro@cibc.com

HSBC SECURITIES (USA) INC., as a Class A Funding Agent
Address:    452 Fifth Avenue
New York, NY 10018

HSBC BANK USA, NATIONAL ASSOCIATION, as a Class A Committed Note Purchaser, as a Class B Committed Note Purchaser, and as a Class C Committed Note Purchaser

Address:    452 Fifth Avenue
New York, NY 10018

JPMORGAN CHASE BANK, N.A., as a Class A Funding Agent, as a Class B Funding Agent, as a Class C Funding Agent, as a Class A Committed Note Purchaser, as a Class B Committed Note Purchaser, and as a Class C Committed Note Purchaser

383 Madison Avenue, Floor 8
New York, New York 10179
Contact Person: Jazmine Jones
Phone: 312-732-2234
Email: ABS.treasury.dept@jpmorgan.com

CHARIOT FUNDING, LLC, as a Class A Conduit Investor, as a Class B Conduit Investor and as a Class Conduit Investor

c/o JPMorgan Chase Bank, N.A.
Chase Tower
10 South Dearborn, Floor 16
Chicago, Illinois 60603
Attention: Asset Backed Securities - Conduit Group
Contact Person: Jazmine Jones
Phone: 312-732-2234
Email: ABS.treasury.dept@jpmorgan.com

TRUIST BANK, as a Class A Funding Agent, as a Class B Funding Agent, as a Class C Funding Agent, as a Class A Committed Note Purchaser, as a Class B Committed Note Purchaser, and as a Class C Committed Note Purchaser

Mail Code GA-ATL-3950
3333 Peachtree Road NE
10th Floor East
Atlanta, Georgia 30326
Attention:    Yasmin Ajani
Telephone:    404-588-8450
Email:        agency.services@suntrust.com

c/o 303 Peachtree Street, 25th Floor
Atlanta, Georgia 30308
Attention:    Yasmin Ajani
Telephone:    404-588-8450
Email:        agency.services@suntrust.com